FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.:333-257991-01

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 2, 2021, may be amended or completed prior to time of sale.

$1,123,582,000 (Approximate)
BANK 2021-BNK37
(Central Index Key Number 0001889297)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)
Bank of America, National Association
(Central Index Key Number 0001102113)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)
as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2021-BNK37

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-BNK37 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2021-BNK37. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2021. The rated final distribution date for the certificates is the distribution date in November 2064.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description		Assumed Final Distribution Date(3)
Class A-1	$19,414,000%		(5)		September 2026
Class A-2	$147,337,000%		(5)		November 2026
Class A-3	$74,150,000%		(5)		October 2028
Class A-SB	$24,589,000%		(5)		July 2031
Class A-4(6)	(6)(7)%		(5	)(6)	(7)
Class A-4-1(6)	$0	(6)(7)%	(6)		(7)
Class A-4-2(6)	$0	(6)(7)%	(6)		(7)
Class A-4-X1(6)	$0	(6)(7)%	(6)		(7)
Class A-4-X2(6)	$0	(6)(7)%	(6)		(7)
Class A-5(6)	(6)(7)%		(5	)(6)	(7)
Class A-5-1(6)	$0	(6)(7)%	(6)		(7)
Class A-5-2(6)	$0	(6)(7)%	(6)		(7)
Class A-5-X1(6)	$0	(6)(7)%	(6)		(7)
Class A-5-X2(6)	$0	(6)(7)%	(6)		(7)
Class X-A	$880,008,000	(8)%	Variable(9)		NAP
Class X-B	$243,574,000	(10)%	Variable(11)		NAP
Class A-S(6)	$143,001,000	(6)%	(5	)(6)	November 2031
Class A-S-1(6)	$0	(6)%	(6)		November 2031
Class A-S-2(6)	$0	(6)%	(6)		November 2031
Class A-S-X1(6)	$0	(6)%	(6)		NAP
Class A-S-X2(6)	$0	(6)%	(6)		NAP
Class B(6)	$47,143,000	(6)%	(5	)(6)	November 2031
Class B-1(6)	$0	(6)%	(6)		November 2031
Class B-2(6)	$0	(6)%	(6)		November 2031
Class B-X1(6)	$0	(6)%	(6)		NAP
Class B-X2(6)	$0	(6)%	(6)		NAP
Class C(6)	$53,430,000	(6)%	(5	)(6)	November 2031
Class C-1(6)	$0	(6)%	(6)		November 2031
Class C-2(6)	$0	(6)%	(6)		November 2031
Class C-X1(6)	$0	(6)%	(6)		NAP
Class C-X2(6)	$0	(6)%	(6)		NAP

(Footnotes on table on pages 3 through 5)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 44.3% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 28.6% of each class of offered certificates and Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 27.1% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 22, 2021. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2021, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Commercial Mortgage Pass-Through Certificates	$1,123,582,000	100%	$1,123,582,000	$104,156.05

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	Morgan Stanley Co-Lead Manager and Joint Bookrunner	BofA Securities Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

November [__], 2021

BANK 2021-BNK37

Commercial Mortgage Pass-Through Certificates, Series BANK 2021-BNK37
Geographic Overview of Mortgage Pool

Washington
2 properties
$17,000,000
1.3% of total
Idaho
1 property
$8,450,000
0.6% of total
Oregon
1 property
$12,240,000
0.9% of total
California
12 properties
$151,615,492
11.5% of total
Arizona
2 properties
48,177,899
3.6% of total
Missouri
2 properties
$4,520,658
0.3% of total
Oklahoma
1 property
$11,000,000
0.8% of total
Texas
14 properties
$181,479,021
13.7% of total
Nebraska
2 properties
$4,458,179
0.3% of total
South Dakota
1 property
$1,016,014
0.1% of total
Iowa
1 property
$39,943,059
3.0% of total
Minnesota
1 property
$6,995,000
0.5% of total
Wisconsin
2 properties
$19,942,671
1.5 % of total
Illinois
7 properties
$125,810,843
9.5% of total
Indiana
4 properties
$13,635,882
1.0% of total
Pennsylvania
1 property
$995,379
0.1% of total
New York
32 properties
$492,684,263
37.2% of total
Maine
1 property
$864,959
0.1% of total
Michigan
12 properties
$41,577,796
3.1% of total
Ohio
5 properties
$15,255,057
1.2% of total
Massachusetts
1 property
$4,402,101
0.3% of total
Connecticut
4 properties
$6,813,900
0.5% of total
New Jersey
2 properties
$16,244,267
1.2% of total
Maryland
2 properties
$5,220,835
0.4% of total
Virginia
7 properties
$15,997,311
1.2% of total
West Virginia
1 property
$1,324,446
0.1% of total
North Carolina
4 properties
$25,874,030
2.0% of total
Georgia
3 properties
$25,354,853
1.9% of total
Florida
3 properties
$17,510,000
1.3% of total
Arkansas
1 property
$2,109,000
0.2% of total
Tennessee
1 property
$1,997,165
0.2% of total
Kentucky
1 property
$1,066,112
0.1% of total
Louisiana
1 property
$593,402
0.0% of total
Alabama
2 properties
$951,199
0.1% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Mixed Use 2.9%
Self Storage 4.2%
Manufactured Housing Community 0.5%
Industrial 9.9%
Office 36.3%
Multifamily 13.8%
Retail 32.4%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description		Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$19,414,000		30.000%	%	(5)		September 2026	2.66	12/21 – 09/26
A-2	$147,337,000		30.000%	%	(5)		November 2026	4.90	09/26 – 11/26
A-3	$74,150,000		30.000%	%	(5)		October 2028	6.74	08/28 – 10/28
A-SB	$24,589,000		30.000%	%	(5)		July 2031	7.37	11/26 – 07/31
A-4(6)	(6)(7)		30.000%	%	(5	)(6)	(7)	(7)	(7)
A-5(6)	(6)(7)		30.000%	%	(5	)(6)	(7)	(7)	(7)
X-A	$880,008,000	(8)	NAP	%	Variable(9)		NAP	NAP	NAP
X-B	$243,574,000	(10)	NAP	%	Variable(11)		NAP	NAP	NAP
A-S(6)	$143,001,000	(6)	18.625%	%	(5	)(6)	November 2031	9.96	10/31 – 11/31
B(6)	$47,143,000	(6)	14.875%	%	(5	)(6)	November 2031	9.98	11/31 – 11/31
C(6)	$53,430,000	(6)	10.625%	%	(5	)(6)	November 2031	9.98	11/31 – 11/31
Non-Offered Certificates
X-D	$55,000,000	(12)	NAP	%	Variable(13)		NAP	NAP	NAP
X-F	$26,715,000	(12)	NAP	%	Variable(13)		NAP	NAP	NAP
X-G	$12,571,000	(12)	NAP	%	Variable(13)		NAP	NAP	NAP
X-H	$39,286,752	(12)	NAP	%	Variable(13)		NAP	NAP	NAP
D	$31,428,000		8.125%	%	(5)		November 2031	9.98	11/31 – 11/31
E	$23,572,000		6.250%	%	(5)		November 2031	9.98	11/31 – 11/31
F	$26,715,000		4.125%	%	(5)		November 2031	9.98	11/31 – 11/31
G	$12,571,000		3.125%	%	(5)		November 2031	9.98	11/31 – 11/31
H	$39,286,752		0.000%	%	(5)		November 2031	9.98	11/31 – 11/31
R(14)	NAP		NAP	NAP	NAP		NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$66,166,039.58		NAP	%	WAC(15)		November 2031	8.98	12/21 – 11/31

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than the Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

(7)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $614,518,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $614,518,000, the Class A-4 trust component will not be issued.

Trust Components	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 - $250,000,000	NAP – October 2031	NAP – 9.84	NAP / 07/31 – 10/31
Class A-5	$364,518,000 - $614,518,000	October 2031 – October 2031	9.87 – 9.90	07/31 – 10/31 / 10/31 – 10/31

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The notional amount of the Class X-H certificates will be equal to the certificate balance of the

Class H certificates outstanding from time to time. The Class X-D, Class X-F, Class X-G and Class X-H certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(15)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	67
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	73
Risks Relating to the Mortgage Loans	74
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	74
Risks of Commercial and Multifamily Lending Generally	75
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	76
General	76
A Tenant Concentration May Result in Increased Losses	77
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	78
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	78
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	79
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	79
Early Lease Termination Options May Reduce Cash Flow	80
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	81
Office Properties Have Special Risks	81
Retail Properties Have Special Risks	82
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	83
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	83
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	84
Multifamily Properties Have Special Risks	85
Residential Cooperative Properties Have Special Risks	88
Industrial Properties Have Special Risks	93
Self Storage Properties Have Special Risks	94
Mixed Use Properties Have Special Risks	95
Manufactured Housing Community Properties Have Special Risks	95
Condominium Ownership May Limit Use and Improvements	97
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	98
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	99
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	100
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	102
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	103

Risks Related to Zoning Non-Compliance and Use Restrictions	105
Risks Relating to Inspections of Properties	106
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	107
Insurance May Not Be Available or Adequate	107
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	108
Terrorism Insurance May Not Be Available for All Mortgaged Properties	108
Risks Associated with Blanket Insurance Policies or Self-Insurance	110
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	110
Limited Information Causes Uncertainty	111
Historical Information	111
Ongoing Information	111
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	111
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	112
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	113
Static Pool Data Would Not Be Indicative of the Performance of this Pool	114
Appraisals May Not Reflect Current or Future Market Value of Each Property	115
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	118
The Borrower’s Form of Entity May Cause Special Risks	118
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	121
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	121
Other Financings or Ability to Incur Other Indebtedness Entails Risk	123
Risks Relating to Shari’ah Compliant Loans	125
Risks Relating to Enforceability of Cross-Collateralization	126
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	126
Risks Associated with One Action Rules	126
State Law Limitations on Assignments of Leases and Rents May Entail Risks	127
Various Other Laws Could Affect the Exercise of Lender’s Rights	127
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	128
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	128
Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City's Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City	129
Increases in Real Estate Taxes May Reduce Available Funds	130
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	130
Risks Related to Conflicts of Interest	130
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	130
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	133

Potential Conflicts of Interest of the Master Servicers and the Special Servicers	135
Potential Conflicts of Interest of the Operating Advisor	138
Potential Conflicts of Interest of the Asset Representations Reviewer	139
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	140
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	142
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	143
Other Potential Conflicts of Interest May Affect Your Investment	144
Other Risks Relating to the Certificates	144
EU Securitization Regulation and UK Securitization Regulation	144
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	147
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	149
General	149
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	150
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	152
Losses and Shortfalls May Change Your Anticipated Yield	152
Risk of Early Termination	153
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	154
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	154
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	154
You Have Limited Voting Rights	154
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	155
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	158
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	158
Risks Relating to Modifications of the Mortgage Loans	160
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	161
Risks Relating to Interest on Advances and Special Servicing Compensation	162
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	162
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	163
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	164
Any Master Servicer, any Sub-Servicer, any Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing

Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	164
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	164
Tax Considerations Relating to Foreclosure	164
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	165
Loan Modifications Related to COVID-19	166
REMIC Status	167
Material Federal Tax Considerations Regarding Original Issue Discount	167
General Risks	167
The Certificates May Not Be a Suitable Investment for You	167
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	168
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	168
Other Events May Affect the Value and Liquidity of Your Investment	168
The Certificates Are Limited Obligations	168
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	169
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	169
Description of the Mortgage Pool	172
General	172
Co-Originated or Third-Party Originated Mortgage Loans	173
Certain Calculations and Definitions	174
Definitions	174
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	189
Mortgage Pool Characteristics	193
Overview	193
Property Types	195
Office Properties	196
Retail Properties	196
Multifamily Properties	197
Industrial Properties	197
Self Storage Properties	198
Mixed Use Properties	198
Manufactured Housing Properties	198
Specialty Use Concentrations	198
Mortgage Loan Concentrations	200
Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	200
Multi-Property Mortgage Loans, Cross-Collateralized Mortgage Loans and Related Borrower Mortgage Loans	200
Geographic Concentrations	202
Mortgaged Properties with Limited Prior Operating History	203
Shari’ah Compliant Loan	203
Tenancies-in-Common	204
Delaware Statutory Trusts	204
Condominium and Other Shared Interests	205
Residential Cooperatives	206
Fee & Leasehold Estates; Ground Leases	206
Environmental Considerations	207

Redevelopment, Renovation and Expansion	213
Assessment of Property Value and Condition	213
Litigation and Other Considerations	214
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	215
Tenant Issues	217
Tenant Concentrations	217
Lease Expirations and Terminations	217
Expirations	217
Terminations	218
Other	219
Purchase Options and Rights of First Refusal	221
Affiliated Leases	223
Competition from Certain Nearby Properties	223
Insurance Considerations	224
Use Restrictions	226
Appraised Value	227
Non-Recourse Carveout Limitations	227
Real Estate and Other Tax Considerations	228
Delinquency Information	230
Certain Terms of the Mortgage Loans	230
Amortization of Principal	230
Payment Due Dates; Interest Rates; Calculations of Interest	230
Single Purpose Entity Covenants	231
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	232
Voluntary Prepayments	233
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	235
Defeasance	236
Releases; Partial Releases; Property Additions	237
Escrows	239
Mortgaged Property Accounts	240
Exceptions to Underwriting Guidelines	242
Additional Indebtedness	242
General	242
Whole Loans	243
Mezzanine Indebtedness	243
Other Secured Indebtedness	246
General	246
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	247
Preferred Equity	250
Other Unsecured Indebtedness	250
The Whole Loans	250
General	250
The Serviced Pari Passu Whole Loans	255
Intercreditor Agreement	255
Control Rights with respect to Serviced Pari Passu Whole Loans	256
Certain Rights of each Non-Controlling Holder	256
Sale of Defaulted Mortgage Loan	257
The Non-Serviced Pari Passu Whole Loans	257
Control Rights	258
Certain Rights of each Non-Controlling Holder	259
The Non-Serviced AB Whole Loans	261

Additional Information	274
Transaction Parties	275
The Sponsors and Mortgage Loan Sellers	275
Wells Fargo Bank, National Association	275
General	275
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	275
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	276
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	281
Compliance with Rule 15Ga-1 under the Exchange Act	284
Retained Interests in This Securitization	288
Bank of America, National Association	288
Bank of America’s Commercial Mortgage Loan Underwriting Standards	289
Review of Bank of America Mortgage Loans	296
Retained Interests in This Securitization	304
Morgan Stanley Mortgage Capital Holdings LLC	304
Morgan Stanley Group’s Commercial Mortgage Securitization Program	304
The Morgan Stanley Group’s Underwriting Standards	306
Repurchases and Replacements	314
Retained Interests in This Securitization	318
National Cooperative Bank, N.A.	318
General	318
National Cooperative Bank, N.A.’s Securitization Program	319
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	319
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	324
Compliance with Rule 15Ga-1 under the Exchange Act	326
Retained Interests in This Securitization	326
The Depositor	327
The Issuing Entity	327
The Trustee	328
The Certificate Administrator	329
The Master Servicers	331
Wells Fargo Bank, National Association	331
National Cooperative Bank, N.A.	336
The Special Servicers	340
CWCapital Asset Management LLC	340
National Cooperative Bank, N.A.	344
The Operating Advisor and Asset Representations Reviewer	347
Credit Risk Retention	349
General	349
RR Interest	350
Retained Certificate Available Funds	350
Priority of Distributions	350

Allocation of Retained Certificate Realized Losses	351
Yield Maintenance Charge or Prepayment Premium	352
Qualifying CRE Loans	352
Description of the Certificates	352
General	352
Distributions	356
Method, Timing and Amount	356
Available Funds	357
Priority of Distributions	359

Pass-Through Rates	363
Exchangeable Certificates	365
Exchange Limitations	368
Exchange Procedures	368
Interest Distribution Amount	369
Principal Distribution Amount	369
Certain Calculations with Respect to Individual Mortgage Loans	371
Application Priority of Mortgage Loan Collections or Whole Loan Collections	373
Allocation of Yield Maintenance Charges and Prepayment Premiums	376
Assumed Final Distribution Date; Rated Final Distribution Date	380
Prepayment Interest Shortfalls	381
Subordination; Allocation of Realized Losses	383
Reports to Certificateholders; Certain Available Information	386
Certificate Administrator Reports	386
Information Available Electronically	393
Voting Rights	399
Delivery, Form, Transfer and Denomination	399
Book-Entry Registration	399
Definitive Certificates	403
Certificateholder Communication	403
Access to Certificateholders’ Names and Addresses	403
Requests to Communicate	403
List of Certificateholders	404
Description of the Mortgage Loan Purchase Agreements	404
General	404
Dispute Resolution Provisions	416
Asset Review Obligations	417
Pooling and Servicing Agreement	417
General	417
Assignment of the Mortgage Loans	417
Servicing Standard	418
Subservicing	420
Advances	421
P&I Advances	421
Servicing Advances	422
Nonrecoverable Advances	423
Recovery of Advances	424
Accounts	426
Withdrawals from the Collection Accounts	428
Servicing and Other Compensation and Payment of Expenses	431
General	431
Master Servicing Compensation	436
Special Servicing Compensation	440
Disclosable Special Servicer Fees	444
Certificate Administrator and Trustee Compensation	445
Operating Advisor Compensation	445
Asset Representations Reviewer Compensation	446
CREFC® Intellectual Property Royalty License Fee	447
Appraisal Reduction Amounts	447
Maintenance of Insurance	456
Modifications, Waivers and Amendments	460
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	466
Inspections	469

Collection of Operating Information	469
Special Servicing Transfer Event	470
Asset Status Report	473
Realization Upon Mortgage Loans	477
Sale of Defaulted Loans and REO Properties	479
The Directing Certificateholder	482
General	482
Major Decisions	484
Asset Status Report	489
Replacement of a Special Servicer	489
Control Termination Event and Consultation Termination Event	489
Servicing Override	491
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	492
Rights of the Holders of Serviced Pari Passu Companion Loans	492
Limitation on Liability of Directing Certificateholder	492
The Operating Advisor	493
General	493
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	494
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	495
Recommendation of the Replacement of a Special Servicer	497
Eligibility of Operating Advisor	498
Other Obligations of Operating Advisor	498
Delegation of Operating Advisor’s Duties	500
Termination of the Operating Advisor With Cause	501
Rights Upon Operating Advisor Termination Event	501
Waiver of Operating Advisor Termination Event	501
Termination of the Operating Advisor Without Cause	501
Resignation of the Operating Advisor	502
Operating Advisor Compensation	502
The Asset Representations Reviewer	502
Asset Review	502
Asset Review Trigger	502
Asset Review Vote	504
Review Materials	505
Asset Review	506
Eligibility of Asset Representations Reviewer	508
Other Obligations of Asset Representations Reviewer	508
Delegation of Asset Representations Reviewer’s Duties	509
Asset Representations Reviewer Termination Events	509
Rights Upon Asset Representations Reviewer Termination Event	510
Termination of the Asset Representations Reviewer Without Cause	511
Resignation of Asset Representations Reviewer	511
Asset Representations Reviewer Compensation	511
Limitation on Liability of Risk Retention Consultation Party	511
Replacement of a Special Servicer Without Cause	512
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	515
Termination of a Master Servicer or Special Servicer for Cause	516
Servicer Termination Events	516
Rights Upon Servicer Termination Event	517

Waiver of Servicer Termination Event	519
Resignation of a Master Servicer or Special Servicer	519
Limitation on Liability; Indemnification	520
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	523
Dispute Resolution Provisions	524
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	524
Repurchase Request Delivered by a Party to the PSA	525
Resolution of a Repurchase Request	525
Mediation and Arbitration Provisions	528
Servicing of the Non-Serviced Mortgage Loans	530
Servicing of the One North Wacker Mortgage Loan and the Arizona Mills Mortgage Loan	533
Servicing of the One SoHo Square Mortgage Loan	534
Servicing of the Park Avenue Plaza Mortgage Loan	534
Rating Agency Confirmations	535
Evidence as to Compliance	537
Limitation on Rights of Certificateholders to Institute a Proceeding	539
Termination; Retirement of Certificates	539
Amendment	541
Resignation and Removal of the Trustee and the Certificate Administrator	544
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	545
Certain Legal Aspects of Mortgage Loans	545
General	547
Types of Mortgage Instruments	547
Leases and Rents	548
Personalty	548
Foreclosure	549
General	549
Foreclosure Procedures Vary from State to State	549
Judicial Foreclosure	549
Equitable and Other Limitations on Enforceability of Certain Provisions	549
Nonjudicial Foreclosure/Power of Sale	550
Public Sale	550
Rights of Redemption	551
Anti-Deficiency Legislation	552
Leasehold Considerations	552
Cooperative Shares	553
Bankruptcy Laws	553
Environmental Considerations	560
General	560
Superlien Laws	560
CERCLA	560
Certain Other Federal and State Laws	561
Additional Considerations	561
Due-on-Sale and Due-on-Encumbrance Provisions	562
Subordinate Financing	562
Default Interest and Limitations on Prepayments	562
Applicability of Usury Laws	562
Americans with Disabilities Act	563
Servicemembers Civil Relief Act	563
Anti-Money Laundering, Economic Sanctions and Bribery	564
Potential Forfeiture of Assets	564

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	564
Pending Legal Proceedings Involving Transaction Parties	567
Use of Proceeds	567
Yield and Maturity Considerations	567
Yield Considerations	567
General	567
Rate and Timing of Principal Payments	568
Losses and Shortfalls	569
Certain Relevant Factors Affecting Loan Payments and Defaults	570
Delay in Payment of Distributions	571
Yield on the Certificates with Notional Amounts	571
Weighted Average Life	572
Pre-Tax Yield to Maturity Tables	578
Material Federal Income Tax Considerations	584
General	584
Qualification as a REMIC	585
Status of Offered Certificates	587
Exchangeable Certificates	588
Taxation of Regular Interests Underlying an Exchangeable Certificate	588
Taxation of Regular Interests	588
General	588
Original Issue Discount	588
Acquisition Premium	591
Market Discount	591
Premium	592
Election To Treat All Interest Under the Constant Yield Method	593
Treatment of Losses	593
Yield Maintenance Charges and Prepayment Premiums	594
Sale or Exchange of Regular Interests	594
Taxes That May Be Imposed on a REMIC	595
Prohibited Transactions	595
Contributions to a REMIC After the Startup Day	595
Net Income from Foreclosure Property	596
REMIC Partnership Representative	596
Taxation of Certain Foreign Investors	596
FATCA	598
Backup Withholding	598
Information Reporting	598
3.8% Medicare Tax on “Net Investment Income”	598
Reporting Requirements	599
Certain State and Local Tax Considerations	600
Method of Distribution (Conflicts of Interest)	600
Incorporation of Certain Information by Reference	604
Where You Can Find More Information	604
Financial Information	604
Certain ERISA Considerations	605
General	605
Plan Asset Regulations	606
Administrative Exemptions	606
Insurance Company General Accounts	608
Legal Investment	609
Legal Matters	610

Ratings	610
Index of Defined Terms	614

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2021-BNK37 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE

INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES

TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG

OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION

(WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2021-BNK37.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2021-BNK37, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Bank of America, National Association, a national banking association

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Bank of America, National Association, a national banking association

●	Morgan Stanley Bank, N.A., a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	25	$ 545,996,571	41.3%
Bank of America, National Association	Bank of America, N.A.	12	349,697,059	26.4
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	20	341,515,000	25.8
National Cooperative Bank, N.A.(2)	National Consumer Cooperative Bank or National Cooperative Bank, N.A.	22	61,184,263	4.6
Bank of America, National Association / Wells Fargo Bank, National Association	(3)	1	24,927,899	1.9
Total		80	$1,323,320,792	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)	Eighteen (18) of the mortgage loans (4.1%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	The Arizona Mills mortgage loan (1.9%) is part of a whole loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-3-1, with an outstanding principal balance as of the cut-off date of $11,466,834. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-4, with an outstanding principal balance as of the cut-off date of $13,461,066.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to fifty-eight (58) of the mortgage loans (95.4%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to twenty-two

(22) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.) (4.6%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	CWCapital Asset Management LLC, a Delaware limited liability company, will act as initial special servicer with respect to fifty-eight (58) of the mortgage loans (95.4%). National Cooperative Bank, N.A. will act as the special servicer with respect to twenty-two (22) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are sold to the depositor by National Cooperative Bank, N.A.) (4.6%). CWCapital Asset Management LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. CWCapital Asset Management LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. CWCapital Asset Management LLC maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special

Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

CWCapital Asset Management LLC is expected to be appointed a special servicer by BIG BNK37, LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. BIG BNK37, LLC, or its affiliate, is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to those mortgage loans secured by residential cooperative properties that are sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2021-BNK37. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class F, Class G and Class H certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class H certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, BIG BNK37, LLC or an affiliate is expected to purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates, and that BIG BNK37, LLC or an affiliate is expected to be appointed as the initial directing certificateholder.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no servicing shift whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in November 2021 (or, in the case of any mortgage loan that has its first payment due date after November 2021, the date that would have been its payment due date in November 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about November 22, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, New York, North Carolina, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	September 2026
Class A-2	November 2026
Class A-3	October 2028
Class A-SB	July 2031
Class A-4	NAP – October 2031(1)(2)
Class A-5	October 2031 – October 2031(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2031(2)
Class B	November 2031(2)
Class C	November 2031(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 trust component ranging from $0 to $250,000,000 and the initial certificate balance of the Class A-5 trust component ranging from $364,518,000 to $614,518,000. In the event that the Class A-5 trust component is issued with an initial certificate balance of $614,518,000, the Class A-4 trust component will not be issued.

(2)	Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in November 2064.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-BNK37:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-SB

●	Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2

●	Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2

●	Class X-A

●	Class X-B

●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2

●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2

●	Class C, Class C-1, Class C-2, Class C-X1, Class C-X2

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$19,414,000		1.47%	30.000%
Class A-2	$147,337,000		11.13%	30.000%
Class A-3	$74,150,000		5.60%	30.000%
Class A-SB	$24,589,000		1.86%	30.000%
Class A-4	(2)(3)		(2)(3)	30.000%
Class A-5	(2)(3)		(2)(3)	30.000%
Class X-A	$880,008,000		NAP	NAP
Class X-B	$243,574,000		NAP	NAP
Class A-S	$143,001,000	(2)	10.81%(2)	18.625%
Class B	$47,143,000	(2)	3.56%(2)	14.875%
Class C	$53,430,000	(2)	4.04%(2)	10.625%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate credit support for the Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate credit support for the Class C trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates (other than Class R certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(3)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-4 trust component is expected to be within the range of $0 to $250,000,000 (0.00% - 18.89% of the Initial

Pool Balance), and the initial certificate balance of the Class A-5 trust component is expected to be within the range of $364,518,000 to $614,518,000 (27.55% - 46.44% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $614,518,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-SB	%
Class A-4(2)%
Class A-5(2)%
Class X-A	%
Class X-B	%
Class A-S(2)%
Class B(2)%
Class C(2)%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25000% per annum subject to a minimum monthly fee of $3,500.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00582%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan but not any related companion loan) at a rate equal to 0.00094% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00019%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
One North Wacker	0.00250% per annum	0.25000%(2)
One SoHo Square	0.00625% per annum	0.25000%
Park Avenue Plaza	0.00750% per annum	0.25000%
Arizona Mills	0.00250% per annum	0.25000%(2)

(1)	Included as part of the Servicing Fee Rate.

(2)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable (however, with respect to the One North Wacker Mortgage Loan, no workout fee will be payable to the extent the related borrower is not required to pay a Workout Fee in connection with a “Borrower Workout Request” as defined under the related mortgage loan agreement).

Distributions

A. Allocation between

RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order

of Distributions on

Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (f) sixth, to principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, and the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-H and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D,

Class X-F, Class X-G and Class X-H certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distributions”.

(2)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.

(3)	The Class X-D, Class X-F, Class X-G and Class X-H certificates and RR Interest are non-offered certificates.

(4)	Other than the Class X-D, Class X-F, Class X-G, Class X-H and Class R certificates and RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates (other than the Class R Certificates), on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be eighty (80) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in one hundred thirty-seven (137) commercial, multifamily or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,323,320,792.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the eighty (80)

commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
One North Wacker	$115,500,000	8.7%	$237,500,000	NAP	53.2%	53.2%	2.96x	2.96x
1201 Lake Robbins	$100,000,000	7.6%	$150,000,000	NAP	55.3%	55.3%	2.26x	2.26x
One SoHo Square	$75,000,000	5.7%	$395,000,000	$ 315,000,000	34.8%	58.1%	4.88x	2.92x
Park Avenue Plaza	$75,000,000	5.7%	$264,170,000	$ 120,830,000	31.9%	43.3%	5.84x	4.31x
Raymour & Flanigan Campus	$57,000,000	4.3%	$30,000,000	NAP	58.4%	58.4%	3.03x	3.03x
ExchangeRight 49	$45,000,000	3.4%	$23,800,000	NAP	61.5%	61.5%	2.56x	2.56x
Arizona Mills	$24,927,899	1.9%	$74,783,698	NAP	32.4%	32.4%	4.27x	4.27x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt and/or subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

Each of the 1201 Lake Robbins whole loan, the Raymour & Flanigan Campus whole loan and the ExchangeRight 49 whole loan will be serviced by the general master servicer and the general special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
One North Wacker	BANK 2021-BNK36	8.7%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
One SoHo Square	SOHO 2021-SOHO	5.7%	KeyBank National Association	Midland Loan Services, a Division of PNC Bank, National Association	U.S. Bank National Association
Park Avenue Plaza	MSC 2021-PLZA	5.7%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
Arizona Mills	BANK 2021-BNK36	1.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
One North Wacker	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF IV Debt AIV, LP
One SoHo Square	U.S. Bank National Association	U.S. Bank National Association	Pentalpha Surveillance LLC	KKR Real Estate Stabilized Credit Partners L.P.
Park Avenue Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A
Arizona Mills	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF IV Debt AIV, LP

(1)	As of the closing date of the related securitization.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Certain appraisals were prepared prior to the COVID-19 pandemic and do not account for the effects of the pandemic on the related mortgaged properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,323,320,792
Number of mortgage loans	80
Number of mortgaged properties	137
Number of cross-collateralized mortgage loans	2
Percentage of Initial Pool Balance consisting of cross-collateralized mortgage loans	1.1%
Average Cut-off Date Balance per mortgage loan	$16,541,510
Range of Cut-off Date Balances	$998,396 to $115,500,000
Average Cut-off Date Balance per mortgaged property	$9,659,276
Range of Interest Rates	2.2710% to 4.5160%
Weighted average Interest Rate	3.1294%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	111 months
Range of remaining terms to maturity	58 months to 120 months
Weighted average remaining term to maturity	110 months
Range of original amortization terms(2)	360 months to 480 months
Weighted average original amortization term(2)	364 months
Range of remaining amortization terms(2)	358 months to 479 months
Weighted average remaining amortization term(2)	364 months
Range of Cut-off Date LTV Ratios(3)(4)(5)(6)	3.3% to 73.8%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)(6)	46.4%
Range of LTV Ratios as of the maturity date(3)(4)(5)(6)	2.6% to 70.7%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)(6)	44.6%
Range of U/W NCF DSCRs(4)(5)(6)(7)	1.34x to 17.59x
Weighted average U/W NCF DSCR(4)(5)(6)(7)	3.93x
Range of U/W NOI Debt Yields(4)(5)(6)	7.2% to 92.4%
Weighted average U/W NOI Debt Yield(4)(5)(6)	13.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	77.0%
Amortizing Balloon	13.4%
Interest Only, Amortizing Balloon	9.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes forty-two (42) mortgage loans (77.0%) that are interest-only for the entire term.

(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using

“as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(4)	In the case of any mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the One SoHo Square mortgage loan (5.7%) the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 58.1%, 58.1%, 2.92x and 8.1%, respectively. With respect to the Park Avenue Plaza mortgage loan (5.7%) the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 43.3%, 43.3%, 4.31x and 12.8%, respectively. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(5)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(6)	For certain of the mortgage loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the mortgage loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to sixty-four (64) of the mortgaged properties (18.0%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. One mortgage loan (5.7%) varies from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—

National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization
Regulation and UK

Securitization Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided, that with respect to the Arizona Mills mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted

Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount and that the [_] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●

COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●

Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●

Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.

●

Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.

●

Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●

Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●

Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●

Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●

Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●

Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●

Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●

Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●

Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, as to whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the applicable master servicer and the applicable special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●

office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases;

●

retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●

multifamily, residential cooperative and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally; and

●

properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to all the property types listed above, the borrowers with respect to mortgage loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of mortgage loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicers, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicers and special servicers operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider, as the country reopens, the impact that a surge in COVID-19 cases could have on economic conditions.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already sought such arrangements. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans, which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans, which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP ACT”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●

the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●

the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●

the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●

the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●

that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property. See “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market and in certain cases without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but in some cases taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented or is shown same as the borrower in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties. See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See
“—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties (also referred to herein as manufactured housing properties), including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Certain of the manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on December 3, 2021. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent,

(iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated, rent stabilized or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction,

have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized upon a sale of such property following foreclosure of a mortgage loan secured by a residential cooperative property. Upon foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. The projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. However, in the case of certain Shari’ah compliant mortgage loans, including the Shari’ah compliant mortgage loans included in the mortgage pool, the related master lease payments do not match, and therefore may not fully cover, the debt service payments, or do not cover reserve payments.

By its terms, the master lease is subordinate to the related mortgage loan. However, in some cases, including in the case of the Shari’ah compliant mortgage loans included in the mortgage pool, the master lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee.

If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, including the laws of states where the mortgaged properties securing the Shari’ah compliant mortgage loans included in the mortgage pool are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender does not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City

With respect to any of the underlying mortgage loans secured by mortgaged real properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in

2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, a master servicer, the anticipated initial risk retention consultation party, and the holder of one or more companion loans relating to the 1201 Lake Robbins whole loan and the ExchangeRight 49 whole loan, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s, Bank of America, National Association’s or Morgan Stanley Bank, N.A.’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A., each affiliates of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer and special servicer with respect to the mortgage loans sold to the depositor by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2021-BNK37 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

CWCapital Asset Management LLC is expected to act as a special servicer, and it or an affiliate assisted BIG BNK37, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the retaining sponsor and the holder of one or more companion loans relating to each of the 1201 Lake Robbins whole loan and the ExchangeRight 49 whole loan, will be a holder of a portion of the RR Interest and will be the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be a master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that BIG BNK37, LLC, or its affiliate, will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

Whole Loan	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(1)
One North Wacker	BANK 2021-BNK36	BANK 2021-BNK36	RREF IV Debt AIV, LP
One SoHo Square	SOHO 2021-SOHO	SOHO 2021-SOHO	KKR Real Estate Stabilized Credit Partners L.P.
Park Avenue Plaza	MSC 2021-PLZA	MSC 2021-PLZA	N/A
Arizona Mills	BANK 2021-BNK36	BANK 2021-BNK36	RREF IV Debt AIV, LP

(1)

As of the closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC;

(b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK law by virtue of the EUWA (and the UK Investor Requirements apply also to certain consolidated affiliates of such CRR firms). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Investor Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Institutional Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to ”each Securitization Regulation”, ”either Securitization Regulation” or ”the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the ”SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions, including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 and Class A-5 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates (other than the Class R Certificates), first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3 or Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates (other than the Class R Certificates) and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling noteholder with respect to a non-serviced mortgage loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)     may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder may act solely in its own best interest;

(iii)     does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder does not have any duties to any other person;

(iv)     may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or the related controlling noteholder) over the interests of the holders of one or more other classes of certificates; and

(v)     will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan, will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement.

Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Arizona Mills mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Any Master Servicer, any Sub-Servicer, any Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicers, any sub-servicer, the special servicers, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect any master servicer’s, any sub-servicer’s or any special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that any master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the applicable master servicer or the applicable special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Loan Modifications Related to COVID-19

On April 13, 2020, the IRS issued REMIC guidance under Revenue Procedure 2020-26 regarding forbearance granted to mortgage loan borrowers experiencing financial hardship due to the COVID-19 emergency. Under Revenue Procedure 2020-26, REMICs can grant forbearance relief to COVID-19-affected borrowers of mortgage loans without suffering certain adverse tax consequences. In particular, a COVID-19 related modification of a mortgage loan held by a REMIC, by itself, will not jeopardize the treatment of such mortgage loan as a “qualified mortgage” for REMIC tax purposes and will not jeopardize the tax status of the REMIC that holds such loan as a “REMIC” for federal income tax purposes. In addition, if a mortgage loan satisfied the “principally secured” test (see “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates”) at the time of origination, such loan will not be re-tested for such purpose solely because there was a COVID-19 related modification after origination. The relief generally applies to mortgage loans where forbearance (i) is put in place between March 27, 2020 and December 31, 2020, and (ii) lasts for a period of six months or less or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of Revenue Procedure 2020-26. On January 14, 2021, the IRS issued Revenue Procedure 2021-12 extending the expiration date relevant to the application of the aforementioned safe harbor to September 30, 2021. The time period covered by IRS Revenue Procedure 2020-26 (as extended by IRS Revenue Procedure 2021-12) has lapsed and it is unclear whether the IRS will further extend the application of IRS Revenue Procedure 2020-26 or issue new guidance for forbearances granted after September 30, 2021.

The applicable special servicer will be allowed to grant a forbearance on a mortgage loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such mortgage loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC tax consequence.

This could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of offered certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the United States Internal Revenue Code of 1986, as amended.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of eighty (80) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,323,320,792 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in November 2021 (or, in the case of any Mortgage Loan that has its first payment due date after November 2021, the date that would have been its payment due date in November 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Seven (7) Mortgage Loans (37.2%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	25	53	$ 545,996,571	41.3%
Bank of America, National Association	Bank of America, N.A.	12	17	349,697,059	26.4
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	20	44	341,515,000	25.8
National Cooperative Bank, N.A.(2)	National Consumer Cooperative Bank or National Cooperative Bank, N.A.	22	22	61,184,263	4.6
Bank of America, National Association / Wells Fargo Bank, National Association	(3)	1	1	24,927,899	1.9
Total		80	137	$ 1,323,320,792	100.0%

(1)

Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)

Eighteen (18) of the Mortgage Loans (4.1%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)

The Arizona Mills Mortgage Loan (1.9%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-3-1, with an outstanding principal balance as of the cut-off date of $11,466,834. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-4, with an outstanding principal balance as of the cut-off date of $13,461,066.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●

The One SoHo Square Mortgage Loan (5.7%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal, and such Mortgage Loan was purchased by Wells Fargo Bank from Goldman Sachs Bank USA prior to this securitization, and was re-underwritten pursuant to Wells Fargo Bank’s underwriting guidelines.

●	The Arizona Mills Mortgage Loan (1.9%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association.

●

Eighteen (18) of the twenty-two (22) Mortgage Loans (4.1%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 22, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the One North Wacker Mortgage Loan or the One North Wacker Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the One North Wacker Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the One North Wacker Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below (with respect to the Mortgage Loans secured by residential cooperative properties (the “Co-op Mortgage Loans”), the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below). In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●

in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and

●

in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

With respect to the Park Avenue Plaza Mortgage Loan (5.7%), the appraised value of $1,063,000,000 represents the “Market Value Today Excluding Escrow” and assumes (i) that the lender will utilize a $38 million reserve for tenant improvements and capital expenditures and (ii) that a subsequent purchaser would not be responsible for those costs, but would receive such reserve in the event of a sale. Upon loan origination, $43,543,892 was reserved with the lender for outstanding tenant improvements and leasing commissions.

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), the appraised value of $32,550,000 is based on the assumption that the multifamily portion of the Mortgaged Property will receive a 421-a tax exemption and the commercial portion of the Mortgaged Property will receive a property tax abatement under the New York City Industrial and Commercial Abatement Program (“ICAP”). Such tax exemption and abatement have been applied for but as of the origination date had not been received. According to the appraisal, the net present value of the 421-a tax exemption is $6,410,000 and the net present value of the ICAP abatement is $270,000. If such net present values were subtracted from the appraised value of $32,550,000 the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Mortgage Loan would be 81.2%. There can be no assurance of what the actual value of the Mortgaged Property would be if the tax exemption and abatement are not received. See “Real Estate and Other Tax Considerations” herein.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Hood River Center(1)	0.9%	60.0%	60.0%	$ 20,400,000	63.8%	63.8%	$ 19,200,000
The Degnan(2)	0.7%	61.3%	61.3%	$ 15,830,000	77.4%	77.4%	$ 12,530,000

(1)

The Cut-off Date LTV Ratio (Other Than “As-Is”), Maturity Date LTV Ratio (Other Than “As-Is”) and Appraised Value (Other Than “As-Is”) reflect the Bi-Mart tenant being in-place, open for business and paying full rent as of May 20, 2022. In connection with the origination of the mortgage loan, funds for all outstanding free rent and tenant improvements/leasing commissions were reserved upfront.

(2)

The Cut-off Date LTV Ratio (Other Than “As-Is”), Maturity Date LTV Ratio (Other Than “As-Is”) and Appraised Value (Other Than “As-Is”) reflect the ConcertoHealth Pace of Los Angeles, LLC tenant being in-place, open for business and paying full rent as of May 1, 2022. In connection with the origination of the mortgage loan, funds for all gap rent and tenant improvements/leasing commissions were reserved upfront.

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), the appraised value of $32,550,000 is based on the extraordinary assumption that the multifamily portion of the Mortgaged Property will receive a 421-a tax exemption and the commercial portion of the Mortgaged Property will receive a property tax abatement under the New York City Industrial and Commercial Abatement Program. Such tax exemption and abatement have been applied for but as of the origination date had not been received. According to the appraisal, the net present value of the 421-a tax exemption is $6,410,000 and the net present value of the ICAP abatement is $270,000. If such net present values were subtracted from the appraised value of $32,550,000 the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Mortgage Loan would be 81.2%. There can be no assurance of what the actual value of the Mortgaged Property would be if the tax exemption and abatement are not received. See “Real Estate and Other Tax Considerations” herein.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan). In the case of a Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, unless otherwise indicated, LTV Ratios were calculated with respect to the cross-collateralized group in the aggregate.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date. Unless clearly indicated otherwise, the Cut-off Date LTV Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this prospectus.

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), see “LTV Ratio” definition above for additional information with respect to the calculation of the Cut-off Date LTV Ratio for such Mortgage Loan.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

The Underwritten Net Cash Flow Debt Service Coverage Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged

Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), the Mortgage Loan was underwritten based on the assumption that a 421-a tax exemption and ICAP tax abatement would be received, and assuming that $282,455 and $21,582 of tax savings would be received respectively, from the 421-a tax exemption and ICAP tax abatement. Such exemption and abatement have been applied for but had not been received as of origination. If such assumed tax savings were not underwritten, the Underwritten Net Cash Flow Debt Service Coverage Ratio of the Mortgage Loan would be 1.68x. See “Real Estate and Other Tax Considerations” herein.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan. Unless clearly indicated otherwise, the LTV Ratio at Maturity for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity than is shown on Annex A-1 to this prospectus.

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), see “LTV Ratio” definition above for additional information with respect to the calculation of the LTV Ratio at Maturity for such Mortgage Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Underwritten Economic Occupancy is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●

“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●

“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●

“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties (other than residential cooperative properties), the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject

Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or ”U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-

off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus.

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), the Mortgage Loan was underwritten based on the assumption that a 421-a tax exemption and ICAP tax abatement would be received, and assuming that $282,455 and $21,582 of tax savings would be received respectively, from the 421-a tax exemption and ICAP tax abatement. Such exemption and abatement have been applied for but had not been received as of origination. If such assumed tax savings were not underwritten, the Underwritten NCF Debt Yield of the Mortgage Loan would be 5.7%. See “Real Estate and Other Tax Considerations” herein.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or ”U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI”, U/W Net Operating Income or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratio for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Operating Income generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), the Mortgage Loan was underwritten based on the assumption that a 421-a tax exemption and ICAP tax abatement would be received, and assuming that $282,455 and $21,582 of tax savings would be received respectively, from the 421-a tax exemption and ICAP tax abatement. Such exemption and abatement have been applied for but had not been received as of origination. If such assumed tax savings were not underwritten, the Underwritten Net Operating Income Debt Service Coverage Ratio of the Mortgage Loan would be 1.69x. See “Real Estate and Other Tax Considerations” herein.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten Net Operating Income of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), the Mortgage Loan was underwritten based on the assumption that a 421-a tax exemption and ICAP tax abatement would be received, and assuming that $282,455 and $21,582 of tax savings would be received respectively, from the 421-a tax exemption and ICAP tax abatement. Such exemption and abatement have been applied for but had not been received as of origination. If such assumed tax savings were not underwritten, the Underwritten NOI Debt Yield of the Mortgage Loan would be 5.8%. See “Real Estate and Other Tax Considerations” herein.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to Mortgage Loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow” or “U/W Net Cash Flow, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as and to the extent set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement / FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to the National Cooperative Bank, N.A. Mortgage Loans that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the “Subordinate Companion Loan Cut-off Date Balance” indicates the balance of the Subordinate LOC as of October 25, 2021, (2) the “Whole Loan Cut-off Date LTV Ratio” and the “Whole Loan Underwritten NOI Debt Yield” are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of October 25, 2021, (3) the “Whole Loan Underwritten NCF DSCR” is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of October 25, 2021, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable Mortgage Loan document (with the applicable interest rate determined using the Prime Rate in effect as of October 25, 2021 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,323,320,792
Number of Mortgage Loans	80
Number of Mortgaged Properties	137
Number of cross-collateralized Mortgage Loans	2
Percentage of Initial Pool Balance consisting of cross-collateralized Mortgage Loans	1.1%
Average Cut-off Date Balance per Mortgage Loan	$16,541,510
Range of Cut-off Date Balances	$998,396 to $115,500,000
Average Cut-off Date Balance per Mortgaged Property	$9,659,276
Range of Interest Rates	2.2710% to 4.5160%
Weighted average Interest Rate	3.1294%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	111 months
Range of remaining terms to maturity	58 months to 120 months
Weighted average remaining term to maturity	110 months
Range of original amortization terms(2)	360 months to 480 months
Weighted average original amortization term(2)	364 months
Range of remaining amortization terms(2)	358 months to 479 months
Weighted average remaining amortization term(2)	364 months
Range of Cut-off Date LTV Ratios(3)(4)(5)(6)	3.3% to 73.8%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)(6)	46.4%
Range of LTV Ratios at Maturity(3)(4)(5)(6)	2.6% to 70.7%
Weighted average LTV Ratio at Maturity(3)(4)(5)(6)	44.6%
Range of U/W NCF DSCRs(4)(5)(6)(7)	1.34x to 17.59x
Weighted average U/W NCF DSCR(4)(5)(6)(7)	3.93x
Range of U/W NOI Debt Yields(4)(5)(6)	7.2% to 92.4%
Weighted average U/W NOI Debt Yield(4)(5)(6)	13.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	77.0%
Amortizing Balloon	13.4%
Interest Only, Amortizing Balloon	9.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes forty-two (42) Mortgage Loans (77.0%) that are interest-only for the entire term.

(3)

LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(4)

In the case of any Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the One SoHo Square Mortgage Loan (5.7%) the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 58.1%, 58.1%, 2.92x and 8.1%, respectively. With respect to the Park Avenue Plaza Mortgage Loan (5.7%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 43.3%, 43.3%, 4.31x and 12.8%, respectively. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(5)

For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(6)

For certain of the Mortgage Loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the Mortgage Loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include four (4) Mortgage Loans (1.1%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	16	$480,179,571	36.3%
CBD	3	265,500,000	20.1
Suburban	8	207,120,000	15.7
Medical	5	7,559,571	0.6
Retail	72	$428,534,403	32.4%
Anchored	13	257,217,899	19.4
Single Tenant	53	87,005,344	6.6
Power Center	2	50,893,059	3.8
Unanchored	3	23,118,101	1.7
Shadow Anchored	1	10,300,000	0.8
Multifamily	27	$182,684,263	13.8%
Cooperative	23	143,184,263	10.8
High Rise	1	29,500,000	2.2
Mid Rise	1	5,300,000	0.4
Garden	2	4,700,000	0.4
Industrial	7	$131,092,740	9.9%
Warehouse Distribution	4	92,500,000	7.0
Warehouse	2	31,109,838	2.4
Manufacturing	1	7,482,902	0.6
Self Storage	9	$55,634,814	4.2%
Self Storage	9	55,634,814	4.2
Mixed Use	2	$39,000,000	2.9%
Multifamily/Retail	1	21,000,000	1.6
Retail/Office	1	18,000,000	1.4
Manufactured Housing(2)	4	$6,195,000	0.5%
Manufactured Housing	4	6,195,000	0.5
Total	137	$1,323,320,792	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	In this prospectus, a Mortgaged Property referred to as “Manufactured Housing” means a manufactured housing community property.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the Ten West One Mortgage Loan (3.0%), the Mortgaged Property is located within the Park Ten office park, which is a 550-acre master planned business park. Historically the sole tenant, Wood Group USA Inc., and its affiliates (the “Wood Group”) occupied five buildings within the Park Ten office park, including the Mortgaged Property. However, in 2022, the Wood Group is expected to consolidate to three buildings, including the Mortgaged Property and the adjacent Westgate II and III buildings, which are not part of the collateral.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●

With respect to the ExchangeRight Net Leased Portfolio #51 Mortgage Loan (3.4%), with respect to the Holbrook Shopping Center – Holbrook, MA Mortgaged Property (0.3%), the borrower ground leases 2,000 square feet of vacant inline space, and with respect to the Hy-Vee –South Sioux City, NE Mortgaged Property (0.2%), the borrower ground leases 17,125 square feet of leased in-line space, in each case to an affiliate of the borrower for an annual ground rent of $1.00, and such ground leased space may be separately financed. With respect to the Dollar General – Weslaco, TX Mortgaged Property (0.0%), the sole tenant has claimed that there is a landlord default under its lease in connection with repairs that were not completed in a timely manner by the seller of the Mortgaged Property. The loan documents require that a roof repair noted in the engineering report be completed within 10 business days of origination and that 125% of the engineer’s estimate ($3,675) for such roof repair be reserved upfront. Additionally, the loan documents require the borrower to provide a clean estoppel within 30 days of origination, and if the borrower fails to do so, the borrower must deposit a $72,750 rent reserve, which represents one-year of rent for the Dollar General - Weslaco, TX tenant. This rent reserve will be required to be released upon receipt of a clean estoppel from the tenant.

●

With respect to the Orchard Market Place Mortgaged Property (0.9%), the largest tenant, LA Fitness, which leases 34.8% of the net rentable area, was allowed to defer rent for several months in 2020 and 2021 as a result of the COVID-19 pandemic, and is obligated to repay such deferred rent in 12 monthly installments that commenced in July 2021. The second largest tenant, Jo-Ann Stores, which leases 27.5% of the net rentable area, received one month of deferred rent in 2020 and is obligated to repay such deferred rent in 12 monthly installments during 2021.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative

Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●

With respect to the London Terrace Towers Owners, Inc. Mortgage Loan (6.2%), the related Mortgaged Property is comprised of 633 residential units (including one non-salable unit dedicated to the superintendent) and one commercial unit, which are a part of a larger condominium which includes 23 additional commercial units which are not collateral and are separately owned. The Mortgaged Property represents 94.329% of the condominium.

●

With respect to the 251 Central Park West Mortgaged Property (2.2%), 17 of the units (representing 27.4% of the total units and 8.3% of underwritten base rent) are subject to rent control (7 units) or stabilization (10 units) under New York City regulations. In addition, the borrower sponsor and a relative of the borrower sponsor each owns one of the units at the Mortgaged Property.

In addition, with respect to the 251 Central Park West Mortgage Loan, certain employees working at the borrower’s premises are covered by a collective bargaining agreement and participate in a multiemployer pension plan. The borrower is obligated to make contributions to that plan for the covered employees working at the borrower’s premises. If the borrower were to cease or significantly reduce its contributions to the pension plan, or if a significant number of other employers participating in the pension plan were to cease or significantly reduce their contributions to the pension plan, the borrower could be subject to liability under ERISA for its share of any unfunded or underfunded pension liability. The potential liability could be substantial, and could increase over time. If the borrower incurs any such liability to the pension plan and does not timely satisfy the liability, an ERISA lien could be placed on the Mortgaged Property, to which any owner of the Mortgaged Property (including the issuing entity if it took title to the Mortgaged Property) would be subject; however, the ERISA Lien should be subordinate to the pre-existing lien relating to the 251 Central Park West Mortgage Loan.

●

With respect to the 3000 Valentine Avenue Owners, Inc. Mortgage Loan (0.2%), there are 29 investor-owned units representing 51.80% of the total units. The investor is current on all obligations to the cooperative.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Residential Cooperative Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), the related Mortgaged Property is subject to a pending application for a 35-year 421-a tax exemption for the multifamily portion of the Mortgaged Property. In order to qualify for the 421-a tax exemption, 30% of the residential units at the Mortgaged Property will be subject to a 130% area mean income threshold. The remaining residential units at the Mortgaged Property are rent stabilized units subject to New York City rent stabilization regulations.

●	With respect to the Upper & Lower Whitney Multifamily Portfolio Mortgage Loan (0.4%), of the 80 units constituting the related Mortgaged Property, two are Section 8 units.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Certain of the mixed use Mortgaged Properties may have specialty uses.  See “—Specialty Use Concentrations” below.

Manufactured Housing Properties

In the case of the manufactured housing community properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Grocery store	10	9.1%
Bank branch	6	7.8%
Movie theater	2	7.6%
Restaurant/Bakery	7	6.9%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	12	6.8%
Gym, fitness center, spa or health club	4	3.6%

With respect to the Raymour & Flanigan Campus Mortgaged Property (4.3%), a portion of the Mortgaged Property (1.9% of NRA) is utilized to provide repair and maintenance service for the tenant’s trucks, trailers, tractors and fleet vehicles.

With respect to the Arizona Mills Mortgaged Property (1.9%), the third largest tenant, LEGOLAND Discovery Center, operates a LEGO-themed family attraction featuring a playground, 4D cinema and rides, and the fifth largest tenant, Tilt, operates a family entertainment center featuring an arcade, restaurant and bar.

With respect to the Yucaipa Valley Commercial Center Mortgage Loan (1.7%), the largest tenant, Vons, has the right to construct a gas station on a parcel ground leased by it, and the Mortgaged Property also includes a dry cleaner tenant.

With respect to the Ridgewood Farms Mortgage Loan (0.4%), the related Mortgage Property includes a tenant that operates a gas station.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
One North Wacker	$115,500,000	8.7%	$250	2.96	x	53.2%	Office
1201 Lake Robbins	$100,000,000	7.6%	$310	2.26	x	55.3%	Office
London Terrace Towers Owners, Inc.	$82,000,000	6.2%	$129,542	7.63	x	13.4%	Multifamily
One SoHo Square	$75,000,000	5.7%	$597	4.88	x	34.8%	Office
Park Avenue Plaza	$75,000,000	5.7%	$292	5.84	x	31.9%	Office
1 Union Square South Retail	$75,000,000	5.7%	$318	7.72	x	25.9%	Retail
Raymour & Flanigan Campus	$57,000,000	4.3%	$91	3.03	x	58.4%	Industrial
ExchangeRight 49	$45,000,000	3.4%	$111	2.56	x	61.5%	Various
ExchangeRight Net Leased Portfolio #51	$44,450,000	3.4%	$137	2.72	x	56.1%	Various
Ten West One	$40,260,000	3.0%	$202	2.31	x	59.2%	Office
Village at Jordan Creek Shopping Center	$39,943,059	3.0%	$151	1.77	x	61.5%	Retail
251 Central Park West	$29,500,000	2.2%	$475,806	3.10	x	43.9%	Multifamily
Reservoir Industrial Center	$29,000,000	2.2%	$58	4.88	x	44.8%	Industrial
3800 Hamlin	$26,650,000	2.0%	$74	2.81	x	59.2%	Office
Arizona Mills	$24,927,899	1.9%	$81	4.27	x	32.4%	Retail
Top 3 Total/Weighted Average	$297,500,000	22.5%		4.01	x	42.9%
Top 5 Total/Weighted Average	$447,500,000	33.8%		4.46	x	39.7%
Top 15 Total/Weighted Average	$859,230,958	64.9%		4.15	x	44.4%

(1)

In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans, Cross-Collateralized Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans” (9.9%) are secured by two or more properties. The Mortgage Pool also includes certain Mortgage Loans that are cross-collateralized and cross-defaulted with one another, collectively representing approximately 1.1% of the Initial Pool Balance. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan or group of cross-collateralized Mortgage Loans, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ExchangeRight 49	Multi-Property Loan	$45,000,000	3.4%
ExchangeRight Net Leased Portfolio #51	Multi-Property Loan	44,450,000	3.4
Spare Cube Portfolio	Multi-Property Loan	12,000,000	0.9
The Degnan	Cross-Collateralized Loan(2)	9,700,000	0.7
The Annex	Cross-Collateralized Loan(2)	5,300,000	0.4
Upper & Lower Whitney Multifamily Portfolio	Multi-Property Loan	4,700,000	0.4
Victoria Gardens and Rocwood MHC	Multi-Property Loan	4,335,000	0.3
Dollar General Portfolio	Multi-Property Loan	3,550,000	0.3
Indiana MHC Portfolio	Multi-Property Loan	1,860,000	0.1
Total		$130,895,000	9.9%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	Part of a cross-collateralized group of Mortgage Loans.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example:

●

With respect to the London Terrace Towers Owners, Inc. Mortgage Loan (6.2%), the related Mortgaged Property is comprised of four (4) buildings located on two (2) separate parcels, which are non-contiguous and are owned by the same borrower.

●	With respect to the One SoHo Square Mortgage Loan (5.7%), the related Mortgage Property is comprised of two adjacent parcels which are owned by the same borrower.

●

With respect to the 70-80 Gibson Boulevard Owners, Inc. Mortgage Loan (0.1%), the related Mortgaged Property is comprised of two (2) separate parcels, which are non-contiguous and are owned by the same borrower.

Five (5) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (10.5%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
ExchangeRight 49	29	$45,000,000	3.4%
ExchangeRight Net Leased Portfolio #51	24	44,450,000	3.4
Total for Group 1:	53	$89,450,000	6.8%
Group 2:
Shepherd Mountain Plaza	1	$12,000,000	0.9%
Heritage Plaza	1	7,500,000	0.6
Total for Group 2:	2	$19,500,000	1.5%
Group 3:
Storage Sense Harden	1	$11,000,000	0.8%
Storage Sense Mebane	1	4,600,000	0.3
Total for Group 3:	2	$15,600,000	1.2%
Group 4:
CitiCentre	1	$5,710,000	0.4%
Greenview Courtyard Apartments	1	5,300,000	0.4
Total for Group 4:	2	$11,010,000	0.8%
Group 5:
Walgreens in Cookeville	1	$1,997,165	0.2%
Walgreens in Arlington	1	1,557,753	0.1
Total for Group 5:	2	$3,554,918	0.3%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	32	$492,684,263	37.2%
Texas	14	$181,479,021	13.7%
California	12	$151,615,492	11.5%
Illinois	7	$125,810,843	9.5%
Other	72	$371,731,174	28.1%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout thirty (30) other states with no more than 3.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●

Fifteen (15) Mortgaged Properties (13.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●

Nine (9) Mortgaged Properties (9.2%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Sixty-four (64) of the Mortgaged Properties (18.0%)(i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Shari’ah Compliant Loan

The Ten West One (3.0%) was structured as a Shari’ah compliant loan.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Pursuant to the master lease for the Ten West One Mortgage Loan (3.0%), the master tenant is required to pay monthly rent in an amount equal to the interest due under the Mortgage Loan plus $10,000 (the estimated cost to the borrower to obtain insurance for the Mortgaged Property, fund property tax payments and perform or cause to be performed structural maintenance at the Mortgaged Property). Pursuant to a Supplemental Agreement between the borrower and the master lessee, the master lessee is required to pay property taxes, obtain insurance, and perform structural maintenance for the Mortgaged Property, and the borrower is required to pay $10,000 monthly to the master lessee for performing such obligations. The master lease provides that it is subject and subordinate to the Mortgage Loan.

Tenancies-in-Common

With respect to the One SoHo Square Mortgage Loan (5.7%), the Stonebridge Village Mortgage Loan (1.7%) and the Red Rock Center San Diego Mortgage Loan (1.0%), the related borrowers own all or a portion of the related Mortgaged Properties as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to each of ExchangeRight 49 Mortgage Loan (3.4%) and the ExchangeRight Net Leased Portfolio #51 Mortgage Loan (3.4%), the related borrower is a Delaware statutory trust. The related borrower, which permits up to 250 members, has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight 49 Mortgage Loan and the ExchangeRight Net Leased Portfolio #51 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

Five (5) of the Mortgaged Properties (7.5%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●

With respect to the London Terrace Towers Owners, Inc. Mortgage Loan (6.2%), the related Mortgaged Property is comprised of a larger condominium across eight real estate tax lots. Such Mortgaged Property represents the cooperative portion of the buildings as part of a condominium. There are 23 additional commercial units as part of the condominium that are not part of the collateral. The cooperative is responsible for 94.329% of the common elements of the condominium.

●

With respect to the Hawthorne Owners Corp. Mortgage Loan (0.5%), the related Mortgaged Property consists of one condominium unit in an apartment building that is comprised of three condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of 144 residential apartment units with allocated cooperative shares. The professional condominium unit and garage unit, which are owned separately and are not a part the Mortgaged Property, may be used for any purpose permitted by law. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of three (3) members appointed by the related borrower, one (1) member appointed by the professional unit condominium owner and one (1) member appointed by the garage unit condominium owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board members appointed by the professional unit owner or the garage unit owner may be required.

●

With respect to the 69 West 9 Owners Corp. Mortgage Loan (0.5%), the related Mortgaged Property consists of one condominium unit in an apartment building that is comprised of two condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of 105 residential apartment units with allocated cooperative shares. The commercial condominium unit, which is owned separately and is not a part the Mortgaged Property, may be used for any purpose permitted by law. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of two (2) members appointed by the related borrower and one (1) member appointed by the commercial unit condominium owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board member appointed by the commercial unit owner may be required.

●

With respect to the ExchangeRight Net Leased Portfolio #51 – Walgreens – Largo, MD Mortgaged Property (0.3%), the Mortgaged Property is part of a land condominium regime in which the borrower has an 18.6% interest, and therefore does not control the condominium.

●	With respect to the 249 Eldridge St. Owners Corp. Mortgage Loan (0.1%), the related Mortgaged Property consists of one condominium unit in an apartment building that is comprised of two condominium units.  The residential condominium unit, which comprises the Mortgaged Property, consists of 25 residential apartment units with allocated cooperative shares. The commercial condominium unit, which is owned separately and is not a part the Mortgaged Property, may be used for any purpose permitted by law. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board of managers which is comprised of three (3) members appointed by the related borrower and two (2) members appointed by the commercial unit condominium owner. While the related borrower controls the condominium board of managers, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board members appointed by the commercial unit owner may be required.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.  See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Twenty-three (23) Mortgage Loans (10.8%) are structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	136	$1,248,320,792	94.3%
Leasehold	1	75,000,000	5.7
Total	137	$1,323,320,792	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than twelve (12) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●

With respect to the Raymour & Flanigan Campus Mortgage Loan (4.3%), the ESA obtained for the related Mortgaged Property identified a REC related to the use of a portion of the property (1.9% of NRA) as a truck maintenance facility since at least the early 1990s. While such facility has never used in-ground automotive lifts, operations include automotive maintenance, oil changes, tire changes and truck washing. The building is equipped with an oil/water separator (“OWS”) to filter waste liquid waste streams entering floor drains. Reportedly, the OWS was formerly equipped with an underground, 300-gallon holding tank for capturing residual oil, which was reportedly closed in-place in 2005 because of its location beneath the building. The environmental consultant observed numerous 55-gallon drums of engine oil and grease being stored in the truck maintenance area, along with a 500-gallon and a 250-gallon waste oil aboveground storage tank. Most of the observed drums of automotive oil and other products were noted to be stored upon secondary containment pallets. The property appears to utilize a waste oil burner system to dispose of waste oil when possible. A trench drain was observed beneath the pallet storing the waste oil collection drums. The environmental consultant found that the trench drain system and OWS have the potential to contribute to a release of hazardous substances to the site subsurface, should they become compromised. The lender obtained a remedial cost estimate of $454,245 to determine the worst case costs to assess the systems and their impact to soil and groundwater and to achieve regulatory closure.  Additionally, little is known about the abandonment of the reported 300-gallon residual oil underground storage tank (“UST”) that formerly operated in connection with the OWS, and no records of subsurface sampling were available related to the OWS area. As such, the property’s approximately 30-year history of on-site truck maintenance, presence of an OWS and abandoned residual oil collection UST are considered to represent a REC.

●

With respect to the ExchangeRight 49 Mortgage Loan (3.4%), the ESAs performed at the related Mortgaged Properties identified the following RECs and controlled recognized environmental condition (“CREC”)CRECs:

○

With respect to the Pick ‘n Save - Wauwatosa, WI Mortgaged Property (0.6%), the subject Mortgaged Property was previously used as an automobile dealership with service operations, and contained USTs. Following conditional regulatory closure, the site was later redeveloped with contamination in-place subject to land use restrictions, and is considered a CREC. Land use restriction impose various ongoing obligations, including managing contaminated soils in connection with excavation or removal, maintaining pavement barriers over contaminated soil (and notifying the Wisconsin Department of Natural Resources of any changes), and ongoing operation and maintenance of a the existing sub-slab passive venting system.

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With respect to the Walgreens – Chicago (Foster Pl), IL Mortgaged Property (0.2%), the subject Mortgaged Property is believed to have residual contamination above remediation standards as a result of releases from an adjacent gas station. The regulatory authority has issued a Groundwater Ordinance Notification and groundwater use restrictions for parcels in the vicinity of the gas station, including the subject property, which also prompts disclosure upon sale. The subject property is considered a CREC.

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With respect to the Dollar General – East Windsor, CT Mortgaged Property (0.1%), the subject Mortgaged Property was previously used for gas station/ automotive repair purposes, and contained USTs. While remediation activities, including soil excavation, has occurred on-site, residual contamination above remediation standards remains on-site. The property is subject to a Declaration of Environmental Land Use Restrictions, that, among other things, restricts exposure to inaccessible soils, imposes maintenance obligations as to existing paved surfaces, and prohibits demolition of the existing building.

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With respect to the Walgreens - Galesburg, IL Mortgaged Property (0.1%), the subject Mortgaged Property was previously used as a gas station and auto repair facility and on-site soil and groundwater contamination have previously been confirmed. Remediation activities have included soil and groundwater sampling, UST excavation and soil excavation removal. The Illinois environmental protection agency issued a no further action letter in 2002 that included engineering and institutional controls, including the property’s being used for commercial/industrial uses only, an approved safety plan for any excavation or construction near known contaminated areas, continued maintenance of concrete and asphalt barriers over contaminated soils, and restrictions on groundwater use. The contamination in question at the Mortgaged Property is considered both a REC and a CREC. The loan documents contain borrower covenants to comply with related environmental restrictions affecting the Mortgaged Property. The ESA consultant provided a worst-case estimate with a statistical 90% confidence interval that the total cost for potential remediation had an upper-end range of $801,806. In lieu of obtaining a “Phase II” environmental site assessment, the lender obtained a $4,000,000 pollution legal liability-type environmental insurance policy with $4,000,000 sublimit per claim from Sirius Specialty Insurance Corporation with an 8-year term (three years past the loan term) and having a $25,000 deductible per claim. Sirius Specialty Insurance Corporation has an S&P rating of “A-”.

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With respect to the Dollar General - Jackson, MI Mortgaged Property (0.0%), the subject Mortgaged Property was formerly used as a coal/lumber storage yard and for auto repair operations. Residual onsite contamination has been addressed by provision of a Baseline Environmental Assessment (“BEA”) and due care plan. Ongoing compliance with such due care plan is required. Such residual contamination is deemed a CREC.

●	With respect to the ExchangeRight Net Leased Portfolio #51 Mortgage Loan (3.4%), the ESAs performed at the related Mortgaged Properties identified the following RECs and CRECs:

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With respect to the Holbrook Shopping Center – Holbrook, MA Mortgaged Property (0.3%), the related ESA characterized the lengthy historic operations of several dry cleaning tenants which occupied the Mortgaged Property from the 1970s until the early 2000s as a REC. 1992 sampling identified the presence of volatile organic compounds (“VOCs”) in groundwater, but in concentrations below reportable levels; however, the ESA indicated that such presence may be indicative of a more significant release.

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With respect to the Walgreens – Charlotte, NC Mortgaged Property (0.3%), the related ESA classified historical operations of a gas station and dry cleaner as a CREC. Groundwater, soil and vapor investigations occurred in 1996 and 1997, and identified elevated concentrations of petroleum hydrocarbons. In 2005, the North Carolina Department of Environment and Natural Resources (“NCDENR”) clarified that it would not require the owner of the related Mortgaged Property to become responsible, legally or financially, for any related remediation, if a deed restriction was implemented pertaining to the Mortgaged Property requiring the replacement of damaged monitoring wells, the proper disposal of impacted soil, the installation of a soil vapor barrier, and the implementation of a deed restriction prohibiting groundwater use and restricting the future use to commercial and/or industrial purposes. In 2007, such deed restrictions were implemented, and in 2010, groundwater monitoring events performed under North Carolina’s petroleum cleanup program. The ESA concluded that the presence of the vapor barrier, the Mortgaged Property’s participation in the state-funded petroleum cleanup program, and the owner’s exculpation for responsibility from the NCDENR represent a CREC.

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With respect to the Walgreens – Virginia Beach, VA Mortgaged Property (0.3%), the related ESA characterized the historic operations of a gas station at the Mortgaged Property as a CREC. Four USTs were formerly used onsite, and in September 1992, a release associated with such use was reported to the VDEQ, with the gas station tenant, Texaco, identified as the responsible party. The VDEQ incident was closed following remediation in October 1992, and such USTs were used until their removal in 2004. In connection with such removal, groundwater sampling was performed that identified benzene, toluene, ethylbenzene and xylenes concentration that exceeded applicable regulatory thresholds. The related ESA determined that based on the Mortgaged Property’s current commercial use and the relative distance of the onsite building to the location of the exceedances, the subsurface impacts are not expected to present a significant environmental concern.

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With respect to the Walgreens – Southfield, MI Mortgaged Property (0.2%), the related ESA characterized the historic operations of gas station (1967-1987), auto repair garage (1967-2002) and dry cleaning tenants (1975-1990) at the Mortgaged Property as RECs. Subsurface investigations in 2001 and 2002 identified soil and groundwater impacts in excess of regulatory-permissible thresholds, as well as a potential vapor intrusion risk. The ESA recommended that (i) a Baseline Environmental Assessment (“BEA”) be prepared and submitted to the Michigan Department of Environment, Great Lakes, and Energy, and (ii) a due care plan be developed and implemented at the Mortgaged Property.

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With respect to the Walgreens – Omaha, NE Mortgaged Property (0.1%), the related ESA characterized the historic operation of a gas station at the Mortgaged Property as a CREC. In or about October 1993, groundwater sampling following the removal of two USTs identified impacts and a release was reported to the Nebraska Department of Environmental Quality (“NDEQ”). Risk-Based Correction Action proposed by the NDEQ was subsequently implemented, and an NFA letter was granted in April 2010 (the “April 2010 NFA”). Subsequent testing in March 2018 did not identify elevated concentrations.

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With respect to the Verizon – Lansing, MI Mortgaged Property (0.1%), the related ESA labeled the historic operations of a gas station tenant at the Mortgaged Property as a REC. 1996 soil sampling identified typical gas station contaminants and an associated BEA was prepared in 1997, pursuant to which additional sampling was performed that identified further soil impacts. The ESA recommended that (i) another BEA be prepared and submitted to the Michigan Department of Environment, Great Lakes, and Energy, and (ii) a due care plan be developed and implemented at the Mortgaged Property, and noted that there may be a potential for vapor encroachment.

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With respect to the Family Dollar – Galena Park, TX Mortgaged Property (0.1%), the related ESA characterized the historic operations of a gas and service station as a REC. Three USTs, several hydraulic lifts, a waste oil trap, piping, and pump islands were removed in October 1990. During removal, a gasoline release was reported to the Texas Commission on Environmental Quality (“TCEQ”). As a result, approximately 5,000 cubic yards of impacted soil were excavated. In January 1999, TCEQ determined that groundwater did not appear to have been impacted and that impacted soils were successfully removed. Accordingly, TCEQ did not require additional remedial activities. Despite such regulatory closure, the ESA characterized this issue as a REC based upon the limited sampling done.

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With respect to the Sherwin Williams – Oak Forest, IL Mortgaged Property (0.1%), the related ESA identified the operations of an adjoining gas station as a REC.  Only one of the reported releases has achieved regulatory closure. Based on the inferred direction of groundwater flow, together with the identification of an independent responsible party and the relatively low concentrations of petroleum constituents detected near the Mortgaged Property, the ESA recommended no further action.

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With respect to the Dollar General – Petersburg, VA Mortgaged Property (0.1%), the related ESA identified groundwater and soil gas impacts from an adjoining dry cleaner that has operated on an adjacent parcel since 1969. In 2020, subsurface testing identified groundwater and soil gas contaminants exceeding levels permitted by the Virginia Department of Environmental Quality (“VADEQ”). Pursuant to VADEQ recommendations, two sub-slab depressurization systems (“SSDS”) were installed in December 2020. Inasmuch as the systems are still being adjusted for effectiveness, the ESA characterized this condition as a REC.  With respect to the same Mortgaged Property, the 2020 testing concluded that petroleum impacts relating to the historic operations of a gas station adjacent to the Mortgaged Property between 1969 and 2000 were no longer in excess of VADEQ-permitted levels, and consequently, the former environmental issue relating to such petroleum impacts was closed. Due to the regulatory closure and the continued commercial use of the Mortgaged Property, the ESA determined that this represented a CREC.

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At origination, $1,377,683.50 was reserved with the lender, representing 150% of the estimated cost of potential remedial activities at the following ExchangeRight Net Leased Portfolio #51 Mortgaged Properties: Dollar General – Peterburg, VA, Walgreens - Charlotte, NC, Sherwin Williams – Oak Forest, IL, Walgreens – Southfield, MI, Verizon – Lansing, MI, Holbrook Shopping Center – Holbrook, MA, and Family Dollar – Galena Park, TX. The borrower is required to conduct such remediation only if required pursuant to applicable law.

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With respect to the Hood River Center Mortgage Loan (0.9%), the ESA obtained in connection with the loan identified a CREC related to a prior service station use at the subject property. The related parcel is currently paved and used as a parking lot. The Oregon Department of Environmental Quality requires an approved contaminated media management plan in the event of any excavations at the area, and any land use change to residential or recreational uses could trigger further regulatory assessment. The loan documents include a covenant requiring the borrower to comply with all environmental restrictions including those relating to Oregon Department of Environmental Quality’s no further action determination and Contaminated Media Management Plan.

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With respect to the Storage Max - Holly Spring Mortgage Loan (0.5%), the Phase I ESA obtained in connection with loan origination identified a CREC related to the subject property’s use as a landfill during the period between 1953-1973. The North Carolina Department of Environmental Quality has identified the property as a brownfields site, which allows for contamination to remain in-place so long as controls exist and human health is protected through restrictions. A limited site investigation in 2010 consisted of environmental engineers’ installing three groundwater monitoring wells in the vicinity and down-gradient of the landfill area. Based on the environmental assessment information, the NCDEQ’s Brownfields

Program issued a Decision Memorandum on May 21, 2014 that imposed certain restrictions, including: (i) the property is restricted to commercial/industrial uses only; (ii) any new construction must be approved by NCDEQ; (iii) using groundwater and surface water is restricted; and (iv) any changes to the property must be authorized by NCDEQ. The borrower submitted its annual Land Use Restrictions Update on January 21, 2021, confirming that the property’s compliance with the enumerated land use restrictions contained in the recorded Brownfields Agreement.

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With respect to the Upper & Lower Whitney Multifamily Portfolio Mortgage Loan (0.4%), the environmental assessment for the Lower Whitney Mortgaged Property, after review of the environmental database report, identified at the neighboring property, less than 50-feet north of the subject property, the historical presence of four USTs and two open incidents for leaking underground storage tanks (“LUST”). The historical UST listings indicated USTs that were last used in 1974, prior to UST regulations which would have required assessment with removal of USTs. The open case listings showed pending LUST incidents from December 23, 2010 and August 7, 2013 with substances released including gasoline, diesel, and waste oil. Due the historical and open listings at the neighboring property, the potential for impact to the subject property was identified as a recognized environmental condition. The environmental assessment recommended a file review to further assess the potential for impact to the subject property. The lender’s review of the environmental assessment estimated a worst-case cost to test and mitigate (if necessary) the vapor intrusion of $50,000.

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With respect to the EZ Storage-Orchard Lake Road Mortgage Loan (0.4%), the ESA identified a CREC related to potential soil contamination from prior on-site machining and salt bath operations. Subsurface investigation in 2015-2016 identified polychlorinated biphenyls in the soil in excess of state residential action levels. The borrower completed a BEA to establish a defense for related clean-up liability. In connection with the due care plan established pursuant to the BEA, third parties are required to be notified prior to any on-site subsurface construction activities.

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With respect to the Spare Cube Portfolio -1 Highland Industrial Park Drive Mortgaged Property (0.2%), the related ESA identified a CREC relating to the historical operations at the Mortgaged Property - dry cleaner and vehicle repair - from approximately 1998 through 2007. A 2016 ESA determined that chlorinated solvents were used and indicated possible soil contamination. A related “Phase II” environmental site assessment performed in 2016 identified elevated levels of soil vapor contaminants from the historical use. A supplemental report detailed further testing, determined that limited contamination may exist, and recommended the installation of an SSDS to monitor and manage the soil vapor under the Mortgaged Property.  An SSDS was installed, and is operating. The ESA recommends ongoing performance monitoring of the SSDS and monthly and annual inspection reports to be provided to the New York State Department of Environmental Conservation (“NYSDEC”) as an engineering control and characterized this as a CREC. The related loan documents require the borrower’s compliance with such recommendations, and upon loan origination, the borrower escrowed $31,250 to fund the cost of operating the SSDS and the requisite monitoring and reporting. Such reserve is required to be released to the borrower in the annual amount of $5,000 (the estimated annual cost of such obligations) on each anniversary of the origination date.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the London Terrace Towers Owners, Inc. Mortgage Loan (6.2%), the cooperative has planned capital expenditures (to be paid for by the cooperative) for the period 2021 through 2026 totaling approximately $29.5 million as follows: 2021 - $7,975,567; 2022 - $10,112,605; 2023 - $4,900,000; 2024 - $4,560,000; 2025 - $975,000 and 2026 - $975,000. Key capital items (and approximate costs) include Local Law 11 costs ($15 million), roof replacement ($900,000), boiler replacement ($1.5 million), elevator modernization ($4 million), Electric Infrastructure ($1.9 million) and Local Law 152 Gas Pipes ($3 million). Of the $7.97 million budgeted for 2021, approximately $809,363.80 has been spent to date.

●	With respect to the Park Avenue Plaza Mortgage Loan (5.7%), the borrower has the right to convert up to 13,000 square feet into an amenities center to be operated by a borrower affiliate.

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With respect to certain of the Mortgage Loans secured by residential cooperative properties, the related Mortgaged Properties may be currently undergoing or be expected to undergo material redevelopment, renovation or expansion and the cost of such work may exceed 10% of the related Cut-off Date Balance of the related Mortgage Loan. In certain of those cases, in order to fund all or a portion of such work, the related borrower may have executed and delivered to the lender a collateral security agreement pursuant to which the borrower deposited with the lender a specified sum, to be disbursed by the lender from time to time as the work progresses. To the extent that the actual cost of such work exceeds the specified escrowed amount, the borrower will pay such excess amount from its own funds.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

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With respect to The Degnan Mortgage Loan (0.7%) and The Annex Mortgage Loan (0.4%), which are cross-collateralized Mortgage Loans, each of the constituent borrowers is a named defendant in lawsuits filed by the same general contractor or derivative material providers for breach of contract and related claims after the borrowers terminated the contractor for alleged fraud and mismanagement of construction projects at the subject properties. The contractor and/or materialmen filed mechanics’ liens against each constituent property, and the related borrowers have provided bonds for the lien-related claims. The related borrowers have filed counterclaims against the contractor. The contractor’s claims are in excess of $350,000, and the borrowers’ counterclaims are in an equal or greater amount. All related active lawsuits are in the initial pleadings stage. The loan documents provide for personal liability to the guarantor for any losses arising out of such litigation. The guarantor’s net worth is in excess of the related claims. The lender’s title insurance provider had actual notice of related lis pendens and mechanic’s lien claims filed against the constituent properties, and the lender’s title insurance policy contains no exceptions for such matters

●	With respect to the Storage Sense Harden Mortgage Loan (0.8%) and the Storage Sense Mebane Mortgage Loan (0.3%), the common guarantors, Lawrence Charles

Kaplan and George Thacker, were named as defendants in a civil action filed in New York state court on December 19, 2018 in New York County, New York. The lawsuit was initiated by a former partner and co-owner of Mr. Kaplan, alleging that the plaintiff was unjustly terminated by the defendants, and that the defendants abused their control position, misused trade secrets and misappropriated assets. The plaintiff seeks damages in an amount not less than $50 million. The case was dismissed against Mr. Kaplan and Mr. Thacker on October 14, 2020. The plaintiffs filed an appeal of such dismissal, which remains pending. In addition, Mr. Kaplan has been named a defendant in a civil action, filed June 30, 2021 in the New York County Supreme Court Commercial Division, by a former sales representative of an affiliated entity of Mr. Kaplan, who left to begin a competing business. The lawsuit alleges claims for breach of fiduciary duty, breach of contract, fraud and unjust enrichment. The claims asserted are putatively for more than $1 million in damages. Mr. Kaplan has filed an answer and counterclaims against the plaintiff and another entity affiliated with plaintiff, alleging misconduct by the plaintiff that resulted in damages exceeding $1 million. Motions to dismiss by all parties have been filed.

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With respect to the Cambridge 41-42 Owners Corp. Mortgage Loan (0.2%), the borrower is a co-defendant in a lawsuit commenced by The Housing Rights Initiative, a national nonprofit “watchdog” group, against the borrower and ninety (90) other similar defendants, alleging certain unlawful New York State and Federal discriminatory housing practices. The plaintiff seeks certain equitable and unspecified monetary relief. The case has been tendered to the borrower’s liability insurance carrier, and the borrower intends to defend. Simultaneously with the closing of the Mortgage Loan, the borrower entered into a subordinate line of credit mortgage loan in the amount of $500,000, of which $200,000 is specifically (and exclusively) available to the borrower for the payment of any adverse claims associated with the suit. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Fifty-eight (58) Mortgage Loans (66.7%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Eighteen (18) Mortgage Loans (20.2%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	Four (4) Mortgage Loans (13.1%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

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With respect to the 1 Union Square South Retail Mortgage Loan, the ExchangeRight 49 Mortgage Loan, the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, the Village at Jordan Creek Shopping Center Mortgage Loan, the Arizona Mills Mortgage Loan, the Stonebridge Village Mortgage Loan, the 1634 Church Avenue Mortgage Loan, the Red Rock Center San Diego Mortgage Loan, the Orchard Market Place Mortgage Loan and the Plaza on San Felipe Mortgage Loan Mortgage Loan (collectively, 23.3%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, groups of cross-collateralized Mortgage Loans or groups of cross-collateralized Mortgage Loans with related borrowers, we note the following:

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With respect to the ExchangeRight 49 Mortgage Loan and the ExchangeRight Net Leased Portfolio #51 Mortgage Loan (collectively, 6.8%), one of the three individual guarantors of such Mortgage Loans, Warren Thomas, was also one of three guarantors on a loan secured by a Houston apartment complex that was foreclosed by Fannie Mae in March 2013.

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With respect to the 1 Union Square South Retail Mortgage Loan (5.7%), the sponsor, The Related Companies, L.P., disclosed 11 prior foreclosures and/or mortgage defaults arising primarily during or as a result of the global financial crisis of 2007-2009.

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With respect to the Village at Jordan Creek Shopping Center Mortgage Loan (3.0%), the related sponsor, Brookfield REIT, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

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With respect to the Arizona Mills Mortgage Loan (1.9%), the related sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays

in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Sixty-seven (67) Mortgaged Properties (27.3%) are each leased entirely to a single tenant.

●	Six (6) Mortgaged Properties (8.2%) are leased (or are marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

With respect to the Chandler Heights Marketplace Mortgage Loan (1.8%), it was announced in October, 2021 that the largest tenant, Bashas’ (representing 43.6% of NRA) will be acquired by another grocery chain, Raley’s, to form a combined supermarket company of over 200 stores.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

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With respect to the One North Wacker Mortgage Loan (8.7%), the largest tenant, Pricewaterhouse Coopers, LLP (“PWC” ) (representing 22.4% of NRA), has an early termination option effective October 31, 2025 (with notice required by April 30, 2024) and is reportedly seeking to sub-lease approximately 70,082 SF of its space (representing 22.1% of PWC’s space). The loan is structured with a cash trap event period, as defined in the related loan documents, that will commence upon the earlier of (i) PWC’s failure to exercise its extension option for all of its leased space prior to the earlier of (x) the date that PWC is required to exercise such option under its lease and (y) the date that is 15 months prior to the then applicable expiration date of the then current term of the PWC lease; (ii) PWC providing formal written notice that it relinquishes its lease renewal option with respect to all or a portion of its leased space; (iii) PWC defaults in the payment of rent under the lease for a period in excess of 45 days; or (iv) PWC becomes the subject of certain bankruptcy related actions. In addition, the fourth largest tenant, Fitch Group, Inc. (representing 4.6% of NRA), has a termination option effective December 31, 2029, with notice required by December 31, 2028.

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With respect to the ExchangeRight Net Leased Portfolio #51 Mortgage Loan (3.4%), the sole tenant at (i) the Walgreens - Charlotte, NC Mortgaged Property, representing 4.6% of net rentable square feet of the portfolio, has a right to terminate its lease effective September 30, 2032 with 12 months prior written notice, (ii) the Walgreens - Omaha, NE Mortgaged Property, representing 4.2% of net rentable square feet of the portfolio, has a right to terminate its lease effective as of the last day of the 240th, 300th, 360th, 420th, 480th and 540th full calendar month of the lease term, with 6 months prior notice, and (iii) each of the Walgreens - Salem, OH Mortgaged Property, representing 4.6% of net rentable square feet of the portfolio, Walgreens - Southfield, MI Mortgaged Property, representing 4.2% of net rentable square feet of the portfolio, and Walgreens - Virginia Beach, VA Mortgaged Property, representing 4.5% of net rentable square feet of the portfolio, have the right to terminate its lease effective as of the last day of the 300th, 360th, 420th, 480th, 540th, 600th, 660th, 720th, 780th and 840th full calendar month of the term, with 6 months prior written notice. For each such Mortgaged Property, the initial termination option date has been treated as the lease expiration date on Annex A-1.

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With respect to the Walgreens – Rochester MN Mortgage Loan (0.5%), the sole tenant, Walgreens, has the right to terminate its lease every 5 years beginning August 31, 2035. The initial termination option date has been treated as the expiration date of such lease on Annex A-1 hereto.

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With respect to the Walgreens – Fort Worth TX Mortgage Loan (0.2%), the sole tenant, Walgreens, has the right to terminate its lease every month beginning July 31, 2032. The initial termination option date has been treated as the expiration date of such lease on Annex A-1 hereto.

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With respect to the Walgreens in Cookeville Mortgage Loan (0.2%), the sole tenant, Walgreens, has the recurring right to terminate its lease effective December 31, 2033 and every fifth anniversary thereafter with 6 months’ notice.

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With respect to the Walgreens in Arlington Mortgage Loan (0.1%), the sole tenant, Walgreens, has the recurring right to terminate its lease effective December 31, 2033 and every fifth anniversary thereafter with 6 months’ notice.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information as well as the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

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With respect to the One North Wacker Mortgage Loan (8.7%), approximately $542,907 of straight-line rent credit was underwritten for investment grade rated tenants (including the second largest tenant, UBS Americas Inc) over the loan term.

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With respect to the One SoHo Square Mortgage Loan (5.7%), the largest tenant, Flatiron Health, representing approximately 28.4% of the net rentable area at the Mortgaged Property, is entitled to a rent abatement of 87.1% for the months of March 2027 through March 2028 (excluding the Double Verify space, discussed below). In addition, Flatiron Health has pre-leased the space that is currently leased to Double Verify, representing approximately 3.9% of the net rentable area at the Mortgaged Property, for a term commencing subsequent to Double Verify’s lease expiration in November 2023. Flatiron Health is anticipated to take occupancy of the Double Verify space in March 2024 under a term that is coterminous with the other Flatiron Health spaces expiring in February 2031. Flatiron Health is entitled to a rent abatement for the Double Verify space of 91.28% for the months of March 2027 through September 2027 and 58.1% for October 2027. We cannot assure you that Flatiron Health will take occupancy of or begin paying rent on the Double Verify space as expected or at all. Flatiron Health has also subleased approximately 30,668 square feet (approximately 13.7%) of its space to Petal Card, Inc. for a term expiring in June 2024 at approximately 36.0% of Flatiron Health’s contractual rent. We cannot assure you that Flatiron Health will be able to sublease its remaining space or continue paying rent.

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With respect to the 1 Union Square South Retail Mortgage Loan (5.7%), the largest tenant, Regal Cinemas, is not fully paying rent. For the period from June 21, 2021 to May 31, 2022, borrower has agreed to defer Regal Cinemas’ obligation to pay the “Occupancy Costs”. The tenant instead must pay 12% of gross sales generated in the demised premises as percentage rent during this period. Beginning in June 2022, in addition to the tenant’s normal rent obligations, the tenant is required to repay, in 60 equal monthly installments, an amount equal to 60% of the deferred rent minus the sum of (i) the tenant improvement abatement and (ii) the deferral payment. This “repaid rent” is in addition to tenant’s normal rent obligations. The tenant may prepay the repaid rent at any time without penalty. At closing, the borrower provided a letter of credit for the tenant’s full gap rent and reimbursements from October 1, 2021 to May 31, 2022 in the amount of $7,222,923.21 which will be reduced each month. In addition, two wholly owned subsidiaries of the borrower lease 49.7% of the NRA at the Mortgaged Property through assignments from prior tenants and are sub-landlords to the remaining tenants at the Mortgaged Property. As additional security for the loan, the borrower has pledged its equity interest in each subsidiary.

Furthermore, the fifth largest tenant, Juul Labs, representing approximately 6.9% of the net rentable area at the Mortgaged Property, is not in occupancy of its space. The space is currently on the market for sublease, although Juul Labs has been paying its rent. We cannot assure you that this space will be subleased or that Juul Labs will continue to pay rent.

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With respect to the Park Avenue Plaza Mortgage Loan (5.7%), the largest tenant, BlackRock, which leases 32.3% of net rentable area, has provided notice that it will vacate its space upon lease expiration in 2023. Four of the 12 floors expected to be vacated by BlackRock (10.3% of net rentable area) have been leased to Jennison Associates under a lease commencing at BlackRock’s expiration date. The remaining space has not been relet. The third-largest tenant , Aon, subleases 100% of its space to Evercore, General Atlantic and Court Square. Evercore and General Atlantic have each signed a direct lease commencing on the expiration of Aon’s lease on April 30, 2023, and additionally Evercore has signed a direct lease for the space currently subleased by Court Square commencing on the expiration of Aon’s lease. At origination $43,543,892 was reserved for outstanding tenant improvement and/or leasing commission expenses for the Jennison Associates, Morgan Stanley, Evercore and other leases. In addition, certain of the new leases have free rent periods, which have not been reserved for. The Mortgage Loan is subject to a full excess cash flow sweep through December 31, 2024, with the excess cash reserve permitted to be used for property level expenses, debt service, mezzanine debt service, and required reserves deposits, provided disbursements may not result in the amount in such reserve being less than outstanding approved leasing expenses, unless the disbursement is for approved leasing expenses. We cannot assure you that any tenants under such leases with future commencement dates will take occupancy of their space under such leases or commence paying rent as expected or at all.

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With respect to the 3800 Hamlin Mortgage Loan (2.0%), the sole tenant, Volkswagen Group of America, has 4 months’ free rent beginning January 2022 and ending April 2022. Rent concession reserve obtained for free rent amounts.

●	With respect to the Walgreens in Cookeville Mortgage Loan (0.2%), the rent for the sole tenant, Walgreens, was underwritten on a straight-line averaged basis.

●	With respect to the Walgreens in Arlington Mortgage Loan (0.1%), the rent for the sole tenant, Walgreens, was underwritten on a straight-line averaged basis.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-1 to this prospectus and the accompanying footnotes. Additionally, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight 49, ExchangeRight Net Leased Portfolio #51, Ten West One, Arizona Mills, Yucaipa Valley Commercial Center, Walgreens – Rochester MN, 230-250 North La Brea Avenue, Walgreens in Cookeville and Walgreens in Arlington (collectively, 14.7%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3, we note the following:

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With respect to the ExchangeRight 49 Mortgage Loan (3.4%), with respect to the following properties, the related single tenant has a Right of First Refusal (ROFR) to purchase the mortgaged property if the borrower receives an offer as to the Mortgaged Property that it is otherwise willing to accept: (i) CVS Pharmacy - Waukegan, IL; (ii) Valspar Industrial - Massillon, OH; (iii) Walgreens - Hesperia, CA; (iv) Walgreens - Chicago (Foster Pl), IL; (v) Walgreens - Galesburg, IL; and (vi) Walgreens - Saint Joseph, MO. With respect to the following property, the related single tenant has a ROFO to purchase the Mortgaged Property if the borrower decides to market the related property for sale: Pick ‘n Save - Wauwatosa, WI. The ROFR/ROFOs are not extinguished by foreclosure, but the ROFR/ROFOs do not apply to foreclosure or deed in lieu thereof.

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With respect to the ExchangeRight Net Leased Portfolio #51 Mortgage Loan (3.4%), the sole tenant at each of the Citizen’s Bank -Bay Village, OH, Family Dollar – Galena Park, TX, Walgreens – Charlotte, NC, Walgreens – Salem, OH, Walgreens – Southfield, MI, and Walgreens -Virginia Beach, VA Mortgaged Properties has a right of first refusal or right of first offer to purchase the related Mortgaged Property. In each case, such right of first refusal or right of first offer will not be applicable in the instance of a foreclosure or a deed in lieu of foreclosure. However, such rights will apply to subsequent transfers of the applicable Mortgaged Property following a foreclosure or deed in lieu of foreclosure.

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With respect to the Ten West One Mortgage Loan (3.0%), the borrower master leases the Mortgaged Property to a master tenant (the “Ten West One Master Tenant”) in connection with a Shari’ah compliant loan structure. The Ten West One Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in May 2031, exercise of which purchase option is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium, if then applicable. The Acquisition Cost is defined as $40,260,000, which is equal to the original principal amount of the Mortgage Loan. The Ten West One Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, an owner of the Ten West One Master Tenant has the right to purchase 100% of the shares of an indirect owner of the borrower at any time at a purchase price of $100. The Ten West One Mortgage Loan documents provide that the borrower and Ten West One Master Tenant may not permit any purchase option in the master lease to be exercised except with the prior written consent of the lender, other than in connection with a permitted prepayment, payment in full or defeasance of the Mortgage Loan. The Ten West One Master Tenant is not a party to the loan documents; however, the master lease provides that the master lease (including the above purchase options) is subject and subordinate to the loan documents. The borrower also has the right to require the Ten West One Master Tenant to purchase the Mortgaged Property in certain circumstances.

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With respect to the Arizona Mills Mortgage Loan (1.9%), a tenant at the Mortgaged Property (Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack (“Joe’s”)), has an option to purchase fee simple title to its leased premises (the “Joe’s Release Parcel”) at the expiration of its lease term on August 31, 2025. Joe’s must provide written notice to the borrower at least six months prior to lease expiration, in order to exercise such option. The purchase price is required to be at the fair market value of the Joe’s Release Parcel, as determined based on appraisals obtained in accordance with the procedures set forth in the Joe’s lease, and is required to be paid in cash on the Joe’s lease expiration date.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Raymour & Flanigan Campus Mortgage Loan (4.3%), the single tenant at the related Mortgaged Property, Raymours Furniture Company, Inc., is an affiliate of the borrower.

●	With respect to the 155-11 146th Avenue Jamaica Mortgage Loan (0.4%), the single tenant at the related Mortgaged Property, International Logistics Services Inc., is an affiliate of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

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With respect to the One North Wacker Mortgage Loan (8.7%), the related Mortgaged Property’s competitive set identified by the related appraisal includes two properties owned by the related borrower sponsor.

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With respect to the Orchard Market Place Mortgage Loan (0.9%), the Mortgaged Property is comprised of 129,486 square feet in a larger, approximately 255,362 square foot shopping center. The borrower sponsor owns various non-collateral portions of the larger shopping center.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Fifteen (15) of the Mortgaged Properties (13.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions or permitting reliance on third party insurance maintained by tenants:

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With respect to the ExchangeRight Net Leased Portfolio #51 Mortgage Loan (3.4%), the borrower’s obligation to provide required property insurance for an individual Mortgaged Property is suspended if, among other things, a tenant at such Mortgaged Property provides third party insurance that satisfies the requirements of the loan agreement. In addition, with respect to the Walgreens-Largo, MD Mortgaged Property (0.3%), the borrower may rely on insurance maintained by the related condominium association (which covers the common elements of the land condominium of which the Mortgaged Property is a part). The liability policy maintained by the land condominium does not contain terrorism coverage and waiver of subrogation, and the lender has waived such coverage.

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With respect to the each of the Walgreens – Rochester MN Mortgage Loan (0.5%) and the Walgreens - Fort Worth TX Mortgage Loan (0.2%), the borrower is permitted to rely on the insurance provided by the sole tenant, Walgreens, as required under its lease. The lease provisions do not require the same insurance coverage as the Mortgage Loan provisions. For example, the Walgreens lease permits the tenant to self-insure if its net worth is at least $200,000,000 (in the case of the Walgreens – Rochester MN Mortgage Loan) or $100,000,000 (in the case of the Walgreens - Fort Worth TX Mortgage Loan), does not require the insurers to have any rating, and does not require coverage for terrorism, business interruption or contractual liability. In addition, the Walgreens – Rochester MN Mortgage Loan permits property insurance to be obtained on an actual cash value basis and the Walgreens – Fort Worth TX Mortgage Loan requires insurance for property damage to be $200,000, rather than $1,000,000, per incident.

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With respect to the each of the Walgreens in Cookeville Mortgage Loan (0.2%) and the Walgreens in Arlington Mortgage Loan (0.1%), the borrower’s obligation, if any, to provide required property, rent loss, and liability insurance is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, and satisfies certain other conditions, including (i) if Walgreens self-insures, tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-”/ Moody’s “Baa3”; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the Arizona Mills Mortgage Loan (1.9%), the related Mortgage Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

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With respect to the Ten West One Mortgage Loan (3.0%), the Mortgaged Property is subject to protective covenants pursuant to which construction or alteration at the Mortgaged Property require approval of an administrator, and buildings on such Mortgaged Property are subject to requirements relating to setbacks, parking, illumination, building materials, landscaping and other matters.

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With respect to the 251 Central Park West Mortgage Loan (2.2%), the Mortgaged Property is located in the Upper West Side/Central Park West Historic District, and is therefore subject to certain limitations on alterations.

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With respect to the 69 West 9 Owners Corp. Mortgage Loan (0.5%), the 950 Fifth Avenue Corporation Mortgage Loan (0.4%), the Main Duane Owners Corp. Mortgage Loan (0.3%), the 243 Riverside Drive Corporation Mortgage Loan (0.1%), the 242 West 104 Owners, Inc. Mortgage Loan (0.1%) and the 140 West 74 Street Corporation Mortgage Loan (0.1%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

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With respect to the London Terrace Towers Owners, Inc. (6.2%), the related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the London Terrace Towers Owners, Inc. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

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With respect to the One SoHo Square Mortgage Loan (5.7%), the liability of the related non-recourse carveout guarantor for any bankruptcy-related recourse events is subject to a cap of 10% of the then-outstanding principal balance of the related Whole Loan. In addition, there is no separate non-recourse carve-out for losses associated with breaches of the environmental covenants contained in the Mortgage Loan documents, provided, however, that the guarantor did enter into a separate environmental indemnity agreement.

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With respect to each of the Park Avenue Plaza Mortgage Loan (5.7%), the Ten West One Mortgage Loan (3.0%), the Shepherd Mountain Plaza Mortgage Loan (0.9%) and the Heritage Plaza Mortgage Loan (0.6%), there is no non-recourse carveout guarantor or separate environmental indemnitor.

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With respect to the Arizona Mills Mortgage Loan (1.9%), for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. In addition, there is no separate environmental indemnitor with respect to the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Whole Loan agreement, no separate environmental guaranty was executed by the borrower.

The Co-op Mortgage Loans are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the One SoHo Square Mortgage Loan (5.7%), the Mortgaged Property has received a final certificate of eligibility from the New York Department of Finance with respect to two retrospective tax abatements for the Mortgaged Property under the New York Industrial and Commercial Abatement Program (an “ICAP Abatement”). Once the ICAP Abatement benefits are in effect, they are expected to be retroactive for the 2017/2018 tax year for the portion of the Mortgaged Property located at 161 Avenue of the Americas and for the 2018/2019 tax year for the portion of the Mortgaged Property located at 233 Spring Street and to run for a term of ten years from the applicable commencement date. Each ICAP Abatement is expected to provide a 100% exemption on the increase in property taxes due to the associated redevelopment of the Mortgaged Property for the initial 5 years of the term of such abatement and is then expected to phase down by 20% each year during the remaining five years of the term. Taxes were underwritten inclusive of the ICAP Abatements. However, the ICAP Abatements are not yet in place at the Mortgaged Property and we cannot assure you that the borrower will obtain the ICAP Abatements as expected or at all.

●

With respect to the 1634 Church Avenue Mortgage Loan (1.6%), the related Mortgaged Property is subject to a pending application for a 35-year 421-a tax exemption (the “421-a Exemption”) for the multifamily portion of the Mortgaged Property. In addition, the related Mortgaged Property is subject to a pending application for a 25-year property tax abatement under the New York City Industrial and Commercial Abatement Program (“ICAP”, and such abatement the “ICAP Abatement”) for the retail portion of the Mortgaged Property, whereunder property taxes would be abated at a consistent level during the first sixteen years, and at a declining value through the twenty-fifth and final year of the ICAP Abatement. Applications for the 421-a Exemption and ICAP Abatement were submitted in July 2019 and August 2021, respectively. Due to the pending nature of the 421-a Exemption and ICAP Abatement, the related borrower provided a letter of credit in the amount of $4,175,000 (the “1634 Church Avenue LOC”) in connection with loan origination. The lender is required to release the 1634 Church Avenue LOC to the borrower subject to, among other conditions, (a) the absence of an ongoing event of default, (b) the disbursement will occur not later than 12 months from loan origination; provided, however, that the lender in its reasonable discretion may extend such 12 month period for disbursement of such funds if the borrower provides the lender with satisfactory evidence that the borrower is diligently attempting to obtain in a commercially reasonable manner the 421-a Exemption , (c) no cash sweep event period exists, (d) the borrower has provided the lender with the “final certificate of eligibility” for the 421-a Exemption and such other reasonable evidence that the lender may request to evidence that the 421-a Exemption is in place with respect to the Mortgaged Property or that the ICAP Abatement is in place, (e) the borrower has provided the lender with reasonably satisfactory evidence that all filing fees and all other charges to obtain the 421-a Exemption have been paid to the applicable governmental authorities and (f) the lender’s determination that (i) the underwritten cash flow divided by the loan amount after the 1634 Church Avenue LOC is released is greater than or equal to 7.00%, and (ii) the loan-to-value ratio is less than or equal to 64.5%. If the borrower does not meet the requirements to qualify for the release, the 1634 Church Avenue LOC will continue to be retained as collateral. The Appraised Value for the related Mortgage Loan makes the extraordinary assumptions that the 421-a Exemption and ICAP Abatement will be granted, and the Mortgage Loan was underwritten based on the same assumptions, and assuming $282,455 and $21,582 of tax savings, respectively, from such exemptions. There can be no assurance that the 421-a Exemption and ICAP Abatement will be obtained.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Forty-two (42) Mortgage Loans (77.0%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-six (26) Mortgage Loans (13.4%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Twelve (12) Mortgage Loans (9.6%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	42	$ 1,019,264,000	77.0%
Amortizing Balloon	26	177,445,792	13.4
Interest Only, Amortizing Balloon	12	126,611,000	9.6
Total	80	$ 1,323,320,792	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	53	$ 689,824,221	52.1%
5	2	87,500,000	6.6
6	2	150,000,000	11.3
11	23	395,996,571	29.9
Total	80	$ 1,323,320,792	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	33	$ 945,567,529	71.5%
3	1	40,260,000	3.0
4	7	32,004,000	2.4
5	17	244,305,000	18.5
10	22	61,184,263	4.6
Total	80	$ 1,323,320,792	100.0%

(1)

With respect to the Park Avenue Plaza Mortgage Loan (5.7%), the borrower is permitted up to a two day grace period for each payment so long as such payment is received by the lender no later than the 10th day of the calendar month in which such payment is due (or if the 10th calendar day is not a business day, on the preceding business day).

(2)

   With respect to the Village at Jordan Creek Shopping Center (3.0%), the borrower is permitted up to one two-business-day grace period in any 12-month period for each payment excluding the payment due on the stated maturity date.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

Except for the 1 Union Square South Retail Mortgage Loan (5.7%), the Mortgage Loans are secured by first liens on, or security interests in fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants and lack certain other bankruptcy remoteness protections. In addition, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 8 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

With respect to the National Cooperative Bank, N.A. Mortgage Loans, which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans

Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●

Forty-eight (48) Mortgage Loans (65.7%) each prohibits voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●

Four (4) Mortgage Loans (16.5%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the first Payment Due Date in the open period (including the remaining principal balance due on the first Payment Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●

One (1) Mortgage Loan (5.7%) for a specified period commencing with the origination date permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, thereafter permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the first Payment Due Date in the open period (including the remaining principal balance due as of the date of the defeasance) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●

One (1) Mortgage Loan (5.7%) for a specified period commencing with the origination date permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment, thereafter permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the first Payment Due Date in the open period or such later payment date on or prior to the maturity date as the borrower elects (including the remaining principal balance due on the first Payment Due Date in the open period or such later payment date on or prior to the maturity date as the borrower elects) or to make a voluntary principal prepayment upon the payment of a Yield Maintenance Charge, and thereafter such Mortgage Loan is freely prepayable.

●

Twenty-two (22) Mortgage Loans (4.6%) each permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●

Four (4) Mortgage Loans (1.9%) each prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	1	0.9%
4	45	30.7
5	16	22.9
6	1	5.7
7	16	33.6
8	1	6.2
Total	80	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Co-op Mortgage Loans) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●

the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the

Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, with respect to the Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”.

Defeasance

The terms of fifty-four (54) Mortgage Loans (the “Defeasance Loans”) (collectively, 93.5%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related Balloon Payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements.

●

With respect to the Arizona Mills Mortgage Loan (1.9%), in the event that Joe’s elects to exercise the purchase option contained in its lease (See “—Tenant Issues—Purchase Options and Rights of First Refusal” above), the borrower will be entitled to release the Joe’s parcel, subject to the satisfaction of certain conditions, including (a) if the loan-to-value ratio (determined by excluding personal property and going concern value, if any) is greater than 125% (such value to be determined by the lender by any commercially reasonable method permitted to the REMIC rules), the principal balance of the Whole Loan is required to be paid down by the borrower in the least of the following amounts: (i) the net sales proceeds, (ii) the fair market value of the release parcel at the time of the release, or (iii) an amount such that the loan-to-value ratio (as so determined by the lender) is equal to or less than 125%, (b) if such release occurs during the REMIC prohibition period, pays a release price of $1,000,000, and a yield maintenance premium, (c) if such release occurs after the expiration of the REMIC prohibition period, the borrower partially defeases the Whole Loan in an amount of $1,000,000, and (d) the borrower delivers evidence acceptable to the lender that, immediately after giving effect to the Joe’s parcel release, the portion of the Mortgaged Property remaining encumbered by the mortgage will (i) comply in all material respects with all applicable legal requirements, including zoning and building laws, (ii) constitute one or more separate tax lots, (iii) be legally subdivided, (iv) be serviced by adequate parking and access and (v) comply with applicable leases and reciprocal easement agreements.

●

With respect to the Germantown Shopping Center Mortgage Loan (0.8%), the related Mortgaged Property contains an out lot with respect to which, at any time after the expiration of the REMIC prohibition period, and provided that no event of default has occurred and is continuing, the related borrower may obtain the release of such specified parcel through partial defeasance and in connection with the sale of such parcel to an unaffiliated third party, subject to certain conditions, including: (1) payment of an “Adjusted Release Amount” equal to the greater of (a) the net proceeds from the sale of the Release Parcel and (b) 110% of the fair market value of the Release Parcel as established by a newly commissioned MAI appraisal; (2) after giving effect to such release (a) the loan-to-value ratio must not exceed 67.2%, (b) the debt yield must be equal to or greater than the greater of (i) 10% and (ii) the debt yield immediately preceding the release of the Release Parcel and (c) the debt service coverage ratio must be equal to or greater than the greater of (i) 1.85x and (ii) the debt service coverage ratio immediately preceding the release of the Release Parcel; (3) if requested by the lender, an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (4) rating agency confirmation is obtained.

●

With respect to the Upper & Lower Whitney Multifamily Portfolio Mortgage Loan (0.4%), at any time after the expiration of the REMIC prohibition period, and provided that no event of default has occurred and is continuing, the related borrower may obtain the release of an individual Mortgaged Property (for purposed of this paragraph an “Individual Property”) through partial defeasance in connection with a bona fide third party sale, subject to certain conditions, including: (1) payment of an adjusted release amount equal to the greater of (a) the net proceeds from the sale of such Individual Property and (b) 125% of the release amount for such Individual Property (specified as $2,773,000 with respect to the Upper Whitney Mortgaged Property and $1,927,000 with respect to the Lower Whitney Mortgaged Property); (2) after giving effect to such release (a) the loan-to-value ratio must not exceed the lesser of 70.7% and the loan-to-value ratio of the related Mortgaged Properties immediately prior to such release; (b) the debt service coverage ratio must be equal to or greater than the greater of (i) the debt service coverage ratio immediately preceding such release and (ii) 1.72x and (c) the debt yield must be equal to or greater than the greater of (i) the debt yield immediately preceding such release and (ii) 9.1%; (3) delivery of an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (4) rating agency confirmation is obtained.

●

With respect to the Victoria Gardens and Rocwood MHC Mortgage Loan (0.3%), at any time after the expiration of the REMIC prohibition period, and provided that no event of default has occurred and is continuing, the related borrower may obtain the release of an individual Mortgaged Property (for purposed of this paragraph an “Individual Property”) through partial defeasance in connection with an arms-length third-party sale, subject to certain conditions, including: (1) payment of a release price equal to the greater of (a) the net proceeds from the sale of such Individual Property and (b) 125% of the release amount for such Individual Property (specified as $2,448,779 with respect to the Victoria Gardens Mortgaged Property and $1,886,221 with respect to the Rocwood MHC Mortgaged Property); (2) after giving effect to such release (a) the debt service coverage ratio must be equal to or greater than the greater of (i) 1.92x and (ii) the debt service coverage ratio immediately preceding such release, (b) the debt yield must be equal to or greater than the greater of (i) 10.87% and (ii) the debt yield immediately preceding such release and (c) the loan-to-value ratio must not exceed the lesser of 66.2% and the loan-to-value ratio of the related Mortgaged Properties immediately prior to such release; and (3) rating agency confirmation is obtained.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

With respect to the Village at Jordan Creek Shopping Center Mortgage Loan (3.0%), the related Mortgage Loan documents permit the Mortgagor to acquire a specified non-collateral parcel currently owned by Costco Wholesale Corporation in the event that Costco Wholesale Corporation requires such purchase pursuant to a put right held by Costco Wholesale Corporation (the “Acquired Expansion Parcel”), provided, that the related Mortgage Loan documents require that such an acquisition is subject to, among other things, no event of default by the borrower, upon such an acquisition, the Acquired Expansion Parcel will be encumbered by the lien of the mortgage on the related Mortgaged Property, delivery of an environmental report and a physical conditions report covering the Acquired Expansion Parcel, tax lot and title insurance updates and, upon request of lender, the delivery of a REMIC opinion. The related Mortgage Loan documents also include a carve-out for any losses resulting from such Acquired Expansion Parcel not being included in the related Mortgaged Property as of the related Mortgage Loan origination date.

With respect to the Spare Cube Portfolio Mortgage Loan (0.9%), the borrower is in the process of constructing an additional approximately 11,900 square foot climate controlled self-storage building at the 3 Highland Park Drive Mortgaged Property (0.8%). At origination $630,000, representing the estimated outstanding costs of completing such construction, was reserved with the lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-two (42) Mortgage Loans (46.7%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-seven (47) Mortgage Loans (46.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-three (23) Mortgage Loans (42.5%) that are secured in whole or in part by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail and industrial properties only.

Eleven (11) Mortgage Loans (8.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

With respect to the One North Wacker Mortgage Loan (8.7%), under the related Whole Loan documents, provided no event of default is continuing, in lieu of monthly deposits to the real estate tax, insurance, replacement and tenant improvements and leasing commissions reserve, the borrower is permitted to provide a letter of credit or a guaranty for such amounts from a borrower affiliate approved by the lender.

With respect to the One SoHo Square Mortgage Loan (5.7%), at loan origination, in lieu of funding an unfunded obligations reserve, the guarantor also provided a guaranty of certain unfunded obligations including tenant improvements, leasing commissions and free rent in an amount equal to $13,309,776.13.

With respect to the Arizona Mills Mortgage Loan (1.9%), under the related Mortgage Loan documents, the borrower is permitted to provide either a guaranty from the non-recourse carveout guarantor or a letter of credit in lieu of maintaining cash reserves for real estate taxes, insurance premiums, replacements and tenant rollover. As of the origination date, the non-recourse carveout guarantor has provided a guaranty in lieu of making cash deposits in the reserves for real estate taxes, insurance premiums, replacements and tenant rollover.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	10	$ 445,680,958	33.7%
Springing	36	342,719,918	25.9
Hard/In Place Cash Management	6	262,500,000	19.8
None	24	147,919,915	11.2
Soft/Springing Cash Management	4	124,500,000	9.4
Total	80	$ 1,323,320,792	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●

Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.

The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●

Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●

None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

●

Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

One (1) Mortgage Loan (5.7%) was originated by Wells Fargo Bank with an exception to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One Soho Square (5.7%), the largest tenant, Flatiron Health, has outstanding free rent for the period March 2027 to March 2028 totaling $10,167,403 and no rent abatement reserve or guaranty was required at origination, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) Flatiron Health is leased until February 2031 and has two, five-year renewal options remaining; (b) the Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield are 34.8%, 4.88x and 13.6%, respectively, and excluding the income attributed to the total free rent for Flatiron Health the U/W NCF DSCR and U/W NOI Debt Yield would be 4.09x and 11.4%, respectively; and (c) the sponsor affiliate, Stellar Management, owns and manages over 12,000 apartments and over two million square feet of office space. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan in this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●

with respect to the Co-op Mortgage Loans, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Other Secured Indebtedness” or “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and

●

with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under- written NCF DSCR(2)	Cut-off Date Total Debt Under- written NCF DSCR(1)
One SoHo Square	$ 75,000,000	5.7%	$ 120,000,000	$ 395,000,000	$ 315,000,000	3.033%	34.8%	67.0%	4.88x	2.28x
Park Avenue Plaza	$ 75,000,000	5.7%	$ 115,000,000	$ 264,170,000	$ 120,830,000	2.990%	31.9%	54.1%	5.84x	3.27x

(1)

Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA or other servicing agreement pursuant to which the related Whole Loan is being serviced, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off Date % Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
One SoHo Square	$75,000,000	5.7%	$90,500,000(3)	67.0%	2.22x	6.82%	Yes	Yes
Park Avenue Plaza	$75,000,000	5.7%	N/A	54.1%	2.00x	10.0(4)	Yes	Yes
Ten West One	$40,260,000	3.0%	N/A	60.0%	1.63x	9.05%	Yes	Yes
3800 Hamlin	$26,650,000	2.0%	$15,000,000	65.0%	1.60x	N/A	Yes	Yes
Allentown HQ	$15,500,000	1.2%	N/A	65.0%	2.50X(5)	N/A	Yes	Yes

(1)

Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2)

Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(3)	Indicates the maximum future mezzanine debt permitted (in addition to the existing $120,000,000 of mezzanine debt).

(4)	The related loan documents also require a minimum debt yield of 12.6% for the Whole Loan only.

(5)	The related loan documents also require a Minimum Combined DSCR of 1.00x based on an imputed loan constant of 10.0%.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

The Co-op Mortgage Loans permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

With respect to the London Terrace Towers Owners, Inc. Mortgage Loan (6.2%), the related Mortgage Loan agreement permits the mortgagor to obtain additional subordinate financing (including, without limitation, a revolving or term line of credit) which may be secured by the related Mortgaged Property, or unsecured, in the amount of the lesser of (i) $10,000,000 or (ii) such amount so that at all times the aggregate loan-to-value ratio with respect to the existing Mortgage Loan debt and all existing and proposed additional financing does not exceed 35% and provided that, among other things: (a) no event of default has occurred and is continuing; (b) the debt yield, calculated including the existing debt and all existing and proposed subordinate debt is equal to or greater than 12.5%; (c) the subordinate lender is required to agree (i) that the subordinate debt will be subordinate in payment to the existing Mortgage Loan debt, (ii) that the mortgagor will only be required to make payments under such additional financing to the extent the mortgagor is current and will remain current in paying all amounts payable under the Mortgage Note, the Mortgage Loan Agreement and the other Mortgage Loan documents and (iii) if the subordinate debt is secured by the Mortgaged Property, the subordinate lender is required to enter into a subordination and standstill agreement in form and substance reasonably acceptable to the mortgagee pursuant to which the subordinate lender agrees to the foregoing with the mortgagee; (d) the mortgagor pays all of the mortgagee’s actual out-of-pocket costs and expenses incurred by the mortgagee’s in connection with such additional subordinate financing, including, without limitation reasonable legal fees; and (e) such additional subordinate financing is required to have a maturity date that is either co-terminous with or extends beyond the term of the Mortgage Loan.

With respect to the Arizona Mills Mortgage Loan (1.9%), the related Whole Loan documents permit the borrower to enter into a so-called PACE (Property-Assessed Clean Energy) loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

With respect to the Claremont Village Square Mortgage Loan (1.4%), the subject property was included as part of the Claremont Village Expansion Project in 2006, which involved the Claremont Redevelopment Agency’s (“CRA”) dedicating land and constructing an adjacent town square with landscaped dining areas, and structured and surface parking. The subject property received a perpetual non-exclusive easement to the CRA-owned and maintained parking. In exchange for the CRA’s contribution, the borrower executed a $1,243,000 note payable to the CRA (the “CRA Note”) that is secured by a subordinate deed of trust. In lieu of principal and interest payments, the CRA Note is payable from operations and capital event distributions to members (the CRA receives 27.32% of excess cash flow after senior loan debt service). The current balance of the CRA Note is $752,810.11.

With respect to the Mortgaged Properties located in Florida (1.3%), Florida statute renders unenforceable any provision in the related loan documents that prohibits the borrower from incurring PACE loans in connection with the related Mortgaged Property.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following tables present certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Subordinate LOCs

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 10/25/2021 ($)	Total Cut- off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Hawthorne Owners Corp.	$6,489,283	$1,000,000	$0	$6,489,283	$7,489,283	6.6%	Greater of 3.90% or the Prime Rate	6.90x
69 West 9 Owners Corp.	$6,000,000	$1,000,000	$0	$6,000,000	$7,000,000	6.5%	Greater of 3.50% or the Prime Rate	9.85x
950 Fifth Avenue Corporation	$5,000,000	$500,000	$0	$5,000,000	$5,500,000	6.0%	Greater of 3.50% or the Prime Rate	12.52x
760 West End Avenue Owners, Inc.	$4,495,321	$700,000	$0	$4,495,321	$5,195,321	5.5%	Greater of 3.50% or the Prime Rate	10.64x
Main Duane Owners Corp.	$3,500,000	$500,000	$0	$3,500,000	$4,000,000	9.3%	Greater of 3.70% or the Prime Rate	10.58x
3701 Tenants Corp.	$3,500,000	$1,000,000	$0	$3,500,000	$4,500,000	19.1%	Greater of 3.50% or the Prime Rate	4.07x
Dove Court Owners, Inc.	$3,100,000	$300,000	$0	$3,100,000	$3,400,000	17.9%	Greater of 3.75% or the Prime Rate +0.25%	8.07x
Cambridge 41-42 Owners Corp.	$2,847,216	$500,000	$0	$2,847,216	$3,347,216	9.2%	Greater of 3.70% or the Prime Rate	7.19x
3000 Valentine Avenue Owners, Inc.	$2,600,000	$500,000	$0	$2,600,000	$3,100,000	25.6%	Greater of 3.75% or the Prime Rate	3.89x
520 W. 50th St., Inc.	$2,497,579	$500,000	$0	$2,497,579	$2,997,579	16.1%	Greater of 3.90% or the Prime Rate	4.21x
243 Riverside Drive Corporation	$1,800,000	$500,000	$0	$1,800,000	$2,300,000	4.2%	Greater of 3.75% or the Prime Rate +0.25%	14.61x
9944 Forest Corp.	$1,797,113	$250,000	$0	$1,797,113	$2,047,113	12.3%	Greater of 3.70% or the Prime Rate	6.58x
120-10-12 85th Ave. Owners Corp.	$1,525,000	$500,000	$0	$1,525,000	$2,025,000	12.4%	Greater of 3.50% or the Prime Rate	7.30x
Gramatan Owners Inc.	$1,375,000	$250,000	$0	$1,375,000	$1,625,000	19.8%	Greater of 3.50% or the Prime Rate	7.23x
Concordia Apartments, Ltd.	$1,112,928	$250,000	$25,000	$1,137,928	$1,362,928	6.7%	Greater of 3.70% or the Prime Rate	6.95x
242 West 104 Owners, Inc.	$1,000,000	$150,000	$0	$1,000,000	$1,150,000	7.4%	Greater of 3.70% or the Prime Rate	8.85x
249 Eldridge St. Owners Corp.	$1,000,000	$500,000	$0	$1,000,000	$1,500,000	10.1%	Greater of 3.90% or the Prime Rate	7.71x
140 West 74 Street Corporation	$998,396	$250,000	$0	$998,396	$1,248,396	5.5%	Greater of 3.75% or the Prime Rate +0.25%	11.92x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of October 25, 2021.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of October 25, 2021 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the 43-10 44th Owners Corp. Mortgage Loan (0.2%) and the Gramatan Owners Inc. Mortgage Loan (0.1%) the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and

(b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Co-op Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional subordinate debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is permitted to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as One North Wacker, 1201 Lake Robbins, One SoHo Square, Park Avenue Plaza, Raymour & Flanigan Campus, ExchangeRight 49 and Arizona Mills is part of a

Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2021-BNK36 PSA” means the pooling and servicing agreement that governs the servicing of the One North Wacker Whole Loan and the Arizona Mills Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MSC 2021-PLZA TSA” means the trust and servicing agreement that governs the servicing of the Park Avenue Plaza Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. Each of the One SoHo Square Whole Loan and the Park Avenue Plaza Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means, with respect to any Non-Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Non-Serviced Mortgage Loan.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced AB Whole Loan” means any Whole Loan comprised of a Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Serviced Pari Passu Companion Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is subordinate in right of payment to the related Mortgage Loan and Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“SOHO 2021-SOHO TSA” means the trust and servicing agreement that governs the servicing of the One SoHo Square Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)(2)
One North Wacker	Non-Serviced	Note A-1	Control	$122,000,000	BANK 2021-BNK36
		Note A-2	Non-Control	$95,000,000	Bank of America, National Association
		Note A-3	Non-Control	$80,000,000	BANK 2021-BNK37
		Note A-4	Non-Control	$20,500,000	BANK 2021-BNK37
		Note A-5	Non-Control	$15,500,000	Bank of America, National Association
		Note A-6	Non-Control	$15,000,000	BANK 2021-BNK37
		Note A-7	Non-Control	$5,000,000	BANK 2021-BNK36
1201 Lake Robbins	Serviced	Note A-1	Control	$100,000,000	BANK 2021-BNK37
		Note A-2	Non-Control	$70,000,000	Wells Fargo Bank, National Association
		Note A-3	Non-Control	$40,000,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$40,000,000	Wells Fargo Bank, National Association
One SoHo Square	Non-Serviced	Note A-1-S	Control	$685,083	SOHO 2021-SOHO
		Note A-1-C-1	Non-Control	$53,950,000	Benchmark 2021-B28
		Note A-1-C-2	Non-Control	$75,000,000	BANK 2021-BNK37
		Note A-1-C-3	Non-Control	$50,000,000	Benchmark 2021-B28
		Note A-1-C-4	Non-Control	$50,000,000	Benchmark 2021-B29
		Note A-1-C-5	Non-Control	$50,000,000	BBCMS 2021-C11
		Note A-1-C-6	Non-Control	$20,000,000	BBCMS 2021-C11
		Note A-1-C-7	Non-Control	$20,000,000	Benchmark 2021-B29
		Note A-1-C-8	Non-Control	$2,353,868	Benchmark 2021-B29
		Note A-2-S	Non-Control	$204,420	SOHO 2021-SOHO
		Note A-2-C-1	Non-Control	$21,050,000	Benchmark 2021-B28
		Note A-2-C-2	Non-Control	$20,000,000	Benchmark 2021-B29
		Note A-2-C-3	Non-Control	$19,646,132	Benchmark 2021-B29
		Note A-2-C-4	Non-Control	$16,000,000	3650R 2021-PF1
		Note A-2-C-5	Non-Control	$10,000,000	Benchmark 2021-B28
		Note A-2-C-6	Non-Control	$9,176,796	3650R 2021-PF1
		Note A-3-S	Non-Control	$110,497	SOHO 2021-SOHO
		Note A-3-C-1	Non-Control	$24,000,000	MSC 2021-L7
		Note A-3-C-2	Non-Control	$16,000,000	MSC 2021-L7
		Note A-3-C-3	Non-Control	$11,823,204	MSC 2021-L7
		Note B-1	Non-Control	$215,801,105	SOHO 2021-SOHO
		Note B-2	Non-Control	$64,392,265	SOHO 2021-SOHO
		Note B-3	Non-Control	$34,806,630	SOHO 2021-SOHO
Park Avenue Plaza	Non-Serviced	Note A-1	Control	$139,170,000	MSC 2021-PLZA
		Note A-2	Non-Control	$50,000,000	BANK 2021-BNK37
		Note A-3	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
		Note A-4	Non-Control	$10,000,000	Morgan Stanley Bank, N.A.
		Note A-5	Non-Control	$25,000,000	BANK 2021-BNK37
		Note A-6	Non-Control	$35,000,000	Morgan Stanley Bank, N.A.
		Note A-7	Non-Control	$10,000,000	Morgan Stanley Bank, N.A.
		Note A-8	Non-Control	$50,000,000	Morgan Stanley Bank, N.A.
		Note B-1	Non-Control	$120,830,000	MSC 2021-PLZA
Raymour & Flanigan Campus	Serviced	Note A-1	Control	$57,000,000	BANK 2021-BNK37
		Note A-2	Non-Control	$30,000,000	BANK 2021-BNK36
ExchangeRight 49	Serviced	Note A-1	Control	$45,000,000	BANK 2021-BNK37
		Note A-2	Non-Control	$23,800,000	Wells Fargo Bank, National Association
Arizona Mills	Non-Serviced	Note A-1	Control	$38,500,000	BANK 2021-BNK36
		Note A-2	Non-Control	$31,500,000	BANK 2021-BNK36
		Note A-3-1	Non-Control	$11,500,000	BANK 2021-BNK37
		Note A-3-2	Non-Control	$5,000,000	BANK 2021-BNK36
		Note A-4	Non-Control	$13,500,000	BANK 2021-BNK37

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	The identification of a securitization trust means we have identified another securitization that has closed or as to which (a) a term sheet, preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (b) a premarketing term sheet, term sheet, preliminary offering circular or final offering circular has been printed, that, in each case, has included or is expected to include the subject Control Note or Non-Control Note, as the case may be.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu

Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari

Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the applicable special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The One SoHo Square AB Whole Loan

General

The One SoHo Square Mortgage Loan (5.7%) is part of a split loan structure comprised of 20 senior promissory notes (the “One SoHo Square A Notes”) and 3 subordinate promissory notes (the “One SoHo Square B Notes” and, together with the One SoHo Square A Notes, the ”One SoHo Square Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $785,000,000. One such senior promissory note designated Note A-1-C-2, with an initial aggregate principal balance of $75,000,000 (the “One SoHo Square Mortgage Loan”) will be deposited into this securitization. The One SoHo Square Whole Loan is evidenced by (i) the One SoHo Square Mortgage Loan, (ii) 3 senior promissory notes designated Note A-1-S, Note A-2-S and Note A-3-S (the “One SoHo Square Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “One SoHo Square Non-Standalone Pari Passu Companion Loans” and, together with the One SoHo Square Standalone Pari Passu Companion Loans, the ”One SoHo Square Pari Passu Companion Loans”), which have an aggregate initial principal balance of $394,000,000; and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “One SoHo Square Subordinate Companion Loans” and, together with the One SoHo Square Standalone Pari Passu Companion Loans, the ”One SoHo Square Standalone Companion Loans”), which have an aggregate initial principal balance of $315,000,000.

The One SoHo Square Mortgage Loan, the One SoHo Square Pari Passu Companion Loans and the One SoHo Square Subordinate Companion Loans are referred to herein, collectively, as the “One SoHo Square Whole Loan“, and the One SoHo Square Pari Passu Companion Loans and the One SoHo Square Subordinate Companion Loans are referred to herein as the “One SoHo Square Companion Loans“. The One SoHo Square Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the One SoHo Square Mortgage Loan. The One SoHo Square Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans.

Only the One SoHo Square Mortgage Loan is included in the issuing entity. The One SoHo Square Standalone Companion Loans were contributed to a securitization trust (the “SOHO 2021-SOHO Securitization”) governed by the SOHO 2021-SOHO Trust and Servicing Agreement (the “SOHO 2021-SOHO TSA”). The One SoHo Square Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized One SoHo Square Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the One SoHo Square Whole Loan are subject to a Co-Lender Agreement (the “One SoHo Square Co-Lender Agreement”). The following summaries describe certain provisions of the One SoHo Square Co-Lender Agreement.

Servicing

The One SoHo Square Whole Loan (including the One SoHo Square Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the SOHO 2021-SOHO TSA by KeyBank National Association as master servicer (the “One SoHo Square Master Servicer”), and, if necessary, Midland Loan Services, a Division of PNC Bank National Association, as special servicer (the “One SoHo Square Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the One SoHo Square Co-Lender Agreement.

Custody of the Mortgage File

U.S. Bank National Association is the custodian of the One SoHo Square Whole Loan (including the One SoHo Square Mortgage Loan) pursuant to the terms of the SOHO 2021-SOHO TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the One SoHo Square Mortgage Loan (but not on the One SoHo Square Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the One SoHo Square Mortgage Loan.

Property protection advances in respect of the One SoHo Square Whole Loan will be made by the One SoHo Square Master Servicer or the trustee under the SOHO 2021-SOHO TSA, as applicable, unless a determination of nonrecoverability is made under the SOHO 2021-SOHO TSA.

Application of Payments

The One SoHo Square Co-Lender Agreement sets forth the respective rights of the holder of the One SoHo Square Mortgage Loan, the holders of the One SoHo Square Pari Passu Companion Loans and the holders of the One SoHo Square Subordinate Companion Loans with respect to distributions of funds received in respect of the One SoHo Square Whole Loan, and provides, in general, that:

●	the One SoHo Square Mortgage Loan and the One SoHo Square Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●

the One SoHo Square Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the One SoHo Square Mortgage Loan and the One SoHo Square Pari Passu Companion Loans, and the rights of the holders of the One SoHo Square Subordinate Companion Loans to receive payments with respect to the One SoHo Square Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the One SoHo Square Mortgage Loan and the One SoHo Square Pari Passu Companion Loans to receive payments with respect to the One SoHo Square Whole Loan; and

●

all expenses and losses relating to the One SoHo Square Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of One SoHo Square Subordinate Companion Loans and second to the issuing entity, as holder of the One SoHo Square Mortgage Loan, and the holders of the One SoHo Square Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the One SoHo Square Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●

first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans to the holders of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●

second, on a pro rata and pari passu basis, to the holders of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●

third, on a pro rata and pari passu basis, to the holders of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the One SoHo Square Mortgage Loan and each One SoHo Square Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the One SoHo Square Whole Loan pursuant to the One SoHo Square Co-Lender Agreement or the SOHO 2021-SOHO TSA;

●

fourth, if the proceeds of any foreclosure sale or any liquidation of the One SoHo Square Whole Loan or the One SoHo Square Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holders of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the One SoHo Square Mortgage Loan and One SoHo Square Pari Passu Companion Loans principal balance at a per annum rate equal the applicable net note rate;

●

fifth, on a pro rata and pari passu basis, to the holders of the One SoHo Square Mortgage Loan and the One SoHo Square Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents.

●

sixth, the holders of the One SoHo Square Subordinate Companion Loans, to pay accrued and unpaid interest on the One SoHo Square Subordinate Companion Loans to the holders of the One SoHo Square Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable One SoHo Square Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●

seventh, to the holders of the One SoHo Square Subordinate Companion Loans, in an amount equal all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the One SoHo Square Subordinate Companion Loans have been reduced to zero;

●

eighth, on a pro rata and pari passu basis, to the holders of the One SoHo Square Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers, in an amount up to such note’s pro rata interest therein as calculated under the One SoHo Square Whole Loan documents;

●

ninth, if the proceeds of any foreclosure sale or any liquidation of the One SoHo Square Whole Loan or the One SoHo Square Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the One SoHo Square Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the One SoHo Square Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the One SoHo Square Subordinate Companion Loans as a result of such workout, plus unpaid interest on the One SoHo Square Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

●

tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the SOHO 2021-SOHO TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the One SoHo Square Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the One SoHo Square Mortgage Loan and the One SoHo Square Companion Loans, pro rata, based on their respective percentage interests; and

●

eleventh, if any excess amount is available to be distributed in respect of the One SoHo Square Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the One SoHo Square Mortgage Loan, the One SoHo Square Companion Loans and the One SoHo Square Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the One SoHo Square Co-Lender Agreement (the “One SoHo Square Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the SOHO 2021-SOHO Securitization. Pursuant to the terms of the SOHO 2021-SOHO TSA, such controlling class representative, which will initially be KKR Real Estate Stabilized Credit Partners L.P., will have consent and/or consultation rights with respect to the One SoHo Square Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the SOHO 2021-SOHO TSA (a “One SoHo Square Consultation Termination Event”), the consent and consultation rights of the One SoHo Square Directing Holder will terminate and there will be no controlling noteholder for so long as the One SoHo Square Whole Loan is serviced pursuant to the SOHO 2021-SOHO TSA. A One SoHo Square Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the

SOHO 2021-SOHO TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is 25% or less of the initial certificate balance of such Class HRR certificates, (ii) the One SoHo Square Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) KKR Real Estate Stabilized Credit Partners L.P. or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the SOHO 2021-SOHO TSA (the “One SoHo Square Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the One SoHo Square Certificate Registrar receives either such notice. In addition, pursuant to the terms of the One SoHo Square Co-Lender Agreement, the issuing entity, as holder of the One SoHo Square Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the One SoHo Square Master Servicer or the One SoHo Square Special Servicer, as applicable, is required to provide to the One SoHo Square Directing Holder (within the same time frame such notices, information and reports to the One SoHo Square Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the SOHO 2021-SOHO TSA) with respect to any major decisions to be taken with respect to the One SoHo Square Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the One SoHo Square Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the One SoHo Square Whole Loan. The consultation rights of the issuing entity will expire ten business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the One SoHo Square Master Servicer nor the One SoHo Square Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the One SoHo Square Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of the One SoHo Square Whole Loan, modifies the terms thereof such that (i) the principal balance of the One SoHo Square Whole Loan is decreased, (ii) the applicable note interest on any One SoHo Square Note is reduced, (iii) payments of interest or principal on any One SoHo Square Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of the One SoHo Square Notes as set forth in the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of the One SoHo Square A Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each One SoHo Square A Note remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the One SoHo Square Whole Loan will be applied to the One SoHo Square Notes in the following order: (a) first, to the reduction of the note principal balance of each of the One SoHo Square B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the One SoHo Square A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Sale of Defaulted Whole Loan

Pursuant to the terms of the One SoHo Square Co-Lender Agreement, if the One SoHo Square Whole Loan becomes a defaulted mortgage loan, and if the One SoHo Square Special Servicer determines to sell the One SoHo Square Whole Loan in accordance with the SOHO 2021-SOHO TSA, then the One SoHo Square Special Servicer will be required to sell the One SoHo Square Pari Passu Companion Loans and the One SoHo Square Subordinate Companion Loans, together with the One SoHo Square Mortgage Loan, as one whole loan. In connection with any such sale, the One SoHo Square Special Servicer will be required to follow the procedures contained in the SOHO 2021-SOHO TSA.

Notwithstanding the foregoing, the One SoHo Square Special Servicer will not be permitted to sell the One SoHo Square Whole Loan if it becomes a defaulted mortgage loan under the SOHO 2021-SOHO TSA without the written consent of the issuing entity (or its representative), as holder of the One SoHo Square Mortgage Loan, or the holders of the One SoHo Square Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the One SoHo Square Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the One SoHo Square Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the One SoHo Square Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the One SoHo Square Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the One SoHo Square Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the One SoHo Square Master Servicer or the One SoHo Square Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the One SoHo Square Mortgage Loan or the holders of the One SoHo Square Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the One SoHo Square Mortgage Loan, or the holders of the One SoHo Square Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the One SoHo Square Whole Loan.

Special Servicer Appointment Rights

Pursuant to the One SoHo Square Co-Lender Agreement and the SOHO 2021-SOHO TSA, the One SoHo Square Directing Holder (or its representative) will have the right, with or without cause, to replace the One SoHo Square Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the One SoHo Square Mortgage Loan or any holder of a One SoHo Square Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the SOHO 2021-SOHO TSA recommends, in its sole discretion exercised in good faith, the replacement of the One SoHo Square Special Servicer, the applicable certificateholders under the SOHO 2021-SOHO TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the One SoHo Square Special Servicer and appoint a replacement special servicer in accordance with the SOHO 2021-SOHO TSA, as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Park Avenue Plaza AB Whole Loan

General

The Park Avenue Plaza Mortgage Loan, representing approximately 5.7% of the Initial Pool Balance, is part of a Whole Loan that is part of a split loan structure comprised of 8 senior promissory notes and 1 subordinate promissory note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $460,000,000. Two such senior promissory notes, Note A-2 and Note A-5, with an aggregate initial principal balance of $75,000,000 (collectively, the “Park Avenue Plaza Mortgage Loan”), will be deposited into this securitization.

The “Park Avenue Plaza Whole Loan” is a whole loan comprised of (i) the Park Avenue Plaza Mortgage Loan, (ii) a senior promissory note designated Note A-1 (the “Park Avenue Plaza Standalone Pari Passu Companion Loan”), which has an initial principal balance of $139,170,000, (iii) 5 senior promissory notes designated Note A-3, Note A-4, Note A-6, Note A-7 and Note A-8 (the “Park Avenue Plaza Non-Standalone Pari Passu Companion Loans” and, together with the Park Avenue Plaza Standalone Pari Passu Companion Loan, the “Park Avenue Plaza Pari Passu Companion Loans”), which have an aggregate initial principal balance of $125,000,000, and (iv) a subordinate promissory note designated Note B-1 (the “Park Avenue Plaza Subordinate Companion Loan” and, together with the Park Avenue Plaza Standalone Pari Passu Companion Loan, the “Park Avenue Plaza Standalone Companion Loans”), which has an initial principal balance of $120,830,000. The Park Avenue Plaza Pari Passu Companion Loans and the Park Avenue Plaza Subordinate Companion Loan are referred to herein as the “Park Avenue Plaza Companion Loans”.

The Park Avenue Plaza Pari Passu Companion Loans and the Park Avenue Plaza Subordinate Companion Loan will accrue interest at a rate per annum equal to 2.8375%.

The Park Avenue Plaza Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Park Avenue Plaza Mortgage Loan. The Park Avenue Plaza Subordinate Companion Loan is subordinate in right of payment with respect to the Park Avenue Plaza Mortgage Loan and the Park Avenue Plaza Pari Passu Companion Loans.

Only the Park Avenue Plaza Mortgage Loan is included in the issuing entity. The Park Avenue Plaza Standalone Companion Loans have been contributed to a securitization trust governed by the MSC Trust 2021-PLZA TSA (the “MSC 2021-PLZA Securitization”). The remaining Park Avenue Plaza Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Park Avenue Plaza Whole Loan (the “Park Avenue Plaza Noteholders”) are subject to an Intercreditor Agreement (the “Park Avenue Plaza Intercreditor Agreement”). The following summaries describe certain provisions of the Park Avenue Plaza Intercreditor Agreement.

Servicing

The Park Avenue Plaza Whole Loan (including the Park Avenue Plaza Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the MSC Trust 2021-PLZA TSA by Wells Fargo Bank, National Association as servicer (in such capacity, the “Park Avenue Plaza Servicer”) and, if necessary, as special servicer (in such capacity, the “Park Avenue Plaza Special Servicer”), in the manner described under

“Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Park Avenue Plaza Mortgage Loan”, but subject to the terms of the Park Avenue Plaza Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Park Avenue Plaza Mortgage Loan (but not on the Park Avenue Plaza Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Park Avenue Plaza Mortgage Loan. Principal and interest advances in respect of the Park Avenue Plaza Companion Loans and property protection advances in respect of the Park Avenue Plaza Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Park Avenue Plaza Mortgage Loan”.

Application of Payments Prior to a Park Avenue Plaza Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the Park Avenue Plaza Whole Loan borrower to pay money due under the Park Avenue Plaza Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Park Avenue Plaza Whole Loan becomes a specially serviced mortgage loan under the MSC Trust 2021-PLZA TSA (a “Park Avenue Plaza Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Park Avenue Plaza Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the trustee under the MSC Trust 2021-PLZA TSA (the “Park Avenue Plaza Trustee”), the Park Avenue Plaza Servicer or the Park Avenue Plaza Special Servicer, and (iii) certain amounts payable or reimbursable to the Park Avenue Plaza Servicer, the Park Avenue Plaza Special Servicer, the Master Servicer, the Trustee and each master servicer and trustee for any securitization relating to a Park Avenue Plaza Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Park Avenue Plaza Intercreditor Agreement, as follows:

●

first, to the holders of the Park Avenue Plaza Pari Passu Companion Loans and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the Park Avenue Plaza Servicer, the Park Avenue Plaza Special Servicer or the Park Avenue Plaza Trustee, as applicable) with respect to the Park Avenue Plaza Whole Loan pursuant to the terms of the Park Avenue Plaza Intercreditor Agreement or the MSC Trust 2021-PLZA TSA;

●

second, to the holders of the Park Avenue Plaza Pari Passu Companion Loans and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes (calculated at a rate net of the primary servicing fee rate);

●

third, to the holder of the Park Avenue Plaza Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of its note (calculated at a rate net of the primary servicing fee rate);

●

fourth, pro rata, to the holders of the Park Avenue Plaza Pari Passu Companion Loans and to the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Park Avenue Plaza Pari Passu Companion Loans and Park Avenue Plaza Mortgage Loan;

●

fifth, if the proceeds of any foreclosure sale or any liquidation of the Park Avenue Plaza Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of Park Avenue Plaza Mortgage Loan and Park Avenue Plaza Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the MSC Trust 2021-PLZA TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Park Avenue Plaza Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Park Avenue Plaza Pari Passu Companion Loans and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Park Avenue Plaza Whole Loan;

●

sixth, to the holder of the Park Avenue Plaza Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the Park Avenue Plaza Subordinate Companion Loan (or paid or advanced by the Park Avenue Plaza Servicer, the Park Avenue Plaza Special Servicer or the Park Avenue Plaza Trustee, as applicable) with respect to the Park Avenue Plaza Whole Loan pursuant to the terms of the Park Avenue Plaza Intercreditor Agreement or the MSC Trust 2021-PLZA TSA;

●

seventh, to the holder of the Park Avenue Plaza Subordinate Companion Loan in an amount equal to its principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the Park Avenue Plaza Subordinate Companion Loan;

●

eighth, if the proceeds of any foreclosure sale or any liquidation of the Park Avenue Plaza Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance of the Park Avenue Plaza Subordinate Companion Loan have been reduced, such excess amount will be paid to the holder of the Park Avenue Plaza Subordinate Companion Loan (x) first, in an amount up to the reduction, if any, of the principal balance of the Park Avenue Plaza Subordinate Companion Loan as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Park Avenue Plaza Whole Loan;

●

ninth, to the holders of the Park Avenue Plaza Pari Passu Companion Loans, the Park Avenue Plaza Subordinate Companion Loan and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Park Avenue Plaza Whole Loan borrower;

●

tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Park Avenue Plaza Whole Loan borrower are not required to be otherwise applied under the MSC Trust 2021-PLZA TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the Park Avenue Plaza Servicer or the Park Avenue Plaza Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Park Avenue Plaza Whole Loan), any such fees or expenses, to the extent actually paid by the Park Avenue Plaza borrower, will be paid to the holders of the Park Avenue Plaza Pari Passu Companion Loans, the holder of the Park Avenue Plaza Subordinate Companion Loan and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, pro rata; and

●

eleventh, if any excess amount is available to be distributed in respect of the Park Avenue Plaza Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the holders of the Park Avenue Plaza Pari Passu Companion Loans, the holder of the Park Avenue Plaza Subordinate Companion Loan and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Park Avenue Plaza Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Park Avenue Plaza Pari Passu Companion Loans, the Park Avenue Plaza Subordinate Companion Loan and the Park Avenue Plaza Mortgage Loan in the manner permitted or required by such REMIC provisions.

Application of Payments After a Park Avenue Plaza Triggering Event of Default

Generally, for so long as a Park Avenue Plaza Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Park Avenue Plaza Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the Park Avenue Plaza Trustee, the Park Avenue Plaza Servicer or the Park Avenue Plaza Special Servicer, and (iii) certain amounts payable or reimbursable to the Park Avenue Plaza Servicer, the Park Avenue Plaza Special Servicer, the Master Servicer, the Trustee and each master servicer and trustee for any securitization relating to a Park Avenue Plaza Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Park Avenue Plaza Intercreditor Agreement, as follows:

●

first, to the holders of the Park Avenue Plaza Pari Passu Companion Loans and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the Park Avenue Plaza Servicer, the Park Avenue Plaza Special Servicer or the Park Avenue Plaza Trustee, as applicable) with respect to the Park Avenue Plaza Whole Loan pursuant to the terms of the Park Avenue Plaza Intercreditor Agreement or the MSC Trust 2021-PLZA TSA;

●

second, to the holders of the Park Avenue Plaza Pari Passu Companion Loans and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes (calculated at a rate net of the primary servicing fee rate);

●

third, to the holder of the Park Avenue Plaza Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of its note (calculated at a rate net of the primary servicing fee rate);

●

fourth, to the holders of the Park Avenue Plaza Pari Passu Companion Loans and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, on a pro rata and pari passu basis, until the principal balances of the Park Avenue Plaza Pari Passu Companion Loans and the Park Avenue Plaza Mortgage Loan have been reduced to zero;

●

fifth, if the proceeds of any foreclosure sale or any liquidation of the Park Avenue Plaza Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of Park Avenue Plaza Mortgage Loan and Park Avenue Plaza Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the MSC Trust 2021-PLZA TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Park Avenue Plaza Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Park Avenue Plaza Pari Passu Companion Loans and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Park Avenue Plaza Whole Loan;

●

sixth, to the holder of the Park Avenue Plaza Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Park Avenue Plaza Subordinate Companion Loan (or paid or advanced by the Park Avenue Plaza Servicer, the Park Avenue Plaza Special Servicer or the Park Avenue Plaza Trustee, as applicable) with respect to the Park Avenue Plaza Whole Loan pursuant to the terms of the Park Avenue Plaza Intercreditor Agreement or the MSC Trust 2021-PLZA TSA;

●	seventh, to the holder of the Park Avenue Plaza Subordinate Companion Loan until the principal balance of the Park Avenue Plaza Subordinate Companion Loan has been reduced to zero;

●

eighth, if the proceeds of any foreclosure sale or any liquidation of the Park Avenue Plaza Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance of the Park Avenue Plaza Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Park Avenue Plaza Subordinate Companion Loan (x) first, in an amount up to the reduction, if any, of the principal balance of the Park Avenue Plaza Subordinate

Companion Loan as a result of such workout, and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Park Avenue Plaza Whole Loan;

●

ninth, to the holders of the Park Avenue Plaza Pari Passu Companion Loans, the Park Avenue Plaza Subordinate Companion Loan and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Park Avenue Plaza Whole Loan borrower;

●

tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Park Avenue Plaza Whole Loan borrower are not required to be otherwise applied under the MSC Trust 2021-PLZA TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the Park Avenue Plaza Servicer or the Park Avenue Plaza Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Park Avenue Plaza Whole Loan), any such fees or expenses, to the extent actually paid by the Park Avenue Plaza borrower, will be paid to the holders of the Park Avenue Plaza Pari Passu Companion Loans, the holder of the Park Avenue Plaza Subordinate Companion Loan and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan, pro rata; and

●

eleventh, if any excess amount is available to be distributed in respect of the Park Avenue Plaza Whole Loan, and not otherwise applied in accordance with the foregoing clause first through tenth, any remaining amounts will be paid pro rata to the holders of the Park Avenue Plaza Pari Passu Companion Loans, the holder of the Park Avenue Plaza Subordinate Companion Loan and the issuing entity, as holder of the Park Avenue Plaza Mortgage Loan;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Park Avenue Plaza Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Park Avenue Plaza Pari Passu Companion Loans, the Park Avenue Plaza Subordinate Companion Loan and the Park Avenue Plaza Mortgage Loan in the manner permitted or required by such REMIC provisions.

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the Park Avenue Plaza Mortgage Loan or any related companion loan pursuant to the terms of the related pooling and servicing agreement, such advance will be reimbursed out of funds on deposit in the collection account under the MSC Trust 2021-PLZA TSA prior to the remittance of such funds for distribution to the issuing entity, as the holder of the Park Avenue Plaza Mortgage Loan, or to the holders of the Park Avenue Plaza Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Park Avenue Plaza Whole Loan in accordance with the MSC Trust 2021-PLZA TSA and the Park Avenue Plaza Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Park Avenue Plaza Subordinate Companion Loan have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Park Avenue Plaza Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Park Avenue Plaza Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Park Avenue Plaza Subordinate Companion Loan) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Park Avenue Plaza Intercreditor Agreement will be the securitization trust created pursuant to the terms of the MSC Trust 2021-PLZA TSA. Pursuant to the terms of the MSC Trust 2021-PLZA TSA, the related controlling class representative (the “Park Avenue Plaza Directing Certificateholder”) will have consent and/or consultation rights with respect to the Park Avenue Plaza Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Park Avenue Plaza Mortgage Loan”.

In addition, pursuant to the terms of the Park Avenue Plaza Intercreditor Agreement, the issuing entity, as a non-controlling note holder will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Park Avenue Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Park Avenue Plaza Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Park Avenue Plaza Servicer or the Park Avenue Plaza Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the Park Avenue Plaza Servicer or the Park Avenue Plaza Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Park Avenue Plaza Mortgage Loan, the related Park Avenue Plaza Pari Passu Companion Loans and the related the Park Avenue Plaza Subordinate Companion Loan. Neither the Park Avenue Plaza Servicer nor the Park Avenue Plaza Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Park Avenue Plaza Mortgage Loan (or its representative).

Sale of Defaulted Park Avenue Plaza Whole Loan

Pursuant to the terms of the Park Avenue Plaza Intercreditor Agreement, if the Park Avenue Plaza Whole Loan becomes a defaulted loan pursuant to the terms of the MSC Trust 2021-PLZA TSA, and if the Park Avenue Plaza Special Servicer determines to sell the Park Avenue Plaza Standalone Pari Passu Companion Loan in accordance with the MSC Trust 2021-PLZA TSA, then the Park Avenue Plaza Special Servicer will be required to sell the Park Avenue Plaza Mortgage Loan together with the Park Avenue Plaza Companion Loans as one whole loan. In connection with any such sale, the Park Avenue Plaza Special Servicer will be required to follow the procedures set forth under the MSC Trust 2021-PLZA TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Park Avenue Plaza Mortgage Loan”. Proceeds of the sale of the Park Avenue Plaza Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a Park Avenue Plaza Triggering Event of Default” above.

Notwithstanding the foregoing, the Park Avenue Plaza Special Servicer will not be permitted to sell the Park Avenue Plaza Companion Loans together with the Park Avenue Plaza Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Park Avenue Plaza Mortgage Loan unless the Park Avenue Plaza Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Park Avenue Plaza Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Park Avenue Plaza Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Park Avenue Plaza Servicer or the Park Avenue Plaza Special Servicer in connection with the proposed sale. Subject to the terms of the MSC Trust 2021-PLZA TSA, the holder of the Park Avenue Plaza Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the Park Avenue Plaza Intercreditor Agreement and the MSC Trust 2021-PLZA TSA, the securitization trust created pursuant to the MSC Trust 2021-PLZA TSA (or its designee), as the controlling noteholder, will have the right, with or without cause, to replace the Park Avenue Plaza Special Servicer then acting with respect to the Park Avenue Plaza Whole Loan and appoint a replacement special servicer in accordance with the MSC Trust 2021-PLZA TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Park Avenue Plaza Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2021 and ending on the hypothetical Determination Date in November 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A., National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A. on or about November 22, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2020, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.6 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,576 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $57.2 billion, which were included in 184 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●

casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Arizona Mills Mortgage Loan (1.9%) is part of a whole loan that was co-originated by Bank of America, National Association and Wells Fargo Bank.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. The One SoHo Square Mortgage Loan (5.7%), which was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal, was acquired by Wells Fargo Bank from Goldman Sachs Bank USA prior to the Closing Date.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

With respect to the Arizona Mills Whole Loan, which was co-originated by Bank of America and Wells Fargo Bank, and portions of which are being sold by Bank of America and Wells Fargo Bank, the Bank of America Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●

comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2018 to June 30, 2021 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC(11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.82	0	0.00	0.00	1	30,949,659.00	3.82
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.82	0	0.00	0.00	1	30,949,659.00	3.82

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		LMF Commercial, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	16,160,000.00	1.06	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			129	1,487,599,794.00	100.00	1	16,160,000.00	1.06	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(13)(14)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.65	0	0.00	0.00	4	7,228,000.00	1.65

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.65	0	0.00	0.00	4	7,228,000.00	1.65

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation(15)(16)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,148,387.00	1.41	0	0.00	0	1	7,148,387.00	1.41

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,148,387.00	1.41	0	0.00	0	1	7,148,387.00	1.41

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation(17)(18)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	2.06	0	0.00	0	3	8,985,163.00	2.06

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	2.06	0	0.00	0	3	8,985,163.00	2.06

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)		Assets That Were Subject of Demand(3)(4)		Assets That Were Repurchased or Replaced(3)(4)(5)		Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)		Demand in Dispute(4)(6)(8)		Demand Withdrawn(4)(6)(9)		Demand Rejected(4)(6)(10)
Commercial Mortgages Asset Class Total			913	4,192,170,928.74	10	70,707,072.00	0	0.00	0	0.00	10	54,311,209.00	0	0.00	10	54,311,209.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)

(11)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for Loan No. 5 (Aloft Houston by the Galleria) (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller's failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller's failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer's demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.

(12)

CWCapital Asset Management LLC, as special servicer for Loan #22 (Alpha Health Center), claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i)

the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

(13)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation ("Freddie Mac") is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.

(14)	LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

(15)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.

(16)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer's claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.

(17)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.

(18)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer's claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2021 through June 30, 2021 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 10, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 10, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $31,032,094.95 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2017	2018	2019	2020	As of 9/30/2021
Multifamily	$146,622,500	$398,925,000	$865,834,000	$412,820,000	$1,014,225,000
Office	1,424,716,159	1,760,222,500	3,219,527,500	805,375,000	1,988,206,667
Retail	720,057,794	1,377,112,634	1,434,905,387	1,055,850,000	469,005,000
Industrial	101,890,000	1,317,920,000	2,670,170,250	292,725,000	1,347,654,000
Manufactured Housing	38,835,750	150,480,000	62,075,000	12,950,000	191,065,000
Self Storage	387,370,000	511,986,250	185,248,500	210,841,250	247,055,400
Lodging	2,176,576,500	2,076,288,000	2,387,905,000	270,500,000	0
Mixed Use	221,600,000	182,040,000	123,515,000	219,725,000	93,390,000
Other	283,150,000	192,300,000	0	7,500,000	291,508,900
Total	$3,515,379,971	$7,967,274,384	$10,949,180,637	$3,288,286,250	$5,642,109,967

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●

Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●

Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●

Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Arizona Mills Mortgage Loan (1.9%) is part of a Whole Loan that was co-originated by Bank of America and Wells Fargo Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Arizona Mills Mortgage Loan (1.9%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

With respect to the Arizona Mills Whole Loan, which was co-originated by Bank of America and Wells Fargo Bank, National Association, and portions of which are being sold by Bank of America and Wells Fargo Bank, National Association, the Bank of America Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing July 1, 2018, and ending June 30, 2021, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2021 through June 30, 2021 was set forth in a Form ABS-15G filed by Bank of America on August 11, 2021. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	16,985,342.93	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	73,260,883.13	85.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	8,408,483.17	9.85	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279.30	6.17	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	4.36	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	368,119,245.87	50.89	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	239,552,698.01	33.12	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	115,626,198.26	15.99	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Hudson's Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	846,229.966.00	100.00	1	149,999,994	17.73	0	0	0.00	0	0	0.00	1	149,999,944.00	17.73	0	0	0.00	0	0	0.00
Commercial Mortgages Total			665	1,695,563,491.49		2	149,999,994		0	0		0	0		4	158,220,273.30		1	0			0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from July 1, 2018 to June 30, 2021. Activity with respect to demands received during and, if applicable, prior to such period ended June 30, 2021, is reflected elsewhere in this table. If an asset changed status during such period ended June 30, 2021, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from July 1, 2018 to June 30, 2021. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of June 30, 2021:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by June 30, 2021;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from July 1, 2018 to June 30, 2021.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended June 30, 2021.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of June 30, 2021.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2021, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 11, 2021. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on August 11, 2021. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $18,058,194.63 Certificate Balance of the RR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (25.8%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2020.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0

(1)

Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30, 2021, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing mortgage loans in the aggregate original principal amount of approximately $89,830,232,973.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●

Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●

Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●

Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●

Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●

Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●

Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●

Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●

Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●

Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental assessment with respect to a mortgaged property, a Phase II environmental assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●

Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●

Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing July 1, 2018 and ending June 30, 2021, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-

backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2021 through June 30, 2021 was set forth in a Form ABS-15G filed by MSMCH on August 16, 2021. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	128.53%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,139,689	128.53%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,361,157		0	-		0	-		0	-		1	77,221,468		1	11,139,689

(1)

In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)

MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)

Includes loans for which the repurchase price or replacement asset was received during the reporting period from July 1, 2018 through June 30, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)

Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from July 1, 2018 through June 30, 2021.

(6)

Includes demands received during and prior to the reporting period from July 1, 2018 through June 30, 2021 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)

Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from July 1, 2018 through June 30, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)

Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from July 1, 2018 through June 30, 2021. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)

Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2021 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)

Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the June 2021 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)

With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $17,075,750.00 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $30,455,505 (2.3%), and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 76th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on September 30, 2021, National Cooperative Bank, N.A. and its affiliates sold approximately $7.3 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through September 30, 2021, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $4.2 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Eighteen (18) of the twenty-two (22) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor (4.1%), were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property.

In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective payment due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●

comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 16, 2021. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including July 1, 2018 to June 30, 2021, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2021-BNK37 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2021, WTNA served as trustee on over 1,972 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $526 billion, of which approximately 705 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $472 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.251 billion (USD) in assets as of June 30, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) announced that it had entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank intends to transfer such roles, duties, rights, and liabilities to Computershare Trust Company or CDTC, as applicable, in stages after November 1, 2021. For any transaction where Wells Fargo Bank’s roles did not transfer to Computershare Trust Company or CDTC on November 1, 2021, Computershare Trust Company or CDTC performs all or virtually all of Wells Fargo Bank’s obligations as its agent as of such date.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting as agent for the certificate administrator on approximately 1,102 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $622 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting primarily as agent for the custodian, but in some cases as custodian, for approximately for approximately 320,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function (each, a “Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance”). Each Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance stated that an administrative error resulted in a payment error to certain classes for one distribution period, and that the affected distributions were revised to correct the error before the next distribution date. Each Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance also stated that Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors. Such procedures were implemented in Wells Fargo Bank’s CTS business at the time. The transaction-level noncompliance disclosed on each Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of the CTS business to Computershare.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans (in such capacity, the “General Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) an anticipated holder of a portion of the RR Interest, (ii) a sponsor, an originator and a mortgage loan seller, (iii) expected to be the initial risk retention consultation party, (iv) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (v) the general master servicer, certificate administrator and custodian under the BANK 2021-BNK36 PSA, pursuant to which the One North Wacker Whole Loan and the Arizona Mills Whole Loan are serviced, (vi) expected to be the servicer, special servicer, certificate administrator and custodian under the MSC 2021-PLZA TSA, pursuant to which the Park Avenue Plaza Whole Loan is expected to be serviced, and (vii) the current holder of one or more of the companion loans related to the 1201 Lake Robbins Whole Loan and the ExchangeRight 49 Whole Loan.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 9/30/2021
By Approximate Number:	30,491	30,931	30,536	29,834
By Approximate Aggregate Unpaid Principal Balance (in billions):	$569.88	$594.17	$601.82	$605.50

Within this portfolio, as of September 30, 2021, are approximately 23,203 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $481.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2021, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
YTD Q3 2021	$457,977,174,297	$1,399,924,240	0.31%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until January 10, 2022, or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the General Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the General Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does

Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The General Master Servicer will enter into one or more agreements with the mortgage loan sellers (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $31,032,094.95 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transaction. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage

Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to twenty-two (22) of the Mortgage Loans (4.6%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of September 30, 2021, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.355 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of June 30, 2021, National Cooperative Bank, N.A. had total assets of $3,042.9 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.31%. For the six months ended June 30, 2021, National Cooperative Bank, N.A. reported net income of $31.9 million (unaudited). As of December 31, 2020, National Cooperative Bank, N.A. had total assets of $3,026.1 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.49%. For the year ended December 31, 2020, National Cooperative Bank, N.A. reported net income of $36.2 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2018(1)	2019(1)	2020(1)	2021(2)
By Approximate Number:	3,439	3,398	3,450	3,503
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.2 billion	$5.4 billion	$5.4 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2021.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2021, are approximately 1,342 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.355 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2021, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, National Cooperative Bank, N.A. instituted temporary requirements that, subject to certain exceptions, its personnel, including those in the commercial mortgage servicing group, work remotely. These requirements went into effect on March 16, 2020 or as soon as possible thereafter and will continue until such date as National Cooperative Bank, N.A.’s management determines to end or modify such requirements and, at a minimum, are expected to continue in effect through at least January 2, 2022. This remote-working capability is part of National Cooperative Bank, N.A.’s business continuity plan. Based on management’s review of its remote-working capability and resources and its review of actual results since instituting the remote-working requirement, National Cooperative Bank, N.A. does not expect the remote-working to adversely affect its servicing operations in any material respect.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB*
Calendar Year 2018	$2,056,162,733	$ 0.00	0.000%
Calendar Year 2019	$2,237,012,724	$ 97,256.00	0.004%
Calendar Year 2020	$2,511,959,089	$ 417,969.00	0.017%
Calendar Year 2021**	$2,729,168,835	$ 464,487.00	0.017%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

**	As of September 30, 2021.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National

Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is expected to initially be appointed as the general special servicer under the PSA, and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Loans (other than any National Cooperative Bank, N.A. Mortgage Loans, Non-Serviced Mortgage Loans and Excluded Special Servicer Loans) and any related REO Properties, and will review, evaluate, process and/or provide or withhold consent as to Major Decisions and certain other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any National Cooperative Bank, N.A. Mortgage Loans, any Non-Serviced Mortgage Loans and any Excluded Special Servicer Loans) and any related Serviced Companion Loans when such Mortgage Loans and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the PSA.

CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;

●	commercial real estate property management and risk management and insurance services;

●	commercial mortgage and commercial real estate brokerage services;

●	commercial mortgage note and commercial real estate sale and disposition services; and

●

investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2018, CWCAM acted as special servicer with respect to 145 domestic CMBS pools containing approximately 5,010 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $91 billion. As of December 31, 2019, CWCAM acted as special servicer with respect to 182 domestic CMBS pools containing approximately 6,399 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $121 billion. As of December 31, 2020, CWCAM acted as special servicer with respect to 235 domestic CMBS pools containing approximately 9,292 loans secured by properties throughout the United States with a then current unpaid principal balance of $170.5 billion. As of September 30, 2021, CWCAM acted as special servicer with respect to 279 domestic CMBS pools containing approximately 10,600 loans secured by properties throughout the United States with a then current unpaid balance of $205.3 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2021, CWCAM had 56 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2021, within the CMBS pools described in the preceding paragraph, 147 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued

accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the Serviced Mortgage Loans or the Serviced Companion Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Serviced Mortgage Loans, the Serviced Companion Loans, or otherwise. To the extent that CWCAM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the PSA and the servicing standard under the PSA.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York securing loans held by those trusts. CWCAM was the special servicer of such property. The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. On July 19, 2016, the State Court denied CWCAM’s motion to dismiss. On July 22, 2016, the action was removed to federal court in Minnesota (“Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (“SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss. On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court. Cross motions for judgment on the pleadings were filed but the SDNY Court was unable to decide the case based on the pleadings and the SDNY Court ordered discovery. All fact discovery was completed in December 2018 and expert discovery was completed on March 15, 2019. The parties submitted cross motions for summary judgment, and on March 19, 2020, the SDNY Court entered an opinion and order in which it granted summary judgment in CWCAM’s favor and held that CWCAM was entitled to the entire amount of penalty interest and that CWCAM’s determination of yield maintenance was correct. In the 127-page opinion, the SDNY Court found for CWCAM on every issue presented by the trustee’s petition, namely, that the funds in dispute constitute penalty interest and yield maintenance, not gain-on-sale proceeds, and that the amount of penalty interest and yield maintenance was correctly calculated. An appeal of the SDNY Court’s decision was taken on April 29, 2020. Oral argument on the appeal occurred on June 21, 2021. The parties await the decision of the appeals court.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC (“CWCI”) in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction. On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”). The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York. In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgment that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice of appeal relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the collateral management agreement against CWCI. CWCI has sought leave to file an appeal of the decision. Both requests for leave were denied by the First Department. The plaintiff has also sought leave to appeal the dismissal of the claims against

CWCAM. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

Neither CWCAM nor, to CWCAM’s knowledge, any affiliate of CWCAM, has any interest retained in the transaction.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information regarding CWCAM under this heading “Transaction Parties—The Special Servicers” has been provided by CWCAM.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to twenty-two (22) of the Mortgage Loans (4.6%), will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are Non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of June 30, 2021, National Cooperative Bank, N.A. had total assets of $3,042.9 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.31%. For the six months ended June 30, 2021, National Cooperative Bank, N.A. reported net income of $31.9 million (unaudited). As of December 31, 2020, National Cooperative Bank, N.A. had total assets of $3,026.1 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.49%. For the year ended December 31, 2020, National Cooperative Bank, N.A. reported net income of $36.2 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2018(1)	2019(1)	2020(1)	2021(2)
By Approximate Number:	3,439	3,398	3,450	3,503
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.2 billion	$5.2 billion	$5.4 billion	$5.64 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2021.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2021, are approximately 1,342 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.355 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2021, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of September 30, 2021, National Cooperative Bank, N.A. was named the special servicer in approximately 52 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $2.705 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2017 to September 30, 2021.

Portfolio Size – CMBS Special Servicing	2018(1)	2019(1)	2020(1)	2021(2)
Total	$0.00	$8,157,140	$8,951,817	$4,401,200

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of September 30, 2021.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2021, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $297.5 billion issued in 349 transactions.

As of September 30, 2021, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $133.8 billion issued in 147 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Wells Fargo Bank is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo, Bank of America and Morgan Stanley Bank, N.A. (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $66,166,039.58, representing at least 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of certificates (other than the Class R certificates and the RR Interest).

Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Bank of America and Morgan Stanley Bank, N.A., as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Wells Fargo Bank, National Association, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $31,032,094.95 Certificate Balance of the RR Interest, representing approximately 46.9% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, $18,058,194.63 Certificate Balance of the RR Interest, representing approximately 27.3% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America originated approximately 27.3% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $17,075,750.00 Certificate Balance of the RR Interest, representing approximately 25.8% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., a national banking association and an affiliate of MSMCH, originated approximately 25.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Wells Fargo Bank) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate,

MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, any Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of unreimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2021-BNK37 will consist of the following classes: the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G, Class H and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

The Non-Retained Certificates (other than the Class X Certificates, the Class R certificates and the Exchangeable IO Certificates) and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$ 19,414,000
A-2	$ 147,337,000
A-3	$ 74,150,000
A-SB	$ 24,589,000
A-4(1)	(1)(2)
A-5(1)	(1)(2)
X-A	$ 880,008,000
X-B	$ 243,574,000
A-S(1)	$ 143,001,000(1)
B(1)	$ 47,143,000(1)
C(1)	$ 53,430,000(1)
Non-Offered Certificates
X-D	$ 55,000,000
X-F	$ 26,715,000
X-G	$ 12,571,000
X-H	$ 39,286,752
D	$ 31,428,000
E	$ 23,572,000
F	$ 26,715,000
G	$ 12,571,000
H	$ 39,286,752
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$ 66,166,039.58

(1)

The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

(2)

The exact initial Certificate Balances or Notional Amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial Certificate Balances or Notional Amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the aggregate initial Certificate Balance of the Class A-4 and Class A-5 trust components is expected to be approximately $614,518,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-5 trust component.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $880,008,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $243,574,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $55,000,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $26,715,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $12,571,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $39,286,752.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Exchangeable Certificates) and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Grantor Trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2021.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable

Collection Account for such Distribution Date if received by the applicable Master Servicer on or prior to the related Determination Date;

(c) all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-Retained Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Non-Retained Certificates (other than the Class R certificates) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such

Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-Retained Certificates (other than the Class R certificates) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e) to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(f)  to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 Trust Component is reduced to zero;

(g) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, as applicable, are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such

Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Required Credit Risk Retention Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Required Credit Risk Retention Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates (other than the Class R certificates) or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the RR Interest is so increased, the amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust

Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the issuing entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (7) to the table under “Summary of Certificates”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	See footnote (7) to the table under “Summary of Certificates”	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$143,001,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$47,143,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$53,430,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class A-4 Exchangeable Certificates	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
Class A-5 Exchangeable Certificates	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
Class A-S Exchangeable Certificates	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
Class B Exchangeable Certificates	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
Class C Exchangeable Certificates	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-5 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-5 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-4 and Class A-5 Trust Components discussed in footnote (7) to the table under “Summary of Certificates”) are issued on the Closing Date and that the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component, Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-4 Certificates, Class A-5 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)          Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)          Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)  the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii) all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)  the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing

Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-4-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class

A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class D, Class E, Class F, Class G and Class H certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and

(y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class X-H, Class F, Class G, Class H or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4 Certificates, Class A-5 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively):

Class	Assumed Final Distribution Date
Class A-1	September 2026
Class A-2	November 2026
Class A-3	October 2028
Class A-SB	July 2031
Class A-4	NAP – October 2031(1)
Class A-5	October 2031 – October 2031(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2031
Class B	November 2031
Class C	November 2031

(1)

The range of assumed final distribution dates is based on the initial Certificate Balance of the Class A-4 Trust Component ranging from $0 to $250,000,000 and the initial Certificate Balance of the Class A-5 Trust Component ranging from $364,518,000 to $614,518,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2064. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment

Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)  the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii) the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Non-Retained Certificates (other than the Exchangeable Certificates and the Class R certificates) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class B Exchangeable Certificates will likewise be protected by the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G and Class H certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, sixth, to the Class A-5 Trust Component, until its Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest or any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the RR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Non-Retained Certificates (other than the Class R certificates), a Trust Component or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution

Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)          a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)        a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer)

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●

Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules) (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender”  means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by each master servicer;

●	the following “SEC EDGAR filings”:

○

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files; and

○	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

○	any CREFC® appraisal reduction template received by the certificate administrator; and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○

any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	any notice of termination of a sub-servicer by a successor master servicer or trustee;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○

any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any notice or documents provided to the certificate administrator by the depositor or a master servicer directing the certificate administrator to post to the “Special Notices” tab;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA)

that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each master servicer and each special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other

Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)          in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2021-BNK37

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Arizona Mills Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which Bank of America and Wells Fargo Bank are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by Bank of America or Wells Fargo Bank, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things,

generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)   the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to the Arizona Mills Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File”  means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)     any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h)  for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

(l)   a copy of financial statements of the related mortgagor;

(m) a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)  a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)   a copy of the insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)  a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w)  a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)

such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)

in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan (or, in the case of the Arizona Mills Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)

substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the Arizona Mills Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations

Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Arizona Mills Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the related mortgage loan seller may repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) 0.10x below the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1 plus 10%, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity,

(iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Arizona Mills Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)  have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the

Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the Arizona Mills Mortgage Loan (1.9%), each of Bank of America and Wells Fargo Bank will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (46.0% with respect to Bank of America and 54.0% with respect to Wells Fargo Bank). It is possible that under certain circumstances only one of Bank of America and Wells Fargo Bank will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA and the related Intercreditor Agreement and the applicable master servicer will continue to receive its Servicing Fee, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)         any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)         the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)         the obligation, if any, of the applicable master servicer to make advances;

(D)         the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)          the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)          any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)         any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)         any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)          all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)          in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Non-Retained Certificates (other than the Class R certificates) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Required Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Non-Retained Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date;

(ii)      to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)     to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)     to recoup any amounts deposited in its Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers

With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.

Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly
Special Servicing Fee / Special Servicers

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.

First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a	Out of each collection of interest, principal, and	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.

prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Liquidation Fee /Master Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and a Specially Serviced Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time
Liquidation Fee /Special Servicers(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)

All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.

		Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator / Trustee Fee / Certificate Administrator

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.

First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly
Operating Advisor Consulting Fee / Operating Advisor

$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.

Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.

Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).

		Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer

For (a) each Delinquent Loan that is not a National Cooperative Bank, N.A. Mortgage Loan, the sum of: (i) $17,750 multiplied by the number of Subject Loans, plus (ii) $1,775 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,300 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,275 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review; and (b) each Delinquent Loan that is a National Cooperative Bank, N.A. Mortgage Loan, $10,000.

Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.

In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.

Time to time
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.

Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.

First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.

Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties

Amount to which such party is entitled for indemnification under the PSA.

Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)

Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Mortgage Loan.

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)

Based on third party charges.

First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)

Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00500% to 0.08000%. The Servicing Fee payable to the applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage

Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●

100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (other than with respect to a Payment Accommodation or a Government-Sponsored Relief Modification) (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such Excess Modification Fees; provided, however, that no master servicer will be entitled to any COVID Forbearance Fees with respect to a Payment Accommodation or any fees or other charges with respect to a Government-Sponsored Relief Modification;

●

100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●

100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●

100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges are prepared by the applicable master servicer;

●

the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●

late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, such master servicer and such special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, National Cooperative Bank, N.A. will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer, notwithstanding any termination or resignation of such party as master servicer; provided that National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to each master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which such master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to 0.25000% per annum, subject to a minimum monthly fee of $3,500 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole

Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the applicable special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)          (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)         the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)        the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)        with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)         the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)        if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)         100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans, 100% of COVID Forbearance Fees related to any Payment Accommodation and 100% of any fees or other charges related to any Government-Sponsored Relief Modification,

(ii)        100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)        100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)        100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)         50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision (other than with respect to a Payment Accommodation or a Government-Sponsored Relief Modification),

(vi)        100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the applicable special servicer, and

(vii)       100% of any charges collected for checks intended for deposit in the applicable REO account maintained by such special servicer and returned for insufficient funds.

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00582% (0.582 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00094% (0.094 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00019% (0.019 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to (a) each Delinquent Loan that is not a National Cooperative Bank, N.A. Mortgage Loan, the sum of: (i) $17,750 multiplied by the number of Subject Loans, plus (ii) $1,775 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,300 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,275 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan that is a National Cooperative Bank, N.A. Mortgage Loan, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)     120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)     the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)     30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)     30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)     60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)     90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)     immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, with respect to clause (2) above, a Government-Sponsored Relief Modification will not constitute an Appraisal Reduction Event.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 24 months following the date of the first Payment Accommodation for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity.

Any fees or other charges charged by the applicable special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (“COVID Forbearance Fees”) (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a) the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b) the excess of

1.  the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus, in most cases, (y) the amount of the underlying debt encumbering such residential cooperative property, and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2. the sum as of the Payment Due Date occurring in the month of the date of determination of

a)

to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)

all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)

all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in the applicable master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates (other than the Class R certificates), on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicers (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the applicable special servicer will be entitled to conclusively rely on the applicable master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest and any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the applicable special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk

Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. Each applicable master servicer (at its own expense) and each applicable special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax and (3) any Payment Accommodation or Government-Sponsored Relief Modification in accordance with the PSA. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s or the applicable master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

A “Government-Sponsored Relief Modification” for any Mortgage Loan or Serviced Whole Loan means any modification, waiver or amendment of the related Mortgage Loan or Serviced Whole Loan that is necessary to facilitate a borrower’s ability to take advantage of any government-sponsored COVID-specific relief or stimulus program applicable to the Mortgage Loan or Serviced Whole Loan, related Mortgaged Property or related borrower; provided that (A) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (B) agreeing to such action would be consistent with the Servicing Standard, and (C) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. For the avoidance of doubt, a Government-Sponsored Relief Modification may only be entered into by the applicable special servicer on behalf of the issuing entity.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)          grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Co-op Mortgage Loan or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)         consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)        approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)        grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)         consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)        consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than any Co-op Mortgage Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000);

(vii)        approve annual operating budgets for Mortgage Loans;

(viii)       consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)        grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)         any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)        any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)        approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)       any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)       with respect to National Cooperative Bank, N.A. Mortgage Loans, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xv)       grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the applicable special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency only if (i) prior to September 30, 2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance)), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) or the applicable forbearance program pursuant to which the related forbearance was granted is otherwise identical or similar to those described in Section 2.07 of the Revenue Procedure and such forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 and any future guidance), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Loan Modifications Related to COVID-19” above for a discussion of Revenue Procedure 2020-26.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)     extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)     provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If either special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the applicable special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, upon the request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the National Cooperative Bank, N.A. Mortgage Loans, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2023 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2024) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan (excluding a delinquency that would have existed but for a Payment Accommodation, for so long as the related borrower is complying with the terms of such Payment Accommodation), such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Co-op Mortgage Loans, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2022 and the calendar year ending on December 31, 2022. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)   the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)   the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing

Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)   the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

For the avoidance of doubt, with respect to clauses (2), (3), (4), (7) and (9) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, with respect to clause (4) above, neither (i) a Government-Sponsored Relief Modification with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default that would have existed but for such Government-Sponsored Relief Modification will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Government-Sponsored Relief Modification.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer and neither special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●

the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●

with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●

the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●

(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●

the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●

the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●

an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●

the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing

Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the applicable special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the

Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicers with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Non-Serviced Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be BIG BNK37, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G or Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means, with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)         any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, a Payment Accommodation, a Government-Sponsored Relief Modification, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)        any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)        any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clauses (xiv) or (xv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to National Cooperative Bank, N.A. Mortgage Loans, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a Co-op Mortgage Loan to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)        (a) other than in the case of a Co-op Mortgage Loan, any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)        other than in the case of any Co-op Mortgage Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)        other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)         other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)        other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)        any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents (including, without limitation, a Government-Sponsored Relief Modification), other than with respect to National Cooperative Bank, N.A. Mortgage Loans as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

(xiii)       requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)       other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)      other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)       other than with respect to Co-op Mortgage Loans and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing

Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination

Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicers and the special servicers within 10 business days of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a) promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b) promptly reviewing each Final Asset Status Report; and

(c) reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control

Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a) the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c) the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d) the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)  after the calculation but, prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the applicable special servicer’s possession or reasonably obtainable by the applicable special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii) if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)      that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within any Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such Privileged Information to any person (including

Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class X-F, Class X-G and Class X-H Certificates, the RR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee

(other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the applicable special servicer, the applicable special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 115 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding two of such 115 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2016 and June 30, 2021, was 31.9%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 8.0%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 15.4% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 5.5%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)      a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     a copy of any notice previously delivered by the applicable master servicer or applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset

Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)      any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)      any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)      the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the RR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)  may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating

Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in its sole discretion exercised in good faith that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor

Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or such special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or

(iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the applicable master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a Non-Specially Serviced Loan, the applicable master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The applicable master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the applicable special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed

Course of Action Notice and such servicing file and other material, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the applicable master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the

Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●

Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2021-BNK37 mortgage pool, if necessary).

●

Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●

The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●

Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●

The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●

The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●

Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●

The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●

The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●

Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●

The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●

The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●

While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

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The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2021-BNK37 mortgage pool, if necessary).

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The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

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With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

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Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●

The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the One North Wacker Mortgage Loan and the Arizona Mills Mortgage Loan

Each of the One North Wacker Mortgage Loan and the Arizona Mills Mortgage Loan is serviced pursuant to the BANK 2021-BNK36 PSA. The servicing terms of the BANK 2021-BNK36 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

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The related Non-Serviced Master Servicer earns a servicing fee with respect to each of the One North Wacker Mortgage Loan and the Arizona Mills Mortgage Loan that is to be calculated at 0.00250% per annum.

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Upon the One North Wacker Whole Loan or the Arizona Mills Whole Loan becoming a specially serviced loan under the BANK 2021-BNK36 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the related Loan accruing at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000.

●

The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% (or, with respect to the One North Wacker Mortgage Loan, 0.50%) of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the related Whole Loan. The workout fee is subject a minimum monthly fee of $25,000 (however, with respect to the One North Wacker Mortgage Loan, no workout fee will be payable to the extent the related borrower is not required to pay a Workout Fee in connection with a “Borrower Workout Request” as defined under the related mortgage loan agreement).

●

The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% (or, with respect to the One North Wacker Mortgage Loan, 0.50%) of net liquidation proceeds received in connection with the liquidation of such Whole Loan or the related Mortgaged Property. The liquidation fee is subject to a minimum fee of the lesser of 3.0% and $25,000 (however, with respect to the One North Wacker Mortgage Loan, no workout fee will be payable to the extent the related borrower is not required to pay a Workout Fee in connection with a “Borrower Workout Request” as defined under the related mortgage loan agreement).

Prospective investors are encouraged to review the full provisions of the BANK 2021-BNK36 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the One SoHo Square Mortgage Loan

The One SoHo Square Mortgage Loan is being serviced pursuant to the SOHO 2021-SOHO TSA. The servicing terms of the SOHO 2021-SOHO TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the SOHO 2021-SOHO TSA will earn a servicing fee with respect to the One SoHo Square Mortgage Loan that is to be calculated at 0.00625% per annum.

●

Upon the One SoHo Square Mortgage Loan becoming a specially serviced loan under the SOHO 2021-SOHO TSA, the related Non-Serviced Special Servicer under the SOHO 2021-SOHO TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum.

●

In connection with a workout of the One Soho Square Whole Loan, the related Non-Serviced Special Servicer under the SOHO 2021-SOHO TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.

●

The related Non-Serviced Special Servicer under the SOHO 2021-SOHO TSA will be entitled to a liquidation fee equal to 0.50% of the related payment or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property.

●	There is no asset representations reviewer under the SOHO 2021-SOHO TSA with regards to the One Soho Square Whole Loan.

Prospective investors are encouraged to review the full provisions of the SOHO 2021-SOHO TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The One SoHo Square Whole Loan”.

Servicing of the Park Avenue Plaza Mortgage Loan

The Park Avenue Plaza Mortgage Loan is serviced pursuant to the MSC 2021-PLZA TSA. The servicing terms of the MSC 2021-PLZA TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Park Avenue Plaza Mortgage Loan that is to be calculated at 0.00750% per annum.

●

Upon the Park Avenue Plaza Whole Loan becoming a specially serviced loan under the MSC 2021-PLZA TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum.

●

In connection with a workout of the Park Avenue Plaza Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan.

●

The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property.

●	There is no operating advisor or asset representations reviewer under the MSC 2021-PLZA TSA with regards to the Park Avenue Plaza Whole Loan.

Prospective investors are encouraged to review the full provisions of the MSC 2021-PLZA TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Park Avenue Plaza Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the

Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s, Fitch and KBRA.

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●

a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (other than the Class R certificates) (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the Trustee may maintain a long term unsecured debt rating of at least “Baa3” by Moody’s if the general master servicer maintains a rating of at least “A2” by Moody’s), “A” by Fitch (or short term rating of “F1” by Fitch) and “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), and in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt is rated at least “Baa3” by Moody’s or in the case of each of the Trustee and the Certificate Administrator, such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, and a holder of one or more Companion Loans relating to the 1201 Lake Robbins Whole Loan and the ExchangeRight 49

Whole Loan, is also a master servicer under this securitization, is expected to be the initial holder of a portion of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank (i) is the general master servicer, certificate administrator and custodian under the BANK 2021-BNK36 PSA, which governs the servicing and administration of the One North Wacker Whole Loan and the Arizona Mills Whole Loan and (ii) is expected to be the servicer, special servicer, certificate administrator and custodian under the MSC 2021-PLZA TSA, which is expected to govern the servicing and administration of the Park Avenue Plaza Whole Loan.

Bank of America, a mortgage loan seller, an originator, a sponsor and the holder of a portion of the RR Interest, is an affiliate of BofA Securities, Inc., one of the underwriters and the holder of one or more of the Companion Loans relating to the One North Wacker Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Further, Morgan Stanley, an affiliate of MSMCH is the fifth largest tenant, leasing 8.1% of net rentable area and representing 8.8% of underwritten base rent, at the Mortgaged Property securing the Park Avenue Plaza Mortgage Loan (5.7%), as to which MSMCH is the mortgage loan seller.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the contribution of those mortgage loans to this securitization sold to the depositor by National Cooperative Bank, N.A. transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain National Cooperative Bank, N.A. Mortgage Loans, National Cooperative Bank, N.A. or

an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and special servicer under the BANK 2021-BNK36 PSA, which governs the servicing and administration of the One North Wacker Whole Loan and the Arizona Mills Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. in connection with that securitization transaction; provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the One North Wacker Whole Loan or the Arizona Mills Whole Loan.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by National Cooperative Bank, N.A., to the depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

CWCapital Asset Management LLC is expected to act as a special servicer, and it or an affiliate assisted BIG BNK37, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the BANK 2021-BNK36 PSA, which governs the servicing and administration of the One North Wacker Whole Loan and the Arizona Mills Whole Loan Whole Loan, (ii) the MSC 2021-PLZA TSA, which governs the servicing and administration of the Park Avenue Plaza Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or

Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2 and Class A-3 certificates and the Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—

Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 880,008,000	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	$ 243,574,000	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-1 Certificates
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$880,008,000	Class A-1, Class A-2, Class A-3 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	$243,574,000	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-1 Certificates
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	Class A-5-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-4 and Class A-5 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 2021; and

●	the Offered Certificates are settled with investors on November 22, 2021.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	84%	84%	84%	84%	84%
November 2023	66%	66%	66%	66%	66%
November 2024	46%	46%	46%	46%	46%
November 2025	20%	20%	20%	20%	20%
November 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.66	2.64	2.64	2.64	2.64

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.88	4.84	4.79	4.49

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.74	6.71	6.67	6.62	6.33

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	79%	79%	79%	79%	79%
November 2028	58%	58%	58%	58%	58%
November 2029	36%	36%	36%	36%	36%
November 2030	14%	14%	14%	14%	14%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.37	7.37	7.37	7.37	7.37

Percent of the Maximum Initial Certificate Balance ($250,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.75	9.65	9.56	9.38

(1)       The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	NAP	NAP	NAP	NAP	NAP
November 2022	NAP	NAP	NAP	NAP	NAP
November 2023	NAP	NAP	NAP	NAP	NAP
November 2024	NAP	NAP	NAP	NAP	NAP
November 2025	NAP	NAP	NAP	NAP	NAP
November 2026	NAP	NAP	NAP	NAP	NAP
November 2027	NAP	NAP	NAP	NAP	NAP
November 2028	NAP	NAP	NAP	NAP	NAP
November 2029	NAP	NAP	NAP	NAP	NAP
November 2030	NAP	NAP	NAP	NAP	NAP
November 2031 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP

(1)       The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($614,518,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.84	9.79	9.72	9.46

(1)       The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($364,518,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.89	9.83	9.51

(1)       The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.94	9.91	9.90	9.61

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.91	9.65

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029	100%	100%	100%	100%	100%
November 2030	100%	100%	100%	100%	100%
November 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.65

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Tables indicating the approximate pre-tax yield to maturity on the Exchangeable Certificates will be presented in the final prospectus.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]		[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates, the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Exchangeable Trust Components”) and the RR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and

(ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the arrangement for holding the Exchangeable Trust Components will be classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations (the “Grantor Trust”). The Grantor Trust will issue the Exchangeable Certificates. Under Section 671 of the Code, the holders of the Exchangeable Certificates will be treated as the beneficial owners of the specific Exchangeable Trust Components underlying their particular Exchangeable Certificates.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security)

or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-seven (27) of the Mortgaged Properties securing twenty-six (26) Mortgage Loans representing 13.8% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificates) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. Such election, if made can only be revoked with IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. Such election, if made can only be revoked with IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller: (i) increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and (ii) reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S.

Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1			Class A-2			Class A-3			Class A-SB
Wells Fargo Securities, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
BofA Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Morgan Stanley & Co. LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Academy Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Drexel Hamilton, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Siebert Williams Shank & Co., LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Total	$	[__	]	$	[__	]	$	[__	]	$	[__	]

Underwriter	Class A-4			Class A-4-1			Class A-4-2			Class A-4-X1
Wells Fargo Securities, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
BofA Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Morgan Stanley & Co. LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Academy Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Drexel Hamilton, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Siebert Williams Shank & Co., LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Total	$	[__	]	$	[__	]	$	[__	]	$	[__	]

Underwriter	Class A-4-X2			Class A-5			Class A-5-1			Class A-5-2
Wells Fargo Securities, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Morgan Stanley & Co. LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
BofA Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Academy Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Drexel Hamilton, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Siebert Williams Shank & Co., LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Total	$	[__	]	$	[__	]	$	[__	]	$	[__	]

Underwriter	Class A-5-X1			Class A-5-X2			Class X-A			Class X-B
Wells Fargo Securities, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
BofA Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Morgan Stanley & Co. LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Academy Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Drexel Hamilton, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Siebert Williams Shank & Co., LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Total	$	[__	]	$	[__	]	$	[__	]	$	[__	]

Underwriter	Class A-S			Class A-S-1			Class A-S-2			Class A-S-X1
Wells Fargo Securities, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Morgan Stanley & Co. LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
BofA Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Academy Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Drexel Hamilton, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Siebert Williams Shank & Co., LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Total	$	[__	]	$	[__	]	$	[__	]	$	[__	]

Underwriter	Class A-S-X2			Class B			Class B-1			Class B-2
Wells Fargo Securities, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
BofA Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Morgan Stanley & Co. LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Academy Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Drexel Hamilton, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Siebert Williams Shank & Co., LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Total	$	[__	]	$	[__	]	$	[__	]	$	[__	]

Underwriter	Class B-X1			Class B-X2			Class C			Class C-1
Wells Fargo Securities, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
BofA Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Morgan Stanley & Co. LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Academy Securities, Inc	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Drexel Hamilton, LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Siebert Williams Shank & Co., LLC	$	[__	]	$	[__	]	$	[__	]	$	[__	]
Total	$	[__	]	$	[__	]	$	[__	]	$	[__	]

Underwriter	Class C-2			Class C-X1			Class C-X2
Wells Fargo Securities, LLC	$	[__	]	$	[__	]	$	[__	]
BofA Securities, Inc	$	[__	]	$	[__	]	$	[__	]
Morgan Stanley & Co. LLC	$	[__	]	$	[__	]	$	[__	]
Academy Securities, Inc	$	[__	]	$	[__	]	$	[__	]
Drexel Hamilton, LLC	$	[__	]	$	[__	]	$	[__	]
Siebert Williams Shank & Co., LLC	$	[__	]	$	[__	]	$	[__	]
Total	$	[__	]	$	[__	]	$	[__	]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2021, before deducting expenses payable by the depositor (estimated at $[______], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, a master servicer, an initial holder of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the RR

Interest. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator and an initial holder of the RR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)     the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Arizona Mills Mortgage Loan, the portion thereof allocable to Wells Fargo Bank);

(2)     the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to the Arizona Mills Mortgage Loan, the portion thereof allocable to Bank of America); and

(3)     the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257991-01)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates.

Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted

Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release

No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B Certificates, the Class B Exchangeable Certificates and the Class

C Exchangeable Certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2064. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates.  However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@
@%(#)	182
1
1634 Church Avenue LOC	229
17g-5 Information Provider	398
1986 Act	587
1996 Act	560
3
30/360 Basis	439
4
401(c) Regulations	609
421-a Exemption	229
A
AB Modified Loan	454
Accelerated Mezzanine Loan Lender	390
Acceptable Insurance Default	458
Acquired Expansion Parcel	239
Acting General Counsel’s Letter	163
Actual/360 Basis	231
Actual/360 Loans	427
ADA	563
Additional Exclusions	458
Administrative Cost Rate	365
ADR	175
Advances	422
Affirmative Asset Review Vote	504
Aggregate Available Funds	357
Aggregate Excess Prepayment Interest Shortfall	383
Aggregate Gain-on-Sale Entitlement Amount	358
Aggregate Principal Distribution Amount	369
Allocated Appraisal Reduction Amount	450
Allocated Cumulative Appraisal Reduction Amount	450
Annual Debt Service	175
Appraisal Institute	278
Appraisal Reduction Amount	449
Appraisal Reduction Event	447
Appraised Value	175

Appraised-Out Class	455
April 2010 NFA	210
Assessment of Compliance	538
Asset Representations Reviewer Asset Review Fee	447
Asset Representations Reviewer Fee	446
Asset Representations Reviewer Fee Rate	446
Asset Representations Reviewer Termination Event	509
Asset Representations Reviewer Upfront Fee	446
Asset Review	506
Asset Review Notice	505
Asset Review Quorum	505
Asset Review Report	507
Asset Review Report Summary	507
Asset Review Standard	506
Asset Review Trigger	503
Asset Review Vote Election	504
Asset Status Report	473
Assumed Final Distribution Date	380
Assumed Scheduled Payment	371
Attestation Report	538
Available Funds	358
B
Balloon LTV Ratio	181
Balloon Payment	181
BAMLCM	303
BANA Qualification Criteria	299
BANK 2021-BNK36 PSA	251
Bank of America	288
Bank of America Data File	297
Bank of America Guidelines	290
Bank of America Securitization Database	296
Bankruptcy Code	553
Base Interest Fraction	379
BEA	209, 210
Borrower Party	390
Borrower Party Affiliate	390
Breach Notice	409
C
C(WUMP)O	23
Cash Flow Analysis	176
CDTC	330

CERCLA	560
Certificate Administrator/Trustee Fee	445
Certificate Administrator/Trustee Fee Rate	445
Certificate Balance	354
Certificate Owners	401
Certificateholder	391
Certificateholder Quorum	513
Certificateholder Repurchase Request	524
Certifying Certificateholder	403
Class A Certificates	352
Class A-4 Exchangeable Certificates	353
Class A-5 Exchangeable Certificates	353
Class A-S Exchangeable Certificates	353
Class A-SB Planned Principal Balance	371
Class B Exchangeable Certificates	353
Class C Exchangeable Certificates	353
Class Percentage Interest	366
Class X Certificates	352
Clearstream	399
Clearstream Participants	402
Closing Date	174, 275
CMBS	168
Code	584
Collateral Deficiency Amount	454
Collection Account	426
Collection Period	358
Communication Request	403
Companion Distribution Account	426
Companion Holder	251
Companion Holders	251
Companion Loan	53
Companion Loan Rating Agency	251
Companion Loans	172
Compensating Interest Payment	382
Computershare	330
Computershare Limited	329
Computershare Trust Company	329
Constant Prepayment Rate	572
Consultation Termination Event	491
Control Eligible Certificates	484
Control Note	251
Control Termination Event	490
Controlling Class	483
Controlling Class Certificateholder	483
Controlling Holder	251
Co-op Mortgage Loans	174

Corrected Loan	473
Corresponding Trust Components	366
COVID Forbearance Fees	449
COVID-19	69
CPP	572
CPR	572
CPY	572
CRA	247
CRA Note	247
CRE Loans	284, 314
CREC	208
Credit Risk Retention Rules	349
CREFC®	387
CREFC® Intellectual Property Royalty License Fee	447
CREFC® Intellectual Property Royalty License Fee Rate	447
CREFC® Reports	387
Cross-Collateralized Mortgage Loan Repurchase Criteria	412
Cross-Over Date	362
CTS	330
Cumulative Appraisal Reduction Amount	454, 455
Cure/Contest Period	507
Custodian	330
Cut-off Date	172
Cut-off Date Balance	177
Cut-off Date Loan-to-Value Ratio	179
Cut-off Date LTV Ratio	179
CWCAM	340
CWCI	343
D
D or @%(#)	182
D or YM(#)	182
D or YM@(#)	183
D(#)	182
DBRS Morningstar	508
Debt Service Coverage Ratio	179
Defaulted Loan	480
Defeasance Deposit	236
Defeasance Loans	236
Defeasance Lock-Out Period	236
Defeasance Option	236
Definitive Certificate	399
Delegated Directive	20
Delinquent Loan	504
Demand Entities	302, 316
Depositories	400
Determination Date	356
Diligence File	407

Directing Certificateholder	483
Disclosable Special Servicer Fees	444
Discount Rate	380
Dispute Resolution Consultation	527
Dispute Resolution Cut-off Date	527
Disputed Proceeds	342
Distribution Accounts	426
Distribution Date	356
Distribution Date Statement	387
Dodd-Frank Act	170
DOL	606
DSCR	179
DTC	399
DTC Participants	400
DTC Rules	401
E
EDGAR	604
EEA	19
Effective Gross Income	176
Eligible Asset Representations Reviewer	508
Eligible Operating Advisor	498
Enforcing Party	524
Enforcing Servicer	524
ESA	207
EU	144
EU Institutional Investor	145
EU Investor Requirements	144
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	144
EU SR Rules	144
Euroclear	399
Euroclear Operator	402
Euroclear Participants	402
EUWA	20, 144
Excess Modification Fee Amount	440
Excess Modification Fees	438
Excess Prepayment Interest Shortfall	383
Exchange Act	275
Exchangeable Certificates	353
Exchangeable IO Certificates	353
Exchangeable IO Trust Component	365
Exchangeable P&I Trust Component	365
Exchangeable Trust Components	584
Excluded Controlling Class Holder	389
Excluded Controlling Class Loan	390

Excluded Information	390
Excluded Loan	390
Excluded Plan	608
Excluded Special Servicer	513
Excluded Special Servicer Loan	513
Exemption	606
Exemption Rating Agency	606
F
FATCA	598
FDIA	162
FDIC	163
Federal Court	342
FIEL	25
Final Asset Status Report	494
Final Dispute Resolution Election Notice	527
Financial Promotion Order	21
FINRA	603
FIRREA	164
Fitch	508
FPO Persons	21
FSMA	20, 145
G
Gain-on-Sale Remittance Amount	358
Gain-on-Sale Reserve Account	427
Garn Act	562
General Master Servicer	331
GLA	180
Government Securities	233
Government-Sponsored Relief Modification	461
Grantor Trust	585
H
HSTP ACT	87
I
ICAP	176, 229
ICAP Abatement	229
In Place Cash Management	180
Indirect Participants	400
Individual Property	238
Initial Pool Balance	172
Initial Requesting Certificateholder	524
Institutional Investor	24
Insurance and Condemnation Proceeds	426
Intercreditor Agreement	251

Interest Accrual Amount	369
Interest Accrual Period	369
Interest Distribution Amount	369
Interest Rate	365
Interest Reserve Account	427
Interest Shortfall	369
Interested Person	481
Investor Certification	391
IRS	165
J
Japanese Retention Requirement	26
JFSA	26
Joe’s	223
Joe’s Release Parcel	223
JRR Rule	26
K
KBRA	508
L
L(#)	182
Liquidation Fee	441
Liquidation Fee Rate	441
Liquidation Proceeds	426
Loan Per Unit	180
Local Law 97	129
Lock-out Period	233
Loss of Value Payment	413
Lower-Tier Regular Interests	584
Lower-Tier REMIC	356, 584
LTV Ratio	177
LTV Ratio at Maturity	181
LUST	212
M
MAI	414
Major Decision	485
MAS	24
Master Servicer Decision	461
Master Servicer Proposed Course of Action Notice	525
Material Defect	409
Maturity Date Balloon Payment	181
MIFID II	19
MLPA	404
Modification Fees	438
Morgan Stanley Bank	304
Morgan Stanley Group	304
Morgan Stanley Origination Entity	306

Mortgage	173
Mortgage File	405
Mortgage Loan	52
Mortgage Note	173
Mortgage Pool	172
Mortgaged Property	173
MSC 2021-PLZA Securitization	267
MSC 2021-PLZA TSA	251
MSMCH	304
MSMCH Data File	313
MSMCH Mortgage Loans	304
MSMCH Qualification Criteria	314
MSMCH Securitization Database	312
N
National Cooperative Bank, N.A. Data Tape	325
National Cooperative Bank, N.A. Deal Team	324
National Cooperative Bank, N.A. Mortgage Loans	319
NCDENR	209
NDEQ	210
Net Mortgage Rate	364
Net Operating Income	181
New Complaint	343
NFA	603
NFIP	108
NI 33-105	26
Non-Control Note	251
Non-Controlling Holder	251
Nonrecoverable Advance	423
Non-Retained Certificates	43, 353
Non-Retained Percentage	351
Non-Serviced AB Whole Loan	251
Non-Serviced Certificate Administrator	251
Non-Serviced Companion Loan	54, 251
Non-Serviced Companion Loans	54
Non-Serviced Custodian	252
Non-Serviced Directing Certificateholder	252
Non-Serviced Master Servicer	252
Non-Serviced Mortgage Loan	54, 252
Non-Serviced Pari Passu Companion Loan	252
Non-Serviced Pari Passu Mortgage Loan	252
Non-Serviced Pari Passu Whole Loan	252
Non-Serviced PSA	252
Non-Serviced Special Servicer	252

Non-Serviced Subordinate Companion Loan	252
Non-Serviced Trustee	252
non-serviced whole loan	54
Non-Serviced Whole Loan	252
Non-Specially Serviced Loan	487
Non-U.S. Person	598
Notional Amount	355
NRA	182
NRSRO	389
NRSRO Certification	392
NYSDEC	212
O
O(#)	182
OCC	275, 288
Occupancy As Of Date	182
Offered Certificates	353
OID Regulations	589
OLA	163
One SoHo Square A Notes	261
One SoHo Square B Notes	261
One SoHo Square Certificate Registrar	265
One SoHo Square Co-Lender Agreement	261
One SoHo Square Companion Loans	261
One SoHo Square Consultation Termination Event	264
One SoHo Square Directing Holder	264
One SoHo Square Master Servicer	262
One SoHo Square Mortgage Loan	261
One SoHo Square Non-Standalone Pari Passu Companion Loans	261
One SoHo Square Notes	261
One SoHo Square Pari Passu Companion Loans	261
One SoHo Square Special Servicer	262
One SoHo Square Standalone Companion Loans	261
One SoHo Square Standalone Pari Passu Companion Loans	261
One SoHo Square Subordinate Companion Loans	261
One SoHo Square Whole Loan	261
Operating Advisor Consulting Fee	445
Operating Advisor Expenses	446
Operating Advisor Fee	445
Operating Advisor Fee Rate	445
Operating Advisor Standard	496

Operating Advisor Termination Event	499
Operating Advisor Upfront Fee	445
Original Complaint	343
Other Master Servicer	252
Other PSA	252
Other Special Servicer	252
OWS	207
P
P&I	338
P&I Advance	421
P&I Advance Date	421
PACE	127
Pads	189
Par Purchase Price	479
Pari Passu Companion Loan	53
Pari Passu Companion Loans	172
Pari Passu Mortgage Loan	253
Park Avenue Plaza Companion Loans	267
Park Avenue Plaza Directing Certificateholder	273
Park Avenue Plaza Intercreditor Agreement	267
Park Avenue Plaza Mortgage Loan	267
Park Avenue Plaza Non-Standalone Companion Loans	267
Park Avenue Plaza Noteholders	267
Park Avenue Plaza Pari Passu Companion Loans	267
Park Avenue Plaza Servicer	267
Park Avenue Plaza Special Servicer	267
Park Avenue Plaza Standalone Companion Loan	267
Park Avenue Plaza Standalone Companion Loans	267
Park Avenue Plaza Subordinate Companion Loan	267
Park Avenue Plaza Triggering Event of Default	268
Park Avenue Plaza Trustee	268
Park Avenue Plaza Whole Loan	267
Park Bridge Financial	347
Park Bridge Lender Services	347
Participants	399
Parties in Interest	605
partnership representative	596
Pass-Through Rate	363
Patriot Act	564
Payment Accommodation	448
Payment Due Date	230, 358

Percentage Interest	356
Periodic Payments	357
Permitted Investments	356, 428
Permitted Special Servicer/Affiliate Fees	445
PL	279
Plans	605
PML	279
PRC	23
Preliminary Dispute Resolution Election Notice	527
Prepayment Assumption	590
Prepayment Interest Excess	381
Prepayment Interest Shortfall	382
Prepayment Premium	380
Prepayment Provisions	182
Primary Collateral	413
Prime Rate	425
Principal Balance Certificates	353
Principal Distribution Amount	370
Principal Shortfall	371
Privileged Information	498
Privileged Information Exception	499
Privileged Person	389
Professional Investors	24
Prohibited Prepayment	382
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	526
Proposed Course of Action Notice	526
Prospectus	23
PSA	352
PSA Party Repurchase Request	525
PTCE	608
PTE	606
Purchase Price	413
PWC	218
Q
Qualification Criteria	284
Qualified Replacement Special Servicer	514
Qualified Substitute Mortgage Loan	414
Qualifying CRE Loan Percentage	352
R
RAC No-Response Scenario	535
Rated Final Distribution Date	381
Rating Agencies	536
Rating Agency Confirmation	536
REA	85

Realized Loss	384
REC	207
Received Classes	365
Record Date	356
Registration Statement	604
Regular Certificates	353
Regular Interestholder	588
Regular Interests	584
Regulation AB	539
Reimbursement Rate	425
Related Proceeds	424
Release Date	236
Relevant Investor	24
Relevant Persons	22
Relief Act	563
Remaining Term to Maturity	183
REMIC	584
REMIC Regulations	584
REO Account	428
REO Loan	373
REO Property	473
Repurchase Request	525
Requesting Certificateholder	527
Requesting Holders	455
Requesting Investor	403
Requesting Party	535
Required Credit Risk Retention Percentage	352
Required Deductible	226
Requirements	564
Residual Certificates	353
Resolution Failure	525
Resolved	525
Restricted Group	607
Restricted Party	499
Retained Certificate Available Funds	350
Retained Certificate Gain-on-Sale Remittance Amount	350
Retained Certificate Gain-on-Sale Reserve Account	427
Retained Certificate Interest Distribution Amount	351
Retained Certificate Principal Distribution Amount	351
Retained Certificate Realized Loss	351
Retaining Parties	349
Retaining Sponsor	349
Review Materials	505
RevPAR	183
Risk Retention Allocation Percentage	351
Risk Retention Consultation Party	390

ROFO	221
ROFR	221
RR Interest	352
Rule 15Ga-1 Reporting Period	284
Rule 17g-5	392
S
S&P	508
Scheduled Principal Distribution Amount	370
SDNY Court	342
SEC	275
Securities Act	538
Securitization Accounts	352, 428
Securitization Regulations	145
SEL	279
Senior Certificates	353
Serviced AB Whole Loan	253
Serviced Companion Loan	253
Serviced Companion Loans	53
Serviced Mortgage Loan	253
Serviced Mortgage Loans	53
Serviced Pari Passu Companion Loan	253
Serviced Pari Passu Companion Loan Securities	517
Serviced Pari Passu Mortgage Loan	253
Serviced Pari Passu Whole Loan	253
Serviced Subordinate Companion Loan	253
Serviced Whole Loan	253
Serviced Whole Loans	53
Servicer Termination Event	516
Servicing Advances	422
Servicing Fee	436
Servicing Fee Rate	436
Servicing Standard	419
SF	183
SFA	24
SFO	23
Similar Law	605
SIPC	603
SMMEA	609
SOHO 2021-SOHO Securitization	261
SOHO 2021-SOHO TSA	253, 261
Special Servicing Fee	440
Special Servicing Fee Rate	440
Specially Serviced Loans	470
Sq. Ft.	183
Square Feet	183
SR Institutional Investors	145
SR Investor Requirements	145

SR Rules	145
SSDS	211
Startup Day	585
State Court	342
Stated Principal Balance	371
Structured Product	23
Structuring Assumptions	573
Subject 2020 Wells Fargo CTS CMBS Annual Statement of Compliance	331
Subordinate Certificates	353
Subordinate Companion Loan	53
Subordinate Companion Loans	172
Subordinate LOC	191
Sub-Servicing Agreement	420
Surrendered Classes	365
T
T-12	183
TCEQ	210
Ten West One Master Tenant	222
Term to Maturity	183
Termination Purchase Amount	540
Terms and Conditions	402
Tests	506
Title V	562
Total Operating Expenses	176
Transaction Parties	608
TRIPRA	109, 16
Trust	327
Trust Components	365
Trust REMICs	356, 584
Trustee	328
TTM	183
U
U.S. Person	597
U/W DSCR	179
U/W Expenses	184
U/W NCF	184
U/W NCF Debt Yield	186
U/W NCF DSCR	179
U/W Net Cash Flow	184
U/W Net Operating Income	187
U/W NOI	187
U/W NOI Debt Yield	188
U/W NOI DSCR	187
U/W Revenues	188
UCC	548
UK	20, 144
UK Institutional Investor	145

UK Investor Requirements	145
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Regulation	144
UK SR Rules	144
Uncovered Amount	430
Underwriter Entities	133
Underwriting Agreement	600
Underwritten Debt Service Coverage Ratio	179
Underwritten Economic Occupancy	183
Underwritten Expenses	184
Underwritten NCF	184
Underwritten NCF Debt Yield	186
Underwritten Net Cash Flow	184
Underwritten Net Cash Flow Debt Service Coverage Ratio	179
Underwritten Net Operating Income	187
Underwritten Net Operating Income Debt Service Coverage Ratio	187
Underwritten NOI	187
Underwritten NOI Debt Yield	188
Underwritten Revenues	188
Units	189
Unscheduled Principal Distribution Amount	371
Unsolicited Information	506
UPB	338

Upper-Tier REMIC	356, 584
UST	208
V
VADEQ	211
VOCs	209
Volcker Rule	170
Voting Rights	399
W
WAC	5
WAC Rate	364
Wachovia Bank	275
Weighted Average Interest Rate	189
weighted averages	189
Wells Fargo Bank	275, 330
Wells Fargo Bank Data Tape	282
Wells Fargo Bank Deal Team	282
Whole Loan	53, 172
Withheld Amounts	427
Wood Group	196
Workout Fee	440
Workout Fee Rate	440
Workout-Delayed Reimbursement Amount	425
WTNA	328
Y
Yield Maintenance Charge	380
YM(#)	182
YM@%(#)	183

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address
1	Loan		1	One North Wacker	8.7%	100.0%	BANA	BANA	NAP	NAP	1 North Wacker Drive
2	Loan		1	1201 Lake Robbins	7.6%	100.0%	WFB	WFB	NAP	NAP	1201 Lake Robbins Drive
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	6.2%	100.0%	BANA	BANA	NAP	NAP	405-465 West 23rd Street and 410-470 West 24th Street
4	Loan		1	One SoHo Square	5.7%	100.0%	GS/DBRI/BMO	WFB	NAP	NAP	161 Avenue of the Americas and 233 Spring Street
5	Loan	5, 6	1	Park Avenue Plaza	5.7%	100.0%	MSBNA	MSMCH	NAP	NAP	55 East 52nd Street
6	Loan	7, 8	1	1 Union Square South Retail	5.7%	100.0%	WFB	WFB	NAP	NAP	One Union Square South
7	Loan		1	Raymour & Flanigan Campus	4.3%	100.0%	BANA	BANA	NAP	NAP	7230, 7248 & 7272 Morgan Road; 4545 & 4563 Morgan Place
8	Loan	9	29	ExchangeRight 49	3.4%		WFB	WFB	Group 1	NAP	Various
8.01	Property		1	Valspar Industrial - Massillon, OH	0.6%	16.6%					600 Nova Drive SE
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	0.6%	16.5%					1717 North Mayfair Road
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	0.2%	7.1%					7155 West Foster Place
8.04	Property		1	Walgreens - Hesperia, CA	0.2%	5.4%					17383 Main Street
8.05	Property		1	Hobby Lobby - Huber Heights, OH	0.2%	5.3%					8286 Old Troy Pike
8.06	Property		1	Hobby Lobby - Christiansburg, VA	0.2%	5.1%					100 Laurel Street Northeast
8.07	Property		1	Walgreens - Saint Joseph, MO	0.2%	4.6%					2620 South Belt Highway
8.08	Property		1	CVS Pharmacy - Waukegan, IL	0.1%	4.1%					3001 Washington Street
8.09	Property		1	Walgreens - Galesburg, IL	0.1%	3.6%					1057 East Main Street
8.1	Property		1	Verizon Wireless - Bristol, VA	0.1%	3.4%					5 Clear Creek Road
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	0.1%	2.4%					150 Stonecrest Road
8.12	Property		1	Walgreens - Indianapolis, IN	0.1%	2.3%					3455 Mann Road
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	0.1%	2.3%					628 Newtown Road
8.14	Property		1	Dollar General - Auburn, ME	0.1%	1.9%					807 Minot Avenue
8.15	Property		1	Dollar General - Penns Grove, NJ	0.1%	1.7%					191 South Virginia Avenue
8.16	Property		1	Dollar General - Brunswick, GA	0.1%	1.6%					5598 Altama Avenue
8.17	Property		1	Dollar General - Romulus, MI	0.1%	1.5%					35201 Van Born Road
8.18	Property		1	Dollar General - East Windsor, CT	0.1%	1.5%					115 Main Street
8.19	Property		1	Dollar General - Grand Rapids, MI	0.0%	1.4%					363 State Street Southeast
8.2	Property		1	Dollar General - Lansing, MI	0.0%	1.4%					3520 South Waverly Road
8.21	Property		1	Dollar Tree - Christiansburg, VA	0.0%	1.3%					120 Laurel Street Northeast
8.22	Property		1	Dollar General - Hammond, LA	0.0%	1.3%					12593 Wardline Road
8.23	Property		1	Dollar General - Allen Park, MI	0.0%	1.2%					5700 Allen Road
8.24	Property		1	Dollar General - Westland, MI	0.0%	1.2%					1615 Merriman Road
8.25	Property		1	Dollar General - Jackson, MI	0.0%	1.2%					216 West Morrell Street
8.26	Property		1	Dollar General - Battle Creek, MI	0.0%	1.1%					1440 West Columbia Avenue
8.27	Property		1	Dollar General - Wyoming, MI	0.0%	1.1%					4241 South Division Avenue
8.28	Property		1	Dollar General - Temple, TX	0.0%	1.0%					1608 South 57th Street
8.29	Property		1	Dollar General - Prattville, AL	0.0%	1.0%					601 McQueen Smith Road North
9	Loan		24	ExchangeRight Net Leased Portfolio #51	3.4%		MSBNA	MSMCH	Group 1	NAP	Various
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	0.3%	9.9%					778-800 South Franklin Street
9.02	Property		1	Walgreens - Largo, MD	0.3%	9.0%					9810 Apollo Drive
9.03	Property		1	Walgreens - Charlotte, NC	0.3%	8.5%					5040 Beatties Ford Road
9.04	Property		1	Walgreens - Virginia Beach, VA	0.3%	8.1%					5305 Indian River Road
9.05	Property		1	Walgreens - Salem, OH	0.3%	7.9%					2124 East State Street
9.06	Property		1	Walgreens - Southfield, MI	0.2%	7.3%					23111 Lahser Road
9.07	Property		1	Hy-Vee - South Sioux City, NE	0.2%	6.3%					2601 Cornhusker Drive
9.08	Property		1	Fresenius Medical Care - Conyers, GA	0.2%	4.5%					1901 Honey Creek Commons Southeast
9.09	Property		1	WellMed - McAllen, TX	0.1%	4.2%					801 South Main Street, Suite C
9.1	Property		1	Walgreens - Omaha, NE	0.1%	3.7%					7202 North 30th Street
9.11	Property		1	WellMed - Corpus Christi, TX	0.1%	3.7%					5846 Wooldridge Road
9.12	Property		1	Bank of America - Niantic, CT	0.1%	3.2%					25 Pennsylvania Avenue
9.13	Property		1	Verizon - Lansing, MI	0.1%	3.2%					5202 West Saginaw Highway
9.14	Property		1	Dollar General - Baltimore, MD	0.1%	2.8%					7350 Harford Road
9.15	Property		1	Family Dollar - Galena Park, TX	0.1%	2.5%					2001 Clinton Drive
9.16	Property		1	Sherwin Williams - Oak Forest, IL	0.1%	2.3%					5338 159th Street
9.17	Property		1	Dollar General - Uniontown, PA	0.1%	2.2%					1137 National Pike
9.18	Property		1	Dollar General - Petersburg, VA	0.1%	2.2%					15 South Adams Street
9.19	Property		1	O’Reilly - Kankakee, IL	0.1%	1.6%					1250 North Kennedy Drive
9.2	Property		1	Dollar General - Kyle, TX	0.1%	1.6%					850 Veterans Drive
9.21	Property		1	Citizen’s Bank - Bay Village, OH	0.1%	1.5%					411 Dover Center Road
9.22	Property		1	Dollar General - Weslaco, TX	0.0%	1.4%					5525 North FM 88
9.23	Property		1	Dollar General - Texas City, TX	0.0%	1.3%					701 9th Avenue North
9.24	Property		1	Dollar General - Huntsville, AL	0.0%	1.2%					136 Countess Road Northeast

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address
10	Loan		1	Ten West One	3.0%	100.0%	MSBNA	MSMCH	NAP	NAP	17420 Katy Freeway
11	Loan	10	1	Village at Jordan Creek Shopping Center	3.0%	100.0%	BANA	BANA	NAP	NAP	6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway
12	Loan	11	1	251 Central Park West	2.2%	100.0%	MSBNA	MSMCH	NAP	NAP	251 Central Park West
13	Loan		1	Reservoir Industrial Center	2.2%	100.0%	WFB	WFB	NAP	NAP	1350 & 1395 East Lexington Avenue and 1341, 1353, & 3534 Philadelphia Street
14	Loan		1	3800 Hamlin	2.0%	100.0%	WFB	WFB	NAP	NAP	3800 West Hamlin Road
15	Loan		1	Arizona Mills	1.9%	100.0%	BANA/WFB	BANA/WFB	NAP	NAP	5000 South Arizona Mills Circle
16	Loan		1	Chandler Heights Marketplace	1.8%	100.0%	BANA	BANA	NAP	NAP	4850-4990 South Gilbert Road
17	Loan	12	1	Yucaipa Valley Commercial Center	1.7%	100.0%	MSBNA	MSMCH	NAP	NAP	33562-33694, 33720, 33730 and 33758 Yucaipa Boulevard
18	Loan		1	Stonebridge Village	1.7%	100.0%	WFB	WFB	NAP	NAP	5813-5899 Spout Springs Road
19	Loan	13, 14, 15	1	1634 Church Avenue	1.6%	100.0%	MSBNA	MSMCH	NAP	NAP	1634 Church Avenue
20	Loan	16	1	Claremont Village Square	1.4%	100.0%	WFB	WFB	NAP	NAP	1, 101, 175 & 201 North Indian Hill Boulevard and 128 North Oberlin Ave
21	Loan		1	Allentown HQ	1.2%	100.0%	WFB	WFB	NAP	NAP	165 County Road 526
22	Loan		1	8515 Miramar Place	1.1%	100.0%	WFB	WFB	NAP	NAP	8515 Miramar Place
23	Loan	17	1	North Torrance	1.0%	100.0%	WFB	WFB	NAP	NAP	4840 - 5054 West 190th Street
24	Loan		1	Red Rock Center San Diego	1.0%	100.0%	WFB	WFB	NAP	NAP	2055, 2085 and 2115 Montiel Road
25	Loan		1	Orchard Market Place	0.9%	100.0%	MSBNA	MSMCH	NAP	NAP	11505, 11211, 11215 Northeast Fourth Plain Boulevard
26	Loan	18	1	Greenfield Place	0.9%	100.0%	WFB	WFB	NAP	NAP	7420 West Holmes Avenue and 7240 West Edgerton Avenue
27	Loan		1	Hood River Center	0.9%	100.0%	WFB	WFB	NAP	NAP	1727-1867 12th Street
28	Loan		1	Shepherd Mountain Plaza	0.9%	100.0%	MSBNA	MSMCH	Group 2	NAP	6034 West Courtyard Drive
29	Loan	19	2	Spare Cube Portfolio	0.9%		MSBNA	MSMCH	NAP	NAP	Various
29.01	Property		1	3 Highland Industrial Park Drive	0.7%	82.4%					3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive	0.2%	17.6%					1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	0.9%	100.0%	WFB	WFB	NAP	NAP	1002-1130 Los Osos Valley Road and 1155 Los Olivos Avenue
31	Loan		1	Oak Grove Shopping Center	0.8%	100.0%	WFB	WFB	NAP	NAP	12220 North MacArthur Boulevard
32	Loan		1	Storage Sense Harden	0.8%	100.0%	MSBNA	MSMCH	Group 3	NAP	382 Harden Street
33	Loan		1	Germantown Shopping Center	0.8%	100.0%	BANA	BANA	NAP	NAP	219-251 Baden Strasse & 3601-3885 North Newton Street
34	Loan		1	Plaza on San Felipe	0.8%	100.0%	MSBNA	MSMCH	NAP	NAP	1635 South Voss Road
35	Loan	23, 24	1	The Degnan	0.7%	100.0%	WFB	WFB	Group 4	Group A	3670 Degnan Boulevard
36	Loan	25	1	Grand Teton Plaza	0.6%	100.0%	WFB	WFB	NAP	NAP	2406 & 2280 South 25th East and Bare Ground
37	Loan	26	1	Heritage Plaza	0.6%	100.0%	MSBNA	MSMCH	Group 2	NAP	7800 North Mopac Expressway
38	Loan		1	Walgreens - Rochester MN	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	1112 Civic Center Drive Northwest
39	Loan		1	Vero Beach Self Storage	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	605 Route 1
40	Loan		1	Storage Max - Holly Spring	0.5%	100.0%	WFB	WFB	NAP	NAP	180 Newspaper Way
41	Loan	22	1	Hawthorne Owners Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP	211 East 53rd Street
42	Loan	22	1	69 West 9 Owners Corp.	0.5%	100.0%	NCCB	NCB	NAP	NAP	69/75 West 9th Street a/k/a 422/430 Avenue of the Americas a/k/a 422/430 6th Avenue
43	Loan		1	230-250 North La Brea Avenue	0.5%	100.0%	MSBNA	MSMCH	NAP	NAP	230-250 North La Brea Avenue
44	Loan		1	Ridgewood Farms	0.4%	100.0%	WFB	WFB	NAP	NAP	1935 & 1951 Electric Road
45	Loan		1	EZ Storage-Orchard Lake Road	0.4%	100.0%	WFB	WFB	NAP	NAP	28975 Orchard Lake Road
46	Loan	27	1	CitiCentre	0.4%	100.0%	MSBNA	MSMCH	Group 5	NAP	290 Northwest 165th Street
47	Loan		1	Greenview Courtyard Apartments	0.4%	100.0%	MSBNA	MSMCH	Group 5	NAP	2021-2031 Meridian Avenue
48	Loan		1	The Annex	0.4%	100.0%	WFB	WFB	Group 4	Group A	3626 11th Avenue
49	Loan	22	1	950 Fifth Avenue Corporation	0.4%	100.0%	NCCB	NCB	NAP	NAP	950 Fifth Avenue
50	Loan		1	155-11 146th Avenue Jamaica	0.4%	100.0%	MSBNA	MSMCH	NAP	NAP	155-11 146th Avenue
51	Loan	22	1	Park Hill Owners, Inc.	0.4%	100.0%	NCCB	NCB	NAP	NAP	42-41/ 42-47 Kissena Boulevard
52	Loan		1	Security Public Storage - Ceres	0.4%	100.0%	WFB	WFB	NAP	NAP	3020, 3031, 3032 Dale Court
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	0.4%		BANA	BANA	NAP	NAP	Various
53.01	Property		1	Upper Whitney	0.2%	59.0%					155 -163, 224, 226 and 242-244 South Whitney Street
53.02	Property		1	Lower Whitney	0.1%	41.0%					178, 240, 245-251 and 250-252 South Whitney Street
54	Loan		1	Storage Sense Mebane	0.3%	100.0%	MSBNA	MSMCH	Group 3	NAP	1226 South Mebane Street
55	Loan		1	Pack Rat Self Storage	0.3%	100.0%	BANA	BANA	NAP	NAP	12316 & 12320 Mukilteo Speedway
56	Loan	22	1	760 West End Avenue Owners, Inc.	0.3%	100.0%	NCCB	NCB	NAP	NAP	760 West End Avenue
57	Loan		2	Victoria Gardens and Rocwood MHC	0.3%		BANA	BANA	NAP	NAP	Various
57.01	Property		1	Victoria Gardens MHC	0.2%	56.5%					4016 Tower View Drive
57.02	Property		1	Rocwood MHC	0.1%	43.5%					52 Alder Court
58	Loan		3	Dollar General Portfolio	0.3%		BANA	BANA	NAP	NAP	Various
58.01	Property		1	Dollar General - Martinsburg, WV	0.1%	37.3%					5487 Winchester Avenue
58.02	Property		1	Dollar General - Forest Park, OH	0.1%	34.1%					633 Northland Boulevard
58.03	Property		1	Dollar General - Watertown, SD	0.1%	28.6%					3224 9th Avenue Southwest
59	Loan	22	1	Main Duane Owners Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP	134-140 Duane Street
60	Loan	22	1	3701 Tenants Corp.	0.3%	100.0%	NCCB	NCB	NAP	NAP	3701 Henry Hudson Parkway
61	Loan	22	1	Dove Court Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	4-9 Dove Court
62	Loan		1	Walgreens - Fort Worth TX	0.2%	100.0%	MSBNA	MSMCH	NAP	NAP	921 Henderson Street
63	Loan	22	1	Cambridge 41-42 Owners Corp.	0.2%	100.0%	NCB	NCB	NAP	NAP	41-42 42nd Street
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	3000 Valentine Avenue
65	Loan	22	1	520 W. 50th St., Inc.	0.2%	100.0%	NCCB	NCB	NAP	NAP	520 and 522 West 50th Street
66	Loan	22	1	43-10 44th Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	43-10 44th Street
67	Loan		1	West Village Mini Storage - Little Rock, AR	0.2%	100.0%	BANA	BANA	NAP	NAP	1605 Green Mountain Drive
68	Loan	22	1	Bay Street Landing Owners Corp.	0.2%	100.0%	NCCB	NCB	NAP	NAP	36-56 Bay Street Landing

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address
69	Loan		1	Walgreens in Cookeville	0.2%	100.0%	WFB	WFB	Group 6	NAP	500 South Willow Avenue
70	Loan		2	Indiana MHC Portfolio	0.1%		BANA	BANA	NAP	NAP	Various
70.01	Property		1	Maple Run MHC	0.1%	55.4%					1914 East Vaile Street
70.02	Property		1	Pleasant Valley MHC	0.1%	44.6%					808 Stanley Street
71	Loan	22	1	243 Riverside Drive Corporation	0.1%	100.0%	NCCB	NCB	NAP	NAP	241/243 Riverside Drive a/k/a 240/242 Riverside Drive
72	Loan	22	1	9944 Forest Corp.	0.1%	100.0%	NCB	NCB	NAP	NAP	99-44/99-50 67th Road
73	Loan		1	Walgreens in Arlington	0.1%	100.0%	WFB	WFB	Group 6	NAP	5600 New York Avenue
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	120-10/12 85th Avenue
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	0.1%	100.0%	NCB	NCB	NAP	NAP	70-80 Gibson Boulevard
76	Loan	22	1	Gramatan Owners Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP	32 East Broad Street and 33 East Grand Street
77	Loan	22	1	Concordia Apartments, Ltd.	0.1%	100.0%	NCB	NCB	NAP	NAP	5-7 West 107th Street
78	Loan	22	1	242 West 104 Owners, Inc.	0.1%	100.0%	NCCB	NCB	NAP	NAP	242 West 104th Street
79	Loan	22	1	249 Eldridge St. Owners Corp.	0.1%	100.0%	NCCB	NCB	NAP	NAP	249-251 Eldridge Street a/k/a 147-149 East Houston Street
80	Loan	22	1	140 West 74 Street Corporation	0.1%	100.0%	NCCB	NCB	NAP	NAP	140 West 74th Street

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
1	Loan		1	One North Wacker	Chicago	Cook	IL	60606	Office	CBD	2001	NAP	1,412,035	SF	249.99
2	Loan		1	1201 Lake Robbins	The Woodlands	Montgomery	TX	77380	Office	Suburban	2002	NAP	807,586	SF	309.56
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	New York	New York	NY	10011	Multifamily	Cooperative	1932	2019-2021	633	Units	129,541.86
4	Loan		1	One SoHo Square	New York	New York	NY	10013	Office	CBD	1904-1926	2016	786,891	SF	597.29
5	Loan	5, 6	1	Park Avenue Plaza	New York	New York	NY	10055	Office	CBD	1980	2015	1,159,593	SF	292.49
6	Loan	7, 8	1	1 Union Square South Retail	New York	New York	NY	10003	Retail	Anchored	1998	NAP	236,215	SF	317.51
7	Loan		1	Raymour & Flanigan Campus	Liverpool	Onondaga	NY	13090	Industrial	Warehouse Distribution	1970	2016-2020	952,214	SF	91.37
8	Loan	9	29	ExchangeRight 49	Various	Various	Various	Various	Various	Various	Various	Various	621,901	SF	110.63
8.01	Property		1	Valspar Industrial - Massillon, OH	Massillon	Stark	OH	44646	Industrial	Manufacturing	1994	2007	189,910	SF
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	Wauwatosa	Milwaukee	WI	53226	Retail	Single Tenant	2008; 2012	NAP	60,598	SF
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	Chicago	Cook	IL	60656	Retail	Single Tenant	2004	NAP	15,330	SF
8.04	Property		1	Walgreens - Hesperia, CA	Hesperia	San Bernardino	CA	92345	Retail	Single Tenant	2004	NAP	14,560	SF
8.05	Property		1	Hobby Lobby - Huber Heights, OH	Huber Heights	Montgomery	OH	45424	Retail	Single Tenant	1990	2005	61,504	SF
8.06	Property		1	Hobby Lobby - Christiansburg, VA	Christiansburg	Montgomery	VA	24073	Retail	Single Tenant	1990	2018	55,000	SF
8.07	Property		1	Walgreens - Saint Joseph, MO	Saint Joseph	Buchanan	MO	64503	Retail	Single Tenant	2003	NAP	14,560	SF
8.08	Property		1	CVS Pharmacy - Waukegan, IL	Waukegan	Lake	IL	60085	Retail	Single Tenant	2002	NAP	10,896	SF
8.09	Property		1	Walgreens - Galesburg, IL	Galesburg	Knox	IL	61401	Retail	Single Tenant	2003	NAP	13,650	SF
8.1	Property		1	Verizon Wireless - Bristol, VA	Bristol	Bristol	VA	24202	Retail	Single Tenant	2007	NAP	5,000	SF
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	Shelbyville	Shelbyville	KY	40065	Office	Medical	2013	NAP	8,459	SF
8.12	Property		1	Walgreens - Indianapolis, IN	Indianapolis	Marion	IN	46221	Retail	Single Tenant	1993	NAP	13,000	SF
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	Virginia Beach	City of Virginia Beach	VA	23462	Office	Medical	1997	2019	11,314	SF
8.14	Property		1	Dollar General - Auburn, ME	Auburn	Androscoggin	ME	04210	Retail	Single Tenant	2015	NAP	9,026	SF
8.15	Property		1	Dollar General - Penns Grove, NJ	Penns Grove	Salem	NJ	08069	Retail	Single Tenant	1950	2011	9,381	SF
8.16	Property		1	Dollar General - Brunswick, GA	Brunswick	Glynn	GA	31525	Retail	Single Tenant	2013	NAP	9,002	SF
8.17	Property		1	Dollar General - Romulus, MI	Romulus	Wayne	MI	48174	Retail	Single Tenant	2013	NAP	9,100	SF
8.18	Property		1	Dollar General - East Windsor, CT	East Windsor	Hartford	CT	06016	Retail	Single Tenant	2013	NAP	9,409	SF
8.19	Property		1	Dollar General - Grand Rapids, MI	Grand Rapids	Kent	MI	49503	Retail	Single Tenant	1942	2017	8,694	SF
8.2	Property		1	Dollar General - Lansing, MI	Lansing	Eaton	MI	48911	Retail	Single Tenant	2013	NAP	9,026	SF
8.21	Property		1	Dollar Tree - Christiansburg, VA	Christiansburg	Montgomery	VA	24073	Retail	Single Tenant	1990	2018	10,000	SF
8.22	Property		1	Dollar General - Hammond, LA	Hammond	Tangipahoa Parish	LA	70401	Retail	Single Tenant	2013	NAP	9,026	SF
8.23	Property		1	Dollar General - Allen Park, MI	Allen Park	Wayne	MI	48101	Retail	Single Tenant	1984	2012	9,600	SF
8.24	Property		1	Dollar General - Westland, MI	Westland	Wayne	MI	48186	Retail	Single Tenant	1964	2012	9,100	SF
8.25	Property		1	Dollar General - Jackson, MI	Jackson	Jackson	MI	49203	Retail	Single Tenant	1955	2020	8,053	SF
8.26	Property		1	Dollar General - Battle Creek, MI	Battle Creek	Calhoun	MI	49015	Retail	Single Tenant	1979	1987	11,766	SF
8.27	Property		1	Dollar General - Wyoming, MI	Wyoming	Kent	MI	49503	Retail	Single Tenant	1950	2019	8,737	SF
8.28	Property		1	Dollar General - Temple, TX	Temple	Bell	TX	76504	Retail	Single Tenant	2007	NAP	9,100	SF
8.29	Property		1	Dollar General - Prattville, AL	Prattville	Autauga	AL	36066	Retail	Single Tenant	1995	NAP	9,100	SF
9	Loan		24	ExchangeRight Net Leased Portfolio #51	Various	Various	Various	Various	Various	Various	Various	Various	325,003	SF	136.77
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	Holbrook	Norfolk	MA	02343	Retail	Unanchored	1961	2020	45,885	SF
9.02	Property		1	Walgreens - Largo, MD	Largo	Prince George’s	MD	20774	Retail	Single Tenant	2008	NAP	14,564	SF
9.03	Property		1	Walgreens - Charlotte, NC	Charlotte	Mecklenburg	NC	28216	Retail	Single Tenant	2007	NAP	14,820	SF
9.04	Property		1	Walgreens - Virginia Beach, VA	Virginia Beach	Virginia Beach City	VA	23464	Retail	Single Tenant	2005	NAP	14,480	SF
9.05	Property		1	Walgreens - Salem, OH	Salem	Columbiana	OH	44460	Retail	Single Tenant	2004	NAP	14,820	SF
9.06	Property		1	Walgreens - Southfield, MI	Southfield	Oakland	MI	48033	Retail	Single Tenant	2002	NAP	13,650	SF
9.07	Property		1	Hy-Vee - South Sioux City, NE	South Sioux City	Dakota	NE	68776	Retail	Single Tenant	1990, 2002	2008	66,958	SF
9.08	Property		1	Fresenius Medical Care - Conyers, GA	Conyers	Rockdale	GA	30013	Office	Medical	2010	NAP	9,750	SF
9.09	Property		1	WellMed - McAllen, TX	McAllen	Hidalgo	TX	78501	Office	Medical	1976	2018	11,006	SF
9.1	Property		1	Walgreens - Omaha, NE	Omaha	Douglas	NE	68112	Retail	Single Tenant	1995	NAP	13,500	SF
9.11	Property		1	WellMed - Corpus Christi, TX	Corpus Christi	Nueces	TX	78414	Office	Medical	2007	2016	9,202	SF
9.12	Property		1	Bank of America - Niantic, CT	Niantic	New London	CT	06357	Retail	Single Tenant	1950	1991, 2016	4,610	SF
9.13	Property		1	Verizon - Lansing, MI	Lansing	Eaton	MI	48917	Retail	Single Tenant	1997	NAP	4,536	SF
9.14	Property		1	Dollar General - Baltimore, MD	Baltimore	Baltimore	MD	21234	Retail	Single Tenant	1947	2012	12,089	SF
9.15	Property		1	Family Dollar - Galena Park, TX	Galena Park	Harris	TX	77547	Retail	Single Tenant	2015	NAP	10,000	SF
9.16	Property		1	Sherwin Williams - Oak Forest, IL	Oak Forest	Cook	IL	60452	Retail	Single Tenant	2018	NAP	3,500	SF
9.17	Property		1	Dollar General - Uniontown, PA	Uniontown	Fayette	PA	15401	Retail	Single Tenant	2013	NAP	9,100	SF
9.18	Property		1	Dollar General - Petersburg, VA	Petersburg	Petersburg City	VA	23803	Retail	Single Tenant	1950	2021	9,855	SF
9.19	Property		1	O’Reilly - Kankakee, IL	Kankakee	Kankakee	IL	60901	Retail	Single Tenant	2012	NAP	6,000	SF
9.2	Property		1	Dollar General - Kyle, TX	Kyle	Hays	TX	78640	Retail	Single Tenant	2004	NAP	8,125	SF
9.21	Property		1	Citizen’s Bank - Bay Village, OH	Bay Village	Cuyahoga	OH	44140	Retail	Single Tenant	1967	2009	2,400	SF
9.22	Property		1	Dollar General - Weslaco, TX	Weslaco	Hidalgo	TX	78596	Retail	Single Tenant	2007	NAP	9,014	SF
9.23	Property		1	Dollar General - Texas City, TX	Texas City	Galveston	TX	77590	Retail	Single Tenant	2003	NAP	8,125	SF
9.24	Property		1	Dollar General - Huntsville, AL	Huntsville	Madison	AL	35810	Retail	Single Tenant	2007	NAP	9,014	SF

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
10	Loan		1	Ten West One	Houston	Harris	TX	77084	Office	Suburban	1998	2015	199,001	SF	202.31
11	Loan	10	1	Village at Jordan Creek Shopping Center	West Des Moines	Dallas	IA	50266	Retail	Power Center	2004-2020	NAP	264,533	SF	150.99
12	Loan	11	1	251 Central Park West	New York	New York	NY	10024	Multifamily	High Rise	1925	NAP	62	Units	475,806.45
13	Loan		1	Reservoir Industrial Center	Pomona; Chino	Los Angeles; San Bernardino	CA	91766	Industrial	Warehouse	1946; 1963; 1984	NAP	503,156	SF	57.64
14	Loan		1	3800 Hamlin	Auburn Hills	Oakland	MI	48326	Office	Suburban	1991	NAP	359,376	SF	74.16
15	Loan		1	Arizona Mills	Tempe	Maricopa	AZ	85282	Retail	Anchored	1997	NAP	1,234,669	SF	80.76
16	Loan		1	Chandler Heights Marketplace	Chandler	Maricopa	AZ	85249	Retail	Anchored	2005	NAP	124,822	SF	186.27
17	Loan	12	1	Yucaipa Valley Commercial Center	Yucaipa	San Bernardino	CA	92399	Retail	Anchored	2001-2003	NAP	186,450	SF	123.36
18	Loan		1	Stonebridge Village	Flowery Branch	Hall	GA	30542	Retail	Anchored	2008	NAP	149,074	SF	151.94
19	Loan	13, 14, 15	1	1634 Church Avenue	Brooklyn	Kings	NY	11226	Mixed Use	Multifamily/Retail	2021	NAP	48	Units	437,500.00
20	Loan	16	1	Claremont Village Square	Claremont	Los Angeles	CA	91711	Mixed Use	Retail/Office	2007	NAP	96,360	SF	186.80
21	Loan		1	Allentown HQ	Allentown	Monmouth	NJ	08501	Industrial	Warehouse Distribution	1973	2018	193,192	SF	80.23
22	Loan		1	8515 Miramar Place	San Diego	San Diego	CA	92121	Industrial	Warehouse Distribution	1982	NAP	103,360	SF	145.12
23	Loan	17	1	North Torrance	Torrance	Los Angeles	CA	90503	Retail	Anchored	1959; 1976; 1993	NAP	110,745	SF	124.16
24	Loan		1	Red Rock Center San Diego	San Marcos	San Diego	CA	92069	Retail	Unanchored	1990	NAP	74,070	SF	171.68
25	Loan		1	Orchard Market Place	Vancouver	Clark	WA	98662	Retail	Anchored	1994	2007	129,486	SF	96.54
26	Loan	18	1	Greenfield Place	Greenfield	Milwaukee	WI	53220	Retail	Anchored	1985	NAP	227,446	SF	54.96
27	Loan		1	Hood River Center	Hood River	Hood River	OR	97031	Retail	Anchored	1970	NAP	115,879	SF	105.63
28	Loan		1	Shepherd Mountain Plaza	Austin	Travis	TX	78730	Office	Suburban	1985	NAP	101,036	SF	118.77
29	Loan	19	2	Spare Cube Portfolio	Peekskill	Westchester	NY	10566	Various	Various	Various	Various	116,369	SF	103.12
29.01	Property		1	3 Highland Industrial Park Drive	Peekskill	Westchester	NY	10566	Self Storage	Self Storage	1986, 1989	2017	78,958	SF
29.02	Property		1	1 Highland Industrial Park Drive	Peekskill	Westchester	NY	10566	Industrial	Warehouse	1986	NAP	37,411	SF
30	Loan	20, 21	1	Los Osos Shopping Center	Los Osos	San Luis Obispo	CA	93402	Retail	Anchored	1966; 1978; 1979	NAP	93,302	SF	128.61
31	Loan		1	Oak Grove Shopping Center	Oklahoma City	Oklahoma	OK	73162	Retail	Anchored	2015	NAP	69,787	SF	157.62
32	Loan		1	Storage Sense Harden	Burlington	Alamance	NC	27215	Self Storage	Self Storage	1990	1998	109,370	SF	100.58
33	Loan		1	Germantown Shopping Center	Jasper	Dubois	IN	47546	Retail	Power Center	1986	2016-2021	192,955	SF	56.75
34	Loan		1	Plaza on San Felipe	Houston	Harris	TX	77057	Retail	Shadow Anchored	1994	2015	35,639	SF	289.01
35	Loan	23, 24	1	The Degnan	Los Angeles	Los Angeles	CA	90018	Office	Suburban	1965	2021	22,263	SF	469.06
36	Loan	25	1	Grand Teton Plaza	Idaho Falls	Bonneville	ID	83404	Retail	Anchored	2004	NAP	93,274	SF	90.59
37	Loan	26	1	Heritage Plaza	Austin	Travis	TX	78759	Office	Suburban	1985	NAP	74,839	SF	100.22
38	Loan		1	Walgreens - Rochester MN	Rochester	Olmsted	MN	55901	Retail	Single Tenant	2010	NAP	12,849	SF	544.40
39	Loan		1	Vero Beach Self Storage	Vero Beach	Indian River	FL	32962	Self Storage	Self Storage	2017	NAP	57,755	SF	112.54
40	Loan		1	Storage Max - Holly Spring	Holly Springs	Wake	NC	27540	Self Storage	Self Storage	2015-2018	NAP	70,715	SF	91.92
41	Loan	22	1	Hawthorne Owners Corp.	New York	New York	NY	10022	Multifamily	Cooperative	1958	2015	144	Units	45,064.46
42	Loan	22	1	69 West 9 Owners Corp.	New York	New York	NY	10011	Multifamily	Cooperative	1959	2017	105	Units	57,142.86
43	Loan		1	230-250 North La Brea Avenue	Inglewood	Los Angeles	CA	90301	Retail	Unanchored	1966; 2002	NAP	35,490	SF	169.06
44	Loan		1	Ridgewood Farms	Salem	City of Salem	VA	24153	Retail	Anchored	1985	NAP	72,973	SF	81.54
45	Loan		1	EZ Storage-Orchard Lake Road	Farmington Hills	Oakland	MI	48334	Self Storage	Self Storage	2018	NAP	42,645	SF	136.01
46	Loan	27	1	CitiCentre	Miami	Miami-Dade	FL	33169	Office	Suburban	1986	2011	46,324	SF	123.26
47	Loan		1	Greenview Courtyard Apartments	Miami Beach	Miami-Dade	FL	33139	Multifamily	Mid Rise	1949, 1950, 2008	NAP	30	Units	176,666.67
48	Loan		1	The Annex	Los Angeles	Los Angeles	CA	90018	Office	Suburban	1947	2020	9,716	SF	469.06
49	Loan	22	1	950 Fifth Avenue Corporation	New York	New York	NY	10075	Multifamily	Cooperative	1926	2003	9	Units	555,555.56
50	Loan		1	155-11 146th Avenue Jamaica	Jamaica	Queens	NY	11434	Industrial	Warehouse Distribution	1989	NAP	24,146	SF	207.07
51	Loan	22	1	Park Hill Owners, Inc.	Flushing	Queens	NY	11355	Multifamily	Cooperative	1953	2014	144	Units	33,333.33
52	Loan		1	Security Public Storage - Ceres	Ceres	Stanislaus	CA	95307	Self Storage	Self Storage	1978; 1984; 1998	NAP	49,710	SF	95.27
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	Hartford	Hartford	CT	06105	Multifamily	Garden	Various	NAP	80	Units	58,750.00
53.01	Property		1	Upper Whitney	Hartford	Hartford	CT	06105	Multifamily	Garden	1926	NAP	44	Units
53.02	Property		1	Lower Whitney	Hartford	Hartford	CT	06105	Multifamily	Garden	1910	NAP	36	Units
54	Loan		1	Storage Sense Mebane	Burlington	Alamance	NC	27215	Self Storage	Self Storage	1991	NAP	42,365	SF	108.58
55	Loan		1	Pack Rat Self Storage	Mukilteo	Snohomish	WA	98275	Self Storage	Self Storage	1990	2019-2020	83,750	SF	53.73
56	Loan	22	1	760 West End Avenue Owners, Inc.	New York	New York	NY	10025	Multifamily	Cooperative	1926	2011	77	Units	58,380.79
57	Loan		2	Victoria Gardens and Rocwood MHC	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	NAP	234	Pads	18,525.64
57.01	Property		1	Victoria Gardens MHC	Pacific	Franklin	MO	63069	Manufactured Housing	Manufactured Housing	1978	NAP	123	Pads
57.02	Property		1	Rocwood MHC	Wood River	Madison	IL	62095	Manufactured Housing	Manufactured Housing	1960	NAP	111	Pads
58	Loan		3	Dollar General Portfolio	Various	Various	Various	Various	Retail	Single Tenant	Various	NAP	27,300	SF	130.04
58.01	Property		1	Dollar General - Martinsburg, WV	Martinsburg	Berkeley	WV	25405	Retail	Single Tenant	2021	NAP	9,100	SF
58.02	Property		1	Dollar General - Forest Park, OH	Forest Park	Hamilton	OH	45240	Retail	Single Tenant	2021	NAP	9,100	SF
58.03	Property		1	Dollar General - Watertown, SD	Watertown	Codington	SD	57201	Retail	Single Tenant	2020	NAP	9,100	SF
59	Loan	22	1	Main Duane Owners Corp.	New York	New York	NY	10013	Multifamily	Cooperative	1800	2001	16	Units	218,750.00
60	Loan	22	1	3701 Tenants Corp.	Bronx	Bronx	NY	10463	Multifamily	Cooperative	1953	2011	50	Units	70,000.00
61	Loan	22	1	Dove Court Owners, Inc.	Croton-on-Hudson	Westchester	NY	10520	Multifamily	Cooperative	1970	2016	130	Units	23,846.15
62	Loan		1	Walgreens - Fort Worth TX	Fort Worth	Tarrant	TX	76102	Retail	Single Tenant	2003	NAP	15,093	SF	192.14
63	Loan	22	1	Cambridge 41-42 Owners Corp.	Sunnyside	Queens	NY	11104	Multifamily	Cooperative	1930	2020	93	Units	30,615.23
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	Bronx	Bronx	NY	10458	Multifamily	Cooperative	1937	2001	56	Units	46,428.57
65	Loan	22	1	520 W. 50th St., Inc.	New York	New York	NY	10019	Multifamily	Cooperative	1884	2016	40	Units	62,439.48
66	Loan	22	1	43-10 44th Owners Corp.	Sunnyside	Queens	NY	11104	Multifamily	Cooperative	1928	2013	47	Units	47,796.32
67	Loan		1	West Village Mini Storage - Little Rock, AR	Little Rock	Pulaski	AR	72211	Self Storage	Self Storage	1972	1984	65,120	SF	32.39
68	Loan	22	1	Bay Street Landing Owners Corp.	Staten Island	Richmond	NY	10301	Multifamily	Cooperative	1907	2001	17	Units	123,529.41

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
69	Loan		1	Walgreens in Cookeville	Cookeville	Putnam	TN	38501	Retail	Single Tenant	2000	NAP	15,000	SF	133.14
70	Loan		2	Indiana MHC Portfolio	Various	Various	IN	Various	Manufactured Housing	Manufactured Housing	Various	NAP	78	Pads	23,846.15
70.01	Property		1	Maple Run MHC	Kokomo	Howard	IN	46901	Manufactured Housing	Manufactured Housing	1974	NAP	37	Pads
70.02	Property		1	Pleasant Valley MHC	Logansport	Cass	IN	46947	Manufactured Housing	Manufactured Housing	1955	NAP	41	Pads
71	Loan	22	1	243 Riverside Drive Corporation	New York	New York	NY	10025	Multifamily	Cooperative	1927	2001	39	Units	46,153.85
72	Loan	22	1	9944 Forest Corp.	Forest Hills	Queens	NY	11375	Multifamily	Cooperative	1961	2006	55	Units	32,674.78
73	Loan		1	Walgreens in Arlington	Arlington	Tarrant	TX	76018	Retail	Single Tenant	1999	NAP	13,791	SF	112.95
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	Kew Gardens	Queens	NY	11415	Multifamily	Cooperative	1951	2016	60	Units	25,416.67
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	Valley Stream	Nassau	NY	11581	Multifamily	Cooperative	1956	2006	49	Units	28,571.43
76	Loan	22	1	Gramatan Owners Inc.	Mount Vernon	Westchester	NY	10552	Multifamily	Cooperative	1950	1985	52	Units	26,442.31
77	Loan	22	1	Concordia Apartments, Ltd.	New York	New York	NY	10025	Multifamily	Cooperative	1895	2002	18	Units	61,829.31
78	Loan	22	1	242 West 104 Owners, Inc.	New York	New York	NY	10025	Multifamily	Cooperative	1898	2001	24	Units	41,666.67
79	Loan	22	1	249 Eldridge St. Owners Corp.	New York	New York	NY	10002	Multifamily	Cooperative	1903	2011	25	Units	40,000.00
80	Loan	22	1	140 West 74 Street Corporation	New York	New York	NY	10023	Multifamily	Cooperative	1888	2020	26	Units	38,399.85

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
1	Loan		1	One North Wacker	115,500,000	115,500,000	115,500,000	2.71850%	0.01245%	2.70605%	NAP	265,289.73	NAP	3,183,476.76	Interest Only	No
2	Loan		1	1201 Lake Robbins	100,000,000	100,000,000	100,000,000	3.82700%	0.01245%	3.81455%	NAP	323,346.06	NAP	3,880,152.72	Interest Only	No
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	82,000,000	82,000,000	82,000,000	2.32000%	0.01245%	2.30755%	NAP	160,735.19	NAP	1,928,822.28	Interest Only	No
4	Loan		1	One SoHo Square	75,000,000	75,000,000	75,000,000	2.72467%	0.01620%	2.70847%	NAP	172,656.96	NAP	2,071,883.52	Interest Only	No
5	Loan	5, 6	1	Park Avenue Plaza	75,000,000	75,000,000	75,000,000	2.83750%	0.01745%	2.82005%	NAP	179,806.86	NAP	2,157,682.32	Interest Only	No
6	Loan	7, 8	1	1 Union Square South Retail	75,000,000	75,000,000	75,000,000	2.27100%	0.01245%	2.25855%	NAP	143,908.85	NAP	1,726,906.20	Interest Only	No
7	Loan		1	Raymour & Flanigan Campus	57,000,000	57,000,000	57,000,000	2.92500%	0.01245%	2.91255%	NAP	140,867.19	NAP	1,690,406.28	Interest Only	No
8	Loan	9	29	ExchangeRight 49	45,000,000	45,000,000	45,000,000	3.51600%	0.01245%	3.50355%	NAP	133,681.25	NAP	1,604,175.00	Interest Only	No
8.01	Property		1	Valspar Industrial - Massillon, OH	7,482,902	7,482,902	7,482,902
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	7,442,671	7,442,671	7,442,671
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	3,178,222	3,178,222	3,178,222
8.04	Property		1	Walgreens - Hesperia, CA	2,413,839	2,413,839	2,413,839
8.05	Property		1	Hobby Lobby - Huber Heights, OH	2,373,609	2,373,609	2,373,609
8.06	Property		1	Hobby Lobby - Christiansburg, VA	2,293,147	2,293,147	2,293,147
8.07	Property		1	Walgreens - Saint Joseph, MO	2,071,879	2,071,879	2,071,879
8.08	Property		1	CVS Pharmacy - Waukegan, IL	1,850,610	1,850,610	1,850,610
8.09	Property		1	Walgreens - Galesburg, IL	1,629,342	1,629,342	1,629,342
8.1	Property		1	Verizon Wireless - Bristol, VA	1,548,880	1,548,880	1,548,880
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	1,066,112	1,066,112	1,066,112
8.12	Property		1	Walgreens - Indianapolis, IN	1,025,882	1,025,882	1,025,882
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	1,025,882	1,025,882	1,025,882
8.14	Property		1	Dollar General - Auburn, ME	864,959	864,959	864,959
8.15	Property		1	Dollar General - Penns Grove, NJ	744,267	744,267	744,267
8.16	Property		1	Dollar General - Brunswick, GA	714,094	714,094	714,094
8.17	Property		1	Dollar General - Romulus, MI	691,967	691,967	691,967
8.18	Property		1	Dollar General - East Windsor, CT	683,921	683,921	683,921
8.19	Property		1	Dollar General - Grand Rapids, MI	623,575	623,575	623,575
8.2	Property		1	Dollar General - Lansing, MI	615,529	615,529	615,529
8.21	Property		1	Dollar Tree - Christiansburg, VA	603,460	603,460	603,460
8.22	Property		1	Dollar General - Hammond, LA	593,402	593,402	593,402
8.23	Property		1	Dollar General - Allen Park, MI	522,999	522,999	522,999
8.24	Property		1	Dollar General - Westland, MI	522,999	522,999	522,999
8.25	Property		1	Dollar General - Jackson, MI	522,999	522,999	522,999
8.26	Property		1	Dollar General - Battle Creek, MI	502,883	502,883	502,883
8.27	Property		1	Dollar General - Wyoming, MI	492,826	492,826	492,826
8.28	Property		1	Dollar General - Temple, TX	464,664	464,664	464,664
8.29	Property		1	Dollar General - Prattville, AL	432,480	432,480	432,480
9	Loan		24	ExchangeRight Net Leased Portfolio #51	44,450,000	44,450,000	44,450,000	3.56000%	0.01245%	3.54755%	NAP	133,699.84	NAP	1,604,398.08	Interest Only	No
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	4,402,101	4,402,101	4,402,101
9.02	Property		1	Walgreens - Largo, MD	3,981,518	3,981,518	3,981,518
9.03	Property		1	Walgreens - Charlotte, NC	3,774,030	3,774,030	3,774,030
9.04	Property		1	Walgreens - Virginia Beach, VA	3,588,974	3,588,974	3,588,974
9.05	Property		1	Walgreens - Salem, OH	3,516,073	3,516,073	3,516,073
9.06	Property		1	Walgreens - Southfield, MI	3,224,469	3,224,469	3,224,469
9.07	Property		1	Hy-Vee - South Sioux City, NE	2,803,886	2,803,886	2,803,886
9.08	Property		1	Fresenius Medical Care - Conyers, GA	1,990,759	1,990,759	1,990,759
9.09	Property		1	WellMed - McAllen, TX	1,844,957	1,844,957	1,844,957
9.1	Property		1	Walgreens - Omaha, NE	1,654,293	1,654,293	1,654,293
9.11	Property		1	WellMed - Corpus Christi, TX	1,631,861	1,631,861	1,631,861
9.12	Property		1	Bank of America - Niantic, CT	1,429,979	1,429,979	1,429,979
9.13	Property		1	Verizon - Lansing, MI	1,407,551	1,407,551	1,407,551
9.14	Property		1	Dollar General - Baltimore, MD	1,239,317	1,239,317	1,239,317
9.15	Property		1	Family Dollar - Galena Park, TX	1,107,535	1,107,535	1,107,535
9.16	Property		1	Sherwin Williams - Oak Forest, IL	1,037,438	1,037,438	1,037,438
9.17	Property		1	Dollar General - Uniontown, PA	995,379	995,379	995,379
9.18	Property		1	Dollar General - Petersburg, VA	986,968	986,968	986,968
9.19	Property		1	O’Reilly - Kankakee, IL	729,010	729,010	729,010
9.2	Property		1	Dollar General - Kyle, TX	689,756	689,756	689,756
9.21	Property		1	Citizen’s Bank - Bay Village, OH	672,933	672,933	672,933
9.22	Property		1	Dollar General - Weslaco, TX	628,070	628,070	628,070
9.23	Property		1	Dollar General - Texas City, TX	594,424	594,424	594,424
9.24	Property		1	Dollar General - Huntsville, AL	518,719	518,719	518,719

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
10	Loan		1	Ten West One	40,260,000	40,260,000	40,260,000	3.86000%	0.01995%	3.84005%	NAP	131,301.65	NAP	1,575,619.80	Interest Only	No
11	Loan	10	1	Village at Jordan Creek Shopping Center	40,000,000	39,943,059	31,484,877	3.67700%	0.01245%	3.66455%	183,593.23	NAP	2,203,118.76	NAP	Amortizing Balloon	No
12	Loan	11	1	251 Central Park West	29,500,000	29,500,000	29,500,000	2.88000%	0.01245%	2.86755%	NAP	71,783.33	NAP	861,399.96	Interest Only	No
13	Loan		1	Reservoir Industrial Center	29,000,000	29,000,000	29,000,000	2.74000%	0.01245%	2.72755%	NAP	67,136.34	NAP	805,636.08	Interest Only	No
14	Loan		1	3800 Hamlin	26,650,000	26,650,000	23,899,457	3.21800%	0.01245%	3.20555%	115,514.95	NAP	1,386,179.40	NAP	Amortizing Balloon	No
15	Loan		1	Arizona Mills	25,000,000	24,927,899	22,652,923	3.80200%	0.01245%	3.78955%	116,517.80	NAP	1,398,213.60	NAP	Amortizing Balloon	No
16	Loan		1	Chandler Heights Marketplace	23,250,000	23,250,000	18,527,098	4.02000%	0.04245%	3.97755%	111,267.30	NAP	1,335,207.60	NAP	Amortizing Balloon	No
17	Loan	12	1	Yucaipa Valley Commercial Center	23,000,000	23,000,000	23,000,000	2.73000%	0.01245%	2.71755%	NAP	53,051.74	NAP	636,620.88	Interest Only	No
18	Loan		1	Stonebridge Village	22,650,000	22,650,000	20,265,729	3.09300%	0.01245%	3.08055%	96,633.12	59,191.21	1,159,597.44	710,294.52	Interest Only, Amortizing Balloon	No
19	Loan	13, 14, 15	1	1634 Church Avenue	21,000,000	21,000,000	21,000,000	3.35500%	0.01245%	3.34255%	NAP	59,527.95	NAP	714,335.40	Interest Only	No
20	Loan	16	1	Claremont Village Square	18,000,000	18,000,000	18,000,000	2.88700%	0.04245%	2.84455%	NAP	43,906.46	NAP	526,877.52	Interest Only	No
21	Loan		1	Allentown HQ	15,500,000	15,500,000	13,871,532	3.10000%	0.01245%	3.08755%	66,187.54	40,597.80	794,250.48	487,173.60	Interest Only, Amortizing Balloon	No
22	Loan		1	8515 Miramar Place	15,000,000	15,000,000	15,000,000	4.14400%	0.01245%	4.13155%	NAP	52,519.44	NAP	630,233.28	Interest Only	No
23	Loan	17	1	North Torrance	13,750,000	13,750,000	13,750,000	3.16200%	0.01245%	3.14955%	NAP	36,734.46	NAP	440,813.52	Interest Only	No
24	Loan		1	Red Rock Center San Diego	12,716,000	12,716,000	10,875,667	3.46400%	0.01245%	3.45155%	56,845.29	37,216.67	682,143.48	446,600.04	Interest Only, Amortizing Balloon	No
25	Loan		1	Orchard Market Place	12,500,000	12,500,000	12,500,000	3.15000%	0.01245%	3.13755%	NAP	33,268.23	NAP	399,218.76	Interest Only	No
26	Loan	18	1	Greenfield Place	12,500,000	12,500,000	10,276,949	3.09000%	0.01245%	3.07755%	53,309.18	32,634.55	639,710.16	391,614.60	Interest Only, Amortizing Balloon	No
27	Loan		1	Hood River Center	12,240,000	12,240,000	12,240,000	3.05000%	0.01245%	3.03755%	NAP	31,542.08	NAP	378,504.96	Interest Only	No
28	Loan		1	Shepherd Mountain Plaza	12,000,000	12,000,000	10,052,019	2.68000%	0.03995%	2.64005%	48,545.15	27,172.22	582,541.80	326,066.64	Interest Only, Amortizing Balloon	No
29	Loan	19	2	Spare Cube Portfolio	12,000,000	12,000,000	12,000,000	3.81000%	0.05245%	3.75755%	NAP	38,629.17	NAP	463,550.04	Interest Only	No
29.01	Property		1	3 Highland Industrial Park Drive	9,890,162	9,890,162	9,890,162
29.02	Property		1	1 Highland Industrial Park Drive	2,109,838	2,109,838	2,109,838
30	Loan	20, 21	1	Los Osos Shopping Center	12,000,000	12,000,000	12,000,000	3.17000%	0.05245%	3.11755%	NAP	32,140.28	NAP	385,683.36	Interest Only	No
31	Loan		1	Oak Grove Shopping Center	11,000,000	11,000,000	9,331,636	3.15000%	0.03995%	3.11005%	47,271.06	29,276.04	567,252.72	351,312.48	Interest Only, Amortizing Balloon	No
32	Loan		1	Storage Sense Harden	11,000,000	11,000,000	9,537,167	4.01000%	0.01245%	3.99755%	52,579.12	37,268.87	630,949.44	447,226.44	Interest Only, Amortizing Balloon	No
33	Loan		1	Germantown Shopping Center	10,950,000	10,950,000	8,857,961	3.55400%	0.01245%	3.54155%	49,501.06	32,880.67	594,012.72	394,568.04	Interest Only, Amortizing Balloon	No
34	Loan		1	Plaza on San Felipe	10,300,000	10,300,000	7,900,888	3.00500%	0.01245%	2.99255%	43,453.00	NAP	521,436.00	NAP	Amortizing Balloon	No
35	Loan	23, 24	1	The Degnan	9,700,000	9,700,000	9,700,000	3.60000%	0.01245%	3.58755%	NAP	29,504.17	NAP	354,050.04	Interest Only	No
36	Loan	25	1	Grand Teton Plaza	8,450,000	8,450,000	8,450,000	3.35800%	0.01245%	3.34555%	NAP	23,974.33	NAP	287,691.96	Interest Only	No
37	Loan	26	1	Heritage Plaza	7,500,000	7,500,000	6,294,684	2.75000%	0.04995%	2.70005%	30,618.09	17,426.22	367,417.08	209,114.64	Interest Only, Amortizing Balloon	No
38	Loan		1	Walgreens - Rochester MN	6,995,000	6,995,000	6,995,000	3.53000%	0.07245%	3.45755%	NAP	20,862.75	NAP	250,353.00	Interest Only	No
39	Loan		1	Vero Beach Self Storage	6,500,000	6,500,000	6,500,000	3.20000%	0.01245%	3.18755%	NAP	17,574.07	NAP	210,888.84	Interest Only	No
40	Loan		1	Storage Max - Holly Spring	6,500,000	6,500,000	6,500,000	3.18100%	0.01245%	3.16855%	NAP	17,469.73	NAP	209,636.76	Interest Only	No
41	Loan	22	1	Hawthorne Owners Corp.	6,500,000	6,489,283	4,975,755	2.95000%	0.08745%	2.86255%	27,229.29	NAP	326,751.48	NAP	Amortizing Balloon	No
42	Loan	22	1	69 West 9 Owners Corp.	6,000,000	6,000,000	6,000,000	2.95000%	0.08745%	2.86255%	NAP	14,954.86	NAP	179,458.32	Interest Only	No
43	Loan		1	230-250 North La Brea Avenue	6,000,000	6,000,000	6,000,000	3.01000%	0.06245%	2.94755%	NAP	15,259.03	NAP	183,108.36	Interest Only	No
44	Loan		1	Ridgewood Farms	5,950,000	5,950,000	5,950,000	3.20000%	0.01245%	3.18755%	NAP	16,087.04	NAP	193,044.48	Interest Only	No
45	Loan		1	EZ Storage-Orchard Lake Road	5,800,000	5,800,000	5,800,000	3.63000%	0.06995%	3.56005%	NAP	17,788.68	NAP	213,464.16	Interest Only	No
46	Loan	27	1	CitiCentre	5,710,000	5,710,000	5,710,000	3.62000%	0.04995%	3.57005%	NAP	17,464.41	NAP	209,572.92	Interest Only	No
47	Loan		1	Greenview Courtyard Apartments	5,300,000	5,300,000	5,300,000	3.77000%	0.04995%	3.72005%	NAP	16,882.09	NAP	202,585.08	Interest Only	No
48	Loan		1	The Annex	5,300,000	5,300,000	5,300,000	3.60000%	0.01245%	3.58755%	NAP	16,120.83	NAP	193,449.96	Interest Only	No
49	Loan	22	1	950 Fifth Avenue Corporation	5,000,000	5,000,000	5,000,000	2.86000%	0.08745%	2.77255%	NAP	12,082.18	NAP	144,986.16	Interest Only	No
50	Loan		1	155-11 146th Avenue Jamaica	5,000,000	5,000,000	5,000,000	3.71000%	0.01245%	3.69755%	NAP	15,673.03	NAP	188,076.36	Interest Only	No
51	Loan	22	1	Park Hill Owners, Inc.	4,800,000	4,800,000	3,650,577	2.79000%	0.08745%	2.70255%	19,697.42	NAP	236,369.04	NAP	Amortizing Balloon	No
52	Loan		1	Security Public Storage - Ceres	4,750,000	4,735,652	3,722,099	3.56000%	0.01245%	3.54755%	21,489.03	NAP	257,868.36	NAP	Amortizing Balloon	No
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	4,700,000	4,700,000	4,700,000	3.59400%	0.01245%	3.58155%	NAP	14,272.01	NAP	171,264.12	Interest Only	No
53.01	Property		1	Upper Whitney	2,773,000	2,773,000	2,773,000
53.02	Property		1	Lower Whitney	1,927,000	1,927,000	1,927,000
54	Loan		1	Storage Sense Mebane	4,600,000	4,600,000	3,993,060	4.06000%	0.01245%	4.04755%	22,120.52	15,779.49	265,446.24	189,353.88	Interest Only, Amortizing Balloon	No
55	Loan		1	Pack Rat Self Storage	4,500,000	4,500,000	4,500,000	2.98000%	0.01245%	2.96755%	NAP	11,330.21	NAP	135,962.52	Interest Only	No
56	Loan	22	1	760 West End Avenue Owners, Inc.	4,500,000	4,495,321	3,828,426	2.85000%	0.08745%	2.76255%	15,722.73	NAP	188,672.76	NAP	Amortizing Balloon	No
57	Loan		2	Victoria Gardens and Rocwood MHC	4,335,000	4,335,000	3,934,918	3.90500%	0.01245%	3.89255%	20,459.24	14,302.74	245,510.88	171,632.88	Interest Only, Amortizing Balloon	No
57.01	Property		1	Victoria Gardens MHC	2,448,779	2,448,779	2,222,779
57.02	Property		1	Rocwood MHC	1,886,221	1,886,221	1,712,140
58	Loan		3	Dollar General Portfolio	3,550,000	3,550,000	3,550,000	4.28500%	0.01245%	4.27255%	NAP	12,852.52	NAP	154,230.24	Interest Only	No
58.01	Property		1	Dollar General - Martinsburg, WV	1,324,446	1,324,446	1,324,446
58.02	Property		1	Dollar General - Forest Park, OH	1,209,540	1,209,540	1,209,540
58.03	Property		1	Dollar General - Watertown, SD	1,016,014	1,016,014	1,016,014
59	Loan	22	1	Main Duane Owners Corp.	3,500,000	3,500,000	3,500,000	3.12000%	0.08745%	3.03255%	NAP	9,226.39	NAP	110,716.68	Interest Only	No
60	Loan	22	1	3701 Tenants Corp.	3,500,000	3,500,000	2,683,180	2.99000%	0.08745%	2.90255%	14,737.27	NAP	176,847.24	NAP	Amortizing Balloon	No
61	Loan	22	1	Dove Court Owners, Inc.	3,100,000	3,100,000	2,378,406	3.01000%	0.08745%	2.92255%	13,086.45	NAP	157,037.40	NAP	Amortizing Balloon	No
62	Loan		1	Walgreens - Fort Worth TX	2,900,000	2,900,000	2,900,000	4.13000%	0.08245%	4.04755%	NAP	10,119.46	NAP	121,433.52	Interest Only	No
63	Loan	22	1	Cambridge 41-42 Owners Corp.	2,850,000	2,847,216	2,443,414	3.07000%	0.08745%	2.98255%	10,317.87	NAP	123,814.44	NAP	Amortizing Balloon	No
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	2,600,000	2,600,000	2,600,000	3.25000%	0.08745%	3.16255%	NAP	7,139.47	NAP	85,673.64	Interest Only	No
65	Loan	22	1	520 W. 50th St., Inc.	2,500,000	2,497,579	2,145,557	3.10000%	0.08745%	3.01255%	9,094.29	NAP	109,131.48	NAP	Amortizing Balloon	No
66	Loan	22	1	43-10 44th Owners Corp.	2,250,000	2,246,427	1,735,290	3.14000%	0.08745%	3.05255%	9,656.82	NAP	115,881.84	NAP	Amortizing Balloon	No
67	Loan		1	West Village Mini Storage - Little Rock, AR	2,109,000	2,109,000	2,109,000	3.97000%	0.01245%	3.95755%	NAP	7,074.18	NAP	84,890.16	Interest Only	No
68	Loan	22	1	Bay Street Landing Owners Corp.	2,100,000	2,100,000	1,612,447	3.03000%	0.08745%	2.94255%	8,887.70	NAP	106,652.40	NAP	Amortizing Balloon	No

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
69	Loan		1	Walgreens in Cookeville	2,000,000	1,997,165	1,720,984	3.69700%	0.01245%	3.68455%	9,202.27	NAP	110,427.24	NAP	Amortizing Balloon	No
70	Loan		2	Indiana MHC Portfolio	1,860,000	1,860,000	1,592,759	4.51600%	0.01245%	4.50355%	9,442.04	7,097.02	113,304.48	85,164.24	Interest Only, Amortizing Balloon	No
70.01	Property		1	Maple Run MHC	1,031,158	1,031,158	883,003
70.02	Property		1	Pleasant Valley MHC	828,842	828,842	709,756
71	Loan	22	1	243 Riverside Drive Corporation	1,800,000	1,800,000	1,390,215	3.18000%	0.08745%	3.09255%	7,764.73	NAP	93,176.76	NAP	Amortizing Balloon	No
72	Loan	22	1	9944 Forest Corp.	1,800,000	1,797,113	1,385,524	3.09000%	0.08745%	3.00255%	7,676.52	NAP	92,118.24	NAP	Amortizing Balloon	No
73	Loan		1	Walgreens in Arlington	1,562,500	1,557,753	1,338,718	3.53000%	0.01245%	3.51755%	7,042.52	NAP	84,510.24	NAP	Amortizing Balloon	No
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	1,525,000	1,525,000	1,169,561	3.00000%	0.08745%	2.91255%	6,429.46	NAP	77,153.52	NAP	Amortizing Balloon	No
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	1,400,000	1,400,000	1,079,600	3.14000%	0.08745%	3.05255%	6,008.69	NAP	72,104.28	NAP	Amortizing Balloon	No
76	Loan	22	1	Gramatan Owners Inc.	1,375,000	1,375,000	1,060,734	3.15000%	0.08745%	3.06255%	5,908.88	NAP	70,906.56	NAP	Amortizing Balloon	No
77	Loan	22	1	Concordia Apartments, Ltd.	1,114,000	1,112,928	956,716	3.12000%	0.08745%	3.03255%	4,065.37	NAP	48,784.44	NAP	Amortizing Balloon	No
78	Loan	22	1	242 West 104 Owners, Inc.	1,000,000	1,000,000	772,042	3.17000%	0.08745%	3.08255%	4,308.28	NAP	51,699.36	NAP	Amortizing Balloon	No
79	Loan	22	1	249 Eldridge St. Owners Corp.	1,000,000	1,000,000	772,641	3.19000%	0.08745%	3.10255%	4,319.20	NAP	51,830.40	NAP	Amortizing Balloon	No
80	Loan	22	1	140 West 74 Street Corporation	1,000,000	998,396	769,736	3.09000%	0.08745%	3.00255%	4,264.73	NAP	51,176.76	NAP	Amortizing Balloon	No

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date
1	Loan		1	One North Wacker	Actual/360	120	119	120	119	0	0	9/10/2021	1	1	11/1/2021
2	Loan		1	1201 Lake Robbins	Actual/360	120	119	120	119	0	0	10/8/2021	1	11	11/11/2021
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	Actual/360	120	120	120	120	0	0	10/15/2021	0	1	12/1/2021
4	Loan		1	One SoHo Square	Actual/360	84	81	84	81	0	0	7/9/2021	3	6	9/6/2021
5	Loan	5, 6	1	Park Avenue Plaza	Actual/360	120	120	120	120	0	0	10/8/2021	0	5	12/5/2021
6	Loan	7, 8	1	1 Union Square South Retail	Actual/360	120	119	120	119	0	0	9/10/2021	1	6	11/6/2021
7	Loan		1	Raymour & Flanigan Campus	Actual/360	120	119	120	119	0	0	9/9/2021	1	1	11/1/2021
8	Loan	9	29	ExchangeRight 49	Actual/360	60	58	60	58	0	0	8/12/2021	2	11	10/11/2021
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	Actual/360	60	60	60	60	0	0	10/26/2021	0	1	12/1/2021
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date
10	Loan		1	Ten West One	Actual/360	120	120	120	120	0	0	10/21/2021	0	1	12/1/2021
11	Loan	10	1	Village at Jordan Creek Shopping Center	Actual/360	0	0	120	119	360	359	9/30/2021	1	1	11/1/2021
12	Loan	11	1	251 Central Park West	Actual/360	120	119	120	119	0	0	10/1/2021	1	1	11/1/2021
13	Loan		1	Reservoir Industrial Center	Actual/360	120	120	120	120	0	0	10/14/2021	0	11	12/11/2021
14	Loan		1	3800 Hamlin	Actual/360	0	0	60	60	360	360	10/20/2021	0	11	12/11/2021
15	Loan		1	Arizona Mills	Actual/360	0	0	60	58	360	358	8/31/2021	2	1	10/1/2021
16	Loan		1	Chandler Heights Marketplace	Actual/360	0	0	120	120	360	360	10/26/2021	0	1	12/1/2021
17	Loan	12	1	Yucaipa Valley Commercial Center	Actual/360	120	119	120	119	0	0	9/30/2021	1	1	11/1/2021
18	Loan		1	Stonebridge Village	Actual/360	60	58	120	118	360	360	8/12/2021	2	11	10/11/2021
19	Loan	13, 14, 15	1	1634 Church Avenue	Actual/360	120	120	120	120	0	0	10/22/2021	0	1	12/1/2021
20	Loan	16	1	Claremont Village Square	Actual/360	120	119	120	119	0	0	10/1/2021	1	11	11/11/2021
21	Loan		1	Allentown HQ	Actual/360	60	59	120	119	360	360	9/22/2021	1	11	11/11/2021
22	Loan		1	8515 Miramar Place	Actual/360	120	120	120	120	0	0	10/21/2021	0	11	12/11/2021
23	Loan	17	1	North Torrance	Actual/360	120	117	120	117	0	0	7/30/2021	3	11	9/11/2021
24	Loan		1	Red Rock Center San Diego	Actual/360	36	33	120	117	360	360	7/13/2021	3	11	9/11/2021
25	Loan		1	Orchard Market Place	Actual/360	120	119	120	119	0	0	9/24/2021	1	5	11/5/2021
26	Loan	18	1	Greenfield Place	Actual/360	24	23	120	119	360	360	9/15/2021	1	11	11/11/2021
27	Loan		1	Hood River Center	Actual/360	120	117	120	117	0	0	7/16/2021	3	11	9/11/2021
28	Loan		1	Shepherd Mountain Plaza	Actual/360	36	35	120	119	360	360	9/27/2021	1	1	11/1/2021
29	Loan	19	2	Spare Cube Portfolio	Actual/360	60	60	60	60	0	0	10/26/2021	0	1	12/1/2021
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	Actual/360	120	117	120	117	0	0	7/14/2021	3	11	9/11/2021
31	Loan		1	Oak Grove Shopping Center	Actual/360	36	33	120	117	360	360	7/15/2021	3	11	9/11/2021
32	Loan		1	Storage Sense Harden	Actual/360	36	35	120	119	360	360	9/28/2021	1	1	11/1/2021
33	Loan		1	Germantown Shopping Center	Actual/360	12	12	120	120	360	360	10/22/2021	0	1	12/1/2021
34	Loan		1	Plaza on San Felipe	Actual/360	0	0	120	120	360	360	10/6/2021	0	1	12/1/2021
35	Loan	23, 24	1	The Degnan	Actual/360	120	119	120	119	0	0	9/23/2021	1	11	11/11/2021
36	Loan	25	1	Grand Teton Plaza	Actual/360	120	116	120	116	0	0	7/1/2021	4	11	8/11/2021
37	Loan	26	1	Heritage Plaza	Actual/360	36	35	120	119	360	360	9/27/2021	1	1	11/1/2021
38	Loan		1	Walgreens - Rochester MN	Actual/360	120	119	120	119	0	0	9/14/2021	1	1	11/1/2021
39	Loan		1	Vero Beach Self Storage	Actual/360	120	119	120	119	0	0	9/30/2021	1	1	11/1/2021
40	Loan		1	Storage Max - Holly Spring	Actual/360	120	118	120	118	0	0	8/27/2021	2	11	10/11/2021
41	Loan	22	1	Hawthorne Owners Corp.	Actual/360	0	0	120	119	360	359	9/29/2021	1	1	11/1/2021
42	Loan	22	1	69 West 9 Owners Corp.	Actual/360	120	120	120	120	0	0	10/21/2021	0	1	12/1/2021
43	Loan		1	230-250 North La Brea Avenue	Actual/360	120	120	120	120	0	0	10/14/2021	0	1	12/1/2021
44	Loan		1	Ridgewood Farms	Actual/360	120	117	120	117	0	0	7/14/2021	3	11	9/11/2021
45	Loan		1	EZ Storage-Orchard Lake Road	Actual/360	60	59	60	59	0	0	9/15/2021	1	11	11/11/2021
46	Loan	27	1	CitiCentre	Actual/360	120	120	120	120	0	0	10/19/2021	0	1	12/1/2021
47	Loan		1	Greenview Courtyard Apartments	Actual/360	120	120	120	120	0	0	10/19/2021	0	1	12/1/2021
48	Loan		1	The Annex	Actual/360	120	119	120	119	0	0	9/23/2021	1	11	11/11/2021
49	Loan	22	1	950 Fifth Avenue Corporation	Actual/360	120	119	120	119	0	0	9/29/2021	1	1	11/1/2021
50	Loan		1	155-11 146th Avenue Jamaica	Actual/360	120	120	120	120	0	0	10/20/2021	0	1	12/1/2021
51	Loan	22	1	Park Hill Owners, Inc.	Actual/360	0	0	120	120	360	360	10/22/2021	0	1	12/1/2021
52	Loan		1	Security Public Storage - Ceres	Actual/360	0	0	120	118	360	358	9/1/2021	2	11	10/11/2021
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	Actual/360	120	120	120	120	0	0	10/22/2021	0	1	12/1/2021
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	Actual/360	36	35	120	119	360	360	9/28/2021	1	1	11/1/2021
55	Loan		1	Pack Rat Self Storage	Actual/360	120	120	120	120	0	0	10/8/2021	0	1	12/1/2021
56	Loan	22	1	760 West End Avenue Owners, Inc.	Actual/360	0	0	120	119	480	479	9/28/2021	1	1	11/1/2021
57	Loan		2	Victoria Gardens and Rocwood MHC	Actual/360	60	60	120	120	360	360	10/15/2021	0	1	12/1/2021
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	Actual/360	120	120	120	120	0	0	10/25/2021	0	1	12/1/2021
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	Actual/360	120	120	120	120	0	0	10/22/2021	0	1	12/1/2021
60	Loan	22	1	3701 Tenants Corp.	Actual/360	0	0	120	120	360	360	10/20/2021	0	1	12/1/2021
61	Loan	22	1	Dove Court Owners, Inc.	Actual/360	0	0	120	120	360	360	10/21/2021	0	1	12/1/2021
62	Loan		1	Walgreens - Fort Worth TX	Actual/360	120	120	120	120	0	0	10/14/2021	0	1	12/1/2021
63	Loan	22	1	Cambridge 41-42 Owners Corp.	Actual/360	0	0	120	119	480	479	9/30/2021	1	1	11/1/2021
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	Actual/360	120	120	120	120	0	0	10/18/2021	0	1	12/1/2021
65	Loan	22	1	520 W. 50th St., Inc.	Actual/360	0	0	120	119	480	479	9/29/2021	1	1	11/1/2021
66	Loan	22	1	43-10 44th Owners Corp.	Actual/360	0	0	120	119	360	359	9/30/2021	1	1	11/1/2021
67	Loan		1	West Village Mini Storage - Little Rock, AR	Actual/360	120	119	120	119	0	0	9/29/2021	1	1	11/1/2021
68	Loan	22	1	Bay Street Landing Owners Corp.	Actual/360	0	0	120	120	360	360	10/15/2021	0	1	12/1/2021

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date
69	Loan		1	Walgreens in Cookeville	Actual/360	0	0	84	83	360	359	9/30/2021	1	11	11/11/2021
70	Loan		2	Indiana MHC Portfolio	Actual/360	24	23	120	119	360	360	10/1/2021	1	1	11/1/2021
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	Actual/360	0	0	120	120	360	360	10/20/2021	0	1	12/1/2021
72	Loan	22	1	9944 Forest Corp.	Actual/360	0	0	120	119	360	359	9/14/2021	1	1	11/1/2021
73	Loan		1	Walgreens in Arlington	Actual/360	0	0	84	82	360	358	8/31/2021	2	11	10/11/2021
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	Actual/360	0	0	120	120	360	360	10/21/2021	0	1	12/1/2021
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	Actual/360	0	0	120	120	360	360	10/22/2021	0	1	12/1/2021
76	Loan	22	1	Gramatan Owners Inc.	Actual/360	0	0	120	120	360	360	10/21/2021	0	1	12/1/2021
77	Loan	22	1	Concordia Apartments, Ltd.	Actual/360	0	0	120	119	480	479	9/24/2021	1	1	11/1/2021
78	Loan	22	1	242 West 104 Owners, Inc.	Actual/360	0	0	120	120	360	360	10/20/2021	0	1	12/1/2021
79	Loan	22	1	249 Eldridge St. Owners Corp.	Actual/360	0	0	120	120	360	360	10/22/2021	0	1	12/1/2021
80	Loan	22	1	140 West 74 Street Corporation	Actual/360	0	0	120	119	360	359	9/28/2021	1	1	11/1/2021

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
1	Loan		1	One North Wacker	NAP	10/1/2031	NAP	0	0	L(25),DorYM1(90),O(5)	66,743,231	36,005,986	30,737,245	7/31/2021
2	Loan		1	1201 Lake Robbins	NAP	10/11/2031	NAP	0	0	L(25),D(88),O(7)	35,997,833	11,911,646	24,086,187	8/31/2021
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	11/1/2031	NAP	0	0	L(24),DorYM1(88),O(8)	NAV	NAV	NAV	NAV
4	Loan		1	One SoHo Square	NAP	8/6/2028	NAP	0	0	YM(27),DorYM(51),O(6)	66,971,660	15,563,367	51,408,293	4/30/2021
5	Loan	5, 6	1	Park Avenue Plaza	NAP	11/5/2031	NAP	0	5	YM1(24),DorYM1(89),O(7)	102,442,824	54,173,013	48,269,811	6/30/2021
6	Loan	7, 8	1	1 Union Square South Retail	NAP	10/6/2031	NAP	0	0	L(25),D(91),O(4)	34,093,168	15,261,301	18,831,867	6/30/2021
7	Loan		1	Raymour & Flanigan Campus	NAP	10/1/2031	NAP	0	0	L(25),D(91),O(4)	7,074,398	2,601,349	4,473,049	6/30/2021
8	Loan	9	29	ExchangeRight 49	NAP	9/11/2026	NAP	0	0	L(26),D(27),O(7)	NAV	NAV	NAV	NAV
8.01	Property		1	Valspar Industrial - Massillon, OH							NAV	NAV	NAV	NAV
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI							NAV	NAV	NAV	NAV
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL							NAV	NAV	NAV	NAV
8.04	Property		1	Walgreens - Hesperia, CA							NAV	NAV	NAV	NAV
8.05	Property		1	Hobby Lobby - Huber Heights, OH							NAV	NAV	NAV	NAV
8.06	Property		1	Hobby Lobby - Christiansburg, VA							NAV	NAV	NAV	NAV
8.07	Property		1	Walgreens - Saint Joseph, MO							NAV	NAV	NAV	NAV
8.08	Property		1	CVS Pharmacy - Waukegan, IL							NAV	NAV	NAV	NAV
8.09	Property		1	Walgreens - Galesburg, IL							NAV	NAV	NAV	NAV
8.1	Property		1	Verizon Wireless - Bristol, VA							NAV	NAV	NAV	NAV
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY							NAV	NAV	NAV	NAV
8.12	Property		1	Walgreens - Indianapolis, IN							NAV	NAV	NAV	NAV
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA							NAV	NAV	NAV	NAV
8.14	Property		1	Dollar General - Auburn, ME							NAV	NAV	NAV	NAV
8.15	Property		1	Dollar General - Penns Grove, NJ							NAV	NAV	NAV	NAV
8.16	Property		1	Dollar General - Brunswick, GA							NAV	NAV	NAV	NAV
8.17	Property		1	Dollar General - Romulus, MI							NAV	NAV	NAV	NAV
8.18	Property		1	Dollar General - East Windsor, CT							NAV	NAV	NAV	NAV
8.19	Property		1	Dollar General - Grand Rapids, MI							NAV	NAV	NAV	NAV
8.2	Property		1	Dollar General - Lansing, MI							NAV	NAV	NAV	NAV
8.21	Property		1	Dollar Tree - Christiansburg, VA							NAV	NAV	NAV	NAV
8.22	Property		1	Dollar General - Hammond, LA							NAV	NAV	NAV	NAV
8.23	Property		1	Dollar General - Allen Park, MI							NAV	NAV	NAV	NAV
8.24	Property		1	Dollar General - Westland, MI							NAV	NAV	NAV	NAV
8.25	Property		1	Dollar General - Jackson, MI							NAV	NAV	NAV	NAV
8.26	Property		1	Dollar General - Battle Creek, MI							NAV	NAV	NAV	NAV
8.27	Property		1	Dollar General - Wyoming, MI							NAV	NAV	NAV	NAV
8.28	Property		1	Dollar General - Temple, TX							NAV	NAV	NAV	NAV
8.29	Property		1	Dollar General - Prattville, AL							NAV	NAV	NAV	NAV
9	Loan		24	ExchangeRight Net Leased Portfolio #51	NAP	11/1/2026	NAP	0	0	L(24),D(31),O(5)	NAV	NAV	NAV	NAV
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA							NAV	NAV	NAV	NAV
9.02	Property		1	Walgreens - Largo, MD							NAV	NAV	NAV	NAV
9.03	Property		1	Walgreens - Charlotte, NC							NAV	NAV	NAV	NAV
9.04	Property		1	Walgreens - Virginia Beach, VA							NAV	NAV	NAV	NAV
9.05	Property		1	Walgreens - Salem, OH							NAV	NAV	NAV	NAV
9.06	Property		1	Walgreens - Southfield, MI							NAV	NAV	NAV	NAV
9.07	Property		1	Hy-Vee - South Sioux City, NE							NAV	NAV	NAV	NAV
9.08	Property		1	Fresenius Medical Care - Conyers, GA							NAV	NAV	NAV	NAV
9.09	Property		1	WellMed - McAllen, TX							NAV	NAV	NAV	NAV
9.1	Property		1	Walgreens - Omaha, NE							NAV	NAV	NAV	NAV
9.11	Property		1	WellMed - Corpus Christi, TX							NAV	NAV	NAV	NAV
9.12	Property		1	Bank of America - Niantic, CT							NAV	NAV	NAV	NAV
9.13	Property		1	Verizon - Lansing, MI							NAV	NAV	NAV	NAV
9.14	Property		1	Dollar General - Baltimore, MD							NAV	NAV	NAV	NAV
9.15	Property		1	Family Dollar - Galena Park, TX							NAV	NAV	NAV	NAV
9.16	Property		1	Sherwin Williams - Oak Forest, IL							NAV	NAV	NAV	NAV
9.17	Property		1	Dollar General - Uniontown, PA							NAV	NAV	NAV	NAV
9.18	Property		1	Dollar General - Petersburg, VA							NAV	NAV	NAV	NAV
9.19	Property		1	O’Reilly - Kankakee, IL							NAV	NAV	NAV	NAV
9.2	Property		1	Dollar General - Kyle, TX							NAV	NAV	NAV	NAV
9.21	Property		1	Citizen’s Bank - Bay Village, OH							NAV	NAV	NAV	NAV
9.22	Property		1	Dollar General - Weslaco, TX							NAV	NAV	NAV	NAV
9.23	Property		1	Dollar General - Texas City, TX							NAV	NAV	NAV	NAV
9.24	Property		1	Dollar General - Huntsville, AL							NAV	NAV	NAV	NAV

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
10	Loan		1	Ten West One	NAP	11/1/2031	NAP	3	3	L(24),D(89),O(7)	4,565,699	165,485	4,400,214	8/31/2021
11	Loan	10	1	Village at Jordan Creek Shopping Center	11/1/2021	10/1/2031	NAP	0	0	L(25),D(88),O(7)	5,380,626	1,302,395	4,078,231	7/31/2021
12	Loan	11	1	251 Central Park West	NAP	10/1/2031	NAP	0	5	L(25),D(90),O(5)	5,690,777	2,794,387	2,896,389	5/31/2021
13	Loan		1	Reservoir Industrial Center	NAP	11/11/2031	NAP	5	0	L(24),D(89),O(7)	4,060,362	478,117	3,582,245	8/31/2021
14	Loan		1	3800 Hamlin	12/11/2021	11/11/2026	NAP	0	0	L(24),D(31),O(5)	7,497,235	2,229,956	5,267,279	8/31/2021
15	Loan		1	Arizona Mills	10/1/2021	9/1/2026	NAP	0	0	L(26),D(27),O(7)	33,065,387	9,567,145	23,498,242	7/31/2021
16	Loan		1	Chandler Heights Marketplace	12/1/2021	11/1/2031	NAP	0	0	L(24),D(92),O(4)	2,969,112	693,465	2,275,647	9/30/2021
17	Loan	12	1	Yucaipa Valley Commercial Center	NAP	10/1/2031	NAP	5	5	L(25),D(88),O(7)	4,078,168	1,110,246	2,967,922	6/30/2021
18	Loan		1	Stonebridge Village	10/11/2026	9/11/2031	NAP	5	0	L(26),D(90),O(4)	3,013,818	635,134	2,378,684	5/31/2021
19	Loan	13, 14, 15	1	1634 Church Avenue	NAP	11/1/2031	NAP	0	5	L(24),D(92),O(4)	NAV	NAV	NAV	NAV
20	Loan	16	1	Claremont Village Square	NAP	10/11/2031	NAP	0	0	L(25),D(91),O(4)	3,233,370	691,743	2,541,627	7/31/2021
21	Loan		1	Allentown HQ	11/11/2026	10/11/2031	NAP	5	0	L(25),DorYM1(88),O(7)	NAV	NAV	NAV	NAV
22	Loan		1	8515 Miramar Place	NAP	11/11/2031	NAP	0	0	L(24),D(92),O(4)	1,344,566	189,482	1,155,084	6/30/2021
23	Loan	17	1	North Torrance	NAP	8/11/2031	NAP	0	0	L(27),D(89),O(4)	2,360,707	567,367	1,793,340	5/31/2021
24	Loan		1	Red Rock Center San Diego	9/11/2024	8/11/2031	NAP	0	0	L(27),D(89),O(4)	1,372,374	374,902	997,471	4/30/2021
25	Loan		1	Orchard Market Place	NAP	10/5/2031	NAP	0	0	L(25),D(91),O(4)	2,291,682	527,179	1,764,503	12/31/2020
26	Loan	18	1	Greenfield Place	11/11/2023	10/11/2031	NAP	0	0	L(25),D(91),O(4)	2,627,894	1,148,544	1,479,350	6/30/2021
27	Loan		1	Hood River Center	NAP	8/11/2031	NAP	0	0	L(27),D(90),O(3)	1,501,310	348,119	1,153,191	4/30/2021
28	Loan		1	Shepherd Mountain Plaza	11/1/2024	10/1/2031	NAP	5	5	L(25),D(90),O(5)	3,316,584	1,351,287	1,965,296	7/31/2021
29	Loan	19	2	Spare Cube Portfolio	NAP	11/1/2026	NAP	5	5	L(24),D(29),O(7)	1,753,053	662,919	1,090,134	9/30/2021
29.01	Property		1	3 Highland Industrial Park Drive							1,385,609	517,872	867,737	9/30/2021
29.02	Property		1	1 Highland Industrial Park Drive							367,444	145,046	222,398	9/30/2021
30	Loan	20, 21	1	Los Osos Shopping Center	NAP	8/11/2031	NAP	0	0	L(27),D(86),O(7)	1,649,098	405,386	1,243,713	6/30/2021
31	Loan		1	Oak Grove Shopping Center	9/11/2024	8/11/2031	NAP	0	0	L(27),D(89),O(4)	1,296,623	399,902	896,721	4/30/2021
32	Loan		1	Storage Sense Harden	11/1/2024	10/1/2031	NAP	5	5	L(25),D(90),O(5)	1,154,394	265,152	889,242	7/31/2021
33	Loan		1	Germantown Shopping Center	12/1/2022	11/1/2031	NAP	5	4	L(24),D(92),O(4)	1,581,464	436,371	1,145,093	8/31/2021
34	Loan		1	Plaza on San Felipe	12/1/2021	11/1/2031	NAP	5	5	L(24),YM1(89),O(7)	2,057,178	626,468	1,430,710	6/30/2021
35	Loan	23, 24	1	The Degnan	NAP	10/11/2031	NAP	0	0	L(25),D(90),O(5)	NAV	NAV	NAV	NAV
36	Loan	25	1	Grand Teton Plaza	NAP	7/11/2031	NAP	5	0	L(28),D(85),O(7)	1,501,263	244,131	1,257,132	5/31/2021
37	Loan	26	1	Heritage Plaza	11/1/2024	10/1/2031	NAP	5	5	L(25),D(90),O(5)	2,031,479	1,002,259	1,029,220	7/31/2021
38	Loan		1	Walgreens - Rochester MN	NAP	10/1/2031	NAP	5	5	L(25),D(90),O(5)	599,000	0	599,000	7/31/2021
39	Loan		1	Vero Beach Self Storage	NAP	10/1/2031	NAP	0	5	L(25),D(90),O(5)	1,027,909	448,112	579,798	7/31/2021
40	Loan		1	Storage Max - Holly Spring	NAP	9/11/2031	NAP	0	0	L(26),D(89),O(5)	747,359	208,843	538,516	7/31/2021
41	Loan	22	1	Hawthorne Owners Corp.	11/1/2021	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
42	Loan	22	1	69 West 9 Owners Corp.	NAP	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
43	Loan		1	230-250 North La Brea Avenue	NAP	11/1/2031	NAP	5	5	L(23),YM1(93),O(4)	934,234	167,620	766,614	6/30/2021
44	Loan		1	Ridgewood Farms	NAP	8/11/2031	NAP	0	0	L(27),D(88),O(5)	814,205	202,939	611,266	4/30/2021
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	10/11/2026	NAP	0	0	L(25),D(31),O(4)	681,116	216,135	464,981	7/31/2021
46	Loan	27	1	CitiCentre	NAP	11/1/2031	NAP	5	5	L(24),D(91),O(5)	1,023,964	515,584	508,380	8/31/2021
47	Loan		1	Greenview Courtyard Apartments	NAP	11/1/2031	NAP	5	5	L(24),D(91),O(5)	NAV	NAV	NAV	NAV
48	Loan		1	The Annex	NAP	10/11/2031	NAP	0	0	L(25),D(90),O(5)	NAV	NAV	NAV	NAV
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
50	Loan		1	155-11 146th Avenue Jamaica	NAP	11/1/2031	NAP	5	5	L(24),D(92),O(4)	NAV	NAV	NAV	NAV
51	Loan	22	1	Park Hill Owners, Inc.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
52	Loan		1	Security Public Storage - Ceres	10/11/2021	9/11/2031	NAP	0	0	L(26),DorYM1(87),O(7)	703,811	284,100	419,711	6/30/2021
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	NAP	11/1/2031	NAP	5	4	L(24),D(92),O(4)	900,949	497,805	403,144	8/31/2021
53.01	Property		1	Upper Whitney							514,383	275,390	238,993	8/31/2021
53.02	Property		1	Lower Whitney							386,566	222,415	164,151	8/31/2021
54	Loan		1	Storage Sense Mebane	11/1/2024	10/1/2031	NAP	5	5	L(25),D(90),O(5)	514,699	158,823	355,876	7/31/2021
55	Loan		1	Pack Rat Self Storage	NAP	11/1/2031	NAP	5	4	L(24),YM1(92),O(4)	908,170	262,701	645,469	8/31/2021
56	Loan	22	1	760 West End Avenue Owners, Inc.	11/1/2021	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
57	Loan		2	Victoria Gardens and Rocwood MHC	12/1/2026	11/1/2031	NAP	5	4	L(24),YM1(92),O(4)	692,129	197,329	494,800	8/31/2021
57.01	Property		1	Victoria Gardens MHC							395,278	105,509	289,769	8/31/2021
57.02	Property		1	Rocwood MHC							296,851	91,820	205,031	8/31/2021
58	Loan		3	Dollar General Portfolio	NAP	11/1/2031	NAP	5	4	L(24),D(92),O(4)	NAV	NAV	NAV	NAV
58.01	Property		1	Dollar General - Martinsburg, WV							NAV	NAV	NAV	NAV
58.02	Property		1	Dollar General - Forest Park, OH							NAV	NAV	NAV	NAV
58.03	Property		1	Dollar General - Watertown, SD							NAV	NAV	NAV	NAV
59	Loan	22	1	Main Duane Owners Corp.	NAP	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
60	Loan	22	1	3701 Tenants Corp.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
61	Loan	22	1	Dove Court Owners, Inc.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
62	Loan		1	Walgreens - Fort Worth TX	NAP	11/1/2031	NAP	5	5	L(24),D(89),O(7)	286,570	0	286,570	8/31/2021
63	Loan	22	1	Cambridge 41-42 Owners Corp.	11/1/2021	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
65	Loan	22	1	520 W. 50th St., Inc.	11/1/2021	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
66	Loan	22	1	43-10 44th Owners Corp.	11/1/2021	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	10/1/2031	NAP	5	4	L(25),D(88),O(7)	369,496	185,020	184,476	7/31/2021
68	Loan	22	1	Bay Street Landing Owners Corp.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
69	Loan		1	Walgreens in Cookeville	11/11/2021	10/11/2028	NAP	0	0	L(25),D(55),O(4)	NAV	NAV	NAV	NAV
70	Loan		2	Indiana MHC Portfolio	11/1/2023	10/1/2031	NAP	5	4	L(25),D(91),O(4)	269,980	136,622	133,358	8/31/2021
70.01	Property		1	Maple Run MHC							154,441	67,970	86,471	8/31/2021
70.02	Property		1	Pleasant Valley MHC							115,539	68,652	46,887	8/31/2021
71	Loan	22	1	243 Riverside Drive Corporation	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
72	Loan	22	1	9944 Forest Corp.	11/1/2021	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
73	Loan		1	Walgreens in Arlington	10/11/2021	9/11/2028	NAP	0	0	L(26),D(54),O(4)	NAV	NAV	NAV	NAV
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
76	Loan	22	1	Gramatan Owners Inc.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
77	Loan	22	1	Concordia Apartments, Ltd.	11/1/2021	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
78	Loan	22	1	242 West 104 Owners, Inc.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
79	Loan	22	1	249 Eldridge St. Owners Corp.	12/1/2021	11/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP
80	Loan	22	1	140 West 74 Street Corporation	11/1/2021	10/1/2031	NAP	10	10	YM1(113),1%(3),O(4)	NAP	NAP	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
1	Loan		1	One North Wacker	T-12	69,053,354	32,896,888	36,156,466	6/30/2020	T-12	65,552,311	32,638,346	32,913,965	6/30/2019	T-12	82.4%
2	Loan		1	1201 Lake Robbins	T-12	35,851,744	11,477,740	24,374,004	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
4	Loan		1	One SoHo Square	T-12	61,913,927	14,956,452	46,957,475	12/31/2020	T-12	39,444,461	14,448,761	24,995,700	12/31/2019	T-12	95.9%
5	Loan	5, 6	1	Park Avenue Plaza	T-12	92,127,502	54,771,766	37,355,736	12/31/2020	T-12	100,917,453	57,610,096	43,307,357	12/31/2019	T-12	98.0%
6	Loan	7, 8	1	1 Union Square South Retail	T-12	32,841,407	14,786,421	18,054,986	12/31/2020	T-12	33,704,469	14,677,614	19,026,855	12/31/2019	T-12	95.0%
7	Loan		1	Raymour & Flanigan Campus	T-12	7,885,922	3,412,875	4,473,047	12/31/2020	T-12	6,915,188	2,562,141	4,353,047	12/31/2019	T-12	95.0%
8	Loan	9	29	ExchangeRight 49	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.4%
8.01	Property		1	Valspar Industrial - Massillon, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%
8.04	Property		1	Walgreens - Hesperia, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.07	Property		1	Walgreens - Saint Joseph, MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.09	Property		1	Walgreens - Galesburg, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.1	Property		1	Verizon Wireless - Bristol, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.12	Property		1	Walgreens - Indianapolis, IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.14	Property		1	Dollar General - Auburn, ME	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%
8.15	Property		1	Dollar General - Penns Grove, NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.16	Property		1	Dollar General - Brunswick, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.17	Property		1	Dollar General - Romulus, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.18	Property		1	Dollar General - East Windsor, CT	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.19	Property		1	Dollar General - Grand Rapids, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.2	Property		1	Dollar General - Lansing, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%
8.22	Property		1	Dollar General - Hammond, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.23	Property		1	Dollar General - Allen Park, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.24	Property		1	Dollar General - Westland, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.25	Property		1	Dollar General - Jackson, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%
8.26	Property		1	Dollar General - Battle Creek, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.27	Property		1	Dollar General - Wyoming, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.28	Property		1	Dollar General - Temple, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
8.29	Property		1	Dollar General - Prattville, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
9	Loan		24	ExchangeRight Net Leased Portfolio #51	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.7%
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.02	Property		1	Walgreens - Largo, MD	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.03	Property		1	Walgreens - Charlotte, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.04	Property		1	Walgreens - Virginia Beach, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.05	Property		1	Walgreens - Salem, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.06	Property		1	Walgreens - Southfield, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.07	Property		1	Hy-Vee - South Sioux City, NE	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.08	Property		1	Fresenius Medical Care - Conyers, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.09	Property		1	WellMed - McAllen, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.1	Property		1	Walgreens - Omaha, NE	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.11	Property		1	WellMed - Corpus Christi, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.12	Property		1	Bank of America - Niantic, CT	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.13	Property		1	Verizon - Lansing, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.14	Property		1	Dollar General - Baltimore, MD	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.15	Property		1	Family Dollar - Galena Park, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.16	Property		1	Sherwin Williams - Oak Forest, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.17	Property		1	Dollar General - Uniontown, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.18	Property		1	Dollar General - Petersburg, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.19	Property		1	O’Reilly - Kankakee, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.2	Property		1	Dollar General - Kyle, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.21	Property		1	Citizen’s Bank - Bay Village, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.22	Property		1	Dollar General - Weslaco, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.23	Property		1	Dollar General - Texas City, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.24	Property		1	Dollar General - Huntsville, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
10	Loan		1	Ten West One	YTD Ann	4,416,608	105,618	4,310,989	12/31/2020	T-12	4,302,283	90,725	4,211,558	12/31/2019	T-12	90.0%
11	Loan	10	1	Village at Jordan Creek Shopping Center	T-12	5,019,935	1,208,002	3,811,933	12/31/2020	T-12	5,783,987	1,361,740	4,422,247	12/31/2019	T-12	83.1%
12	Loan	11	1	251 Central Park West	T-12	5,655,925	2,764,695	2,891,229	12/31/2020	T-12	5,678,852	2,711,761	2,967,091	12/31/2019	T-12	95.0%
13	Loan		1	Reservoir Industrial Center	T-12	3,724,249	406,485	3,317,764	12/31/2020	T-12	3,126,278	548,648	2,577,630	12/31/2019	T-12	95.0%
14	Loan		1	3800 Hamlin	T-12	7,864,372	2,340,036	5,524,336	12/31/2020	T-12	7,958,512	2,926,352	5,032,160	12/31/2019	T-12	90.0%
15	Loan		1	Arizona Mills	T-12	28,319,091	9,242,150	19,076,941	12/31/2020	T-12	37,632,761	11,002,950	26,629,811	12/31/2019	T-12	83.1%
16	Loan		1	Chandler Heights Marketplace	T-12	2,549,496	672,854	1,876,642	12/31/2020	T-12	2,819,836	671,470	2,148,366	12/31/2019	T-12	92.5%
17	Loan	12	1	Yucaipa Valley Commercial Center	T-12	3,920,392	1,052,846	2,867,546	12/31/2020	T-12	3,998,323	1,014,423	2,983,901	12/31/2019	T-12	95.0%
18	Loan		1	Stonebridge Village	T-12	2,821,902	621,415	2,200,487	12/31/2020	T-12	2,898,249	643,747	2,254,502	12/31/2019	T-12	95.0%
19	Loan	13, 14, 15	1	1634 Church Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	93.8%
20	Loan	16	1	Claremont Village Square	T-12	2,900,241	694,830	2,205,411	12/31/2020	T-12	3,721,233	740,917	2,980,316	12/31/2019	T-12	86.1%
21	Loan		1	Allentown HQ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
22	Loan		1	8515 Miramar Place	T-12	1,329,044	193,356	1,135,688	12/31/2020	T-12	1,377,586	209,834	1,167,752	12/31/2019	T-12	95.0%
23	Loan	17	1	North Torrance	T-12	2,361,627	530,076	1,831,551	12/31/2020	T-12	2,592,791	577,825	2,014,966	12/31/2019	T-12	91.8%
24	Loan		1	Red Rock Center San Diego	T-12	1,641,482	379,288	1,262,194	12/31/2020	T-12	2,004,912	354,258	1,650,654	12/31/2019	T-12	85.7%
25	Loan		1	Orchard Market Place	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
26	Loan	18	1	Greenfield Place	T-12	2,520,621	1,096,342	1,424,279	12/31/2020	T-12	2,987,788	1,075,457	1,912,331	12/31/2019	T-12	83.9%
27	Loan		1	Hood River Center	T-12	1,560,648	337,425	1,223,223	12/31/2020	T-12	1,560,681	350,297	1,210,384	12/31/2019	T-12	95.0%
28	Loan		1	Shepherd Mountain Plaza	T-12	3,054,896	1,438,081	1,616,815	12/31/2020	T-12	2,670,033	1,437,960	1,232,073	12/31/2019	T-12	82.7%
29	Loan	19	2	Spare Cube Portfolio	T-12	1,433,465	516,694	916,771	12/31/2020	T-12	1,306,072	623,490	682,583	12/31/2019	T-12	92.8%
29.01	Property		1	3 Highland Industrial Park Drive	T-12	1,080,808	438,453	642,355	12/31/2020	T-12	955,230	482,868	472,362	12/31/2019	T-12	94.0%
29.02	Property		1	1 Highland Industrial Park Drive	T-12	352,657	78,241	274,416	12/31/2020	T-12	350,842	140,622	210,220	12/31/2019	T-12	87.9%
30	Loan	20, 21	1	Los Osos Shopping Center	T-12	1,666,928	414,680	1,252,248	12/31/2020	T-12	1,679,188	376,276	1,302,912	12/31/2019	T-12	92.2%
31	Loan		1	Oak Grove Shopping Center	T-12	1,276,112	383,704	892,408	12/31/2020	T-12	1,289,339	385,984	903,355	12/31/2019	T-12	81.0%
32	Loan		1	Storage Sense Harden	T-12	1,090,279	256,504	833,775	12/31/2020	T-12	1,069,306	260,621	808,684	12/31/2019	T-12	80.8%
33	Loan		1	Germantown Shopping Center	T-12	1,443,633	356,969	1,086,664	12/31/2020	T-12	1,182,585	385,001	797,584	12/31/2019	T-12	89.6%
34	Loan		1	Plaza on San Felipe	T-12	2,085,327	621,285	1,464,042	12/31/2020	T-12	2,408,510	692,324	1,716,186	12/31/2019	T-12	92.4%
35	Loan	23, 24	1	The Degnan	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
36	Loan	25	1	Grand Teton Plaza	T-12	1,456,246	269,962	1,186,284	12/31/2020	T-12	1,365,762	293,115	1,072,647	12/31/2019	T-12	95.0%
37	Loan	26	1	Heritage Plaza	T-12	1,926,472	1,011,245	915,227	12/31/2020	T-12	1,832,349	1,041,883	790,466	12/31/2019	T-12	87.2%
38	Loan		1	Walgreens - Rochester MN	T-12	599,000	0	599,000	12/31/2020	T-12	599,000	0	599,000	12/31/2019	T-12	100.0%
39	Loan		1	Vero Beach Self Storage	T-12	840,604	430,860	409,743	12/31/2020	T-12	697,154	378,296	318,858	12/31/2019	T-12	95.0%
40	Loan		1	Storage Max - Holly Spring	T-12	595,782	215,379	380,403	12/31/2020	T-12	470,524	200,791	269,733	12/31/2019	T-12	95.0%
41	Loan	22	1	Hawthorne Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%
42	Loan	22	1	69 West 9 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%
43	Loan		1	230-250 North La Brea Avenue	T-12	961,276	169,809	791,467	12/31/2020	T-12	902,282	174,304	727,978	12/31/2019	T-12	95.9%
44	Loan		1	Ridgewood Farms	T-12	795,310	199,477	595,833	12/31/2020	T-12	873,980	211,375	662,605	12/31/2019	T-12	91.1%
45	Loan		1	EZ Storage-Orchard Lake Road	T-12	566,264	200,976	365,288	12/31/2020	T-12	374,499	232,860	141,639	12/31/2019	T-12	89.8%
46	Loan	27	1	CitiCentre	T-12	867,123	535,789	331,335	12/31/2020	T-12	827,067	531,048	296,019	12/31/2019	T-12	85.9%
47	Loan		1	Greenview Courtyard Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
48	Loan		1	The Annex	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%
50	Loan		1	155-11 146th Avenue Jamaica	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
51	Loan	22	1	Park Hill Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.1%
52	Loan		1	Security Public Storage - Ceres	T-12	672,138	271,534	400,604	12/31/2020	T-12	632,922	254,500	378,422	12/31/2019	T-12	95.0%
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	T-12	858,581	458,393	400,188	12/31/2020	T-12	786,998	461,107	325,891	12/31/2019	T-12	95.0%
53.01	Property		1	Upper Whitney	T-12	491,602	252,873	238,729	12/31/2020	T-12	457,160	259,373	197,787	12/31/2019	T-12	95.0%
53.02	Property		1	Lower Whitney	T-12	366,979	205,520	161,459	12/31/2020	T-12	329,838	201,734	128,104	12/31/2019	T-12	95.0%
54	Loan		1	Storage Sense Mebane	T-12	493,642	157,302	336,340	12/31/2020	T-12	509,987	145,003	364,984	12/31/2019	T-12	71.8%
55	Loan		1	Pack Rat Self Storage	T-12	878,811	255,756	623,055	12/31/2020	T-12	875,205	234,393	640,812	12/31/2019	T-12	87.5%
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%
57	Loan		2	Victoria Gardens and Rocwood MHC	T-12	659,098	211,812	447,286	12/31/2020	T-12	660,409	225,031	435,378	12/31/2019	T-12	74.8%
57.01	Property		1	Victoria Gardens MHC	T-12	367,655	105,430	262,225	12/31/2020	T-12	373,323	103,505	269,818	12/31/2019	T-12	84.3%
57.02	Property		1	Rocwood MHC	T-12	291,443	106,382	185,061	12/31/2020	T-12	287,086	121,526	165,560	12/31/2019	T-12	71.0%
58	Loan		3	Dollar General Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.5%
58.01	Property		1	Dollar General - Martinsburg, WV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.5%
58.02	Property		1	Dollar General - Forest Park, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.5%
58.03	Property		1	Dollar General - Watertown, SD	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.5%
59	Loan	22	1	Main Duane Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%
60	Loan	22	1	3701 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.7%
61	Loan	22	1	Dove Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%
62	Loan		1	Walgreens - Fort Worth TX	T-12	286,570	0	286,570	12/31/2020	T-12	286,570	0	286,570	12/31/2019	T-12	100.0%
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.0%
65	Loan	22	1	520 W. 50th St., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.0%
66	Loan	22	1	43-10 44th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%
67	Loan		1	West Village Mini Storage - Little Rock, AR	T-12	355,891	168,813	187,078	12/31/2020	T-12	367,038	141,781	225,257	12/31/2019	T-12	84.6%
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
69	Loan		1	Walgreens in Cookeville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%
70	Loan		2	Indiana MHC Portfolio	T-12	246,937	113,323	133,614	12/31/2020	T-12	239,607	128,088	111,519	12/31/2019	T-12	79.5%
70.01	Property		1	Maple Run MHC	T-12	133,607	53,072	80,535	12/31/2020	T-12	126,913	57,448	69,465	12/31/2019	T-12	94.6%
70.02	Property		1	Pleasant Valley MHC	T-12	113,330	60,251	53,079	12/31/2020	T-12	112,694	70,640	42,054	12/31/2019	T-12	77.7%
71	Loan	22	1	243 Riverside Drive Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%
72	Loan	22	1	9944 Forest Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%
73	Loan		1	Walgreens in Arlington	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.0%
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%
76	Loan	22	1	Gramatan Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.1%
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.0%
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.1%
80	Loan	22	1	140 West 74 Street Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.5%

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
1	Loan		1	One North Wacker	70,771,979	39,495,609	31,276,370	299,964	2,142,602	28,833,804	3.21	2.96	8.9%	8.2%	664,000,000
2	Loan		1	1201 Lake Robbins	35,365,647	12,442,182	22,923,465	161,517	807,586	21,954,362	2.36	2.26	9.2%	8.8%	452,000,000
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	32,007,350	17,128,824	14,878,526	158,250	0	14,720,276	7.71	7.63	18.1%	18.0%	610,000,000
4	Loan		1	One SoHo Square	83,142,799	19,231,486	63,911,313	15,738	566,788	63,328,788	4.92	4.88	13.6%	13.5%	1,350,000,000
5	Loan	5, 6	1	Park Avenue Plaza	113,220,721	54,215,570	59,005,151	289,898	1,739,390	56,975,864	6.05	5.84	17.4%	16.8%	1,063,000,000
6	Loan	7, 8	1	1 Union Square South Retail	32,610,437	18,749,734	13,860,703	51,967	472,430	13,336,306	8.03	7.72	18.5%	17.8%	290,000,000
7	Loan		1	Raymour & Flanigan Campus	11,411,073	2,963,549	8,447,524	161,876	476,108	7,809,540	3.27	3.03	9.7%	9.0%	149,000,000
8	Loan	9	29	ExchangeRight 49	7,889,751	1,413,678	6,476,073	47,672	154,988	6,273,413	2.64	2.56	9.4%	9.1%	111,855,000
8.01	Property		1	Valspar Industrial - Massillon, OH	1,014,999	30,450	984,549	0	51,761	932,788					18,600,000
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	1,561,606	470,160	1,091,446	9,090	0	1,082,356					18,500,000
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	475,000	14,250	460,750	0	0	460,750					7,900,000
8.04	Property		1	Walgreens - Hesperia, CA	358,150	10,745	347,406	0	12,160	335,246					6,000,000
8.05	Property		1	Hobby Lobby - Huber Heights, OH	519,975	193,917	326,058	9,226	25,241	291,591					5,900,000
8.06	Property		1	Hobby Lobby - Christiansburg, VA	474,465	142,421	332,044	8,250	23,630	300,164					5,700,000
8.07	Property		1	Walgreens - Saint Joseph, MO	318,250	9,548	308,703	0	-87,673	396,375					5,150,000
8.08	Property		1	CVS Pharmacy - Waukegan, IL	276,955	8,309	268,647	0	10,273	258,374					4,600,000
8.09	Property		1	Walgreens - Galesburg, IL	258,400	7,752	250,648	0	10,478	240,170					4,050,000
8.1	Property		1	Verizon Wireless - Bristol, VA	251,564	34,851	216,713	750	8,657	207,306					3,850,000
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	185,119	36,592	148,527	1,269	7,818	139,440					2,650,000
8.12	Property		1	Walgreens - Indianapolis, IN	155,684	8,549	147,136	1,950	7,439	137,747					2,550,000
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	157,680	23,627	134,053	1,697	11,028	121,328					2,550,000
8.14	Property		1	Dollar General - Auburn, ME	150,841	26,948	123,893	0	0	123,893					2,150,000
8.15	Property		1	Dollar General - Penns Grove, NJ	170,088	59,593	110,495	1,407	6,503	102,585					1,850,000
8.16	Property		1	Dollar General - Brunswick, GA	116,373	14,860	101,513	0	4,390	97,123					1,775,000
8.17	Property		1	Dollar General - Romulus, MI	131,065	32,299	98,766	0	5,145	93,621					1,720,000
8.18	Property		1	Dollar General - East Windsor, CT	137,744	30,726	107,018	1,411	7,861	97,745					1,700,000
8.19	Property		1	Dollar General - Grand Rapids, MI	139,954	38,485	101,470	1,304	5,129	95,036					1,550,000
8.2	Property		1	Dollar General - Lansing, MI	107,363	20,835	86,528	0	4,762	81,766					1,530,000
8.21	Property		1	Dollar Tree - Christiansburg, VA	133,307	27,306	106,001	1,500	0	104,501					1,500,000
8.22	Property		1	Dollar General - Hammond, LA	99,774	12,675	87,099	0	3,989	83,110					1,475,000
8.23	Property		1	Dollar General - Allen Park, MI	118,561	32,163	86,398	1,440	7,392	77,566					1,300,000
8.24	Property		1	Dollar General - Westland, MI	99,006	17,455	81,551	1,365	6,970	73,216					1,300,000
8.25	Property		1	Dollar General - Jackson, MI	108,057	24,919	83,138	1,208	0	81,930					1,300,000
8.26	Property		1	Dollar General - Battle Creek, MI	100,301	20,249	80,052	1,765	5,284	73,003					1,250,000
8.27	Property		1	Dollar General - Wyoming, MI	105,180	27,771	77,409	1,311	4,450	71,649					1,225,000
8.28	Property		1	Dollar General - Temple, TX	89,880	25,466	64,414	1,365	6,511	56,538					1,155,000
8.29	Property		1	Dollar General - Prattville, AL	74,409	10,757	63,651	1,365	5,790	56,496					1,075,000
9	Loan		24	ExchangeRight Net Leased Portfolio #51	4,679,840	140,395	4,539,445	48,750	126,460	4,364,234	2.83	2.72	10.2%	9.8%	79,265,000
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	NAV	NAV	NAV	NAV	NAV	NAV					7,850,000
9.02	Property		1	Walgreens - Largo, MD	NAV	NAV	NAV	NAV	NAV	NAV					7,100,000
9.03	Property		1	Walgreens - Charlotte, NC	NAV	NAV	NAV	NAV	NAV	NAV					6,730,000
9.04	Property		1	Walgreens - Virginia Beach, VA	NAV	NAV	NAV	NAV	NAV	NAV					6,400,000
9.05	Property		1	Walgreens - Salem, OH	NAV	NAV	NAV	NAV	NAV	NAV					6,270,000
9.06	Property		1	Walgreens - Southfield, MI	NAV	NAV	NAV	NAV	NAV	NAV					5,750,000
9.07	Property		1	Hy-Vee - South Sioux City, NE	NAV	NAV	NAV	NAV	NAV	NAV					5,000,000
9.08	Property		1	Fresenius Medical Care - Conyers, GA	NAV	NAV	NAV	NAV	NAV	NAV					3,550,000
9.09	Property		1	WellMed - McAllen, TX	NAV	NAV	NAV	NAV	NAV	NAV					3,290,000
9.1	Property		1	Walgreens - Omaha, NE	NAV	NAV	NAV	NAV	NAV	NAV					2,950,000
9.11	Property		1	WellMed - Corpus Christi, TX	NAV	NAV	NAV	NAV	NAV	NAV					2,910,000
9.12	Property		1	Bank of America - Niantic, CT	NAV	NAV	NAV	NAV	NAV	NAV					2,550,000
9.13	Property		1	Verizon - Lansing, MI	NAV	NAV	NAV	NAV	NAV	NAV					2,510,000
9.14	Property		1	Dollar General - Baltimore, MD	NAV	NAV	NAV	NAV	NAV	NAV					2,210,000
9.15	Property		1	Family Dollar - Galena Park, TX	NAV	NAV	NAV	NAV	NAV	NAV					1,975,000
9.16	Property		1	Sherwin Williams - Oak Forest, IL	NAV	NAV	NAV	NAV	NAV	NAV					1,850,000
9.17	Property		1	Dollar General - Uniontown, PA	NAV	NAV	NAV	NAV	NAV	NAV					1,775,000
9.18	Property		1	Dollar General - Petersburg, VA	NAV	NAV	NAV	NAV	NAV	NAV					1,760,000
9.19	Property		1	O’Reilly - Kankakee, IL	NAV	NAV	NAV	NAV	NAV	NAV					1,300,000
9.2	Property		1	Dollar General - Kyle, TX	NAV	NAV	NAV	NAV	NAV	NAV					1,230,000
9.21	Property		1	Citizen’s Bank - Bay Village, OH	NAV	NAV	NAV	NAV	NAV	NAV					1,200,000
9.22	Property		1	Dollar General - Weslaco, TX	NAV	NAV	NAV	NAV	NAV	NAV					1,120,000
9.23	Property		1	Dollar General - Texas City, TX	NAV	NAV	NAV	NAV	NAV	NAV					1,060,000
9.24	Property		1	Dollar General - Huntsville, AL	NAV	NAV	NAV	NAV	NAV	NAV					925,000

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
10	Loan		1	Ten West One	4,211,545	264,657	3,946,888	39,800	274,621	3,632,467	2.50	2.31	9.8%	9.0%	68,000,000
11	Loan	10	1	Village at Jordan Creek Shopping Center	5,771,502	1,553,174	4,218,328	60,843	264,534	3,892,951	1.91	1.77	10.6%	9.7%	65,000,000
12	Loan	11	1	251 Central Park West	5,786,287	3,085,066	2,701,221	16,665	17,315	2,667,241	3.14	3.10	9.2%	9.0%	67,200,000
13	Loan		1	Reservoir Industrial Center	4,930,131	835,167	4,094,964	60,379	100,576	3,934,009	5.08	4.88	14.1%	13.6%	64,800,000
14	Loan		1	3800 Hamlin	7,464,595	3,172,887	4,291,709	71,875	317,996	3,901,837	3.10	2.81	16.1%	14.6%	45,000,000
15	Loan		1	Arizona Mills	36,173,810	10,646,356	25,527,454	407,441	1,234,669	23,885,344	4.56	4.27	25.6%	24.0%	308,000,000
16	Loan		1	Chandler Heights Marketplace	2,845,607	741,945	2,103,662	29,957	122,265	1,951,439	1.58	1.46	9.0%	8.4%	31,500,000
17	Loan	12	1	Yucaipa Valley Commercial Center	4,056,629	1,162,457	2,894,172	91,877	168,333	2,633,962	4.55	4.14	12.6%	11.5%	45,900,000
18	Loan		1	Stonebridge Village	3,014,172	645,281	2,368,891	41,741	149,074	2,178,077	2.04	1.88	10.5%	9.6%	31,600,000
19	Loan	13, 14, 15	1	1634 Church Avenue	1,866,324	353,804	1,512,520	11,850	0	1,500,670	2.12	2.10	7.2%	7.1%	32,550,000
20	Loan	16	1	Claremont Village Square	3,404,868	690,180	2,714,689	29,872	55,519	2,629,298	5.15	4.99	15.1%	14.6%	48,900,000
21	Loan		1	Allentown HQ	2,131,733	501,309	1,630,424	38,638	37,887	1,553,899	2.05	1.96	10.5%	10.0%	24,900,000
22	Loan		1	8515 Miramar Place	1,552,888	314,792	1,238,096	10,336	0	1,227,760	1.96	1.95	8.3%	8.2%	27,750,000
23	Loan	17	1	North Torrance	2,471,503	586,312	1,885,191	31,352	84,433	1,769,406	4.28	4.01	13.7%	12.9%	47,500,000
24	Loan		1	Red Rock Center San Diego	1,728,650	508,829	1,219,821	10,370	52,939	1,156,512	1.79	1.70	9.6%	9.1%	18,700,000
25	Loan		1	Orchard Market Place	2,737,355	612,653	2,124,703	41,519	93,729	1,989,454	5.32	4.98	17.0%	15.9%	26,000,000
26	Loan	18	1	Greenfield Place	2,862,673	1,068,608	1,794,065	22,745	54,318	1,717,002	2.80	2.68	14.4%	13.7%	25,300,000
27	Loan		1	Hood River Center	1,620,989	340,021	1,280,968	50,987	42,951	1,187,031	3.38	3.14	10.5%	9.7%	20,400,000
28	Loan		1	Shepherd Mountain Plaza	3,337,177	1,416,974	1,920,203	20,207	230,362	1,669,634	3.30	2.87	16.0%	13.9%	32,600,000
29	Loan	19	2	Spare Cube Portfolio	1,811,152	660,857	1,150,295	15,995	3,332	1,130,968	2.48	2.44	9.6%	9.4%	25,310,000
29.01	Property		1	3 Highland Industrial Park Drive	1,467,563	503,815	963,748	10,384	0	953,364					20,860,000
29.02	Property		1	1 Highland Industrial Park Drive	343,588	157,041	186,547	5,612	3,332	177,603					4,450,000
30	Loan	20, 21	1	Los Osos Shopping Center	1,667,256	402,297	1,264,958	29,857	66,690	1,168,411	3.28	3.03	10.5%	9.7%	20,260,000
31	Loan		1	Oak Grove Shopping Center	1,648,986	391,611	1,257,375	6,979	34,894	1,215,503	2.22	2.14	11.4%	11.1%	18,900,000
32	Loan		1	Storage Sense Harden	1,154,394	269,941	884,453	10,792	0	873,661	1.40	1.38	8.0%	7.9%	15,500,000
33	Loan		1	Germantown Shopping Center	1,725,301	422,886	1,302,415	92,618	113,370	1,096,427	2.19	1.85	11.9%	10.0%	16,300,000
34	Loan		1	Plaza on San Felipe	2,124,023	656,942	1,467,081	5,346	132,221	1,329,514	2.81	2.55	14.2%	12.9%	21,640,000
35	Loan	23, 24	1	The Degnan	1,231,472	384,396	847,076	5,566	52,832	788,678	2.36	2.21	8.6%	8.1%	15,830,000
36	Loan	25	1	Grand Teton Plaza	1,408,705	331,872	1,076,833	34,511	56,348	985,974	3.74	3.43	12.7%	11.7%	14,640,000
37	Loan	26	1	Heritage Plaza	2,283,612	1,012,270	1,271,342	19,458	127,975	1,123,909	3.46	3.06	17.0%	15.0%	19,800,000
38	Loan		1	Walgreens - Rochester MN	599,000	6,476	592,524	1,927	0	590,597	2.37	2.36	8.5%	8.4%	12,000,000
39	Loan		1	Vero Beach Self Storage	1,103,583	413,787	689,796	8,663	0	681,133	3.27	3.23	10.6%	10.5%	13,450,000
40	Loan		1	Storage Max - Holly Spring	838,592	247,596	590,996	6,840	0	584,155	2.82	2.79	9.1%	9.0%	11,400,000
41	Loan	22	1	Hawthorne Owners Corp.	5,727,795	3,170,436	2,557,359	31,500	0	2,525,859	7.83	7.73	39.4%	38.9%	114,000,000
42	Loan	22	1	69 West 9 Owners Corp.	4,736,025	2,565,282	2,170,743	53,000	0	2,117,743	12.10	11.80	36.2%	35.3%	108,175,000
43	Loan		1	230-250 North La Brea Avenue	920,177	216,439	703,738	5,810	33,716	664,212	3.84	3.63	11.7%	11.1%	14,390,000
44	Loan		1	Ridgewood Farms	876,046	209,743	666,303	7,297	36,487	622,519	3.45	3.22	11.2%	10.5%	8,500,000
45	Loan		1	EZ Storage-Orchard Lake Road	826,371	222,870	603,500	4,265	5,491	593,744	2.83	2.78	10.4%	10.2%	9,800,000
46	Loan	27	1	CitiCentre	1,081,958	476,622	605,336	17,140	55,589	532,607	2.89	2.54	10.6%	9.3%	8,800,000
47	Loan		1	Greenview Courtyard Apartments	833,521	387,245	446,276	8,108	0	438,168	2.20	2.16	8.4%	8.3%	10,800,000
48	Loan		1	The Annex	600,786	155,988	444,798	2,429	22,810	419,559	2.36	2.21	8.6%	8.1%	8,620,000
49	Loan	22	1	950 Fifth Avenue Corporation	4,060,840	2,012,447	2,048,393	11,100	0	2,037,293	14.13	14.05	41.0%	40.7%	91,400,000
50	Loan		1	155-11 146th Avenue Jamaica	707,784	189,678	518,107	7,871	18,110	492,126	2.75	2.62	10.4%	9.8%	10,400,000
51	Loan	22	1	Park Hill Owners, Inc.	3,154,764	1,201,528	1,953,236	36,250	0	1,916,986	8.26	8.11	40.7%	39.9%	49,900,000
52	Loan		1	Security Public Storage - Ceres	718,025	258,913	459,112	4,971	0	454,141	1.78	1.76	9.7%	9.6%	7,600,000
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	907,442	453,974	453,468	25,693	0	427,775	2.65	2.50	9.6%	9.1%	6,650,000
53.01	Property		1	Upper Whitney	518,691	257,243	261,448	14,131	0	247,317					3,950,000
53.02	Property		1	Lower Whitney	388,751	196,731	192,020	11,562	0	180,458					2,700,000
54	Loan		1	Storage Sense Mebane	514,699	142,212	372,487	4,237	0	368,251	1.40	1.39	8.1%	8.0%	6,500,000
55	Loan		1	Pack Rat Self Storage	908,170	268,218	639,952	14,142	0	625,810	4.71	4.60	14.2%	13.9%	10,250,000
56	Loan	22	1	760 West End Avenue Owners, Inc.	4,321,778	1,992,984	2,328,794	57,600	0	2,271,194	12.34	12.04	51.8%	50.5%	94,880,000
57	Loan		2	Victoria Gardens and Rocwood MHC	692,129	209,299	482,830	11,700	0	471,130	1.97	1.92	11.1%	10.9%	6,550,000
57.01	Property		1	Victoria Gardens MHC	395,278	114,125	281,153	6,200	0	274,953					3,700,000
57.02	Property		1	Rocwood MHC	296,851	95,174	201,677	5,500	0	196,177					2,850,000
58	Loan		3	Dollar General Portfolio	308,689	9,259	299,430	0	0	299,430	1.94	1.94	8.4%	8.4%	5,870,000
58.01	Property		1	Dollar General - Martinsburg, WV	115,386	3,460	111,926	0	0	111,926					2,190,000
58.02	Property		1	Dollar General - Forest Park, OH	105,066	3,152	101,914	0	0	101,914					2,000,000
58.03	Property		1	Dollar General - Watertown, SD	88,237	2,647	85,590	0	0	85,590					1,680,000
59	Loan	22	1	Main Duane Owners Corp.	2,155,939	780,163	1,375,776	6,300	0	1,369,476	12.43	12.37	39.3%	39.1%	43,200,000
60	Loan	22	1	3701 Tenants Corp.	1,777,165	897,419	879,746	15,000	0	864,746	4.97	4.89	25.1%	24.7%	23,600,000
61	Loan	22	1	Dove Court Owners, Inc.	2,405,499	994,583	1,410,916	52,000	0	1,358,916	8.98	8.65	45.5%	43.8%	19,030,000
62	Loan		1	Walgreens - Fort Worth TX	286,570	3,742	282,828	2,264	0	280,564	2.33	2.31	9.8%	9.7%	6,050,000
63	Loan	22	1	Cambridge 41-42 Owners Corp.	1,907,453	858,633	1,048,820	23,500	0	1,025,320	8.47	8.28	36.8%	36.0%	36,350,000
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	932,955	511,653	421,302	14,000	0	407,302	4.92	4.75	16.2%	15.7%	12,100,000
65	Loan	22	1	520 W. 50th St., Inc.	970,502	413,214	557,288	14,000	0	543,288	5.11	4.98	22.3%	21.8%	18,600,000
66	Loan	22	1	43-10 44th Owners Corp.	1,019,099	413,369	605,730	14,400	0	591,330	5.23	5.10	27.0%	26.3%	19,140,000
67	Loan		1	West Village Mini Storage - Little Rock, AR	374,331	153,799	220,532	12,216	0	208,316	2.60	2.45	10.5%	9.9%	3,550,000
68	Loan	22	1	Bay Street Landing Owners Corp.	548,568	250,925	297,643	7,650	0	289,993	2.79	2.72	14.2%	13.8%	10,370,000

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
69	Loan		1	Walgreens in Cookeville	244,347	4,492	239,854	1,500	0	238,354	2.17	2.16	12.0%	11.9%	4,800,000
70	Loan		2	Indiana MHC Portfolio	268,265	112,961	155,304	3,900	0	151,404	1.37	1.34	8.3%	8.1%	2,790,000
70.01	Property		1	Maple Run MHC	140,025	63,480	76,545	1,850	0	74,695					1,580,000
70.02	Property		1	Pleasant Valley MHC	128,240	49,481	78,759	2,050	0	76,709					1,210,000
71	Loan	22	1	243 Riverside Drive Corporation	2,391,402	728,075	1,663,327	24,000	0	1,639,327	17.85	17.59	92.4%	91.1%	54,250,000
72	Loan	22	1	9944 Forest Corp.	1,165,597	480,740	684,857	16,800	0	668,057	7.43	7.25	38.1%	37.2%	16,660,000
73	Loan		1	Walgreens in Arlington	214,048	4,872	209,176	1,379	0	207,797	2.48	2.46	13.4%	13.3%	4,200,000
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	1,209,441	501,413	708,028	15,000	0	693,028	9.18	8.98	46.4%	45.4%	16,350,000
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	1,021,481	547,960	473,521	10,000	0	463,521	6.57	6.43	33.8%	33.1%	9,800,000
76	Loan	22	1	Gramatan Owners Inc.	1,073,427	485,377	588,050	11,000	0	577,050	8.29	8.14	42.8%	42.0%	8,200,000
77	Loan	22	1	Concordia Apartments, Ltd.	734,467	322,558	411,909	7,600	0	404,309	8.44	8.29	37.0%	36.3%	20,260,000
78	Loan	22	1	242 West 104 Owners, Inc.	849,283	334,720	514,563	7,200	0	507,363	9.95	9.81	51.5%	50.7%	15,630,000
79	Loan	22	1	249 Eldridge St. Owners Corp.	816,002	260,009	555,993	3,700	0	552,293	10.73	10.66	55.6%	55.2%	14,800,000
80	Loan	22	1	140 West 74 Street Corporation	1,130,109	399,094	731,015	7,500	0	723,515	14.28	14.14	73.2%	72.5%	22,900,000

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
1	Loan		1	One North Wacker	As Is	8/10/2021	53.2%	53.2%	81.3%	9/1/2021	No	Pricewaterhouse Coopers, LLP
2	Loan		1	1201 Lake Robbins	As Is	8/25/2021	55.3%	55.3%	100.0%	11/1/2021	Yes	Occidental
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	As Is	9/22/2021	13.4%	13.4%	95.0%	9/22/2021	No	NAP
4	Loan		1	One SoHo Square	As Is	6/10/2021	34.8%	34.8%	92.5%	6/1/2021	No	Flatiron Health
5	Loan	5, 6	1	Park Avenue Plaza	As Is, Excluding Escrow Account	8/18/2021	31.9%	31.9%	99.0%	10/1/2021	No	BlackRock
6	Loan	7, 8	1	1 Union Square South Retail	As Is	8/11/2021	25.9%	25.9%	100.0%	6/1/2021	No	Regal Cinema
7	Loan		1	Raymour & Flanigan Campus	As Is	8/4/2021	58.4%	58.4%	100.0%	11/1/2021	Yes	Raymours Furniture Company, Inc.
8	Loan	9	29	ExchangeRight 49	As Is	Various	61.5%	61.5%	100.0%	11/1/2021
8.01	Property		1	Valspar Industrial - Massillon, OH	As Is	7/21/2021			100.0%	11/1/2021	Yes	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	As Is	7/15/2021			100.0%	11/1/2021	Yes	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	As Is	7/19/2021			100.0%	11/1/2021	Yes	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA	As Is	7/6/2021			100.0%	11/1/2021	Yes	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH	As Is	4/19/2021			100.0%	11/1/2021	Yes	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA	As Is	7/15/2021			100.0%	11/1/2021	Yes	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO	As Is	7/9/2021			100.0%	11/1/2021	Yes	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL	As Is	7/15/2021			100.0%	11/1/2021	Yes	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL	As Is	7/20/2021			100.0%	11/1/2021	Yes	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA	As Is	7/15/2021			100.0%	11/1/2021	Yes	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	As Is	7/1/2021			100.0%	11/1/2021	Yes	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN	As Is	7/13/2021			100.0%	11/1/2021	Yes	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	As Is	7/9/2021			100.0%	11/1/2021	Yes	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME	As Is	7/16/2021			100.0%	11/1/2021	Yes	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ	As Is	7/9/2021			100.0%	11/1/2021	Yes	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA	As Is	7/13/2021			100.0%	11/1/2021	Yes	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI	As Is	4/30/2021			100.0%	11/1/2021	Yes	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT	As Is	7/23/2021			100.0%	11/1/2021	Yes	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI	As Is	7/21/2021			100.0%	11/1/2021	Yes	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI	As Is	4/30/2021			100.0%	11/1/2021	Yes	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA	As Is	7/15/2021			100.0%	11/1/2021	Yes	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA	As Is	7/19/2021			100.0%	11/1/2021	Yes	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI	As Is	7/21/2021			100.0%	11/1/2021	Yes	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI	As Is	7/21/2021			100.0%	11/1/2021	Yes	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI	As Is	7/21/2021			100.0%	11/1/2021	Yes	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI	As Is	7/21/2021			100.0%	11/1/2021	Yes	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI	As Is	7/21/2021			100.0%	11/1/2021	Yes	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX	As Is	6/24/2021			100.0%	11/1/2021	Yes	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL	As Is	7/20/2021			100.0%	11/1/2021	Yes	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	As Is	Various	56.1%	56.1%	100.0%	11/1/2021
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	As Is	8/24/2021			100.0%	11/1/2021	No	Tractor Supply - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD	As Is	9/15/2021			100.0%	11/1/2021	Yes	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC	As Is	9/1/2021			100.0%	11/1/2021	Yes	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA	As Is	9/10/2021			100.0%	11/1/2021	Yes	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH	As Is	8/31/2021			100.0%	11/1/2021	Yes	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI	As Is	8/27/2021			100.0%	11/1/2021	Yes	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE	As Is	9/29/2021			100.0%	11/1/2021	Yes	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA	As Is	9/8/2021			100.0%	11/1/2021	Yes	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX	As Is	9/3/2021			100.0%	11/1/2021	Yes	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE	As Is	9/3/2021			100.0%	11/1/2021	Yes	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX	As Is	9/3/2021			100.0%	11/1/2021	Yes	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT	As Is	9/13/2021			100.0%	11/1/2021	Yes	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI	As Is	9/7/2021			100.0%	11/1/2021	Yes	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD	As Is	9/1/2021			100.0%	11/1/2021	Yes	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX	As Is	9/23/2021			100.0%	11/1/2021	Yes	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL	As Is	9/2/2021			100.0%	11/1/2021	Yes	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA	As Is	8/31/2021			100.0%	11/1/2021	Yes	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA	As Is	9/1/2021			100.0%	11/1/2021	Yes	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL	As Is	9/2/2021			100.0%	11/1/2021	Yes	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX	As Is	9/17/2021			100.0%	11/1/2021	Yes	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH	As Is	8/31/2021			100.0%	11/1/2021	Yes	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX	As Is	9/3/2021			100.0%	11/1/2021	Yes	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX	As Is	9/6/2021			100.0%	11/1/2021	Yes	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL	As Is	9/3/2021			100.0%	11/1/2021	Yes	Dollar General - Huntsville, AL

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
10	Loan		1	Ten West One	As Is	9/10/2021	59.2%	59.2%	100.0%	11/1/2021	Yes	Wood Group USA, Inc.
11	Loan	10	1	Village at Jordan Creek Shopping Center	As Is	8/25/2021	61.5%	48.4%	84.1%	8/31/2021	No	Best Buy
12	Loan	11	1	251 Central Park West	As Is	7/15/2021	43.9%	43.9%	100.0%	7/7/2021	NAP	NAP
13	Loan		1	Reservoir Industrial Center	As Is	8/24/2021	44.8%	44.8%	100.0%	10/8/2021	No	West Coast Steel
14	Loan		1	3800 Hamlin	As Is	9/14/2021	59.2%	53.1%	100.0%	11/1/2021	Yes	Volkswagen Group of America
15	Loan		1	Arizona Mills	As Is	8/23/2021	32.4%	29.4%	84.4%	8/23/2021	No	Harkins Theaters/IMAX
16	Loan		1	Chandler Heights Marketplace	As Is	6/23/2021	73.8%	58.8%	97.5%	9/2/2021	No	Bashas’
17	Loan	12	1	Yucaipa Valley Commercial Center	As Is	7/12/2021	50.1%	50.1%	97.9%	7/29/2021	No	Vons
18	Loan		1	Stonebridge Village	As Is - Excluding Wells Fargo and Truist	7/1/2021	71.7%	64.1%	98.9%	6/25/2021	No	T.J. Maxx
19	Loan	13, 14, 15	1	1634 Church Avenue	As Is	8/17/2021	64.5%	64.5%	91.7%	10/15/2021	No	Max Deals 1 Inc.
20	Loan	16	1	Claremont Village Square	As Is	8/19/2021	36.8%	36.8%	83.9%	9/28/2021	No	Trinity Youth Services
21	Loan		1	Allentown HQ	As Is	7/15/2021	62.2%	55.7%	100.0%	11/1/2021	Yes	Allentown HQ
22	Loan		1	8515 Miramar Place	As Is	6/10/2021	54.1%	54.1%	100.0%	6/7/2021	No	Best Cheer Stone
23	Loan	17	1	North Torrance	As Is	5/21/2021	28.9%	28.9%	94.4%	7/30/2021	No	Unified Grocers (Subleased to Jon’s Marketplace)
24	Loan		1	Red Rock Center San Diego	As Is	5/21/2021	68.0%	58.2%	85.0%	7/1/2021	No	BioLife Plasma
25	Loan		1	Orchard Market Place	As Is	8/9/2021	48.1%	48.1%	99.0%	8/1/2021	No	LA Fitness
26	Loan	18	1	Greenfield Place	As Is	8/10/2021	49.4%	40.6%	81.9%	8/1/2021	No	Flex Pay Furniture
27	Loan		1	Hood River Center	As Stabilized	5/20/2022	60.0%	60.0%	98.7%	7/6/2021	No	Rosauers Supermarkets
28	Loan		1	Shepherd Mountain Plaza	As Is	9/3/2021	36.8%	30.8%	79.8%	8/19/2021	No	Association Member Benefits Advisors, LLC
29	Loan	19	2	Spare Cube Portfolio	As Is	8/26/2021	47.4%	47.4%	95.8%	Various
29.01	Property		1	3 Highland Industrial Park Drive	As Is	8/26/2021			98.4%	10/8/2021	NAP	NAP
29.02	Property		1	1 Highland Industrial Park Drive	As Is	8/26/2021			90.3%	9/1/2021	No	The Beverage Works NY, Inc.
30	Loan	20, 21	1	Los Osos Shopping Center	As Is	6/3/2021	59.2%	59.2%	90.1%	6/1/2021	No	Miners Ace Hardware
31	Loan		1	Oak Grove Shopping Center	As Is	6/6/2021	58.2%	49.4%	82.9%	7/15/2021	No	Sprout’s Farmers Market
32	Loan		1	Storage Sense Harden	As Is	8/25/2021	71.0%	61.5%	92.8%	9/8/2021	NAP	NAP
33	Loan		1	Germantown Shopping Center	As Is	9/3/2021	67.2%	54.3%	95.0%	9/30/2021	No	Kohl’s
34	Loan		1	Plaza on San Felipe	As Is	8/5/2021	47.6%	36.5%	89.9%	8/3/2021	No	Houston Methodist Emergency Care Center
35	Loan	23, 24	1	The Degnan	As Stabilized	5/1/2022	61.3%	61.3%	100.0%	11/1/2021	Yes	ConcertoHealth PACE of Los Angeles, LLC
36	Loan	25	1	Grand Teton Plaza	As Is (Shopping Center and Excess Land Parcels)	5/17/2021	57.7%	57.7%	100.0%	3/19/2021	No	Ross
37	Loan	26	1	Heritage Plaza	As Is	8/31/2021	37.9%	31.8%	87.3%	8/19/2021	No	Erickson Demel & Co
38	Loan		1	Walgreens - Rochester MN	As Is	8/9/2021	58.3%	58.3%	100.0%	11/1/2021	Yes	Walgreens
39	Loan		1	Vero Beach Self Storage	As Is	8/19/2021	48.3%	48.3%	99.2%	7/31/2021	No	NAP
40	Loan		1	Storage Max - Holly Spring	As Is	7/27/2021	57.0%	57.0%	96.8%	8/13/2021	NAP	NAP
41	Loan	22	1	Hawthorne Owners Corp.	As Is	8/6/2021	5.7%	4.4%	95.0%	8/6/2021	No	NAP
42	Loan	22	1	69 West 9 Owners Corp.	As Is	9/8/2021	5.5%	5.5%	93.0%	9/8/2021	No	NAP
43	Loan		1	230-250 North La Brea Avenue	As Is	7/19/2021	41.7%	41.7%	100.0%	8/2/2021	No	Numero Uno
44	Loan		1	Ridgewood Farms	As Is	5/30/2021	70.0%	70.0%	93.5%	5/19/2021	No	Kroger
45	Loan		1	EZ Storage-Orchard Lake Road	As Is	8/10/2021	59.2%	59.2%	99.1%	7/31/2021	NAP	NAP
46	Loan	27	1	CitiCentre	As Is	9/8/2021	64.9%	64.9%	86.6%	9/30/2021	No	Groelle & Salmon
47	Loan		1	Greenview Courtyard Apartments	As Is	9/10/2021	49.1%	49.1%	96.7%	7/22/2021	No	NAP
48	Loan		1	The Annex	As Is	7/8/2021	61.3%	61.3%	100.0%	11/1/2021	Yes	College Track
49	Loan	22	1	950 Fifth Avenue Corporation	As Is	8/27/2021	5.5%	5.5%	95.0%	8/27/2021	No	NAP
50	Loan		1	155-11 146th Avenue Jamaica	As Is	8/31/2021	48.1%	48.1%	100.0%	11/1/2021	Yes	International Logistic Services, Inc.
51	Loan	22	1	Park Hill Owners, Inc.	As Is	8/16/2021	9.6%	7.3%	96.1%	8/16/2021	No	NAP
52	Loan		1	Security Public Storage - Ceres	As Is	7/9/2021	62.3%	49.0%	99.2%	7/7/2021	NAP	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	As Is	8/24/2021	70.7%	70.7%	96.3%	9/1/2021
53.01	Property		1	Upper Whitney	As Is	8/24/2021			93.2%	9/1/2021	NAP	NAP
53.02	Property		1	Lower Whitney	As Is	8/24/2021			100.0%	9/1/2021	NAP	NAP
54	Loan		1	Storage Sense Mebane	As Is	8/25/2021	70.8%	61.4%	92.3%	9/8/2021	NAP	NAP
55	Loan		1	Pack Rat Self Storage	As Is	8/20/2021	43.9%	43.9%	95.0%	8/31/2021	No	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.	As Is	8/2/2021	4.7%	4.0%	93.0%	8/2/2021	No	NAP
57	Loan		2	Victoria Gardens and Rocwood MHC	As Is	4/21/2021	66.2%	60.1%	81.6%	7/1/2021
57.01	Property		1	Victoria Gardens MHC	As Is	4/21/2021			86.2%	7/1/2021	No	NAP
57.02	Property		1	Rocwood MHC	As Is	4/21/2021			76.6%	7/1/2021	No	NAP
58	Loan		3	Dollar General Portfolio	As Is	Various	60.5%	60.5%	100.0%	11/1/2021
58.01	Property		1	Dollar General - Martinsburg, WV	As Is	8/9/2021			100.0%	11/1/2021	Yes	Dollar General
58.02	Property		1	Dollar General - Forest Park, OH	As Is	8/10/2021			100.0%	11/1/2021	Yes	Dollar General
58.03	Property		1	Dollar General - Watertown, SD	As Is	8/19/2021			100.0%	11/1/2021	Yes	Dollar General
59	Loan	22	1	Main Duane Owners Corp.	As Is	9/9/2021	8.1%	8.1%	94.0%	9/9/2021	No	NAP
60	Loan	22	1	3701 Tenants Corp.	As Is	9/9/2021	14.8%	11.4%	96.7%	9/9/2021	No	NAP
61	Loan	22	1	Dove Court Owners, Inc.	As Is	9/7/2021	16.3%	12.5%	93.0%	9/7/2021	No	NAP
62	Loan		1	Walgreens - Fort Worth TX	As Is	9/14/2021	47.9%	47.9%	100.0%	8/31/2021	Yes	Walgreens
63	Loan	22	1	Cambridge 41-42 Owners Corp.	As Is	7/1/2021	7.8%	6.7%	93.0%	7/1/2021	No	NAP
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	As Is	7/8/2021	21.5%	21.5%	96.0%	7/8/2021	No	NAP
65	Loan	22	1	520 W. 50th St., Inc.	As Is	9/22/2021	13.4%	11.5%	96.0%	9/22/2021	No	NAP
66	Loan	22	1	43-10 44th Owners Corp.	As Is	7/12/2021	11.7%	9.1%	93.0%	7/12/2021	No	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR	As Is	8/23/2021	59.4%	59.4%	98.0%	8/31/2021	NAP	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.	As Is	8/17/2021	20.3%	15.5%	95.0%	8/17/2021	No	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
69	Loan		1	Walgreens in Cookeville	As Is	7/10/2021	41.6%	35.9%	100.0%	11/1/2021	Yes	Walgreens
70	Loan		2	Indiana MHC Portfolio	As Is	8/24/2021	66.7%	57.1%	85.9%	Various
70.01	Property		1	Maple Run MHC	As Is	8/24/2021			94.6%	8/30/2021	NAP	NAP
70.02	Property		1	Pleasant Valley MHC	As Is	8/24/2021			78.0%	8/31/2021	NAP	NAP
71	Loan	22	1	243 Riverside Drive Corporation	As Is	8/23/2021	3.3%	2.6%	93.0%	8/23/2021	No	NAP
72	Loan	22	1	9944 Forest Corp.	As Is	6/3/2021	10.8%	8.3%	94.0%	6/3/2021	No	NAP
73	Loan		1	Walgreens in Arlington	As Is	7/20/2021	37.1%	31.9%	100.0%	11/1/2021	Yes	Walgreens
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	As Is	9/13/2021	9.3%	7.2%	94.0%	9/13/2021	No	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	As Is	8/17/2021	14.3%	11.0%	95.0%	8/17/2021	No	NAP
76	Loan	22	1	Gramatan Owners Inc.	As Is	8/9/2021	16.8%	12.9%	95.1%	8/9/2021	No	NAP
77	Loan	22	1	Concordia Apartments, Ltd.	As Is	8/3/2021	5.5%	4.7%	93.0%	8/3/2021	No	NAP
78	Loan	22	1	242 West 104 Owners, Inc.	As Is	9/16/2021	6.4%	4.9%	96.0%	9/16/2021	No	NAP
79	Loan	22	1	249 Eldridge St. Owners Corp.	As Is	9/20/2021	6.8%	5.2%	95.1%	9/20/2021	No	NAP
80	Loan	22	1	140 West 74 Street Corporation	As Is	8/2/2021	4.4%	3.4%	95.5%	8/2/2021	No	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF
1	Loan		1	One North Wacker	316,840	22.4%	10/31/2028	UBS Americas Inc	138,445	9.8%	9/30/2032	Barnes & Thornburg LLP	95,475
2	Loan		1	1201 Lake Robbins	807,586	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	One SoHo Square	223,402	28.4%	2/28/2031	Aetna	106,350	13.5%	7/31/2029	MAC	88,699
5	Loan	5, 6	1	Park Avenue Plaza	375,022	32.3%	4/30/2023	Evercore	219,963	19.0%	12/31/2035	Aon	209,493
6	Loan	7, 8	1	1 Union Square South Retail	118,779	50.3%	4/30/2028	Best Buy	46,088	19.5%	1/31/2025	Nordstrom Rack	32,136
7	Loan		1	Raymour & Flanigan Campus	952,214	100.0%	9/8/2036	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH	189,910	100.0%	4/30/2034	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	60,598	100.0%	12/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	15,330	100.0%	12/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA	14,560	100.0%	5/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH	61,504	100.0%	6/30/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA	55,000	100.0%	3/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO	14,560	100.0%	6/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL	11,414	104.8%	1/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL	13,650	100.0%	6/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.1	Property		1	Verizon Wireless - Bristol, VA	5,000	100.0%	3/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	8,459	100.0%	9/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN	13,000	100.0%	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	11,314	100.0%	3/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME	9,026	100.0%	3/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ	9,381	100.0%	4/30/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA	9,002	100.0%	10/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI	9,100	100.0%	6/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT	9,409	100.0%	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI	8,694	100.0%	8/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
8.2	Property		1	Dollar General - Lansing, MI	9,026	100.0%	5/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA	10,000	100.0%	2/28/2030	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA	9,026	100.0%	6/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI	9,600	100.0%	5/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI	9,100	100.0%	10/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI	8,053	100.0%	4/30/2030	NAP	NAP	NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI	11,766	100.0%	2/28/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI	8,737	100.0%	3/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX	9,100	100.0%	10/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL	9,100	100.0%	5/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		24	ExchangeRight Net Leased Portfolio #51
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	23,455	51.1%	2/28/2035	Dollar Tree - Holbrook, MA	12,114	26.4%	4/30/2030	Family Dollar - Holbrook, MA	10,315
9.02	Property		1	Walgreens - Largo, MD	14,564	100.0%	3/12/2028	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Walgreens - Charlotte, NC	14,820	100.0%	9/30/2032	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Walgreens - Virginia Beach, VA	14,480	100.0%	10/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Walgreens - Salem, OH	14,820	100.0%	12/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Walgreens - Southfield, MI	13,650	100.0%	5/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Hy-Vee - South Sioux City, NE	66,958	100.0%	7/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Fresenius Medical Care - Conyers, GA	9,750	100.0%	7/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	WellMed - McAllen, TX	11,006	100.0%	4/1/2030	NAP	NAP	NAP	NAP	NAP	NAP
9.1	Property		1	Walgreens - Omaha, NE	13,500	100.0%	12/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	WellMed - Corpus Christi, TX	9,202	100.0%	6/30/2030	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Bank of America - Niantic, CT	4,610	100.0%	9/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Verizon - Lansing, MI	4,536	100.0%	6/8/2027	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	Dollar General - Baltimore, MD	12,089	100.0%	10/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Family Dollar - Galena Park, TX	10,000	100.0%	9/30/2030	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Sherwin Williams - Oak Forest, IL	3,500	100.0%	2/29/2028	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Uniontown, PA	9,100	100.0%	1/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Dollar General - Petersburg, VA	9,855	100.0%	4/30/2031	NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	O’Reilly - Kankakee, IL	6,000	100.0%	8/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
9.2	Property		1	Dollar General - Kyle, TX	8,125	100.0%	9/30/2029	NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Citizen’s Bank - Bay Village, OH	2,400	100.0%	7/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
9.22	Property		1	Dollar General - Weslaco, TX	9,014	100.0%	11/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
9.23	Property		1	Dollar General - Texas City, TX	8,125	100.0%	6/30/2030	NAP	NAP	NAP	NAP	NAP	NAP
9.24	Property		1	Dollar General - Huntsville, AL	9,014	100.0%	5/31/2027	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF
10	Loan		1	Ten West One	199,001	100.0%	2/29/2032	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	10	1	Village at Jordan Creek Shopping Center	45,000	17.0%	3/31/2025	Bobs Discount Furniture	40,743	15.4%	1/31/2031	DSW	26,000
12	Loan	11	1	251 Central Park West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Reservoir Industrial Center	130,868	26.0%	83,560 SF expiring 12/31/2022; 47,308 SF expiring 07/31/2025	Modern Boutique	71,522	14.2%	9/30/2026	Exclusive RV Services, Inc	69,354
14	Loan		1	3800 Hamlin	359,376	100.0%	12/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Arizona Mills	92,253	7.5%	7/31/2035	Burlington	80,426	6.5%	1/31/2023	LEGOLAND Discovery Center	65,013
16	Loan		1	Chandler Heights Marketplace	54,416	43.6%	10/31/2025	Ace Hardware	15,735	12.6%	9/30/2025	Fat Willy’s	6,177
17	Loan	12	1	Yucaipa Valley Commercial Center	55,702	29.9%	1/31/2027	Ross	30,187	16.2%	1/31/2025	Beaver Medical Group	25,000
18	Loan		1	Stonebridge Village	26,000	17.4%	5/31/2023	Ross Dress for Less	25,000	16.8%	1/31/2024	PetSmart	20,087
19	Loan	13, 14, 15	1	1634 Church Avenue	15,000	100.0%	3/1/2031	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	16	1	Claremont Village Square	5,196	5.4%	7/31/2025	CMI USA, dba Cooler Master USA	5,052	5.2%	12/14/2026	The Grove Vintage	4,690
21	Loan		1	Allentown HQ	193,192	100.0%	8/31/2041	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	8515 Miramar Place	54,560	52.8%	5/31/2032	Allied Building Products, Corp	48,800	47.2%	11/30/2024	NAP	NAP
23	Loan	17	1	North Torrance	35,000	31.6%	5/31/2022	CVS Pharmacy	28,600	25.8%	6/30/2033	OReilly Auto Enterprises	10,060
24	Loan		1	Red Rock Center San Diego	18,393	24.8%	10/31/2031	Veterinary Practice Associates, Inc.	16,399	22.1%	6/30/2025	Turners Outdoors, Inc.	5,479
25	Loan		1	Orchard Market Place	45,000	34.8%	7/31/2024	Jo-Ann Stores	35,546	27.5%	1/31/2031	Office Depot	20,896
26	Loan	18	1	Greenfield Place	42,000	18.5%	12/31/2025	Jo-Ann Fabric and Craft	37,420	16.5%	1/31/2029	Tuesday Morning	14,487
27	Loan		1	Hood River Center	52,404	45.2%	12/31/2036	Bi-Mart	30,163	26.0%	12/31/2031	Walgreens	20,000
28	Loan		1	Shepherd Mountain Plaza	14,769	14.6%	5/31/2025	Raymond James & Associates, Inc.	12,750	12.6%	7/31/2025	Page Southerland Page, Inc.	9,179
29	Loan	19	2	Spare Cube Portfolio
29.01	Property		1	3 Highland Industrial Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	1 Highland Industrial Park Drive	19,000	50.8%	7/31/2025	2nd Nature 3, Inc.	8,000	21.4%	10/31/2025	Cubicom LLC	4,273
30	Loan	20, 21	1	Los Osos Shopping Center	23,690	25.4%	10/31/2030	Grocery Outlet Inc	22,500	24.1%	11/30/2026	Rite Aid	16,520
31	Loan		1	Oak Grove Shopping Center	30,022	43.0%	5/31/2031	Pacific Dental	3,004	4.3%	12/31/2030	Hollywood Feed	2,812
32	Loan		1	Storage Sense Harden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Germantown Shopping Center	43,695	22.6%	1/31/2031	TJ Maxx	22,000	11.4%	10/31/2029	Schnucks Market	17,827
34	Loan		1	Plaza on San Felipe	6,650	18.7%	7/31/2026	Richards Liquors and Fine Wines (Specs)	5,100	14.3%	6/30/2022	Sushi Choo Choo	3,650
35	Loan	23, 24	1	The Degnan	22,263	100.0%	5/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	25	1	Grand Teton Plaza	30,187	32.4%	1/31/2025	Jo Ann Fabrics	24,000	25.7%	1/1/2027	Best Buy	19,991
37	Loan	26	1	Heritage Plaza	4,967	6.6%	12/31/2023	Branch Banking and Trust Company	4,910	6.6%	6/30/2024	Loving Pediatric Dentistry	4,121
38	Loan		1	Walgreens - Rochester MN	12,849	100.0%	8/31/2035	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Vero Beach Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Storage Max - Holly Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	22	1	Hawthorne Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	22	1	69 West 9 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	230-250 North La Brea Avenue	21,000	59.2%	12/31/2027	Walgreens	14,490	40.8%	11/30/2031	NAP	NAP
44	Loan		1	Ridgewood Farms	37,232	51.0%	3/31/2032	Tuesday Morning	9,750	13.4%	1/31/2025	Workout Anytime	6,140
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	27	1	CitiCentre	6,720	14.5%	5/31/2025	Louis Law Group	4,764	10.3%	12/31/2025	Saglo Development Corporation	4,407
47	Loan		1	Greenview Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	The Annex	9,716	100.0%	7/31/2031	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan		1	155-11 146th Avenue Jamaica	24,146	100.0%	10/14/2034	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	22	1	Park Hill Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Security Public Storage - Ceres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio
53.01	Property		1	Upper Whitney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.02	Property		1	Lower Whitney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	Storage Sense Mebane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Pack Rat Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan		2	Victoria Gardens and Rocwood MHC
57.01	Property		1	Victoria Gardens MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.02	Property		1	Rocwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan		3	Dollar General Portfolio
58.01	Property		1	Dollar General - Martinsburg, WV	9,100	100.0%	8/31/2036	NAP	NAP	NAP	NAP	NAP	NAP
58.02	Property		1	Dollar General - Forest Park, OH	9,100	100.0%	6/30/2036	NAP	NAP	NAP	NAP	NAP	NAP
58.03	Property		1	Dollar General - Watertown, SD	9,100	100.0%	11/30/2035	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	22	1	Main Duane Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	22	1	3701 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	22	1	Dove Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan		1	Walgreens - Fort Worth TX	15,093	100.0%	7/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	22	1	520 W. 50th St., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	22	1	43-10 44th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF
69	Loan		1	Walgreens in Cookeville	15,000	100.0%	12/31/2088	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan		2	Indiana MHC Portfolio
70.01	Property		1	Maple Run MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70.02	Property		1	Pleasant Valley MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan	22	1	243 Riverside Drive Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	22	1	9944 Forest Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan		1	Walgreens in Arlington	13,791	100.0%	12/31/2088	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan	22	1	Gramatan Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan	22	1	140 West 74 Street Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)
1	Loan		1	One North Wacker	6.8%	2/28/2030	Fitch Group, Inc.	65,392	4.6%	12/31/2031
2	Loan		1	1201 Lake Robbins	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	One SoHo Square	11.3%	3/31/2034	Warby Parker	83,286	10.6%	1/31/2025
5	Loan	5, 6	1	Park Avenue Plaza	18.1%	4/30/2023	ICE	94,119	8.1%	11/30/2028
6	Loan	7, 8	1	1 Union Square South Retail	13.6%	6/30/2025	Duane Reade	13,947	5.9%	9/30/2030
7	Loan		1	Raymour & Flanigan Campus	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL	NAP	NAP	NAP	NAP	NAP	NAP
8.1	Property		1	Verizon Wireless - Bristol, VA	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI	NAP	NAP	NAP	NAP	NAP	NAP
8.2	Property		1	Dollar General - Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI	NAP	NAP	NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI	NAP	NAP	NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI	NAP	NAP	NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI	NAP	NAP	NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI	NAP	NAP	NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX	NAP	NAP	NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		24	ExchangeRight Net Leased Portfolio #51
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	22.5%	4/30/2030	Bank of America - Holbrook, MA	1	0.0%	3/31/2028
9.02	Property		1	Walgreens - Largo, MD	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Walgreens - Charlotte, NC	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Walgreens - Virginia Beach, VA	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Walgreens - Salem, OH	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Walgreens - Southfield, MI	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Hy-Vee - South Sioux City, NE	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Fresenius Medical Care - Conyers, GA	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	WellMed - McAllen, TX	NAP	NAP	NAP	NAP	NAP	NAP
9.1	Property		1	Walgreens - Omaha, NE	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	WellMed - Corpus Christi, TX	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Bank of America - Niantic, CT	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Verizon - Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	Dollar General - Baltimore, MD	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Family Dollar - Galena Park, TX	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Sherwin Williams - Oak Forest, IL	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Uniontown, PA	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Dollar General - Petersburg, VA	NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	O’Reilly - Kankakee, IL	NAP	NAP	NAP	NAP	NAP	NAP
9.2	Property		1	Dollar General - Kyle, TX	NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Citizen’s Bank - Bay Village, OH	NAP	NAP	NAP	NAP	NAP	NAP
9.22	Property		1	Dollar General - Weslaco, TX	NAP	NAP	NAP	NAP	NAP	NAP
9.23	Property		1	Dollar General - Texas City, TX	NAP	NAP	NAP	NAP	NAP	NAP
9.24	Property		1	Dollar General - Huntsville, AL	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)
10	Loan		1	Ten West One	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	10	1	Village at Jordan Creek Shopping Center	9.8%	1/31/2025	Aveda Institute Des Moines	22,000	8.3%	10/31/2028
12	Loan	11	1	251 Central Park West	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Reservoir Industrial Center	13.8%	4/30/2025	Public Worldwide	48,100	9.6%	3/30/2026
14	Loan		1	3800 Hamlin	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Arizona Mills	5.3%	12/31/2031	Conn’s	40,057	3.2%	6/30/2023
16	Loan		1	Chandler Heights Marketplace	4.9%	4/30/2022	ToScany’s	3,935	3.2%	10/31/2024
17	Loan	12	1	Yucaipa Valley Commercial Center	13.4%	1/31/2023	TJ Maxx	23,227	12.5%	10/31/2023
18	Loan		1	Stonebridge Village	13.5%	5/31/2023	OfficeMax	17,984	12.1%	3/31/2023
19	Loan	13, 14, 15	1	1634 Church Avenue	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	16	1	Claremont Village Square	4.9%	454 SF expiring 03/31/2022; 4,236 SF expiring 06/30/2026	Mpower Yoga Llc	3,826	4.0%	9/25/2025
21	Loan		1	Allentown HQ	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	8515 Miramar Place	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	North Torrance	9.1%	9/30/2024	JPMorgan Chase	6,000	5.4%	12/31/2027
24	Loan		1	Red Rock Center San Diego	7.4%	2/28/2026	SOKA Gakkai Int’l. (SGI-USA)	5,420	7.3%	6/30/2025
25	Loan		1	Orchard Market Place	16.1%	11/30/2026	Petco	16,413	12.7%	1/31/2026
26	Loan	18	1	Greenfield Place	6.4%	1/31/2028	Party City	12,638	5.6%	1/31/2026
27	Loan		1	Hood River Center	17.3%	10/31/2032	Tilly Jane’s	3,712	3.2%	5/31/2024
28	Loan		1	Shepherd Mountain Plaza	9.1%	2/28/2025	Burnett Turner, PLLC	7,844	7.8%	8/31/2027
29	Loan	19	2	Spare Cube Portfolio
29.01	Property		1	3 Highland Industrial Park Drive	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	1 Highland Industrial Park Drive	11.4%	12/31/2023	Kevin’s Auto Body and Heavy Truck Repair, Inc.	2,500	6.7%	10/31/2023
30	Loan	20, 21	1	Los Osos Shopping Center	17.7%	5/31/2028	Carlock’s Bakery	2,904	3.1%	11/30/2022
31	Loan		1	Oak Grove Shopping Center	4.0%	11/30/2022	Orangetheory Fitness	2,800	4.0%	5/31/2022
32	Loan		1	Storage Sense Harden	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Germantown Shopping Center	9.2%	2/25/2027	Harbor Freight	16,291	8.4%	4/30/2028
34	Loan		1	Plaza on San Felipe	10.2%	6/30/2022	Vision Source	3,050	8.6%	10/31/2034
35	Loan	23, 24	1	The Degnan	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	25	1	Grand Teton Plaza	21.4%	1/31/2025	Petsmart	19,096	20.5%	2/28/2025
37	Loan	26	1	Heritage Plaza	5.5%	10/31/2026	Beckett Tackett & Bagwell	3,944	5.3%	1/31/2023
38	Loan		1	Walgreens - Rochester MN	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Vero Beach Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Storage Max - Holly Spring	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	22	1	Hawthorne Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	22	1	69 West 9 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	230-250 North La Brea Avenue	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Ridgewood Farms	8.4%	7/31/2026	Salem Szechuan	3,749	5.1%	12/31/2022
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	27	1	CitiCentre	9.5%	10/31/2025	Aran Eye Associates	3,942	8.5%	11/30/2025
47	Loan		1	Greenview Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	The Annex	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan		1	155-11 146th Avenue Jamaica	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	22	1	Park Hill Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Security Public Storage - Ceres	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio
53.01	Property		1	Upper Whitney	NAP	NAP	NAP	NAP	NAP	NAP
53.02	Property		1	Lower Whitney	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	Storage Sense Mebane	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Pack Rat Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
57	Loan		2	Victoria Gardens and Rocwood MHC
57.01	Property		1	Victoria Gardens MHC	NAP	NAP	NAP	NAP	NAP	NAP
57.02	Property		1	Rocwood MHC	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan		3	Dollar General Portfolio
58.01	Property		1	Dollar General - Martinsburg, WV	NAP	NAP	NAP	NAP	NAP	NAP
58.02	Property		1	Dollar General - Forest Park, OH	NAP	NAP	NAP	NAP	NAP	NAP
58.03	Property		1	Dollar General - Watertown, SD	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	22	1	Main Duane Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
60	Loan	22	1	3701 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP
61	Loan	22	1	Dove Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
62	Loan		1	Walgreens - Fort Worth TX	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
65	Loan	22	1	520 W. 50th St., Inc.	NAP	NAP	NAP	NAP	NAP	NAP
66	Loan	22	1	43-10 44th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)
69	Loan		1	Walgreens in Cookeville	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan		2	Indiana MHC Portfolio
70.01	Property		1	Maple Run MHC	NAP	NAP	NAP	NAP	NAP	NAP
70.02	Property		1	Pleasant Valley MHC	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan	22	1	243 Riverside Drive Corporation	NAP	NAP	NAP	NAP	NAP	NAP
72	Loan	22	1	9944 Forest Corp.	NAP	NAP	NAP	NAP	NAP	NAP
73	Loan		1	Walgreens in Arlington	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan	22	1	Gramatan Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP
80	Loan	22	1	140 West 74 Street Corporation	NAP	NAP	NAP	NAP	NAP	NAP

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
1	Loan		1	One North Wacker	The McQuade Financial Group	50,342	3.6%	8/31/2027	8/20/2021	NAP	8/19/2021
2	Loan		1	1201 Lake Robbins	NAP	NAP	NAP	NAP	9/3/2021	NAP	9/7/2021
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	NAP	NAP	NAP	10/6/2021	NAP	9/24/2021
4	Loan		1	One SoHo Square	Juul Labs	54,068	6.9%	5/31/2022	6/18/2021	NAP	6/18/2021
5	Loan	5, 6	1	Park Avenue Plaza	Morgan Stanley	93,590	8.1%	4/30/2036	9/24/2021	NAP	9/14/2021
6	Loan	7, 8	1	1 Union Square South Retail	Citibank	9,755	4.1%	3/31/2028	8/6/2021	NAP	8/9/2021
7	Loan		1	Raymour & Flanigan Campus	NAP	NAP	NAP	NAP	8/23/2021	NAP	8/20/2021
8	Loan	9	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH	NAP	NAP	NAP	NAP	6/3/2021	7/27/2021	6/3/2021
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAP	NAP	NAP	NAP	5/25/2021	NAP	6/1/2021
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAP	NAP	NAP	NAP	7/7/2021	NAP	7/7/2021
8.04	Property		1	Walgreens - Hesperia, CA	NAP	NAP	NAP	NAP	6/30/2021	NAP	6/30/2021
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAP	NAP	NAP	NAP	7/23/2021	NAP	7/26/2021
8.07	Property		1	Walgreens - Saint Joseph, MO	NAP	NAP	NAP	NAP	7/8/2021	NAP	7/8/2021
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAP	NAP	NAP	NAP	6/23/2021	NAP	6/23/2021
8.09	Property		1	Walgreens - Galesburg, IL	NAP	NAP	NAP	NAP	7/7/2021	NAP	7/7/2021
8.1	Property		1	Verizon Wireless - Bristol, VA	NAP	NAP	NAP	NAP	7/26/2021	NAP	7/26/2021
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAP	NAP	NAP	NAP	5/27/2021	NAP	5/27/2021
8.12	Property		1	Walgreens - Indianapolis, IN	NAP	NAP	NAP	NAP	6/8/2021	NAP	6/11/2021
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAP	NAP	NAP	NAP	7/7/2021	NAP	7/7/2021
8.14	Property		1	Dollar General - Auburn, ME	NAP	NAP	NAP	NAP	5/26/2021	NAP	5/26/2021
8.15	Property		1	Dollar General - Penns Grove, NJ	NAP	NAP	NAP	NAP	7/15/2021	NAP	7/14/2021
8.16	Property		1	Dollar General - Brunswick, GA	NAP	NAP	NAP	NAP	7/23/2021	NAP	7/19/2021
8.17	Property		1	Dollar General - Romulus, MI	NAP	NAP	NAP	NAP	4/29/2021	NAP	4/29/2021
8.18	Property		1	Dollar General - East Windsor, CT	NAP	NAP	NAP	NAP	7/1/2021	NAP	7/9/2021
8.19	Property		1	Dollar General - Grand Rapids, MI	NAP	NAP	NAP	NAP	7/14/2021	NAP	7/14/2021
8.2	Property		1	Dollar General - Lansing, MI	NAP	NAP	NAP	NAP	4/30/2021	NAP	4/30/2021
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAP	NAP	NAP	NAP	7/23/2021	NAP	7/26/2021
8.22	Property		1	Dollar General - Hammond, LA	NAP	NAP	NAP	NAP	7/1/2021	NAP	7/1/2021
8.23	Property		1	Dollar General - Allen Park, MI	NAP	NAP	NAP	NAP	7/14/2021	NAP	7/14/2021
8.24	Property		1	Dollar General - Westland, MI	NAP	NAP	NAP	NAP	7/15/2021	NAP	7/29/2021
8.25	Property		1	Dollar General - Jackson, MI	NAP	NAP	NAP	NAP	6/4/2021	NAP	6/1/2021
8.26	Property		1	Dollar General - Battle Creek, MI	NAP	NAP	NAP	NAP	6/1/2021	NAP	6/1/2021
8.27	Property		1	Dollar General - Wyoming, MI	NAP	NAP	NAP	NAP	6/1/2021	NAP	6/1/2021
8.28	Property		1	Dollar General - Temple, TX	NAP	NAP	NAP	NAP	7/1/2021	NAP	7/1/2021
8.29	Property		1	Dollar General - Prattville, AL	NAP	NAP	NAP	NAP	7/27/2021	NAP	7/26/2021
9	Loan		24	ExchangeRight Net Leased Portfolio #51
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	NAP	NAP	NAP	NAP	10/14/2021	NAP	10/13/2021
9.02	Property		1	Walgreens - Largo, MD	NAP	NAP	NAP	NAP	10/12/2021	NAP	10/12/2021
9.03	Property		1	Walgreens - Charlotte, NC	NAP	NAP	NAP	NAP	7/1/2021	NAP	7/1/2021
9.04	Property		1	Walgreens - Virginia Beach, VA	NAP	NAP	NAP	NAP	10/13/2021	NAP	10/13/2021
9.05	Property		1	Walgreens - Salem, OH	NAP	NAP	NAP	NAP	9/9/2021	NAP	9/9/2021
9.06	Property		1	Walgreens - Southfield, MI	NAP	NAP	NAP	NAP	9/3/2021	NAP	8/20/2021
9.07	Property		1	Hy-Vee - South Sioux City, NE	NAP	NAP	NAP	NAP	9/30/2021	NAP	10/5/2021
9.08	Property		1	Fresenius Medical Care - Conyers, GA	NAP	NAP	NAP	NAP	6/30/2021	NAP	6/30/2021
9.09	Property		1	WellMed - McAllen, TX	NAP	NAP	NAP	NAP	7/16/2021	NAP	7/22/2021
9.1	Property		1	Walgreens - Omaha, NE	NAP	NAP	NAP	NAP	8/16/2021	NAP	8/23/2021
9.11	Property		1	WellMed - Corpus Christi, TX	NAP	NAP	NAP	NAP	7/26/2021	NAP	7/26/2021
9.12	Property		1	Bank of America - Niantic, CT	NAP	NAP	NAP	NAP	9/8/2021	NAP	9/8/2021
9.13	Property		1	Verizon - Lansing, MI	NAP	NAP	NAP	NAP	9/13/2021	NAP	9/13/2021
9.14	Property		1	Dollar General - Baltimore, MD	NAP	NAP	NAP	NAP	9/20/2021	NAP	9/21/2021
9.15	Property		1	Family Dollar - Galena Park, TX	NAP	NAP	NAP	NAP	10/19/2021	NAP	10/20/2021
9.16	Property		1	Sherwin Williams - Oak Forest, IL	NAP	NAP	NAP	NAP	8/20/2021	NAP	8/20/2021
9.17	Property		1	Dollar General - Uniontown, PA	NAP	NAP	NAP	NAP	9/9/2021	NAP	9/8/2021
9.18	Property		1	Dollar General - Petersburg, VA	NAP	NAP	NAP	NAP	5/20/2021	NAP	6/23/2021
9.19	Property		1	O’Reilly - Kankakee, IL	NAP	NAP	NAP	NAP	9/22/2021	NAP	9/20/2021
9.2	Property		1	Dollar General - Kyle, TX	NAP	NAP	NAP	NAP	9/27/2021	NAP	9/27/2021
9.21	Property		1	Citizen’s Bank - Bay Village, OH	NAP	NAP	NAP	NAP	9/24/2021	NAP	9/27/2021
9.22	Property		1	Dollar General - Weslaco, TX	NAP	NAP	NAP	NAP	10/6/2021	NAP	10/14/2021
9.23	Property		1	Dollar General - Texas City, TX	NAP	NAP	NAP	NAP	9/21/2021	NAP	9/20/2021
9.24	Property		1	Dollar General - Huntsville, AL	NAP	NAP	NAP	NAP	9/20/2021	NAP	9/20/2021

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
10	Loan		1	Ten West One	NAP	NAP	NAP	NAP	8/31/2021	NAP	8/27/2021
11	Loan	10	1	Village at Jordan Creek Shopping Center	Petco Supplies and Fish	15,000	5.7%	8/31/2024	9/2/2021	NAP	9/3/2021
12	Loan	11	1	251 Central Park West	NAP	NAP	NAP	NAP	6/16/2021	NAP	7/16/2021
13	Loan		1	Reservoir Industrial Center	MYB Express	43,800	8.7%	4/30/2026	8/25/2021	NAP	8/20/2021
14	Loan		1	3800 Hamlin	NAP	NAP	NAP	NAP	8/3/2021	NAP	8/2/2021
15	Loan		1	Arizona Mills	Tilt	37,348	3.0%	8/31/2026	6/21/2021	NAP	6/21/2021
16	Loan		1	Chandler Heights Marketplace	The Wild Vine Uncorked	3,646	2.9%	7/31/2025	8/9/2021	NAP	8/9/2021
17	Loan	12	1	Yucaipa Valley Commercial Center	Staples	14,588	7.8%	10/31/2025	7/21/2021	NAP	7/21/2021
18	Loan		1	Stonebridge Village	Famous Footwear	7,020	4.7%	3/31/2023	7/14/2021	NAP	7/8/2021
19	Loan	13, 14, 15	1	1634 Church Avenue	NAP	NAP	NAP	NAP	8/25/2021	NAP	8/19/2021
20	Loan	16	1	Claremont Village Square	Chico’s	3,706	3.8%	9/30/2024	8/27/2021	NAP	8/30/2021
21	Loan		1	Allentown HQ	NAP	NAP	NAP	NAP	5/12/2021	NAP	7/11/2021
22	Loan		1	8515 Miramar Place	NAP	NAP	NAP	NAP	11/17/2020	NAP	11/17/2020
23	Loan	17	1	North Torrance	Play It Again Sports	4,250	3.8%	10/31/2022	6/2/2021	NAP	6/2/2021
24	Loan		1	Red Rock Center San Diego	SOLA Salons	4,898	6.6%	4/15/2024	5/19/2021	NAP	5/17/2021
25	Loan		1	Orchard Market Place	Darius Arlauskas DDS	2,613	2.0%	11/30/2031	8/16/2021	NAP	8/16/2021
26	Loan	18	1	Greenfield Place	Dollar Tree Stores	12,442	5.5%	1/31/2024	8/10/2021	NAP	8/10/2021
27	Loan		1	Hood River Center	Washboard Laundry	2,400	2.1%	2/28/2024	6/1/2021	NAP	6/2/2021
28	Loan		1	Shepherd Mountain Plaza	Grotefeld, Hoffmann, Schleiter, Gordon, Ochoa & Evinger, LLP 4	7,342	7.3%	7/31/2023	8/31/2021	NAP	8/31/2021
29	Loan	19	2	Spare Cube Portfolio
29.01	Property		1	3 Highland Industrial Park Drive	NAP	NAP	NAP	NAP	9/7/2021	NAP	9/7/2021
29.02	Property		1	1 Highland Industrial Park Drive	NAP	NAP	NAP	NAP	9/7/2021	NAP	9/7/2021
30	Loan	20, 21	1	Los Osos Shopping Center	Central Coast Pizza	2,835	3.0%	10/31/2024	6/4/2021	NAP	6/10/2021
31	Loan		1	Oak Grove Shopping Center	Tiger Jung’s Taekondo	2,536	3.6%	1/31/2027	6/9/2021	NAP	6/9/2021
32	Loan		1	Storage Sense Harden	NAP	NAP	NAP	NAP	8/11/2021	NAP	8/11/2021
33	Loan		1	Germantown Shopping Center	JoAnn Fabric	14,036	7.3%	1/31/2029	9/9/2021	NAP	9/9/2021
34	Loan		1	Plaza on San Felipe	Med Supply	2,500	7.0%	11/30/2026	8/10/2021	NAP	8/10/2021
35	Loan	23, 24	1	The Degnan	NAP	NAP	NAP	NAP	7/28/2021	NAP	7/28/2021
36	Loan	25	1	Grand Teton Plaza	NAP	NAP	NAP	NAP	4/12/2021	NAP	4/29/2021
37	Loan	26	1	Heritage Plaza	Glaucoma Insitute of Austin	3,932	5.3%	9/1/2028	8/31/2021	NAP	8/31/2021
38	Loan		1	Walgreens - Rochester MN	NAP	NAP	NAP	NAP	8/16/2021	NAP	8/13/2021
39	Loan		1	Vero Beach Self Storage	NAP	NAP	NAP	NAP	8/26/2021	NAP	8/26/2021
40	Loan		1	Storage Max - Holly Spring	NAP	NAP	NAP	NAP	8/2/2021	NAP	8/2/2021
41	Loan	22	1	Hawthorne Owners Corp.	NAP	NAP	NAP	NAP	8/13/2021	NAP	8/16/2021
42	Loan	22	1	69 West 9 Owners Corp.	NAP	NAP	NAP	NAP	10/15/2021	NAP	10/13/2021
43	Loan		1	230-250 North La Brea Avenue	NAP	NAP	NAP	NAP	8/3/2021	NAP	8/3/2021
44	Loan		1	Ridgewood Farms	Papa’s Pizza	2,200	3.0%	5/31/2024	5/28/2021	NAP	6/3/2021
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	NAP	NAP	NAP	8/25/2021	NAP	8/23/2021
46	Loan	27	1	CitiCentre	Titkin Real Estate Investment Services	2,719	5.9%	8/31/2024	9/10/2021	NAP	9/10/2021
47	Loan		1	Greenview Courtyard Apartments	NAP	NAP	NAP	NAP	9/10/2021	NAP	9/10/2021
48	Loan		1	The Annex	NAP	NAP	NAP	NAP	7/28/2021	NAP	7/28/2021
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	NAP	NAP	NAP	9/16/2021	NAP	9/17/2021
50	Loan		1	155-11 146th Avenue Jamaica	NAP	NAP	NAP	NAP	9/10/2021	NAP	9/10/2021
51	Loan	22	1	Park Hill Owners, Inc.	NAP	NAP	NAP	NAP	8/25/2021	NAP	8/25/2021
52	Loan		1	Security Public Storage - Ceres	NAP	NAP	NAP	NAP	7/27/2021	NAP	7/20/2021
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio
53.01	Property		1	Upper Whitney	NAP	NAP	NAP	NAP	9/22/2021	NAP	9/14/2021
53.02	Property		1	Lower Whitney	NAP	NAP	NAP	NAP	9/22/2021	NAP	9/14/2021
54	Loan		1	Storage Sense Mebane	NAP	NAP	NAP	NAP	8/11/2021	NAP	8/11/2021
55	Loan		1	Pack Rat Self Storage	NAP	NAP	NAP	NAP	9/3/2021	NAP	9/3/2021
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	NAP	NAP	NAP	8/16/2021	NAP	8/16/2021
57	Loan		2	Victoria Gardens and Rocwood MHC
57.01	Property		1	Victoria Gardens MHC	NAP	NAP	NAP	NAP	4/5/2021	NAP	4/5/2021
57.02	Property		1	Rocwood MHC	NAP	NAP	NAP	NAP	4/5/2021	NAP	4/5/2021
58	Loan		3	Dollar General Portfolio
58.01	Property		1	Dollar General - Martinsburg, WV	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/25/2021
58.02	Property		1	Dollar General - Forest Park, OH	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/25/2021
58.03	Property		1	Dollar General - Watertown, SD	NAP	NAP	NAP	NAP	8/24/2021	NAP	8/25/2021
59	Loan	22	1	Main Duane Owners Corp.	NAP	NAP	NAP	NAP	9/16/2021	NAP	9/17/2021
60	Loan	22	1	3701 Tenants Corp.	NAP	NAP	NAP	NAP	9/3/2021	NAP	9/7/2021
61	Loan	22	1	Dove Court Owners, Inc.	NAP	NAP	NAP	NAP	10/14/2021	NAP	10/13/2021
62	Loan		1	Walgreens - Fort Worth TX	NAP	NAP	NAP	NAP	7/9/2021	NAP	9/16/2021
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	NAP	NAP	NAP	7/15/2021	NAP	7/15/2021
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	NAP	NAP	NAP	7/20/2021	NAP	7/22/2021
65	Loan	22	1	520 W. 50th St., Inc.	NAP	NAP	NAP	NAP	9/21/2021	NAP	9/23/2021
66	Loan	22	1	43-10 44th Owners Corp.	NAP	NAP	NAP	NAP	7/26/2021	NAP	7/27/2021
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	NAP	NAP	NAP	8/16/2021	NAP	8/23/2021
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	NAP	NAP	NAP	8/27/2021	NAP	8/27/2021

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
69	Loan		1	Walgreens in Cookeville	NAP	NAP	NAP	NAP	7/22/2021	NAP	7/22/2021
70	Loan		2	Indiana MHC Portfolio
70.01	Property		1	Maple Run MHC	NAP	NAP	NAP	NAP	9/3/2021	NAP	9/2/2021
70.02	Property		1	Pleasant Valley MHC	NAP	NAP	NAP	NAP	9/3/2021	NAP	9/2/2021
71	Loan	22	1	243 Riverside Drive Corporation	NAP	NAP	NAP	NAP	8/20/2021	NAP	8/27/2021
72	Loan	22	1	9944 Forest Corp.	NAP	NAP	NAP	NAP	6/14/2021	NAP	6/11/2021
73	Loan		1	Walgreens in Arlington	NAP	NAP	NAP	NAP	7/22/2021	NAP	7/22/2021
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	NAP	NAP	NAP	9/22/2021	NAP	9/21/2021
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	NAP	NAP	NAP	8/16/2021	NAP	8/23/2021
76	Loan	22	1	Gramatan Owners Inc.	NAP	NAP	NAP	NAP	8/12/2021	NAP	8/13/2021
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	NAP	NAP	NAP	8/9/2021	NAP	9/15/2021
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	NAP	NAP	NAP	9/24/2021	NAP	9/27/2021
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	NAP	NAP	NAP	9/28/2021	NAP	9/28/2021
80	Loan	22	1	140 West 74 Street Corporation	NAP	NAP	NAP	NAP	8/12/2021	NAP	8/11/2021

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
1	Loan		1	One North Wacker	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2	Loan		1	1201 Lake Robbins	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4	Loan		1	One SoHo Square	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5	Loan	5, 6	1	Park Avenue Plaza	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6	Loan	7, 8	1	1 Union Square South Retail	NAP	NAP	No	Leasehold	12/31/2095	None	3,933,798	Increasing to $7,982,699 per year in July 2023
7	Loan		1	Raymour & Flanigan Campus	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8	Loan	9	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA	7/22/2021	8%	No	Fee	NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.1	Property		1	Verizon Wireless - Bristol, VA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.2	Property		1	Dollar General - Lansing, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9	Loan		24	ExchangeRight Net Leased Portfolio #51
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.02	Property		1	Walgreens - Largo, MD	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.03	Property		1	Walgreens - Charlotte, NC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.04	Property		1	Walgreens - Virginia Beach, VA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.05	Property		1	Walgreens - Salem, OH	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.06	Property		1	Walgreens - Southfield, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.07	Property		1	Hy-Vee - South Sioux City, NE	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.08	Property		1	Fresenius Medical Care - Conyers, GA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.09	Property		1	WellMed - McAllen, TX	NAP	NAP	Yes - C	Fee	NAP	NAP	NAP	NAP
9.1	Property		1	Walgreens - Omaha, NE	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.11	Property		1	WellMed - Corpus Christi, TX	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.12	Property		1	Bank of America - Niantic, CT	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.13	Property		1	Verizon - Lansing, MI	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.14	Property		1	Dollar General - Baltimore, MD	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.15	Property		1	Family Dollar - Galena Park, TX	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.16	Property		1	Sherwin Williams - Oak Forest, IL	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Uniontown, PA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.18	Property		1	Dollar General - Petersburg, VA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.19	Property		1	O’Reilly - Kankakee, IL	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.2	Property		1	Dollar General - Kyle, TX	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.21	Property		1	Citizen’s Bank - Bay Village, OH	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.22	Property		1	Dollar General - Weslaco, TX	NAP	NAP	Yes - A	Fee	NAP	NAP	NAP	NAP
9.23	Property		1	Dollar General - Texas City, TX	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.24	Property		1	Dollar General - Huntsville, AL	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
10	Loan		1	Ten West One	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11	Loan	10	1	Village at Jordan Creek Shopping Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12	Loan	11	1	251 Central Park West	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13	Loan		1	Reservoir Industrial Center	8/20/2021	10%	No	Fee	NAP	NAP	NAP	NAP
14	Loan		1	3800 Hamlin	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP
15	Loan		1	Arizona Mills	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16	Loan		1	Chandler Heights Marketplace	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17	Loan	12	1	Yucaipa Valley Commercial Center	7/21/2021	12%	No	Fee	NAP	NAP	NAP	NAP
18	Loan		1	Stonebridge Village	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19	Loan	13, 14, 15	1	1634 Church Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20	Loan	16	1	Claremont Village Square	8/30/2021	9%	No	Fee	NAP	NAP	NAP	NAP
21	Loan		1	Allentown HQ	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
22	Loan		1	8515 Miramar Place	11/17/2020	11%	No	Fee	NAP	NAP	NAP	NAP
23	Loan	17	1	North Torrance	6/9/2021	16%	No	Fee	NAP	NAP	NAP	NAP
24	Loan		1	Red Rock Center San Diego	5/17/2021	6%	No	Fee	NAP	NAP	NAP	NAP
25	Loan		1	Orchard Market Place	8/16/2021	11%	No	Fee	NAP	NAP	NAP	NAP
26	Loan	18	1	Greenfield Place	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27	Loan		1	Hood River Center	6/3/2021	5%	No	Fee	NAP	NAP	NAP	NAP
28	Loan		1	Shepherd Mountain Plaza	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
29	Loan	19	2	Spare Cube Portfolio
29.01	Property		1	3 Highland Industrial Park Drive	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
29.02	Property		1	1 Highland Industrial Park Drive	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
30	Loan	20, 21	1	Los Osos Shopping Center	6/4/2021	6%	No	Fee	NAP	NAP	NAP	NAP
31	Loan		1	Oak Grove Shopping Center	NAP	NAP	Yes	Fee	NAP	NAP	NAP	NAP
32	Loan		1	Storage Sense Harden	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33	Loan		1	Germantown Shopping Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34	Loan		1	Plaza on San Felipe	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35	Loan	23, 24	1	The Degnan	8/25/2021	11%	No	Fee	NAP	NAP	NAP	NAP
36	Loan	25	1	Grand Teton Plaza	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
37	Loan	26	1	Heritage Plaza	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
38	Loan		1	Walgreens - Rochester MN	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
39	Loan		1	Vero Beach Self Storage	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
40	Loan		1	Storage Max - Holly Spring	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41	Loan	22	1	Hawthorne Owners Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
42	Loan	22	1	69 West 9 Owners Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
43	Loan		1	230-250 North La Brea Avenue	8/3/2021	17%	No	Fee	NAP	NAP	NAP	NAP
44	Loan		1	Ridgewood Farms	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
46	Loan	27	1	CitiCentre	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
47	Loan		1	Greenview Courtyard Apartments	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
48	Loan		1	The Annex	8/25/2021	13%	No	Fee	NAP	NAP	NAP	NAP
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
50	Loan		1	155-11 146th Avenue Jamaica	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
51	Loan	22	1	Park Hill Owners, Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
52	Loan		1	Security Public Storage - Ceres	7/20/2021	4%	No	Fee	NAP	NAP	NAP	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio
53.01	Property		1	Upper Whitney	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
53.02	Property		1	Lower Whitney	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
54	Loan		1	Storage Sense Mebane	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
55	Loan		1	Pack Rat Self Storage	9/30/2021	5%	No	Fee	NAP	NAP	NAP	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
57	Loan		2	Victoria Gardens and Rocwood MHC
57.01	Property		1	Victoria Gardens MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
57.02	Property		1	Rocwood MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
58	Loan		3	Dollar General Portfolio
58.01	Property		1	Dollar General - Martinsburg, WV	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
58.02	Property		1	Dollar General - Forest Park, OH	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
58.03	Property		1	Dollar General - Watertown, SD	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
59	Loan	22	1	Main Duane Owners Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
60	Loan	22	1	3701 Tenants Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
61	Loan	22	1	Dove Court Owners, Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
62	Loan		1	Walgreens - Fort Worth TX	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
65	Loan	22	1	520 W. 50th St., Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
66	Loan	22	1	43-10 44th Owners Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)
69	Loan		1	Walgreens in Cookeville	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
70	Loan		2	Indiana MHC Portfolio
70.01	Property		1	Maple Run MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
70.02	Property		1	Pleasant Valley MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
71	Loan	22	1	243 Riverside Drive Corporation	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
72	Loan	22	1	9944 Forest Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
73	Loan		1	Walgreens in Arlington	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
76	Loan	22	1	Gramatan Owners Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
80	Loan	22	1	140 West 74 Street Corporation	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)
1	Loan		1	One North Wacker	0	Springing
2	Loan		1	1201 Lake Robbins	0	Springing
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	0	Springing
4	Loan		1	One SoHo Square	0	Springing
5	Loan	5, 6	1	Park Avenue Plaza	8,606,069	2,238,800
6	Loan	7, 8	1	1 Union Square South Retail	0	Springing
7	Loan		1	Raymour & Flanigan Campus	216,876	108,438
8	Loan	9	29	ExchangeRight 49	483,162	91,275
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	148,360	40,670
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)
10	Loan		1	Ten West One	0	Springing
11	Loan	10	1	Village at Jordan Creek Shopping Center	0	Springing
12	Loan	11	1	251 Central Park West	464,505	116,126
13	Loan		1	Reservoir Industrial Center	0	Springing
14	Loan		1	3800 Hamlin	0	Springing
15	Loan		1	Arizona Mills	0	Springing
16	Loan		1	Chandler Heights Marketplace	28,136	28,136
17	Loan	12	1	Yucaipa Valley Commercial Center	404,155	40,416
18	Loan		1	Stonebridge Village	225,003	23,140
19	Loan	13, 14, 15	1	1634 Church Avenue	39,871	7,974
20	Loan	16	1	Claremont Village Square	146,048	20,864
21	Loan		1	Allentown HQ	0	Springing
22	Loan		1	8515 Miramar Place	0	Springing
23	Loan	17	1	North Torrance	141,648	23,608
24	Loan		1	Red Rock Center San Diego	49,505	9,901
25	Loan		1	Orchard Market Place	103,538	17,256
26	Loan	18	1	Greenfield Place	232,495	46,499
27	Loan		1	Hood River Center	162,465	13,846
28	Loan		1	Shepherd Mountain Plaza	526,180	52,618
29	Loan	19	2	Spare Cube Portfolio	228,526	22,853
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	97,420	19,484
31	Loan		1	Oak Grove Shopping Center	72,066	12,011
32	Loan		1	Storage Sense Harden	12,996	4,332
33	Loan		1	Germantown Shopping Center	28,828	14,414
34	Loan		1	Plaza on San Felipe	63,388	31,694
35	Loan	23, 24	1	The Degnan	8,746	1,093
36	Loan	25	1	Grand Teton Plaza	0	Borrower shall deposit on each Monthly Payment Date occurring in the months of November and May (commencing with the Monthly Payment Date occurring in November, 2021) an amount equal to fifty percent (50%) of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months
37	Loan	26	1	Heritage Plaza	305,040	30,504
38	Loan		1	Walgreens - Rochester MN	0	Springing
39	Loan		1	Vero Beach Self Storage	49,858	4,155
40	Loan		1	Storage Max - Holly Spring	4,570	4,570
41	Loan	22	1	Hawthorne Owners Corp.	0	Springing
42	Loan	22	1	69 West 9 Owners Corp.	0	Springing
43	Loan		1	230-250 North La Brea Avenue	0	6,736
44	Loan		1	Ridgewood Farms	22,758	7,585
45	Loan		1	EZ Storage-Orchard Lake Road	15,542	7,771
46	Loan	27	1	CitiCentre	8,996	8,996
47	Loan		1	Greenview Courtyard Apartments	9,724	9,724
48	Loan		1	The Annex	38,468	4,808
49	Loan	22	1	950 Fifth Avenue Corporation	0	Springing
50	Loan		1	155-11 146th Avenue Jamaica	56,742	9,741
51	Loan	22	1	Park Hill Owners, Inc.	0	Springing
52	Loan		1	Security Public Storage - Ceres	0	Springing
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	77,367	15,473
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	3,378	1,126
55	Loan		1	Pack Rat Self Storage	16,629	8,314
56	Loan	22	1	760 West End Avenue Owners, Inc.	0	Springing
57	Loan		2	Victoria Gardens and Rocwood MHC	5,693	3,913
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	12,610	Springing
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	0	Springing
60	Loan	22	1	3701 Tenants Corp.	0	Springing
61	Loan	22	1	Dove Court Owners, Inc.	97,992	13,136
62	Loan		1	Walgreens - Fort Worth TX	0	Springing
63	Loan	22	1	Cambridge 41-42 Owners Corp.	0	Springing
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	0	Springing
65	Loan	22	1	520 W. 50th St., Inc.	0	Springing
66	Loan	22	1	43-10 44th Owners Corp.	21,700	10,850
67	Loan		1	West Village Mini Storage - Little Rock, AR	0	2,640
68	Loan	22	1	Bay Street Landing Owners Corp.	12,041	4,014

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)
69	Loan		1	Walgreens in Cookeville	0	Springing
70	Loan		2	Indiana MHC Portfolio	1,729	1,729
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	0	Springing
72	Loan	22	1	9944 Forest Corp.	32,034	16,017
73	Loan		1	Walgreens in Arlington	0	Springing
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	0	Springing
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	0	Springing
76	Loan	22	1	Gramatan Owners Inc.	0	Springing
77	Loan	22	1	Concordia Apartments, Ltd.	25,607	12,804
78	Loan	22	1	242 West 104 Owners, Inc.	38,448	12,816
79	Loan	22	1	249 Eldridge St. Owners Corp.	0	Springing
80	Loan	22	1	140 West 74 Street Corporation	0	Springing

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
1	Loan		1	One North Wacker	0	Springing	0	Springing
2	Loan		1	1201 Lake Robbins	0	Springing	0	Springing
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	0	Springing	0	Springing
4	Loan		1	One SoHo Square	0	Springing	0	Springing
5	Loan	5, 6	1	Park Avenue Plaza	0	Springing	0	Springing
6	Loan	7, 8	1	1 Union Square South Retail	0	Springing	0	Springing
7	Loan		1	Raymour & Flanigan Campus	0	Springing	0	13,490
8	Loan	9	29	ExchangeRight 49	0	Springing	305,914	3,973
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	0	Springing	0	5,524
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
10	Loan		1	Ten West One	0	Springing	0	3,317
11	Loan	10	1	Village at Jordan Creek Shopping Center	0	Springing	0	5,070
12	Loan	11	1	251 Central Park West	0	Springing	0	1,313
13	Loan		1	Reservoir Industrial Center	0	Springing	0	Springing
14	Loan		1	3800 Hamlin	0	Springing	0	4,492
15	Loan		1	Arizona Mills	0	Springing	0	Springing
16	Loan		1	Chandler Heights Marketplace	2,387	2,387	0	2,496
17	Loan	12	1	Yucaipa Valley Commercial Center	0	Springing	0	7,656
18	Loan		1	Stonebridge Village	0	Springing	0	3,478
19	Loan	13, 14, 15	1	1634 Church Avenue	16,333	2,417	0	988
20	Loan	16	1	Claremont Village Square	0	Springing	0	Springing
21	Loan		1	Allentown HQ	0	Springing	0	Springing
22	Loan		1	8515 Miramar Place	0	Springing	485,213	861
23	Loan	17	1	North Torrance	0	Springing	0	Springing
24	Loan		1	Red Rock Center San Diego	5,214	2,067	0	926
25	Loan		1	Orchard Market Place	0	Springing	0	3,453
26	Loan	18	1	Greenfield Place	0	Springing	0	7,582
27	Loan		1	Hood River Center	0	Springing	0	4,249
28	Loan		1	Shepherd Mountain Plaza	0	Springing	0	1,684
29	Loan	19	2	Spare Cube Portfolio	43,384	6,048	0	1,164
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	2,958	1,479	0	2,488
31	Loan		1	Oak Grove Shopping Center	0	Springing	0	1,163
32	Loan		1	Storage Sense Harden	0	Springing	0	899
33	Loan		1	Germantown Shopping Center	14,504	4,835	0	(i) $7,718 (12/1/2021-11/1/2023); (ii) $23,315 (12/1/2023-11/1/2025); (iii) $19,296 (12/1/2025-11/1/2026); (iv) $1,930 (12/1/2026-11/1/2031)
34	Loan		1	Plaza on San Felipe	0	Springing	0	445
35	Loan	23, 24	1	The Degnan	0	Springing	0	464
36	Loan	25	1	Grand Teton Plaza	0	Springing	0	Springing
37	Loan	26	1	Heritage Plaza	0	Springing	0	1,622
38	Loan		1	Walgreens - Rochester MN	0	Springing	1,927	Springing
39	Loan		1	Vero Beach Self Storage	0	Springing	0	722
40	Loan		1	Storage Max - Holly Spring	0	Springing	0	571
41	Loan	22	1	Hawthorne Owners Corp.	0	Springing	0	0
42	Loan	22	1	69 West 9 Owners Corp.	0	Springing	0	0
43	Loan		1	230-250 North La Brea Avenue	0	Springing	0	592
44	Loan		1	Ridgewood Farms	0	Springing	24,000	Springing
45	Loan		1	EZ Storage-Orchard Lake Road	0	Springing	0	355
46	Loan	27	1	CitiCentre	0	Springing	0	1,428
47	Loan		1	Greenview Courtyard Apartments	0	Springing	0	676
48	Loan		1	The Annex	0	Springing	0	202
49	Loan	22	1	950 Fifth Avenue Corporation	0	Springing	0	0
50	Loan		1	155-11 146th Avenue Jamaica	0	Springing	0	656
51	Loan	22	1	Park Hill Owners, Inc.	0	Springing	0	0
52	Loan		1	Security Public Storage - Ceres	0	Springing	0	0
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	59,157	6,573	0	2,141
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	0	Springing	0	353
55	Loan		1	Pack Rat Self Storage	7,535	685	0	1,179
56	Loan	22	1	760 West End Avenue Owners, Inc.	0	Springing	0	0
57	Loan		2	Victoria Gardens and Rocwood MHC	10,356	2,326	0	975
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	305	Springing	0	0
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	0	Springing	0	0
60	Loan	22	1	3701 Tenants Corp.	0	Springing	0	0
61	Loan	22	1	Dove Court Owners, Inc.	0	Springing	0	0
62	Loan		1	Walgreens - Fort Worth TX	0	Springing	2,264	Springing
63	Loan	22	1	Cambridge 41-42 Owners Corp.	0	Springing	0	0
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	0	Springing	0	0
65	Loan	22	1	520 W. 50th St., Inc.	0	Springing	0	0
66	Loan	22	1	43-10 44th Owners Corp.	0	Springing	0	0
67	Loan		1	West Village Mini Storage - Little Rock, AR	0	Springing	0	1,018
68	Loan	22	1	Bay Street Landing Owners Corp.	0	Springing	0	0

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
69	Loan		1	Walgreens in Cookeville	0	Springing	0	Springing
70	Loan		2	Indiana MHC Portfolio	883	442	58,000	325
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	0	Springing	0	0
72	Loan	22	1	9944 Forest Corp.	0	Springing	0	0
73	Loan		1	Walgreens in Arlington	0	Springing	0	Springing
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	0	Springing	0	0
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	0	Springing	0	0
76	Loan	22	1	Gramatan Owners Inc.	0	Springing	0	0
77	Loan	22	1	Concordia Apartments, Ltd.	0	Springing	0	0
78	Loan	22	1	242 West 104 Owners, Inc.	0	Springing	0	0
79	Loan	22	1	249 Eldridge St. Owners Corp.	0	Springing	0	0
80	Loan	22	1	140 West 74 Street Corporation	0	Springing	0	0

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
1	Loan		1	One North Wacker	299,964	0	Springing
2	Loan		1	1201 Lake Robbins	0	0	Springing
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	0	0	0
4	Loan		1	One SoHo Square	150,000	0	Springing
5	Loan	5, 6	1	Park Avenue Plaza	463,837	43,543,892	Springing
6	Loan	7, 8	1	1 Union Square South Retail	0	0	Springing
7	Loan		1	Raymour & Flanigan Campus	650,000	0	Springing
8	Loan	9	29	ExchangeRight 49	0	500,000	Springing
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	0	500,000	Springing
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
10	Loan		1	Ten West One	59,700	0	0
11	Loan	10	1	Village at Jordan Creek Shopping Center	121,685	0	22,044
12	Loan	11	1	251 Central Park West	0	0	0
13	Loan		1	Reservoir Industrial Center	0	0	Springing
14	Loan		1	3800 Hamlin	0	0	49,414
15	Loan		1	Arizona Mills	814,882	0	Springing
16	Loan		1	Chandler Heights Marketplace	0	0	10,402
17	Loan	12	1	Yucaipa Valley Commercial Center	183,754	600,000	19,926
18	Loan		1	Stonebridge Village	0	0	12,423
19	Loan	13, 14, 15	1	1634 Church Avenue	0	0	Springing
20	Loan	16	1	Claremont Village Square	0	350,000	Springing
21	Loan		1	Allentown HQ	0	0	0
22	Loan		1	8515 Miramar Place	0	516,800	Springing
23	Loan	17	1	North Torrance	94,068	0	Springing
24	Loan		1	Red Rock Center San Diego	22,224	370,000	0
25	Loan		1	Orchard Market Place	0	500,000	Springing
26	Loan	18	1	Greenfield Place	0	600,000	10,416
27	Loan		1	Hood River Center	200,000	0	4,828
28	Loan		1	Shepherd Mountain Plaza	20,207	0	0
29	Loan	19	2	Spare Cube Portfolio	27,941	0	0
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	59,714	0	7,775
31	Loan		1	Oak Grove Shopping Center	27,912	0	2,908
32	Loan		1	Storage Sense Harden	0	0	0
33	Loan		1	Germantown Shopping Center	0	50,000	16,080
34	Loan		1	Plaza on San Felipe	10,692	0	5,197
35	Loan	23, 24	1	The Degnan	16,704	0	Beginning on the monthly payment date occurring in October, 2022, Borrower shall make monthly deposits of $8,702
36	Loan	25	1	Grand Teton Plaza	$233,185 prior to roof work completion or (b) $41,970 after roof work completion	0	5,830
37	Loan	26	1	Heritage Plaza	19,458	0	0
38	Loan		1	Walgreens - Rochester MN	1,927	0	0
39	Loan		1	Vero Beach Self Storage	0	0	0
40	Loan		1	Storage Max - Holly Spring	0	0	0
41	Loan	22	1	Hawthorne Owners Corp.	0	0	0
42	Loan	22	1	69 West 9 Owners Corp.	0	0	0
43	Loan		1	230-250 North La Brea Avenue	7,098	0	2,958
44	Loan		1	Ridgewood Farms	21,888	0	4,561
45	Loan		1	EZ Storage-Orchard Lake Road	0	0	0
46	Loan	27	1	CitiCentre	51,240	0	5,018
47	Loan		1	Greenview Courtyard Apartments	16,216	0	0
48	Loan		1	The Annex	7,272	0	Springing
49	Loan	22	1	950 Fifth Avenue Corporation	0	0	0
50	Loan		1	155-11 146th Avenue Jamaica	15,742	0	Springing
51	Loan	22	1	Park Hill Owners, Inc.	0	0	0
52	Loan		1	Security Public Storage - Ceres	0	0	0
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	0	0	0
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	0	0	0
55	Loan		1	Pack Rat Self Storage	28,284	0	0
56	Loan	22	1	760 West End Avenue Owners, Inc.	0	0	0
57	Loan		2	Victoria Gardens and Rocwood MHC	0	0	0
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	0	0	0
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	0	0	0
60	Loan	22	1	3701 Tenants Corp.	0	0	0
61	Loan	22	1	Dove Court Owners, Inc.	0	0	0
62	Loan		1	Walgreens - Fort Worth TX	2,264	0	0
63	Loan	22	1	Cambridge 41-42 Owners Corp.	0	0	0
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	0	0	0
65	Loan	22	1	520 W. 50th St., Inc.	0	0	0
66	Loan	22	1	43-10 44th Owners Corp.	0	0	0
67	Loan		1	West Village Mini Storage - Little Rock, AR	0	0	0
68	Loan	22	1	Bay Street Landing Owners Corp.	0	0	0

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
69	Loan		1	Walgreens in Cookeville	0	0	Springing
70	Loan		2	Indiana MHC Portfolio	0	0	0
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	0	0	0
72	Loan	22	1	9944 Forest Corp.	0	0	0
73	Loan		1	Walgreens in Arlington	0	0	Springing
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	0	0	0
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	0	0	0
76	Loan	22	1	Gramatan Owners Inc.	0	0	0
77	Loan	22	1	Concordia Apartments, Ltd.	0	0	0
78	Loan	22	1	242 West 104 Owners, Inc.	0	0	0
79	Loan	22	1	249 Eldridge St. Owners Corp.	0	0	0
80	Loan	22	1	140 West 74 Street Corporation	0	0	0

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1	Loan		1	One North Wacker	5,600,000	0	0	0	0	6,501,426	0
2	Loan		1	1201 Lake Robbins	0	0	0	0	0	0	0
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	0	0	0	0	0	0	0
4	Loan		1	One SoHo Square	1,500,000	0	0	0	0	0	0
5	Loan	5, 6	1	Park Avenue Plaza	6,000,000	0	0	0	0	0	0
6	Loan	7, 8	1	1 Union Square South Retail	0	0	0	0	0	7,222,923	Springing
7	Loan		1	Raymour & Flanigan Campus	0	0	0	0	36,000	0	0
8	Loan	9	29	ExchangeRight 49	0	0	0	0	327,115	1,861,374	0
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	0	0	0	0	87,774	1,377,684	0
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
10	Loan		1	Ten West One	0	0	0	0	0	0	0
11	Loan	10	1	Village at Jordan Creek Shopping Center	529,066	0	0	0	0	0	0
12	Loan	11	1	251 Central Park West	0	0	0	0	20,938	0	0
13	Loan		1	Reservoir Industrial Center	0	0	0	0	0	0	0
14	Loan		1	3800 Hamlin	2,250,000	0	0	0	0	1,707,036	0
15	Loan		1	Arizona Mills	3,704,007	0	0	0	0	0	0
16	Loan		1	Chandler Heights Marketplace	499,288	0	0	0	50,620	131,212	0
17	Loan	12	1	Yucaipa Valley Commercial Center	700,000	0	0	0	25,500	0	0
18	Loan		1	Stonebridge Village	350,000	0	0	0	0	0	0
19	Loan	13, 14, 15	1	1634 Church Avenue	0	0	0	0	0	4,175,000	0
20	Loan	16	1	Claremont Village Square	350,000	0	0	0	0	72,649	0
21	Loan		1	Allentown HQ	0	0	0	0	0	0	0
22	Loan		1	8515 Miramar Place	516,800	0	0	0	0	1,268,561	Springing
23	Loan	17	1	North Torrance	0	0	0	0	51,118	42,150	0
24	Loan		1	Red Rock Center San Diego	370,000	0	0	0	0	1,363,788	Springing
25	Loan		1	Orchard Market Place	500,000	0	0	0	0	0	0
26	Loan	18	1	Greenfield Place	800,000	0	0	0	0	69,000	0
27	Loan		1	Hood River Center	175,000	0	0	0	0	458,550	0
28	Loan		1	Shepherd Mountain Plaza	0	0	0	0	0	103,387	0
29	Loan	19	2	Spare Cube Portfolio	0	0	0	0	32,251	661,250	Springing
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	279,912	0	0	0	0	10,000	0
31	Loan		1	Oak Grove Shopping Center	150,000	0	0	0	0	105,140	0
32	Loan		1	Storage Sense Harden	0	0	0	0	3,906	0	0
33	Loan		1	Germantown Shopping Center	235,000	0	0	0	114,250	40,240	0
34	Loan		1	Plaza on San Felipe	124,736	0	0	0	0	16,458	0
35	Loan	23, 24	1	The Degnan	417,696	0	0	0	0	2,334,276	0
36	Loan	25	1	Grand Teton Plaza	209,880	0	0	0	0	0	0
37	Loan	26	1	Heritage Plaza	0	0	0	0	0	130,465	0
38	Loan		1	Walgreens - Rochester MN	0	0	0	0	1,563	0	0
39	Loan		1	Vero Beach Self Storage	0	0	0	0	0	0	0
40	Loan		1	Storage Max - Holly Spring	0	0	0	0	0	0	0
41	Loan	22	1	Hawthorne Owners Corp.	0	0	0	0	0	0	0
42	Loan	22	1	69 West 9 Owners Corp.	0	0	0	0	0	0	0
43	Loan		1	230-250 North La Brea Avenue	35,490	0	0	0	28,000	0	0
44	Loan		1	Ridgewood Farms	165,000	0	0	0	0	0	0
45	Loan		1	EZ Storage-Orchard Lake Road	0	0	0	0	0	0	0
46	Loan	27	1	CitiCentre	240,885	0	0	0	575	0	0
47	Loan		1	Greenview Courtyard Apartments	0	0	0	0	748	68,245	0
48	Loan		1	The Annex	182,304	0	0	0	0	0	0
49	Loan	22	1	950 Fifth Avenue Corporation	0	0	0	0	0	$66,012.50, $31,250	0
50	Loan		1	155-11 146th Avenue Jamaica	0	0	0	0	0	0	0
51	Loan	22	1	Park Hill Owners, Inc.	0	0	0	0	0	0	0
52	Loan		1	Security Public Storage - Ceres	0	0	0	0	0	0	0
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	0	0	0	0	56,088	0	0
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	0	0	0	0	0	0	0
55	Loan		1	Pack Rat Self Storage	0	0	0	0	0	0	0
56	Loan	22	1	760 West End Avenue Owners, Inc.	0	0	0	0	0	0	0
57	Loan		2	Victoria Gardens and Rocwood MHC	0	0	0	0	0	0	0
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	0	0	0	0	0	0	0
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	0	0	0	0	0	0	0
60	Loan	22	1	3701 Tenants Corp.	0	0	0	0	0	0	0
61	Loan	22	1	Dove Court Owners, Inc.	0	0	0	0	0	100,000	0
62	Loan		1	Walgreens - Fort Worth TX	0	0	0	0	0	0	0
63	Loan	22	1	Cambridge 41-42 Owners Corp.	0	0	0	0	0	0	0
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	0	0	0	0	0	250,000	0
65	Loan	22	1	520 W. 50th St., Inc.	0	0	0	0	0	0	0
66	Loan	22	1	43-10 44th Owners Corp.	0	0	0	0	0	0	0
67	Loan		1	West Village Mini Storage - Little Rock, AR	0	0	0	0	0	0	0
68	Loan	22	1	Bay Street Landing Owners Corp.	0	0	0	0	0	100,000	0

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
69	Loan		1	Walgreens in Cookeville	0	0	0	0	0	0	0
70	Loan		2	Indiana MHC Portfolio	0	0	0	0	18,750	0	0
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	0	0	0	0	0	500,000	0
72	Loan	22	1	9944 Forest Corp.	0	0	0	0	0	0	0
73	Loan		1	Walgreens in Arlington	0	0	0	0	0	0	0
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	0	0	0	0	0	0	0
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	0	0	0	0	0	0	0
76	Loan	22	1	Gramatan Owners Inc.	0	0	0	0	0	0	0
77	Loan	22	1	Concordia Apartments, Ltd.	0	0	0	0	0	0	0
78	Loan	22	1	242 West 104 Owners, Inc.	0	0	0	0	0	0	0
79	Loan	22	1	249 Eldridge St. Owners Corp.	0	0	0	0	0	0	0
80	Loan	22	1	140 West 74 Street Corporation	0	0	0	0	0	150,000	0

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
1	Loan		1	One North Wacker	Free Rent Reserve ($1,915,595.84), Landlord Obligation Reserve ($4,585,830.00)	0	0	NAP	Hard	Springing	No
2	Loan		1	1201 Lake Robbins	NAP	0	0	NAP	Hard	In Place	Yes
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	0	0	NAP	None	None	No
4	Loan		1	One SoHo Square	NAP	0	0	NAP	Hard	Springing	Yes
5	Loan	5, 6	1	Park Avenue Plaza	NAP	0	0	NAP	Hard	In Place	Yes
6	Loan	7, 8	1	1 Union Square South Retail	Regal Gap Rent Reserve ($7,222,923.21); Ground Rent Reserve (Springing)	0	0	NAP	Soft	Springing	Yes
7	Loan		1	Raymour & Flanigan Campus	NAP	0	0	NAP	Hard	In Place	Yes
8	Loan	9	29	ExchangeRight 49	CVS Prepaid Rent Reserve ($1,846,374); Existing TI/LC Reserve ($15,000)	0	0	NAP	Hard	Springing	Yes
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	Environmental Reserve	0	0	NAP	Hard	Springing	Yes
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
10	Loan		1	Ten West One	NAP	0	0	NAP	Hard	Springing	No
11	Loan	10	1	Village at Jordan Creek Shopping Center	NAP	0	0	NAP	Hard	Springing	Yes
12	Loan	11	1	251 Central Park West	NAP	0	0	NAP	Springing	Springing	No
13	Loan		1	Reservoir Industrial Center	NAP	0	0	NAP	Springing	Springing	Yes
14	Loan		1	3800 Hamlin	Existing Rent Concession Reserve	0	0	NAP	Hard	Springing	Yes
15	Loan		1	Arizona Mills	NAP	0	0	NAP	Hard	Springing	Yes
16	Loan		1	Chandler Heights Marketplace	Free Rent Reserve ($26,177), Landlord Obligation Reserve ($39,200), Income Tax Reserve ($65,835)	0	0	NAP	Soft	Springing	Yes
17	Loan	12	1	Yucaipa Valley Commercial Center	NAP	0	0	NAP	Hard	Springing	Yes
18	Loan		1	Stonebridge Village	NAP	0	0	NAP	Springing	Springing	No
19	Loan	13, 14, 15	1	1634 Church Avenue	421-a Funds	0	0	NAP	Springing	Springing	Yes
20	Loan	16	1	Claremont Village Square	Existing TI/LC Reserve ($49,915); Rent Concession Reserve ($22,734)	0	0	NAP	Springing	Springing	Yes
21	Loan		1	Allentown HQ	NAP	0	0	NAP	Hard	In Place	Yes
22	Loan		1	8515 Miramar Place	Best Cheer Rent Holdback Reserve ($898,381.00); Existing TI/LC Reserve ($163,680.00); Crest Rent Holdback Reserve ($206,500.00); Springing Leasing Reserve; Springing Landlord Obligation Reserve	0	0	NAP	Springing	Springing	Yes
23	Loan	17	1	North Torrance	Rent Concession Reserve	0	0	NAP	Soft	Springing	Yes
24	Loan		1	Red Rock Center San Diego	BioLife Reserve ($1,321,613); NCRC Reserve ($42,175); Specified Tenant Reserve (Springing)	0	0	NAP	Springing	Springing	Yes
25	Loan		1	Orchard Market Place	NAP	0	0	NAP	Springing	Springing	Yes
26	Loan	18	1	Greenfield Place	Existing TI/LC Reserve ($45,000); Tenant Reconciliation Reserve ($24,000)	0	0	NAP	Soft	Springing	Yes
27	Loan		1	Hood River Center	Gap Rent Reserve ($128,550); Existing TI/LC Reserve ($330,000)	0	0	NAP	Springing	Springing	Yes
28	Loan		1	Shepherd Mountain Plaza	Outstanding Leasing Obligations ($95,322.70), Gap Rent Reserve ($8,064.62)	0	0	NAP	Springing	Springing	Yes
29	Loan	19	2	Spare Cube Portfolio	Permitted Expansion Reserve ($630,000); Environmental Compliance Reserve ($31,250)	0	0	NAP	Springing	Springing	Yes
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	Existing TI/LC Reserve	0	0	NAP	Springing	Springing	Yes
31	Loan		1	Oak Grove Shopping Center	Upfront Reserve	0	0	NAP	Springing	Springing	Yes
32	Loan		1	Storage Sense Harden	NAP	0	0	NAP	Springing	Springing	Yes
33	Loan		1	Germantown Shopping Center	Free Rent Reserve	0	0	NAP	Hard	Springing	Yes
34	Loan		1	Plaza on San Felipe	Rent Concessions Reserve	0	0	NAP	Springing	Springing	Yes
35	Loan	23, 24	1	The Degnan	Existing TI/LC Reserve ($1,781,040); Rent Concession Reserve ($553,235.55)	0	0	NAP	Hard	In Place	Yes
36	Loan	25	1	Grand Teton Plaza	NAP	0	0	NAP	Springing	Springing	Yes
37	Loan	26	1	Heritage Plaza	Outstanding Leasing Obligations ($116,047.60), Gap Rent Reserve ($14,417.00)	0	0	NAP	Springing	Springing	Yes
38	Loan		1	Walgreens - Rochester MN	NAP	0	0	NAP	Springing	Springing	Yes
39	Loan		1	Vero Beach Self Storage	NAP	0	0	NAP	Springing	Springing	Yes
40	Loan		1	Storage Max - Holly Spring	NAP	0	0	NAP	Springing	Springing	Yes
41	Loan	22	1	Hawthorne Owners Corp.	NAP	0	0	NAP	None	None	No
42	Loan	22	1	69 West 9 Owners Corp.	NAP	0	0	NAP	None	None	No
43	Loan		1	230-250 North La Brea Avenue	NAP	0	0	NAP	Springing	Springing	Yes
44	Loan		1	Ridgewood Farms	NAP	0	0	NAP	Springing	Springing	Yes
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	0	0	NAP	Springing	Springing	No
46	Loan	27	1	CitiCentre	NAP	0	0	NAP	Springing	Springing	Yes
47	Loan		1	Greenview Courtyard Apartments	Prepaid Rent Reserve	0	0	NAP	Springing	Springing	Yes
48	Loan		1	The Annex	NAP	0	0	NAP	Hard	In Place	Yes
49	Loan	22	1	950 Fifth Avenue Corporation	Collateral Security Agreement For Property Conditions, Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	No
50	Loan		1	155-11 146th Avenue Jamaica	NAP	0	0	NAP	Springing	Springing	Yes
51	Loan	22	1	Park Hill Owners, Inc.	NAP	0	0	NAP	None	None	No
52	Loan		1	Security Public Storage - Ceres	NAP	0	0	NAP	None	None	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	NAP	0	0	NAP	Springing	Springing	Yes
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	NAP	0	0	NAP	Springing	Springing	Yes
55	Loan		1	Pack Rat Self Storage	NAP	0	0	NAP	Springing	Springing	Yes
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	0	0	NAP	None	None	No
57	Loan		2	Victoria Gardens and Rocwood MHC	NAP	0	0	NAP	Springing	Springing	Yes
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	NAP	0	0	NAP	Springing	Springing	NAP
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	NAP	0	0	NAP	None	None	No
60	Loan	22	1	3701 Tenants Corp.	NAP	0	0	NAP	None	None	No
61	Loan	22	1	Dove Court Owners, Inc.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	No
62	Loan		1	Walgreens - Fort Worth TX	NAP	0	0	NAP	Springing	Springing	Yes
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	0	0	NAP	None	None	No
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	No
65	Loan	22	1	520 W. 50th St., Inc.	NAP	0	0	NAP	None	None	No
66	Loan	22	1	43-10 44th Owners Corp.	NAP	0	0	NAP	None	None	No
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	0	0	NAP	Springing	Springing	Yes
68	Loan	22	1	Bay Street Landing Owners Corp.	Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	No

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
69	Loan		1	Walgreens in Cookeville	NAP	0	0	NAP	Springing	Springing	Yes
70	Loan		2	Indiana MHC Portfolio	NAP	0	0	NAP	Springing	Springing	Yes
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	No
72	Loan	22	1	9944 Forest Corp.	NAP	0	0	NAP	None	None	No
73	Loan		1	Walgreens in Arlington	NAP	0	0	NAP	Springing	Springing	Yes
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	0	0	NAP	None	None	No
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	0	0	NAP	None	None	No
76	Loan	22	1	Gramatan Owners Inc.	NAP	0	0	NAP	None	None	No
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	0	0	NAP	None	None	No
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	0	0	NAP	None	None	No
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	0	0	NAP	None	None	No
80	Loan	22	1	140 West 74 Street Corporation	Collateral Security Agreement For Capital Improvements	0	0	NAP	None	None	No

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
1	Loan		1	One North Wacker	Yes	Yes	No	115,500,000	237,500,000	545,509.19	810,798.92	NAP
2	Loan		1	1201 Lake Robbins	Yes	Yes	Yes	100,000,000	150,000,000	485,019.10	808,365.16	NAP
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	No	No	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	One SoHo Square	No	Yes	No	75,000,000	395,000,000	909,326.68	1,081,983.64	315,000,000
5	Loan	5, 6	1	Park Avenue Plaza	No	Yes	Yes	75,000,000	264,170,000	633,327.70	813,134.56	120,830,000
6	Loan	7, 8	1	1 Union Square South Retail	No	No	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Raymour & Flanigan Campus	Yes	Yes	Yes	57,000,000	30,000,000	74,140.62	215,007.81	NAP
8	Loan	9	29	ExchangeRight 49	No	Yes	Yes	45,000,000	23,800,000	70,702.53	204,383.78	NAP
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	No	No	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
10	Loan		1	Ten West One	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	10	1	Village at Jordan Creek Shopping Center	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11	1	251 Central Park West	No	No	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Reservoir Industrial Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	3800 Hamlin	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Arizona Mills	No	Yes	No	24,927,899	74,783,698	349,553.41	466,071.21	NAP
16	Loan		1	Chandler Heights Marketplace	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	12	1	Yucaipa Valley Commercial Center	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Stonebridge Village	No	No	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	13, 14, 15	1	1634 Church Avenue	No	No	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	16	1	Claremont Village Square	No	No	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Allentown HQ	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	8515 Miramar Place	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	North Torrance	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Red Rock Center San Diego	No	No	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Orchard Market Place	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	18	1	Greenfield Place	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hood River Center	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Shepherd Mountain Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	2	Spare Cube Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Oak Grove Shopping Center	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Storage Sense Harden	No	No	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Germantown Shopping Center	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Plaza on San Felipe	No	No	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	23, 24	1	The Degnan	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	25	1	Grand Teton Plaza	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	26	1	Heritage Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Walgreens - Rochester MN	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Vero Beach Self Storage	No	No	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Storage Max - Holly Spring	No	No	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	22	1	Hawthorne Owners Corp.	No	No		NAP	NAP	NAP	NAP	0
42	Loan	22	1	69 West 9 Owners Corp.	No	No		NAP	NAP	NAP	NAP	0
43	Loan		1	230-250 North La Brea Avenue	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Ridgewood Farms	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	EZ Storage-Orchard Lake Road	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	27	1	CitiCentre	No	No	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Greenview Courtyard Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	The Annex	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	22	1	950 Fifth Avenue Corporation	No	No		NAP	NAP	NAP	NAP	0
50	Loan		1	155-11 146th Avenue Jamaica	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	22	1	Park Hill Owners, Inc.	No	No		NAP	NAP	NAP	NAP	NAP
52	Loan		1	Security Public Storage - Ceres	NAP	No	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	No	No	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Pack Rat Self Storage	No	No	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.	No	No		NAP	NAP	NAP	NAP	0
57	Loan		2	Victoria Gardens and Rocwood MHC	No	No	NAP	NAP	NAP	NAP	NAP	NAP
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	NAP	No	NAP	NAP	NAP	NAP	NAP	NAP
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	No	No		NAP	NAP	NAP	NAP	0
60	Loan	22	1	3701 Tenants Corp.	No	No		NAP	NAP	NAP	NAP	0
61	Loan	22	1	Dove Court Owners, Inc.	No	No		NAP	NAP	NAP	NAP	0
62	Loan		1	Walgreens - Fort Worth TX	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	22	1	Cambridge 41-42 Owners Corp.	No	No		NAP	NAP	NAP	NAP	0
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	No	No		NAP	NAP	NAP	NAP	0
65	Loan	22	1	520 W. 50th St., Inc.	No	No		NAP	NAP	NAP	NAP	0
66	Loan	22	1	43-10 44th Owners Corp.	No	No		NAP	NAP	NAP	NAP	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR	No	No	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.	No	No		NAP	NAP	NAP	NAP	NAP

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
69	Loan		1	Walgreens in Cookeville	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan		2	Indiana MHC Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	No	No		NAP	NAP	NAP	NAP	0
72	Loan	22	1	9944 Forest Corp.	No	No		NAP	NAP	NAP	NAP	0
73	Loan		1	Walgreens in Arlington	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	No	No		NAP	NAP	NAP	NAP	0
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	No	No		NAP	NAP	NAP	NAP	NAP
76	Loan	22	1	Gramatan Owners Inc.	No	No		NAP	NAP	NAP	NAP	0
77	Loan	22	1	Concordia Apartments, Ltd.	No	No		NAP	NAP	NAP	NAP	25,000
78	Loan	22	1	242 West 104 Owners, Inc.	No	No		NAP	NAP	NAP	NAP	0
79	Loan	22	1	249 Eldridge St. Owners Corp.	No	No		NAP	NAP	NAP	NAP	0
80	Loan	22	1	140 West 74 Street Corporation	No	No		NAP	NAP	NAP	NAP	0

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
1	Loan		1	One North Wacker	NAP	353,000,000	810,798.92	53.2%	2.96	8.9%	NAP
2	Loan		1	1201 Lake Robbins	NAP	250,000,000	808,365	1	2	0	NAP
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan		1	One SoHo Square	2.72467%	785,000,000	1,807,142.89	58.1%	2.92	8.1%	120,000,000
5	Loan	5, 6	1	Park Avenue Plaza	2.83750%	460,000,000	1,102,815.39	43.3%	4.31	12.8%	115,000,000
6	Loan	7, 8	1	1 Union Square South Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Raymour & Flanigan Campus	NAP	87,000,000	215,007.81	58.4%	3.03	9.7%	NAP
8	Loan	9	29	ExchangeRight 49	NAP	68,800,000	204,383.78	61.5%	2.56	9.4%	NAP
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
10	Loan		1	Ten West One	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	10	1	Village at Jordan Creek Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11	1	251 Central Park West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Reservoir Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	3800 Hamlin	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Arizona Mills	NAP	99,711,597	466,071.21	32.4%	4.27	25.6%	NAP
16	Loan		1	Chandler Heights Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	12	1	Yucaipa Valley Commercial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Stonebridge Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	13, 14, 15	1	1634 Church Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	16	1	Claremont Village Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Allentown HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	8515 Miramar Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	North Torrance	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Red Rock Center San Diego	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Orchard Market Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	18	1	Greenfield Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hood River Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Shepherd Mountain Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	2	Spare Cube Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Oak Grove Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Storage Sense Harden	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Germantown Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Plaza on San Felipe	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	23, 24	1	The Degnan	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	25	1	Grand Teton Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	26	1	Heritage Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Walgreens - Rochester MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Vero Beach Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Storage Max - Holly Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	22	1	Hawthorne Owners Corp.	greater of 3.90% or the Prime Rate	7,489,283	30,524	0	7	0	NAP
42	Loan	22	1	69 West 9 Owners Corp.	greater of 3.50% or the Prime Rate	7,000,000	17,912	0	10	0	NAP
43	Loan		1	230-250 North La Brea Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Ridgewood Farms	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	27	1	CitiCentre	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Greenview Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	The Annex	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	22	1	950 Fifth Avenue Corporation	greater of 3.50% or the Prime Rate	5,500,000	13,561	0	13	0	NAP
50	Loan		1	155-11 146th Avenue Jamaica	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	22	1	Park Hill Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	Loan		1	Security Public Storage - Ceres	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Pack Rat Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.	greater of 3.50% or the Prime Rate	5,195,321	17,793	0	11	0	NAP
57	Loan		2	Victoria Gardens and Rocwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	greater of 3.70% or the Prime Rate	4,000,000	10,789	0	11	0	NAP
60	Loan	22	1	3701 Tenants Corp.	greater of 3.50% or the Prime Rate	4,500,000	17,694	0	4	0	NAP
61	Loan	22	1	Dove Court Owners, Inc.	greater of 3.75% or Prime Rate +0.25%	3,400,000	14,037	0	8	0	NAP
62	Loan		1	Walgreens - Fort Worth TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	22	1	Cambridge 41-42 Owners Corp.	greater of 3.70% or the Prime Rate	3,347,216	11,881	0	7	0	NAP
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	greater of 3.75% or the Prime Rate	3,100,000	8,724	0	4	0	NAP
65	Loan	22	1	520 W. 50th St., Inc.	greater of 3.90% or the Prime Rate	2,997,579	10,742	0	4	0	NAP
66	Loan	22	1	43-10 44th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
69	Loan		1	Walgreens in Cookeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan		2	Indiana MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	greater of 3.75% or Prime Rate +0.25%	2,300,000	9,349	0	15	1	NAP
72	Loan	22	1	9944 Forest Corp.	greater of 3.70% or the Prime Rate	2,047,113	8,458	0	7	0	NAP
73	Loan		1	Walgreens in Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	greater of 3.50% or the Prime Rate	2,025,000	7,908	0	7	0	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Loan	22	1	Gramatan Owners Inc.	greater of 3.50% or the Prime Rate	1,625,000	6,648	0	7	0	NAP
77	Loan	22	1	Concordia Apartments, Ltd.	greater of 3.70% or the Prime Rate	1,362,928	4,847	0	7	0	NAP
78	Loan	22	1	242 West 104 Owners, Inc.	greater of 3.70% or the Prime Rate	1,150,000	4,777	0	9	0	NAP
79	Loan	22	1	249 Eldridge St. Owners Corp.	greater of 3.90% or the Prime Rate	1,500,000	5,967	0	8	0	NAP
80	Loan	22	1	140 West 74 Street Corporation	greater of 3.75% or Prime Rate +0.25%	1,248,396	5,057	0	12	1	NAP

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1	Loan		1	One North Wacker	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan		1	1201 Lake Robbins	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Subordinate Debt
4	Loan		1	One SoHo Square	5.05000%	905,000,000	2,319,156.78	67.0%	2.28	7.1%	Yes	Subordinate Mezzanine
5	Loan	5, 6	1	Park Avenue Plaza	3.60000%	575,000,000	1,452,607.06	54.1%	3.27	10.3%	Yes	Mezzanine
6	Loan	7, 8	1	1 Union Square South Retail	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan		1	Raymour & Flanigan Campus	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	9	29	ExchangeRight 49	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
10	Loan		1	Ten West One	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
11	Loan	10	1	Village at Jordan Creek Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	11	1	251 Central Park West	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan		1	Reservoir Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan		1	3800 Hamlin	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
15	Loan		1	Arizona Mills	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan		1	Chandler Heights Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	12	1	Yucaipa Valley Commercial Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan		1	Stonebridge Village	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	13, 14, 15	1	1634 Church Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	16	1	Claremont Village Square	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan		1	Allentown HQ	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
22	Loan		1	8515 Miramar Place	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan	17	1	North Torrance	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan		1	Red Rock Center San Diego	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan		1	Orchard Market Place	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	18	1	Greenfield Place	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan		1	Hood River Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan		1	Shepherd Mountain Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan	19	2	Spare Cube Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan		1	Oak Grove Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan		1	Storage Sense Harden	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan		1	Germantown Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan		1	Plaza on San Felipe	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan	23, 24	1	The Degnan	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan	25	1	Grand Teton Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37	Loan	26	1	Heritage Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38	Loan		1	Walgreens - Rochester MN	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39	Loan		1	Vero Beach Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan		1	Storage Max - Holly Spring	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41	Loan	22	1	Hawthorne Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
42	Loan	22	1	69 West 9 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
43	Loan		1	230-250 North La Brea Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
44	Loan		1	Ridgewood Farms	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
46	Loan	27	1	CitiCentre	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
47	Loan		1	Greenview Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
48	Loan		1	The Annex	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
50	Loan		1	155-11 146th Avenue Jamaica	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
51	Loan	22	1	Park Hill Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
52	Loan		1	Security Public Storage - Ceres	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
55	Loan		1	Pack Rat Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
57	Loan		2	Victoria Gardens and Rocwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
60	Loan	22	1	3701 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
61	Loan	22	1	Dove Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
62	Loan		1	Walgreens - Fort Worth TX	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
65	Loan	22	1	520 W. 50th St., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
66	Loan	22	1	43-10 44th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Secured; Unsecured
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
69	Loan		1	Walgreens in Cookeville	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
70	Loan		2	Indiana MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
72	Loan	22	1	9944 Forest Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
73	Loan		1	Walgreens in Arlington	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
76	Loan	22	1	Gramatan Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Secured; Unsecured
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
80	Loan	22	1	140 West 74 Street Corporation	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured

A-1-60

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
1	Loan		1	One North Wacker	The Irvine Company
2	Loan		1	1201 Lake Robbins	The Howard Hughes Corporation
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	London Terrace Towers Owners, Inc.
4	Loan		1	One SoHo Square	The Gluck Family Trust
5	Loan	5, 6	1	Park Avenue Plaza	Park Avenue Plaza Company L.P. and The Sungate Park Avenue Delaware Trust
6	Loan	7, 8	1	1 Union Square South Retail	The Related Companies, L.P.
7	Loan		1	Raymour & Flanigan Campus	Neil Goldberg and Seth Goldberg
8	Loan	9	29	ExchangeRight 49	ExchangeRight Real Estate, LLC
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	ExchangeRight Real Estate, LLC
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-61

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
10	Loan		1	Ten West One	Ellingstone Advisors, LLC
11	Loan	10	1	Village at Jordan Creek Shopping Center	BAM, BPY or Brookfield REIT
12	Loan	11	1	251 Central Park West	Seth Haberman
13	Loan		1	Reservoir Industrial Center	William D. Stampley
14	Loan		1	3800 Hamlin	Dale Watchowski and Karen Sosnick Schoenberg
15	Loan		1	Arizona Mills	Simon Property Group, L.P.
16	Loan		1	Chandler Heights Marketplace	Kulwant Singh Sarai
17	Loan	12	1	Yucaipa Valley Commercial Center	Chapman Investment Company
18	Loan		1	Stonebridge Village	Stanley Werb and Jonathan Gaines
19	Loan	13, 14, 15	1	1634 Church Avenue	Jacob Aini
20	Loan	16	1	Claremont Village Square	Jonathan Tolkin
21	Loan		1	Allentown HQ	AG Net Lease IV Corp., AG Net Lease IV (Q) Corp., and AG Net Lease Realty Fund IV Investments (H-1), L.P.
22	Loan		1	8515 Miramar Place	Salvatore T. Grinceri
23	Loan	17	1	North Torrance	Farhad Yazdinian and Daniel Saparzadeh
24	Loan		1	Red Rock Center San Diego	Ronen Armony
25	Loan		1	Orchard Market Place	Francis Greenburger
26	Loan	18	1	Greenfield Place	David Lasky and David J. Lasky Trust Dated August 13, 1994
27	Loan		1	Hood River Center	Michael Page
28	Loan		1	Shepherd Mountain Plaza	Intco Investments of Texas, Inc.
29	Loan	19	2	Spare Cube Portfolio	Joseph Kraus and Amrom Weinstock
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	Rick Gambril and Teri Gambril
31	Loan		1	Oak Grove Shopping Center	Terryl Zerby
32	Loan		1	Storage Sense Harden	George Thacker, Lawrence Charles Kaplan and Richard Schontz
33	Loan		1	Germantown Shopping Center	Chu H. Son
34	Loan		1	Plaza on San Felipe	Lakeview Crossing Shopping Center Dallas Tx. Limited Partnership
35	Loan	23, 24	1	The Degnan	Marc Luzzatto and Asher Luzzatto
36	Loan	25	1	Grand Teton Plaza	Stephen B. Jaeger
37	Loan	26	1	Heritage Plaza	Intco Investments of Texas, Inc.
38	Loan		1	Walgreens - Rochester MN	Gatestone Investments LLC
39	Loan		1	Vero Beach Self Storage	William H. Munn
40	Loan		1	Storage Max - Holly Spring	L. Howard Brooks Jr. and E. Allen Massey
41	Loan	22	1	Hawthorne Owners Corp.	NAP
42	Loan	22	1	69 West 9 Owners Corp.	NAP
43	Loan		1	230-250 North La Brea Avenue	Scott C. Looney and Peter T. Chapman
44	Loan		1	Ridgewood Farms	John Silverman
45	Loan		1	EZ Storage-Orchard Lake Road	Stephen M. Nolan
46	Loan	27	1	CitiCentre	AGS Properties Corporation
47	Loan		1	Greenview Courtyard Apartments	AGS Properties Corporation
48	Loan		1	The Annex	Marc Luzzatto and Asher Luzzatto
49	Loan	22	1	950 Fifth Avenue Corporation	NAP
50	Loan		1	155-11 146th Avenue Jamaica	Jean-Paul Noens
51	Loan	22	1	Park Hill Owners, Inc.	NAP
52	Loan		1	Security Public Storage - Ceres	Michael B. Eisler, Michael Bradley Eisler Revocable Trust U/A/D January 3, 2003, Michael S. Orwitz and Michael Orwitz Living Trust
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	Alex Z. Agin and Alex Z. Agin Family Trust
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	George Thacker, Lawrence Charles Kaplan and Richard Schontz
55	Loan		1	Pack Rat Self Storage	Ronald G. Rudy, Ian G. Poll and Jason Poll
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP
57	Loan		2	Victoria Gardens and Rocwood MHC	Richard J. Wilhelm
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	David Swerdloff
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	NAP
60	Loan	22	1	3701 Tenants Corp.	NAP
61	Loan	22	1	Dove Court Owners, Inc.	NAP
62	Loan		1	Walgreens - Fort Worth TX	Eva H. Field
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP
65	Loan	22	1	520 W. 50th St., Inc.	NAP
66	Loan	22	1	43-10 44th Owners Corp.	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR	Wesport Properties, Inc.
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP

A-1-62

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
69	Loan		1	Walgreens in Cookeville	Kent P. Woods and Robert H. Holeman, Trustees of the Holeman Legacy Trust U/A/D December 18, 2002, Sedona Motel Properties LLC and Sedona Real Inn LLC
70	Loan		2	Indiana MHC Portfolio	Lotus Capital
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	NAP
72	Loan	22	1	9944 Forest Corp.	NAP
73	Loan		1	Walgreens in Arlington	Kent P. Woods and Robert H. Holeman, Trustees of the Holeman Legacy Trust U/A/D December 18, 2002, Sedona Motel Properties LLC and Sedona Real Inn LLC
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP
76	Loan	22	1	Gramatan Owners Inc.	NAP
77	Loan	22	1	Concordia Apartments, Ltd.	NAP
78	Loan	22	1	242 West 104 Owners, Inc.	NAP
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP
80	Loan	22	1	140 West 74 Street Corporation	NAP

A-1-63

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
1	Loan		1	One North Wacker	71 South Wacker Drive Holdings LLC	No
2	Loan		1	1201 Lake Robbins	The Woodlands Land Development Company, L.P.	No
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	London Terrace Towers Owners, Inc.	No
4	Loan		1	One SoHo Square	The Gluck Family Trust	No
5	Loan	5, 6	1	Park Avenue Plaza	NAP	No
6	Loan	7, 8	1	1 Union Square South Retail	The Related Companies, L.P.	No
7	Loan		1	Raymour & Flanigan Campus	Neil Goldberg Family Asset Preservation Trust	No
8	Loan	9	29	ExchangeRight 49	David Fisher, Joshua Ungerecht and Warren Thomas	Yes
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Yes
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-64

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
10	Loan		1	Ten West One	NAP	No
11	Loan	10	1	Village at Jordan Creek Shopping Center	BPR Nimbus LLC	No
12	Loan	11	1	251 Central Park West	Seth Haberman	No
13	Loan		1	Reservoir Industrial Center	Stampley Family Trust u/t/d November 5, 1999 and William D. Stampley	No
14	Loan		1	3800 Hamlin	REDICO Properties LLC	No
15	Loan		1	Arizona Mills	Simon Property Group, L.P.	No
16	Loan		1	Chandler Heights Marketplace	Kulwant Singh Sarai	No
17	Loan	12	1	Yucaipa Valley Commercial Center	Chapman Investment Company	No
18	Loan		1	Stonebridge Village	Stanley Werb and Jonathan Gaines	No
19	Loan	13, 14, 15	1	1634 Church Avenue	Jacob Aini	No
20	Loan	16	1	Claremont Village Square	Jonathan Tolkin and Jonathan Tolkin, as trustee of the Jonathan Tolkin Trust Dated July 20, 2010 and Restated February 3, 2017	No
21	Loan		1	Allentown HQ	AG Net Lease IV Corp., AG Net Lease IV (Q) Corp., and AG Net Lease Realty Fund IV Investments (H-1), L.P.	No
22	Loan		1	8515 Miramar Place	Salvatore T. Grinceri	No
23	Loan	17	1	North Torrance	Farhad Yazdinian and Daniel Saparzadeh	No
24	Loan		1	Red Rock Center San Diego	Ronen Armony	No
25	Loan		1	Orchard Market Place	Francis Greenburger	No
26	Loan	18	1	Greenfield Place	David Lasky and David J. Lasky Trust Dated August 13, 1994	No
27	Loan		1	Hood River Center	Michael Page and The Michael Edward Page 2008 Revocable Trust	No
28	Loan		1	Shepherd Mountain Plaza	NAP	No
29	Loan	19	2	Spare Cube Portfolio	Joseph Kraus and Amrom Weinstock	No
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	Rick Gambril and Teri Gambril	No
31	Loan		1	Oak Grove Shopping Center	Terryl Zerby	No
32	Loan		1	Storage Sense Harden	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No
33	Loan		1	Germantown Shopping Center	Chu H. Son and In Sook Yi	No
34	Loan		1	Plaza on San Felipe	Lakeview Crossing Shopping Center Dallas Tx. Limited Partnership	No
35	Loan	23, 24	1	The Degnan	Luzzatto Ventures, LP	No
36	Loan	25	1	Grand Teton Plaza	Stephen B. Jaeger	No
37	Loan	26	1	Heritage Plaza	NAP	No
38	Loan		1	Walgreens - Rochester MN	Stanley R. Joffe	No
39	Loan		1	Vero Beach Self Storage	William H. Munn	No
40	Loan		1	Storage Max - Holly Spring	L. Howard Brooks Jr. and E. Allen Massey	No
41	Loan	22	1	Hawthorne Owners Corp.	NAP	No
42	Loan	22	1	69 West 9 Owners Corp.	NAP	No
43	Loan		1	230-250 North La Brea Avenue	Scott C. Looney and Peter T. Chapman	No
44	Loan		1	Ridgewood Farms	John Silverman	No
45	Loan		1	EZ Storage-Orchard Lake Road	Stephen M. Nolan	No
46	Loan	27	1	CitiCentre	AGS Properties Corporation	No
47	Loan		1	Greenview Courtyard Apartments	AGS Properties Corporation	No
48	Loan		1	The Annex	Luzzatto Ventures, LP	No
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	No
50	Loan		1	155-11 146th Avenue Jamaica	Jean-Paul Noens	No
51	Loan	22	1	Park Hill Owners, Inc.	NAP	No
52	Loan		1	Security Public Storage - Ceres	Michael B. Eisler, Michael Bradley Eisler Revocable Trust U/A/D January 3, 2003, Michael S. Orwitz and Michael Orwitz Living Trust	No
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	Alex Z. Agin and Alex Z. Agin Family Trust	No
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No
55	Loan		1	Pack Rat Self Storage	Ronald G. Rudy, Ian G. Poll and Jason Poll	No
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	No
57	Loan		2	Victoria Gardens and Rocwood MHC	Richard J. Wilhelm	No
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	David Swerdloff	No
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	NAP	No
60	Loan	22	1	3701 Tenants Corp.	NAP	No
61	Loan	22	1	Dove Court Owners, Inc.	NAP	No
62	Loan		1	Walgreens - Fort Worth TX	Eva H. Field	No
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	No
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	No
65	Loan	22	1	520 W. 50th St., Inc.	NAP	No
66	Loan	22	1	43-10 44th Owners Corp.	NAP	No
67	Loan		1	West Village Mini Storage - Little Rock, AR	C2B Real Estate Holdings, LLC and Hoeven Family Partnership II, LLC	No
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	No

A-1-65

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
69	Loan		1	Walgreens in Cookeville	Kent P. Woods and Robert H. Holeman, Trustees of the Holeman Legacy Trust U/A/D December 18, 2002, Sedona Motel Properties LLC and Sedona Real Inn LLC	No
70	Loan		2	Indiana MHC Portfolio	Anar Pitre and Kalyan Jonnalagadda	No
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	NAP	No
72	Loan	22	1	9944 Forest Corp.	NAP	No
73	Loan		1	Walgreens in Arlington	Kent P. Woods and Robert H. Holeman, Trustees of the Holeman Legacy Trust U/A/D December 18, 2002, Sedona Motel Properties LLC and Sedona Real Inn LLC	No
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	No
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	No
76	Loan	22	1	Gramatan Owners Inc.	NAP	No
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	No
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	No
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	No
80	Loan	22	1	140 West 74 Street Corporation	NAP	No

A-1-66

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
1	Loan		1	One North Wacker	No	Refinance		353,000,000	6,961,961	0	0	359,961,961	352,858,833
2	Loan		1	1201 Lake Robbins	No	Recapitalization		250,000,000	0	0	0	250,000,000	0
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	No	Refinance		82,000,000	0	0	0	82,000,000	54,767,954
4	Loan		1	One SoHo Square	Yes	Refinance		470,000,000	2,309,102	315,000,000	120,000,000	907,309,102	900,036,150
5	Loan	5, 6	1	Park Avenue Plaza	No	Refinance		460,000,000	1,388,164	115,000,000	0	576,388,164	512,914,175
6	Loan	7, 8	1	1 Union Square South Retail	No	Refinance		75,000,000	1,432,990	0	0	76,432,990	75,366,250
7	Loan		1	Raymour & Flanigan Campus	No	Refinance		87,000,000	0	0	0	87,000,000	39,240,759
8	Loan	9	29	ExchangeRight 49	No	Acquisition		68,800,000	47,032,410	0	0	115,832,410	0
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51	No	Acquisition		44,450,000	39,626,499	0	0	84,076,499	0
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-67

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
10	Loan		1	Ten West One	No	Acquisition		40,260,000	28,426,186	0	0	68,686,186	0
11	Loan	10	1	Village at Jordan Creek Shopping Center	No	Recapitalization		40,000,000	0	0	0	40,000,000	0
12	Loan	11	1	251 Central Park West	No	Refinance		29,500,000	0	0	0	29,500,000	17,270,237
13	Loan		1	Reservoir Industrial Center	No	Refinance		29,000,000	0	0	0	29,000,000	11,501,112
14	Loan		1	3800 Hamlin	No	Acquisition		26,650,000	15,880,861	0	0	42,530,861	0
15	Loan		1	Arizona Mills	No	Refinance		100,000,000	47,212,167	0	0	147,212,167	146,739,422
16	Loan		1	Chandler Heights Marketplace	No	Refinance
17	Loan	12	1	Yucaipa Valley Commercial Center	No	Refinance
18	Loan		1	Stonebridge Village	Yes	Acquisition
19	Loan	13, 14, 15	1	1634 Church Avenue	No	Recapitalization
20	Loan	16	1	Claremont Village Square	No	Refinance
21	Loan		1	Allentown HQ	No	Acquisition
22	Loan		1	8515 Miramar Place	No	Refinance
23	Loan	17	1	North Torrance	No	Refinance
24	Loan		1	Red Rock Center San Diego	Yes	Acquisition
25	Loan		1	Orchard Market Place	No	Recapitalization
26	Loan	18	1	Greenfield Place	No	Refinance
27	Loan		1	Hood River Center	No	Refinance
28	Loan		1	Shepherd Mountain Plaza	No	Refinance
29	Loan	19	2	Spare Cube Portfolio	No	Refinance
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center	No	Refinance
31	Loan		1	Oak Grove Shopping Center	No	Refinance
32	Loan		1	Storage Sense Harden	No	Acquisition
33	Loan		1	Germantown Shopping Center	No	Acquisition
34	Loan		1	Plaza on San Felipe	No	Refinance
35	Loan	23, 24	1	The Degnan	No	Refinance
36	Loan	25	1	Grand Teton Plaza	No	Acquisition
37	Loan	26	1	Heritage Plaza	No	Refinance
38	Loan		1	Walgreens - Rochester MN	No	Acquisition
39	Loan		1	Vero Beach Self Storage	No	Refinance
40	Loan		1	Storage Max - Holly Spring	No	Refinance
41	Loan	22	1	Hawthorne Owners Corp.	No	Refinance
42	Loan	22	1	69 West 9 Owners Corp.	No	Refinance
43	Loan		1	230-250 North La Brea Avenue	No	Refinance
44	Loan		1	Ridgewood Farms	No	Acquisition
45	Loan		1	EZ Storage-Orchard Lake Road	No	Refinance
46	Loan	27	1	CitiCentre	No	Refinance
47	Loan		1	Greenview Courtyard Apartments	No	Refinance
48	Loan		1	The Annex	No	Refinance
49	Loan	22	1	950 Fifth Avenue Corporation	No	Refinance
50	Loan		1	155-11 146th Avenue Jamaica	No	Refinance
51	Loan	22	1	Park Hill Owners, Inc.	No	Refinance
52	Loan		1	Security Public Storage - Ceres	No	Refinance
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	No	Refinance
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane	No	Acquisition
55	Loan		1	Pack Rat Self Storage	No	Refinance
56	Loan	22	1	760 West End Avenue Owners, Inc.	No	Refinance
57	Loan		2	Victoria Gardens and Rocwood MHC	No	Refinance
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio	No	Acquisition
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	No	Refinance
60	Loan	22	1	3701 Tenants Corp.	No	Refinance
61	Loan	22	1	Dove Court Owners, Inc.	No	Refinance
62	Loan		1	Walgreens - Fort Worth TX	No	Acquisition
63	Loan	22	1	Cambridge 41-42 Owners Corp.	No	Refinance
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	No	Refinance
65	Loan	22	1	520 W. 50th St., Inc.	No	Refinance
66	Loan	22	1	43-10 44th Owners Corp.	No	Refinance
67	Loan		1	West Village Mini Storage - Little Rock, AR	No	Acquisition
68	Loan	22	1	Bay Street Landing Owners Corp.	No	Refinance

A-1-68

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
69	Loan		1	Walgreens in Cookeville	No	Refinance
70	Loan		2	Indiana MHC Portfolio	No	Acquisition
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	No	Refinance
72	Loan	22	1	9944 Forest Corp.	No	Refinance
73	Loan		1	Walgreens in Arlington	No	Acquisition
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	No	Refinance
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	No	Refinance
76	Loan	22	1	Gramatan Owners Inc.	No	Refinance
77	Loan	22	1	Concordia Apartments, Ltd.	No	Refinance
78	Loan	22	1	242 West 104 Owners, Inc.	No	Refinance
79	Loan	22	1	249 Eldridge St. Owners Corp.	No	Refinance
80	Loan	22	1	140 West 74 Street Corporation	No	Refinance

A-1-69

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
1	Loan		1	One North Wacker	0	601,702	6,501,426	0	0	359,961,961	NAP	NAP	NAP	NAP
2	Loan		1	1201 Lake Robbins	0	1,866,197	0	248,133,803	0	250,000,000	NAP	NAP	NAP	NAP
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	0	1,674,989	0	25,557,057	0	82,000,000	NAP	NAP	NAP	NAP
4	Loan		1	One SoHo Square	0	7,272,952	0	0	0	907,309,102	NAP	NAP	NAP	NAP
5	Loan	5, 6	1	Park Avenue Plaza	0	11,324,028	52,149,961	0	0	576,388,164	NAP	NAP	NAP	NAP
6	Loan	7, 8	1	1 Union Square South Retail	0	1,066,740	0	0	0	76,432,990	NAP	NAP	NAP	NAP
7	Loan		1	Raymour & Flanigan Campus	0	1,906,710	252,876	45,599,654	0	87,000,000	NAP	NAP	NAP	NAP
8	Loan	9	29	ExchangeRight 49	111,044,859	1,309,986	3,477,565	0	0	115,832,410	NAP	NAP	NAP	NAP
8.01	Property		1	Valspar Industrial - Massillon, OH							NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI							NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL							NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA							NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH							NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA							NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO							NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL							NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL							NAP	NAP	NAP	NAP
8.1	Property		1	Verizon Wireless - Bristol, VA							NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY							NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN							NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA							NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME							NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ							NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA							NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI							NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT							NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI							NAP	NAP	NAP	NAP
8.2	Property		1	Dollar General - Lansing, MI							NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA							NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA							NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI							NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI							NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI							NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI							NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI							NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX							NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL							NAP	NAP	NAP	NAP
9	Loan		24	ExchangeRight Net Leased Portfolio #51	80,934,385	1,028,296	2,113,818	0	0	84,076,499	NAP	NAP	NAP	NAP
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA							NAP	NAP	NAP	NAP
9.02	Property		1	Walgreens - Largo, MD							NAP	NAP	NAP	NAP
9.03	Property		1	Walgreens - Charlotte, NC							NAP	NAP	NAP	NAP
9.04	Property		1	Walgreens - Virginia Beach, VA							NAP	NAP	NAP	NAP
9.05	Property		1	Walgreens - Salem, OH							NAP	NAP	NAP	NAP
9.06	Property		1	Walgreens - Southfield, MI							NAP	NAP	NAP	NAP
9.07	Property		1	Hy-Vee - South Sioux City, NE							NAP	NAP	NAP	NAP
9.08	Property		1	Fresenius Medical Care - Conyers, GA							NAP	NAP	NAP	NAP
9.09	Property		1	WellMed - McAllen, TX							NAP	NAP	NAP	NAP
9.1	Property		1	Walgreens - Omaha, NE							NAP	NAP	NAP	NAP
9.11	Property		1	WellMed - Corpus Christi, TX							NAP	NAP	NAP	NAP
9.12	Property		1	Bank of America - Niantic, CT							NAP	NAP	NAP	NAP
9.13	Property		1	Verizon - Lansing, MI							NAP	NAP	NAP	NAP
9.14	Property		1	Dollar General - Baltimore, MD							NAP	NAP	NAP	NAP
9.15	Property		1	Family Dollar - Galena Park, TX							NAP	NAP	NAP	NAP
9.16	Property		1	Sherwin Williams - Oak Forest, IL							NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Uniontown, PA							NAP	NAP	NAP	NAP
9.18	Property		1	Dollar General - Petersburg, VA							NAP	NAP	NAP	NAP
9.19	Property		1	O’Reilly - Kankakee, IL							NAP	NAP	NAP	NAP
9.2	Property		1	Dollar General - Kyle, TX							NAP	NAP	NAP	NAP
9.21	Property		1	Citizen’s Bank - Bay Village, OH							NAP	NAP	NAP	NAP
9.22	Property		1	Dollar General - Weslaco, TX							NAP	NAP	NAP	NAP
9.23	Property		1	Dollar General - Texas City, TX							NAP	NAP	NAP	NAP
9.24	Property		1	Dollar General - Huntsville, AL							NAP	NAP	NAP	NAP

A-1-70

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
10	Loan		1	Ten West One	67,100,000	1,586,186	0	0	0	68,686,186	NAP	NAP	NAP	NAP
11	Loan	10	1	Village at Jordan Creek Shopping Center	0	256,599	0	39,743,401	0	40,000,000	NAP	NAP	NAP	NAP
12	Loan	11	1	251 Central Park West	0	1,246,553	485,443	10,497,767	0	29,500,000	NAP	NAP	NAP	NAP
13	Loan		1	Reservoir Industrial Center	0	466,052	0	17,032,836	0	29,000,000	NAP	NAP	NAP	NAP
14	Loan		1	3800 Hamlin	40,200,000	623,825	1,707,036	0	0	42,530,861	NAP	NAP	NAP	NAP
15	Loan		1	Arizona Mills	0	472,745	0	0	0	147,212,167	NAP	NAP	NAP	NAP
16	Loan		1	Chandler Heights Marketplace							NAP	NAP	NAP	NAP
17	Loan	12	1	Yucaipa Valley Commercial Center							NAP	NAP	NAP	NAP
18	Loan		1	Stonebridge Village							NAP	NAP	NAP	NAP
19	Loan	13, 14, 15	1	1634 Church Avenue							NAP	NAP	NAP	NAP
20	Loan	16	1	Claremont Village Square							NAP	NAP	NAP	NAP
21	Loan		1	Allentown HQ							NAP	NAP	NAP	NAP
22	Loan		1	8515 Miramar Place							NAP	NAP	NAP	NAP
23	Loan	17	1	North Torrance							NAP	NAP	NAP	NAP
24	Loan		1	Red Rock Center San Diego							NAP	NAP	NAP	NAP
25	Loan		1	Orchard Market Place							NAP	NAP	NAP	NAP
26	Loan	18	1	Greenfield Place							NAP	NAP	NAP	NAP
27	Loan		1	Hood River Center							NAP	NAP	NAP	NAP
28	Loan		1	Shepherd Mountain Plaza							NAP	NAP	NAP	NAP
29	Loan	19	2	Spare Cube Portfolio							NAP	NAP	NAP	NAP
29.01	Property		1	3 Highland Industrial Park Drive							NAP	NAP	NAP	NAP
29.02	Property		1	1 Highland Industrial Park Drive							NAP	NAP	NAP	NAP
30	Loan	20, 21	1	Los Osos Shopping Center							NAP	NAP	NAP	NAP
31	Loan		1	Oak Grove Shopping Center							NAP	NAP	NAP	NAP
32	Loan		1	Storage Sense Harden							NAP	NAP	NAP	NAP
33	Loan		1	Germantown Shopping Center							NAP	NAP	NAP	NAP
34	Loan		1	Plaza on San Felipe							NAP	NAP	NAP	NAP
35	Loan	23, 24	1	The Degnan							NAP	NAP	NAP	NAP
36	Loan	25	1	Grand Teton Plaza							NAP	NAP	NAP	NAP
37	Loan	26	1	Heritage Plaza							NAP	NAP	NAP	NAP
38	Loan		1	Walgreens - Rochester MN							NAP	NAP	NAP	NAP
39	Loan		1	Vero Beach Self Storage							NAP	NAP	NAP	NAP
40	Loan		1	Storage Max - Holly Spring							NAP	NAP	NAP	NAP
41	Loan	22	1	Hawthorne Owners Corp.							NAP	NAP	NAP	NAP
42	Loan	22	1	69 West 9 Owners Corp.							NAP	NAP	NAP	NAP
43	Loan		1	230-250 North La Brea Avenue							NAP	NAP	NAP	NAP
44	Loan		1	Ridgewood Farms							NAP	NAP	NAP	NAP
45	Loan		1	EZ Storage-Orchard Lake Road							NAP	NAP	NAP	NAP
46	Loan	27	1	CitiCentre							NAP	NAP	NAP	NAP
47	Loan		1	Greenview Courtyard Apartments							NAP	NAP	NAP	NAP
48	Loan		1	The Annex							NAP	NAP	NAP	NAP
49	Loan	22	1	950 Fifth Avenue Corporation							NAP	NAP	NAP	NAP
50	Loan		1	155-11 146th Avenue Jamaica							NAP	NAP	NAP	NAP
51	Loan	22	1	Park Hill Owners, Inc.							NAP	NAP	NAP	NAP
52	Loan		1	Security Public Storage - Ceres							NAP	NAP	NAP	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio							NAP	NAP	NAP	NAP
53.01	Property		1	Upper Whitney							NAP	NAP	NAP	NAP
53.02	Property		1	Lower Whitney							NAP	NAP	NAP	NAP
54	Loan		1	Storage Sense Mebane							NAP	NAP	NAP	NAP
55	Loan		1	Pack Rat Self Storage							NAP	NAP	NAP	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.							NAP	NAP	NAP	NAP
57	Loan		2	Victoria Gardens and Rocwood MHC							NAP	NAP	NAP	NAP
57.01	Property		1	Victoria Gardens MHC							NAP	NAP	NAP	NAP
57.02	Property		1	Rocwood MHC							NAP	NAP	NAP	NAP
58	Loan		3	Dollar General Portfolio							NAP	NAP	NAP	NAP
58.01	Property		1	Dollar General - Martinsburg, WV							NAP	NAP	NAP	NAP
58.02	Property		1	Dollar General - Forest Park, OH							NAP	NAP	NAP	NAP
58.03	Property		1	Dollar General - Watertown, SD							NAP	NAP	NAP	NAP
59	Loan	22	1	Main Duane Owners Corp.							NAP	NAP	NAP	NAP
60	Loan	22	1	3701 Tenants Corp.							NAP	NAP	NAP	NAP
61	Loan	22	1	Dove Court Owners, Inc.							NAP	NAP	NAP	NAP
62	Loan		1	Walgreens - Fort Worth TX							NAP	NAP	NAP	NAP
63	Loan	22	1	Cambridge 41-42 Owners Corp.							NAP	NAP	NAP	NAP
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.							NAP	NAP	NAP	NAP
65	Loan	22	1	520 W. 50th St., Inc.							NAP	NAP	NAP	NAP
66	Loan	22	1	43-10 44th Owners Corp.							NAP	NAP	NAP	NAP
67	Loan		1	West Village Mini Storage - Little Rock, AR							NAP	NAP	NAP	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.							NAP	NAP	NAP	NAP

A-1-71

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
69	Loan		1	Walgreens in Cookeville							NAP	NAP	NAP	NAP
70	Loan		2	Indiana MHC Portfolio							NAP	NAP	NAP	NAP
70.01	Property		1	Maple Run MHC							NAP	NAP	NAP	NAP
70.02	Property		1	Pleasant Valley MHC							NAP	NAP	NAP	NAP
71	Loan	22	1	243 Riverside Drive Corporation							NAP	NAP	NAP	NAP
72	Loan	22	1	9944 Forest Corp.							NAP	NAP	NAP	NAP
73	Loan		1	Walgreens in Arlington							NAP	NAP	NAP	NAP
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.							NAP	NAP	NAP	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.							NAP	NAP	NAP	NAP
76	Loan	22	1	Gramatan Owners Inc.							NAP	NAP	NAP	NAP
77	Loan	22	1	Concordia Apartments, Ltd.							NAP	NAP	NAP	NAP
78	Loan	22	1	242 West 104 Owners, Inc.							NAP	NAP	NAP	NAP
79	Loan	22	1	249 Eldridge St. Owners Corp.							NAP	NAP	NAP	NAP
80	Loan	22	1	140 West 74 Street Corporation							NAP	NAP	NAP	NAP

A-1-72

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value
1	Loan		1	One North Wacker	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan		1	1201 Lake Robbins	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	-	360,000,000
4	Loan		1	One SoHo Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 6	1	Park Avenue Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	7, 8	1	1 Union Square South Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan		1	Raymour & Flanigan Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9	29	ExchangeRight 49	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Valspar Industrial - Massillon, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	Walgreens - Hesperia, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Hobby Lobby - Huber Heights, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Hobby Lobby - Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Walgreens - Saint Joseph, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	CVS Pharmacy - Waukegan, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Walgreens - Galesburg, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.1	Property		1	Verizon Wireless - Bristol, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Walgreens - Indianapolis, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	Dollar General - Auburn, ME	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	Dollar General - Penns Grove, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Dollar General - Brunswick, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Dollar General - Romulus, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	Dollar General - East Windsor, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	Dollar General - Grand Rapids, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.2	Property		1	Dollar General - Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	Dollar Tree - Christiansburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	Dollar General - Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.23	Property		1	Dollar General - Allen Park, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.24	Property		1	Dollar General - Westland, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.25	Property		1	Dollar General - Jackson, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.26	Property		1	Dollar General - Battle Creek, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.27	Property		1	Dollar General - Wyoming, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.28	Property		1	Dollar General - Temple, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.29	Property		1	Dollar General - Prattville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		24	ExchangeRight Net Leased Portfolio #51	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Walgreens - Largo, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Walgreens - Charlotte, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Walgreens - Virginia Beach, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Walgreens - Salem, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Walgreens - Southfield, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Hy-Vee - South Sioux City, NE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Fresenius Medical Care - Conyers, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	WellMed - McAllen, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.1	Property		1	Walgreens - Omaha, NE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	WellMed - Corpus Christi, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Bank of America - Niantic, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Verizon - Lansing, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	Dollar General - Baltimore, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Family Dollar - Galena Park, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Sherwin Williams - Oak Forest, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	Dollar General - Uniontown, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Dollar General - Petersburg, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	O’Reilly - Kankakee, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.2	Property		1	Dollar General - Kyle, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Citizen’s Bank - Bay Village, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.22	Property		1	Dollar General - Weslaco, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.23	Property		1	Dollar General - Texas City, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.24	Property		1	Dollar General - Huntsville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-73

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value
10	Loan		1	Ten West One	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	10	1	Village at Jordan Creek Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11	1	251 Central Park West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	Reservoir Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	3800 Hamlin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Arizona Mills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Chandler Heights Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	12	1	Yucaipa Valley Commercial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Stonebridge Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	13, 14, 15	1	1634 Church Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	16	1	Claremont Village Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	Allentown HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	8515 Miramar Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	17	1	North Torrance	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Red Rock Center San Diego	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Orchard Market Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	18	1	Greenfield Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hood River Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	Shepherd Mountain Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	2	Spare Cube Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	3 Highland Industrial Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	1 Highland Industrial Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	20, 21	1	Los Osos Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Oak Grove Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Storage Sense Harden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Germantown Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan		1	Plaza on San Felipe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	23, 24	1	The Degnan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	25	1	Grand Teton Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	26	1	Heritage Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Walgreens - Rochester MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	Vero Beach Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Storage Max - Holly Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	22	1	Hawthorne Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	56,100,000
42	Loan	22	1	69 West 9 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	42,350,000
43	Loan		1	230-250 North La Brea Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan		1	Ridgewood Farms	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	EZ Storage-Orchard Lake Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	27	1	CitiCentre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Greenview Courtyard Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan		1	The Annex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	22	1	950 Fifth Avenue Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	40,700,000
50	Loan		1	155-11 146th Avenue Jamaica	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	Loan	22	1	Park Hill Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	40,000,000
52	Loan		1	Security Public Storage - Ceres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.01	Property		1	Upper Whitney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.02	Property		1	Lower Whitney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Loan		1	Storage Sense Mebane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Loan		1	Pack Rat Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Loan	22	1	760 West End Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	700,000	45,200,000
57	Loan		2	Victoria Gardens and Rocwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.01	Property		1	Victoria Gardens MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.02	Property		1	Rocwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Loan		3	Dollar General Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.01	Property		1	Dollar General - Martinsburg, WV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.02	Property		1	Dollar General - Forest Park, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.03	Property		1	Dollar General - Watertown, SD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Loan	22	1	Main Duane Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	30,300,000
60	Loan	22	1	3701 Tenants Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,000,000	16,300,000
61	Loan	22	1	Dove Court Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	300,000	23,600,000
62	Loan		1	Walgreens - Fort Worth TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Loan	22	1	Cambridge 41-42 Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	19,460,000
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	8,100,000
65	Loan	22	1	520 W. 50th St., Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	13,500,000
66	Loan	22	1	43-10 44th Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11,200,000
67	Loan		1	West Village Mini Storage - Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Loan	22	1	Bay Street Landing Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5,100,000

A-1-74

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value
69	Loan		1	Walgreens in Cookeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Loan		2	Indiana MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70.01	Property		1	Maple Run MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70.02	Property		1	Pleasant Valley MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Loan	22	1	243 Riverside Drive Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	32,650,000
72	Loan	22	1	9944 Forest Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	12,660,000
73	Loan		1	Walgreens in Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	13,200,000
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8,800,000
76	Loan	22	1	Gramatan Owners Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	10,500,000
77	Loan	22	1	Concordia Apartments, Ltd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	8,050,000
78	Loan	22	1	242 West 104 Owners, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	150,000	12,600,000
79	Loan	22	1	249 Eldridge St. Owners Corp.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	500,000	11,600,000
80	Loan	22	1	140 West 74 Street Corporation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	250,000	18,000,000

A-1-75

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1	Loan		1	One North Wacker
2	Loan		1	1201 Lake Robbins
3	Loan	3, 4	1	London Terrace Towers Owners, Inc.	22.8%	7.7%	47	0	2	-527,737
4	Loan		1	One SoHo Square
5	Loan	5, 6	1	Park Avenue Plaza
6	Loan	7, 8	1	1 Union Square South Retail
7	Loan		1	Raymour & Flanigan Campus
8	Loan	9	29	ExchangeRight 49
8.01	Property		1	Valspar Industrial - Massillon, OH
8.02	Property		1	Pick ‘n Save - Wauwatosa, WI
8.03	Property		1	Walgreens - Chicago (Foster Pl), IL
8.04	Property		1	Walgreens - Hesperia, CA
8.05	Property		1	Hobby Lobby - Huber Heights, OH
8.06	Property		1	Hobby Lobby - Christiansburg, VA
8.07	Property		1	Walgreens - Saint Joseph, MO
8.08	Property		1	CVS Pharmacy - Waukegan, IL
8.09	Property		1	Walgreens - Galesburg, IL
8.1	Property		1	Verizon Wireless - Bristol, VA
8.11	Property		1	Fresenius Medical Care - Shelbyville, KY
8.12	Property		1	Walgreens - Indianapolis, IN
8.13	Property		1	Octapharma Plasma - Virginia Beach, VA
8.14	Property		1	Dollar General - Auburn, ME
8.15	Property		1	Dollar General - Penns Grove, NJ
8.16	Property		1	Dollar General - Brunswick, GA
8.17	Property		1	Dollar General - Romulus, MI
8.18	Property		1	Dollar General - East Windsor, CT
8.19	Property		1	Dollar General - Grand Rapids, MI
8.2	Property		1	Dollar General - Lansing, MI
8.21	Property		1	Dollar Tree - Christiansburg, VA
8.22	Property		1	Dollar General - Hammond, LA
8.23	Property		1	Dollar General - Allen Park, MI
8.24	Property		1	Dollar General - Westland, MI
8.25	Property		1	Dollar General - Jackson, MI
8.26	Property		1	Dollar General - Battle Creek, MI
8.27	Property		1	Dollar General - Wyoming, MI
8.28	Property		1	Dollar General - Temple, TX
8.29	Property		1	Dollar General - Prattville, AL
9	Loan		24	ExchangeRight Net Leased Portfolio #51
9.01	Property		1	Holbrook Shopping Center - Holbrook, MA
9.02	Property		1	Walgreens - Largo, MD
9.03	Property		1	Walgreens - Charlotte, NC
9.04	Property		1	Walgreens - Virginia Beach, VA
9.05	Property		1	Walgreens - Salem, OH
9.06	Property		1	Walgreens - Southfield, MI
9.07	Property		1	Hy-Vee - South Sioux City, NE
9.08	Property		1	Fresenius Medical Care - Conyers, GA
9.09	Property		1	WellMed - McAllen, TX
9.1	Property		1	Walgreens - Omaha, NE
9.11	Property		1	WellMed - Corpus Christi, TX
9.12	Property		1	Bank of America - Niantic, CT
9.13	Property		1	Verizon - Lansing, MI
9.14	Property		1	Dollar General - Baltimore, MD
9.15	Property		1	Family Dollar - Galena Park, TX
9.16	Property		1	Sherwin Williams - Oak Forest, IL
9.17	Property		1	Dollar General - Uniontown, PA
9.18	Property		1	Dollar General - Petersburg, VA
9.19	Property		1	O’Reilly - Kankakee, IL
9.2	Property		1	Dollar General - Kyle, TX
9.21	Property		1	Citizen’s Bank - Bay Village, OH
9.22	Property		1	Dollar General - Weslaco, TX
9.23	Property		1	Dollar General - Texas City, TX
9.24	Property		1	Dollar General - Huntsville, AL

A-1-76

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
10	Loan		1	Ten West One
11	Loan	10	1	Village at Jordan Creek Shopping Center
12	Loan	11	1	251 Central Park West
13	Loan		1	Reservoir Industrial Center
14	Loan		1	3800 Hamlin
15	Loan		1	Arizona Mills
16	Loan		1	Chandler Heights Marketplace
17	Loan	12	1	Yucaipa Valley Commercial Center
18	Loan		1	Stonebridge Village
19	Loan	13, 14, 15	1	1634 Church Avenue
20	Loan	16	1	Claremont Village Square
21	Loan		1	Allentown HQ
22	Loan		1	8515 Miramar Place
23	Loan	17	1	North Torrance
24	Loan		1	Red Rock Center San Diego
25	Loan		1	Orchard Market Place
26	Loan	18	1	Greenfield Place
27	Loan		1	Hood River Center
28	Loan		1	Shepherd Mountain Plaza
29	Loan	19	2	Spare Cube Portfolio
29.01	Property		1	3 Highland Industrial Park Drive
29.02	Property		1	1 Highland Industrial Park Drive
30	Loan	20, 21	1	Los Osos Shopping Center
31	Loan		1	Oak Grove Shopping Center
32	Loan		1	Storage Sense Harden
33	Loan		1	Germantown Shopping Center
34	Loan		1	Plaza on San Felipe
35	Loan	23, 24	1	The Degnan
36	Loan	25	1	Grand Teton Plaza
37	Loan	26	1	Heritage Plaza
38	Loan		1	Walgreens - Rochester MN
39	Loan		1	Vero Beach Self Storage
40	Loan		1	Storage Max - Holly Spring
41	Loan	22	1	Hawthorne Owners Corp.	11.6%	4.9%	7	0	0	-11,204
42	Loan	22	1	69 West 9 Owners Corp.	14.2%	0.0%	0	0	0	NAP
43	Loan		1	230-250 North La Brea Avenue
44	Loan		1	Ridgewood Farms
45	Loan		1	EZ Storage-Orchard Lake Road
46	Loan	27	1	CitiCentre
47	Loan		1	Greenview Courtyard Apartments
48	Loan		1	The Annex
49	Loan	22	1	950 Fifth Avenue Corporation	12.3%	0.0%	0	0	0	NAP
50	Loan		1	155-11 146th Avenue Jamaica
51	Loan	22	1	Park Hill Owners, Inc.	12.0%	8.3%	12	0	0	31,383
52	Loan		1	Security Public Storage - Ceres
53	Loan		2	Upper & Lower Whitney Multifamily Portfolio
53.01	Property		1	Upper Whitney
53.02	Property		1	Lower Whitney
54	Loan		1	Storage Sense Mebane
55	Loan		1	Pack Rat Self Storage
56	Loan	22	1	760 West End Avenue Owners, Inc.	9.9%	10.4%	8	0	0	-50,722
57	Loan		2	Victoria Gardens and Rocwood MHC
57.01	Property		1	Victoria Gardens MHC
57.02	Property		1	Rocwood MHC
58	Loan		3	Dollar General Portfolio
58.01	Property		1	Dollar General - Martinsburg, WV
58.02	Property		1	Dollar General - Forest Park, OH
58.03	Property		1	Dollar General - Watertown, SD
59	Loan	22	1	Main Duane Owners Corp.	11.6%	0.0%	0	0	0	NAP
60	Loan	22	1	3701 Tenants Corp.	21.5%	4.0%	0	0	2	NAP
61	Loan	22	1	Dove Court Owners, Inc.	13.1%	2.3%	0	0	3	NAP
62	Loan		1	Walgreens - Fort Worth TX
63	Loan	22	1	Cambridge 41-42 Owners Corp.	14.6%	6.5%	4	2	0	47,045
64	Loan	22	1	3000 Valentine Avenue Owners, Inc.	32.1%	51.8%	0	29	0	-75,013
65	Loan	22	1	520 W. 50th St., Inc.	18.5%	0.0%	0	0	0	NAP
66	Loan	22	1	43-10 44th Owners Corp.	20.1%	29.8%	2	12	0	125,539
67	Loan		1	West Village Mini Storage - Little Rock, AR
68	Loan	22	1	Bay Street Landing Owners Corp.	41.2%	0.0%	0	0	0	NAP

A-1-77

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
69	Loan		1	Walgreens in Cookeville
70	Loan		2	Indiana MHC Portfolio
70.01	Property		1	Maple Run MHC
70.02	Property		1	Pleasant Valley MHC
71	Loan	22	1	243 Riverside Drive Corporation	5.5%	0.0%	0	0	0	NAP
72	Loan	22	1	9944 Forest Corp.	14.2%	49.1%	0	27	0	375,348
73	Loan		1	Walgreens in Arlington
74	Loan	22	1	120-10-12 85th Ave. Owners Corp.	11.6%	0.0%	0	0	0	NAP
75	Loan	22	1	70-80 Gibson Boulevard Owners, Inc.	15.9%	0.0%	0	0	0	NAP
76	Loan	22	1	Gramatan Owners Inc.	13.1%	9.6%	0	5	0	-10,200
77	Loan	22	1	Concordia Apartments, Ltd.	13.8%	0.0%	0	0	0	NAP
78	Loan	22	1	242 West 104 Owners, Inc.	7.9%	4.2%	1	0	0	-14,480
79	Loan	22	1	249 Eldridge St. Owners Corp.	8.6%	12.0%	3	0	0	18,195
80	Loan	22	1	140 West 74 Street Corporation	5.5%	0.0%	0	0	0	NAP

A-1-78

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSBNA” denotes Morgan Stanley Bank, N.A., “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC, “NCB” denotes National Cooperative Bank, N.A., “NCCB” denotes National Consumer Cooperative Bank, “GSBI” denotes Goldman Sachs Bank USA, “DBRI” denotes DBR Investments Co. Limited. and “BMO” denotes BMO Harris Bank, N.A.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of the related Mortgaged Properties, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” and the Annex A-3 in this prospectus for additional information.

(3)	For mortgage loan #3 (London Terrace Towers Owners, Inc.) and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the London Terrace Towers Owners, Inc. Mortgage Loan and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank , N.A., including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor or is shown same as the borrower in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the London Terrace Towers Owners, Inc. Mortgage Loan and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and is, instead, reflected as not applicable (NAP). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 are not presented on Annex A-1 with respect to the London Terrace Towers Owners, Inc. Mortgage Loan and with respect to all residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten Net Operating Income and Underwritten Net Cash Flow.

(4)	For mortgage loan #3 (London Terrace Towers Owners, Inc.), the Number of Units is based solely on residential units including the one unit occupied by the superintendent and excludes the commercial unit.

(5)	For mortgage loan #5 (Park Avenue Plaza), the borrower is permitted up to a two day grace period for each payment so long as such payment is received by the lender no later than the 10th day of the calendar month in which such payment is due (or if the 10th calendar day is not a business day, on the preceding business day). With respect to a late payment fee, a late payment charge will be waived once per year as long as the borrower makes the delinquent payment within ten days excluding the payment due on the Maturity Date.

A-1-79

(6)	For mortgage loan #5 (Park Avenue Plaza), the Third Largest Tenant, Aon, has subleased all of its space as described more fully in the Park Avenue Plaza summary in Annex A-3.

(7)	For mortgage loan #6 (1 Union Square South Retail), the Street Address is the best estimate based on the metes and bounds legal description, as an exact property address is not available.

(8)	For mortgage loan #6 (1 Union Square South Retail), the Initial Other Escrow Amount ($) is in the form of a letter of credit.

(9)	For mortgage loan #8 (ExchangeRight 49), the Appraised Values presented for the mortgage loan properties Hobby Lobby - Christiansburg, VA and Dollar Tree - Christiansburg, VA reflect the aggregate of the individual mortgaged property appraised values totaling $7,200,000. The pooled appraisal based on an assumption that both of the mortgaged properties would be sold together as a portfolio is $7,150,000

(10)	For mortgage loan #11 (Village at Jordan Creek Shopping Center), the loan documents provide the borrower with one, two business day grace period in any 12-month period with respect to a delinquent payment excluding the payment due on the Maturity Date.

(11)	For mortgage loan #12 (251 Central Park West), the 251 Central Park West mortgaged property includes three office tenants, Covington Medical Office (2.0% of net rentable square feet), Wishnie and Schaeffer Office (2.1% of net rentable square feet) and Nokit Realty (0.8% of net rentable square feet).

(12)	For mortgage loan #17 (Yucaipa Valley Commercial Center), the Yucaipa Valley Commercial Center mortgaged property includes three medical office tenants, Beaver Medical Group (13.4% of net rentable square feet), Yucaipa Valley Optometry (1.0% of net rentable square feet) and Dentartistry / Dr. Maryellen DeBanff (0.9% of net rentable square feet).

(13)	For mortgage loan #19 (1634 Church Avenue), the 1634 Church Avenue mortgaged property is a mixed use property comprised of multifamily space (67.6% of net rentable square feet) and retail space (32.4% of net rentable square feet).

(14)	For mortgage loan #19 (1634 Church Avenue), the borrower has informed the lender that the related Mortgaged Property is subject to a pending application for a 35-year 421-a tax exemption (the “421-a Exemption”) for the multifamily portion of the Mortgaged Property. In addition, the related Mortgaged Property is subject to a pending application for a 25-year property tax abatement under the New York City Industrial and Commercial Abatement Program (“ICAP”, and such abatement the “ICAP Abatement”) for the retail portion of the Mortgaged Property, whereunder property taxes would be abated at a consistent level during the first sixteen years, and at a declining value through the twenty-fifth and final year of the ICAP Abatement. Applications for the 421-a Exemption and ICAP Abatement were submitted in July 2019 and August 2021, respectively. Due to the pending nature of the 421-a Exemption and ICAP Abatement, the related borrower was required to provide an evergreen letter of credit in the amount of $4,175,000 (the “1634 Church Avenue LOC”) in connection with loan origination. The 1634 Church Avenue LOC is required to be released subject to, among other things, (a) the absence of an ongoing event of default, (b) the disbursement will occur not later than 12 months from loan origination; provided, however, that lender in its reasonable discretion may extend such 12 month period for disbursement of such funds if borrower provides lender with satisfactory evidence that borrower is diligently attempting to obtain in a commercially reasonable manner the 421-a Exemption, (c) no cash sweep event period exists, (d) the borrower has provided lender with the “final certificate of eligibility” for the 421-a Exemption and such other reasonable evidence that lender may request to evidence that the 421-a Exemption is in place with respect to the mortgaged property or that the ICAP Abatement is in place, (e) the borrower has provided lender with reasonably satisfactory evidence that all filing fees and all other charges to obtain the 421-a Exemption have been paid to the applicable Governmental Authorities, (f) the related lender’s determination that (i) the underwritten cash flow divided by the loan amount after the 1634 Church Avenue LOC is released is equal to or greater than 7.00%, and (ii) the loan-to-value ratio is less than or equal to 64.5%. The Appraised Value for the related mortgage loan makes the extraordinary assumptions that the 421-a

A-1-80

Exemption and ICAP Abatement will be granted. According to the appraisal, the net present value of the 421-a Exemption is $6,410,000 and the net present value of the ICAP Abatement is $270,000. If such net present values were subtracted from the appraised value of $32,550,000 the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Mortgage Loan would be 81.2%. There can be no assurance of what the actual value of the Mortgaged Property would be if the 421-a Exemption and ICAP Abatement are not received. The mortgage loan was underwritten based on the same assumptions, and assuming $282,455 and $21,582 of tax savings, respectively, from such exemptions. Without taking into account such assumed tax savings, the Underwritten NOI DSCR(x) would be 1.69x, the Underwritten NCF DSCR(x) would be 1.68x, the Underwritten NOI Debt Yield(%) would be 5.8% and the Underwritten NCF Debt Yield(%) would be 5.7%. There can be no assurance that either the 421-a Exemption or the ICAP Abatement will be obtained.

(15)	For mortgage loan #19 (1634 Church Avenue), under the loan documents the debt service coverage ratio test for cash management is calculated based on the loan principal amount net of the amount of the 1634 Church Avenue LOC until the earlier of the borrower obtaining the 421-a Exemption and 12 months of origination (subject to 6 months extension if the lender extends the period for the borrower to obtain the 421-a Exemption).

(16)	For mortgage loan #20 (Claremont Village Square), the borrower’s predecessor-in-interest executed a $1,243,000 note payable to the Claremont Redevelopment Agency in 2006, which is fully subordinated to the mortgage loan and does not carry principal and interest payments, but rather is payable from operations and capital event distributions to members. The current Claremont Redevelopment Agency note’s balance is $752,810.

(17)	For mortgage loan #23 (North Torrance), the largest tenant (35,000 square feet), representing 31.6% of net rentable square footage, subleases its entire space for a total annual base rent of $159,243 ($4.55 per square foot expiring on May 31, 2022).

(18)	For mortgage loan #26 (Greenfield Place), the TI/LC Reserve Cap will be reduced to $600,000 if Jo-Ann Fabrics has renewed or extended the term of its lease upon terms reasonably acceptable to the lender (including a reasonable tenant estoppel certificate evidencing a lease term expiring no sooner than 5 years after the existing expiration) and otherwise in accordance with the mortgage loan documents.

(19)	For mortgage loan #29 (Spare Cube Portfolio), the largest tenant at the 1 Highland Industrial Property, The Beverage Works NY, Inc, has the right to terminate its lease if it loses its distribution rights with a specified customer and cannot secure an additional or replacement tenant.

(20)	For mortgage loan #30 (Los Osos Shopping Center), the monthly replacement reserve amount will be reduced to $1,166 until the February 2031 payment date if a roof replacement event has occurred pursuant to the terms of the mortgage loan documents. From and after the February 2031 monthly payment date, the reserve amount will be $1,166 if a roof replacement event has occurred and $46,882 if a roof replacement event has not occurred, pursuant to the terms of the mortgage loan documents.

(21)	For mortgage loan #30 (Los Osos Shopping Center), the replacement reserve cap will be reduced to $27,990 after the occurrence of a roof replacement event, pursuant to the terms of the mortgage loan documents.

(22)	With respect to the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A., the information contained in the columns entitled “Subordinate Companion Loan Cut-off Date Balance” and “Subordinate Companion Loan Interest Rate” also includes relevant information regarding the subordinate lines of credit corresponding to such loans, although those subordinate lines of credit are not considered Companion Loans. See the chart column entitled “Non-Trust Mortgage Loan Interest Rate” under “Risk Factors – Other Secured Indebtedness – Additional Debt Secured by Residential Cooperative Properties” in this prospectus.

A-1-81

(23)	For mortgage loan #35 (The Degnan), the sole tenant (22,263 square feet), representing 100.0% of net rentable square feet, has a one-time right to terminate its lease effective May 31, 2029 with written notice no later than May 2, 2028 and payment of a termination fee.

(24)	For mortgage loan #35 (The Degnan), the sole tenant (22,263 square feet), representing 100.0% of net rentable square feet, has taken possession, but is currently building out its space and has abated rent through May 31, 2022. All outstanding free rent, tenant improvements and leasing commissions were reserved for at closing.

(25)	For mortgage loan #36 (Grand Teton Plaza), on each monthly payment date occurring in November and May throughout the loan term, the borrower is required to fund the Tax Reserve by 50% of the lender’s estimated taxes payable during the next ensuing 12 months, in accordance with the mortgage loan documents.

(26)	For mortgage loan #37 (Heritage Plaza), the second largest tenant, Loving Pediatric Dentistry, has the right to terminate its lease on the death or disability of Dr. Loving.

(27)	For mortgage loan #46 (CitiCentre), the fourth largest tenant, Tiktin Real Estate Investment Services, can terminate effective as of February 28, 2022, upon six months’ notice.

A-1-82

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

BANK 2021-BNK37

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	25	$545,996,571	41.3%	3.1541%	105	360	3.73x	12.4%	11.9%	49.0%	47.4%
Bank of America, National Association	12	349,697,059	26.4	2.9437	119	360	3.78	11.6	11.0	47.9	44.9
Morgan Stanley Mortgage Capital Holdings LLC	20	341,515,000	25.8	3.2532	110	360	3.47	12.2	11.6	48.5	47.3
National Cooperative Bank, N.A.	22	61,184,263	4.6	3.0058	120	389	9.14	39.2	38.5	9.5	8.0
Wells Fargo Bank, National Association/Bank of America, National Association	1	24,927,899	1.9	3.8020	58	358	4.27	25.6	24.0	32.4	29.4
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93x	13.6%	13.0%	46.4%	44.6%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Office	16	$480,179,571	36.3%	3.1432%	109	360	3.47x	11.8%	11.2%	48.1%	47.5%
CBD	3	265,500,000	20.1	2.7539	109	0	4.32	12.6	12.1	42.0	42.0
Suburban	8	207,120,000	15.7	3.6275	112	360	2.41	10.9	10.1	55.6	54.2
Medical	5	7,559,571	0.6	3.5478	59	0	2.68	10.0	9.6	57.6	57.6
Retail	72	428,534,403	32.4	3.2139	104	359	3.62	13.3	12.5	51.1	47.1
Anchored	13	257,217,899	19.4	2.9948	113	359	4.49	15.2	14.3	46.1	42.9
Single Tenant	53	87,005,344	6.6	3.5909	69	359	2.56	9.7	9.5	57.7	57.5
Power Center	2	50,893,059	3.8	3.6505	119	359	1.79	10.9	9.8	62.7	49.7
Unanchored	3	23,118,101	1.7	3.3645	107	360	2.40	10.3	9.8	58.9	53.5
Shadow Anchored	1	10,300,000	0.8	3.0050	120	360	2.55	14.2	12.9	47.6	36.5
Multifamily	27	182,684,263	13.8	2.7150	120	389	7.11	23.2	22.9	19.5	19.0
Cooperative	23	143,184,263	10.8	2.6131	120	389	8.28	27.1	26.7	11.7	11.1
High Rise	1	29,500,000	2.2	2.8800	119	0	3.10	9.2	9.0	43.9	43.9
Mid Rise	1	5,300,000	0.4	3.7700	120	0	2.16	8.4	8.3	49.1	49.1
Garden	2	4,700,000	0.4	3.5940	120	0	2.50	9.6	9.1	70.7	70.7
Industrial	7	131,092,740	9.9	3.1222	115	360	3.14	10.6	10.1	55.0	54.2
Warehouse Distribution	4	92,500,000	7.0	3.1944	119	360	2.65	9.6	9.1	57.8	56.7
Warehouse	2	31,109,838	2.4	2.8126	116	0	4.71	13.8	13.3	45.0	45.0
Manufacturing	1	7,482,902	0.6	3.5160	58	0	2.56	9.4	9.1	61.5	61.5
Self Storage	9	55,634,814	4.2	3.6243	102	360	2.43	9.7	9.6	57.9	54.1
Self Storage	9	55,634,814	4.2	3.6243	102	360	2.43	9.7	9.6	57.9	54.1
Mixed Use	2	39,000,000	2.9	3.1390	120	0	3.43	10.8	10.6	51.7	51.7
Multifamily/Retail	1	21,000,000	1.6	3.3550	120	0	2.10	7.2	7.1	64.5	64.5
Retail/Office	1	18,000,000	1.4	2.8870	119	0	4.99	15.1	14.6	36.8	36.8
Manufactured Housing	4	6,195,000	0.5	4.0884	120	360	1.75	10.3	10.1	66.4	59.2
Manufactured Housing	4	6,195,000	0.5	4.0884	120	360	1.75	10.3	10.1	66.4	59.2
Total/Weighted Average:	137	$1,323,320,792	100.0%	3.1294%	110	364	3.93x	13.6%	13.0%	46.4%	44.6%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

BANK 2021-BNK37

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	32	$492,684,263	37.2%	2.7361%	112	389	5.92x	17.7%	17.3%	31.3%	31.1%
Texas	14	181,479,021	13.7	3.6593	117	360	2.38	10.5	9.8	53.6	52.2
California	12	151,615,492	11.5	3.1616	118	359	3.55	11.9	11.3	49.5	48.3
Southern	11	146,879,839	11.1	3.1488	118	360	3.61	11.9	11.3	49.1	48.3
Northern	1	4,735,652	0.4	3.5600	118	358	1.76	9.7	9.6	62.3	49.0
Illinois	7	125,810,843	9.5	2.7903	115	360	2.92	9.0	8.3	53.9	53.8
Arizona	2	48,177,899	3.6	3.9072	88	359	2.91	17.6	16.5	52.4	43.6
Michigan	12	41,577,796	3.1	3.3458	60	360	2.77	13.9	12.9	59.1	55.2
Iowa	1	39,943,059	3.0	3.6770	119	359	1.77	10.6	9.7	61.5	48.4
North Carolina	4	25,874,030	2.0	3.7450	110	360	1.93	8.6	8.5	65.3	59.6
Georgia	3	25,354,853	1.9	3.1416	112	360	1.97	10.4	9.6	70.2	63.4
Wisconsin	2	19,942,671	1.5	3.2490	96	360	2.64	12.5	12.0	53.9	48.4
Florida	3	17,510,000	1.3	3.5095	120	0	2.68	9.9	9.4	54.0	54.0
Washington	2	17,000,000	1.3	3.1050	119	0	4.88	16.3	15.4	47.0	47.0
New Jersey	2	16,244,267	1.2	3.1191	116	360	1.99	10.4	10.0	62.2	56.0
Virginia	7	15,997,311	1.2	3.4111	81	0	2.85	10.3	9.8	63.1	63.1
Ohio	5	15,255,057	1.2	3.5891	63	0	2.55	9.5	9.2	59.9	59.9
Indiana	4	13,835,882	1.0	3.6805	115	360	1.83	11.2	9.7	66.7	55.2
Oregon	1	12,240,000	0.9	3.0500	117	0	3.14	10.5	9.7	60.0	60.0
Oklahoma	1	11,000,000	0.8	3.1500	117	360	2.14	11.4	11.1	58.2	49.4
Idaho	1	8,450,000	0.6	3.3580	116	0	3.43	12.7	11.7	57.7	57.7
Minnesota	1	6,995,000	0.5	3.5300	119	0	2.36	8.5	8.4	58.3	58.3
Connecticut	4	6,813,900	0.5	3.5790	101	0	2.55	9.7	9.2	66.7	66.7
Maryland	2	5,220,835	0.4	3.5600	60	0	2.72	10.2	9.8	56.1	56.1
Missouri	2	4,520,658	0.3	3.7267	92	360	2.21	10.3	10.1	64.0	60.7
Nebraska	2	4,458,179	0.3	3.5600	60	0	2.72	10.2	9.8	56.1	56.1
Massachusetts	1	4,402,101	0.3	3.5600	60	0	2.72	10.2	9.8	56.1	56.1
Arkansas	1	2,109,000	0.2	3.9700	119	0	2.45	10.5	9.9	59.4	59.4
Tennessee	1	1,997,165	0.2	3.6970	83	359	2.16	12.0	11.9	41.6	35.9
West Virginia	1	1,324,446	0.1	4.2850	120	0	1.94	8.4	8.4	60.5	60.5
Kentucky	1	1,066,112	0.1	3.5160	58	0	2.56	9.4	9.1	61.5	61.5
South Dakota	1	1,016,014	0.1	4.2850	120	0	1.94	8.4	8.4	60.5	60.5
Pennsylvania	1	995,379	0.1	3.5600	60	0	2.72	10.2	9.8	56.1	56.1
Alabama	2	951,199	0.1	3.5400	59	0	2.65	9.8	9.5	58.6	58.6
Maine	1	864,959	0.1	3.5160	58	0	2.56	9.4	9.1	61.5	61.5
Louisiana	1	593,402	0.0	3.5160	58	0	2.56	9.4	9.1	61.5	61.5
Total/Weighted Average:	137	$1,323,320,792	100.0%	3.1294%	110	364	3.93x	13.6%	13.0%	46.4%	44.6%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).
A-2-2

BANK 2021-BNK37

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
998,396 - 1,000,000	3	$2,998,396	0.2%	3.1500%	120	360	11.54x	60.1%	59.5%	5.9%	4.5%
1,000,001 - 2,000,000	9	14,424,959	1.1	3.4200	110	369	6.82	35.6	34.9	24.5	20.6
2,000,001 - 3,000,000	7	17,300,223	1.3	3.3930	119	425	4.47	19.9	19.4	25.7	24.3
3,000,001 - 4,000,000	4	13,650,000	1.0	3.3647	120	360	6.89	29.0	28.5	25.3	23.6
4,000,001 - 5,000,000	9	42,165,973	3.2	3.3633	119	383	5.50	22.0	21.5	42.0	38.6
5,000,001 - 6,000,000	7	40,060,000	3.0	3.3846	111	0	4.13	14.1	13.5	49.9	49.9
6,000,001 - 7,000,000	4	26,484,283	2.0	3.2212	119	359	3.99	16.7	16.5	42.6	42.3
7,000,001 - 8,000,000	1	7,500,000	0.6	2.7500	119	360	3.06	17.0	15.0	37.9	31.8
8,000,001 - 9,000,000	1	8,450,000	0.6	3.3580	116	0	3.43	12.7	11.7	57.7	57.7
9,000,001 - 10,000,000	1	9,700,000	0.7	3.6000	119	0	2.21	8.6	8.1	61.3	61.3
10,000,001 - 15,000,000	13	157,956,000	11.9	3.3526	114	360	2.69	11.9	11.1	53.1	48.3
15,000,001 - 20,000,000	2	33,500,000	2.5	2.9856	119	360	3.59	13.0	12.5	48.6	45.5
20,000,001 - 30,000,000	8	199,977,899	15.1	3.2090	104	359	3.15	13.2	12.4	54.1	50.3
30,000,001 - 50,000,000	4	169,653,059	12.8	3.6471	88	359	2.36	10.0	9.4	59.5	56.5
50,000,001 - 70,000,000	1	57,000,000	4.3	2.9250	119	0	3.03	9.7	9.0	58.4	58.4
70,000,001 - 80,000,000	3	225,000,000	17.0	2.6111	107	0	6.15	16.5	16.0	30.9	30.9
80,000,001 - 90,000,000	1	82,000,000	6.2	2.3200	120	0	7.63	18.1	18.0	13.4	13.4
90,000,001 - 100,000,000	1	100,000,000	7.6	3.8270	119	0	2.26	9.2	8.8	55.3	55.3
100,000,001 - 115,500,000	1	115,500,000	8.7	2.7185	119	0	2.96	8.9	8.2	53.2	53.2
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93x	13.6%	13.0%	46.4%	44.6%

A-2-3

BANK 2021-BNK37

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.34 - 1.50	4	$40,710,000	3.1%	4.0445%	120	360	1.42x	8.6%	8.2%	72.4%	59.7%
1.51 - 2.00	9	129,379,711	9.8	3.5485	119	360	1.84	10.2	9.5	63.8	54.9
2.01 - 2.50	14	224,818,918	17.0	3.7262	116	360	2.26	9.3	8.8	56.9	56.4
2.51 - 3.00	12	291,510,000	22.0	3.1054	94	360	2.79	10.7	10.0	54.5	52.9
3.01 - 3.50	8	139,140,000	10.5	2.9891	118	360	3.10	10.4	9.7	54.4	54.1
3.51 - 4.00	1	6,000,000	0.5	3.0100	120	0	3.63	11.7	11.1	41.7	41.7
4.01 - 4.50	3	61,677,899	4.7	3.2596	94	358	4.16	18.1	16.9	38.2	37.0
4.51 - 5.00	8	147,597,579	11.2	2.8132	100	410	4.89	14.7	14.3	37.3	37.2
5.01 - 17.59	21	282,486,684	21.3	2.5639	120	388	7.63	22.5	22.0	20.6	20.4
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93x	13.6%	13.0%	46.4%	44.6%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.2 - 8.0	2	$32,000,000	2.4%	3.5802%	120	360	1.85x	7.5%	7.4%	66.7%	63.5%
8.1 - 9.0	10	191,055,000	14.4	3.1958	119	360	2.52	8.8	8.2	57.2	55.0
9.1 - 10.0	11	315,311,652	23.8	3.5019	108	359	2.52	9.4	9.0	56.7	56.1
10.1 - 11.0	11	171,902,059	13.0	3.4208	101	359	2.38	10.4	9.8	60.4	55.7
11.1 - 12.0	6	40,232,165	3.0	3.3550	117	360	2.42	11.5	10.7	60.0	53.1
12.1 - 13.0	2	31,450,000	2.4	2.8987	118	0	3.95	12.6	11.6	52.1	52.1
13.1 - 14.0	3	90,307,753	6.8	2.8051	86	358	4.71	13.6	13.4	33.9	33.9
14.1 - 15.0	5	58,400,000	4.4	2.8906	120	360	3.90	14.2	13.5	45.3	41.3
15.1 - 20.0	9	311,250,000	23.5	2.6079	114	360	6.23	17.5	16.8	29.1	28.2
20.1 - 92.4	21	81,412,162	6.2	3.2412	101	379	7.96	36.4	35.4	15.9	13.9
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93x	13.6%	13.0%	46.4%	44.6%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.1 - 8.0	3	$36,600,000	2.8%	3.6405%	120	360	1.79x	7.6%	7.5%	67.2%	63.2%
8.1 - 9.0	14	419,715,000	31.7	3.3412	119	360	2.57	9.1	8.6	56.0	55.1
9.1 - 10.0	16	252,603,711	19.1	3.4790	95	360	2.32	10.2	9.6	61.1	56.6
10.1 - 11.0	4	22,585,000	1.7	3.4457	103	360	2.86	10.8	10.5	60.3	59.1
11.1 - 12.0	5	50,447,165	3.8	2.9984	117	360	3.45	12.2	11.4	51.8	49.7
12.1 - 13.0	2	24,050,000	1.8	3.0948	118	360	3.38	13.9	12.9	36.9	32.2
13.1 - 14.0	7	136,657,753	10.3	2.7797	98	360	4.43	14.0	13.6	38.5	37.1
14.1 - 15.0	3	52,150,000	3.9	3.0364	89	360	3.60	15.9	14.7	48.4	44.4
15.1 - 20.0	5	247,100,000	18.7	2.5140	120	0	6.95	17.9	17.4	24.6	24.6
20.1 - 91.1	21	81,412,162	6.2	3.2412	101	379	7.96	36.4	35.4	15.9	13.9
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93x	13.6%	13.0%	46.4%	44.6%

A-2-4

BANK 2021-BNK37

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.3 - 20.0	21	$138,484,263	10.5%	2.5948%	120	391	8.43	x	27.5%	27.2%	11.4%	10.8%
20.1 - 25.0	2	4,700,000	0.4	3.1517	120	360	3.84		15.3	14.9	21.0	18.8
25.1 - 30.0	2	88,750,000	6.7	2.4090	119	0	7.15		17.8	17.0	26.4	26.4
30.1 - 35.0	3	174,927,899	13.2	2.9266	94	358	5.20		16.9	16.4	33.2	32.8
35.1 - 40.0	4	39,057,753	3.0	2.8227	118	360	3.87		15.7	14.4	37.0	33.8
40.1 - 45.0	5	70,997,165	5.4	2.8631	119	359	3.94		11.8	11.4	44.0	43.9
45.1 - 50.0	8	67,000,000	5.1	3.3728	109	360	3.04		12.7	12.0	48.2	44.9
50.1 - 55.0	3	153,500,000	11.6	2.8595	119	0	3.04		9.4	8.7	52.8	52.8
55.1 - 60.0	13	333,454,000	25.2	3.4848	105	360	2.61		10.3	9.7	57.4	56.6
60.1 - 65.0	9	150,438,711	11.4	3.5253	101	359	2.15		9.5	9.0	62.1	57.5
65.1 - 70.0	5	35,811,000	2.7	3.5557	118	360	2.01		10.7	9.8	67.8	59.1
70.1 - 73.8	5	66,200,000	5.0	3.6737	119	360	1.66		9.3	8.7	72.2	62.1
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.6 - 20.0	22	$140,584,263	10.6%	2.6013%	120	389	8.34	x	27.3%	27.0%	11.6%	10.9%
20.1 - 25.0	1	2,600,000	0.2	3.2500	120	0	4.75		16.2	15.7	21.5	21.5
25.1 - 30.0	3	113,677,899	8.6	2.7145	105	358	6.51		19.5	18.6	27.7	27.0
30.1 - 35.0	5	171,057,753	12.9	2.7795	102	360	5.06		15.6	15.0	33.8	33.1
35.1 - 40.0	3	30,297,165	2.3	2.9805	117	360	3.97		14.6	13.8	40.8	36.6
40.1 - 45.0	5	81,500,000	6.2	2.8775	119	360	3.79		12.2	11.8	44.9	43.6
45.1 - 50.0	9	99,878,711	7.5	3.5521	112	359	2.47		11.2	10.6	55.2	48.4
50.1 - 55.0	5	191,100,000	14.4	2.9493	111	360	2.94		10.5	9.6	54.5	52.9
55.1 - 60.0	15	349,130,000	26.4	3.5390	110	360	2.47		9.7	9.2	59.0	57.3
60.1 - 65.0	10	132,845,000	10.0	3.5254	98	360	2.16		9.1	8.7	65.1	62.5
65.1 - 70.7	2	10,650,000	0.8	3.3739	118	0	2.90		10.5	9.9	70.3	70.3
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.2710 - 2.5000	2	$157,000,000	11.9%	2.2966%	120	0	7.67	x	18.3%	17.9%	19.4%	19.4%
2.5001 - 2.7500	6	262,000,000	19.8	2.7228	108	360	3.82		11.7	10.6	45.5	45.1
2.7501 - 3.0000	12	215,809,604	16.3	2.8834	119	385	5.23		17.3	18.9	37.6	37.4
3.0001 - 3.2500	29	203,414,659	15.4	3.1287	111	366	3.68		16.4	13.6	49.5	45.5
3.2501 - 3.5000	3	42,166,000	3.2	3.3885	118	360	2.25		9.0	21.2	64.2	61.2
3.5001 - 3.7500	14	191,838,630	14.5	3.5856	89	359	2.34		10.0	6.9	60.0	56.1
3.7501 - 4.0000	7	188,931,899	14.3	3.8314	107	358	2.54		11.6	12.4	52.7	52.2
4.0001 - 4.2500	5	56,750,000	4.3	4.0597	120	360	1.61		8.6	3.3	66.5	57.7
4.2501 - 4.5160	2	5,410,000	0.4	4.3644	120	360	1.73		8.4	8.3	62.6	59.3
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

A-2-5

BANK 2021-BNK37

Annex A-2: Mortgage Pool Information

Range of Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	6	$158,827,899	12.0%	3.5496%	59	359	2.91	x	13.3%	12.6%	53.9%	52.4%
61 - 84	3	78,554,918	5.9	2.7654	81	359	4.76		13.6	13.5	35.0	34.8
85 - 120	71	1,085,937,974	82.1	3.0943	119	365	4.02		13.7	13.1	46.1	44.1
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
58 - 60	6	$158,827,899	12.0%	3.5496%	59	359	2.91	x	13.3%	12.6%	53.9%	52.4%
81 - 83	3	78,554,918	5.9	2.7654	81	359	4.76		13.6	13.5	35.0	34.8
116 - 120	71	1,085,937,974	82.1	3.0943	119	365	4.02		13.7	13.1	46.1	44.1
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	42	$1,019,264,000	77.0%	3.0531%	110	0	4.17	x	12.6%	12.1%	44.9%	44.9%
360	34	293,103,747	22.1	3.4001	108	360	2.91		16.3	15.3	53.0	44.6
480	4	10,953,044	0.8	2.9916	119	479	9.07		39.7	38.7	7.6	6.5
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	42	$1,019,264,000	77.0%	3.0531%	110	0	4.17	x	12.6%	12.1%	44.9%	44.9%
358 - 360	34	293,103,747	22.1	3.4001	108	360	2.91		16.3	15.3	53.0	44.6
479	4	10,953,044	0.8	2.9916	119	479	9.07		39.7	38.7	7.6	6.5
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

(1)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-6

BANK 2021-BNK37

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	42	$1,019,264,000	77.0%	3.053	110	0	4.17	x	12.6%	12.1%	44.9%	44.9%
Amortizing Balloon	26	177,445,792	13.4	3.461	101	367	3.90		21.0	20.0	44.6	36.8
Interest Only, Amortizing Balloon	12	126,611,000	9.6	3.280	119	360	2.07		11.6	10.7	60.7	52.4
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	58	$882,729,979	66.7%	2.8987%	113	368	4.73	x	15.3%	14.7%	39.6%	38.4%
Acquisition	18	267,147,753	20.2	3.5301	93	360	2.36		10.6	9.9	61.7	58.5
Recapitalization	4	173,443,059	13.1	3.6865	119	359	2.32		9.8	9.3	57.3	54.3
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/ Springing Cash Management	10	$445,680,958	33.7%	3.1846%	94	359	3.15	x	11.7%	11.0%	51.9%	49.9%
Springing	36	342,719,918	25.9	3.2701	115	360	2.94		11.2	10.6	54.0	51.6
Hard/ In Place Cash Management	6	262,500,000	19.8	3.2925	119	360	3.43		11.7	11.2	50.0	49.7
None	24	147,919,915	11.2	2.6434	120	386	8.07		26.6	26.2	13.4	12.3
Soft/Springing Cash Management	4	124,500,000	9.4	2.7783	119	360	5.64		15.8	15.1	37.5	33.9
Total/Weighted Average:	80	$1,323,320,792	100.0%	3.1294%	110	364	3.93	x	13.6%	13.0%	46.4%	44.6%

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	44	$599,967,467	45.3%	46	$612,976,467	46.3%	34	$710,344,324	53.7%
Insurance Escrow	11	$110,861,000	8.4%	10	$107,311,000	8.1%	70	$1,216,009,792	91.9%
Replacement Reserve	6	$77,705,000	5.9%	39	$602,323,059	45.5%	17	$651,527,817	49.2%
TI/LC Reserve(1)	10	$269,116,000	24.7%	16	$240,293,059	22.1%	20	$747,698,817	68.7%

(1)	The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS
OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

A-3-2

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

River North
Fulton River District
Chicago River
Wolf Point
Franklin Street Bridge
Marina City
The River Hotel
W. Fulton St.
CTA BLUE LINE
W. Wacker Dr.
211 W. Wacker
222 North LaSalle
LaSalle-Wacker Building
17 West Wacker
35 West Wacker
333 Wacker Drive
CTA GREEN, PINK LINES
Clinton/Lake
Clark/Lake
CTA LOOP
State/Lake
Ogilvie Transportation Center (METRA)
150 North Wacker
155 N. Wacker
James R. Thompson Ctr/Atrium Mall
State of Illinois Building
Chicago Title & Trust Center
Gene Siskel Film Center
Oriental Theater
W. Randolph St.
Gogo
HERE Chicago
Boeing HQ
110 N. Wacker
101 N. Wacker
Kimpton Hotel Allegro
Cook County Building
Richard J. Daley Ctr.
DALEY PLAZA
108 N. State Street
Macy's
N. Jefferson St.
N. Clinton St.
N. Canal St.
N. Wacker Dr.
N. Franklin St.
N. Wells St.
N. LaSalle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Michigan Ave.
OGILVIE
W. Washington St.
Washington/Wells
Washington/Dearborn
Wash./State
Pittsfield Building
Citigroup Center
South Branch Chicago River
110 North Wacker Drive
Madison Plaza
One North Wacker
1 North Wacker Drive
Chicago, IL 60606
W. Madison St.
COOK COUNTY
Lyric Opera of Chicago
1 South Wacker Drive
10 S. LaSalle
181 W. Madison
Chase Tower
GE Transportation
Chicago Mercantile Exchange
71 South Wacker Drive
1 North Franklin
Chicago Loop
CTA BLUE LINE
CTA RED LINE
W. Monroe St.
METRA COMMUTER RAIL
Monroe/Dearborn
Monroe/State
West Loop
129 South LaSalle
Franklin Center
LaSalle Bank Building
W. Adams St.
E. Adams St.
Union Station
UNION STATION
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. LaSalle St.
S. Clark St.
Dearborn St.
S. State St.
Willis (Sears) Tower
The Rookery Building
Quincy/Wells
Federal Reserve Bank of Chicago
Bank of America Building
W. Jackson Blvd.
Jackson/Dearborn
Jackson/State
S. Clinton St.
S. Canal St.
175 West Jackson
Chicago Board of Trade
LaSalle/Van Buren
DePaul University
Pritzker Park
CHICAGO
Chicago O'Hare Intl. Airport 12 miles
W. Van Buren St.
Chicago Stock Exchange
Harold Washington Library Ctr.
Robert Morris University
Auditorium Theatre
Roosevelt University
Eisenhower Expwy
290
Clinton
CTA BLUE LINE
LaSalle
E. Congress Pkwy.
D'Angelo Park
LA SALLE STREET METRA
Chicago Federal Building
W. Harrison St.
Harrison
Museum of Contemporary Photography
Printers Row
W. Polk St.
Dearborn Station
Dearborn Park
River City Condominiums
South Loop
CTA GREEN, ORANGE LINES
S. Michigan Ave.
Lake Michigan
Evanston
Oak Park
Oak Lawn

A-3-3

No. 1 – One North Wacker

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance(1):	$115,500,000		Location:	Chicago, IL
	Cut-off Date Balance(1):	$115,500,000		Size:	1,412,035 SF
	% of Initial Pool Balance:	8.7%		Cut-off Date Balance Per SF(1):	$249.99
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$249.99
	Borrower Sponsor:	The Irvine Company		Year Built/Renovated:	2001/NAP
	Guarantor:	71 South Wacker Drive Holdings LLC		Title Vesting:	Fee
	Mortgage Rate:	2.7185%		Property Manager:	Hines Interests Limited Partnership
	Note Date:	September 10, 2021		Current Occupancy (As of)(5):	81.3% (9/1/2021)
	Seasoning:	1 month		6/30/2020 Occupancy(5):	91.0%
	Maturity Date:	October 1, 2031		6/30/2019 Occupancy:	87.0%
	IO Period:	120 months		6/30/2018 Occupancy:	86.0%
	Loan Term (Original):	120 months		6/30/2017 Occupancy:	89.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(5):	$664,000,000
	Loan Amortization Type:	Interest only		As-Is Appraised Value Per SF(5):	$470.24
	Call Protection(2):	L(25),DorYM1(90),O(5)		As-Is Appraisal Valuation Date:	August 10, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		TTM 7/31/2021 NOI:	$30,737,245
	Additional Debt Type (Balance)(1):	Pari Passu ($237,500,000)		TTM 6/30/2020 NOI:	$36,156,466
				TTM 6/30/2019 NOI:	$32,913,965
				TTM 6/30/2018 NOI:	$32,878,040
				U/W Revenues:	$70,771,979
				U/W Expenses:	$39,495,609
Escrows and Reserves(3)				U/W NOI:	$31,276,370
	Initial	Monthly	Cap	U/W NCF:	$28,833,804
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.21x / 2.96x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.9% / 8.2%
Replacement Reserve	$0	Springing	$299,964	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.9% / 8.2%
TI/LC Reserve	$0	Springing	$5,600,000	Cut-off Date LTV Ratio(1):	53.2%
Other Reserve(4)	$6,501,426	$0	NAP	LTV Ratio at Maturity(1):	53.2%

Sources and Uses
Sources			Uses
Original whole loan amount	$353,000,000	98.1%	Loan Payoff	$352,858,833	98.0%
Borrower Equity	6,961,961	1.9	Reserves	6,501,426	1.8
			Closing Costs	601,702	0.2
Total Sources	$359,961,961	100.0%	Total Uses	$359,961,961	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One North Wacker Whole Loan (as defined below).

(2)	Defeasance of the One North Wacker Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the One North Wacker Whole Loan to be securitized and (b) November 1, 2024. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in November 2021.

(3)	See “Escrows” section.

(4)	Other Reserve consists of a free rent reserve ($1,915,596) and a landlord obligations reserve ($4,585,830).

(5)	The novel coronavirus pandemic is an evolving situation and could impact the One North Wacker Whole Loan more severely than assumed in the underwriting of the One North Wacker Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “One North Wacker Mortgage Loan”) is part of a whole loan that is evidenced by seven pari passu promissory notes, with an aggregate original principal balance of $353,000,000 (together, the “One North Wacker Whole Loan”). The One North Wacker Whole Loan is secured by a first priority fee mortgage encumbering a 1,412,035 square foot Class A office tower located in Chicago, Illinois (the “One North Wacker Property”). The One North Wacker Mortgage Loan is evidenced by the non-controlling Note A-3, Note A-4 and Note A-6 with an aggregate original principal balance of $115,500,000. The remaining promissory notes comprising the One North Wacker Whole Loan are summarized in the below table. The One North Wacker Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The One North Wacker Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-4

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$122,000,000	$122,000,000	BANK 2021-BNK36	Yes
A-2	$95,000,000	$95,000,000	Bank of America, National Association	No
A-3	$80,000,000	$80,000,000	BANK 2021-BNK37	No
A-4	$20,500,000	$20,500,000	BANK 2021-BNK37	No
A-5	$15,500,000	$15,500,000	Bank of America, National Association	No
A-6	$15,000,000	$15,000,000	BANK 2021-BNK37	No
A-7	$5,000,000	$5,000,000	BANK 2021-BNK36	No
Total	$353,000,000	$353,000,000

The Borrower and Borrower Sponsor. The borrower is One North Wacker LLC (the “One North Wacker Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor is The Irvine Company, a private real estate developer, operator and investor headquartered in Newport Beach, California. The Irvine Company acquired the One North Wacker Property in two transactions in 2011 and 2015 for a purchase price of approximately $539 million and, after capital expenditures and leasing costs, maintains a current cost basis of $805 million. The non-recourse carveout guarantor is 71 South Wacker Drive Holdings LLC, an affiliate of the borrower sponsor.

The Property. The One North Wacker Property is a 51-story, 1,412,035 square foot, Class A, LEED Platinum certified office tower located in Chicago, Illinois. Originally constructed in 2001, the One North Wacker Property features a three story glass atrium lobby, column-free floor plates with floor-to-ceiling glass windows, a landscaped plaza, an on-site sundry shop, a 9,597 square foot conference center, a private fitness center and the One North Kitchen restaurant and bar. The One North Wacker Property also includes a two-story, 210-space below grade parking garage.

As of September 1, 2021, the One North Wacker Property was 81.3% leased to a granular rent roll of 48 tenants from a wide range of industries. The One North Wacker Property’s two largest tenants by net rentable area, Pricewaterhouse Coopers, LLP and UBS Americas Inc, are established, multinational corporations that have occupied the One North Wacker Property since its original construction in 2001. None of the remaining tenants contribute more than 9.5% to the underwritten base rent at the One North Wacker Property. Between 2013 and 2021, the property has maintained an average occupancy of 90%.

COVID-19 Update. As of September 9, 2021, the borrower sponsor had reported no collection issues. The borrower sponsor granted COVID-19 related rent relief to two food-service tenants, which rent relief is no longer outstanding other than approximately $10,260 of abated rent due to Munchies as of the closing date of the One North Wacker Whole Loan.

Major Tenants.

Pricewaterhouse Coopers, LLP (316,840 square feet, 22.4% of net rentable area, 27.9% of underwritten base rent). Pricewaterhouse Coopers, LLP (“PWC”) is one of the world’s largest accounting firms and one of the largest privately held firms in the United States. PWC employs over 284,000 employees in 155 countries. PWC’s professional services include audit, tax and consulting in various industries. PWC occupies 316,840 square feet at the One North Wacker Property on a lease that expires in October 2028, with three, five-year renewal options. PWC has the option to terminate its lease effective October 31, 2025, if notice is given by April 30, 2024 along with payment of a termination fee of unamortized allowances, rent abatement, commissions and capital expenses plus a 9% interest rate. PWC is reportedly currently seeking to sublease 70,082 square feet (22.1% of its space). The One North Wacker Whole Loan is structured with a cash sweep period that will commence upon the earlier of (i) PWC’s failure to exercise its extension option for all of its leased space prior to the earlier of (x) the date that PWC is required to exercise such option under its lease and (y) the date that is 15 months prior to the then applicable expiration date of its lease; and (ii) PWC providing formal written notice that it relinquishes its lease renewal option with respect to all or a portion of its leased space. See “Lockbox and Cash Management” below.

UBS Americas Inc (138,445 square feet, 9.8% of net rentable area, 14.9% of underwritten base rent). Founded in 1862 and headquartered in Zurich, Switzerland, UBS Group AG is an international financial services company offering a full range of wealth management and investment services. UBS Americas Inc, a subsidiary of UBS Group AG, has been a tenant at the One North Wacker Property since 2001 and currently occupies 138,445 square feet. UBS Americas Inc recently renewed its lease through September 2032, which renewal will be effective October 1, 2022, and has two, five-year renewal options remaining. In connection with the ten-year renewal, UBS Americas Inc committed to a 2.5% annual rent increase and received $40.00 per square feet in tenant improvement allowances from the landlord and five months of abated rent from October 1, 2022 through February 28, 2023.

Barnes & Thornburg LLP (95,475 square feet, 6.8% of net rentable area, 9.5% of underwritten base rent). Barnes & Thornburg LLP is a national, full-service law firm that employs approximately 600 attorneys and operates 19 offices in the continental United States. Barnes & Thornburg LLP occupies 95,475 square feet at the One North Wacker Property on a lease that expires in February 2030, with two, five-year renewal options. Barnes & Thornburg currently subleases 27,747 square feet to Baker & Hostetler through April 30, 2024.

A-3-5

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the tenancy at the One North Wacker Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Exp. Date	Renewal Options	Term. Option (Y/N)
Pricewaterhouse Coopers, LLP	NR/NR/NR	316,840	22.4%	$32.68	$10,354,159	27.9%	10/31/2028	3 x 5 yr	Y(3)
UBS Americas Inc(4)	NR/Aa3/A+	138,445	9.8%	$40.04	$5,543,627	14.9%	9/30/2032	2 x 5 yr	N
Barnes & Thornburg LLP(5)	NR/NR/NR	95,475	6.8%	$36.95	$3,528,008	9.5%	2/28/2030	2 x 5 yr	N
Fitch Group, Inc.	NR/NR/NR	65,392	4.6%	$29.42	$1,923,828	5.2%	12/31/2031	2 x 5 yr	Y(6)
The McQuade Financial Group(7)	NR/NR/NR	50,342	3.6%	$40.60	$2,043,885	5.5%	8/31/2027	2 x 5 yr	N
Adams Street Partners, LLC	NR/NR/NR	40,444	2.9%	$30.91	$1,250,124	3.4%	9/30/2030	2 x 5 yr	Y(8)
B.C. Ziegler and Company	NR/NR/NR	32,445	2.3%	$29.80	$966,960	2.6%	7/31/2030	2 x 5 yr	Y(9)
Stifel, Nicolaus & Company	BBB/NR/BBB-	29,477	2.1%	$28.50	$840,095	2.3%	6/30/2034	NAP	Y(10)
The Irvine Company(11)	NR/NR/NR	25,116	1.8%	$0.00	$0	0.0%	Various(4)	NAP	N
Wipfli	NR/NR/NR	24,359	1.7%	$28.00	$682,052	1.8%	11/30/2029	2 x 5 yr(12)	Y(13)
Subtotal/Wtd. Avg.		818,335	58.0%	$33.16	$27,132,738	73.0%

Other Tenants		330,251	23.4%	$30.38	$10,032,085	27.0%
Vacant		263,449	18.7%	$0.00	$0	0.0%
Total/Wtd. Avg.		1,412,035	100.0%	$32.36(14)	$37,164,823	100.0%

(1)	Information is based on the underwritten rent roll dated September 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Pricewaterhouse Coopers, LLP has the option to terminate its lease effective October 31, 2025, if notice is given by April 30, 2024 along with payment of a termination fee of unamortized allowances, rent abatement, commissions and capital expenses plus a 9% interest rate.

(4)	In connection with its lease renewal, UBS Americas Inc received five months of abated rent from October 1, 2022 through February 28, 2023.

(5)	Barnes & Thornburg currently subleases 27,747 square feet to Baker & Hostetler through April 30, 2024.

(6)	Fitch Group, Inc. has the option to terminate its lease effective December 31, 2029, with 12 months’ notice and payment of a termination fee equal to $3,734,090.

(7)	The McQuade Financial Group currently subleases 3,456 square feet to Waitzman Voigt, D’Aquila through August 31, 2027.

(8)	Adams Street Partners, LLC has the option to terminate its lease effective September 30, 2027, with 12 months’ notice and payment of a termination fee equal to $1,929,294.

(9)	B.C. Ziegler and Company has the option to terminate its lease effective July 31, 2025, with 12 months’ notice and payment of a termination fee equal to $3,618,303.

(10)	Stifel, Nicolaus & Company has the option to terminate its lease effective December 31, 2030, with 12 months’ notice and payment of a termination fee equal to $2,240,918.

(11)	The Irvine Company is sponsor affiliated. The Irvine Company occupies 17,379 square feet expiring on July 31, 2024 and 7,737 square feet expiring on October 31, 2026.

(12)	Wipfli has one additional ten year renewal option after exercising its two five-year options.

(13)	Wipfli has the option to terminate its lease effective May 31, 2026, with 12 months’ notice and payment of a termination fee equal to $2,032,058.

(14)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-6

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the lease rollover schedule at the One North Wacker Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM/2021	2	2,528	0.2%	2,528	0.2%	$87,974	0.2%	$34.80
2022	6	33,154	2.3%	35,682	2.5%	$982,472	2.6%	$29.63
2023	2	8,964	0.6%	44,646	3.2%	$264,779	0.7%	$29.54
2024	9	66,083	4.7%	110,729	7.8%	$1,621,042	4.4%	$24.53
2025	7	47,400	3.4%	158,129	11.2%	$1,441,822	3.9%	$30.42
2026	5	56,331	4.0%	214,460	15.2%	$1,538,595	4.1%	$27.31
2027	6	80,313	5.7%	294,773	20.9%	$3,109,650	8.4%	$38.72
2028	7	363,072	25.7%	657,845	46.6%	$11,817,770	31.8%	$32.55
2029	2	32,112	2.3%	689,957	48.9%	$954,926	2.6%	$29.74
2030	8	203,448	14.4%	893,405	63.3%	$7,038,243	18.9%	$34.59
2031	1	65,392	4.6%	958,797	67.9%	$1,923,828	5.2%	$29.42
Thereafter	4	189,789	13.4%	1,148,586	81.3%	$6,383,722	17.2%	$33.64
Vacant	0	263,449	18.7%	1,412,035	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	59	1,412,035	100.0%			$37,164,823	100.0%	$32.36(3)
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the One North Wacker Property:

Historical Occupancy(1)

6/30/2017	6/30/2018	6/30/2019	6/30/2020	9/1/2021
89.0%	86.0%	87.0%	91.0%	81.3%

(1)	Information obtained from the underwritten rent roll.

A-3-7

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the One North Wacker Property:

Cash Flow Analysis

	2018(1)	2019(1)	2020(1)	TTM 7/31/2021	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$36,368,825	$37,210,886	$39,255,102	$37,501,013	$44,602,883	52.1%	$31.59
Reimbursements	27,554,940	26,297,908	28,082,091	28,380,399	39,387,779	46.0	27.89
Parking Income	885,253	854,306	687,047	262,917	450,597	0.5	0.32
Other Income(4)	1,415,339	1,189,211	1,029,114	598,902	1,110,080	1.3	0.79
Net Rental Income	$66,224,357	$65,552,311	$69,053,354	$66,743,231	$85,551,339	100.0%	$60.59
(Vacancy & Concessions)	0	0	0	0	(14,779,360)	(33.1)	(10.47)
Effective Gross Income	$66,224,357	$65,552,311	$69,053,354	$66,743,231	$70,771,979	82.7%	$50.12

Real Estate Taxes	20,814,040	20,212,039	20,586,725	24,744,256	25,436,918	35.9	18.01
Insurance	473,195	494,509	502,621	555,747	698,712	1.0	0.49
Other Operating Expenses	12,059,082	11,931,798	11,807,543	10,705,982	13,359,979	18.9	9.46
Total Operating Expenses	$33,346,317	$32,638,346	$32,896,888	$36,005,986	$39,495,609	55.8%	$27.97

Net Operating Income	$32,878,040	$32,913,965	$36,156,466	$30,737,245	$31,276,370	44.2%	$22.15
Replacement Reserves	0	0	0	0	299,964	0.4	0.21
TI/LC	0	0	0	0	2,142,602	3.0	1.52
Net Cash Flow	$32,878,040	$32,913,965	$36,156,466	$30,737,245	$28,833,804	40.7%	$20.42

NOI DSCR(5)	3.38x	3.38x	3.72x	3.16x	3.21x
NCF DSCR(5)	3.38x	3.38x	3.72x	3.16x	2.96x
NOI Debt Yield(5)	9.3%	9.3%	10.2%	8.7%	8.9%
NCF Debt Yield(5)	9.3%	9.3%	10.2%	8.7%	8.2%

(1)	Represents trailing 12 months as of June 30 for each respective year.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	U/W Gross Potential Rent includes contractual rent steps through October 1, 2022 ($751,146) and straight line averaged rent for investment grade rated tenants ($542,907).

(4)	Other Income includes storage income, antenna income and other miscellaneous income.

(5)	Debt service coverage ratios and debt yields are based on the One North Wacker Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the One North Wacker Property of $664,000,000 as of August 10, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated August 20, 2021, there was no evidence of any recognized environmental conditions at the One North Wacker Property.

Market Overview and Competition. The One North Wacker Property is situated at the northeast corner of Wacker Drive and Madison Street along the west side of North Franklin Street in the West Loop submarket of Chicago. The site is within walking distance of several public transportation options, including Chicago Transit Authority bus and “L” systems, Union Station and Ogilvie Transportation Center. Additionally, two interstates, I-90 and I-290, are accessible in close proximity to the One North Wacker Property.

The One North Wacker Property is located in the West Loop office submarket, within the Downtown Chicago office market. At the end of the second quarter of 2021, the West Loop office submarket was 84.9% Class A space, with inventory of 52,058 square feet, a vacancy rate of 15.2% and average asking rent of $44.69 per square foot. From 2016 to 2020, the Class A submarket added 6,332 square feet, vacancy ranged from 11.75% to 13.63% and asking rent increased by 17.0%.

The One North Wacker Property benefits from the area’s population density. The estimated 2021 population within a 1-, 3- and 5-mile radius of the One North Wacker Property was 80,323, 375,627 and 850,278, respectively. The estimated 2021 average household income within the same radii was $165,806, $145,096 and $124,630, respectively.

A-3-8

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

The following table presents certain information relating to the appraiser’s market rent conclusions for the One North Wacker Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projection	Lease Type
Low-Rise Office <10k SF	$26.00	60	2.5% per annum	NNN
Low-Rise Office >10k SF	$26.00	120	2.5% per annum	NNN
Mid-Rise Office <10k SF	$27.00	84	2.5% per annum	NNN
Mid-Rise Office >10k SF	$27.00	120	2.5% per annum	NNN
High-Rise Office <10k SF	$33.00	84	2.5% per annum	NNN
High-Rise Office >10k SF	$33.00	120	2.5% per annum	NNN
Retail	$50.00	120	None	NNN

The following table presents recent office leasing data at comparable properties with respect to the One North Wacker Property:

Comparable Office Leases

Property Address	Year Built	Rentable Area (SF)	Occupancy	Asking Rent	Major Tenants
One North Wacker 1 North Wacker Drive	2001	1,412,035(1)	81.3%(1)	$32.36(1)	Pricewaterhouse Coopers, LLP, UBS Americas Inc, Barnes & Thornburg LLP, Fitch Group, Inc., The McQuade Financial Group
Bank of America Tower 110 North Wacker Drive	2020	1,546,909	76.4%	-	Bank of America, Lincoln International, Regus 18, Perkins Coie
River Point 444 West Lake Street	2016	1,081,702	99.4%	$46.05	McDermott Will and Emery, DLA Piper, LLP, Mead Johnson, Harrison Street Capital
300 North LaSalle Street(2)	2009	1,302,901	97.7%	$40.04	Aviva USA Corporation, Hub International, PSP Capital Partners
Mesirow Financial Building 353 North Clark Street	2009	1,184,255	91.6%	-	Intercontinental Exchange, Inc., Insight Global LLC, American Board of Medical Specialties
155 North Wacker Drive	2009	1,152,953	92.3%	$38.34	The Savo Group Ltd, Broker’s Risk Placement Service, Ogletree, Deakins, Nash
Hyatt Center 71 South Wacker Drive(2)	2005	1,687,710	95.9%	$30.16	Mayer Brown, LLP, IBM Corporation, iManage, Towers Watson, Milliman
One Eleven South Wacker 111 South Wacker Drive	2004	1,213,322	95%	$28.79	Houlihan Lokey, Harris Associates, RBC Wealth Management

Source: Appraisal.

(1)	Information obtained from underwritten rent roll.

(2)	300 North LaSalle Street and 71 South Wacker Drive are also owned by the borrower sponsor.

Escrows.

Real Estate Taxes – The One North Wacker Borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Cash Trap Event Period (as defined below), (ii) during a DSCR Trigger Event Period (as defined below), or (iii) upon the One North Wacker Borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Insurance – The One North Wacker Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Cash Trap Event Period, (ii) during a DSCR Trigger Event Period, or (iii) upon the One North Wacker Borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the One North Wacker Borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Replacement Reserve – During either a Cash Trap Event Period or a DSCR Trigger Event Period, the One North Wacker Borrower is required to deposit monthly $24,997 to a reserve for replacements to the One North Wacker Property, subject to a cap of $299,964. In lieu of monthly deposits to the replacement reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

A-3-9

Office – CBD	Loan #1	Cut-off Date Balance:	$115,500,000
1 North Wacker Drive	One North Wacker	Cut-off Date LTV:	53.2%
Chicago, IL 60606		U/W NCF DSCR:	2.96x
		U/W NOI Debt Yield:	8.9%

TI/LC Reserve – During a DSCR Trigger Event Period, the One North Wacker Borrower is required to deposit monthly $178,550 for future tenant improvements and leasing commissions, subject to a cap of $5,600,000. In lieu of monthly deposits to the TI/LC reserve, the One North Wacker Borrower is permitted to provide a letter of credit or a guaranty for such amounts from a One North Wacker Borrower affiliate approved by the lender.

Free Rent Reserve – At loan origination, the One North Wacker Borrower deposited $1,915,596 into a free rent reserve for outstanding obligations relating to The Alexander Group, Inc through April 1, 2022 and to Stifel, Nicolaus & Company through October 1, 2022. Funds in the free rent reserve account are required to be disbursed monthly as rent becomes due under each applicable lease.

Landlord Obligations Reserve – At loan origination, the One North Wacker Borrower deposited $4,585,830 into a landlord obligation reserve for outstanding obligations to The Alexander Group, Inc, Stifel, Nicolaus & Company, Boyd Watterson Asset Management LLC and The Jordan Company, L.P. Upon request from the One North Wacker Borrower, the lender will be required to disburse funds to reimburse the One North Wacker Borrower for costs and expenses incurred in the performance of certain unfunded landlord obligations set forth in the One North Wacker Whole Loan documents.

A “DSCR Trigger Event Period” will commence upon the date, tested quarterly, that the amortizing debt service coverage ratio is less than 1.15x and will expire on the date, tested quarterly, that the amortizing debt service coverage ratio assuming a 30 year-amortization period is equal to or greater than 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The One North Wacker Whole Loan is structured with a hard lockbox and springing cash management. All rents from the One North Wacker Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the One North Wacker Borrower’s operating account. During a Cash Trap Event Period, the One North Wacker Borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the One North Wacker Whole Loan documents. During a Cash Trap Event Period other than during any period in which a PWC Excess Cash Flow Sweep Stop is in effect, all excess cash is required to be held by the lender as additional security for the One North Wacker Whole Loan; provided that excess cash will be disbursed at the direction of the One North Wacker Borrower in the event of shortfalls in certain monthly expense items.

A “Cash Trap Event Period” will (a) commence upon (i) the occurrence of an event of default, (ii) PWC failing to exercise its extension option with respect to all of the PWC space prior to the earlier of (x) the date by which PWC is required to exercise such option pursuant to the lease and (y) 15 months prior to the then applicable lease expiration date, (iii) PWC providing notice that it is relinquishing its option to renew its lease with respect to all or a portion of the PWC space, (iv) PWC defaulting in the payment of rent for more than 45 days, or (v) PWC becoming subject of any proceedings as a debtor and (b) terminates when (i) with respect to clause (a)(i), the lender accepts a cure of such event of default, (ii) with respect to clause (a)(ii), PWC exercises its renewal option or one or more replacement tenants lease its space, (iii) with respect to clause (a)(iii), one or more replacement tenants lease PWC’s space, (iv) with respect to clause (a)(iv), PWC has cured such default or one or more tenants lease its space, (v) with respect to clause (a)(v), PWC is no longer subject to any proceedings as a debtor or one or more tenants lease its space.

A “PWC Excess Cash Flow Sweep Stop” will be in effect if, as of any monthly payment date during a Cash Trap Event Period, (a) no event of default exists and (b) total undisbursed funds then on deposit in the excess cash flow account on such monthly payment date are not less than an amount equal to the product of (x) the applicable square footage impacted by PWC’s non-renewal, default or bankruptcy multiplied by (y) $30.

Property Management. The One North Wacker Property is managed by Hines Interests Limited Partnership.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The One North Wacker Borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the One North Wacker Borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Whole Loan documents are satisfied, and if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the One North Wacker Borrower will only be required to pay for terrorism insurance through such captive insurance company a maximum of two times the annual insurance premiums payable for the One North Wacker Property at the time with respect to the property and business interruption policies (excluding the terrorism, named storm and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-10

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A-3-11

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

A-3-12

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

HCA Houston Healthcare Conroe
Conroe
River Bend Station
Woodloch
River Plantation Golf Club
3 Palms Action Sports Park
WG Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
242 Crossing Mall
Harpers Preserve
St. Lukes Health - The Woodlands
Houston Methodist The Woodlands Emergency Dept.
Texas Children's Hospital - The Woodlands
MONTGOMERY COUNTY
Research Forest Drive
Alden Bridge
Club at Carlton Woods
The Woodlands CC
Cochran's Crossing
Gosling Rd
Research Forest Dr
Lake Woodlands Dr
Woodlands Pkwy
Woodforest Bank Stadium
Memorial Hermann The Woodlands Med. Center
The Woodlands
Kuykendahl Rd
Flintridge Dr
ExxonMobil Hughes Landing
Lake Woodlands Plaza
Tamina
Mann Dr
The Woodlands Children's Museum
Market Street
The Woodlands Mall
1201 Lake Robbins
1201 Lake Robbins Drive
The Woodlands, TX 77380
Cynthia Woods Mitchell Pavilion
Lake Woodlands
Chevron Phillips Chemical Co.
The Woodlands Resort
The Woodlands CC
Harris Rd
Robinson Rd
Augusta Creek
Sawdust Rd
Grogans Mill Rd
Augusta Pines
Northcrest Dr
Gosling Rd
Rayford Rd
Wood Winds Shopping Center
Rayford
Rayford Rd
Birnham Woods Dr
HARRIS COUNTY
ExxonMobil Houston Campus
Hewitt Packard
Southwestern Energy Co.
Hardy Toll Rd
Grand Pkwy
Grand Parkway
Avonak
Kuykendahl Rd
Spring
Spring Stuebner Rd
The Market at Springwoods Village
Houston 24 miles
George Bush Intcntl. Airport 14 miles
Pundt Park
45
242
99
Conroe
The Woodlands
Spring
HOUSTON
Pasadena
Pearland
Missouri City
Sugar Land
Rosenberg
Baytown
Channelview
Galveston Bay

A-3-13

No. 2 – 1201 Lake Robbins

Mortgage Loan Information				Mortgaged Property Information(4)
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Office – Suburban
Original Principal Balance(1):	$100,000,000			Location:	The Woodlands, TX
Cut-off Date Balance(1):	$100,000,000			Size:	807,586 SF
% of Initial Pool Balance:	7.6%			Cut-off Date Balance Per SF(1):	$309.56
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$309.56
Borrower Sponsors:	The Howard Hughes Corporation			Year Built/Renovated:	2002/NAP
Guarantor:	The Woodlands Land Development Company, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.8270%			Property Manager:	Howard Hughes Management Services Company, LLC
Note Date:	October 8, 2021			Current Occupancy (As of)(4):	100.0% (11/1/2021)
Seasoning:	1 month			YE 2020 Occupancy(4):	100.0%
Maturity Date:	October 11, 2031			YE 2019 Occupancy:	100.0%
IO Period:	120 months			YE 2018 Occupancy:	100.0%
Loan Term (Original):	120 months			YE 2017 Occupancy:	100.0%
Amortization Term (Original):	NAP			As-Is Appraised Value(4):	$452,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF(4):	$559.69
Call Protection(2):	L(25),D(88),O(7)			As-Is Appraisal Valuation Date:	August 25, 2021
Lockbox Type:	Hard/In-place Cash Management
Additional Debt(1):	Yes			Underwriting and Financial Information(4)
Additional Debt Type (Balance):	Pari Passu ($150,000,000)			TTM NOI (8/31/2021):	$24,086,187
				YE 2020 NOI:	$24,374,004
				YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				U/W Revenues:	$35,365,647
				U/W Expenses:	$12,442,182
Escrows and Reserves(3)				U/W NOI:	$22,923,465
Initial		Monthly	Cap	U/W NCF:	$21,954,362
RE Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.36x / 2.26x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.2% / 8.8%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.2% / 8.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	55.3%
				LTV Ratio at Maturity(1):	55.3%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$250,000,000	100.0%	Closing costs	$1,866,197	0.7%
			Equity Repatriation(6)	248,133,803	99.3
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%
(1)	The 1201 Lake Robbins Mortgage Loan (as defined below) is part of the 1201 Lake Robbins Whole Loan (as defined below) with an original aggregate principal balance of $250,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1201 Lake Robbins Whole Loan.

(2)	At any time after the earlier of (i) October 8, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1201 Lake Robbins Whole Loan to be securitized, the 1201 Lake Robbins Borrower (as defined below) has the right to defease the 1201 Lake Robbins Whole Loan in whole, but not in part. Additionally, the 1201 Lake Robbins Borrower may prepay the 1201 Lake Robbins Whole Loan with 30 days’ notice on or after April 11, 2031.

(3)	See “Escrows” section below.

(4)	While the 1201 Lake Robbins Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1201 Lake Robbins Mortgage Loan more severely than assumed in the underwriting of the 1201 Lake Robbins Mortgage Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The 1201 Lake Robbins Borrower purchased the property in December 2019. No prior historical financials are available.

(6)	The 1201 Lake Robbins Borrower purchased the property in December 2019 as part of a portfolio acquired by The Howard Hughes Corporation, and was unencumbered.

A-3-14

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The Mortgage Loan. The XX largest mortgage loan (the “1201 Lake Robbins Mortgage Loan”) is part of a whole loan (the “1201 Lake Robbins Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $250,000,000. The 1201 Lake Robbins Whole Loan is secured by a first priority fee mortgage encumbering an 807,586 SF office building, located in The Woodlands, Texas (the “1201 Lake Robbins Property”). The 1201 Lake Robbins Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2021-BNK37	Yes
A-2	$70,000,000	$70,000,000	WFB	No
A-3	$40,000,000	$40,000,000	WFB	No
A-4	$40,000,000	$40,000,000	WFB	No
Total	$250,000,000	$250,000,000

The Borrower and Borrower Sponsors. The borrower is HH Woodlands Tower Holdings, LLC (the “1201 Lake Robbins Borrower”), a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1201 Lake Robbins Mortgage Loan. The non-recourse carveout guarantor is The Woodlands Land Development Company, L.P. (the “1201 Lake Robbins Guarantor”).

The borrower sponsor is The Howard Hughes Corporation. Founded in 2010, the company owns, manages, and develops commercial, residential and mixed-use real estate throughout the United States. Through its Operating Assets segment, the company owns 15 retail, 32 office, 12 multi-family, and 13 other operating assets.

The Property. The 1201 Lake Robbins Property is a 30-story, Class A office building consisting of 807,586 rentable square feet situated on 5.1 acres of land. The property was originally built as the corporate headquarters for Anadarko and includes a fitness center, deli, and a 45,000 square foot annex which includes a large cafeteria and conference space. In 2019, Occidental Petroleum Corporation (“Occidental”) acquired Anadarko, and The Howard Hughes Corporation purchased both the 1201 Lake Robbins Property and an adjacent office building. Subsequently Occidental signed a new 13-year lease and consolidated its space from the adjacent building into the 1201 Lake Robbins Property. As of November 1, 2021, the 1201 Lake Robbins Property is 100% leased to Occidental.

The 1201 Lake Robbins Property is subject to a shared parking agreement with the adjacent building, whereby the 1201 Lake Robbins Borrower and the owner of the adjacent building reallocated parking spaces in each buildings garage such that the 1201 Lake Robbins Property is entitled to the use of 2,019 parking spaces as required under the Occidental lease.  Expenses are shared between the two property owners based on each owner’s share of the total available parking spaces.

COVID-19 Update. As of October 7, 2021, the 1201 Lake Robbins Property is open and operating. Occidental has made its October 2021 rental payment. The first debt service payment is due in November 2021.

Major Tenant.

Occidental Petroleum Corporation (BB/Ba2/BB: F/M/S&P; 807,586 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; December 31, 2032 lease expiration) Occidental is an international energy company with assets in the United States, Middle East, Africa and Latin America. Founded in 1920, Occidental is one of the largest oil producers in the Unites States including being a leading producer in the Permian and DJ Basins and offshore Gulf of Mexico. As of October 14, 2021, the company has a market capitalization of $30.0 billion and employs 11,800 people.

Occidental signed a new 13-year lease in December 2019 and has either two, 5-year or one, 10-year extension options for at least 250,000 square feet, with 12 months’ notice at 95% of fair market rent. The lease includes 2% annual rent increases and no termination or contraction options.

A-3-15

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the 1201 Lake Robbins Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Occidental	BB/Ba2/BB	807,586	100.0%	$30.69	$24,784,815	100.0%	12/31/2032	Y(2)	N
Total Major Tenants		807,586	100.0%	$30.69	$24,784,815	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		807,586	100.0%	$30.69	$24,784,815	100.0%

Vacant Space		0	0.0%

Collateral Total		807,586	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above represent the January 1, 2022 rent step.

(2)	Tenant has the option of two, 5-year or one, 10-year renewal option for at least 250,000 square feet at 95% of fair market rent.

The following table presents certain information relating to the lease rollover schedule at the 1201 Lake Robbins Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	807,586	100.0%	807,586	100.0%	$24,784,815	100.0%	$30.69
Vacant	0	0	0.0%	807,586	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	807,586	100.0%			$24,784,815	100.0%	$30.69

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 1201 Lake Robbins Property:

Historical Occupancy

12/31/2017	12/31/2018	12/31/2019	12/31/2020	11/1/2021(1)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll.

A-3-16

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

Historical Operating Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1201 Lake Robbins Center Property:

Cash Flow Analysis

	2020	TTM (8/31/2021)	U/W	%(1)	U/W $ per SF
Base Rent	$23,823,787	$24,141,438	$24,784,815(2)	67.7%	$30.69
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$23,823,787	$24,141,438	$24,784,815	67.7%	$30.69
Other Income	0	0	0	0.0	0.00
Total Recoveries	12,027,957	11,856,395	11,820,073	32.3	14.64
Net Rental Income	$35,851,744	$35,997,833	$36,604,888	100.0%	$45.33
(Vacancy & Credit Loss)	0	0	(1,239,241)	(5.0)	(1.53)
Effective Gross Income	$35,851,744	$35,997,833	$35,365,647	96.6%	$43.79

Real Estate Taxes	4,906,836	4,571,446	5,138,179	14.5	6.36
Insurance	635,236	647,661	697,633	2.0	0.86
Management Fee	1,349,404	1,147,138	1,060,969	3.0	1.31
Other Operating Expenses	4,586,264	5,545,401	5,545,401	15.7	6.87
Total Operating Expenses	$11,477,740	$11,911,646	$12,442,182	35.2%	$15.41

Net Operating Income	$24,374,004	$24,086,187	$22,923,465	64.8%	$28.39
Replacement Reserves	0	0	161,517	0.5	0.20
TI/LC	0	0	807,586	2.3	1.00
Net Cash Flow	$24,374,004	$24,086,187	$21,954,362	62.1%	$27.19

NOI DSCR(3)	2.51x	2.48x	2.36x
NCF DSCR(3)	2.51x	2.48x	2.26x
NOI Debt Yield(3)	9.7%	9.6%	9.2%
NCF Debt Yield(3)	9.7%	9.6%	8.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The U/W Base Rent represents the January 1, 2022 rent step.

(3)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the 1201 Lake Robbins Whole Loan.

Appraisal. The appraiser concluded an “As-Is Market Value” of $452,000,000 as of August 25, 2021. The appraiser provided an “As Dark Value” of $223,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2021, there are no significant issues and no further inspection is necessary.

Market Overview and Competition. The 1201 Lake Robbins Property is located in The Woodlands, Texas, approximately 29.5 miles north of Houston. The Woodlands is a mixed-use master-planned development that contains approximately 27,000 acres, of which approximately 20-25% will remain forest preserves, parks, golf courses, lakes and open space. The Woodlands includes over 1,650 companies including major corporations such as Chevron Phillips, Occidental, and Baker Hughes, and employs an estimated 22,629 people. Currently, the Woodlands is home to more than 60,000 residents, contains 3.9 million square feet of retail and commercial space and approximately 6.3 million square feet of office space. At full build out, the community is expected to have 132,500 residents and approximately 82,000 employees. The 1201 Lake Robbins Property is located directly adjacent to the Woodlands Waterway, which winds through the township and connects attractions along the way such as dining, hotels, nightlife and outdoor green space. According to the appraisal, the estimated 2020 population within a one, three and five-mile radius was approximately 5,552, 62,548 and 160,703, respectively and the estimated 2020 average household income within the same radii was approximately $133,550, $132,792 and $141,072, respectively.

The 1201 Lake Robbins Property is located approximately 4.9 miles from the Grand Parkway, the outermost loop around Houston and provides accessibility throughout the area, and 1.1 miles from Interstate 45, a major north south thoroughfare. Additionally, the 1201 Lake Robbins Property is located 0.9 miles to The Woodlands Mall, featuring various dining and entertainment options and tenants such as Apple, Coach, Peloton and Nordstrom. The 1201 Lake Robbins Property is also located approximately 22.5 miles from the George Bush Intercontinental Airport.

According to the appraisal, the property is situated within in the Woodlands/Conroe submarket within the greater Houston office market. As of the second quarter of 2021, the submarket reported a total inventory of approximately 11.0 million square feet with a 19.1% vacancy rate and an average asking rent of $40.24 per square foot, net. The appraiser identified nine comparable buildings

A-3-17

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

located within The Woodlands with rents ranging from $21.00 to $30.75 per square foot, net. The appraiser concluded a market rent for the 1201 Lake Robbins Property of $29.00 per square foot, net.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1201 Lake Robbins Property:

Market Rent Summary(1)

Market Rent (PSF)	$29.00
Lease Term (Years)	10
Lease Type (Reimbursements)	Net
Rent Increase Projection	$0.50 per annum
Tenant Improvements (New/Renewal)	$75.00/ $25.00
Leasing Commissions (New Renewal)	6.0%/ 6.0%
Free Rent	12 months

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1201 Lake Robbins Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Apple at Capital Ridge 320 South Capital of Texas Highway Austin, TX	Austin, TX	2015/NAP	216,511	Aug-2021	$140,000,000	$647
Waterway Plaza 1 10003 Woodloch Forest Drive The Woodlands, TX	The Woodlands, TX	2000/NAP	223,516	Jan-2021	$109,000,000	$488
Helios Plaza 201 Helios Way Houston, TX	Houston, TX	2009/NAP	377,185	Aug-2021	$178,000,000	$472
HP Inc. Plaza in City Place 10300 Energy Drive Spring, TX	Spring, TX	2018/NAP	378,402	Aug-2021	$217,581,200	$575
Ten West One 17420 Katy Freeway Houston, TX	Houston, TX	1998/NAP	199,000	Aug-2021	$67,100,000	$337

(1)	Information obtained from the appraisal.

A-3-18

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable leases related to 1201 Lake Robbins Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy(2)	Term	Annual Base Rent PSF(3)	Lease Type
1201 Lake Robbins (Subject) 1201 Lake Robbins Drive The Woodlands, TX	2002/NAP	807,586(4)	100%(4)	13 Yrs.	$30.69(5)	NNN
One, Two & Three Hughes Landing 1780, 1790 & 1800 Hughes Landing Boulevard The Woodlands, TX	2015/NAP	716,230	86%	5-10 Yrs.	$30.00	NNN
Woodlands Town Center 1 & 2 1330 & 1450 Lake Robbins Drive The Woodlands, TX	1999/NAP	280,415	82%	5-10 Yrs.	$24.50	NNN
3 Waterway Square Place 3 Waterway Avenue The Woodlands, TX	2013/NAP	232,045	87%	3-10 Yrs.	$29.00	NNN
4 Waterway Square Place 4 Waterway Avenue The Woodlands, TX	2008/NAP	218,551	100%	5 Yrs.	$29.00	NNN
21 Waterway 21 Waterway Avenue The Woodlands, TX	2005/NAP	102,816	99%	3-10 Yrs.	$30.50	NNN
24 Waterway 24 Waterway Avenue The Woodlands, TX	2008/NAP	308,000	91%	3-10 Yrs.	$29.00	NNN
Waterway Plaza Two 10001 Woodloch Forest Drive The Woodlands, TX	2000/NAP	142,270	60%	3-10 Yrs.	$26.50	NNN
Wildwood Corporate Centre II 480 WildWood Forest Drive The Woodlands, TX	2016/NAP	201,933	89%	5-10 Yrs.	$21.00	NNN
The Woodlands Tower 9950 Woodloch Forest Drive The Woodlands, TX	2014/NAP	595,854	34%	5-10 Yrs.	$30.75	NNN

(1)	Information obtained from the appraisal. Includes comparable buildings located in The Woodlands, TX.

(2)	Represents building occupancy as of September 2021, with the exception of the 1201 Lake Robbins Property

(3)	Represents quoted rental rates as of September 2021, with the exception of the 1201 Lake Robbins Property.

(4)	Information obtained from the underwritten rent roll.

(5)	Represents the underwritten base rent.

Escrows.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the 1201 Lake Robbins Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by 1201 Lake Robbins Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly replacement reserve deposit of $10,095.

TI/LC Reserve – During a Cash Trap Event Period, the loan documents require an ongoing monthly TI/LC reserve deposit of $134,598.

Lockbox and Cash Management. The 1201 Lake Robbins Mortgage Loan is structured with a hard lockbox and in-place cash management. The 1201 Lake Robbins Borrower and property manager are required to direct the tenant to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the cash management account, to be applied in accordance with the loan documents. If no Cash Trap Event Period exists, all excess cash flow will be disbursed to, or at the

A-3-19

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1201 Lake Robbins Drive	1201 Lake Robbins	Cut-off Date LTV:	55.3%
The Woodlands, TX 77380		U/W NCF DSCR:	2.26x
		U/W NOI Debt Yield:	9.2%

written direction, of the 1201 Lake Robbins Borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;

(ii)	the net cash flow debt yield being less than 6.0% for any calendar quarter;

(iii)	the occurrence of a Material Tenant Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 6.0%, tested quarterly, or the 1201 Lake Robbins Borrower delivers cash or a letter of credit in an amount which, if applied to the then principal balance of the 1201 Lake Robbins Mortgage Loan, would result in the debt yield threshold being satisfied;

●	with regard to clause (iii), a Material Tenant Event Cure occurs.

A “Material Tenant Event” will commence upon the occurrence of any of the following:

(i)	Occidental defaults under the lease beyond any notice and cure periods;

(ii)	Occidental becomes a debtor in a bankruptcy, insolvency or similar proceeding;

(iii)	Occidental goes dark in 50% or more of the 1201 Lake Robbins Property, unless it is caused by COVID-19 or any other pandemic event;

(iv)	The credit rating of Occidental is downgraded below “B” or the equivalent by any rating agency;

(v)	Occidental has not renewed its lease for a minimum of a five-year term on then-current market terms reasonably approved by lender, at least 12 months prior to loan maturity; or

(vi)	Occidental terminates, surrenders, or cancels its lease.

A “Material Tenant Cure” will commence upon the occurrence of any of the following:

●	with regard to clause (i), either the event of default has been cured or the 1201 Lake Robbins Borrower has entered into one or more replacement leases for at least a five year term, for either the entire Occidental space or a portion of the space if the aggregate base rent is at least 90% of the base rent otherwise payable under the Occidental lease, and the tenant has taken occupancy and commenced paying full unabated rent as evidenced by an estoppel (“Replacement Lease Condition”);

●	if caused solely by clause (ii), either the bankruptcy has been discharged or dismissed, Occidental has assumed the lease and the bankruptcy trustee has approved the assumption or the occurrence of a Replacement Lease Condition;

●	if caused solely by clause (iii), Occidental has been continuously operating in more than 50% of the 1201 Lake Robbins Property for more than 90 days or if a sublease exists for more than 50% of the space, the sublease occupancy sweep cap of $50.00 PSF for the sublease square footage has been met, and Occidental is operating in the remainder of the 1201 Lake Robbins Property;

●	if caused solely by clause (iv), Occidental has a credit rating of “B” or higher by each rating agency that rates it;

●	if caused solely by clause (v), a binding and enforceable renewal of the Occidental lease approved by the lender has been delivered by Occidental; or

●	if caused solely by clause (vi) the occurrence of a Replacement Lease Condition.

Property Management. The 1201 Lake Robbins Property is managed by Howard Hughes Management Services Company, LLC.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. Provided, however, if TRIPRA is not in effect, the 1201 Lake Robbins Borrower is not required to pay premiums in excess of two times the premium for a separate all risk policy insuring the 1201 Lake Robbins Property on a stand along basis.

A-3-20

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A-3-21

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

A-3-22

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

W. 42nd St.
One River Place
Silver Towers
W. 41st St.
Cachet Boutique Hotel
YOTEL New York
One MiMA Tower
Playwrights Horizons
9A
AMTRAK
W. 40th St.
W. 39th Street Ferry Terminal
Lincoln 495 Tunnel
Verizon Corporate Office
NY Museum of Contemporary Art
Cassa Times Square
W. 38th St.
Pier 78
W. 37th St.
DiMenna Ctr. for Classical Music
495
Casamia 36 Hotel
Jacob Javits Convention Center
W. 36th St.
Hudson Mercantile
Hudson River Hotel
3 Hudson Boulevard
The Spiral (Under Constr.)
12th Ave.
11th Ave.
10th Ave.
Dyer Ave.
W. 34th St.
34TH ST/ HUDSON YARDS
55 Hudson Yards
50 Hudson Yards (Under Constr.)
New York & Company Corp. Office
34TH ST/ PENN STA.
One Penn Plaza
W. 33rd St.
W. 33rd St.
PENN STATION
MANHATTAN
35 Hudson Yards
30 Hudson Yards
Madison Square Garden
Penn Station
LIRR
NJ TRANSIT
Western Yard (Under Development)
HUDSON YARDS
The Shops & Restaurants at Hudson Yards
NJ TRANSIT AMTRAK
James A. Farley General Post Office
LIRR
Vessel
W. 31st St.
W. 31st St.
30th Street Heli Pad
15 Hudson Yards
The Shed
10 Hudson Yards
Midtown
The High Line Elevated Park
W. 30th St.
W. 30th St.
W. 30th St.
1 Hudson Yards
Abington House
Morgan General Mail Facility
W. 29th St.
W. 29th St.
Hudson River Park
Magnet Theater
W. 28th St.
W. 28th St.
28TH ST/ 7TH AVE
Terminal Warehouse Building
W. 27th St.
Selina Chelsea Hotel
W. 27th St.
The Museum at FIT
Chelsea
Starret-Lehigh Building
W. 26th St.
W. 26th St.
Target Corporate Office
9th Ave.
8th Ave.
7th Ave.
12th Ave.
CHELSEA GALLERIES
Swedish Inst. College of Health Sciences
W. 25th St.
Hudson River
Gladstone Gallery
Gagosian
A C E
1 2 3
23RD ST
W. 24th St.
The High Line Elevated Park
HG Contemporary Gallery
Chelsea Waterside Park
9A
London Terrace Towers Owners, Inc.
405-465 West 23rd Street and 410-470 West 24th Street
New York, NY 10011
W. 23rd St.
23RD ST/ 7TH AVE
W. 22nd St.
Pier 62 Skatepark
W. 21st St.
The Irish Repository Theatre
Jack Shainman Gallery
The High Line Hotel
W. 20th St.
Chelsea Piers Sports & Entertainment Complex
Atlantic Theater Company
New York Live Arts
W. 19th St.
IAC Building
The Joyce Theater
Christine Burgin Gallery
W. 18th St.
18TH ST/ 7TH AVE
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
W. 17th St.
A C E
1 2 3
Rubin Museum of Art
W. 16th St.
14TH ST/ 8TH AVE
9A
CHELSEA MARKET
Google Corporate Office Campus
W. 15th St.
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Long Island City
Weehawken
West Side
East Side
Midtown
Union City
Chelsea
East River
Greenpoint
MANHATTAN
HUDSON COUNTY
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

A-3-23

No. 3 – London Terrace Towers Owners, Inc.

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AAAsf/AAA(sf)/Aaa1(sf)			Property Type – Subtype:	Multifamily – Cooperative
Original Principal Balance:	$82,000,000			Location:	New York, NY
Cut-off Date Balance:	$82,000,000			Size(4):	633 Units
% of Initial Pool Balance:	6.2%			Cut-off Date Balance Per Unit:	$129,542
Loan Purpose:	Refinance			Maturity Date Balance Per Unit:	$129,542
Borrower Sponsor(1):	London Terrace Towers Owners, Inc.			Year Built/Renovated:	1932/2019-2021
Guarantor(1):	London Terrace Towers Owners, Inc.			Title Vesting:	Fee
Mortgage Rate:	2.3200%			Property Manager:	Residential Management Group, LLC
Note Date:	October 15, 2021			Current Occupancy (As of)(5)(6):	95.0% (9/22/2021)
Seasoning:	0 months			YE 2020 Occupancy(5)(6):	NAP
Maturity Date:	November 1, 2031			YE 2019 Occupancy(5):	NAP
IO Period:	120 months			YE 2018 Occupancy(5):	NAP
Loan Term (Original):	120 months			YE 2017 Occupancy(5):	NAP
Amortization Term (Original):	0 months			As-Is Appraised Value(6)(7):	$610,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per Unit(6)(7):	$963,665
Call Protection:	L(24),DorYM1(88),O(8)			As-Is Appraisal Valuation Date(7):	September 22, 2021
Lockbox Type:	None			Underwriting and Financial Information(6)
Additional Debt(2):	Yes			Most Recent NOI(8):	NAP
Additional Debt Type (Balance)(2):	Future Subordinate Debt			YE 2020 NOI(8):	NAP
				YE 2019 NOI(8):	NAP
				YE 2018 NOI(8):	NAP
				YE 2017 NOI(8):	NAP
				U/W Revenues:	$32,007,350
				U/W Expenses:	$17,128,824
				U/W NOI:	$14,878,526
				U/W NCF:	$14,720,276
				U/W DSCR based on NOI/NCF:	7.71x / 7.63x
				U/W Debt Yield based on NOI/NCF:	18.1% / 18.0%
Escrows and Reserves(3)				U/W Debt Yield at Maturity based on NOI/NCF:	18.1% / 18.0%
	Initial	Monthly	Cap	Cut-off Date LTV Ratio(7):	13.4%
Taxes	$0	Springing	NAP	LTV Ratio at Maturity(7):	13.4%
Insurance	$0	Springing	NAP	Coop-Rental Value(9):	$360,000,000 (9/22/2021)
Replacement Reserve	$0	Springing	NAP	Coop-LTV as Rental(9):	22.8%

Sources and Uses
Sources			Uses
Loan Amount	$82,000,000	100.0%	Loan Payoff	$54,767,954	66.8%
			Return of Equity	25,557,057	31.2
			Closing Costs	1,674,989	2.0
Total Sources	$82,000,000	100.0%	Total Uses	$82,000,000	100.0%

(1)	The London Terrace Towers Owners, Inc. Property (as defined below) is owned by London Terrace Towers Owners, Inc., the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the London Terrace Towers Owners, Inc. Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.
(2)	See “Future Subordinate Debt” below for further discussion of the permitted future debt.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	Based solely on residential units including the one unit occupied by the superintendent and excludes the commercial unit.
(5)	Current Occupancy is being shown as the U/W Occupancy as taken from the appraisal. Historical Occupancy is not reported as all residential units are owned by tenant-shareholders.
(6)	See “Cash Flow Analysis Table” below for further information on the U/W values shown. The novel coronavirus pandemic is an evolving situation and could impact the London Terrace Towers Owners, Inc. Mortgage Loan more severely than assumed in the underwriting of the London Terrace Towers Owners, Inc. Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	For purposes of determining the Appraised Value, the value estimate reflected in the appraisal of the London Terrace Towers Owners, Inc. Property is determined as if such residential cooperative property were operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units. The gross sellout value does not represent a market value. The appraiser also provided a “Land Value” of $149.0 million for the land portion of the collateral assuming the property to be unimproved, which value (after deducting the share of non-collateral condominium interests (see “The Property” below)) would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 58.3%.
(8)	Most Recent NOI, YE 2020 NOI, YE 2019 NOI, YE 2018 NOI and YE 2017 NOI are not available. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and

A-3-24

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

level of cash reserves.

(9)	The Coop-Rental Value and the Coop-LTV as Rental assumes the London Terrace Towers Owners, Inc. Property is operated as a rental property. Such value takes into account income from one commercial tenant, Eco Highline Cleaners, Inc.

The Mortgage Loan. The third largest mortgage loan (the “London Terrace Towers Owners, Inc. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $82,000,000 and secured by a first priority fee mortgage encumbering 633 residential cooperative units and one commercial unit located within four Class A, 19-story buildings located in New York, New York (the “London Terrace Towers Owners, Inc. Property”).

The Borrower and the Borrower Sponsor. The borrower is London Terrace Towers Owners, Inc., a cooperative housing corporation run by a 5-member Board of Directors. The borrower has no independent directors. The entity was formed on September 1987, to provide residences for shareholders who are entitled, solely by reason of their ownership of shares, to proprietary leases for apartments in the London Terrace Towers Condominium at 405 West 23rd Street, 410 West 24th Street, 465 West 23rd Street and 470 West 24th Street, New York City, NY. The London Terrace Towers Owners, Inc. Property is owned in fee simple by the borrower. No individual or entity (other than the borrower) has recourse obligations with respect to the London Terrace Towers Owners, Inc. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The London Terrace Towers Owners, Inc. Property is comprised of the “Residential Unit” of the London Terrace Towers Condominium, which encompasses four Class A, 19-story towers located at the corners of 23rd Street and Tenth Avenue, 23rd Street and Ninth Avenue, 24th Street and Tenth Avenue and 24th Street and 9th Avenue, in the Chelsea neighborhood of Manhattan. The Residential Unit includes 633 residential cooperative units (444,380 square feet) and one commercial unit (848 square feet) and a pro rata portion of the common area, which in total represent 94.329% of the condominium. The remaining (non-collateral) condominium interests are owned by the owners of 23 additional commercial units, currently rented as a pharmacy, barber shop, coffee shop, bank branch, grocery store and another laundry facility.

The 633 residential cooperative units consist of 310 studio units, 209 one-bedroom units, 42 two-bedroom units, four three-bedroom units, one four-bedroom unit, and 66 combined units. The average residential cooperative unit size is 703 square feet. One additional non-salable one-bedroom unit is dedicated to the on-site superintendent. Of the 632 salable residential cooperative units, 585 units have sold shares and are owner occupied. The remaining 47 residential cooperative units with unsold shares are rent regulated (13 rent controlled, 31 rent stabilized and 3 vacant).

Amenities at the London Terrace Towers Owners, Inc. Property include a 24-hour attended lobby, fitness and aquatics center (available for a membership fee), a laundry room, storage, and bicycle storage. The London Terrace Towers Owners, Inc. Property has a six-year (2021-2026) capital project in-place which totals approximately $29.5 million of which $809,364 has been spent, including Local Law 11 costs, roof replacement, boiler replacement, elevator modernization, electric infrastructure and Local Law 152 gas pipes.

The commercial unit at the London Terrace Towers Owners, Inc. Property is owned by the borrower and leased by it to Eco Highline Cleaners, Inc., a drop-off laundry, with a lease expiration date of June 30, 2026. The tenant has one, five-year renewal option, and pays an annual rent of approximately $107,935 ($127.28 PSF) in 2021, subject to 3% annual increases each June.

The table below shows the residential cooperative unit mix at the London Terrace Towers Owners, Inc. Property:

Unit Mix(1)

Unit Type	# Units	% of Total Units	Average SF per Unit
Studio	310	49.0%	469
1 Bedroom(2)	210	33.2%	755
2 Bedroom	42	6.6%	1,131
3 Bedroom	4	0.6%	1,467
4 Bedroom	1	0.2%	2,274
Combined Units(3)	66	10.4%	1,297
Total/Wtd. Avg.	633	100.0%	703
(1)	Based solely on residential units.
(2)	Includes one non-salable unit occupied by the superintendent.
(3)	The number of bedrooms were reconfigured when units were combined.

A-3-25

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the London Terrace Towers Owners, Inc. Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit(3)
Gross Potential Rent(4)	$33,336,735	100.0%	$52,664.67
Other Income	332,346	1.0	525.03
Vacancy & Credit Loss(5)	(1,661,731)	(5.0)	(2,625.17)
Effective Gross Income	$32,007,350	96.0%	$50,564.53

Real Estate Taxes	8,797,996	27.5	13,898.89
Insurance	24,964	0.1	39.44
Management Fee	960,220	3.0	1,516.94
Other Expenses	7,345,644	22.9	11,604.49
Total Expenses	$17,128,824	53.5%	$27,059.75

Net Operating Income	$14,878,526	46.5%	$23,504.78
TI/LC	0	0.0	0
Capital Expenditures	158,250	0.5	250.00
Net Cash Flow	$14,720,276	46.0%	$23,254.78

NOI DSCR	7.71x
NCF DSCR	7.63x
NOI Debt Yield	18.1%
NCF Debt Yield	18.0%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the London Terrace Towers Owners, Inc. Property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the London Terrace Towers Owners, Inc. Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption, in each case as determined by the appraiser. While such projected net operating income assumes the London Terrace Towers Owners, Inc. Property is rented at market rates, all or a portion of the residential cooperative units at the London Terrace Towers Owners, Inc. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the London Terrace Towers Owners, Inc. Property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the London Terrace Towers Owners, Inc. Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the Preliminary Prospectus.
(2)	Represents (i) percent of Gross Potential Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(3)	Based solely on 633 residential units including one non-salable unit occupied by the superintendent and excludes the commercial unit.
(4)	Gross Potential Rent includes actual rental income for Eco Highline Cleaners, Inc. as per the tenant lease with a deduction for vacancy and tenant improvement allowance.
(5)	Vacancy & Credit Loss reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the London Terrace Towers Owners, Inc. Property as a multifamily rental property.

Appraisal. The appraiser provided a “Gross Sellout Value with Co-op Mortgage Debt (Non-market value)” of $610,000,000 as of September 22, 2021. The appraiser also concluded a “Market Value As Is As Stabilized Rental Property” of $360,000,000 as of September 22, 2021. The appraiser also provided a “Land Value” of $149,000,000 for the land portion of the collateral assuming the property to be unimproved, which value (after deducting the share of non-collateral condominium interests) would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 58.3%.

Environmental Matters. According to the Phase I environmental site assessment dated October 6, 2021, there was no evidence of any recognized environmental conditions at the London Terrace Towers Owners, Inc. Property.

Market Overview and Competition. The London Terrace Towers Owners, Inc. Property is located in New York City within the New York multifamily market and the Midtown West multifamily submarket. The London Terrace Towers Owners, Inc. Property is in close proximity to the 23rd street subway station, which provides access to the A, C and E lines, and nearby attractions including the Hudson River Park, High Line Park, Chelsea Piers recreation center, restaurants, night clubs and art galleries. An important trend with employment has been the recent growth in the technology field. Both major tech companies, as well as small startups have leased space throughout the city and demand highly educated workers in this field. According to the appraisal, the Midtown West multifamily

A-3-26

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

submarket had an inventory of 33,519 units, a vacancy rate of 5.5% and average asking rent per unit per month of $4,310. According to the appraisal, the 2021 population within the 0.25-, 0.5- and one-mile radius of the London Terrace Towers Owners, Inc. Property was 18,051, 50,647, and 137,866, respectively. The 2021 estimated average household income within the same radii was $156,123, $177,212, and $193,354, respectively.

The following tables present certain information relating to the appraisal’s market rent conclusion for the London Terrace Towers Owners, Inc. Property:

Market Rent Summary

Residential
Monthly Market Rent (PSF)	$77.65
Avg Unit Size (SF)	703
Avg Monthly Market Rent per unit	$4,550

Commercial
Market Rent (PSF)	$125.00
Lease Term (Years)	5
Rent Increase Projection	3.0% per annum

The following table presents certain information relating to multifamily rental properties comparable to the London Terrace Towers Owners, Inc. Property:

Comparable Properties(1)

Property	Address	Year Built	# Units	Rental Rate Range(2)	Occupancy %
London Terrace Towers Owners, Inc.	405-465 West 23rd Street and 410-470 West 24th Street, New York, NY	1932	633(3)	$3,241 - $12,450	95.0%
Chelsea Tower	100 West 26th Street, New York, NY	2003	227	$3,645 - $3,645	99.1%
London Terrace Garden	435 West 23rd Street, New York, NY	1934	921	$3,075 - $10,000	100.0%
AVA High Line	525 West 28th Street, New York, NY	2015	405	$3,696 - $5,204	99.8%
The Tate	535 West 23rd Street, New York, NY	2001	325	$5,519 - $6,892	99.4%
Chelsea Mercantile	252 7th Avenue, New York, NY	1910	352	$5,250 - $5,600	99.7%
The Thomas Eddy	85 8th Avenue, New York, NY	1973	117	$3,800 - $3,800	98.3%
The Indigo Condominium	125 West 21st Street, New York, NY	2006	52	$6,300 - $8,900	100.0%
146 West 28th Street	146 West 28th Street, New York, NY	1910	18	$9,000 - $9,000	100.0%
305 West 16th Street	305 West 16th Street, New York, NY	2008	54	$10,500 - $10,500	100.0%

(1)	Source: Appraisal
(2)	The rents for the comparable properties are based on market rents for such properties, whether or not such properties include rent restricted units. All or a portion of the residential cooperative units at the London Terrace Towers Owners, Inc. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the London Terrace Towers Owners, Inc. Property were operated as a multifamily rental property.
(3)	Based solely on residential units including one unit occupied by the superintendent and excludes the commercial unit.

The London Terrace Towers Owners, Inc. Property is located in a growing submarket that is in demand due to its easy access to Midtown Manhattan, New York City’s main area of employment. According to the appraisal, construction has outpaced absorption over the past five years in the Midtown West multifamily submarket. Absorption is projected to outpace the construction in the submarket over the next five years. Given the amount of new supply entering the market, as well as population growth factors, the market is expected to experience demand sufficient to support new construction in the long term.

Escrows.

Taxes – During an event of default, the borrower is required to deposit 1/12 of the annual estimated real estate taxes monthly, which reserve will be disbursed to the borrower when the event of default is cured.

Insurance – In the event the London Terrace Towers Owners, Inc. Property is no longer covered by a blanket insurance policy or during an event of default, the borrower is required to deposit 1/12 of the annual estimated insurance premiums monthly.

Replacements Reserve – During an event of default, the London Terrace Towers Owners, Inc. Loan documents provide for ongoing monthly deposits of approximately $13,188 into a reserve for approved capital expenditures.

Lockbox and Cash Management. The London Terrace Towers Owners, Inc. Mortgage Loan does not require a lockbox or cash management.

Property Management. The London Terrace Towers Owners, Inc. Property is managed by Residential Management Group, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Mezzanine Debt. Not permitted.

A-3-27

Multifamily - Cooperative	Loan #3	Cut-off Date Balance:	$82,000,000
405-465 West 23rd Street and 410-470 West 24th Street	London Terrace Towers Owners, Inc.	Cut-off Date LTV:	13.4%
New York, NY 10011		UW NCF DSCR:	7.63x
		UW NOI Debt Yield:	18.1%

Future Subordinate Debt. The London Terrace Towers Owners, Inc. borrower is permitted to obtain additional subordinate financing (including, without limitation, a revolving or term line of credit) which may be secured by the related Mortgaged Property, or unsecured, in the amount of the lesser of (i) $10,000,000 or (ii) such amount so that at all times the aggregate loan-to-value ratio with respect to the existing London Terrace Towers Owners, Inc. Mortgage Loan debt and all existing and proposed additional financing (together, the “Combined Debt”) does not exceed 35% and provided that, among other things: (a) no event of default has occurred and is continuing; (b) the debt yield for the Combined Debt is equal to or greater than 12.5%; (c) the subordinate lender is required to agree (i) that the subordinate debt will be subordinate in payment to the existing debt, (ii) that the London Terrace Towers Owners, Inc. borrower will only be required to make payments under such additional financing to the extent it is current and will remain current in paying all amounts payable under the London Terrace Towers Owners, Inc. Mortgage Loan documents and (iii) if the subordinate debt is secured by the London Terrace Towers Owners, Inc. Property, deliver of a reasonably acceptable subordination and standstill agreement; (d) the London Terrace Towers Owners, Inc. borrower pays all of the mortgagee’s actual out-of-pocket costs and expenses incurred by the mortgagee in connection with such additional subordinate financing, including, without limitation reasonable legal fees; and (e) such additional subordinate financing is required to have a maturity date that is either co-terminous with or extends beyond the term of the London Terrace Towers Owners, Inc. Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-28

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-29

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

A-3-30

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

One SoHo Square
161 Avenue of the Americas and 233 Spring Street
New York, NY 10013
MANHATTAN
Meatpacking District
Greenwich Village
West Village
SoHo
Nolita
Little Italy
Tribeca
Chinatown
Hudson River
Washington Square
New York University
NYU School of Law
NYU Stern School of Business
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
The Cooper Union
The Public Theater
Ukrainian Museum
St. Johns University-Manhattan Campus
Hudson Park Library
Washington Arch
Jerome S. Coles Sports Center
James J. Walker Park
Morton Square
WebMD
375 Hudson Street
SoHo Playhouse
UPS Customer Center
The Dominick
NYC Fire Museum
Metropolitan College of New York
The Basilica of St. Patrick's Old Cathedral
Museum of Chinese in America
Italian American Museum
St. John's Park
Citi Headquarters
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun. Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
NYC Criminal Court
Columbus Park
NY County Supreme Court
US District Court
US Justice Department
1 Police Plaza
Pace University
Schimmel Center
New York Downtown Hospital
New York by Gehry
Woolworth Building
7 World Trade Ctr.
Westfield WTC
1 World Trade Ctr.
2 World Trade Ctr.
200 West Street
250 Vesey Street
200 Vesey Street
Brooklyn Bridge
Holland Tunnel
Hudson River Greenway
Whitehall Ferry
Pier 46
Pier 45
Pier 40
PATH
9A
78
W. 10th St
W. 9th St
W. 8th St
W. 12th St
Bethune St.
W 4th St
W 10th St
Bleecker St
Hudson St
Washington St
West St
6th Ave
5th Ave
Waverly Pl
W 4th St
University Pl
Astor Pl
Bowery
3rd Ave
Great Jones St
Bond St
Lafayette St
Broadway
West Broadway
Thompson St
Sullivan St
MacDougal St
7th Ave South
Bedford St
W. Houston St
Christopher St
Barrow St
Morton St
Greenwich St
King St
Charlton St
Vandam St
Spring St
Varick St
Canal St
Watts St
Hubert St
Franklin St
Wooster St
Greene St
Mercer St
Grand St
Broome St
Kenmare St
Mott St
Mulberry St
Church St
Walker St.
White St
Leonard St
Duane St
Reade St
Chambers St
Warren St
Murray St
Park Pl
Park Row
Pearl St
Centre St
North Bergen
West New York
Weehawken
Union City
Hoboken
Jersey City
New Jersey
Hudson County
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Long Island City
Astoria
Queens
Greenpoint
Williamsburg
Brooklyn
East River
Lower East Side
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park

A-3-31

No. 4 – One SoHo Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/A(sf))/Baa1(sf)		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$75,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$75,000,000		Size:	786,891 SF
	% of Initial Pool Balance:	5.7%		Cut-off Date Balance Per SF(1):	$597.29
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$597.29
	Borrower Sponsor:	The Gluck Family Trust		Year Built/Renovated:	1904-1926/2016
	Guarantor:	The Gluck Family Trust		Title Vesting:	Fee
	Mortgage Rate:	2.72466879%		Property Manager:	MEL Management Corp. (an affiliate of the borrowers)
	Note Date:	July 9, 2021		Current Occupancy (As of)(5):	92.5% (6/1/2021)
	Seasoning:	3 months		4/30/2021 TTM Occupancy(6):	NAV
	Maturity Date:	August 6, 2028		YE 2020 Occupancy(5)(6):	NAV
	IO Period:	84 months		YE 2019 Occupancy(6):	NAV
	Loan Term (Original):	84 months		YE 2018 Occupancy(6):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(5)(7):	$1,350,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(5):	$1,715.61
	Call Protection(2):	YM(27),DorYM(51),O(6)		As-Is Appraisal Valuation Date:	June 10, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt(3):	Yes		TTM NOI (4/30/2021):	$51,408,293
	Additional Debt Type (Balance) (3):	Pari Passu ($395,000,000); Subordinate ($315,000,000); Mezzanine ($120,000,000); Future Mezzanine		YE 2020 NOI:	$46,957,475
				YE 2019 NOI:	$24,995,700
				YE 2018 NOI:	NAV
				U/W Revenues:	$83,142,799
				U/W Expenses:	$19,231,486
Escrows and Reserves(4)				U/W NOI:	$63,911,313
	Initial	Monthly	Cap	U/W NCF:	$63,328,788
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	4.92x / 4.88x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.6% / 13.5%
Replacement Reserve	$0	Springing	$150,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.6% / 13.5%
TI/LC Reserve	$0	Springing	$1,500,000	Cut-off Date LTV Ratio(1)(7):	34.8%
				LTV Ratio at Maturity(1)(7):	34.8%

Sources and Uses
Sources			Uses
Senior loan amount	$470,000,000	51.8%	Loan payoff(8)	$900,036,150	99.2%
Subordinate loan amount	315,000,000	34.7	Closing Costs	7,272,952	0.8
Mezzanine loan amount	120,000,000	13.2
Borrower Equity	2,309,102	0.3
Total Sources	$907,309,102	100.0%	Total Uses	$907,309,102	100.0%

(1)	The One SoHo Square Mortgage Loan (as defined below) is part of the One SoHo Square Senior Loan (as defined below), which is part of the One SoHo Square Whole Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W Debt Yield based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the One SoHo Square Senior Loan. See “One SoHo Square Total Debt Capital Structure” table below for metrics based on the One SoHo Square Whole Loan.

(2)	Defeasance of the full $785.0 million One SoHo Square Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 9, 2024. Prepayment in whole or in part is permitted at any time, subject to yield maintenance for any payment prior to March 6, 2028.

(3)	See “The Mortgage Loan”, “Subordinate and Mezzanine Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	While the One SoHo Square Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the One SoHo Square Whole Loan more severely than assumed in the underwriting of the One SoHo Square Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well

(6)	Historical occupancies are not presented as the One SoHo Square Property (as defined below) was undergoing lease up.

(7)	In determining the Appraised Value, the Appraiser valued the prospective tax abatement pursuant to Industrial and Commercial Abatement Program and utilized the net present value of the abatement ($21,200,000) in the “as-is” value. The abatement is projected to expire in 2028.

A-3-32

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

(8)	The One SoHo Square Whole Loan was used to payoff an existing CMBS loan previously securitized in GSMS 2019-SOHO.

The Mortgage Loan. The mortgage loan (the “One SoHo Square Mortgage Loan”) is part of a whole loan (the “One SoHo Square Whole Loan”) comprised of 20 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $470,000,000 (the “One SoHo Square Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $315,000,000 (the “One SoHo Square Subordinate Loan”). The One SoHo Square Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $785,000,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an 786,891 square foot office property located in New York, New York (the “One SoHo Square Property”). The One SoHo Square Mortgage Loan (evidenced by non-controlling note A-1-C-2), having an outstanding principal balance as of the Cut-off Date of $75,000,000, is being contributed to this transaction. The One SoHo Square Subordinate Loan will not be an asset of the Issuing Entity.

The One SoHo Square Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and Bank of Montreal (“BMO”) on July 9, 2021; and the note representing the One SoHo Square Mortgage Loan was acquired by Wells Fargo Bank, National Association from GSBI on August 26, 2021. The borrower sponsor utilized the proceeds of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan (as defined below in “Subordinate and Mezzanine Indebtedness”) to refinance existing debt on the One SoHo Square Property and pay loan closing costs.

The table below summarizes the promissory notes that comprise the One SoHo Square Whole Loan. The relationship between the holders of the One SoHo Square Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The One SoHo Square Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1-S	$685,083	$685,083	SOHO 2021-SOHO	Yes
A-1-C-1, A-1-C3, A-2-C-1,A-2-C-5	$135,000,000	$135,000,000	Benchmark 2021-B28	No
A-1-C-2	$75,000,000	$75,000,000	BANK 2021-BNK37	No
A-1-C-4, A-1-C-7, A-1-C-8, A-2-C-2, A-2-C-3	$112,000,000	$112,000,000	Benchmark 2021-B29	No

A-1-C-5, A-1-C-6	$70,000,000	$70,000,000	BBCMS 2021-C11	No

A-2-S, A-3-S	$314,917	$314,917	SOHO 2021-SOHO	No

A-2-C-4, A-2-C-6	$25,176,796	$25,176,796	3650R 2021-PF1	No
A-3-C-1, A-3-C-2, A-3-C-3	$51,823,204	$51,823,204	MSC 2021-L7	No
Total Senior Notes	$470,000,000	$470,000,000

Subordinate Notes
B-1, B-2, B-3	$315,000,000	$315,000,000	SOHO 2021-SOHO	No
Total (Whole Loan)	$785,000,000	$785,000,000

A-3-33

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The capital structure for the One SoHo Square Total Debt (as defined below) is shown below:

One SoHo Square Total Debt Capital Structure

(1)	The initial interest rate on the One SoHo Square Whole Loan is 2.72466879%. The interest rate on the One SoHo Square Mezzanine Loan is 5.05000%. The assumed initial weighted average interest rate on the One SoHo Square Total Debt is 3.03300%. “One SoHo Square Total Debt” means the aggregate principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan.

(2)	Based on the One SoHo Square Property square footage of 786,891 SF.

(3)	Based on the “as-is” appraised value of $1,350,000,000.

(4)	Cumulative UW NOI / NCF Debt Yield and Cumulative UW NOI / NCF DSCR are calculated based on an U/W NOI and U/W NCF of $63,911,313 and $63,328,788, respectively. See “Underwritten Cash Flow Analysis” in this Term Sheet.

(5)	The One SoHo Square Mezzanine Loan was funded by Goldman Sachs Bank USA, DBR Investments Co. Limited, and Bank of Montreal.

(6)	Based on the “as-is” appraised value of $1,350,000,000, the implied Borrower Sponsor Equity contributed to the Property is $445,000,000.

The Borrower and Borrower Sponsors. The borrowers are SOHO AOA Owner, LLC, OSS 2016, LLC and 2016 SOHO LLC, each a Delaware limited liability company, that owns the One SoHo Square Property as tenants-in-common. The borrowers are structured to be single purpose bankruptcy-remote entities, having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One SoHo Square Whole Loan. The borrower sponsor is comprised of entities controlled by the trustees of the Amended and Restated 2013 LG Revocable Trust and non-recourse carveout guarantor under the One SoHo Square Whole Loan is The Gluck Family Trust. The liability of the non-recourse carveout guarantor for certain single purpose entity and bankruptcy-related non-recourse carveouts is subject to a cap of 10% of the then outstanding principal balance of the One SoHo Square Whole Loan.

Stellar Management (“Stellar”) was founded in 1985 by Laurence Gluck, formerly a partner at New York real estate law firm Dreyer & Traub and a former member of the executive committee of the Real Estate Board of New York. Stellar owns and manages over 12,000 apartments, over two million square feet of office space. Notable New York City projects, past and present, include 14 Wall Street, The Milk Building, 522 Fifth Avenue, 220 Fifth Avenue, Otto Greenpoint, The Windermere, Embassy House, Columbus Square and Independence Plaza.

A-3-34

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The Property. The One SoHo Square Property is a 786,891 square foot, Class A, office property located in New York, New York, consisting of two adjacent parcels, that was designed by the architecture firm Gensler. The One SoHo Square Property is situated in the Hudson Square / Meatpacking District submarket on the northwest corner of 6th Avenue and Spring Street. The One SoHo Square Property features multiple amenities, including roof decks with panoramic views, building management systems, destination dispatch elevators, 24/7 attended lobby with exclusive key card access, a bike room, a message center, and an online tenant service request system. The One SoHo Square Property serves as the corporate headquarters for Flatiron Health, Warby Parker, Glossier and Double Verify (through November 2023, at which time Flatiron Health is expected take this space through February 2031 as further described below) which together occupy 47.9% of the net rentable area. As of June 1, 2021, the One SoHo Square Property was 92.5% leased to 14 tenants.

COVID-19 Update. As of October 20, 2021, the One SoHo Square Property was open and operational with no outstanding tenant rent relief agreements.

Major Tenants.

Largest Tenant: Flatiron Health (223,402 square feet, 28.4% of net rentable area; 29.0% of underwritten base rent; February 28, 2031 lease expiration) Flatiron Health is an oncology-focused electronic health records company that seeks to accelerate cancer research and improve the quality of care for cancer patients. Founded in 2012, Flatiron Health partners with hundreds of cancer centers and developers of oncology therapeutics to facilitate the collection of patient data for research and development purposes to accelerate and impact treatment worldwide. Flatiron’s lease at the One SoHo Square Property commenced in June 2018 and expires in February 2031. Flatiron’s lease has two, five-year extension options.

2nd Largest Tenant: Aetna (106,350 square feet; 13.5% of net rentable square feet; 14.9% of underwritten base rent; July 31, 2029 lease expiration) Aetna provides health insurance, as well as dental, vision and other plans to individuals, families and employers. Founded in 1853 in Hartford, Connecticut, Aetna offers: (i) a range of insurance and employee benefits products, (ii) programs and services that help control rising costs while striving to improve the quality of healthcare and (iii) tools and information to help people make better-informed decisions about their healthcare and financial well-being. Aetna’s lease at the One SoHo Square Property commenced in August 2018 and expires in July 2029. Aetna’s lease has two, one-year or five-year extension options.

3rd Largest Tenant: MAC (88,699 square feet; 11.3% of net rentable area; 13.1% of underwritten base rent; March 31, 2034 lease expiration) which stands for Make-Up Art Cosmetics (“MAC”), is a makeup and cosmetic supplier. Founded in 1984 in Toronto, Canada by photographer Frank Toskan and salon owner Frank Angelo, MAC is now sold in more than 120 countries around the globe and offers more than 50 collections each year. MAC’s lease at the One Soho Square Property commenced in November 2017 and expires in March 2034. MAC’s lease has two, five-year extension options.

A-3-35

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the tenancy at the One SoHo Square Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Flatiron Health(4)(5)	AA/Aa3/AA	223,402	28.4%	$87.17	$19,473,782	29.0%	2/28/2031	2, 5-year	Y
Aetna	NR/Baa2/BBB	106,350	13.5%	$93.77	$9,972,297	14.9%	7/31/2029	Various(6)	Y
MAC	NR/A1/A+	88,699	11.3%	$99.03	$8,784,122	13.1%	3/31/2034	2, 5-year	Y
Juul Labs(7)	NR/NR/NR	54,068	6.9%	$128.13	$6,927,707	10.3%	5/31/2032	2, 5-year	Y
Warby Parker	NR/NR/NR	83,286	10.6%	$75.68	$6,302,878	9.4%	1/31/2025	1, 5-year	Y
Glossier	NR/NR/NR	39,637	5.0%	$88.13	$3,493,168	5.2%	4/30/2028	1, 5-year	Y
Double Verify(8)	NR/NR/NR	30,668	3.9%	$87.40	$2,680,371	4.0%	2/28/2031	None	Y
Trader Joe’s	NR/NR/NR	26,126	3.3%	$95.69	$2,500,000	3.7%	5/31/2033	3, 5-year	Y
Managed By Q(9)	NR/NR/NR	27,334	3.5%	$86.53	$2,365,080	3.5%	6/30/2028	None	Y
Aveda	NR/A1/A+	20,194	2.6%	$90.52	$1,827,980	2.7%	5/31/2025	1, 5-year	Y
Total Major Tenants		699,764	88.9%	$91.93	$64,327,385	95.8%
Non-Major Tenants		28,208	3.6%	$99.72	$2,812,852	4.2%
Occupied Collateral Total		727,972	92.5%	$92.23	$67,140,237	100.0%

Vacant Space		58,919	7.5%

Collateral Total		786,891	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(4)	Flatiron Health will receive a rent abatement equal to 87.7% for the months of March 2027 through March 2028. Such abatement does not include space that has been pre-leased to Flatiron Health (35,523 square feet), which is currently occupied by Double Verify (see footnote (8) below) and another tenant.

(5)	Flatiron Health subleases 30,668 square feet (13.7% of Flatiron Health’s total square feet) to Petal for three years at approximately 35% of Flatiron Health’s contractual rent. Annual U/W Base Rent and Annual U/W Base Rent PSF represents Flatiron Health’s contractual rent.

(6)	Aetna has (i) one, 1-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at FMR with 15 months’ notice. If Aetna exercises the five-year renewal option, Aetna will subsequently have either (i) one, one-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at FMR with 15 months’ notice.

(7)	Juul Labs has is not in occupancy of its space but continues to pay its current rent. This space is currently listed as available for sublease.

(8)	Double Verify is expected to occupy the space through the end of the lease term ending on November 30, 2023. Flatiron Health has executed a lease for this space commencing on March 1, 2024. Annual U/W Base Rent and Annual U/W Base Rent PSF represents Double Verify’s base rent through November 2023 and Flatiron Health’s rent thereafter. Flatiron Health will receive a rent abatement of 91.3% for the months of March 2027 through September 2027 and 58.1% for the month of October 2027. All other information represents the terms under Flatiron Health’s lease.

(9)	This space is currently listed as available for sublease. Additional credit enhancement in the form of a parent company guaranty from WeWork, a letter of credit in the amount of one year of rent and a prohibition on using the space for co-working.

A-3-36

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

The following table presents certain information relating to the lease rollover schedule at the One SoHo Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023(3)	0	0	0.0%	0	0.0%	$0	0.0	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0	$0.00
2025	2	103,480	13.2%	103,480	13.2%	8,130,858	12.1%	$78.57
2026	1	4,855	0.6%	108,335	13.8%	89,652	0.1%	$18.47
2027	0	0	0.0%	108,335	13.8%	0	0.0%	$0.00
2028	2	66,971	8.5%	175,306	22.3%	5,858,247	8.7%	$87.47
2029	1	106,350	13.5%	281,656	35.8%	9,972,297	14.9%	$93.77
2030	0	0	0.0%	281,656	35.8%	0	0.0%	$0.00
2031(3)	3	254,862	32.4%	536,518	68.2%	22,332,354	33.3%	$87.63
Thereafter	5	191,454	24.3%	727,972	92.5%	20,756,829	30.9%	$108.42
Vacant	0	58,919	7.5%	786,891	100.00%	$0	0.00%	$0.00
Total/Weighted Average	14	786,891	100.0%			$67,140,237	100.0%	$92.23

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(3)	Double Verify’s lease expires in November 2023. Flatiron Health has pre-leased the space and is anticipated to take occupancy of the space in March 2024 until its lease expiration in February 2031 coterminous with the other Flatiron Health spaces. Annual U/W Base Rent and Annual U/W Base Rent PSF represents the term of the Double Verify lease. The Lease Expiration represents the lease expiration of Flatiron Health.

The following table presents historical occupancy percentages at the One SoHo Square Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	TTM 4/30/2021(1)	6/1/2021(2)
NAV	NAV	NAV	NAV	92.5%

(1)	Historical occupancies are not presented as the One SoHo Square Property was undergoing lease up.

(2)	Information obtained from the underwritten rent roll.

A-3-37

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One SoHo Square Property:

Cash Flow Analysis(1)

	2019	2020	TTM 4/30/2021	U/W	%(2)	U/W $ per SF
Base Rent	$53,253,724	$63,763,493	$65,746,242	$67,140,237(3)	77.4%	$85.32
Rent Average/Step Benefit	0	0	0	5,035,662(4)	5.8	6.40
Grossed Up Vacant Space	0	0	0	3,588,186	4.1	4.56
Gross Potential Rent	$53,253,724	$63,763,493	$65,746,242	$75,764,085	87.4%	$96.28
Other Income	665,493	545,417	410,353	515,692(5)	0.6	0.66
Expense Reimbursements	2,129,581	2,664,812	2,973,859	10,451,209	12.1	13.28
Net Rental Income	$56,048,799	$66,973,722	$69,130,454	$86,730,986	100.0%	$110.22
(Vacancy & Credit Loss)(6)	(16,604,337)	(5,059,796)	(2,158,794)	(3,588,186)	(4.1)	(4.56)
Effective Gross Income	$39,444,461	$61,913,927	$66,971,660	$83,142,799	95.9%	$105.66

Real Estate Taxes	8,227,689	8,719,383	9,219,628	12,375,948	14.9	15.73
Insurance	206,930	243,429	250,248	260,503	0.3	0.33
Management Fee	999,290	1,803,666	2,032,696	1,000,000	1.2	1.27
Other Operating Expenses	5,014,852	4,189,974	4,060,796	5,595,035	6.7	7.11
Total Operating Expenses	$14,448,761	$14,956,452	$15,563,367	$19,231,486	23.1%	$24.44

Net Operating Income(7)	$24,995,700	$46,957,475	$51,408,293	$63,911,313	76.9%	$81.22
Replacement Reserves	0	0	0	15,738	0.0	0.02
TI/LC	0	0	0	566,788	0.7	0.72
Net Cash Flow	$24,995,700	$46,957,475	$51,408,293	$63,328,788	76.2%	$80.48

NOI DSCR(8)	1.93x	3.62x	3.96x	4.92x
NCF DSCR(8)	1.93x	3.62x	3.96x	4.88x
NOI Debt Yield(8)	5.3%	10.0%	10.9%	13.6%
NCF Debt Yield(8)	5.3%	10.0%	10.9%	13.5%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through August 31, 2022 totaling $1,022,459.

(4)	U/W Rent Average/Rent Step Benefit represents the present value of contractual rent steps from credit tenants and are taken through the remainder investment-grade tenants’ lease terms.

(5)	U/W Other Income includes a Vertical Decommission Revenue Adjustment of $115,232.

(6)	The underwritten economic vacancy is 4.1%. The One SoHo Square Property was 92.5% leased as of June 1, 2021.

(7)	The increase in Net Operating Income from the 2019 to 2020 and 2020 to TTM 4/30/2021 is primarily due to three new leases (13.0% of U/W Base Rent) commencing between February 2020 and March 2021. The increase in Net Operating Income from the TTM 4/30/2021 to U/W is primarily attributable to the inclusion of the present value of contractual rent step increments over the remainder of the investment-grade tenants’ lease terms ($5,035,662), as well as incremental expense reimbursements to account for adjusted real estate taxes ($5,573,438).

(8)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the One SoHo Square Senior Loan.

Appraisal. According to the appraisal, the One SoHo Square Property had an “As Is” appraised value of $1,350,000,000 as of June 10, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated June 18, 2021, there was no evidence of any recognized environmental conditions at the One SoHo Square Property.

Market Overview and Competition. The One SoHo Square Property is located within the New York City-Jersey City-White Plains metropolitan area and is part of the Hudson Square/Meatpacking Office submarket. The One SoHo Square Property benefits from the area’s mass transit infrastructure that connects Manhattan to the outer boroughs and the surrounding suburbs in the tri-state area. Air transportation is available via JFK International Airport, Newark Liberty International Airport, and LaGuardia Airport, all of which are in close proximity to the One SoHo Square Property. Further, Penn Station and Grand Central are located in New York City, offering railroad access to Long Island, New York state, Connecticut, and New Jersey. The New York City metropolitan area has a diverse economy, with major employers including JPMorgan Chase & Co., Bank of America, New York-Presbyterian Healthcare System, Macy’s, Verizon Communications, PwC, Delta Air Lines Inc., and Time Warner Inc.

A-3-38

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

As of the first quarter of 2021, the Midtown South Office Market had approximately 3.4 million square feet under construction with an overall vacancy rate of 17.5% and average asking rents of $76.60 per square foot. As of the first quarter of 2021, the Hudson Square/Meatpacking Office submarket had approximately 988,866 square feet under construction with an overall vacancy rate of 6.4% and average asking rents of $79.55 per square foot.

The appraisal identified seven directly competitive office comparables. Comparable buildings were built between 1910 and 1987 and range in size from 236,512 square feet to 2,921,914 square feet. Average asking rents ranged from $85.00 to $90.00 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One SoHo Square Property:

Market Rent Summary(1)

	West Building (Floors 2-7)	West Building (Floors 8-9)	West Building (Floors 10-13)	East Building (Floors Mezz-7)	East Building (Floors 8-13)	East Building (Floors 14-15)
Market Rent (PSF)	$92.00	$105.00	$115.00	$92.00	$97.00	$115.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10	$7 PSF in years 5 and 10

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable office sales pertaining to the One SoHo Square Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
635-641 Avenue of the Americas	New York, NY	1902 / 2015	267,000	Jun-2021	$325,000,000	$1,217
546 Broadway	New York, NY	1900 / NAP	93,600	Jun-2021	$160,000,000	$1,709
125 West End Avenue	New York, NY	1929 / NAP	399,309	Mar-2021	$597,015,923	$1,495
410 Tenth Avenue	New York, NY	1927 / 2021	634,359	Dec-2020	$952,840,000	$1,502
One Madison Avenue	New York, NY	1932 / 2023	1,392,565	May-2020	$2,300,000,000	$1,652
424 Fifth Avenue	New York, NY	1929 / 2020	680,493	Mar-2020	$1,289,501,065	$1,895
450 West 15th Street	New York, NY	1928 / 2012	320,789	May-2019	$600,000,000	$1,870

(1)	Information obtained from the appraisal.

Escrows.

Tax Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period (as defined below), the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next 12-month period.

Insurance Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, except if the required insurance is carried under a blanket insurance policy, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next 12-month period.

Replacement Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, if and to the extent the amount on deposit therein is less than $150,000, the borrower is required to fund a replacement reserve in the amount of $13,197.

TI/LC Reserve - On each payment date during the continuance of a One SoHo Square Cash Sweep Period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount equal to the lesser of (i) $65,984 and (ii) the amount that would cause the replacement reserve to contain $1.5 million.

At origination, in lieu of funding an unfunded obligations reserve, the guarantor also provided a guaranty of certain unfunded obligations including tenant improvements and leasing commissions in an amount equal to $3,142,373.

Lockbox and Cash Management. The One SoHo Square Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to direct all tenants of the One SoHo Square Property to deposit all rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the One SoHo Square

A-3-39

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

Property and all other money received by the borrower or the property manager with respect to the One SoHo Square Property (other than tenant security deposits) to be deposited into such lockbox account within one business day of receipt thereof. On each business day that no One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

On each payment date during the continuance of a One SoHo Square Cash Sweep Period or an event of default under the One SoHo Square Whole Loan, all funds on deposit in the cash management account after payment of debt service on the One SoHo Square Whole Loan (and the One SoHo Square Mezzanine Loan provided that an event of default is not continuing), required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the One SoHo Square Whole Loan.

A “One SoHo Square Cash Sweep Period” means each period commencing upon: (1) an event of default under the One SoHo Square Whole Loan documents and concluding upon a cure of such event of default, (2) an event of default under the One SoHo Square Mezzanine Loan (as defined below) and concluding upon a cure or waiver of such event of default, (3) the debt yield (as calculated under the related loan documents), as determined as of the last day of any two consecutive fiscal quarters, is less than 5.00% (a “One SoHo Square Debt Yield Trigger”), and concluding when the debt yield, determined as of the last day of each of two consecutive fiscal quarters thereafter, exceeds 5.00%, and (4) a failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other One SoHo Square Cash Sweep Period is continuing.

Notwithstanding the foregoing, if a One SoHo Square Cash Sweep Period is in effect or would be in effect solely as a result of a One SoHo Square Debt Yield Trigger, the borrowers may avoid the commencement of or terminate the continuance of a One SoHo Square Cash Sweep Period by either (x) prepaying (or partially defeasing) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0%, or (y) delivering to the lender, as additional collateral (the “One SoHo Square Debt Yield Collateral”), a letter of credit or cash equivalents satisfactory to the lender in an amount (the “One SoHo Square Debt Yield Cure Amount”) that, when subtracted from the sum of the then outstanding principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan would result in a debt yield that exceeds 5.0%. Thereafter, if the One SoHo Square Debt Yield Cure Amount as of the last day of any fiscal quarter exceeds the aggregate amount of the One SoHo Square Debt Yield Collateral held by the lender, then a One SoHo Square Cash Sweep Period will commence unless the borrowers prepay (or partially defease) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0% or increases the amount of the One SoHo Square Debt Yield Collateral to the then-current One SoHo Square Debt Yield Cure Amount.

Property Management. The One SoHo Square Property is self-managed by MEL Management Corp. (d/b/a Stellar Management), an affiliate of the borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the One SoHo Square Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $120.0 million (the “One SoHo Square Mezzanine Loan”, and together with the One SoHo Square Whole Loan, the “One SoHo Square Total Debt”). The One SoHo Square Mezzanine Loan is secured by the pledge of the direct equity interest in the borrowers and is coterminous with the One SoHo Square Whole Loan. The One SoHo Square Mezzanine Loan accrues interest at a rate of 5.05000% per annum. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the One SoHo Square Mezzanine Loan:

	Mezzanine Loan Original Principal Balance	Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
One SoHo Square Mezzanine Loan	$120,000,000	5.050%	84	0	84	2.28x	7.1%	67.0%

Future Mezzanine or Subordinate Indebtedness Permitted. The related loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others, such mezzanine debt (i) is not in excess of $90.5 million, (ii) is subordinate to the One SoHo Square Mezzanine Loan, (iii) is obtained any time after July 9, 2023, (iv) is provided by a qualified lender (as defined in the loan documents), (v) is subject to an intercreditor agreement reasonably acceptable to the lender, (vi) is either coterminous with the One SoHo Square Whole Loan or freely pre-payable without premium or penalty from and after the related One SoHo Square Whole Loan maturity date, (vii) as of the date of its incurrence, does not cause the DSCR to be less than 2.22x or the debt yield to be less than 6.82%, (viii) as of the date of its incurrence, does not cause the aggregate loan-to-value ratio of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan, based on an updated appraisal of the One SoHo Square Property,

A-3-40

Office – CBD	Loan #4	Cut-off Date Balance:	$75,000,000
161 Avenue of the Americas and 233 Spring Street	One SoHo Square	Cut-off Date LTV:	34.8%
New York, NY 10013		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	13.6%

to be greater than 67.0%, (ix) delivery of a rating agency confirmation and (x) if the mezzanine debt bears a floating rate of interest, execution of an interest rate cap agreement from a counterparty reasonably acceptable to the lender. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the One SoHo Square Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, then the borrower’s requirement will be capped at the greater of (a) the product of the rate of $0.10 per $100 times the lesser of (1) outstanding principal balance of the One SoHo Square Whole Loan and (2) the sum of 100% of the full replacement cost and the required amount of rental loss and/or business income interruption insurance and (b) insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents).

A-3-41

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

A-3-42

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

A-3-43

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

Park Avenue Plaza
55 East 52nd Street
New York, NY 10055
Upper East Side
MANHATTAN
Midtown
East Side
Murray Hill
CENTRAL PARK
The Pond
Central Park Zoo
Central Park South
Bryant Park
ROCKEFELLER CENTER
UNITED NATIONS
QUEENS-MIDTOWN TUNNEL
495
METRO NORTH
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
53RD ST
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Vanderbilt Ave.
63RD ST/ LEXINGTON
LEXINGTON/ 59TH ST
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
57TH ST
5TH AVE/ 53RD ST
51ST ST/ LEXINGTON
ROCKEFELLER CTR.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
5TH AVE
BRYANT PARK
Barneys New York
Ritz Carlton
The Plaza Hotel
Apple Store, FAO Schwarz, GM Building
AKA Central Park
Four Seasons Hotel
150 East 57th St
The Concorde Hotel
The Bristol
400 Plaza
The Peninsula New York
St. Regis New York
909 Third Avenue
St. James Tower
New York Hilton Midtown
Museum of Modern Art
Lever House
399 Park
Lipstick Building
River Tower
Baccarat Hotel
666 Fifth Avenue
Three Tee
The Sutton
75 Rockefeller Plaza
345 Park
Beekman Hill
Radio City Music Hall
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
Pod 51 Hotel
The Benjamin
Saks Fifth Avenue
Palmolive Building
ITT-American Building
Waldorf Astoria
Beekman Tower
GE Building
Tower 49
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
Consulate General of Nepal
Consulate of the Republic of Singapore
860 UN Plaza
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Consulate General of Jamaica
British Consulate General NY
Japan Society
Roger Smith Hotel
Consulate General of Estonia
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
Hotel St. James
The Roosevelt Hotel
United Nations Visitor Centre
Club Quarters Grand Central
Millennium Hilton NY One UN Plaza
Cassa Hotel NY 45th Street
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Sofitel New York
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Royalton New York
Grand Central Terminal
Fitzpatrick Grand Central
Winstar Building
One Bryant Park
Hampton Inn Manhattan Grand Central
Consulate General of Ecuador
505 Fifth Ave.
One Vanderbilt
Chrysler Building
The Knickerbocker Hotel
New York Public Library
Consulate General of Australia
The Westin NY Grand Central
Daily News
Consulate General of Switzerland
Bryant Park Hotel
Park Terrace Hotel
Consulate General of South Africa
425 Fifth Ave.
260 Madison Ave.
The William Hotel
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Central Park
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
MANHATTAN
HUDSON COUNTY
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
BROOKLYN
Financial District
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

A-3-44

No. 5 – Park Avenue Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/AA-(sf)/Aaa(sf)		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$75,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$75,000,000		Size:	1,159,593 SF
	% of Initial Pool Balance:	5.7%		Cut-off Date Balance Per SF(1):	$292.49
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$292.49
	Borrower Sponsor:	Park Avenue Plaza Company L.P. and The Sungate Park Avenue Delaware Trust		Year Built/Renovated:	1980/2015
	Guarantor(2):	NAP		Title Vesting:	Fee
	Mortgage Rate:	2.83750%		Property Manager:	55 East 52nd Street Management L.P.
	Note Date:	October 8, 2021		Current Occupancy (As of)(6):	99.0% (10/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy(6):	98.7%
	Maturity Date:	November 5, 2031		YE 2019 Occupancy:	98.5%
	IO Period:	120 months		YE 2018 Occupancy:	96.1%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		Appraised Value(6):	$1,063,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF(6):	$916.70
	Call Protection:	YM1(24),DorYM1(89),O(7)		Appraisal Valuation Date:	August 18, 2021
	Lockbox Type(3):	Hard/In Place Cash Management		Underwriting and Financial Information(6)
	Additional Debt(1):	Yes		TTM NOI (6/30/2021):	$48,269,811
	Additional Debt Type (Balance)(1)(4):	Pari Passu ($264,170,000)		YE 2020 NOI:	$37,355,736
		Subordinate ($120,830,000)		YE 2019 NOI:	$43,307,357
		Mezzanine ($115,000,000)		YE 2018 NOI:	$41,060,217
		Future Mezzanine		YE 2017 NOI:	NAV
				U/W Revenues:	$113,220,721
				U/W Expenses:	$54,215,570
Escrows and Reserves(5)				U/W NOI(7):	$59,005,151
	Initial	Monthly	Cap	U/W NCF(7):	$56,975,864
Taxes:	$8,606,069	$2,238,800	NAP	U/W DSCR based on NOI/NCF(1):	6.05x / 5.84x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	17.4% / 16.8%
Cap Ex:	$0	Springing	$463,837	U/W Debt Yield at Maturity based on NOI/NCF(1):	17.4% / 16.8%
TI/LC Reserve:	$43,543,892	Springing	$6,000,000	Cut-off Date LTV Ratio(1):	31.9%
				LTV Ratio at Maturity(1):	31.9%

Sources and Uses
Sources			Uses
Senior Loan Amount	$339,170,000	58.8%	Refinance Existing Debt	$512,914,175	89.0%
Subordinate Loan Amount	120,830,000	21.0	Reserves	52,149,961	9.0
Mezzanine Loan	115,000,000	20.0	Closing Costs	11,324,028	2.0
Borrower Equity	1,388,164	0.2
Total Sources	$576,388,164	100.0%	Total Uses	$576,388,164	100.0%

(1)	The Park Avenue Plaza Mortgage Loan (as defined below) is part of the Park Avenue Plaza Whole Loan (as defined below), which is comprised of eight pari passu senior promissory notes with an aggregate original principal balance of $339,170,000 (collectively, the “Park Avenue Plaza Senior Loans”) and one promissory note that is subordinate to the Park Avenue Plaza Senior Loans with an aggregate original principal balance of $120,830,000 ( the “Park Avenue Plaza Subordinate Companion Loan”, and together with the Park Avenue Plaza Senior Loans, the “Park Avenue Plaza Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate Cut-off Date principal balance of the Park Avenue Plaza Senior Loans, without regard to the Park Avenue Plaza Subordinate Companion Loan or the Park Avenue Plaza Mezzanine Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire Park Avenue Plaza Whole Loan are $396.69, $396.69, 12.8%/12.4%, 12.8%/12.4%, 4.46x/4.31x, 43.3% and 43.3%, respectively. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the Park Avenue Plaza Whole Loan and the Park Avenue Plaza Mezzanine Loan are $495.86, $495.86, 10.3%/9.9%, 10.3%/9.9%, 3.39x/3.27x, 54.1% and 54.1%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Park Avenue Plaza Whole Loan.

(3)	A cash management period is in place from origination through December 31, 2024. After December 31, 2024, the Park Avenue Plaza Whole Loan will revert to a hard lockbox with springing cash management.

(4)	See “Subordinate and Mezzanine Indebtedness” section below.

(5)	See “Escrows” below for further discussion of reserve requirements.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Park Avenue Plaza Whole Loan more severely than assumed in the underwriting of the Park Avenue Plaza Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The increase in Net Operating Income from TTM NOI (6/30/2021) to U/W NOI was due to the expiration of free rent periods.

A-3-45

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

The Mortgage Loan. The fifth largest mortgage loan (the “Park Avenue Plaza Mortgage Loan”) is part of the Park Avenue Plaza Whole Loan in the original principal balance of $460,000,000. The Park Avenue Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 1,159,593 square foot Class A office property in New York, NY (the “Park Avenue Plaza Property”). The Park Avenue Plaza Whole Loan is comprised of the Park Avenue Plaza Senior Loans, consisting of eight pari passu senior promissory notes in the aggregate original principal balance of $339,170,000, and the Park Avenue Plaza Subordinate Companion Loan, consisting of one subordinate promissory note in the original principal balance of $120,830,000. The non-controlling senior Note A-2 and Note A-5, with an aggregate original principal balance of $75,000,000, represent the Park Avenue Plaza Mortgage Loan and will be included in the BANK 2021-BNK37 securitization trust. The non-controlling promissory Note A-1 in the original principal amount of $139,170,000 and the Park Avenue Plaza Subordinate Companion Loan are expected to be contributed to the MSC 2021-PLZA securitization trust. The remaining Park Avenue Plaza Senior Loans, evidenced by non-controlling promissory Notes A-3, A-4, A-6, A-7 and A-8, with an aggregate original principal balance of $125,000,000 are currently held by Morgan Stanley Bank, N.A. and are expected to be contributed to one or more future securitization transactions. The Park Avenue Plaza Whole Loan will be serviced pursuant to the trust and servicing agreement for the MSC 2021-PLZA securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans —The Park Avenue Plaza Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$139,170,000	$139,170,000	MSC 2021-PLZA	No
A-2	$50,000,000	$50,000,000	BANK 2021-BNK37	No
A-3	$20,000,000	$20,000,000	Morgan Stanley Bank, N.A.	No
A-4	$10,000,000	$10,000,000	Morgan Stanley Bank, N.A.	No
A-5	$25,000,000	$25,000,000	BANK 2021-BNK37	No
A-6	$35,000,000	$35,000,000	Morgan Stanley Bank, N.A.	No
A-7	$10,000,000	$10,000,000	Morgan Stanley Bank, N.A.	No
A-8	$50,000,000	$50,000,000	Morgan Stanley Bank, N.A.	No
B-1	$120,830,000	$120,830,000	MSC 2021-PLZA	Yes(1)
Total	$460,000,000	$460,000,000
(1)	Pursuant to the related co-lender agreement, the holder of Note B-1 is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans— The Park Avenue Plaza Whole Loan” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsors. The borrower is Park Avenue Plaza Owner LLC (the “Park Avenue Plaza Borrower”), a single-purpose Delaware limited liability company with two independent directors in its organizational structure. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Park Avenue Plaza Whole Loan. The Park Avenue Plaza Borrower is indirectly owned and controlled by Park Avenue Plaza Company L.P. (the “Fisher Brothers Sponsor”) and The Sungate Park Avenue Delaware Trust (“Sungate” and collectively with the Fisher Brothers Sponsor, the “Borrower Sponsor”). The Fisher Brothers Sponsor is owned by affiliates of Fisher Brothers, a family-owned, multi-generational real estate investment company with expertise in owning and managing Class A office space, as well as developing both residential and commercial space, with a focus on urban markets on the East Coast. Founded in 1915, the firm has developed over 10 million square feet of Class A office space. Fisher Brothers’ portfolio includes assets such as 1345 Avenue of the Americas, 605 Third Avenue, 299 Park Avenue in Manhattan and Station Place in Washington, DC.

The Property. The Park Avenue Plaza Property is a Class A, 44-story office property totaling 1,159,593 square feet located in New York, New York. The Park Avenue Plaza Property was built in 1980 on a 0.88 acre site by Fisher Brothers and has been continuously owned by the family since its construction. The Park Avenue Plaza Property is located on Park Avenue between 52nd and 53rd Street in the Park Avenue office submarket of Midtown Manhattan, just behind a four-floor landmarked building, the Racquet and Tennis Club. Park Avenue Plaza is a LEED Platinum, Energy Star-certified glass and steel office tower with a green façade and approximately 31,000 square foot floor plates. Due to its position behind the Racquet and Tennis Club and south of Lever House, the Park Avenue Plaza Property benefits from unobstructed views up Park Avenue. Since January 2020, the Borrower Sponsor has invested approximately $38.8 million in capital expenditures at the Park Avenue Plaza Property, including tenant improvement work and lobby renovations. The Park Avenue Plaza Property is 99.0% leased as of October 1, 2021, by a number of top financial services, fund management and consulting firms. Notable tenants at the Park Avenue Plaza Property include BlackRock, which is currently headquartered at the Park Avenue Plaza Property (32.3% of net rentable area, 29.6% of underwritten base rent), Evercore, which is headquartered at the Park Avenue Plaza Property (29.3% of NRA, 30.4% of underwritten base rent), Intercontinental Exchange (“ICE”) (8.1% of NRA, 9.9% of underwritten base rent), Morgan Stanley (8.1% of NRA, 8.8% of underwritten base rent) and Duff & Phelps (7.8% of NRA, 8.5% of underwritten base rent). The Park Avenue Plaza Property benefits from many long-term leases, with an average lease term of 16.3 years. The Park Avenue Plaza Property has averaged over 99% occupancy dating back to 2011.

Major Tenants.

BlackRock (375,022 square feet, 32.3% of net rentable area, 29.6% of underwritten rent). BlackRock is a public investment management firm that specializes in equity and fixed income products, as well as alternative and money market instruments, which it invests in on behalf of institutional and retail investors worldwide. The firm has offices in more than 30 countries and is currently headquartered at the Park Avenue Plaza Property. BlackRock has given notice that it will vacate all 375,022 square feet of its space upon its lease expiration in April 2023 to relocate to its new global headquarters at 50 Hudson Yards. The Park Avenue Plaza Borrower has executed a lease with Jennison Associates commencing upon BlackRock’s lease expiration to take 120,809 square feet (floors 24 through 27) of BlackRock’s existing space with a lease expiration date of February 28, 2040.

A-3-46

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

Evercore (339,447 square feet, 29.3% of net rentable area, 30.4% of underwritten rent). Evercore is an independent investment banking advisory firm founded in 1995. The company provides advisory services on merges and mergers and acquisitions, strategic shareholder advisory, restructurings and capital structure to corporate clients. Evercore has offices in 28 cities around the globe and generates approximately 75% of its revenue in the United States. Evercore is headquartered at the Park Avenue Plaza Property. Evercore has been a tenant at the Park Avenue Plaza Property since 2006 and has extended and expanded its space at the Park Avenue Plaza Property multiple times. As of October 1, 2021, Evercore occupies 339,447 square feet (of which 119,484 square feet of space is subleased from Aon through April 30, 2023) through December 31, 2035 and has one, five-year extension option remaining.

Intercontinental Exchange (94,119 square feet, 8.1% of net rentable area, 9.9% of underwritten rent). Intercontinental Exchange (“ICE”) is a leading provider of regulated marketplaces and clearing services for global commodity trading, primarily of electricity, and agricultural commodities, metals, interest rates, equities, exchange traded funds, or ETFs, credit derivatives, digital assets, bonds and currencies, and also offers mortgage and technology services. It manages a handful of global over-the-counter (OTC) markets and regulated futures exchanges. The firm also owns ICE Futures Europe, a European energy futures and options platform, as well as NYSE Holdings (including the New York Stock Exchange). The company serves clients in over 150 countries. ICE’s largest geographical market is the United States with nearly 65% of the company’s revenue. ICE has been a tenant at the Park Avenue Plaza Property since 2012 and as of October 1, 2021, occupies 94,119 square feet at the Park Avenue Plaza Property, through November 30, 2028. ICE has two, five-year extension options remaining.

Morgan Stanley (93,590 square feet, 8.1% of net rentable area, 8.8% of underwritten rent). Morgan Stanley is a bank holding company, that provides diversified financial services on a worldwide basis. Morgan Stanley operates a global securities business which serves individual and institutional investors and investment banking clients. Morgan Stanley also operates a global asset management business and was a top five loan contributor to United States commercial mortgage-backed securities deals in 2020. Morgan Stanley has been a tenant at the Park Avenue Plaza Property since 2008 and has extended and expanded its space at the Park Avenue Plaza Property multiple times. As of October 1, 2021, Morgan Stanley occupies 93,590 square feet through April 30, 2036.

General Atlantic (91,666 square feet, 7.9% of net rentable area, 7.6% of underwritten rent). General Atlantic is a private growth equity firm which offers portfolio management, financial planning and investment advisory services to customers worldwide. General Atlantic has been a tenant at the Park Avenue Plaza Property since 2007, as of October 1, 2021 occupies 91,666 square feet (of which 60,464 square feet is subleased from Aon through April 30, 2023) and has a lease expiration of July 31, 2039. General Atlantic has one, five-year extension option remaining.

The following table presents certain information relating to the major tenants at the Park Avenue Plaza Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
BlackRock(3)	NR/Aa3/AA-	375,022	32.3%	$76.16	$28,562,646	29.6%	4/30/2023	(3)	N
Evercore(4)	NR/NR/NR	339,447	29.3%	$86.32	29,302,485	30.4%	12/31/2035(4)	1, 5-year	N
ICE	NR/A3/BBB+	94,119	8.1%	$101.59	9,561,684	9.9%	11/30/2028	2, 5-year	N
Morgan Stanley(5)	A/A1/BBB+	93,590	8.1%	$91.00	8,516,690	8.8%	4/30/2036	(5)	Y
General Atlantic(6)	NR/NR/NR	91,666	7.9%	$79.49	7,286,396	7.6%	7/31/2039(6)	1, 5-year	N
Duff & Phelps	NR/NR/NR	91,019	7.8%	$90.00	8,191,710	8.5%	12/31/2035	1, 5-year	N
BBR Partners	NR/NR/NR	30,345	2.6%	$85.00	2,579,325	2.7%	6/30/2037	1, 5-year	N
Court Square(7)	NR/NR/NR	29,545	2.5%	$72.00	2,127,240	2.2%	4/30/2023(7)	None	N
Total Major Tenants		1,144,753	98.7%	$83.97	$96,128,176	99.6%

Non-Major Tenants		3,640	0.3%	$96.43	351,005	0.4

Occupied Collateral Total		1,148,393	99.0%	$84.01	$96,479,181	100.0%

Vacant Space		11,200	1.0%

Collateral Total		1,159,593	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

A-3-47

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

(3)	BlackRock has given notice that it will vacate its space upon its natural lease expiration of April 30, 2023. The Park Avenue Plaza Borrower has already executed a lease with Jennison Associates commencing upon BlackRock’s lease expiration to take 120,809 square feet (floors 24 through 27) of BlackRock’s existing space with a lease expiration date of February 28, 2040.

(4)	Evercore commenced occupancy as a subtenant of Aon on floors 35 through 38 (119,484 square feet) on July 25, 2006 with a lease expiration coterminous with Aon’s natural lease expiration of April 30, 2023. Evercore executed a lease as of July 1, 2018 with a commencement of May 1, 2023 (after Aon’s tenancy expires) and a lease expiration of December 31, 2035 (coterminous with the rest of its space).

(5)	Morgan Stanley has the right to extend the term of its lease for either one, five-year option or one, ten-year option.

(6)	General Atlantic commenced occupancy as a subtenant of Aon on floor 32 (30,293 square feet) on August 1, 2007 and floor 33 (30,171 square feet) on January 15, 2010 with a lease expiration date coterminous with Aon’s natural lease expiration of April 30, 2023. On July 8, 2016 General Atlantic executed a lease with a lease commencement on May 1, 2023 (after Aon’s tenancy expires) with a lease expiration on July 31, 2039 (coterminous with the rest of its space).

(7)	Court Square commenced occupancy as a subtenant of Aon on floor 34 (29,545 square feet) on February 22, 2012 with a lease expiration coterminous with Aon’s natural lease expiration of April 30, 2023. Evercore executed a lease on July 1, 2018 with a commencement of May 1, 2023 (after Aon’s/Court Square’s tenancy expires) and a lease expiration of December 31, 2035 (coterminous with the rest of its space).

The following table presents certain information relating to the lease rollover schedule at the Park Avenue Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023(2)	1	256,024	22.1%	256,024	22.1%	17,928,534	18.6%	70.03
2024	1	1,369	0.1%	257,393	22.2%	200,004	0.2%	146.10
2025	1	283	0.0%	257,676	22.2%	97,751	0.1%	345.41
2026	0	0	0.0%	257,676	22.2%	$0	0.0%	$0.00
2027	0	0	0.0%	257,676	22.2%	$0	0.0%	$0.00
2028	1	94,119	8.1%	351,795	30.3%	9,561,684	9.9%	101.59
2029	0	0	0.0%	351,795	30.3%	$0	0.0%	$0.00
2030	0	0	0.0%	351,795	30.3%	$0	0.0%	$0.00
2031	0	0	0.0%	351,795	30.3%	$0	0.0%	$0.00
Thereafter	9	796,598	68.7%	1,148,393	99.0%	68,691,208	71.2%	86.23
Vacant	0	11,200	1.0%	1,159,593	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	13	1,159,593	100.0%			$96,479,181	100.0%	$84.01
(1)	Information is based on the underwritten rent roll. Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.

(2)	2023 rollover has been adjusted to reflect signed leases that will take effect upon BlackRock’s and Aon’s planned vacancy. Jennison Associates has signed a lease to take 118,998 square feet of BlackRock’s space through February 2040. All of the remaining Aon subleased space currently occupied by General Atlantic (60,464 square feet), Court Square (29,545 square feet) and Evercore (119,484 square feet) will convert to prime leases upon the with existing tenants’ lease expiration dates as described above.

(3)	Wtd. Avg. Underwritten Base Rent PSF and Underwritten Base Rent excludes vacant space.

The following table presents historical occupancy percentages at the Park Avenue Plaza Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/1/2021(2)
100%	96.1%	98.5%	98.7%	99.0%
(1)	Information obtained from the borrower sponsor.

(2)	Information based on the underwritten rent roll.

A-3-48

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Park Avenue Plaza Property:

Cash Flow Analysis(1)

	2018	2019	2020	6/31/2021 TTM	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$81,458,357	$86,426,028	$96,255,809	$97,592,006	$96,479,181(3)	84.4%	$83.20
Reimbursements	17,839,630	20,477,198	15,436,088	15,727,742	13,616,686	11.9	11.74
Other Income	3,958,645	5,432,930	5,353,738	4,985,339	3,453,995	3.0	2.98
Free Rent	(6,991,487)	(11,418,703)	(24,918,133)	(15,862,263)	0	0.0	0.00
SL Rent	0	0	0	0	817,867	0.7	0.71
Net Rental Income	$96,265,145	$100,917,453	$92,127,502	$102,442,824	$114,367,729	100.0%	$98.63
Less Vacancy & Credit Loss	0	0	0	0	(1,147,008)	(1.2)	(0.99)
Effective Gross Income	$96,265,145	$100,917,453	$92,127,502	$102,442,824	$113,220,721	100.0%	$97.64

Real Estate Taxes	25,158,799	26,773,563	26,865,584	26,865,584	26,865,584	23.7	23.17
Insurance	972,416	963,034	1,064,621	1,118,388	1,118,388	1.0	0.96
Management Fee	914,148	929,585	950,006	957,443	1,000,000	0.9	0.86
Other Operating Expenses	28,159,565	28,943,914	25,891,555	25,231,598	25,231,598	22.3	21.76
Total Operating Expenses	$55,204,928	$57,610,096	$54,771,766	$54,173,013	$54,215,570	47.9%	$46.75

Net Operating Income(4)	$41,060,217	$43,307,357	$37,355,736	$48,269,811	$59,005,151	52.1%	$50.88
Replacement Reserves	0	0	0	0	289,898	0.3	0.25
TI/LC	0	0	0	0	1,739,390	1.5	1.50
Net Cash Flow	$41,060,217	$43,307,357	$37,355,736	$48,269,811	$56,975,864	50.3%	$49.13

NOI DSCR	4.21x	4.44x	3.83x	4.95x	6.05x
NCF DSCR	4.21x	4.44x	3.83x	4.95x	5.84x
NOI Debt Yield	12.1%	12.8%	11.0%	14.2%	17.4%
NCF Debt Yield	12.1%	12.8%	11.0%	14.2%	16.8%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Underwritten Gross Potential Rent Revenue is based on the rent roll as of October 1, 2021 and includes rent steps of $1,576 through September 30, 2022.

(4)	The increase in Net Operating Income from 6/31/2021 TTM to U/W was due to the expiration of free rent periods.

Appraisal. The appraisal concluded to an “as-is – excluding escrow account” value as of August 18, 2021 of $1,063,000,000. Such value assumes (i) that the lender will utilize a $38 million reserve for tenant improvements and capital expenditures and (ii) that a subsequent purchaser would not be responsible for those costs, but would receive such reserve in the event of a sale. Upon loan origination, $43,543,892 was reserved with the lender for outstanding tenant improvements and leasing commissions.

Environmental Matters. According to the Phase I environmental report dated September 24, 2021, there was no evidence of any recognized environmental conditions at the Park Avenue Plaza Property.

COVID-19 Update. The Park Avenue Plaza Mortgage Loan was originated on October 8, 2021 and as of October 21, 2021, the Borrower Sponsor has reported that the Park Avenue Plaza Property is open and operating and no lease modification or rent relief requests have been received and all tenants have remained current on all rent and lease obligations.

Market Overview and Competition. The Park Avenue Plaza Property is located in New York, New York, within the Park Avenue submarket of the Manhattan office market. Access to the Park Avenue Plaza Property is provided by the Lexington Avenue - 53rd Street Subway Station, the Fifth Avenue – 53rd Street Subway station and Grand Central Terminal. According to the appraisal, as of the fourth quarter of 2021, the vacancy rate in the Park Avenue submarket was approximately 10.3%, with average asking rents of $103.52 per square foot and inventory of approximately 26.0 million square feet. According to the appraisal, as of the second quarter of 2021, the vacancy rate in the Manhattan office market was approximately 9.7%, with average asking rents of $73.89 per square foot and inventory of approximately 468.0 million square feet. According to the appraisal, the 2020 population within a quarter-, half-and one-mile radius of the Park Avenue Plaza Property was 3,418, 36,164 and 174,471, respectively. The 2020 median household income within the same quarter-, half- and one-mile radius was $188,743, $210,372 and $194,585, respectively.

The appraisal noted that the Manhattan office market continues to suffer from the effects of the COVID-19 pandemic. The availability rate increased for the fifth consecutive quarter, to 18.7%, a record high. The increases were consistent across the three major markets (Midtown, Midtown South and Downtown), with changes between 30 and 160 basis points. Seventeen contiguous large blocks of 100,000 square feet and above drove the 140-basis-point increase from last quarter. Following the minimal leasing totals and increased availability, quarterly absorption closed at negative 9.5 million square feet, a slight increase from the first quarter. Available sublease

A-3-49

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

space increased by 1.1 million square feet quarter-over-quarter and was up to 22.0 million square feet by quarter’s end. Despite this increase, approximately 2.2 million square feet of sublease space has been removed from the market since October 2020.

Overall asking rents in Manhattan fell in the second quarter 2021 by 0.2% to $73.89 Per SF, representing the smallest quarter-over-quarter decrease since the onset of the pandemic. Rents remain 9.6% below pre-pandemic levels, reaching their lowest point in more than five years

The following table presents certain information relating to the appraisal’s market rent conclusion for the Park Avenue Plaza Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Free Rent (months) (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Office (Floors Mezz-14)	$85.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 15-21)	$87.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 22-29)	$90.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 30-38)	$95.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 39-41)	$100.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%
Office (Floors 42-44)	$110.00	Mod. Gross	10.0% every 5 years	$125.00 / $93.75	15 / 7.5	15 Years	3.50%	1.75%

Source: Appraisal.

The following table presents comparable office leases with respect to the Park Avenue Plaza Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Park Avenue Plaza (subject)(1) New York, NY	1980	1,159,593	BlackRock	375,022	Various	$76.16	Mod. Gross
399 Park Avenue New York, NY	1961	1,576,437	Blue Owl Capital	25,096	Aug. 2021	$107.00	Mod. Gross
280 Park Avenue New York, NY	1968	1,307,746	GQG Partners	8,996	Jul. 2021	$92.00	Mod. Gross
499 Park Avenue New York, NY	1981	303,000	Deutsche Bundesbank	5,684	Jun. 2021	$110.00	Mod. Gross
888 Seventh Avenue New York, NY	1969	908,299	QVT Financial LP	12,503	Jun. 2021	$110.00	Mod. Gross
280 Park Avenue New York, NY	1968	1307,746	Kyndryl	49,751	Jun. 2021	$85.00	Mod. Gross
345 Park Avenue New York, NY	1969	1,983,246	Blackstone	718,845	Mar. 2021	$85.00	Mod. Gross
40 West 57th Street New York, NY	1972	779,017	Lightyear Capital	13,500	Mar. 2021	$92.50	Mod. Gross
399 Park Avenue New York, NY	1961	1,576,437	Capital Group Companies	25,107	Feb. 2021	$107.00	Mod. Gross

Source: Appraisal.

(1)	Information based on the underwritten rent roll other than year built.

Escrows.

Real Estate Taxes – At origination, $8,606,069 was required to be deposited into a reserve for real estate taxes. During a Cash Trap Period (as defined below) or Trigger Period (as defined below), the Park Avenue Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/6 of the real estate taxes that the lender estimates will be payable during the next six months for the Park Avenue Plaza Property (initially, $2,238,800). Monthly real estate tax collections are in place.

Insurance – During a Cash Trap Period or a Trigger Period, the Park Avenue Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not

A-3-50

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

required so long as either (i) the Park Avenue Plaza Borrower pays the insurance premiums directly on a monthly basis and provides written evidence of such payment to lender within five business days of payment, or (ii) a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the Park Avenue Plaza Whole Loan documents.

Replacement Reserve – During a Trigger Period, the Park Avenue Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $19,327 into a reserve for capital expenditures; provided that such monthly deposits are not required at any time that the funds in such reserve exceed $463,837.

Rollover Reserve – At origination, approximately $43,543,892 was required to be deposited into a reserve for outstanding tenant improvement and/or leasing commission expenses with respect to the tenants Jennison Associates, Morgan Stanley, Evercore, and BBR Partners. During a Trigger Period, the Park Avenue Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $120,791 into a reserve for future tenant improvement and leasing commission expenses; provided that such monthly deposits are not required at any time that the funds in such reserve (excluding the initial deposit, the proceeds of any Park Avenue Plaza Permitted Junior Mezzanine Loan (as defined below) deposited into such account, and lease termination fees deposited into such account) exceed $6,000,000. During the continuance of a Trust Fund Expense Deposit Period (as defined below), to the extent there is not sufficient funds on deposit in the Trust Fund Expense Account (as described below) or excess cash flow to pay the Trust Fund Expenses (as defined below), the lender is required to utilize funds in the rollover reserve for the payment of any Trust Fund Expenses outstanding for more than ten business days following written notice from the lender demanding payment of the same. If the lender applies funds in the rollover reserve to any Trust Fund Expenses in accordance with the immediately preceding sentence, then, after an aggregate amount equal to the Trust Fund Expense Cap (as defined below) has been deposited into the Trust Fund Expense Account, any such funds in the rollover reserve utilized to pay Trust Fund Expenses are required to be replenished with excess cash flow in accordance with the priority of payments described below under “Lockbox and Cash Management.”

Trust Fund Expense Account – If a Trust Fund Expense Deposit Period Exists, excess cash flow is required to be funded into a reserve for the payment of Trust Fund Expenses in accordance with the priority of payments set forth under “Lockbox and Cash Management” below.

“Trust Fund Expenses” means all actual fees and out-of-pocket costs and expenses of (w) the lender, (x) the master servicer of the MSC 2021-PLZA securitization (the “PLZA Master Servicer”) (other than monthly master servicing fees), (y) the special servicer of the MSC 2021-PLZA securitization (the “PLZA Special Servicer”) and (z) the trustee of the MSC 2021-PLZA securitization (the “PLZA Trustee”), but in each case only to the extent resulting from any event of default, or a good faith determination of an imminent event of default or good faith pursuit of an enforcement action in respect of a default under the Park Avenue Plaza Whole Loan (for the avoidance of doubt, the foregoing shall include a good faith pursuit of an alleged default) (including, without limitation, any enforcement expenses and any liquidation fees, workout fees, special servicing fees or any other similar fees and interest payable on advances made by the PLZA Master Servicer, the PLZA Special Servicer or the PLZA Trustee with respect to delinquent debt service payments or expenses of curing any default under the Park Avenue Plaza Whole Loan and any expenses paid by the PLZA Master Servicer, the PLZA Special Servicer or the PLZA Trustee in respect of the protection and preservation of the Park Avenue Plaza Property (including, without limitation, the payment of (x) taxes to the extent amounts in the tax reserve account are insufficient to pay amounts then-due and (y) insurance premiums, to the extent amounts in the insurance premium reserve account are insufficient to pay amounts then-due)) and the costs of all property inspections, appraisals, property condition reports and environmental assessments in connection with the Park Avenue Plaza Property (and any updates of the existing property inspection, appraisal, property condition report and/or environmental assessment) that the PLZA Master Servicer, the PLZA Special Servicer or the PLZA Trustee obtain in connection with any event of default, or a good faith determination of an imminent event of default or the good faith pursuit of an enforcement action in respect of a default under the Park Avenue Plaza Whole Loan (for the avoidance of doubt, the foregoing include a good faith pursuit of an alleged default).

“Trust Fund Expense Deposit Period” means the period commencing upon any Trust Fund Expenses having been incurred and not paid by the Park Avenue Plaza Borrower within 10 business days after written demand for the same from the lender and ending when an amount equal to the Trust Fund Expense Cap (as defined below) has been deposited into the Trust Fund Expense Account. If the Park Avenue Plaza Borrower pays Trust Fund Expenses in accordance with the related loan documents in an amount equal to or greater than $1,500,000, then a Trust Fund Expense Deposit Period will never exist under the loan documents.

“Trust Fund Expense Cap” means $1,500,000, less the amount of Trust Fund Expenses paid for by the Park Avenue Plaza Borrower prior to the commencement of a Trust Fund Expense Deposit Period.

Lockbox and Cash Management. The Park Avenue Plaza Whole Loan is structured with a hard lockbox and in place cash management (provided cash management becomes springing after December 31, 2024 as described below). The Park Avenue Plaza Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to cause all tenants of the Park Avenue Plaza Property to deposit all rents directly into the lockbox account, and to deposit any rents or other income received by the Park Avenue Plaza Borrower or property manager into the lockbox account within two business days of receipt. If no Cash Trap Period or Trigger Period exists, all funds in the lockbox account are required to be disbursed to the Park Avenue Plaza Borrower’s operating account. During the existence of a Cash Trap Period or Trigger Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Park Avenue Plaza Whole Loan, (iii) during a Trigger Period, to make the monthly deposits into the rollover reserve and replacement reserve as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which,

A-3-51

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

following the end of the Cash Trap Period, the lender has the right to reasonably approve if a Trigger Period exists) and lender-approved extraordinary expenses, (v) to pay debt service on the Park Avenue Plaza Mezzanine Loan (as defined below), (vi) if the Park Avenue Plaza Permitted Junior Mezzanine Loan has been incurred, to pay debt service on the Park Avenue Plaza Permitted Junior Mezzanine Loan, (vii) if a Trust Fund Expense Deposit Period exists, to the Trust Fund Expense Account, provided that funds deposited into the Trust Fund Expense Account must not, in the aggregate, exceed the Trust Fund Expense Cap, (viii) if a Trust Fund Expense Deposit Period is not in effect, to the rollover reserve, to the extent to replenish any funds therein that were used to pay Trust Fund Expenses, and (ix) if a Trust Fund Expense Deposit Period is not in effect, to pay all remaining funds into an excess cash flow reserve to be held as additional security for the Park Avenue Plaza Whole Loan during the continuance of such Cash Trap Period or Trigger Period. If no event of default exists, at the written request of the Park Avenue Plaza Borrower, the lender is required to apply funds in the excess cash flow reserve to pay shortfalls in required reserves deposits, debt service and mezzanine debt service, and property level expenses, provided that the lender will not be required to release amounts in such reserve if the balance of such reserve, when aggregated with the balance of the rollover reserve, would be less than the aggregate amount of approved leasing expenses (unless such disbursement is for approved leasing expenses).

“Cash Trap Period” means the period commencing on the origination date and ending on December 31, 2024 (“Cash Trap End Date”).

“Trigger Period” at any time after the Cash Trap End Date means a period:

(i)	commencing upon an event of default under the Park Avenue Plaza Whole Loan documents, and ending upon the cure of such event of default and the lender’s acceptance of such cure; or

(ii)	commencing upon an event of default under the Park Avenue Plaza Mezzanine Loan documents, and ending upon the cure of such event of default and the mezzanine lender’s acceptance of such cure; or

(iii)	commencing upon the date that, as of the last day of any calendar quarter, the debt yield on the Park Avenue Plaza Whole Loan is less than 8.25% and ending upon the date that such debt yield has been at least 8.25% as of the last day of two consecutive calendar quarters; or

(iv)	commencing upon the date that, as of the last day of any calendar quarter, the aggregate debt yield on the Park Avenue Plaza Whole Loan, the Park Avenue Plaza Mezzanine Loan, and (if then incurred or to be incurred) the Park Avenue Plaza Permitted Junior Mezzanine Loan, is less than 6.60% and ending upon the date that such aggregate debt yield has been at least 6.60% as of the last day of two consecutive calendar quarters; or

(v)	commencing upon a Trust Fund Expense Deposit Period (as defined below) and ending when the Trust Fund Deposit Period has ended pursuant to the definition thereof.

Property Management. The Park Avenue Plaza Property is managed by 55 East 52nd Street Management, L.P., an affiliate of the Park Avenue Plaza Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. At origination, Morgan Stanley Mortgage Capital Holdings LLC made a mezzanine loan to the sole member of the Park Avenue Plaza Borrower (the “Park Avenue Plaza Mezzanine Borrower”) in the amount of $115,000,000 (the “Park Avenue Plaza Mezzanine Loan”) secured by 100% of the equity interests in the Park Avenue Plaza Borrower. The Park Avenue Plaza Mezzanine Loan accrues interest at the rate of 3.60% per annum, requires payments of interest only until its maturity date, and is coterminous with the Park Avenue Plaza Whole Loan. The Park Avenue Plaza Mezzanine Loan was sold to a third party, New York Life Insurance Company.

A-3-52

Office – CBD	Loan #5	Cut-off Date Balance:	$75,000,000
55 East 52nd Street	Park Avenue Plaza	Cut-off Date LTV:	31.9%
New York, NY 10055		UW NCF DSCR:	5.84x
		UW NOI Debt Yield:	17.4%

The Park Avenue Plaza total debt as of the origination date is summarized in the following table:

Park Avenue Plaza Total Debt Summary

Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$339,170,000	2.8375%	5.84x	17.4%	31.9%
Subordinate Companion Loan	$120,830,000	2.8375%	4.31x	12.8%	43.3%
Mezzanine Loan	$115,000,000	3.6000%	3.27x	10.3%	54.1%
Total Debt	$575,000,000	2.9900%	3.27x	10.3%	54.1%

In connection with certain transfers of the Park Avenue Plaza Property, the owner of the equity interests in the Park Avenue Plaza Mezzanine Borrower is permitted to obtain a junior mezzanine loan (the “Park Avenue Plaza Permitted Junior Mezzanine Loan”) secured by 100% of the direct equity interests in the Park Avenue Plaza Mezzanine Borrower, provided that, among other conditions, the aggregate loan-to-value ratio of the Park Avenue Plaza Whole Loan, the Park Avenue Plaza Mezzanine Loan and the Park Avenue Plaza Permitted Junior Mezzanine Loan does not exceed 54.1%, the aggregate debt service coverage ratio of the Park Avenue Plaza Whole Loan, the Park Avenue Plaza Mezzanine Loan and the Park Avenue Plaza Permitted Junior Mezzanine Loan is at least 2.0x, the debt yield of the Park Avenue Plaza Whole Loan is at least 12.6% and the aggregate debt yield of the Park Avenue Plaza Whole Loan, the Park Avenue Plaza Mezzanine Loan and the Park Avenue Plaza Permitted Junior Mezzanine Loan is at least 10.0%, the Park Avenue Plaza Permitted Junior Mezzanine Loan has a term coterminous with the Park Avenue Plaza Whole Loan, and the related mezzanine lender enters into a customary intercreditor agreement with the lender in form reasonably acceptable to the lender and acceptable to each rating agency rating securities backed by the Park Avenue Plaza Whole Loan.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Park Avenue Plaza Borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the Park Avenue Plaza Property together with 24 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the lender is required to accept terrorism insurance which covers against “certified” acts within the meaning of TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. In the event that TRIPRA is no longer in effect, the Park Avenue Plaza Borrower will not be required to pay terrorism insurance premiums in excess of two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the Park Avenue Plaza Whole Loan documents (without giving effect to the cost of terrorism and earthquake and fire following earthquake components of such property and business interruption/rental loss insurance) at the time that terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-53

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

A-3-54

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

1 Union Square South Retail
One Union Square South
New York, NY 10003
MANHATTAN
Flatiron District
Union Square
Chelsea
Greenwich Village
West Village
East Village
NoHo
Madison Square Park
Union Square
Stuyvesant Square Park
Washington Square
James J. Walker Park
Fashion Institute of Technology
The Museum at FIT
Swedish Inst. College of Health Sciences
Muhlenberg Library
Casey Kaplan Gallery
Civic Hall
The Irish Repertory Theatre
School of Visual Arts
Microsoft Research
Walker Tower
Rubin Museum of Art
Oden Technologies
The Sierra
Salvation Army Headquarters
Lenox Health Greenwich Village
Quad Cinema
Eugene Lang Coll.- The New School of Liberal Arts
Infinity Technologies Group
IFC Center
The Evelyn
Natl. Museum of Mathematics
NY Life Insurance Building
Supreme Court- Appellate Division
Metropolitan Life Building
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Adobe Inc.
Slack Corporate Office
The Victoria
80 Fifth Ave. Business Ctr.
The New School University Center
MacMillan Building
NYU American Language Institute
Benjamin N. Cardozo School of Law
Village Temple
First Presbyterian Church
Emma Lazarus House
Washington Arch
NYU School of Law
Frederick Loewe Theatre at NYU
Skirball Center for the Performing Arts
Wolfe Center
Silver Towers
Angelika Film Center & Cafe - New York
Tisch School of The Arts
New York University
Hebrew Union College - Jewish Inst. of Religion
Blue Man Group New York
NY Film Academy School of Film & Acting
Vineyard Theatre
Vol Records
Grace Church
Superior Building
Huffington Post
Facebook New York
Cooper Union
The Public Theater
Merchant's House Museum
Gene Frankel Theatre
Zurcher Gallery
Bowery Mural
Cabrini Medical Center
NYU Hospital for Joint Diseases
Mt. Sinai Beth Israel Hospital
The Jefferson
New York Eye & Ear Infirmary
The Hamilton Fish House
Albert Nerken School Of Engineering
St. George Ukrainian Catholic Church
Ukrainian Museum
STOMP
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
Washington Pl.
W. 4th St.
W. 3rd St.
Bleecker St.
W. Houston St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
E. 8th St.
E. 5th St.
E. 4th St.
E. 3rd St.
E. 2nd St.
E. 1st St.
E. Houston St.
7th Ave.
6th Ave.
5th Ave.
Broadway
Park Ave. S.
4th Ave.
3rd Ave.
2nd Ave.
Bowery
Lafayette St.
Mercer St.
University Pl.
La Guardia Pl.
Thompson St.
Sullivan St.
Greenwich Ave.
7th Ave. S.
Waverly Pl.
Christopher St.
W. 11th St.
W. 4th St.
Bleecker St.
Hudson St.
Bedford St.
Morton St.
Carmine St.
Downing St.
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
Greenpoint
MANHATTAN
Chelsea
Greenwich Village
Williamsburg
Hoboken
NEW JERSEY
SoHo
Little Italy
Tribeca
Chinatown
JERSEY CITY
Lower East Side
BROOKLYN
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park
Hudson River
East River

A-3-55

No. 6 – 1 Union Square South Retail

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/BBB(sf)/A3(sf)		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$75,000,000		Location:	New York, NY
	Cut-off Date Balance:	$75,000,000		Size:	236,215 SF
	% of Initial Pool Balance:	5.7%		Cut-off Date Balance Per SF:	$317.51
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$317.51
	Borrower Sponsor:	The Related Companies, L.P.		Year Built/Renovated:	1998/NAP
	Guarantor:	The Related Companies, L.P.		Title Vesting(3):	Leasehold
	Mortgage Rate:	2.2710%		Property Manager:	Related Management Company, L.P. (an affiliate of the borrower)
	Note Date:	September 10, 2021		Current Occupancy (As of)(4):	100.0% (6/1/2021)
	Seasoning:	1 month		YE 2020 Occupancy(4):	100.0%
	Maturity Date:	October 6, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$290,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$1,227.70
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	August 11, 2021
	Lockbox Type(1):	Soft/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt:	None		TTM NOI (6/30/2021):	$18,831,867
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$18,054,986
				YE 2019 NOI:	$19,026,855
				YE 2018 NOI:	$18,660,453
				U/W Revenues:	$32,610,437
				U/W Expenses:	$18,749,734
Escrows and Reserves(2)				U/W NOI(5):	$13,860,703
	Initial	Monthly	Cap	U/W NCF:	$13,336,306
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	8.03x / 7.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	18.5% / 17.8%
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	18.5% / 17.8%
TI/LC	$0	Springing	NAP	Cut-off Date LTV Ratio:	25.9%
Regal Letter of Credit(2)	$7,222,923	$0	NAP	LTV Ratio at Maturity:	25.9%
Ground Rent Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$75,000,000	98.1%	Loan payoff	$75,366,250	98.6%
Cash equity contribution	1,432,990	1.9	Closing costs	1,066,740	1.4
Total Sources	$76,432,990	100.0%	Total Uses	$76,432,990	100.0%
(1)	See “Lockbox and Cash Management” section for further description.

(2)	See “Escrows” section.

(3)	See “Ground Lease” section.

(4)	While the 1 Union Square South Retail Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1 Union Square South Retail Mortgage Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The decrease in U/W NOI compared to historicals is primarily due to the underwritten vacancy factor and ground rent expense (see “Operating History and Underwritten Net Cash Flow” and “Ground Lease” sections).

The Mortgage Loan. The sixth largest mortgage loan (the “1 Union Square South Retail Mortgage Loan”) is evidenced by a first priority leasehold mortgage encumbering an anchored retail property totaling 236,215 square feet located in New York, New York (the “1 Union Square South Retail Property”).

A-3-56

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The Borrower and Borrower Sponsors. The borrower is Union Square Retail Lessee, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1 Union Square South Retail Mortgage Loan. The borrower sponsor and nonrecourse carveout guarantor is The Related Companies, L.P (“Related”). The borrower is owned 51% by OTR (an affiliate of the State Teachers Retirement System of Ohio) and 49% by Related Union Square Retail Associates, LLC (“RUSRA”), an affiliate of Related.

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in New York City, Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C., London and Abu Dhabi. Related disclosed 11 prior foreclosures and defaults, primarily driven by the great recession.

The Property. The 1 Union Square South Retail Property consists of the leasehold interest in a 5-level (inclusive of lower level) retail property located within the base of a 27-story luxury residential building located on an entire city black bounded by East 14th Street, Fourth Avenue, East 13th Street and Broadway in the Union Square neighborhood of Manhattan (the residential portion of the building is not part of the collateral). Built in 1998, the 1 Union Square South Retail Property comprises 236,215 square feet of rentable area and is currently 100.0% occupied by seven tenants, including Regal Cinema, Best Buy, Nordstrom Rack, Duane Reade, Citibank, Mid Rockland Imaging, and Union Square Wines. Approximately 51.5% of the underwritten base rent is attributable to investment grade tenants (Citibank, Duane Reade and Best Buy). The property has been 100.0% occupied since 2010, and all current tenants have been in-place since 2010 or earlier. The 1 Union Square South Retail Property is subject to a ground lease through December 31, 2095 (see “Ground Lease” section below).

The ground floor of the 1 Union Square South Retail Property contains an entrance for each of the seven tenants and three retail suites which are occupied by Citibank, Duane Reade and Union Square Wines. Best Buy occupies second floor space within the property with a small entrance area on the ground floor. Nordstrom Rack and Mid Rockland Imaging occupy lower level space, also with small ground floor entrance areas. The Regal Cinema theater space is accessed along Broadway and East 13th Street and contains a box office area on the ground floor with the majority of the space on the second through fourth floors.

Two wholly owned subsidiaries of the borrower (Union Square Development Associates, LLC and Union Square Development Associates II, LLC) were formed to hold the interests in leases to Circuit City and Virgin, respectively, as an aspect of the borrower’s leasing strategy for replacement tenants for those spaces within the lease approval constraints established by the 1 Union Square South Ground Lease (see “Ground Lease” section). Circuit City and Virgin are no longer in occupancy, and the subsidiaries have entered into subleases with each of the tenants currently in occupancy at the 1 Union Square South Property (collectively, the related rent is the “Sub-Rent”), except for Regal Cinema (with whom the borrower has a direct lease). The subsidiaries are required to remain special purpose entities and have no assets or liabilities other than their interests in the leases and subleases. As additional security for the 1 Union Square South Retail Mortgage Loan, the borrower has pledged its interests in the subsidiaries.

Major Tenants.

Largest Tenant by UW Base Rent: Regal Cinema (118,779 square feet; 50.3% of net rentable area; 24.5% of underwritten base rent; 4/30/2028 lease expiration) – Regal Cinema operates a 17-screen flagship movie theater at the 1 Union Square South Retail Property. The tenant has been in occupancy since 1998 and signed an extension on March 4, 2019 for five years from May 1, 2023 through April 30, 2028 at a base rental rate of $56.96 per square foot. In conjunction with the extension, the tenant contributed approximately $8 million of its own capital towards a renovation of its space with the borrower contributing approximately $2 million (total renovation cost was approximately $10 million, or $84 per square foot). The recent renovations increased the theater from 14 to 17 screens and added state-of-the-art cinematic experiences, including a panoramic Screen X and enhanced 4DX experience (which combines smell and motion to the viewing experience), as well as a bar and Lavazza coffee shop. Regal Cinema has three, five-year extension options following its 2028 lease expiration. As further outlined in the “COVID-19 Update” section below, Regal Cinema is currently paying 12% of gross sales in lieu of all base rent and expense reimbursements through May 31, 2022. The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

2nd Largest Tenant by UW Base Rent: Citibank (9,755 square feet; 4.1% of net rentable area; 19.0% of underwritten base rent; 3/31/2028 lease expiration) – Citibank has operated a bank branch at the 1 Union Square South Property since 2010 and recently extended its lease for eight years from April 1, 2020 through March 31, 2028. The appraiser concluded to a market rent of $475 per square foot for the Citibank space. The tenant has a current rental rate of $475 per square foot and was underwritten to its straight line average over the remaining lease term of $499.81 due to the tenant’s investment grade nature. Citibank has the right, effective at any time, to terminate its lease with respect to approximately 2,000 square feet of ground floor space, upon 2 years’ prior written notice to the landlord. Citibank has two, five-year renewal options following its March 2028 lease expiration.

3rd Largest Tenant by UW Base Rent: Nordstrom Rack (32,136 square feet; 13.6% of net rentable area; 18.1% of underwritten base rent; 6/30/2025 lease expiration) – Nordstrom Rack has been a tenant since 2009 and renewed its lease on June 30, 2020 for five years through June 30, 2025. The appraiser concluded to a market rent of $145 per square foot for the Nordstrom Rack space compared to the tenant’s current contractual and underwritten rent of $145.18 per square foot. Nordstrom Rack has three, five-year extension options following its 2025 lease expiration.

A-3-57

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

COVID-19 Update. As of October 14, 2021, the 1 Union Square South Retail Property was fully operational with all tenants open for business. The following tenants are currently subject to rent relief agreements:

●	Regal Cinema (24.5% of underwritten base rent) negotiated a rent relief agreement in July 2021, which states that all rent owed from April 1, 2020 to June 20, 2021 will be deferred and repaid over 60 monthly installments commencing June 1, 2022 (provided that, as long as the tenant performs all of its duties in a timely manner (including all payments scheduled in the agreement), then the landlord will waive the repayment of 40% of the total deferred rent). The tenant is also entitled to apply a $2 million credit as a tenant improvement abatement to the deferred rent owed beginning June 1, 2022. In addition, from June 21, 2021 to May 31, 2022, the tenant is required to pay 12% of gross sales in lieu of all base rent and expense reimbursements (with the tenant returning to its contracted rent on June 1, 2022). The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

●	Best Buy (16.0% of underwritten base rent) received 100% base rent deferment for rent owed in September, October, and November 2020, which is being repaid in 12 monthly instalments, which commenced in January 2021.

●	Union Square Wines (3.1% of underwritten base rent) is currently receiving a 25% base rent abatement through December 2021 (contracted base rent will re-commence in January 2022).

The following table presents certain information relating to the tenancy at the 1 Union Square South Retail Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Regal Cinema(3)	NR/Ba1/NR	118,779	50.3%	$52.99	$6,294,078	24.5%	4/30/2028	3, 5-year	N
Citibank	A/A3/BBB+	9,755	4.1%	$499.81	$4,875,648	19.0%	3/31/2028	2, 5-year	Y(4)
Nordstrom Rack	BBB/Ba1/BB+	32,136	13.6%	$145.18	$4,665,600	18.1%	6/30/2025	3, 5-year	N
Duane Reade	BBB-/Baa2/BBB	13,947	5.9%	$304.61	$4,248,375	16.5%	9/30/2030	4, 5-year	N
Best Buy	NR/A3/BBB+	46,088	19.5%	$89.54	$4,126,720	16.0%	1/31/2025	4, 5-year	N
		220,705	93.4%	$109.70	$24,210,421	94.1%

Non-Major Tenants		15,510	6.6%	$97.24	$1,508,129	5.9%

Occupied Collateral Total		236,215	100.0%	$108.88	$25,718,550	100.0%

Vacant Space		0	0.0%

Collateral Total		236,215	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2022 totaling $30,696, as well as straight line rent averaging credit over the remaining lease terms for Citibank and Duane Reade due to the investment grade nature of these tenants. The current contractual rental rates for Citibank and Duane Reade are $475.00 per square foot and $288.47 per square foot, respectively.

(3)	Regal Cinema is currently required to pay 12% of gross sales in lieu of base rent and reimbursements through May 31, 2022, at which point the tenant will re-commence paying its contracted base rent of $52.99 per square foot, plus reimbursements. The borrower deposited the Regal Letter of Credit in the amount of $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements for October 2021 through May 2022.

(4)	Citibank has the right, effective at any time, to terminate its lease with respect to approximately 2,000 square feet of ground floor space, upon two years’ written notice to the landlord.

A-3-58

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The following table presents certain information relating to the historical sales at the 1 Union Square South Retail Property:

Historical Sales(1)

	2017 Sales (PSF)	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)(2)	Occupancy Cost (2019)(2)
Regal Cinema(3)	$1,738,239	$1,759,546	$787,385(4)	$110,706(4)	44.8%(4)
Citibank	NAP	NAP	NAP	NAP	NAP
Nordstrom Rack	$1,413	$1,272	$1,171	$388	14.6%
Duane Reade	$926	$919	$844	$603	36.9%
Best Buy	$1,465	$1,483	$1,291	$629	10.8%

(1)	Information obtained from the borrower and underwritten rent roll.

(2)	2020 operations and sales were negatively impacted by COVID-19. The occupancy costs shown are based on underwritten rent and reimbursements divided by 2019 sales, unless otherwise noted.

(3)	Regal Cinema sales PSF are shown on a per-screen basis, based on 14 screens.

(4)	Regal Cinema underwent a substantial 18-month renovation totaling approximately $10 million over the course of 2019 and 2020, which increased the theatre to 17 screens and added state-of-the-art cinematic experiences. Due to operations being impacted by both COVID-19 and the renovations, the occupancy cost shown for Regal Cinema is based on 2018 sales.

The following table presents certain information relating to the lease rollover schedule at the 1 Union Square South Retail Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	2	78,224	33.1%	78,224	33.1%	$8,792,320	34.2%	$112.40
2026	0	0	0.0%	78,224	33.1%	$0	0.0%	$0.00
2027	0	0	0.0%	78,224	33.1%	$0	0.0%	$0.00
2028	2	128,534	54.4%	206,758	87.5%	$11,169,726	43.4%	$86.90
2029	0	0	0.0%	206,758	87.5%	$0	0.0%	$0.00
2030	3	29,457	12.5%	236,215	100.0%	$5,756,504	22.4%	$195.42
2031	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	236,215	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	236,215	100.0%			$25,718,550	100.0%	$108.88

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have termination options, which are not reflected on the table above.

The following table presents historical occupancy percentages at the 1 Union Square South Retail Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/1/2021(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from tenant leases.

(2)	Information obtained from the underwritten rent roll.

A-3-59

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1 Union Square South Retail Property:

Cash Flow Analysis

	2018	2019	2020	TTM 6/30/2021	U/W	%(1)	U/W $ per SF
Base Rent	$24,422,672	$24,819,907	$24,268,821	$25,111,883	$25,718,550(2)	75.9%	$108.88
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$24,422,672	$24,819,907	$24,268,821	$25,111,883	$25,718,550	75.9%	$108.88
Other Income	0	0	0	0	0	0.0	0.00
Percentage Rent	8,290	0	0	0	0	0.0	0.00
Total Recoveries	8,452,746	8,884,562	8,572,586	8,981,285	8,177,815	24.1	$34.62
Net Rental Income	$32,883,708	$33,704,469	$32,841,407	$34,093,168	$33,896,365	100.0%	$143.50
(Vacancy & Credit Loss)	0	0	0	0	(1,285,927)(3)	5.0	(5.44)
Effective Gross Income	$32,883,708	$33,704,469	$32,841,407	$34,093,168	$32,610,437	96.2%	$138.05

Real Estate Taxes	$8,670,409	$8,990,880	$9,160,009	$9,368,311	$9,160,009	28.1%	$38.78
Insurance	78,802	85,302	83,435	84,306	113,079	0.3	0.48
Management Fee	494,872	497,681	377,184	410,169	652,209	2.0	2.76
Ground Rent	3,723,059	3,933,798	3,933,798	3,933,798	7,543,743(4)	23.1	31.94
Other Operating Expenses	1,256,113	1,169,953	1,231,994	1,464,717	1,280,694	3.9	5.42
Total Operating Expenses	$14,223,255	$14,677,614	$14,786,421	$15,261,301	$18,749,734	57.5%	$79.38

Net Operating Income	$18,660,453	$19,026,855	$18,054,986	$18,831,867	$13,860,703(5)	42.5%	$58.68
Replacement Reserves	0	0	0	0	51,967	0.2	0.22
TI/LC	0	0	0	0	472,430	1.4	2.00
Net Cash Flow	$18,660,453	$19,026,855	$18,054,986	$18,831,867	$13,336,306	40.9%	$56.46

NOI DSCR	10.81x	11.02x	10.46x	10.90x	8.03x
NCF DSCR	10.81x	11.02x	10.46x	10.90x	7.72x
NOI Debt Yield	24.9%	25.4%	24.1%	25.1%	18.5%
NCF Debt Yield	24.9%	25.4%	24.1%	25.1%	17.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes contractual rent steps through February 2022 totaling $30,696

(3)	The underwritten economic vacancy is 5.0%. The 1 Union Square South Retail Property was 100.0% physically occupied as of June 1, 2021.

(4)	The underwritten ground rent expense represents the 10-year average projected ground rent payments (see “Ground Lease” section).

(5)	The decline in U/W Net Operating Income compared to historicals is primarily attributable to underwritten vacancy and ground rent.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 1 Union Square South Retail Property of $290,000,000 as of August 11, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated August 6, 2021, there was no evidence of any recognized environmental conditions at the 1 Union Square South Retail Property.

Market Overview and Competition. The 1 Union Square South Retail Property is located on an entire city block bounded by East 14th Street to the north, 4th Avenue to the east, East 13th Street to the south and Broadway to the west, within the Union Square neighborhood of Manhattan. The property is adjacent to Union Square, a 9-acre park situated along the northeastern edge of Greenwich Village that is home to the oldest and largest greenmarket in New York City. The area immediately surrounding Union Square contains a mix of uses comprising office, hotel, retail and residential. According to the appraisal, the area’s historical commercial use is evident by the concentration of traditional loft buildings, many of which have been converted for office and residential uses. Further, the neighborhood’s luxury residential space, retail shops, restaurants, and boutique hotels attract both local residents and tourists. According to a third-party market research provider, within a two mile radius of the 1 Union Square South Retail Property, the estimated 2021 population and average household income are 619,910 and $146,357, respectively.

According to a third-party market research report, the property is situated within the Gramercy Park submarket of the New York retail market. As of the third quarter of 2021, the submarket reported total inventory of approximately 2.4 million square feet with a 4.0% vacancy rate and average asking rents of $115.34 per square foot. Since 2006, the submarket has reported an average vacancy rate of approximately 2.4%. The appraiser concluded to market rents for the 1 Union Square South Retail Property ranging from $55.00 per square foot for the Regal Cinema movie theater space to $475.00 per square foot for the ground-corner Citibank space.

A-3-60

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1 Union Square South Retail Property:

Market Rent Summary(1)

	Ground-Corner (Citibank)	Ground-Union Square South Retail (Duane Reade)	Second Floor (Best Buy)	Lower Level (Nordstrom Rack)	Multi-Level Theater (Regal Cinema)
Market Rent (PSF)	$475	$385	$150	$145	$55
Lease Term (Years)	10	15	15	15	15
Lease Type	Gross	Gross	Gross	Gross	Net
Rent Increase Projection	3.0%/Year	3.0%/Year	3.0%/Year	3.0%/Year	10% Every 5 Years
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – Ongoing reserves for real estate taxes are not required as long as no Cash Trap Event Period (as defined below) has occurred and is continuing.

Insurance – Ongoing insurance reserves are not required as long as (i) no Cash Trap Event Period has occurred and is continuing; and (ii) an acceptable blanket policy is in effect.

Replacement Reserve – Ongoing replacement reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing monthly replacement reserves will be required in an amount equal to $3,937 (approximately $0.20 per square foot per year).

Leasing Reserve – Ongoing leasing reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing monthly leasing reserves will be required in an amount equal to $39,369 (approximately $2.00 per square foot per year).

Regal Letter of Credit – The borrower deposited a letter of credit in an amount equal to $7,222,923, which relates to Regal Cinema’s contractual base rent and reimbursements from October 2021 through May 2022.

Ground Rent Reserve – Ongoing ground rent reserves are not required as long as no Cash Trap Event Period has occurred and is continuing. Upon the occurrence and continuance of a Cash Trap Event Period, ongoing ground rent reserves will be required in an amount equal to the ground rent payable under the ground lease for the month in which the monthly payment date occurs.

Lockbox and Cash Management. The borrower is required to direct tenants to pay all rents directly into a property account established by the borrower and controlled and administered by OTR (which holds a 51% equity interest in the borrower). In addition, the 1 Union Square South Retail Mortgage Loan is structured with an in-place soft lockbox with springing cash management, into which the borrower is required to cause all funds deposited into the property account that would otherwise be payable to RUSRA (which holds a 49% equity interest in the borrower) under the operating agreement to be deposited directly. In the absence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the RUSRA’s operating account on each business day. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account, and all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such Cash Trap Event Period continues.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the net cash flow debt yield falling below 8.5%.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 9.0% for two consecutive calendar quarters.

Property Management. The 1 Union Square South Retail Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

A-3-61

Retail – Anchored	Loan #6	Cut-off Date Balance:	$75,000,000
One Union Square South	1 Union Square South Retail	Cut-off Date LTV:	25.9%
New York, NY 10003		U/W NCF DSCR:	7.72x
		U/W NOI Debt Yield:	18.5%

Ground Lease. The 1 Union Square South Retail Property is subject to a ground lease with First Sterling Corporation and West Realty Co., LLC, collectively, as ground lessor and the borrower as ground lessee (the “1 Union Square South Ground Lease”). The 1 Union Square South Ground Lease has an expiration date of December 31, 2095 with no renewal options. The current ground rental rate is $3,933,798, which is fixed through June 30, 2023. On July 1, 2023, the ground rent will enter its first “Revaluation Period”, at which point the ground rent will be adjusted based on a reset formula set forth in the ground lease. The reset formula effectively equates to the total annual in-place base rent at the 1 Union Square South Retail Property (including Sub-Rent, as applicable; in addition to market rent for any then vacant space, as applicable) at the time of the revaluation multiplied by 30.69% (the “Adjustment Factor”). According to the appraisal, the total annual base rental rate at the time of the first revaluation is estimated to be $26,006,771, which when multiplied by 30.69%, would equate to an annual estimated ground rent of $7,981,478 for the period commencing July 1, 2023 and ending June 30, 2028. Note, the Adjustment Factor could be increased by percentage rent payments; however, no percentage rent payments were forecasted by the appraisal. The adjusted ground rent for the second and third revaluation periods (occurring in 2048 and 2073, respectively) will be calculated in the same manner based on the total Sub-Rent rental rates at the commencement of the respective periods. The ground rent schedule is further outlined in the table below.

Period	Annual Ground Rent
July 1, 2018 – June 30, 2023	$3,933,798
July 1, 2023 – June 30, 2028	First Revaluation Period
7th through 10th Rental Periods (July 1, 2028 – June 30, 2048)	12% increase every 5 years
11th Rental Period (July 1, 2048 – June 30, 2053)	Second Revaluation Period
12th through 15th Rental Periods (July 1, 2053 – June 30, 2073)	12% increase every 5 years
16th Rental Period (July 1, 2073 – June 30, 2078)	Third Revaluation Period
17th though ground lease expiration (July 1, 2078 – December 31, 2095)	12% increase every 5 years

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1 Union Square South Retail Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 1 Union Square South Retail Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-62

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A-3-63

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Distribution Center
7230

Live in style
Restful retreat

A-3-64

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

A-3-65

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Raymour & Flanigan Campus
7230, 7248 & 7272 Morgan Road;
4545 & 4563 Morgan Place
Liverpool, NY 13090
Clay
Liverpool
ONONDAGA COUNTY
Onondaga Lake
SYRACUSE
North Syracuse
Mattydale
Galeville
Lakeland
Seneca Knolls
Camillus
Solvay
Westvale
Fairmount
Lyncourt
Northside
Downtown
Lakefront
Syracuse Hancock Intl. Airport
Rochester 77 miles
Albany 140 miles
NY State Thruway
Amazon Fulfillment Center
Great Northern Mall
Marketfair North
Clay Medical Center
Shops at Seneca Mall
Bayberry Plaza
John Glenn Plaza
Glenn Crossing
St. Joseph's Hospital Health Center
Northern Lights Shopping Center
Liverpool Plaza
Specialty Surgery Center of Central NY
NBT Bank Stadium
Destiny USA
Inner Harbor Amphitheater
Little Italy Syracuse
St. Joseph's Hospital Health Ctr.
Museum of Science & Technology
The Oncenter Nicholas J. Pirro Convention Ctr.
Syracuse VA Medical Ctr.
Syracuse University
Rosamond Gifford Zoo
Burnet Park
Thornden Park
Schiller Park
NY State Fair Grounds & Expo Ctr.
Camillus Commons
Township 5
Fairmount Fair
Hickory Hill Golf Course
Timber Banks Golf Club and Marina
Hamlin Marsh Wildlife Management Area
Long Branch Park
Onondaga Lake Park
Seneca River
AMTRAK
Morgan Rd
Oswego Rd
Soule Rd
County Hwy 252
Buckley Rd
Bear Rd
Henry Clay Blvd
Taft Rd
John Glenn Blvd
Electronics Pkwy
State Fair Blvd
Van Buren Rd
Armstrong Rd
Milton Ave
W. Genesee St
Hinsdale Rd
Fay Rd
Grand Ave
Geddes St
7th N. St
Wolf St
Court St
Grant Blvd
James St
Lodi St
CANADA
ONTARIO
TORONTO
MISSISSAUGA
Lake Ontario
NEW YORK
ROCHESTER
BUFFALO
SYRACUSE
PENNSYLVANIA
NEWARK

A-3-66

No. 7 – Raymour & Flanigan Campus

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Warehouse Distribution
	Original Principal Balance(1):	$57,000,000		Location:	Liverpool, NY
	Cut-off Date Balance(1):	$57,000,000		Size:	952,214 SF
	% of Initial Pool Balance:	4.3%		Cut-off Date Balance Per SF(1):	$91.37
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$91.37
	Borrower Sponsors:	Neil Goldberg and Seth Goldberg		Year Built/Renovated:	1970/2016-2020
	Guarantor:	Neil Goldberg Family Asset Preservation Trust		Title Vesting:	Fee
	Mortgage Rate:	2.9250%		Property Manager:	Raymours Furniture Company, Inc. (borrower-affiliate)
	Note Date:	September 9, 2021		Current Occupancy (As of)(3):	100.0% (11/1/2021)
	Seasoning:	1 month		TTM 6/30/2021 Occupancy:	100.0%
	Maturity Date:	October 1, 2031		YE 2020 Occupancy(3):	100.0%
	IO Period:	120 months		YE 2019 Occupancy:	100.0%
	Loan Term (Original/ARD):	120 months		YE 2018 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(3)(4):	$149,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(3)(4):	$156.48
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	August 4, 2021
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information(3)
	Additional Debt(1):	Yes		TTM NOI (6/30/2021) (5):	$4,473,049
	Additional Debt Type (Balance) (1):	Pari Passu ($30,000,000)		YE 2020 NOI:	$4,473,047
				YE 2019 NOI:	$4,353,047
				YE 2018 NOI:	$4,903,048
				U/W Revenues:	$11,411,073
				U/W Expenses:	$2,963,549
Escrows and Reserves(2)				U/W NOI(5):	$8,447,524
	Initial	Monthly	Cap	U/W NCF:	$7,809,540
Taxes	$216,876	$108,438	NAP	U/W DSCR based on NOI/NCF(1):	3.27x / 3.03x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.7% / 9.0%
Replacement Reserve	$0	$13,490	$650,000	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.7% / 9.0%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.4%
Required Repairs	$36,000	$0	NAP	LTV Ratio at Maturity(1):	58.4%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$87,000,000	100.0%	Return of Equity	$45,599,654	52.4%
			Loan Payoff	39,240,759	45.1
			Closing Costs	1,906,710	2.2
			Reserves	252,876	0.3
Total Sources	$87,000,000	100.0%	Total Uses	$87,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Raymour & Flanigan Campus Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	While the Raymour & Flanigan Campus Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Raymour & Flanigan Campus Whole Loan more severely than assumed in the underwriting of the Raymour & Flanigan Campus Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The appraisal also provided a “Hypothetical – As Dark” value of $90,700,000 as of August 4, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $95, 95.9% and 95.9%, respectively.

(5)	The increase in UW NOI from TTM NOI is attributable to the single tenant, Raymours Furniture Company, Inc., executing a new 15-year NNN lease in September 2021.

The Mortgage Loan. The mortgage loan (the “Raymour & Flanigan Campus Mortgage Loan”) is part of a whole loan (the “Raymour & Flanigan Campus Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $87,000,000. The Raymour & Flanigan Campus Whole Loan is secured by a first priority fee mortgage encumbering a 952,214 square foot industrial warehouse distribution center located in Liverpool, New York (the “Raymour & Flanigan Campus Property”). The Raymour & Flanigan Campus Mortgage Loan is evidenced by Note A-1 with an original principal amount of $57,000,000. Note A-2 was contributed to BANK 2021-BNK36 securitization trust. The Raymour & Flanigan Campus Whole Loan is being serviced pursuant to the pooling and

A-3-67

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$57,000,000	$57,000,000	BANK 2021-BNK37	Yes
A-2	$30,000,000	$30,000,000	BANK 2021-BNK36	No
Total	$87,000,000	$87,000,000

The Borrower and Borrower Sponsors. The borrower is Campus FSC, LLC (the “Raymour & Flanigan Campus Borrower”), a New York limited liability company structured to be bankruptcy-remote with two independent directors. The borrower sponsors are Neil Goldberg and Seth Goldberg, and the non-recourse carveout guarantor is Neil Goldberg Family Asset Preservation Trust.

The Goldberg family has owned and operated Raymours Furniture Company, Inc. (d.b.a. Raymour & Flanigan Furniture) (“Raymour & Flanigan”) since its founding in 1947. Neil Goldberg, the Chief Executive Officer and Chairman of Raymour & Flanigan, joined the family business in 1972 and was later joined by Steven Goldberg and Michael Goldberg. Seth Goldberg became President of Raymour & Flanigan in January 2021. Collectively, the family members serve as the senior executives of Raymour & Flanigan and oversee the operation of over 11.0 million square feet of commercial real estate, which includes a portfolio of 80 retail, 20 industrial and 1 office property related to the furniture business, as well as 125 retail and 7 industrial properties with third party tenants. The borrower sponsors have owned the Raymour & Flanigan Campus Property for more than 20 years.

The Property. The Raymour & Flanigan Campus Property is a 952,214 square foot, Class A, industrial warehouse distribution center that was constructed in 1970 on a 66.28-acre site in Liverpool, New York. The Raymour & Flanigan Campus Property is located 6.4 miles from Syracuse. Primary access to the Raymour & Flanigan Campus Property is provided by Morgan Road, Factory Avenue, Liverpool Bypass/Crown Road and Henry Clay Boulevard. Regional access is provided by Interstate 90 (New York State Thruway), with direct access less than one mile from the Raymour & Flanigan Campus Property, and Interstates 81 and 690.

The Raymour & Flanigan Campus Property is 100.0% occupied by Raymours Furniture Company, Inc. and serves as the company’s headquarters. In total, the campus has 818,475 square feet (86.0%) of warehouse space and 133,739 square feet (14.0%) of office/flex space and features 713 surface parking spaces. The five buildings that comprise the improvements include the Northern Distribution Center, the Field Support Center, the Customer Service and Learning Development Center, the Transportation Building and the Recycling Building.

The Northern Distribution Center building is located at 7230 Morgan Road and is comprised of 584,206 square feet (551,602 square feet of warehouse space and 32,604 square feet of office space). The warehouse space is used as one of four main distribution hubs for Raymour & Flanigan, receiving furniture directly from foreign and domestic manufacturers, and features 44-foot clear ceiling heights and 74 elevated loading docks. The office space is used to house Raymour & Flanigan’s information technology department, which includes inventory management, e-commerce and technology security.

The Field Support Center building is located at 7248 Morgan Road and is comprised of 113,364 square feet (67,258 square feet of warehouse space and 46,106 square feet of office space). The warehouse space is used as a film studio for filming of all television commercials and photography used for all print and media for Raymour & Flanigan, and features 16-foot clear ceiling heights and three elevated loading docks. The office space houses corporate functions including human resources, finance, accounting, marketing, operations, logistics, legal and real estate.

The Customer Service and Learning Development Center building is located at 7272 Morgan Road and is comprised of 195,835 square feet (146,178 square feet of warehouse space and 49,657 square feet of office space). The warehouse space is used for customer service, delivering products to end users, and features 16-foot clear ceiling heights and 20 elevated loading docks. The office space is used for corporate leadership development programs and for the customer care department.

The Transportation Building is located at 4545 Morgan Place and is comprised of 18,419 square feet (13,047 square feet of warehouse space and 5,372 square feet of office space). The Transportation Building is used by Raymour & Flanigan to service all trucks, trailers, tractors and fleet vehicles and features 16-foot clear ceiling heights and 12 drive-in doors.

The Recycling Building is located at 4563 Morgan Place and features 40,390 square feet of warehouse space used to compact and process cardboard, plastic and Styrofoam used by Raymour & Flanigan’s operations for recycling and sale in the secondary market. The Recycling Building features 16-foot clear ceiling heights, two drive-in doors and 18 elevated loading docks.

COVID-19 Update. As of September 9, 2021, the borrower has reported that the Raymour & Flanigan Campus Property is open and operating, with the sole tenant having paid its full October 2021 rent payment. Raymour & Flanigan has not been granted any rent relief and has not missed any rent payments.

Single Tenant.

Raymours Furniture Company, Inc. is the sole tenant at the Raymour & Flanigan Campus Property and is affiliated with the borrower sponsors. The borrower sponsors, Neil and Seth Goldberg, and various members of their family, own and control Raymour & Flanigan, the largest furniture retailer in the Northeast United States. Founded in 1947, Raymour & Flanigan is a privately held, family run

A-3-68

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

American furniture retail chain headquartered in Liverpool, New York. Raymour & Flanigan operates 103 full-line showrooms, 27 outlet centers, 5 clearance centers, 15 customer service centers and 4 distribution centers, serving customers in seven states: Connecticut, Delaware, Massachusetts, New Jersey, New York, Pennsylvania and Rhode Island. Approximately one-third of Raymour & Flanigan’s sales are generated in the metropolitan New York market.

Raymours Furniture Company, Inc. has been a tenant at the Raymour & Flanigan Campus Property for over 20 years and, in September 2021, signed a new 15-year NNN lease at a fixed annual rent of $9.50 PSF with no termination or contraction options.

The following table presents certain information relating to the tenancy at the Raymour & Flanigan Campus Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)

Raymours Furniture Company, Inc.	NR/NR/NR	952,214	100.0%	$9.50	$9,048,156	100.0%	9/8/2036	N

Collateral Total		952,214	100.0%	$9.50	$9,048,156	100.0%

(1)	Information is based on the borrower rent roll.

The following table presents certain information relating to the lease rollover schedule at the Raymour & Flanigan Campus Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	952,214	100.0%	952,214	100.0%	$9,048,156	100.0%	$9.50
Vacant	0	0	0.0%	952,214	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	952,214	100.0%			$9,048,156	100.0%	$9.50
(1)	Information is based on the borrower rent roll.

The following table presents historical occupancy percentages at the Raymour & Flanigan Campus Property:

Historical Occupancy(1)

12/31/2018	12/31/2019	12/31/2020	6/30/2021	11/1/2021
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the borrower rent roll.

A-3-69

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Raymour & Flanigan Campus Property:

Cash Flow Analysis

	2018	2019	2020	6/30/2021 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$4,903,048	$4,353,047	$4,473,047	$4,473,048	$9,048,156	75.3%	$9.50
Reimbursements	2,281,884	2,562,141	3,412,875	2,601,350	2,963,500	24.7	3.11
Net Rental Income	$7,184,932	$6,915,188	$7,885,922	$7,074,398	$12,011,656	100.0%	$12.61
(Vacancy & Concessions)	0	0	0	0	(600,583)	(6.6)(3)	(0.63)
Effective Gross Income	$7,184,932	$6,915,188	$7,885,922	$7,074,398	$11,411,073	100.0%	$11.98

Real Estate Taxes	1,142,427	1,222,870	2,179,370	1,228,260	1,295,087	11.3	1.36
Insurance	262,361	320,155	322,525	322,525	351,750	3.1	0.37
Other Operating Expenses	877,096	1,019,116	910,980	1,050,564	1,316,712	11.5	1.38
Total Operating Expenses	$2,281,884	$2,562,141	$3,412,875	$2,601,349	$2,963,549	26.0%	$3.11

Net Operating Income	$4,903,048	$4,353,047	$4,473,047	$4,473,049	$8,447,524	74.0%	$8.87
Replacement Reserves	0	0	0	0	161,876	1.4	0.17
TI/LC	0	0	0	0	476,108	4.2	0.50
Net Cash Flow	$4,903,048	$4,353,047	$4,473,047	$4,473,049	$7,809,540	68.4%	$8.20

NOI DSCR(4)	1.90x	1.69x	1.73x	1.73x	3.27x
NCF DSCR(4)	1.90x	1.69x	1.73x	1.73x	3.03x
NOI Debt Yield(4)	5.6%	5.0%	5.1%	5.1%	9.7%
NCF Debt Yield(4)	5.6%	5.0%	5.1%	5.1%	9.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent is based on the in place rent per the lease of $9.50 PSF, which is fixed over the lease term with no rent increases. The increase in U/W Gross Potential Rent from historical periods is attributable to the single tenant, Raymours Furniture Company, Inc., executing such new 15-year NNN lease in September 2021.

(3)	Represents economic vacancy. The Raymour & Flanigan Campus Property is currently 100.0% occupied.

(4)	Debt service coverage ratios and debt yields are based on the Raymour & Flanigan Campus Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Raymour & Flanigan Campus Property of $149,000,000 as of August 4, 2021. The appraisal also provided a “Hypothetical-As Dark” value of $90,700,000 as of August 4, 2021, a value which would result in an Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity of $95, 95.9% and 95.9%, respectively, based on the principal balance of the Raymour & Flanigan Campus Whole Loan.

Environmental Matters. The Phase I environmental site assessment dated August 23, 2021, identified the Transportation Building has been used as a vehicle maintenance center since the 1990s. A trench drain system in the staging area collects spilled fluids that are directed to an oil-water separator system and discharged to the city sewer system. There is some evidence of superficial oil staining on paved areas. The lender obtained a Remedial Cost Estimate from the Consultant to determine a probable range of costs to assess the systems and their impact to soil and groundwater, to achieve regulatory closure. The Consultant determined a probable maximum cost estimate for such work of $454,245.

Market Overview and Competition. The Raymour & Flanigan Campus Property is located within the Northeast Outer Onondaga County industrial submarket of the Syracuse industrial market. According to the appraisal, as of the second quarter of 2021, the Northeast Outer Onondaga County industrial submarket contained approximately 10.0 million square feet of industrial space, with an additional 3.8 million square feet under construction. This 3.8 million square feet is an Amazon Fulfillment Center expected to be completed in the fall of 2021. The vacancy rate in the Northeast Outer Onondaga County industrial submarket was 1.9% as of the second quarter of 2021, and the average asking rent was $5.57 per square foot.

According to the appraisal, the estimated 2021 population within a one, three and five-mile radius of the Raymour & Flanigan Campus Property was 6,447, 54,884 and 137,475, respectively, and the estimated 2021 average household income within the same radii was $65,227, $78,628 and $75,505, respectively.

A-3-70

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Raymour & Flanigan Campus Property:

Market Rent Summary

Category	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
NDC Building Space	$8.50	10	3% per annum
FSC Building Space	$8.50	10	3% per annum
LDI/CSC Building Space	$8.00	10	3% per annum
Transportation Building Space	$7.50	10	3% per annum
Recycling Building Space	$6.00	10	3% per annum

The following table presents recent leasing data at comparable properties with respect to the Raymour & Flanigan Campus Property:

Comparable Industrial Leases

Property Address	Year Built	Total NRA (SF)	Distance from Subject (miles)	Tenant	Lease Date/ Term (yrs)	Lease Size (SF)	Base Rent PSF	Escalations
Raymour & Flanigan Campus 7230, 7248 & 7272 Morgan Road; 4545 & 4563 Morgan Place Liverpool, NY	1970	952,214(1)	-	Raymours Furniture Company, Inc.	Sep-21 / 15.0(1)	952,214(1)	$9.50(1)	Flat
400 Oritani Drive Blauvelt, NY	2008	98,451	243	Amazon	Apr-20 / 10.0	70,000	$10.15	3.0% Annual
6017 Tarbel Road Syracuse, NY	1960	15,050	9.9	Thresh Enterprises	Mar-20 / 5.0	15,050	$5.95	3.0% Annual
6600 New Venture Drive Syracuse, NY	1988	88,540	11.3	Empire Telecom	Dec-19 / 5.0	88,540	$5.36	3.0% Annual
5928 Court Street Road Syracuse, NY	1975	30,000	9.8	Parksite Inc	Feb-19 / 3.0	30,000	$4.50	3.0% Annual
147 Falso Drive Syracuse, NY	1960	13,600	9.1	Tomra Pacific Inc.	Oct-17 / 10.0	13,600	$4.85	3.0% Annual
13 Jensen Drive Somerset, NJ	2007	366,896	241	Turtle Hughes	Feb-21 / 10.0	159,170	$8.50	3.0% Annual
88 Long Hill Street East Hartford, CT	1960	540,000	259	Ameriport Logistics Inc.	Sep-20 / 10.0	165,600	$6.35	3.0% Annual
3 Enterprise Drive Newburgh, NY	1985	348,673	205	United Natural Foods	Aug-20 / 10.0	180,000	$6.00	3.0% Annual
230 Riverview Drive Perth Amboy, NJ	2020	332,808	262	Home Depot	Jul-20 / 10.0	332,808	$8.78	3.0% Annual

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

Escrows.

Taxes – The Raymour & Flanigan Campus Whole Loan documents provide for an upfront reserve of approximately $216,876 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Raymour & Flanigan Campus Property ($108,438 initially).

Insurance – If the Raymour & Flanigan Campus Property is no longer covered by a blanket insurance policy, the Raymour & Flanigan Campus Borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacement Reserve –The Raymour & Flanigan Campus Borrower is required to deposit $13,490 for replacements monthly, subject to a cap of $650,000.

TI/LC Reserve – During a Cash Sweep Period (as defined below), the Raymour & Flanigan Campus Borrower is required to deposit monthly TI/LC deposits of $79,351, which reserve will be disbursed to the Raymour & Flanigan Campus Borrower when the Cash Sweep Period expires.

A-3-71

Industrial – Warehouse Distribution	Loan #7	Cut-off Date Balance:	$57,000,000
7230, 7248 & 7272 Morgan Road;	Raymour & Flanigan Campus	Cut-off Date LTV:	58.4%
4545 & 4563 Morgan Place		U/W NCF DSCR:	3.03x
Liverpool, NY 13090		U/W NOI Debt Yield:	9.7%

Required Repairs – The Raymour & Flanigan Campus Borrower is required to deposit $36,000, which represents 120% of estimated costs for completion of required repairs.

Lockbox and Cash Management. The Raymour & Flanigan Campus Whole Loan is structured with a hard lockbox and in place cash management. The Raymour & Flanigan Campus Borrower is required to direct the tenant of the Raymour & Flanigan Campus Property to deposit all rents directly into the lockbox account, which funds are then required to be swept to the lender-controlled cash management account on each business day, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Raymour & Flanigan Campus Whole Loan, (iii) to make the monthly deposit into the Replacement Reserve and the TI/LC Reserve, if any as described above under “Escrows,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) if a Cash Sweep Period exists, to deposit any remainder into an excess cash flow reserve to be held as additional security for the Raymour & Flanigan Campus Whole Loan during the continuance of such Cash Sweep Period and (vi) if no event of default exists under the Raymour & Flanigan Campus Whole Loan and no Cash Sweep Period exists, to disburse any remainder to the borrower.

A “Cash Sweep Period” will occur:

a)	If the DSCR is less than 1.20x for any calendar quarter and expires when the DSCR equals or exceeds 1.25x for two consecutive calendar quarters;

b)	when Raymour & Flanigan goes dark, vacates or gives notice of its intent to vacate or terminate its lease and continuing until it is re-opened and operating, in the case of termination until its space is re-leased to one or more replacement tenants acceptable to the lender;

c)	when Raymour & Flanigan defaults in the payment of rent under its lease and continuing until the default is cured;

d)	when Raymour & Flanigan becomes the subject of bankruptcy and continuing until it and its assets are no longer subject to bankruptcy and the lease remains unaltered.

Property Management. The Raymour & Flanigan Campus Property is managed by Raymours Furniture Company, Inc., an affiliate of the Raymour & Flanigan Campus Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Raymour & Flanigan Campus Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Raymour & Flanigan Campus Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-72

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-73

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

HOBBY LOBBY

Pick'n Save
SAVE TIME
SHOP ONLINE!

CVS/pharmacy

DOLLAR GENERAL

Walgreens

A-3-74

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

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ExchangeRight Portfolio 49

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5	Hobby Lobby - Huber Heights, OH	Huber Heights, OH
6	Hobby Lobby - Christiansburg, VA	Christiansburg, VA
7	Walgreens - Saint Joseph, MO	Saint Joseph, MO
8	CVS Pharmacy - Waukegan, IL	Waukegan, IL
9	Walgreens - Galesburg, IL	Galesburg, IL
10	Verizon Wireless - Bristol, VA	Bristol, VA
11	Fresenius Medical Care - Shelbyville, KY	Shelbyville, KY
12	Walgreens - Indianapolis, IN	Indianapolis, IN
13	Octapharma Plasma - Virginia Beach, VA	Virginia Beach, VA
14	Dollar General - Auburn, ME	Auburn, ME
15	Dollar General - Penns Grove, NJ	Penns Grove, NJ
16	Dollar General - Brunswick, GA	Brunswick, GA
17	Dollar General - Romulus, MI	Romulus, MI
18	Dollar General - East Windsor, CT	East Windsor, CT
19	Dollar General - Grand Rapids, MI	Grand Rapids, MI
20	Dollar General - Lansing, MI	Lansing, MI
21	Dollar Tree - Christiansburg, VA	Christiansburg, VA
22	Dollar General - Hammond, LA	Hammond, LA
23	Dollar General - Allen Park, MI	Allen Park, MI
24	Dollar General - Jackson, MI	Jackson, MI
25	Dollar General - Westland, MI	Westland, MI
26	Dollar General - Battle Creek, MI	Battle Creek, MI
27	Dollar General - Wyoming, MI	Wyoming, MI
28	Dollar General - Temple, TX	Temple, TX
29	Dollar General - Prattville, AL	Prattville, AL

Palmdale
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Hesperia
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JACKSONVILLE

A-3-75

No. 8 – ExchangeRight 49

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Various – See Table
Original Principal Balance(1):	$45,000,000			Location:	Various – See Table
Cut-off Date Balance(1):	$45,000,000			Size:	621,901 SF
% of Initial Pool Balance:	3.4%			Cut-off Date Balance Per SF:	$110.63
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$110.63
Borrower Sponsors:	ExchangeRight Real Estate, LLC			Year Built/Renovated:	Various – See Table
Guarantors:	David Fisher, Joshua Ungerecht, and Warren Thomas			Title Vesting:	Fee
Mortgage Rate:	3.5160%			Property Manager:	Self-managed
Note Date:	August 12, 2021			Current Occupancy (As of)(4):	100.0% (11/1/2021)
Seasoning:	2 months			YE 2020 Occupancy(4)(5):	NAV
Maturity Date:	September 11, 2026			YE 2019 Occupancy(5):	NAV
IO Period:	60 months			YE 2018 Occupancy(5):	NAV
Loan Term (Original):	60 months			YE 2017 Occupancy(5):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(4):	$111,855,00
Loan Amortization Type:	Interest Only			As-Is Appraisal Value Per SF(4):	$179.86
Call Protection(2):	L(26),D(27),O(7)			As-Is Appraisal Valuation Date(6):	Various
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(4)
Additional Debt(1):	Yes			YE 2020 NOI(5):	NAV
Additional Debt Type (Balance):	Pari Passu ($23,800,000)			YE 2019 NOI(5):	NAV
				YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
Escrows and Reserves(3)				U/W Revenues:	$7,889,751
	Initial	Monthly	Cap	U/W Expenses:	$1,413,678
Real Estate Taxes	$483,162	$91,275	NAP	U/W NOI:	$6,476,073
Insurance	$0	Springing	NAP	U/W NCF:	$6,273,413
Replacement Reserves	$305,914	$3,973	NAP	U/W DSCR based on NOI/NCF(1):	2.64x / 2.56x
TI/LC Reserve	$500,000	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.1%
Immediate Repairs	$327,115	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.1%
CVS Prepaid Rent Reserve	$1,846,374	$0	NAP	Cut-off Date LTV Ratio(1):	61.5%
Existing TI/LC Reserve	$15,000	$0	NAP	LTV Ratio at Maturity(1):	61.5%

Sources and Uses
Sources			Uses
Original loan amount	$68,800,000	59.4%	Purchase price(7)	$111,044,859	95.9%
Cash equity contribution	47,032,410	40.6	Reserves	3,477,565	3.0
			Closing Costs	1,309,986	1.1
Total Sources	$115,832,410	100.0%	Total Uses	$115,832,410	100.0%
(1)	The ExchangeRight 49 Mortgage Loan (as defined below) is part of the ExchangeRight 49 Whole Loan (as defined below) with an original aggregate principal balance of $68,800,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Date based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the ExchangeRight 49 Whole Loan.

(2)	At any time after the earlier of (i) October 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the ExchangeRight 49 Whole Loan to be securitized, the ExchangeRight 49 Borrower (as defined below) has the right to defease the ExchangeRight 49 Whole Loan in whole, but not in part. Additionally, the ExchangeRight 49 Borrower may prepay the ExchangeRight 49 Whole Loan with 30 days’ notice on or after March 11, 2026.

(3)	See “Escrows” section below.

(4)	While the ExchangeRight 49 Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight 49 Whole Loan more severely than assumed in the underwriting of the ExchangeRight 49 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	Historical occupancy and NOI are unavailable, as the ExchangeRight 49 Properties (as defined below) were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(6)	The individual appraisal valuation dates range from April 19, 2021 to July 23, 2021.

(7)	The ExchangeRight 49 Properties were acquired between June 2021 and August 2021.

A-3-76

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The Mortgage Loan. The mortgage loan (the “ExchangeRight 49 Mortgage Loan”) is part of a whole loan (the “ExchangeRight 49 Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $68,800,000 and secured by the fee interests in 26 single tenant retail properties, two single tenant medical office properties and one industrial property totaling 621,901 square feet (the “ExchangeRight 49 Properties”) located across 16 states. The ExchangeRight 49 Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2021-BNK37 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	BANK 2021-BNK37	Yes
A-2	$23,800,000	$23,800,000	WFB	No
Total	$68,800,000	$68,800,000

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 49 DST (the “ExchangeRight 49 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 49 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 49 Whole Loan. The non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million square feet under management across over 950 properties across 40 states with a focus on investment grade, necessity-based retail and healthcare. The ExchangeRight 49 Borrower is an affiliate of the ExchangeRight Net Leased Portfolio #51 Borrower, and such borrowers have the same non-recourse carveout guarantors. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight 49 Borrower has master leased the ExchangeRight 49 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 49 Properties and payment of all expenses incurred in the maintenance and repair of the Exchange Right 49 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 49 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 49 Mortgage Loan and, upon an event of default under the ExchangeRight 49 Mortgage Loan, the lender has the right to cause the ExchangeRight 49 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 49 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 49 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 49 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 49 Whole Loan, (ii) the lender’s good faith determination that the ExchangeRight 49 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 49 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 49 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 49 Whole Loan in full is not delivered to the lender.

COVID-19 Update. As of October 22, 2021, all of the ExchangeRight 49 Properties were open and operating with no outstanding tenant rent relief agreements.

The Properties. The ExchangeRight 49 Properties comprise 26 single tenant retail properties, two single tenant medical office properties and one single tenant industrial property totaling 621,901 square feet and located across 16 states. The ExchangeRight 49 Properties are located in Ohio (two properties, 40.4% of net rentable area), Virginia (four properties, 13.1% of net rentable area), Michigan (eight properties, 11.9% of net rentable area), Wisconsin (1 property, 9.7% of net rentable area), Illinois (3 properties, 6.4% of net rentable area), with the 11 remaining properties located in Alabama, California, Connecticut, Georgia, Indiana, Kentucky, Louisiana, Maine, Missouri, New Jersey, and Texas.

Built between 1942 and 2015 with 12 properties renovated between 1987 and 2020, the ExchangeRight 49 Properties range in size from 5,000 square feet to 189,910 square feet.

The ExchangeRight 49 Properties are net leased to 10 nationally recognized tenants, eight of which (occupying 26 properties and representing 87.3% of underwritten base rent) are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 49 Properties, have leases expiring after the stated maturity date of the ExchangeRight 49 Whole Loan, and no tenants have termination options.

The following table presents certain information relating to the ExchangeRight 49 Properties. As of November 1, 2021, the ExchangeRight 49 Properties are 100.0% occupied.

A-3-77

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Pick ‘n Save Wauwatosa, WI	2008; 2012/NAP	60,598	9.7%	$18,500,000	16.5%	$18.68	16.2%	12/31/2029	4 x 5 yrs.	N
Valspar Industrial Massillon, OH	1994/2007	189,910	30.5%	$18,600,000	16.6%	$5.63	15.3%	4/30/2034	None	N
Walgreens Chicago (Foster Pl), IL	2004/NAP	15,330	2.5%	$7,900,000	7.1%	$30.98	6.8%	12/31/2029	10 x 5 yrs.	N
Walgreens Hesperia, CA	2004/NAP	14,560	2.3%	$6,000,000	5.4%	$25.89	5.4%	5/31/2029	10 x 5 yrs.	N
Hobby Lobby(1) Christiansburg, VA	1990/2018	55,000	8.8%	$5,700,000	5.1%	$6.75	5.3%	3/31/2028	3 x 5 yrs.	N
Hobby Lobby Huber Heights, OH	1990/2005	61,504	9.9%	$5,900,000	5.3%	$6.00	5.3%	6/30/2029	3 x 5 yrs.	N
Walgreens Saint Joseph, MO	2003/NAP	14,560	2.3%	$5,150,000	4.6%	$23.01	4.8%	6/30/2028	10 x 5 yrs.	N
CVS Pharmacy Waukegan, IL	2002/NAP	10,896	1.8%	$4,600,000	4.1%	$26.76	4.2%	1/31/2028	10 x 5 yrs.	N
Walgreens Galesburg, IL	2003/NAP	13,650	2.2%	$4,050,000	3.6%	$19.93	3.9%	6/30/2028	10 x 5 yrs.	N
Verizon Wireless Bristol, VA	2007/NAP	5,000	0.8%	$3,850,000	3.4%	$47.50	3.4%	3/31/2029	None	N
Fresenius Medical Care Shelbyville, KY	2013/NAP	8,459	1.4%	$2,650,000	2.4%	$19.37	2.3%	9/30/2028	3 x 5 yrs.	N
Walgreens Indianapolis, IN	1993/NAP	13,000	2.1%	$2,550,000	2.3%	$12.31	2.3%	12/31/2028	3 x 5 yrs.	N
Octapharma Plasma Virginia Beach, VA	1997/2019	11,314	1.8%	$2,550,000	2.3%	$13.00	2.1%	3/31/2030	3 x 5 yrs.	N
Dollar General Auburn, ME	2015/NAP	9,026	1.5%	$2,150,000	1.9%	$14.23	1.8%	3/31/2030	3 x 5 yrs.	N
Dollar General Penns Grove, NJ	1950/2011	9,381	1.5%	$1,850,000	1.7%	$13.54	1.8%	4/30/2029	2 x 5 yrs.	N
Dollar General East Windsor, CT	2013/NAP	9,409	1.5%	$1,700,000	1.5%	$12.58	1.7%	12/31/2028	5 x 5 yrs.	N
Dollar General Grand Rapids, MI	1942/2017	8,694	1.4%	$1,550,000	1.4%	$13.00	1.6%	8/31/2027	4 x 5 yrs.	N
Dollar General Brunswick, GA	2013/NAP	9,002	1.4%	$1,775,000	1.6%	$12.34	1.6%	10/31/2028	4 x 5 yrs.	N
Dollar Tree(1) Christiansburg, VA	1990/2018	10,000	1.6%	$1,500,000	1.3%	$11.00	1.6%	2/28/2030	3 x 5 yrs.	N
Dollar General Romulus, MI	2013/NAP	9,100	1.5%	$1,720,000	1.5%	$12.04	1.6%	6/30/2028	5 x 5 yrs.	N
Dollar General Allen Park, MI	1984/2012	9,600	1.5%	$1,300,000	1.2%	$10.02	1.4%	5/31/2027	4 x 5 yrs.	N
Dollar General Lansing, MI	2013/NAP	9,026	1.5%	$1,530,000	1.4%	$10.57	1.4%	5/31/2029	5 x 5 yrs.	N
Dollar General Hammond, LA	2013/NAP	9,026	1.5%	$1,475,000	1.3%	$10.56	1.4%	6/30/2028	3 x 5 yrs.	N
Dollar General Westland, MI	1964/2012	9,100	1.5%	$1,300,000	1.2%	$9.86	1.3%	10/31/2027	4 x 5 yrs.	N
Dollar General Battle Creek, MI	1979/1987	11,766	1.9%	$1,250,000	1.1%	$7.51	1.3%	2/28/2029	4 x 5 yrs.	N
Dollar General Jackson, MI	1955/2020	8,053	1.3%	$1,300,000	1.2%	$10.73	1.2%	4/30/2030	4 x 5 yrs.	N
Dollar General Wyoming, MI	1950/2019	8,737	1.4%	$1,225,000	1.1%	$9.85	1.2%	3/31/2029	4 x 5 yrs.	N
Dollar General Temple, TX	2007/NAP	9,100	1.5%	$1,155,000	1.0%	$7.89	1.0%	10/31/2027	3 x 5 yrs.	N
Dollar General Prattville, AL	1995/NAP	9,100	1.5%	$1,075,000	1.0%	$7.67	1.0%	5/31/2029	3 x 5 yrs.	N
Total/Weighted Average		621,901	100.0%	$111,855,000	100.0%	$11.25	100.0%
(1)	The Hobby Lobby – Christiansburg, VA property and the Dollar Tree - Christiansburg, VA are located within the same retail center.

A-3-78

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the major tenants at the ExchangeRight 49 Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB / Baa2 / BBB-	5	71,100	11.4%	$1,619,000	$22.77	23.1%
Dollar General	BBB / Baa2 / NR	15	138,120	22.2%	$1,486,758	$10.76	21.2%
Pick ‘n Save	BBB / Baa1 / NR	1	60,598	9.7%	$1,132,234	$18.68	16.2%
Valspar Industrial	BBB / Baa2 / BBB	1	189,910	30.5%	$1,068,420	$5.63	15.3%
Hobby Lobby	NR / NR / NR	2	116,504	18.7%	$740,274	$6.35	10.6%
CVS(3)	BBB / Baa2 / NR	1	10,896	1.8%	$291,532	$26.76	4.2%
Verizon Wireless	BBB+ / Baa1 / A-	1	5,000	0.8%	$237,500	$47.50	3.4%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	8,459	1.4%	$163,824	$19.37	2.3%
Octapharma Plasma	NR / NR / NR	1	11,314	1.8%	$147,082	$13.00	2.1%
Dollar Tree	BBB / Baa2 / NR	1	10,000	1.6%	$110,000	$11.00	1.6%
Total Major Tenants		29	621,901	100.0%	$6,996,624	$11.25	100.0%

Vacant Space			0	0.0%

Collateral Total			621,901	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totaling $63,737.

(3)	CVS prepaid their rent through the loan term. See “Escrows” section below.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 49 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	29	621,901	100.0%	621,901	100.0%	$6,996,624	100.0%	$11.25
Vacant	0	0	0.0%	621,901	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	621,901	100.0%			$6,996,624	100.0%	$11.25
(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totaling $63,737.

The following table presents historical occupancy percentages at the ExchangeRight 49 Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	11/1/2021(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the ExchangeRight 49 Properties were acquired by the ExchangeRight 49 Borrower between June 2021 and August 2021, and such information was not provided by the seller.

(2)	Information obtained from the underwritten rent roll.

A-3-79

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 49 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$6,932,887	85.1%	$11.15
IG Rent Averaging	63,737	0.8	0.10
Gross Potential Rent	$6,996,624	85.9%	$11.25
Total Recoveries	1,146,357	14.1	1.84
Net Rental Income	$8,142,981	100.0%	$13.09
(Vacancy & Credit Loss)	(253,230)(3)	(3.6)	(0.41)
Effective Gross Income	$7,889,751	96.9%	$12.69

Real Estate Taxes	$966,320	12.2%	$1.55
Insurance	82,567	1.0	0.13
Management Fee	236,693	3.0	0.38
Other Operating Expenses	128,098	1.6	0.21
Total Operating Expenses	$1,413,678	17.9%	$2.27

Net Operating Income	$6,476,073	82.1%	$10.41
Replacement Reserves	47,672	0.6	0.08
TI/LC	154,988	2.0	0.25
Net Cash Flow	$6,273,413	79.5%	$10.09

NOI DSCR	2.64x
NCF DSCR	2.56x
NOI Debt Yield	9.4%
NCF Debt Yield	9.1%

(1)	Historical operating statements are not available, as the ExchangeRight 49 Borrower acquired the ExchangeRight 49 Properties between June 2021 and August 2021, and such information was not provided by the sellers.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The ExchangeRight 49 Properties were 100.0% occupied as of November 1, 2021.

A-3-80

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Appraisal. According to the appraisals dated between April 19, 2021 and July 23, 2021 the ExchangeRight 49 Properties had an aggregate “As-is” value of $111,855,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight 49 Properties dated from April 29, 2021 to July 27, 2021 identified recognized environmental conditions at the Valspar Industrial – Massillon, OH property and the Walgreens - Galesburg, IL property and identified controlled recognized environmental conditions at the Pick ‘n Save - Wauwatosa, WI property, the Walgreens - Chicago (Foster Pl), IL property, the Dollar General - East Windsor, CT property, and the Dollar General - Jackson, MI property. No recognized environmental conditions or controlled recognized environmental conditions were identified at the remaining 23 ExchangeRight 49 Properties.

The Valspar Industrial – Massillon, OH property has been utilized as industrial manufacturing facility and hazardous substances were used, stored, and/or generated at the property. The property was identified as a Resource Conservation and Recovery Act Large Quantity Generator of hazardous waste since 1995 and possibly earlier. Violations have been identified and compliance has been met with respect to all violations. A Phase II environmental site assessment was conducted on July 27, 2021 to evaluate the potential impacts of hazardous substances as a consequence of release from current or historical manufacturing operations. Identified contaminants were below applicable remediation levels and no further investigation was recommended.

The Walgreens - Galesburg, IL property operated as a gasoline service station between 1972 and 1994 and had five Underground Storage Tanks (“USTs”), which were removed on December 11, 2001. Prior investigations identified onsite soil and groundwater contamination. Between June 2001 and April 2002, the five USTs were removed, the building was demolished and excavation of the contaminated soils from the area below the former building was completed.  Based upon the soil samples obtained, soil contamination exists above applicable residential clean-up standards. The Illinois EPA issued a No Further Remediation (NFR) letter, which included land use restrictions and engineering controls at the property, on September 26, 2002. Because the property contains material levels of contaminants related to the former auto repair and gas station, an environmental insurance policy was obtained in lieu of a Phase II.

See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – The loan documents require an upfront reserve of $483,162 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $91,275.

Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, Walgreens – Indianapolis, IN, and Walgreens – Saint Joseph, MO properties.

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 49 Properties are part of a blanked or umbrella policy approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Allen Park, MI, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Dollar General – Westland, MI, Octapharma Plasma – Virginia Beach, VA, Valspar Industrial – Massillon, OH, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

Replacement Reserve – The loan documents require an upfront reserve of $305,914 for replacements plus ongoing monthly reserves in an amount equal to $3,973.

In addition, the borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely

A-3-81

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the CVS Pharmacy – Waukegan, IL, Dollar General – Auburn, ME, Dollar General – Brunswick, GA, Dollar General – Hammond, LA, Dollar General – Lansing, MI, Dollar General – Romulus, MI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO properties.

TI/LC Reserve – The loan documents require an upfront reserve of $500,000 for general tenant improvements and leasing commissions (“TI/LC”). The loan documents also require ongoing monthly general TI/LC reserves in an amount equal to $38,901; provided, however, that as long as no event of default has occurred and is continuing, ongoing monthly TI/LC reserves are not required.

Deferred Maintenance Reserve – The loan documents require an upfront reserve of $327,115 for immediate repairs.

CVS Prepaid Rent Reserve – The loan documents require an upfront reserve of $1,846,374 for the amount of prepaid rent under the tenant’s lease at the CVS Pharmacy – Waukegan, IL property. So long as no event of default is continuing, lender is required to make monthly disbursements in an amount equal to $24,294 beginning in October 2021 through (and including) August 2026.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $15,000 for an outstanding tenant improvement allowance at the Fresenius Medical Care – Shelbyville, KY property.

Lockbox and Cash Management. The ExchangeRight 49 Whole Loan is structured with a hard lockbox with springing cash management, into which the borrower is required to cause all rents to be deposited directly. Prior to a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt service coverage ratio (tested quarterly) being less than 1.50x; and

(iii)	the monthly payment date occurring in March 2026 (unless a Permitted Transfer has occurred prior to such date; see “Permitted Transfer” section below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters; or

●	with regard to clause (iii), the date a Permitted Transfer occurs.

Permitted Transfer. A “Permitted Transfer” means either a Qualified Transfer or a Qualified REIT Transfer (as defined below). A Cash Trap Event Period (see “Lockbox and Cash Management Section”) will be triggered if a Permitted Transfer does not occur prior to the monthly payment date occurring in March 2026 (6 months prior to the maturity date of the ExchangeRight 49 Whole Loan).

A “Qualified Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) ExchangeRight 49 Properties continues to be managed by a qualified manager; (iii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iv) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 49 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower; and (v) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 49 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity.

A “Qualified REIT Transfer” means any time following August 12, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 49 Borrower to an Approved REIT (as defined

A-3-82

Property Types – Various	Loan #8	Cut-off Date Balance:	$45,000,000
Property Addresses – Various	ExchangeRight 49	Cut-off Date LTV:	61.5%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 49 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 49 Whole Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 49 Whole Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 49 Borrower and any SPE component entity, (b) control the ExchangeRight 49 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 49 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 49 Borrower to an amount equal to or greater than 25% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 49 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 49 Borrower and SPE component entity (a “Qualified REIT Transfer”).

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

Property Management. The ExchangeRight 49 Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Rights of First Refusal. The single tenant at each of the following seven properties has a right of first refusal (“ROFR”) to purchase the related property: CVS Pharmacy – Waukegan, IL, Pick ‘n Save – Wauwatosa, WI, Valspar Industrial – Massillon, OH, Walgreens – Chicago (Foster Pl), IL, Walgreens – Galesburg, IL, Walgreens – Hesperia, CA, and Walgreens – Saint Joseph, MO. Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight 49 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-83

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

FAMILY
DOLLAR
DOLLAR
TREE
Family Dollar - Galena Park, TX

DOLLAR GENERAL
Dollar General - Uniontown, PA

Walgreens
Walgreens - Southfield, MI

SHERWIN-WILLIAMS
Sherwin Williams - Oak Forest, IL

HyVee
Hy-Vee - South Sioux City, NE

A-3-84

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

ONTARIO
MICHIGAN
Lake Huron
Lake Michigan
TORONTO
Lake Ontario
MILWAUKEE
Grand Rapids
Flint
Lansing
Southfield
London
Hamilton
BUFFALO
NY
DETROIT
Lake Erie
CHICAGO
Battle Creek
Toledo
CLEVELAND
PENN.
South Bend
INDIANA
Fort Wayne
OHIO
Akron
Canton
Kankakee
Lafayette
Lima
PITTSBURGH
Uniontown
INDIANAPOLIS
COLUMBUS
Terre Haute
Dayton
CINCINNATI
WEST VIRGINIA
Charleston
LOUISVILLE
KY
Lexington
Evansville
VA

ONTARIO
VERMONT
Portland
MAINE
Lake Ontario
Rochester
Syracuse
NEW YORK
Albany
Concord
Manchester
BOSTON
Worcester
Springfield
Providence
Holbrook
Hartford
CT
New Haven
Niantic
PENNSYLVANIA
Scranton
Bridgeport
NEW YORK
Newark
Allentown
Harrisburg
Reading
Trenton
NEW JERSEY
Atlantic Ocean
PHILADELPHIA
Wilmington
MD
BALTIMORE
Atlantic City
WASH. D.C.
Largo
DE

Aberdeen
St. Cloud
WISCONSIN
MINNEAPOLIS
ST. PAUL
SOUTH DAKOTA
MINNESOTA
Pierre
Rochester
Sioux Falls
La Crosse
Madison
Sioux City
South Sioux City
IOWA
Cedar Rapids
Rockford
NEBRASKA
OMAHA
Des Moines
Davenport
Lincoln
Peoria
ILLINOIS
Springfield
St. Joseph
KANSAS CITY
MISSOURI
KANSAS
Topeka
Columbia
Salina
Jefferson City
ST. LOUIS
WICHITA

Kyle
HOUSTON
Galena Park
Texas City
New Braunfels
SAN ANTONIO
Seguin
Rosenberg
Uvalde
Lake Jackson
Victoria
TEXAS
Beeville
Rockport
Alice
Corpus Christi
Nuevo Laredo
Laredo
Gulf of Mexico
Port Mansfield
Edinburg
McAllen
Weslaco
Harlingen
Brownsville
MEXICO
Reynosa
Matamoros

IN
OH
WV
WASH. DC
MD
LOUISVILLE
Lexington
Charleston
Richmond
Petersburg
KY
Roanoke
VA
VIRGINIA BEACH
NASHVILLE
Knoxville
Greensboro
Winston-Salem
Durham
RALEIGH
TN
CHARLOTTE
NC
Chattanooga
Fayetteville
Huntsville
ATLANTA
Athens
Columbia
Wilmington
SC
Conyers
Augusta
Charleston
Montgomery
GA
Savannah
AL
Atlantic Ocean
Albany
Dothan
Valdosta
FL
Tallahassee
JACKSONVILLE

ExchangeRight Net Leased Portfolio #51

1	Holbrook Shopping Center - Holbrook, MA	Holbrook, MA
2	Walgreens - Largo, MD	Largo, MD
3	Walgreens - Charlotte, NC	Charlotte, NC
4	Walgreens - Virginia Beach, VA	Virginia Beach, VA
5	Walgreens - Salem, OH	Salem, OH
6	Walgreens - Southfield, MI	Southfield, MI
7	Hy-Vee - South Sioux City, NE	South Sioux City, NE
8	Fresenius Medical Care - Conyers, GA	Conyers, GA
9	WellMed - McAllen, TX	McAllen, TX
10	Walgreens - Omaha, NE	Omaha, NE
11	WellMed - Corpus Christi, TX	Corpus Christi, TX
12	Bank of America - Niantic, CT	Niantic, CT
13	Verizon - Lansing, MI	Lansing, MI
14	Dollar General - Baltimore, MD	Baltimore, MD
15	Family Dollar - Galena Park, TX	Galena Park, TX
16	Sherwin Williams - Oak Forest, IL	Oak Forest, IL
17	Dollar General - Uniontown, PA	Uniontown, PA
18	Dollar General - Petersburg, VA	Petersburg, VA
19	O'Reilly - Kankakee, IL	Kankakee, IL
20	Dollar General - Kyle, TX	Kyle, TX
21	Citizen's Bank - Bay Village, OH	Bay Village, OH
22	Dollar General - Weslaco, TX	Weslaco, TX
23	Dollar General - Texas City, TX	Texas City, TX
24	Dollar General - Huntsville, AL	Huntsville, AL

A-3-85

No. 9 – ExchangeRight Net Leased Portfolio #51

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various - Various
	Original Principal Balance:	$44,450,000		Location(2):	Various
	Cut-off Date Balance:	$44,450,000		Size(2):	325,003 SF
	% of Initial Pool Balance:	3.4%		Cut-off Date Balance Per SF:	$136.77
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$136.77
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Year Built/Renovated(2):	Various / Various
	Guarantors:	ExchangeRight Real Estate, LLC		Title Vesting:	Fee
		David Fisher, Joshua Ungerecht and Warren Thomas		Property Manager:	NLP Management, LLC (borrower related)
	Mortgage Rate:	3.5600%		Current Occupancy (As of)(3):	100.0% (11/1/2021)
	Note Date:	October 26, 2021		YE 2020 Occupancy(3)(4):	NAV
	Seasoning:	0 months		YE 2019 Occupancy(4):	NAV
	Maturity Date:	November 1, 2026		YE 2018 Occupancy(4):	NAV
	IO Period:	60 months		YE 2017 Occupancy(4):	NAV
	Loan Term (Original):	60 months		As-Is Appraised Value(3)(5):	$79,265,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(3):	$243.89
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date(5):	Various
	Call Protection:	L(24),D(31),O(5)		Underwriting and Financial Information(3)
	Lockbox Type:	Hard/Springing Cash Management		YE 2020 NOI(4):	NAV
	Additional Debt:	None		YE 2019 NOI(4):	NAV
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(4):	NAV
				YE 2017 NOI(4):	NAV
				U/W Revenues:	$4,679,840
				U/W Expenses:	$140,395
Escrows and Reserves(1)				U/W NOI:	$4,539,445
	Initial	Monthly	Cap	U/W NCF:	$4,364,234
Taxes	$148,360	$40,670	NAP	U/W DSCR based on NOI/NCF:	2.83x / 2.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.2% / 9.8%
Replacement Reserve	$0	$5,524	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.2% / 9.8%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	56.1%
Environmental Reserve	$1,377,684	$0	NAP	LTV Ratio at Maturity:	56.1%
Deferred Maintenance	$87,774	$0	NAP

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$44,450,000	52.9%	Purchase price	$80,934,385	96.3%
Borrower Equity	39,626,499	47.1	Reserves	2,113,818	2.5
			Closing Costs	1,028,296	1.2
Total Sources	$84,076,499	100.0%	Total Uses	$84,076,499	100.0%

(1)	See “Escrows” section below for further discussion of reserve requirements.

(2)	See “The Properties” section below.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #51 Mortgage Loan more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between June 3, 2021 and September 23, 2021.

(5)	The individual appraisals are dated between August 24, 2021 through September 29, 2021.

The Mortgage Loan. The ninth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #51 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $44,450,000 and secured by the fee interests in 24 net leased, retail and medical office properties located in thirteen states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #51 Mortgage Loan is ExchangeRight - Net Leased Portfolio 51 DST (the “ExchangeRight Net Leased Portfolio #51 Borrower”), a Delaware statutory trust with at least one independent trustee, and legal counsel to the ExchangeRight Net Leased Portfolio #51 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan. The borrower

A-3-86

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 17 million square feet of commercial properties under management and owns more than 950 investment-grade retail and multifamily properties located in 40 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. The ExchangeRight Net Leased Portfolio #51 Borrower is an affiliate of the ExchangeRight 49 Borrower, and such borrowers have the same non-recourse carveout guarantors.

The ExchangeRight Net Leased Portfolio #51 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #51 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #51 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #51 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #51 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #51 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #51 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #51 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #51 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #51 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #51 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 23 single-tenant and 1 multi-tenant retail and medical office properties totaling 325,003 square feet and located across thirteen states. The ExchangeRight Properties are located in Nebraska (two properties, 24.8% of NRA and 10.3% of underwritten rent), Texas (six properties, 17.1% of NRA and 14.2% of underwritten rent), Massachusetts (1 property, 14.1% of NRA and 9.1% of underwritten rent), Maryland (two properties, 8.2% of NRA and 12.0% of underwritten rent), Virginia (two properties, 7.5% of NRA and 10.6% of underwritten rent) and Michigan (two properties, 5.6% of NRA and 11.8% of underwritten rent), with the nine remaining ExchangeRight Properties located in Alabama, Connecticut, Illinois, Georgia, North Carolina, Ohio and Pennsylvania. Built between 1947 and 2018, with 5 of the 24 properties built between 2010 and 2018 (inclusive), the ExchangeRight Properties range in size from 2,400 SF to 66,958 square feet.

The ExchangeRight Properties are leased to the following thirteen nationally recognized tenants operating in diverse retail or medical office segments: Family Dollar, WellMed, Walgreens, Verizon, Dollar General, Hy-Vee, Dollar Tree, O’Reilly, Citizen’s Bank, Tractor Supply, Bank of America, Fresenius Medical Care and Sherwin Williams. The ExchangeRight Properties have a weighted average remaining lease term of approximately 7.6 years. Leases representing 100.0% of NRA and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan. For the purposes of the preceding two sentences, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

A-3-87

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Holbrook Shopping Center Holbrook, MA	1961 / 2020	45,885	14.1%	Various(2)	$7,850,000	9.9%	$444,124	$9.68	9.1%	Various(3)
Walgreens Largo, MD	2008 / NAP	14,564	4.5%	3/12/2028	$7,100,000	9.0%	$446,813	$30.68	9.1%	5, 5-year
Walgreens Charlotte, NC	2007 / NAP	14,820	4.6%	9/30/2032	$6,730,000	8.5%	$387,000	$26.11	7.9%	None
Walgreens Virginia Beach, VA	2005 / NAP	14,480	4.5%	10/31/2030	$6,400,000	8.1%	$410,000	$28.31	8.4%	None
Walgreens Salem, OH	2004 / NAP	14,820	4.6%	12/31/2029	$6,270,000	7.9%	$369,996	$24.97	7.6%	None
Walgreens Southfield, MI	2002 / NAP	13,650	4.2%	5/30/2028	$5,750,000	7.3%	$415,000	$30.40	8.5%	None
Hy-Vee South Sioux City, NE	1990, 2002 / 2008	66,958	20.6%	7/31/2027	$5,000,000	6.3%	$318,051	$4.75	6.5%	1, 5-year
Fresenius Medical Care Conyers, GA	2010 / NAP	9,750	3.0%	7/31/2027	$3,550,000	4.5%	$221,787	$22.75	4.5%	2, 5-year
WellMed McAllen, TX	1976 / 2018	11,006	3.4%	4/1/2030	$3,290,000	4.2%	$199,539	$18.13	4.1%	2, 5-year
Walgreens Omaha, NE	1995 / NAP	13,500	4.2%	12/31/2026	$2,950,000	3.7%	$184,237	$13.65	3.8%	None
WellMed Corpus Christi, TX	2007 / 2016	9,202	2.8%	6/30/2030	$2,910,000	3.7%	$174,838	$19.00	3.6%	2, 5-year
Bank of America Niantic, CT	1950 / 1991, 2016	4,610	1.4%	9/30/2027	$2,550,000	3.2%	$152,088	$32.99	3.1%	4, 5-year
Verizon Lansing, MI	1997 / NAP	4,536	1.4%	6/8/2027	$2,510,000	3.2%	$159,159	$35.09	3.3%	None
Dollar General Baltimore, MD	1947 / 2012	12,089	3.7%	10/31/2027	$2,210,000	2.8%	$137,578	$11.38	2.8%	3, 5-year
Family Dollar Galena Park, TX	2015 / NAP	10,000	3.1%	9/30/2030	$1,975,000	2.5%	$116,106	$11.61	2.4%	6, 5-year
Sherwin Williams Oak Forest, IL	2018 / NAP	3,500	1.1%	2/29/2028	$1,850,000	2.3%	$112,875	$32.25	2.3%	2, 5-year
Dollar General Uniontown, PA	2013 / NAP	9,100	2.8%	1/31/2028	$1,775,000	2.2%	$113,094	$12.43	2.3%	3, 5-year
Dollar General Petersburg, VA	1950 / 2021	9,855	3.0%	4/30/2031	$1,760,000	2.2%	$105,492	$10.70	2.2%	5, 5-year
O’Reilly Kankakee, IL	2012 / NAP	6,000	1.8%	8/31/2027	$1,300,000	1.6%	$80,904	$13.48	1.7%	3, 5-year
Dollar General Kyle, TX	2004 / NAP	8,125	2.5%	9/30/2029	$1,230,000	1.6%	$68,400	$8.42	1.4%	2, 5-year
Citizen’s Bank Bay Village, OH	1967 / 2009	2,400	0.7%	7/31/2027	$1,200,000	1.5%	$73,606	$30.67	1.5%	2, 5-year
Dollar General Weslaco, TX	2007 / NAP	9,014	2.8%	11/30/2027	$1,120,000	1.4%	$72,750	$8.07	1.5%	3, 5-year
Dollar General Texas City, TX	2003 / NAP	8,125	2.5%	6/30/2030	$1,060,000	1.3%	$63,888	$7.86	1.3%	1, 5-year
Dollar General Huntsville, AL	2007 / NAP	9,014	2.8%	5/31/2027	$925,000	1.2%	$56,400	$6.26	1.2%	5, 5-year
Total/Weighted Average		325,003	100.0%		$79,265,000	100.0%	$4,883,725	$15.03	100.0%

(1)	For the purposes of the table and loan underwriting, the Walgreens leases, with the exception of Walgreens - Largo, MD, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

(2)	Holbrook Shopping Center has multiple tenants with lease expiration dates. Holbrook Shopping Center - Tractor Supply has a lease expiration date of February 28, 2035. Holbrook Shopping Center - Dollar Tree has a lease expiration date of April 30, 2030. Holbrook Shopping Center - Family Dollar has a lease expiration date of April 30, 2030. Holbrook Shopping Center - Bank of America has a lease expiration date of March 31, 2028.

(3)	Holbrook Shopping Center has multiple tenants with renewal options. Holbrook Shopping Center - Tractor Supply has 3,5-year renewal options. Holbrook Shopping Center - Dollar Tree has 4,5-year renewal options. Holbrook Shopping Center - Family Dollar has 4,5-year renewal options. Holbrook Shopping Center - Bank of America has 2,5-year renewal options.

A-3-88

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Walgreens	BBB-/Baa2/BBB	85,834	26.4%	$25.78	$2,213,046	45.3%
Hy-Vee	NR/NR/NR	66,958	20.6%	$4.75	$318,051	6.5%
Dollar General	NR/Baa2/BBB	65,322	20.1%	$9.45	$617,602	12.6%
Tractor Supply	NR/Baa1/BBB	23,455	7.2%	$10.22	$239,621	4.9%
Family Dollar	NR/NR/NR	20,315	6.3%	$9.75	$198,160	4.1%
WellMed	A/A3/A+	20,208	6.2%	$18.53	$374,377	7.7%
Dollar Tree	NR/Baa2/BBB	12,114	3.7%	$7.78	$94,290	1.9%
Fresenius Medical Care	BBB-/Baa3/BBB	9,750	3.0%	$22.75	$221,787	4.5%
O’Reilly	NR/Baa1/BBB	6,000	1.8%	$13.48	$80,904	1.7%
Bank of America	AA-/A2/A-	4,611	1.4%	$39.09	$180,248	3.7%
Verizon	A-/Baa1/BBB+	4,536	1.4%	$35.09	$159,159	3.3%
Sherwin Williams	BBB/Baa2/BBB	3,500	1.1%	$32.25	$112,875	2.3%
Citizen’s Bank	BBB+/NR/BBB+	2,400	0.7%	$30.67	$73,606	1.5%
Total Major Tenants		325,003	100.0%	$15.03	$4,883,725	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		325,003	100.0%	$15.03	$4,883,725	100.0%

Vacant Space		0	0.0%

Collateral Total		325,003	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	13,500	4.2%	13,500	4.2%	$184,237	3.8%	$13.65
2027	9	124,371	38.3%	137,871	42.4%	$1,272,323	26.1%	$10.23
2028	5	40,815	12.6%	178,686	55.0%	$1,115,942	22.9%	$27.34
2029	2	22,945	7.1%	201,631	62.0%	$438,396	9.0%	$19.11
2030	7	75,242	23.2%	276,873	85.2%	$1,140,714	23.4%	$15.16
2031	1	9,855	3.0%	286,728	88.2%	$105,492	2.2%	$10.70
Thereafter	2	38,275	11.8%	325,003	100.0%	$626,621	12.8%	$16.37
Vacant	0	0	0.0%	325,003	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	27	325,003	100.0%			$4,883,725	100.0%	$15.03
(1)	Information is based on the underwritten rent roll.

(2)	For the purposes of the table and loan underwriting, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

A-3-89

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	11/1/2021(2)
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between June 3, 2021 and September 23, 2021. Historical occupancy for the portfolio of ExchangeRight Properties is not available.

(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Gross Potential Rent	$4,883,725	99.9%	$15.03
Recoveries	0	0.0	0.00
Other Income	4,814	0.1	0.01
Net Rental Income	$4,888,539	100.0%	$15.04
Less Vacancy & Credit Loss	(208,699)	(4.3)	(0.64)
Effective Gross Income	$4,679,840	95.7%	$14.40

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	140,395	3.0	0.43
Total Operating Expenses	$140,395	3.0%	$0.43

Net Operating Income	$4,539,445	97.0%	$13.97
Replacement Reserves	48,750	1.0	0.15
TI/LC	126,460	2.7	0.39
Net Cash Flow	$4,364,234	93.3%	$13.43

NOI DSCR	2.83x
NCF DSCR	2.72x
NOI Debt Yield	10.2%
NCF Debt Yield	9.8%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties were acquired by the borrower sponsor between June 3, 2021 and September 23, 2021.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The ExchangeRight Properties were valued individually between August 24, 2021 and September 29, 2021, with the individual values reflecting an aggregate “as-is” appraised value of $79,265,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated from May 20, 2021 to October 19, 2021 identified recognized environmental conditions (“RECs”) and controlled recognized environmental conditions (“CRECs”) at certain of the ExchangeRight Properties as follows: (i) with respect to the Dollar General – Petersburg, VA property, a REC related to a dry cleaner on an adjacent parcel and a CREC related to a historical adjacent gas station, (ii) with respect to the Walgreens – Charlotte, NC property, a CREC related to historic use of the property by a gas station and a dry cleaner and an open release case, (iii) with respect to the Sherwin Williams - Oak Forest, IL property, a REC related to releases from a former adjoining gas station, (iv) with respect to the Walgreens - Southfield, MI property, two RECs related to impacts from a former gas station and dry cleaners, (v) with respect to the Verizon - Lansing, MI property, a REC related to former use as a gas station, (vi) with respect to the Walgreens - Omaha, NE property, a CREC related to former use as a gas station, (vii) with respect to the Walgreens - Virginia Beach, VA property, a CREC related to former use as a gas station, (viii) with respect to the Holbrook Shopping Center - Holbrook, MA property, a REC related to former dry cleaner tenants, and (ix) with respect to the Family Dollar - Galena Park, TX property, a REC related to historic use as a gas and service station. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

A-3-90

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

COVID-19 Update. As of October 18, 2021, the ExchangeRight Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination approximately $148,360 for real estate taxes. The ExchangeRight Net Leased Portfolio #51 Borrower will be required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $40,670 per month, except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #51 Borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the taxes has been materially jeopardized. For the purpose of real estate taxes, “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) Bank of America – Niantic, CT; (ii) Fresenius Medical Care – Conyers, GA; (iii) O’Reilly - Kankakee, IL; (iv) Walgreens – Largo, MD; (v) Verizon – Lansing, MI; (vi) Walgreens – Southfield, MI; (vii) Walgreens – Omaha, NE; (viii) Walgreens – Charlotte, NC; (ix) Citizens Bank – Bay Village, OH; (x) Walgreens – Salem, OH; (xi) Family Dollar – Galena Park, TX; (xii) WellMed – McAllen, TX; and (xiii) Walgreens – Virginia Beach, VA ExchangeRight Properties

Insurance – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination $0.00 for insurance premiums. If the casualty and liability insurance with respect to the ExchangeRight Properties are maintained under a lender-approved blanket policy and no event of default is continuing under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, the ExchangeRight Net Leased Portfolio #51 Borrower will not be required to make monthly deposits into an insurance reserve. If such conditions are not satisfied, the ExchangeRight Net Leased Portfolio #51 Borrower will be required to make deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #51 Borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. For the purpose of insurance premiums, “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) Bank of America – Niantic, CT; (ii) Holbrook Shopping Center – Holbrook, MA (all tenants except Family Dollar); (iii) Dollar General – Huntsville, AL; (iv) Walgreens – Largo, MD; (v) Verizon – Lansing, MI; (vi) Walgreens – Southfield, MI; (vii) Hy-Vee – South Sioux City, NE; (viii) Walgreens – Charlotte, NC; (ix) Citizens Bank – Bay Village, OH; (x) Walgreens – Salem, OH; (xi) Dollar General – Uniontown, PA; (xii) WellMed – Corpus Christi, TX; (xiii) Family Dollar – Galena Park, TX; (xiv) Dollar General – Kyle, TX; (xv) Dollar General – Texas City, TX; (xvi) WellMed – McAllen, TX; (xvii) Dollar General – Weslaco, TX; (xviii) Dollar General – Petersburg, VA; and (xix) Walgreens – Virginia Beach, VA ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #51 Mortgage Loan documents provide for an upfront deposit of $87,774 for required repairs, including repairs of retaining walls, roofing, pavement, facades, sidewalks, landscaping, signage, fire alarm inspection and other items.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #51 Borrower is required to deposit monthly for approved capital expenses an amount equal to one-twelfth of the product obtained by multiplying $0.39 by the aggregate rentable square feet of space at the ExchangeRight Properties (excluding the following tenants (i) O’Reilly - Kankakee, IL, (ii) the Bank of America tenant at the Holbrook Shopping Center – Holbrook, MA, (iii) Verizon – Lansing, MI, (iv), Walgreens – Southfield, MI, (v) Hy-Vee – South Sioux City, NE, (vi) Walgreens – Charlotte, NC, (vii) Citizens Bank – Bay Village, OH, (viii) Walgreens – Salem, OH, (ix) Dollar General – Uniontown, PA, (x) Family Dollar – Galena Park, TX and (xi) Walgreens – Virginia Beach, VA, in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #51 Borrower provides proof of payment by the tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #51 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the capital expenses has been materially jeopardized. Initially such monthly deposit equals approximately $5,524.

A-3-91

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #51 Borrower deposited at loan origination $500,000 for tenant improvements and leasing commissions. During a Cash Management Period (as defined below), the ExchangeRight Net Leased Portfolio #51 Borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $18,959) for tenant improvements and leasing commissions.

Environmental Reserve – At origination, approximately $1,377,684 was deposited into a reserve for potential environmental work relating to recognized environmental conditions and/or controlled recognized environmental conditions at certain of the ExchangeRight Properties.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #51 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #51 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #51 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #51 Borrower (or ExchangeRight Net Leased Portfolio #51 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #51 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, (iii) to make the next monthly deposits into the capital expenses reserve and the rollover reserve (to the extent required) as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #51 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #51 Borrower or ExchangeRight Net Leased Portfolio #51 Master Tenant.

A “Cash Management Period” means a period:

(i) commencing upon an event of default under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan and ending when such event of default has been cured, or

(ii) commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.55x as of the end of each of two consecutive calendar quarters, or

(iii) commencing on the payment date that occurs in July, 2026 (four months before the maturity date of the ExchangeRight Net Leased Portfolio #51 Mortgage Loan), unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. A “Qualified Transfer” means any time following October 26, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #51 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the ExchangeRight Net Leased Portfolio #51 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #51 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #51 Borrower and ExchangeRight Net Leased Portfolio #51 Master Tenant, (v) the delivery of a REMIC opinion, a non-consolidation opinion and other opinions required by the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy

A-3-92

Property Types – Various	Loan #9	Cut-off Date Balance:	$44,450,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #51	Cut-off Date LTV:	56.1%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	10.2%

proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #51 Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following six ExchangeRight Properties has a right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase the related ExchangeRight Property: Citizens’ Bank – Bay Village, OH, Family Dollar - Galena Park, TX, Walgreens - Charlotte, NC, Walgreens - Salem, OH, Walgreens - Southfield, MI, and Walgreens - Virginia Beach, VA. In each case, such ROFR or ROFO (i) will not be applicable in the instance of a foreclosure or a deed in lieu of foreclosure and (ii) will apply to subsequent transfers of the applicable ExchangeRight Property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #51 Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 12 month extended period of indemnity, provided that such coverage is commercially available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-93

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

A-3-94

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

PARK ROW
PARKING GARAGE
TEN WEST
WOOD GROUP MUSTANG
199,001 SF
2/1/2032 LEASE
EXPIRATION
BARKER CYPRESS ROAD
INNOVATION PARK DRIVE
INTERSTATE 10 FRONTAGE ROAD
N

A-3-95

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

HOUSTON
The Woodlands
Spring
Atascocita
Katy
Sugar Land
Pasadena
La Porte
Baytown
Pearland
League City
Texas City
Missouri City
Barker Cypress
Kieth Harrow Blvd
Bear Creek Village
Little York Rd
Toshiba Intl. Corp.
Tanner Rd
West Point Plaza
Old Newbe Center
Queenston Blvd
Eldridge Pkwy
Clay Rd
Clay Rd
Clay Rd
Pine Forest Country Club
Bear Creek Golf Course
Bear Creek Pioneers Park
Northwest Houston
West Houston Airport
Houston Harris County Fair
Bear Creek Comm. Ctr
Patterson Rd
HARRIS COUNTY
N. Fry Rd
Greenhouse Rd
Barker Cypress Rd
Saums Rd
HOUSTON
Eldridge Pkwy
Gardens at Westgreen
Crossing at Fry Road
Houston Comm. College - Katy Campus
Houston Methodist West Hospital
Texas Children's Hospital West Campus
Park Row
Park Row
Westgate Marketplace
Energy Center One
Conoco Phillips
Shell Oil Company
Downtown Houston 17 miles
Katy Frwy
Green Tree Center
BP Energy
ExxonMobil
Energy Corridor
Darrell Tully Stadium
Kingsland Blvd
Houston Methodist St. Catherine Hospital
Marubeni Oil & Gas
Memorial Drive
Don Coleman Coliseum
Ten West One
17420 Katy Freeway
Houston, TX 77084
Calliope Shopping Center
Westgreen Blvd
Buffalo Bayou
Dairy Ashford Rd
Kirkwood Rd
S. Fry Rd
Briar Forest Dr
Eldridge Pkwy
Westside
George Bush Park
Addicks Satsuma Rd
Westheimer Pkwy
Westheimer Rd
Westheimer Commons
Westchase Shopping Center
West Oaks Mall
Market Square
Synott Rd
Richmond Ave
Westheimer Pkwy
West Houston Medical Center
SHELL TECHNOLOGY CENTER
Westpark Dr
Addicks Clodine Rd
Royal Oaks CC
FORT BEND COUNTY
S. Barker Cypress Rd
Clog Outlet Warehouse
Westpark Tollway
Westpark Tollway
Alief Amity Park
Presidio Square
Synott Rd
Bellaire Blvd
Bellaire Blvd
Pavilion Village
Lakes of Bellaire

A-3-96

No. 10 – Ten West One

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$40,260,000		Location:	Houston, TX
	Cut-off Date Balance:	$40,260,000		Size:	199,001 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF:	$202.31
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$202.31
	Borrower Sponsor:	Ellingstone Advisors, LLC		Year Built/Renovated:	1998/2015
	Guarantor(1):	NAP		Title Vesting:	Fee
	Mortgage Rate:	3.8600%		Property Manager:	Madison Marquette Real Estate Services LLC
	Note Date:	October 21, 2021		Current Occupancy (As of)(4):	100.0% (11/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy(4):	100.0%
	Maturity Date:	November 1, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$68,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$341.71
	Call Protection:	L(24),D(89),O(7)		As-Is Appraisal Valuation Date:	September 10, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(2):	Yes		YTD Annualized NOI (8/31/2021):	$4,400,214
	Additional Debt Type (Balance)(2):	Future Mezzanine		YE 2020 NOI:	$4,310,989
				YE 2019 NOI:	$4,211,558
				YE 2018 NOI:	$4,048,805
				YE 2017 NOI:	NAV
				U/W Revenues:	$4,211,545
				U/W Expenses:	$264,657
Escrows and Reserves(3)				U/W NOI:	$3,946,888
	Initial	Monthly	Cap	U/W NCF:	$3,632,467
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.50x / 2.31x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.8% / 9.0%
Replacement Reserve:	$0	$3,317	$59,700	U/W Debt Yield at Maturity based on NOI/NCF:	9.8% / 9.0%
				Cut-off Date LTV Ratio:	59.2%
				LTV Ratio at Maturity:	59.2%

Sources and Uses
Sources			Uses
Whole Loan Amount	$40,260,000	58.6%	Purchase price	$67,100,000	97.7%
Borrower Equity	28,426,186	41.4	Closing Costs	1,586,186	2.3
Total Sources	$68,686,186	100.0%	Total Uses	$68,686,186	100.0%

(1)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Ten West One Mortgage Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section below.

(3)	See “Escrows” below for further discussion of reserve requirements.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Ten West One Mortgage Loan more severely than assumed in the underwriting of the Ten West One Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The tenth largest mortgage loan (the “Ten West One Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,260,000 and secured by a first priority fee mortgage encumbering a 199,001 square foot office property located in Houston, Texas (the “Ten West One Property”).

The Borrower and the Borrower Sponsors. The borrower is 10West1 Property Company LLC (the “Ten West One Borrower”), a single-purpose Delaware limited liability company with one independent director in its organizational structure. The Ten West One Borrower is owned by 10West1 Property Corp. whose sole member is GSS Property Services LVII, Inc., which is owned by Kevin J. Corrigan (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). Kevin P. Burns and Bernard J. Angelo are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The borrower sponsor is Ellingstone Advisors, LLC. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Ten West One Mortgage Loan. In order to facilitate a Shari’ah compliant structure, the Ten West One Borrower has master leased the Ten West One Property to a master

A-3-97

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

tenant (the “Ten West One Master Tenant”) owned by QFB-EA 10West1 LLC, which in turn is 1.0% indirectly owned by Rishy Mehrotra, the sole member of Ellingstone Advisors, LLC and 99.0% indirectly owned by Qatar First Bank. The Ten West One Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has one independent director. The Ten West One Master Tenant leases the entire Ten West One Property to Wood Group USA, Inc.

The Property. The Ten West One Property is a Class A, 4-story single tenant office property totaling 199,001 square feet located in Houston, Texas. The Ten West One Property was built in 1998 on a 9.72 acre site and offers floor to ceiling glass walls, an expansive front lobby, kitchen and conference rooms. The Ten West One Property is fully occupied by Wood Group USA, Inc. pursuant to a lease expiring on February 29, 2032. Since 2012, approximately $13.0 million has been spent on tenant improvements and building improvements, including cooling tower replacement, building automation upgrades and roof repairs. The Ten West One Property offers 878 on-site parking garage and surface spaces, resulting in a parking ratio of 4.41 spaces per 1,000 square feet of net rentable area.

The Ten West One Property is located within the Park Ten office park, which is a 550 acre master planned business park. Historically, John Wood Group PLC, the parent company of the sole tenant, and its affiliates (the “Wood Group”) occupied five buildings within the Park Ten office park, including the Ten West One Property. However, in 2022, the Wood Group is expected to consolidate to three buildings, including the Ten West One Property and the adjacent Westgate II and III buildings, which are not part of the collateral.

Tenant.

Wood Group USA, Inc. (199,001 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). Wood Group USA, Inc. is a subsidiary of John Wood Group PLC, an energy service company, which engages in the provision of engineering, production support, maintenance management and industrial gas turbine overhaul, and repair services to the oil and gas and power generation industries. The company was founded by Ian Wood in 1982 and is headquartered in the United Kingdom. John Wood Group PLC employs approximately 40,000 individuals across 60 countries. Wood Group USA, Inc. has occupied space at the Ten West One Property since 2001, has a lease expiration date of February 29, 2032 and one, ten-year extension option or two, five-year extension options remaining.

The following table presents certain information relating to the major tenants at the Ten West One Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Wood Group USA, Inc.	NR/NR/NR	199,001	100.0%	$22.75	$4,527,273	100.0%	2/29/2032	(3)	N
Total Major Tenants		199,001	100.0%	$22.75	$4,527,273	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		199,001	100.0%	$22.75	$4,527,273	100.0%

Vacant Space		0	0.0%

Collateral Total		199,001	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Wood Group USA, Inc. may elect to renew the lease for one, ten-year period or two, independent five-year periods.

A-3-98

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the Ten West One Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	199,001	100.0%	199,001	100.0%	$4,527,273	100.0%	$22.75
Vacant	0	0	0.0%	199,001	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	199,001	100.0%			$4,527,273	100.0%	$22.75
(1)	Information is based on the underwritten rent roll.

The following table presents historical occupancy percentages at the Ten West One Property:

Historical Occupancy

12/31/2018	12/31/2019	12/31/2020	11/1/2021
100%	100%	100%	100.0%(1)

(1)	Information based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ten West One Property:

Cash Flow Analysis(1)

	2018	2019	2020	8/31/2021 YTD Ann	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$4,049,339	$4,212,188	$4,311,688	$4,402,897	$4,527,273	96.7%	$22.75
Reimbursements	88,040	90,095	104,919	162,802	152,921	3.3	0.77
Net Rental Income	$4,137,379	$4,302,283	$4,416,608	$4,565,699	$4,680,194	100.0%	23.52
Less Vacancy & Credit Loss	0	0	$0	0	(468,648)	(10.4)	(2.36)
Effective Gross Income	$4,137,379	$4,302,283	$4,416,608	$4,565,699	$4,211,545	100.0%	21.16

Real Estate Taxes	0	0	0	0	0	0.0	0.00
Insurance	46,682	48,918	60,774	106,007	114,636	2.7	0.58
Other Operating Expenses	41,891	41,807	44,844	59,478	150,021	3.6	0.75
Total Operating Expenses	$88,573	$90,725	$105,618	$165,485	$264,657	6.3%	1.33

Net Operating Income	$4,048,805	$4,211,558	$4,310,989	$4,400,214	$3,946,888	93.7%	19.83
Replacement Reserves	0	0	0	0	39,800	0.9	0.20
TI/LC	0	0	0	0	274,621	6.5	1.38
Net Cash Flow	$4,048,805	$4,211,558	$4,310,989	$4,400,214	$3,632,467	86.3%	18.25

NOI DSCR	2.57x	2.67x	2.74x	2.79x	2.50x
NCF DSCR	2.57x	2.67x	2.74x	2.79x	2.31x
NOI Debt Yield	10.1%	10.5%	10.7%	10.9%	9.8%
NCF Debt Yield	10.1%	10.5%	10.7%	10.9%	9.0%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

A-3-99

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

Appraisal. The appraisal concluded to an “as-is” value as of September 10, 2021 of $68,000,000.

Environmental Matters. According to the Phase I environmental report dated August 31, 2021, there was no evidence of any recognized environmental conditions at the Ten West One Property.

COVID-19 Update. As of October 21, 2021, the borrower sponsor has reported that the single tenant has paid its September 2021 rent and the Ten West One Property is open and operating, however, the tenant may have limited the number of employees at the property in response to the COVID threat level. There have been no lease modifications or rent relief requests.

Market Overview and Competition. The Ten West One Property is located in Houston, Texas, within the Katy Freeway West office submarket of the Houston office market. Primary access to the neighborhood is provided by Interstate 10. Major thoroughfares include State Highway 6, State Highway 99, Barker Cypress Road, and Park Row. The Ten West One Property is in close proximity to the Houston Central Business District and the George Bush Intercontinental Airport. According to the appraisal, as of the second quarter of 2021, the vacancy rate in the Katy Freeway West office submarket was approximately 23.3%, with average asking rents of $26.32 per square foot and inventory of approximately 28.0 million square feet. According to the appraisal, as of the second quarter of 2021, the vacancy rate in the Houston office market was approximately 18.8%, with average asking rents of $28.86 per square foot and inventory of approximately 341.5 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Ten West One Property was 10,636, 73,339 and 261,973, respectively. The 2021 median household income within the same one-, three- and five-mile radius was $75,168, $78,828 and $74,818, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Ten West One Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent
Market Rent (PSF)	$22.00
Lease Term (Mos.)	132
Lease Type (Reimbursements)	NNN
Rent Escalations	$0.50/ SF per annum

Source: Appraisal.

The following table presents comparable office leases with respect to the Ten West One Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Ten West One (subject)(1) Houston, TX	1998	199,001	Wood Group USA, Inc.	199,001	Mar. 2001	$22.75	NNN
Greenhouse at Park Row Houston, TX	2014	114,414	Apara Autism Center	6,665	Dec. 2020	$22.00	NNN
LaCenterra at Cinco Ranch Katy, TX	2007	96,097	Confidential	1,201	Mar. 2020	$21.50	NNN
Energy Crossing I & II Houston, TX	2012	567,570	Confidential	3,717	Sep. 2019	$24.50	NNN
Energy Tower I Houston, TX	1998	325,797	Paychex North America	4,714	Apr. 2019	$23.00	NNN

Source: Appraisal.

(1)	Information based on the underwritten rent roll.

Escrows.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the Ten West One Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Ten West One Property.

Insurance – The Ten West One Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as either (i) both (y) no Cash Sweep Period exists, and (z) Wood Group USA, Inc. is obligated to pay the insurance premiums for all of the required insurance policies directly to the applicable insurer(s) under the terms of its lease, or (ii) a blanket insurance policy reasonably acceptable to the lender is in effect with respect to the policies required under the Ten West One Mortgage Loan documents and the borrower is required to provide the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums at least 10 days prior to the expiration date of the policies.

A-3-100

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

Replacement Reserve –The Ten West One Mortgage Loan documents provide for ongoing monthly deposits of approximately $3,317 into a reserve for approved capital expenditures; provided that such monthly deposits are not required at any time that such deposits would cause the funds in such reserve to exceed $59,700.

Lockbox and Cash Management. The Ten West One Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to notify all tenants of the Ten West One Property to deposit all rents directly into the lockbox account, and to deposit or cause to be deposited any rents or other income received by the borrower or property manager or Ten West One Master Tenant into the lockbox account within one business day of receipt. If no Cash Sweep Period exists, all funds in the lockbox account are required to be disbursed to the borrower’s operating account. During the existence of a Cash Sweep Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows,” (ii) to pay debt service on the Ten West One Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve as described above under “Escrows,” (iv) if no event of default or Loan Maturity Event (as defined below) exists, to pay (a) operating expenses set forth in the lender-approved annual budget and other lender-approved operation and maintenance expenses and (b) tenant improvement costs and leasing commissions in connection with re-letting the space occupied by the applicable Major Tenant (as defined below) pursuant to a lease on Approved Lease Terms (as defined below), and (v) if an event of default (upon which the lender may apply funds in the cash management account to the debt and other obligations of the borrower in its discretion) does not exist, to transfer any remainder (a) if a Cash Sweep Period otherwise exists, into an excess cash flow reserve to be held as additional security for the Ten West One Mortgage Loan during the continuance of such Cash Sweep Period and (b) if no Cash Sweep Period exists, to the borrower’s operating account.

“Cash Sweep Period” means a period:

(i)	Commencing upon an event of default under the Ten West One Mortgage Loan documents, and ending upon the cure, if applicable, of such event of default to the lender’s sole reasonable satisfaction; or

(ii)	Commencing upon the date that is 18 months prior to the stated maturity date of the Ten West One Mortgage Loan (a “Loan Maturity Event”) and ending on the date that the Major Tenant has renewed or extended its lease on Loan Maturity Approved Lease Terms (as defined below) or a replacement tenant for Major Tenant has entered into a lease on Loan Maturity Approved Lease Terms; or

(iii)	Commencing if Major Tenant “goes dark” or vacates (or gives notice of its intent to do so) more than 30% of its space unless either (y) an Excused Closing (as defined below) is continuing and no Excused Closing Termination (as defined below) has occurred, or (z) subtenant(s) under sublease(s) on Approved Lease Terms occupy at least 30% of the space demised under the Major Tenant’s lease and said Major Tenant is (or continues to be) the obligor or guarantor of said sublease(s), and ending if either (1) the Major Tenant is open for business and in occupancy in at least 85% of the space demised under its lease on Approved Lease Terms, or (2) a replacement tenant(s) has entered into a new lease(s) for at least 85% of the space demised under the Major Tenant’s lease on Approved Lease Terms; or

(iv)	Commencing if the Major Tenant files (or gives notice of its intent to file) a voluntary bankruptcy or insolvency petition or is the subject of an involuntary bankruptcy or insolvency petition and ending if (1) the Major Tenant’s lease is affirmed in bankruptcy on Approved Lease Terms, or (2) a replacement tenant(s) has entered into a new lease(s) for at least 85% of the space demised under the Major Tenant’s lease on Approved Lease Terms.

The borrower may avoid or terminate a Cash Sweep Period due to a Loan Maturity Event by providing to the lender, within 10 days of written notice from the lender to the borrower of the occurrence of a Cash Sweep Period solely due to a Loan Maturity Event, a letter of credit meeting the requirements of the loan documents in an amount equal to $30.00 per square foot for each square foot of space at the Ten West One Property that is not subject to a lease that would prevent or cure a Loan Maturity Event as of the date that is 18 months prior to the stated maturity date.

“Major Tenant” means (i) Wood Group USA, Inc., (ii) any tenant under a lease which individually or when aggregated with all other leases at the Ten West One Property with the same tenant or its affiliates, either (A) accounts for 25% or more of the Ten West One Property’s aggregate total rental income, or (B) demises 50,000 square feet or more of the Ten West One Property’s gross leasable area, (iii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Ten West One Property, (iv) any lease with an affiliate of the borrower or Ten West One Master Tenant or (v) any instrument guaranteeing or providing credit support for a lease meeting the requirements of clauses (i) through (iv) above.

“Loan Maturity Approved Lease Terms” means that (i) the Major Tenant’s lease has been renewed or extended or a new lease(s) has been entered into (in either case, the “Applicable Lease”), each after having been given prior written reasonable approval by the lender, subject to certain deemed approval conditions set forth in the loan agreement; (ii) the replacement tenant(s) (if other than the existing Major Tenant) has been reasonably approved by the lender, and Major Tenant or the replacement tenant(s) then has creditworthiness or a credit rating as measured by all of the national credit rating agencies equal to or greater than the creditworthiness or credit rating of the Major Tenant as of the origination date; (iii) the Applicable Lease has an initial lease term that does not expire or terminate prior to the date that is at least 36 months following the stated maturity date of the Ten West One Mortgage Loan; (iv) the replacement tenant(s) has taken (or in the case of the existing Major Tenant, is continuing) occupancy of the applicable space and is open and operating its business therein; (v) the Applicable Lease has a total per annum rent equal to at least $4,500,000 triple net; (vi) Major Tenant or the replacement tenant(s) is paying its full unabated base monthly rent and there is no free or abated rent under the Applicable Lease unless the amount of such free or abated rent has been escrowed with the lender; (vii) all tenant improvement costs and leasing commissions due under the Applicable Lease have either been paid in

A-3-101

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

full by the borrower, lien-free, or an amount equal to said tenant improvement costs and leasing commissions has been escrowed with the lender; and (viii) the borrower has delivered to the lender an estoppel certificate from Major Tenant or the replacement tenant(s), as applicable, confirming items (iii) through (vii) above.

“Approved Lease Terms” means that (i) a lease (or renewal of a Major Tenant’s lease) has been entered into after prior written reasonable approval by the lender; (ii) the tenant (if other than the existing Major Tenant in question) has been reasonably approved by the lender; (iii) the tenant has taken (or in the case of the existing Major Tenant in question, is continuing) occupancy of the applicable space and is open and operating its business therein; (iv) the tenant is paying its full unabated base monthly rent under its lease; and (v) the borrower has delivered to the lender a reasonably acceptable estoppel certificate from such tenant confirming items (iii) and (iv) above.

“Excused Closing” means a complete or partial closing of Major Tenant’s business at the Ten West One Property due to any of the following: (a) mandated government closure by the applicable governmental authority or (b) the temporary restricted presence of the employees of Major Tenant due to the COVID-19 pandemic (as each such condition is reasonably determined by the lender).

“Excused Closing Termination” means an Excused Closing is no longer in effect in the event that (a) Major Tenant is not in occupancy of at least 65% of the space demised under Major Tenant’s lease between the time period commencing on the date that is 12 months after the loan origination date through the date that is 30 months after the loan origination date, provided that either (y) the Harris County Public Health Department ceases to publish COVID-19 color-coded “Threat Levels” (as described on the website hereinafter described) or (z) the Harris County Public Health Department continues to publish COVID-19 color-coded Threat Levels (accessible through the “Harris County / City of Houston COVID-19 Data Hub” website) and both of the following conditions are true: (1) the Harris County Threat Level is at “Yellow” (as described on said website) or lower and (2) the Harris County Public Health Department COVID-19 Threat Level has been at “Yellow” for a continuous period of at least ninety 90 days prior, or (b) after the date that is 30 months after the loan origination date, regardless of whether the Harris County Public Health Department continues to publish COVID-19 color-coded Threat Levels.

Property Management. The Ten West One Property is managed by Madison Marquette Real Estate Services LLC, as oversight manager, as well as by the tenant, Wood Group USA, Inc., as tenant manager.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The owner of the direct equity interests in the borrower is permitted to obtain a mezzanine loan secured by 100% of the direct equity interests in the borrower, provided that, among other conditions, the aggregate loan-to-value ratio of the Ten West One Mortgage Loan and the mezzanine loan does not exceed 60.0%, the aggregate debt service coverage ratio of the Ten West One Mortgage Loan and the mezzanine loan is at least 1.63x, the aggregate debt yield of the Ten West One Mortgage Loan and the mezzanine loan is at least 9.05%, the mezzanine lender enters into an intercreditor agreement with the lender on the lender’s then-standard form of intercreditor agreement with commercially reasonable modifications appropriate for loans of a similar size and structure and acceptable to the lender, and if the Ten West One Mortgage Loan is still structured on a Shari’ah compliant basis, appropriate documentation for and from the Ten West One Master Tenant, including a Shari’ah-compliant mezzanine instrument, pledge of equity interests in the Ten West One Master Tenant, and amendments to the master lease, will be implemented to effectuate the mezzanine loan.

Letter of Credit. None; however, a letter of credit may be provided to avoid or terminate a Cash Sweep Period due to a Loan Maturity Event as described above under “Lockbox and Cash Management.”

Right of First Offer / Right of First Refusal. The Ten West One Master Tenant has an option to purchase the Ten West One Property on and after the monthly payment date in May, 2031, which purchase option is conditional upon payment by the Ten West One Master Tenant of (i) all rent due under the master lease on or prior to the purchase date, (ii) an amount equal to the unpaid acquisition cost (which acquisition cost is equal to the original principal balance of the Ten West One Mortgage Loan) and (iii) any yield maintenance premium then applicable. The Ten West One Master Tenant also has a purchase option to purchase the Ten West One Property if the Ten West One Property is damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium. In addition, a parent entity of the Ten West One Master Tenant has the right at any time to purchase 100% of the shares of a parent company of the Ten West One Borrower at a price equal to $100.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Ten West One Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required

A-3-102

Office – Suburban	Loan #10	Cut-off Date Balance:	$40,260,000
17420 Katy Freeway	Ten West One	Cut-off Date LTV:	59.2%
Houston, TX 77084		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	9.8%

to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-103

No. 11 – Village at Jordan Creek Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Retail – Power Center
Original Principal Balance:	$40,000,000			Location:	West Des Moines, IA
Cut-off Date Balance:	$39,943,059			Size:	264,533 SF
% of Initial Pool Balance:	3.0%			Cut-off Date Balance Per SF:	$150.99
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF:	$119.02
Borrower Sponsor(1):	BAM, BPY or Brookfield REIT			Year Built/Renovated:	2004-2020/NAP
Guarantor:	BPR Nimbus LLC			Title Vesting:	Fee
Mortgage Rate:	3.6770%			Property Manager:	Brookfield Properties Retail Inc. (borrower affiliated)
Note Date:	September 30, 2021			Current Occupancy (As of)(2):	84.1% (8/31/2021)
Seasoning:	1 month			YE 2020 Occupancy(2):	83.6%
Maturity Date:	October 1, 2031			YE 2019 Occupancy:	95.1%
IO Period:	0 months			YE 2018 Occupancy:	96.5%
Loan Term (Original):	120 months			YE 2017 Occupancy:	95.1%
Amortization Term (Original):	360 months			As-Is Appraised Value(2):	$65,000,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF(2):	$245.72
Call Protection:	L(25),D(88),O(7)			As-Is Appraisal Valuation Date:	August 25, 2021
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(2)
Additional Debt:	None			TTM 7/31/2021 NOI:	$4,078,231
Additional Debt Type (Balance):	NAP			YE 2020 NOI:	$3,811,933
				YE 2019 NOI:	$4,422,247
				YE 2018 NOI:	$4,843,154
				YE 2017 NOI:	$4,586,135
				U/W Revenues:	$5,771,502
				U/W Expenses:	$1,553,174
				U/W NOI:	$4,218,328
Escrows and Reserves				U/W NCF:	$3,892,951
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.91x / 1.77x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.6% / 9.7%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.4% / 12.4%
Replacement Reserve	$0	$5,070	$121,685	Cut-off Date LTV Ratio:	61.5%
TI/LC Reserve	$0	$22,044	$529,066	LTV Ratio at Maturity:	48.4%

Sources and Uses
Sources			Uses
Loan Amount	$40,000,000	100.0%	Return of Equity(3)	$39,743,401	99.4%
			Closing Costs	256,599	0.6
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	See “The Borrower and the Borrower Sponsor” below.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Village at Jordan Creek Shopping Center Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Village at Jordan Creek Shopping Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The Village at Jordan Creek Shopping Center Property (as defined below) was previously unencumbered. The borrower sponsor developed the property in 2004 and maintains a total cost basis of $42,764,496.

The Mortgage Loan. The mortgage loan (the “Village at Jordan Creek Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $40,000,000 secured by a first mortgage encumbering the fee interest in a 264,533 square foot retail power center located in West Des Moines, Iowa (the “Village at Jordan Creek Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Village at Jordan Creek Shopping Center Mortgage Loan is Village at Jordan Creek LLC (the “Village at Jordan Creek Shopping Center Borrower”), a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The non-recourse carveout guarantor is BPR Nimbus LLC. The borrower sponsor is Brookfield Asset Management Inc., a Canadian corporation (“BAM”), Brookfield Property Partners L.P., a Bermuda limited partnership (“BPY”) or Brookfield Property REIT, Inc. (“Brookfield REIT”) (provided, however, with respect to each of BPY and Brookfield REIT, it will only be a “borrower sponsor” for purposes of this definition for so long as it owns or operates at least five (5) retail properties totaling at least 3,000,000 square feet and has a net worth of at least $500,000,000 and has total assets (in name or under

A-3-104

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

management) in excess of $1,000,000,000 (exclusive of the Village at Jordan Creek Shopping Center Property)), for so long as such entity owns any direct or indirect interest in Village at Jordan Creek Shopping Center Borrower.

BPR Nimbus LLC is a wholly owned subsidiary of Brookfield REIT. Brookfield Asset Management Inc. (NYSE: BAM) is an alternative asset management company focusing on direct investments in real estate, renewable power, infrastructure, credit and private equity with over $625 billion of assets under management. The company owns and operates properties in the world’s major markets, and its global portfolio includes office, retail, multifamily, logistics, hospitality, triple net lease, manufactured housing and student housing.

The Property. The Village at Jordan Creek Shopping Center Property is a 264,533 square foot retail power center comprised of 7 buildings and one ground leased outparcel located on an approximately 45-acre site in West Des Moines, Iowa. The Village at Jordan Creek Shopping Center Property was primarily built by the borrower sponsor in 2004 along with the surrounding larger 200-acre Jordan Creek Town Center development. The Jordan Creek Town Center Development includes the Village at Jordan Creek Shopping Center Property, a super-regional mall anchored by Dillards, Scheel’s and Century Theatres (not part of the collateral), and the “Lake District” (not collateral), which includes a 3.5-acre man-made lake, amphitheater, bike paths, boardwalk, waterfront dining options, and number of additional retail destinations. The Village at Jordan Creek Shopping Center Property is also shadow anchored by a 154,553 square foot Costco (not collateral). As of August 31, 2021, the Village at Jordan Creek Shopping Center Property was 84.1% occupied by 19 tenants including seven national anchor tenants: Best Buy, Bob’s Discount Furniture, DSW, Aveda Institute Des Moines, Petco Supplies and Fish, Old Navy and Nike. Four of the seven anchors have renewed in the last three years.

Tenant Sales

Tenant	Tenant NRSF	TTM July 2021	PSF	Occ Cost	2020	PSF	2019	PSF	2018	PSF
DSW	26,000	$4,074,399	$157	13.30%	$2,927,550	$113	$5,061,755	$195	$5,200,518	$200
Aveda Institute Des Moines(1)	22,000	$1,004,237	$46	49.30%	$780,887	$35	$1,124,741	$51	$1,134,890	$52
Old Navy	14,621	$6,480,464	$443	6.00%	$4,635,250	$317	$2,399,098	$164	NAV	NAV
Nike	13,874	$6,343,526	$457	5.00%	$4,786,279	$345	$7,142,918	$515	$7,407,669	$534
Wahlburgers	6,088	$1,532,344	$252	16.30%	$1,486,944	$244	$2,630,920	$432	$1,507,144	$248
Bar Louie	6,000	$2,230,609	$372	10.50%	$1,577,954	$263	$2,236,898	$373	$2,611,477	$435
Buffalo Wild Wings	5,198	$3,700,048	$712	5.50%	$3,273,501	$630	$3,635,044	$699	$3,609,478	$694
Samurai Sushi and Hibachi	5,000	$1,864,220	$373	9.30%	$1,268,389	$254	$1,556,650	$311	$1,474,528	$295
Aqua Tots Swim School	4,409	$680,711	$154	17.40%	$492,375	$112	$727,190	$165	$554,554	$126
Torrid	3,135	$989,306	$316	9.70%	$687,230	$219	$1,219,885	$389	$1,215,342	$388
Black and Gold Shop	2,812	$347,795	$124	23.50%	$301,077	$107	$514,038	$183	$478,701	$170
Verizon	1,890	$455,470	$241	18.50%	$417,674	$221	$517,369	$274	$704,766	$373
Persis Biryani Indian Grill	1,585	$209,625	$132	32.30%	$204,989	$129	$347,767	$219	$348,924	$220
(1)	The majority of the leased NRA is utilized as a beauty school offering course and training in cosmetology and esthiology. Only a portion of the NRA is utilized for the sale of retail items. Therefore, the occupancy cost above should not be construed as the true health and profitability of this location.

Major Tenants.

Best Buy (45,000 square feet, 17.0% of net rentable area, 16.4% of underwritten rent). Best Buy (NYSE: BBY), founded in 1966, is a provider of technology products, services and solutions in the United States, Canada, and Mexico, offering products and services to customers visiting its stores, engaging with Geek Squad agents, or using its websites or mobile applications. As of the second quarter of 2021, Best Buy had a total of 1,005 stores in the United States and 219 stores in Mexico and Canada. Best Buy has been a tenant at the Village at Jordan Creek Shopping Center Property since 2004 and in April 2019 exercised a renewal option to extend for five years through March 2025. Best Buy has no termination options and two, 5-year renewal options remaining. Best Buy is currently paying $14.00 PSF, which will increase to $18.00 PSF during the first renewal term and $19.00 PSF during the second renewal term. The lease is guaranteed by Best Buy Co. Inc. Best Buy is not required to report sales. The nearest Best Buy location is approximately 4.4 miles from the Village at Jordan Creek Shopping Center Property.

Bob’s Discount Furniture (40,743 square feet, 15.4% of net rentable area, 15.4% of underwritten rent). Bob’s Discount Furniture operates about 70 furniture stores (some featuring mini-golf courses and complimentary refreshments) in 12 states in the Northeast, Mid-Atlantic and Midwest. Bob’s Discount Furniture also offers several in-store outlets where customers can buy discounted furniture that has been discontinued, returned, or slightly damaged. Company founder and president Bob Kaufman partnered with his cousin to open the first Bob’s Discount Furniture shop in 1991. The chain is owned by Bain Capital. Bob’s Discount Furniture recently commenced

A-3-105

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

their lease in January 2021 at the Village at Jordan Creek Shopping Center Property and has a lease expiration of January 31, 2031. Bob’s Discount Furniture is currently paying $14.50 PSF, which will increase to $15.50 PSF on February 1, 2026. The tenant has no termination options and has three, five-year renewal options remaining, during which rent will increase to $16.50 PSF, $17.50 PSF and $18.50 PSF, respectively. Bob’s Discount Furniture reportedly invested approximately $600,000 for the build out of their new store. Bob’s Discount Furniture is not required to report sales.

DSW (26,000 square feet, 9.8% of net rentable area, 7.5% of underwritten rent). DSW’s parent company, Designer Brands is a designer, producer and retailer of footwear and accessories. Their primary concept, DSW Designer Shoe Warehouse, offers brand name and designer dress, casual and athletic footwear and accessories. The first store opened in 1991 in Dublin, Ohio and DSW currently operates more than 500 stores in 44 states. DSW has been a tenant at the Village at Jordan Creek Shopping Center Property since 2004 and in February 2020 exercised a renewal option to extend for five years through January 2025. DSW has no termination options and two, 5-year renewal options remaining. DSW is currently paying alternate rent as per the terms of its lease due to the fourth largest tenant, Aveda Institute Des Moines (8.3% of net rentable area), representing a restricted use. DSW has extended its lease since it began paying alternate rent and restructured its rent to 6% of gross sales, with a minimum of $11.10 PSF, which is the current rent. DSW is required to report sales per its lease and had sales of $113 PSF in 2020, $195 PSF in 2019 and $200 PSF in 2018. DSW reported sales of $157 PSF as of TTM July 2021.

Aveda Institute Des Moines (22,000 square feet, 8.3% of net rentable area, 12.1% of underwritten rent). Aveda Institute Des Moines is a cosmetology and spa learning facility dedicated to shaping the future of beauty. Aveda Institute Des Moines has been a tenant at the Village at Jordan Creek Shopping Center Property since 2008 and in November 2018 renewed its lease for ten years through October 2028. Aveda Institute Des Moines has no termination options and no renewal options. Aveda Institute Des Moines is currently paying $21.22 PSF. Aveda Institute Des Moines is required to report sales per its lease and had sales of $35 PSF in 2020, $52 PSF in 2019 and $51 PSF in 2018. Aveda Institute Des Moines reported sales of $46 PSF as of TTM July 2021.

The below table presents certain information relating to the major tenants at the Village at Jordan Creek Shopping Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base	Sales ($) TTM July 2021	Sales PSF	Occ Cost %	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants
Best Buy	NR/A3/BBB+	45,000	17.0%	$14.00	$630,000	16.4%	NAV	NAV	NAV	3/31/2025	2 x 5 year	N
Bob’s Discount Furniture	NR/NR/NR	40,743	15.4%	$14.50	$590,774	15.4%	NAV	NAV	NAV	1/31/2031	3 x 5 year	N
DSW	NR/NR/NR	26,000	9.8%	$11.10	$288,600	7.5%	$4,074,399	$157	13.3%	1/31/2025	2 x 5 year	N
Aveda Institute Des Moines(4)	NR/NR/NR	22,000	8.3%	$21.22	$466,932	12.1%	$1,004,237(4)	$46(4)	49.3%	10/31/2028	None	N
Petco Supplies and Fish	NR/NR/B-	15,000	5.7%	$19.75	$296,250	7.7%	NAV	NAV	NAV	8/31/2024	1 x 5 year	N
Old Navy	NR/NR/NR	14,621	5.5%	$18.00	$263,178	6.8%	$6,480,464	$443	6.0%	8/31/2024	None	N
Nike	NR/A1/AA-	13,874	5.2%	$13.20	$183,137	4.8%	$6,343,526	$457	5.0%	1/31/2022	2 x 5 year	N
Subtotal/Wtd. Avg.		177,238	67.0%	$15.34	$2,718,870	70.7%

In-line Tenants		45,260	17.1%	$24.92	$1,127,667	29.3%
Occupied Collateral Total		222,498	84.1%	$17.29	$3,846,537	100.0%

Vacant Space		42,035	15.9%

Collateral Total		264,533	100.0%

(1)	Information is based on the underwritten rent roll as of August 31, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	All leases are NNN except for Aveda Institute Des Moines, Mister Car Wash and Dreamscape Builders which are gross leases.

(4)	The majority of the leased NRA is utilized as a beauty school offering course and training in cosmetology and esthiology. Only a portion of the NRA is utilized for the sale of retail items. Therefore, the occupancy cost above should not be construed as the true health and profitability of this location.

A-3-106

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

The following table presents certain information relating to the lease rollover schedule at the Village at Jordan Creek Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	3	17,913	6.8%	17,913	6.8%	$304,589	7.9%	$17.00
2023	2	4,720	1.8%	22,633	8.6%	$108,636	2.8%	$23.02
2024	5	45,030	17.0%	67,663	25.6%	$906,668	23.6%	$20.13
2025	3	72,900	27.6%	140,563	53.1%	$947,100	24.6%	$12.99
2026	1	5,198	2.0%	145,761	55.1%	$132,081	3.4%	$25.41
2027	0	0	0.0%	145,761	55.1%	$0	0.0%	$0.00
2028	3	30,900	11.7%	176,661	66.8%	$716,706	18.6%	$23.19
2029	0	0	0.0%	176,661	66.8%	$0	0.0%	$0.00
2030	0	0	0.0%	176,661	66.8%	$0	0.0%	$0.00
2031	1	40,743	15.4%	217,404	82.2%	$590,774	15.4%	$14.50
Thereafter	1	5,094	1.9%	222,498	84.1%	$139,983	3.6%	$27.48
Vacant	0	42,035	15.9%	264,533	100.0%	$0	0.0%	$0.00
Total	19	264,533	100.0%			$3,846,537	100.0%	$17.29
(1)	Information is based on the underwritten rent roll as of August 31, 2021.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total Annual U/W Base Rent per square foot excludes vacant space.

The following table presents historical occupancy percentages at the Village at Jordan Creek Shopping Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)(2)	8/31/2021(3)
95.1%	96.5%	95.1%	83.6%	84.1%

(1)	Information obtained from the borrower sponsor.

(2)	In 2020, Bed, Bath and Beyond (40,518 square feet) vacated and was replaced by Bob’s Discount Furniture in January 2021.

(3)	Information based on the underwritten rent roll. Vacant space includes 12,390 square feet (3 bays) of raw (not built-out) space.

A-3-107

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Village at Jordan Creek Shopping Center Property:

Cash Flow Analysis

	2017	2018	2019	2020	7/31/2021 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$3,974,180	$4,132,277	$3,861,247	$3,564,544	$3,770,804	$4,602,411	67.3%	$17.40
Reimbursements	1,804,157	1,927,605	1,867,468	1,626,399	1,669,577	2,236,362	32.7	8.45
Net Rental Income	$5,778,337	$6,059,882	$5,728,715	$5,190,943	$5,440,381	$6,838,773	100.0%	$25.85
Percentage Rent	46,472	84,575	32,321	47,014	0	0	0.0	0.00
Other Income(3)	77,722	53,929	81,863	56,515	82,666	85,415	1.2	0.32
Vacancy and Credit Loss	(16,090)	(27,950)	(58,912)	(274,537)	(142,421)	(1,152,686)	(16.9)	(4.36)
Effective Gross Income	$5,886,441	$6,170,436	$5,783,987	$5,019,935	$5,380,626	$5,771,502	84.4%	$21.82

Real Estate Taxes	1,090,010	1,080,130	1,082,302	961,202	1,005,593	1,106,361	19.2%	4.18
Insurance	40,648	43,300	47,596	53,486	63,654	66,508	1.2	0.25
Management Fee	0	0	0	0	0	173,145	3.0	0.65
Other Operating Expenses	169,648	203,852	231,842	193,314	233,148	207,160	3.6	0.78
Total Operating Expenses	$1,300,306	$1,327,282	$1,361,740	$1,208,002	$1,302,395	$1,553,174	26.9%	$5.87

Net Operating Income	$4,586,135	$4,843,154	$4,422,247	$3,811,933	$4,078,231	$4,218,328	73.1%	$15.95
Replacement Reserves	0	0	0	0	0	60,843	1.1	0.23
TI/LC	0	0	0	0	0	264,534	4.6	1.00
Net Cash Flow	$4,586,135	$4,843,154	$4,422,247	$3,811,933	$4,078,231	$3,892,951	67.5%	$14.72

NOI DSCR	2.08x	2.20x	2.01x	1.73x	1.85x	1.91x
NCF DSCR	2.08x	2.20x	2.01x	1.73x	1.85x	1.77x
NOI Debt Yield	11.5%	12.1%	11.1%	9.5%	10.2%	10.6%
NCF Debt Yield	11.5%	12.1%	11.1%	9.5%	10.2%	9.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent is based on the underwritten rent roll dated August 31, 2021 with rent steps taken through October 1, 2022.

(3)	U/W Other Income includes temporary tenant rent, storage income, fee income, business development charges, security deposit forfeitures, ATM income and other miscellaneous income items.

Appraisal. The appraiser concluded an “As-Is Market Value” of $65,000,000 as of August 25, 2021. The appraiser provided a “Prospective As Stabilized Value” of $68,500,000 as of August 25, 2023, which assumes a stabilized occupancy of 91.5%, which value would result in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 58.3% and 46.0%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated September 2, 2021, there was no evidence of any recognized environmental conditions at the Village at Jordan Creek Shopping Center Property.

COVID-19 Update. The Village at Jordan Creek Shopping Center Property is an open air shopping center and was not forced to close due to state mandates. The borrower sponsor executed lease modifications with eight tenants providing for rent deferrals and rent abatements. The rent deferrals and abatements totaled $371,521 and are being paid back in monthly installments by tenants in 2021 and 2022. Out of the total rent deferrals $45,926 is outstanding, which will be paid back by June 2022.

Market Overview and Competition. The Village at Jordan Creek Shopping Center Property is located in West Des Moines, Iowa, off of the intersection of I-80 and I-35, which provides access for residents of surrounding areas. The city of West Des Moines is located approximately 12 miles from the Des Moines central business district. Primary access to the Village at Jordan Creek Shopping Center Property is provided via I-80, U.S. 6 (east/west), I-35 and U.S. 69 (north/south). The Des Moines International Airport is located approximately ten minutes south of Des Moines’ central business district. There are three bus lines serving the city and mass transit is available from the Des Moines Area Regional Transit Authority.

According to the appraisal, as of the second quarter of 2021, the Des Moines market had approximately 43.0 million square feet of retail space inventory, overall vacancy in the market was approximately 3.4% and average asking rent was $14.01 PSF. The Village at Jordan Creek Shopping Center Property is located in the Western Suburbs submarket. As of the second quarter of 2021, the Western Suburbs submarket had a retail inventory of approximately 19.4 million square feet, with a vacancy of 3.6% and an average asking rent of $15.18 PSF. According to the appraisal, the 2021 population within the one-, three- and five-mile radius of the Village at Jordan Creek Shopping Center Property is 7,200, 48,832, and 118,555 respectively. The 2021 estimated average household income within the same radii was $121,503, $116,769, and $115,224.

A-3-108

Retail – Power Center	Loan #11	Cut-off Date Balance:	$39,943,059
6805, 6825, 6905, 6925, 7105 and 7125 Mills Civic Parkway and 102 South Jordan Creek Parkway	Village at Jordan Creek Shopping Center	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	61.5% 1.77x 10.6%
West Des Moines, IA 50266

The following table presents certain information relating to the appraisal’s market rent conclusion for the Village at Jordan Creek Shopping Center Property:

Market Rent Summary

	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Lease Type (Reimbursements)
Anchor Retail Space	$14.00	120	None	NNN
In Line Retail Space	$18.00	60	None	NNN
Restaurant	$32.00	84	None	NNN
Junior Anchor	$16.00	120	None	NNN
Source: Appraisal.

The following table presents comparable retail leases with respect to the Village at Jordan Creek Shopping Center Property:

Comparable Retail Lease Summary(1)

Property/Location	Year Built/ Renovated	Property Subtype	Occupancy	Property NRSF	Tenant Name	Lease Area (SF)	Lease Date / Term	Base Rent PSF
Village at Jordan Creek Shopping Center West Des Moines, IA	2004-2020/ NAP	Power Center	84.1%(2)	264,533(2)	Best Buy	45,000(2)	Feb-20/ 5.2 years(2)	$14.00(2)
Water Tower Place West Des Moines, IA	1995/2004	Power Center	88.0%	288,579	Ross	25,200	Oct-18 / 10.2 years	$11.14
Galleria North at Jordan Creek West Des Moines, IA	2006/NAP	Power Center	97.0%	103,365	Grocery Tenant	12,000	Nov-10 / 10.0 years	$15.00
Mills Crossing West Des Moines, IA	2015/NAP	Power Center	84.0%	124,125	Grocery Tenant	24,000	Jul-15 / 10.0 years	$18.00
Westdale Development Cedar Rapids, IA	1979/2017	Shopping Centre	100.0%	392,231	Burlington Coat Factory	40,400	Oct-16 / 10.0 years	$10.12
Northridge Shopping Center Davenport, IA	1999/2014	Power Center	100.0%	136,267	Bed Bath & Beyond	30,914	Feb-15 / 5.0 years	$9.25
Marketplace on First Cedar Rapids, IA	2006/NAP	Power Center	100.0%	183,236	Spare Time	59,840	Mar-21 / 10.5 years	$5.00
Plaza at Jordan Creek West Des Moines, IA	2013/2019	Power Center	96.0%	185,644	Hobby Lobby	51,809	Mar-18 / 15.1 years	$11.50
Collins Crossing Cedar Rapids, IA	1970/2014	Neighborhood / Community	95.0%	143,723	Hobby Lobby	57,679	Oct-14 / 12.0 years	$8.00
(1)	Source: Appraisal

(2)	Information based on the underwritten rent roll.

A-3-109

No. 12 – 251 Central Park West

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB-(sf)/NR		Property Type – Subtype:	Multifamily – High Rise
	Original Principal Balance:	$29,500,000		Location:	New York, NY
	Cut-off Date Balance:	$29,500,000		Size:	62 Units
	% of Initial Pool Balance:	2.2%		Cut-off Date Balance Per Unit:	$475,806.45
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$475,806.45
	Borrower Sponsor:	Seth Haberman		Year Built/Renovated:	1925/NAP
	Guarantor:	Seth Haberman		Title Vesting:	Fee
	Mortgage Rate:	2.8800%		Property Manager:	George Elliot Management, Inc.
	Note Date:	October 1, 2021			(borrower-related)
	Seasoning:	1 month		Current Occupancy (As of) (2):	100.0% (7/7/2021)
	Maturity Date:	October 1, 2031		YE 2020 Occupancy(2):	95.2%
	IO Period:	120 months		YE 2019 Occupancy:	95.2%
	Loan Term (Original):	120 months		YE 2018 Occupancy:	93.5%
	Amortization Term (Original):	NAP		As-Is Appraised Value(2):	$67,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit(2):	$1,083,870.97
	Call Protection:	L(25),D(90),O(5)		As-Is Appraisal Valuation Date:	July 15, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (5/31/2021):	$2,896,389
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,891,229
				YE 2019 NOI:	$2,967,091
				YE 2018 NOI:	$3,183,569
Escrows and Reserves				U/W Revenues:	$5,786,287
	Initial	Monthly	Cap	U/W Expenses:	$3,085,066
Taxes:	$464,505	$116,126	NAP	U/W NOI:	$2,701,221
Insurance(1):	$0	Springing	NAP	U/W NCF:	$2,667,241
Deferred Maintenance:	$20,938	$0	NAP	U/W DSCR based on NOI/NCF:	3.14x / 3.10x
Replacement Reserve:	$0	$1,313	NAP	U/W Debt Yield based on NOI/NCF:	9.2% / 9.0%
				U/W Debt Yield at Maturity based on NOI/NCF:	9.2% / 9.0%
				Cut-off Date LTV Ratio:	43.9%
				LTV Ratio at Maturity:	43.9%

Sources and Uses
Sources			Uses
Loan Amount	$29,500,000	100.0%	Loan Payoff	$17,270,237	58.5%
			Return of Equity	10,497,767	35.6
			Closing Costs	1,246,553	4.2
			Reserves	485,443	1.6
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%

(1)	Monthly insurance reserves are springing upon (i) the occurrence of an event of default, (ii) an acceptable blanket insurance policy is no longer in place, (iii) the borrower fails to provide the lender with evidence of renewal of such policy or (iv) the borrower fails to provide the lender with evidence of payment 10 days prior to policy expiration.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the 251 Central Park West Mortgage Loan (as defined below) more severely than assumed in the underwriting of the 251 Central Park West Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “251 Central Park West Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,500,000. The 251 Central Park West Mortgage Loan is secured by a first priority fee mortgage encumbering a multifamily building located in New York, New York (the “251 Central Park West Property”).

The Property. The 251 Central Park West Property is a 12-story multifamily property, situated on an approximately 0.35-acre site in New York, New York on the northwest corner of Central Park West and West 85th Street. The 251 Central Park West Property was built in 1925 and is comprised of 62 apartment units, totaling 115,600 square feet and three office units, totaling 6,100 square feet. There is an additional superintendent unit that does not have rent attributable to it. The apartment unit mix is comprised of two-, three-, four-, five- and seven-bedroom units. Approximately 45 apartments (72.6% of residential units representing 85.2% of underwritten

A-3-110

Multifamily – High Rise	Loan #12	Cut-off Date Balance:	$29,500,000
251 Central Park West	251 Central Park West	Cut-off Date LTV:	43.9%
New York, NY 10024		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.2%

base rent) are market-rate units, while the remaining 17 apartments are rent stabilized/rent controlled (27.4% of residential units representing 8.3% of underwritten base rent), of which 7 apartments (11.3% of residential units) are rent controlled and 10 apartments (16.1% of residential units) are rent stabilized. There is one apartment that is currently occupied as a three bedroom rent regulated residential unit, but is expected to be converted to a commercial unit. Building amenities include a 24-hour attended lobby, laundry facilities and a bicycle room.

Over the past five years, the borrower sponsor has completed capital improvement work at the 251 Central Park West Property totaling approximately $8.2 million, which included exterior façade work, interior unit renovations, lobby updates, roof repairs and elevator upgrades. As of July 7, 2021, the 251 Central Park West Property was 100.0% leased. There are three ground-floor office suites, which are fully occupied by two medical office tenants and a borrower sponsor-affiliated leasing/management office, which in total account for approximately 5.9% of the gross potential rent.

The table below shows the residential apartment unit mix at the 251 Central Park West Property:

Apartment Unit Mix(1)

Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Two Bedroom	22	22	100.0%	1,191	$4,015	$3.37
Three Bedroom	26	26	100.0%	1,900	$7,844	$4.13
Four Bedroom	9	9	100.0%	2,400	$10,635	$4.43
Five Bedroom	1	1	100.0%	3,000	$11,750	$3.92
Seven Bedroom	4	4	100.0%	3,850	$18,614	$4.83
Total/Average	62	62	100.0%	1,865	$7,648	$4.10

Source: Borrower rent roll dated July 7, 2021.

(1)	Eight two bedroom apartments, seven three-bedroom apartments and two four-bedroom apartments at the 251 Central Park West Property are rent regulated (i.e. either rent stabilized or rent controlled). Average monthly rent for the two bedroom apartments is $2,374 for rent controlled units and $2,023 for rent stabilized units, average monthly rent for three bedroom apartments is $2,867 for rent controlled units and $2,209 for rent stabilized units and average monthly rent for four bedroom apartments is $3,276 for rent stabilized units.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 251 Central Park West Property:

Cash Flow Analysis(1)

	2018	2019	2020	5/31/2021 TTM	UW	%(2)	UW per Unit
Gross Potential Rent(3)	$5,632,187	$5,678,852	$5,655,925	$5,690,777	$6,090,828	100.0%	$98,239.16
Other Income	18	0	0	0	0	0	0
Net Rental Income	$5,632,205	$5,678,852	$5,655,925	$5,690,777	$6,090,828	100.0%	$98,239.16
Less Vacancy & Credit Loss	0	0	0	0	(304,541)	(5.0)	(4,911.96)
Effective Gross Income	$5,632,205	$5,678,852	$5,655,925	$5,690,777	$5,786,287	95.0%	$93,327.21

Real Estate Taxes	1,165,296	1,329,467	1,465,808	1,465,808	1,524,721	26.4	24,592.27
Insurance	172,537	190,330	167,471	168,983	210,940	3.6	3,402.26
Other Expenses	1,110,802	1,191,964	1,131,417	1,159,597	1,349,405	23.3	21,764.60
Total Expenses	$2,448,635	$2,711,761	$2,764,695	$2,794,387	$3,085,066	53.3%	$49,759.13

Net Operating Income	$3,183,569	$2,967,091	$2,891,229	$2,896,389	$2,701,221	46.7%	$43,568.08
Capital Expenditures	0	0	0	0	16,665	0.3	268.79
TI/LC	0	0	0	0	17,315	0.3	279.27
Net Cash Flow	$3,183,569	$2,967,091	$2,891,229	$2,896,389	$2,667,241	46.1%	$43,020.02

Occupancy %(3)	93.5%	95.2%	95.2%	100.0%	95.0%
NOI DSCR	3.70x	3.44x	3.36x	3.36x	3.14x
NCF DSCR	3.70x	3.44x	3.36x	3.36x	3.10x
NOI Debt Yield	10.8%	10.1%	9.8%	9.8%	9.2%
NCF Debt Yield	10.8%	10.1%	9.8%	9.8%	9.0%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender underwriting.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	UW Gross Potential Rent and 5/31/2021 TTM Occupancy % are based on the borrower rent roll dated July 7, 2021.

A-3-111

Multifamily – High Rise	Loan #12	Cut-off Date Balance:	$29,500,000
251 Central Park West	251 Central Park West	Cut-off Date LTV:	43.9%
New York, NY 10024		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.2%

COVID-19 Update. The 251 Central Park West Mortgage Loan was originated on October 1, 2021, and as of October 1, 2021, the borrower sponsor has reported that the 251 Central Park West Property is open and operating, with no collections issues. Commercial tenants were granted rent deferment in 2020, but have since paid back their outstanding rent in full.

The Market. The 251 Central Park West Property is located in New York, New York in the Upper West Side neighborhood of Manhattan. Primary access to the 251 Central Park West Property is provided by the 1/2/3 subway train line and the B/D/C/A subway train line. An efficient bus system makes this neighborhood accessible from the north, south and east. Crosstown buses run along 66th, 79th-81st, 86th, 96th and 110th Streets. Uptown bus service is available along Central Park West, Amsterdam Avenue, Broadway and Riverside Drive, and downtown buses run along Central Park West, Columbus Avenue, Broadway and Riverside Drive. The nearest bus lines to the 251 Central Park West Property are the M7 and M11 which run along Amsterdam and Columbus Avenues and the M104 which runs along Broadway. The 251 Central Park West Property is located in the Upper West Side residential submarket and within the New York residential market. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the Upper West Side residential submarket was approximately 4.4%, with average asking rents of $4,509 per unit and inventory of approximately 17,126 units. According to the appraisal, as of the first quarter of 2021, the vacancy rate in the New York residential market was approximately 4.5%, with average asking rents of $3,219 per unit and inventory of approximately 228,359 units.

The following table presents certain information relating to comparable multifamily rental properties to the 251 Central Park West Property:

Comparable Multifamily Rental Properties(1)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Monthly Rent PSF
251 Central Park West(2) New York, NY (subject property)	1925	62	2BR 3BR 4BR 5BR 7BR	1,191 1,900 2,400 3,000 3,850	$4,015 $7,844 $10,635 $11,750 $18,614	$3.37 $4.13 $4.43 $3.92 $4.83
25 West 68th Street	1925	75	Studio 1BR 2BR 3BR	500 650 900 1,100	$4,541 $5,242 $7,211 $8,388	$9.08 $8.06 $8.01 $7.63
Columbus Townhouse	1986	166	Studio 1BR 2BR	425 710 903	$2,773 $3,126 $4,185	$6.52 $4.40 $4.63
35-39 West 72nd Street	1929	92	Studio 1BR 2BR	375 400 900	$2,571 $2,436 $5,445	$6.86 $6.09 $6.05
10 West 74th Street	1941	86	Studio 1BR 2BR 3BR	712 800 1,097 1,491	$2,346 $3,902 $6,008 $8,587	$3.29 $4.88 $5.48 $5.76
Parc 77 Apartments	1903	137	Studio 1BR 2BR	399 602 983	$2,723 $3,849 $6,026	$6.82 $6.39 $6.13
275 Central Park West	1931	114	1BR 2BR 3BR	950 1,500 2,400	$5,908 $7,356 $17,657	$6.22 $4.90 $7.36
Parc Cameron Apartments	1927	164	Studio 1BR 2BR	359 622 886	$2,225 $3,174 $4,359	$6.20 $5.10 $4.92
Westwood House	1971	124	Studio 1BR 2BR 3BR	450 700 915 1,125	$3,552 $2,872 $4,004 $3,873	$7.89 $4.10 $4.38 $3.44

Source: Appraisal, unless otherwise indicated.

(1)	The comparable properties are not rent restricted.

(2)	Based on the borrower rent roll dated July 7, 2021.

A-3-112

Multifamily – High Rise	Loan #12	Cut-off Date Balance:	$29,500,000
251 Central Park West	251 Central Park West	Cut-off Date LTV:	43.9%
New York, NY 10024		UW NCF DSCR:	3.10x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable office leases to the office portion of the 251 Central Park West Property:

Comparable Office Leases

Property	Tenant	Tenant SF	Term Lease (Years)	Base Rent (PSF)
251 Central Park West(1) (subject property)	Covington Medical Office Wishnie and Schaeffer Nokit Realty	2,500 2,600 1,000	5 5 2	$46.44 $58.15 $90.00
145 West 96th Street	Not disclosed	1,200	2	$28.00
130-40 West 97th Street	Not disclosed	3,934	5	$83.00
2578-80 Broadway	Not disclosed	1,100	3	$66.00
125 Riverside Drive	Not disclosed	1,750	1	$56.00
66 West 94th Street	Not disclosed	735	5	$57.00
41 West 72nd Street	Not disclosed	800	3	$95.00

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 7, 2021.

The following table presents certain information relating to the appraisal’s market rent conclusion for the multifamily portion of the 251 Central Park West Property:

Market Rent Summary(1)

Building	Units	Average Size (SF)	Avg. Monthly Rent per Unit	Avg. Monthly Rent PSF	Avg. Monthly Market Rent per Unit(2)(3)	Avg. Monthly Market Rent PSF(2)(3)
Two Bedroom	22	1,191	$4,015	$3.37	$5,500	$4.75
Three Bedroom	26	1,900	$7,844	$4.13	$10,000	$5.25
Four Bedroom	9	2,400	$10,635	$4.43	$13,000	$5.42
Five Bedroom	1	3,000	$11,750	$3.92	$16,000	$5.33
Seven Bedroom	4	3,850	$18,614	$4.83	$19,000	$4.94

(1)	Based on the borrower rent roll dated July 7, 2021, unless otherwise indicated.

(2)	Based on the appraisal.

(3)	Avg. Monthly Market Rent does not include rent regulated units.

A-3-113

No. 13 – Reservoir Industrial Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB+(sf)/NR		Property Type – Subtype:	Industrial – Warehouse
	Original Principal Balance:	$29,000,000		Location:	Pomona and Chino, CA
	Cut-off Date Balance:	$29,000,000		Size:	503,156 SF
	% of Initial Pool Balance:	2.2%		Cut-off Date Balance Per SF:	$57.64
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$57.64
	Borrower Sponsor:	William D. Stampley		Year Built/Renovated:	1946; 1963; 1984/NAP
	Guarantor:	Stampley Family Trust u/t/d November 5, 1999 and William D. Stampley		Title Vesting:	Fee
	Mortgage Rate:	2.7400%		Property Manager:	Pacific West Asset Management Corporation
	Note Date:	October 14, 2021		Current Occupancy (As of) (2):	100.0% (10/8/2021)
	Seasoning:	0 months		YE 2020 Occupancy(2):	100.0%
	Maturity Date:	November 11, 2031		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	91.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(2):	$64,800,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(2):	$128.79
	Call Protection:	L(24),D(89),O(7)		As-Is Appraisal Valuation Date:	August 24, 2021
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information(2)
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2021):	$3,582,245
				YE 2020 NOI:	$3,317,764
				YE 2019 NOI:	$2,577,630
				YE 2018 NOI:	$2,260,730
				U/W Revenues:	$4,930,131
				U/W Expenses:	$835,167
Escrows and Reserves				U/W NOI:	$4,094,964
	Initial	Monthly	Cap	U/W NCF:	$3,934,009
Taxes	$0	Springing(1)	NAP	U/W DSCR based on NOI/NCF:	5.08x / 4.88x
Insurance	$0	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	14.1% / 13.6%
Replacement Reserve	$0	Springing(1)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	14.1% / 13.6%
TI/LC Reserve	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	44.8%
				LTV Ratio at Maturity:	44.8%

Sources and Uses
Sources			Uses
Loan Amount	$29,000,000	100.0%	Loan Payoff	$11,501,112	39.7%
			Closing Costs	466,052	1.6
			Return of Equity	17,032,836	58.7
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%

(1)	Ongoing monthly reserves for taxes, insurance, replacement reserves and TI/LCs are not required as long as no event of default has occurred and is continuing.

(2)	The novel coronavirus pandemic is an evolving situation and could impact the Reservoir Industrial Center Mortgage Loan more severely than assumed in the underwriting of the Reservoir Industrial Center Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The 13th largest mortgage loan (the “Reservoir Industrial Center Mortgage Loan”) is secured by a first priority fee mortgage encumbering an industrial warehouse property totaling 503,156 square feet and located in Pomona and Chino, California (the “Reservoir Industrial Center Property”).

A-3-114

Industrial – Warehouse	Loan #13	Cut-off Date Balance:	$29,000,000
1350 & 1395 East Lexington Avenue and 1341, 1353 & 3534 Philadelphia Street	Reservoir Industrial Center	Cut-off Date LTV:	44.8%
Pomona, CA & Chino, CA 91766		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	14.1%

The Property. The Reservoir Industrial Center Property is a five-building industrial property located in the cities of Pomona and Chino, California. Built in phases in 1946, 1963 and 1984, the Reservoir Industrial Center Property is situated on eight parcels that measure approximately 24.2 acres of gross land area. Four of the buildings are contiguous while the fifth building is separated by a neighboring truck court. All five buildings are single-story and contain clear heights ranging from 20’ to 24’. The Reservoir Industrial Center Property contains 317 total surface parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. As of October 8, 2021, the Reservoir Industrial Center Property was 100.0% occupied by 9 tenants, and the property has averaged 96.4% occupancy since 2015.

The following table presents certain information relating to the tenancy at the Reservoir Industrial Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Modern Boutique	NR/NR/NR	71,522	14.2%	$14.40	$1,029,912	22.3%	9/30/2026	None	N
West Coast Steel(2)	NR/NR/NR	130,868	26.0%	$6.98	$913,655	19.8%	Various	Various	N
Exclusive RV Services, Inc(3)	NR/NR/NR	69,354	13.8%	$8.90	$617,196	13.4%	4/30/2025	None	N
MYB Express	NR/NR/NR	43,800	8.7%	$12.98	$568,436	12.3%	4/30/2026	None	N
Public Worldwide	NR/NR/NR	48,100	9.6%	$8.65	$416,272	9.0%	3/30/2026	None	N
		363,644	72.3%	$9.75	$3,545,472	76.9%

Non-Major Tenants		139,512	27.7%	$7.64	$1,065,351	23.1%

Occupied Collateral Total		503,156	100.0%	$9.16	$4,610,822	100.0%

Vacant Space		0	0.0%

Collateral Total		503,156	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through October 2022 totaling $104,289.

(2)	West Coast Steel leases two spaces: 83,560 square feet with an annual underwritten base rent of $6.35 per square foot, lease expiration date of December 31, 2022 and 1, 5-year extension option; and 47,308 square feet with an annual underwritten base rent of $8.10 per square foot, lease expiration date of July 31, 2025 and no extension options.

(3)	In addition to the space shown on the table above, Exclusive RV Services, Inc subleases 31,904 square feet of space from Hajoca Corp.

The following table presents certain information relating to the lease rollover schedule at the Reservoir Industrial Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	83,560	16.6%	83,560	16.6%	$530,284	11.5%	$6.35
2023	3	107,608	21.4%	191,168	38.0%	$863,637	18.7%	$8.03
2024	1	31,904	6.3%	223,072	44.3%	$201,714	4.4%	$6.32
2025	2	116,662	23.2%	339,734	67.5%	$1,000,567	21.7%	$8.58
2026	3	163,422	32.5%	503,156	100.0%	$2,014,621	43.7%	$12.33
2027	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	503,156	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	503,156	100.0%			$4,610,822	100.0%	$9.16
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have termination options, which are not reflected on the table above.

A-3-115

Industrial – Warehouse	Loan #13	Cut-off Date Balance:	$29,000,000
1350 & 1395 East Lexington Avenue and 1341, 1353 & 3534 Philadelphia Street	Reservoir Industrial Center	Cut-off Date LTV:	44.8%
Pomona, CA & Chino, CA 91766		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	14.1%

The following table presents historical occupancy percentages at the Reservoir Industrial Center Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	10/8/2021(2)
100.0%	91.0%	100.0%	100.0%	100.0%

(1)	Information obtained from a third party market research provider.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of October 21, 2021 the Reservoir Industrial Center Property is open and operating with no outstanding tenant rent relief agreements.

Market Overview and Competition. The Reservoir Industrial Center Property is located in Pomona and Chino, California, approximately 33.6 miles east of the Los Angeles central business district. According to the appraisal, the property is located in an established industrial district within the E. Los Angeles/Covina/Pomona Corridor, which is a high demand Tier 1 logistics/distribution market. Further the property is located on the border of Los Angeles and San Bernardino County, which has lower transportation costs to and from the Ports of Los Angeles and Long Beach compared to the Inland Empire. According to a third party market research provider, the estimated 2021 population within a three- and five-mile radius of the Reservoir Industrial Center Property was approximately 186,072 and 446,041, respectively; and the estimated 2021 average household income within the same radii was approximately $83,665 and $93,495, respectively.

According to a third-party market research provider, the Reservoir Industrial Center Property is situated within the East San Gabriel Valley submarket of the Los Angeles Industrial market. As of the third quarter of 2021, the submarket reported total inventory of approximately 28.0 million square feet with an 0.9% vacancy rate and average asking rent of $12.32 per square foot. The appraiser concluded to market rents of $12.00 per square foot for ‘At Front’ space and $8.40 per square foot for ‘In-Line / At Rear’ space.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Reservoir Industrial Center Property:

Market Rent Summary(1)

	At Front	In-Line/At Rear
Market Rent (PSF)	$12.00	$8.40
Lease Term (Years)	5	5
Lease Type (Reimbursements)	MG	MG
Rent Increase Projection	3.0%/year	3.0%/year
(1)	Information obtained from the appraisal.

A-3-116

Industrial – Warehouse	Loan #13	Cut-off Date Balance:	$29,000,000
1350 & 1395 East Lexington Avenue and 1341, 1353 & 3534 Philadelphia Street	Reservoir Industrial Center	Cut-off Date LTV:	44.8%
Pomona, CA & Chino, CA 91766		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	14.1%

The following table presents certain information relating to comparable industrial leases related to Reservoir Industrial Center Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Reservoir Industrial Center (Subject)	1946; 1963; 1984/NAP	503,156(2)	--	--	--	--	--	--
905 Wineville Avenue 905 Wineville Avenue Ontario, CA	2019/NAP	261,090	Westmark Logistics	47,114	Feb-21	35 mos.	$9.24	MG
11077 Rush Street 11077 Rush Street South El Monte, CA	1968/2021	159,780	Exquisite Cabinets and Counter Top Corp	44,815	Apr-21	61 mos.	$9.36	NNN
Interstate Business Park 3768 Milliken Avenue Eastvale, CA	2005/NAP	64,632	Torchstar Corp	64,632	Jan-21	60 mos.	$8.76	NNN
1261 Airport Drive 1261 Airport Drive Ontario, CA	2020/NAP	59,400	Lilola Home, LLC	59,400	Jan-21	60 mos.	$8.88	NNN
2300 Pomona Boulevard 2300 Pomona Boulevard. Pomona, CA	1952/NAP	52,966	Worldwide Recovery	45,000	Jun-21	120 mos.	$12.00	MG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

A-3-117

Industrial – Warehouse	Loan #13	Cut-off Date Balance:	$29,000,000
1350 & 1395 East Lexington Avenue and 1341, 1353 & 3534 Philadelphia Street	Reservoir Industrial Center	Cut-off Date LTV:	44.8%
Pomona, CA & Chino, CA 91766		U/W NCF DSCR:	4.88x
		U/W NOI Debt Yield:	14.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Reservoir Industrial Center Property:

Cash Flow Analysis

	2018	2019	2020	TTM 8/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$2,517,655	$2,936,597	$3,489,338	$3,844,767	$4,610,822	89.3%	$9.16
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,517,655	$2,936,597	$3,489,338	$3,844,767	$4,610,822	89.3%	$9.16
Total Recoveries	206,454	189,681	234,911	215,595	549,849	10.7	1.09
Net Rental Income	$2,724,109	$3,126,278	$3,724,249	$4,060,362	$5,160,671	100.0%	$10.26
(Vacancy & Credit Loss)	0	0	0	0	(230,541)(2)	(5.0)	(0.46)
Effective Gross Income	$2,724,109	$3,126,278	$3,724,249	$4,060,362	$4,930,131	95.5%	$9.80

Real Estate Taxes	99,257	107,745	117,236	130,607	377,084	7.6	0.75
Insurance	47,067	49,044	51,455	51,223	56,532	1.1	0.11
Management Fee	41,907	41,921	45,414	46,476	147,904	3.0	0.29
Other Operating Expenses	275,148	349,938	192,380	249,810	253,647	5.1	0.50
Total Operating Expenses	$463,379	$548,648	$406,485	$478,117	$835,167	16.9%	$1.66

Net Operating Income	$2,260,730	$2,577,630	$3,317,764	$3,582,245	$4,094,964	83.1%	$8.14
Replacement Reserves	0	0	0	0	60,379	1.2	0.12
TI/LC	0	0	0	0	100,576	2.0	0.20
Net Cash Flow	$2,260,730	$2,577,630	$3,317,764	$3,582,245	$3,934,009	79.8%	$7.82

NOI DSCR	2.81x	3.20x	4.12x	4.45x	5.08x
NCF DSCR	2.81x	3.20x	4.12x	4.45x	4.88x
NOI Debt Yield	7.8%	8.9%	11.4%	12.4%	14.1%
NCF Debt Yield	7.8%	8.9%	11.4%	12.4%	13.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 5.0%. The Reservoir Industrial Center Property was 100.0% leased as of October 8, 2021.

A-3-118

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A-3-119

No. 14 – 3800 Hamlin

Mortgage Loan Information				Mortgaged Property Information(6)
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$26,650,000		Location:	Auburn Hills, MI
	Cut-off Date Balance:	$26,650,000		Size:	359,376 SF
	% of Initial Pool Balance:	2.0%		Cut-off Date Balance Per SF:	$74.16
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$66.50
	Borrower Sponsor:	Dale Watchowski and Karen Sosnick Schoenberg		Year Built/Renovated:	1991/NAP
	Guarantor:	REDICO Properties LLC		Title Vesting:	Fee
	Mortgage Rate:	3.2180%		Property Manager:	REDICO Management Inc.
	Note Date:	October 20, 2021		Current Occupancy (As of)(6):	100.0% (11/1/2021)
	Seasoning:	0 months		YE 2020 Occupancy(6):	100.0%
	Maturity Date:	November 11, 2026		YE 2019 Occupancy:	100.0%
	IO Period:	0 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	60 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value(6)(7):	$45,000,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(6):	$125.22
	Call Protection:	L(24),D(31),O(5)		As-Is Appraisal Valuation Date:	September 14, 2021
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information(6)
	Additional Debt Type (Balance) (1):	Future Mezzanine		TTM NOI (8/31/2021):	$5,267,279
				YE 2020 NOI:	$5,524,336
				YE 2019 NOI:	$5,032,160
				YE 2018 NOI:	$5,216,788
				U/W Revenues:	$7,464,595
				U/W Expenses:	$3,172,887
Escrows and Reserves				U/W NOI:	$4,291,709
	Initial	Monthly	Cap	U/W NCF:	$3,901,837
Taxes(2)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	3.10x / 2.81x
Insurance(3)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	16.1% / 14.6%
Replacement Reserve	$0	$4,492	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	18.0% / 16.3%
TI/LC Reserve(4)	$0	$49,414	$2,250,000	Cut-off Date LTV Ratio:	59.2%
Existing Rent Concession Reserve(5)	$1,707,036	$0	NAP	LTV Ratio at Maturity:	53.1%

Sources and Uses
Sources			Uses
Loan Amount	$26,650,000	62.7%	Purchase Price(8)	$40,200,000	94.5%
Borrower Equity	15,880,861	37.3	Reserves	1,707,036	4.0
			Closing Costs	623,825	1.5
Total Sources	$42,530,861	100.0%	Total Uses	$42,530,861	100.0%
(1)	The 3800 Hamlin Mortgage Loan (defined below) documents permit future mezzanine debt in an amount equal to or less than $15,000,000 provided that (a) the aggregate sum of the 3800 Hamlin Mortgage Loan and the mezzanine loan does not exceed a loan to value ratio of 65% based on a then current appraisal, (b) the net cash flow debt service ratio of the 3800 Hamlin Mortgage Loan and mezzanine loan is not less than 1.60 to 1.00, (c) the mezzanine lender is an institutional lender acceptable to the lender and an acceptable intercreditor agreement has been executed, (d) a rating agency confirmation is obtained with respect to the mezzanine loan, (e) the mezzanine loan is obtained in connection with an early renewal of the Volkswagen (as defined below) lease that extends the lease for a period of at least 10 years, (f) the proceeds of the mezzanine loan are used only for qualified leasing expenses or building capital expenditures in connection with the renewal of the lease, and (g) the loan documents are modified to commence an in-place cash management agreement.

(2)	Ongoing monthly tax reserve deposits in an amount equal to one-twelfth of the estimated taxes payable are not required as long as (a) no event of default is continuing, (b) Volkswagen is obligated to, and is actually paying directly all taxes required under its lease, (c) the Volkswagen lease remains in full force and effect and (d) no more than five days prior to the delinquency of the taxes, the borrower delivers to the lender evidence that all taxes have been paid.

(3)	Ongoing monthly insurance reserve deposits in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the required coverages will not be required as long as (a) no event of default is continuing (b) the policies maintained by the borrower is under one or more blanket policies reasonably acceptable to the lender, and (c) the lender has received evidence of the renewal of such policies no later than 10 business days prior to the expiration of the policies.

A-3-120

Office – Suburban	Loan #14	Cut-off Date Balance:	$26,650,000
3800 West Hamlin Road	3800 Hamlin	Cut-off Date LTV:	59.2%
Auburn Hills, MI 48326		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	16.1%

(4)	The 3800 Hamlin Mortgage Loan documents require ongoing monthly TI/LC reserve deposits of $49,414 for tenant improvements and leasing commissions. Provided that no event of default is continuing and the net cash flow debt service coverage ratio is equal to or greater than 1.65x, monthly deposits will not be required if the leasing reserve funds on deposit are greater than $2,250,000.

(5)	The Existing Rent Concession reserve represents the amount of future rent credits due under the Volkswagen lease. Provided no event of default is continuing, the lender will disburse to the borrower $426,759 on each monthly payment date from January 2022 to April 2022.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the 3800 Hamlin Mortgage Loan more severely than assumed in the underwriting of the 3800 Hamlin Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The appraisal also provided a hypothetical market value “as dark” as of September 14, 2021, of $31,800,000, representing an 83.8% loan-to-dark value ratio.

(8)	The seller of the 3800 Hamlin Property provided a $1,707,036 rent abatement credit.

The Mortgage Loan. The 14th largest mortgage loan (the “3800 Hamlin Mortgage Loan”) is secured by a first priority fee mortgage encumbering a low rise office building totaling 359,376 square feet located in Auburn Hills, Michigan (the “3800 Hamlin Property”).

The Property. The 3800 Hamlin Property is a 4-story, Class B office building consisting of 359,376 rentable square feet situated on 18.96 acres of land. The property was built in 1991 and includes a full-service cafeteria, a fitness center, well-landscaped grounds, kitchenettes for tenant use, two back-up generators, and a covered garage/lab area. Recent capital improvements at the property include compressor replacements, upgraded charger stations, new parking lot striping and elevator modernization upgrades. The 3800 Hamlin Property includes 1,123 surface parking spaces for a ratio of 3.12 spaces per 1,000 square feet. As of November 1, 2021, the 3800 Hamlin Property is 100.0% leased Volkswagen Group of America (“Volkswagen”).

Major Tenant.

Volkswagen Group of America (BBB+/A3/BBB+: F/M/S&P; 359,376 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; December 31, 2026 lease expiration) Volkswagen Group of America is a wholly owned subsidiary of Volkswagen AG, one the world’s largest automobile manufactures and the largest carmaker in Europe. Volkswagen Group of America operates a manufacturing plant in Chattanooga and houses the U.S. operations of for brands including Audi, Bentley, Bugatti, Lamborghini, and Volkswagen, and employs approximately 8,000 people in the United States. The 3800 Hamlin Property is home to the Customer Relations and After Sales Support Center, and EEO Operations. Prior to COVID, the property had 1,200 employees and is a location with one of the highest number of jobs per facility.

Volkswagen has occupied the 3800 Hamlin Property since its completion in 1991. Volkswagen recently signed a 5-year renewal with a lease expiration of December 2026. The lease includes 2.5% annual rent increases and no termination or contraction options. The tenant has one, 5-year extension option with 12 months’ notice at 95% of fair market rent.

The following table presents certain information relating to the tenancy at the 3800 Hamlin Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Volkswagen Group of America (2)	BBB+/A3/BBB+	359,376	100.0%	$14.25	$5,121,108	100.0%	12/31/2026	1, 5-year	N
Occupied Collateral Total		359,376	100.0%	$14.25	$5,121,108	100.0%
Vacant Space		0	0.0%

Collateral Total		359,376	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above represent the renewal rental rate as of January 1, 2022.

(2)	The credit rating is for Volkswagen AG, the parent company of Volkswagen Group of America.

A-3-121

Office – Suburban	Loan #14	Cut-off Date Balance:	$26,650,000
3800 West Hamlin Road	3800 Hamlin	Cut-off Date LTV:	59.2%
Auburn Hills, MI 48326		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	16.1%

The following table presents certain information relating to the lease rollover schedule at the 3800 Hamlin Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	359,376	100.0%	359,376	100.0%	$5,121,108	100.0%	$14.25
Thereafter	0	0	0.0%	359,376	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	359,376	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	359,376	100.0%			$5,121,108	100.0%	$14.25
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 3800 Hamlin Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	11/1/2021(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of October 26, 2021 the 3800 Hamlin Property is open and operating. Volkswagen has made the October 2021 rental payment. The first debt service payment is due in December 2021.

Market Overview and Competition. The 3800 Hamlin Property is located in Auburn Hills, MI, part of the larger Detroit-Warren-Dearborn, MI Metropolitan Statistical Area. The 3800 Hamlin Property is located approximately 29.6 miles northeast of Detroit, Michigan. Access throughout the region is readily accessible with M-59 and I-75 located 0.5 miles and 1.5 miles from the 3800 Hamlin Property, respectively. The area around the property is characterized as suburban in nature and contains a large number of office and research and development uses, with Auburn Hills being home to 22 high-technology parks. Major employers in the MSA include Beaumont Health System, Chrysler Group LLC, General Motors Corp., and the Henry Ford Health System.

According to a third party market research provider, the estimated 2021 population within a one-, three- and five-mile radius of the 3800 Hamlin Property was approximately 4,306, 55,791, and 169,548, respectively; and the estimated 2021 average household income within the same radii was approximately $102,530, $99,071, and $113,469, respectively.

According to the appraisal, the subject is located in the Auburn Hills office submarket. As of the second quarter of 2021, the submarket contained approximately 8.7 million SF of office space, with an overall vacancy rate of 4.0% and average asking rent of $20.83 PSF. There has been limited construction in the submarket over the past five years with only 45,243 square feet built. The appraiser identified five lease comparables with rents ranging from $15.00 to $29.14 PSF, net and concluded to market rent for the office space at the 3800 Hamlin Property of $15.00 PSF (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 3800 Hamlin Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$15.00
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Rent Increase Projection	2.5% per annum
Concessions	0 months
Tenant Improvements (New Tenants) (PSF)	$45.00
Tenant Improvements (Renewals) (PSF)	$10.00
(1)	Information obtained from the appraisal.

A-3-122

Office – Suburban	Loan #14	Cut-off Date Balance:	$26,650,000
3800 West Hamlin Road	3800 Hamlin	Cut-off Date LTV:	59.2%
Auburn Hills, MI 48326		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	16.1%

The table below presents certain information relating to comparable sales pertaining to the 3800 Hamlin Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
3800 Hamlin (Subject)	Auburn Hills, MI	1991/NAP	100%	359,376	Oct-2021	$40,200,000	$112
Three Property Portfolio 5800 Mercury Drive and 17000 Federal Drive	Dearborn, MI	1994/2021	100%	175,215	Aug-2021	$13,500,000	$77
Earhart Corporate Center 2211 Old Earhart Road	Ann Arbor, MI	2006/NAP	98%	198,624	May-2019	$36,050,000	$182
Twelve Oaks Professional 41935 West 12 Mile Road	Novi, MI	1979/2017	100%	93,194	Apr-2019	$17,500,000	$188
Executive Centre I 111 Merchant Street	Springdale, OH	1983/2012	100%	173,297	Mar-2021	$17,000,000	$98
Soundview Plaza 1266 East Main Street	Stamford, CT	1984/2015	88%	179,253	Sep-2019	$15,150,000	$85

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office leases related to 3800 Hamlin Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
3800 Hamlin (Subject) 3800 West Hamlin Road Auburn Hills, MI	1991/NAP	359,376(2)	100.0%(2)	Volkswagen(2)	359,376(2)	Jan. 2022(2)	5.0 Yrs. (2)	$14.25(2)	NNN(2)
Wacker Chemical Innovation 4950 South State Road Ann Arbor, MI	2022/NAP	140,000	100.0%	Wacker Chemical	140,000	Apr-2022	25.0 Yrs.	$27.70	NNN
Cooper Standard 40300 Traditions Drive Northville, MI	2020/NAP	110,165	100.0%	Cooper-Standard	110,165	Mar-2020	15.0 Yrs.	$29.14	NNN
State Street Executive Park 5220 South State Road Ann Arbor, MI	2007/2017	60,362	100.0%	Sokon USA	60,362	Jan-2017	10.6 Yrs.	$15.00	Net
Twelve Oaks Professional 41935 West 12 Mile Road Novi, MI	1979/2017	93,194	100.0%	Yanfeng Automotive	93,194	Aug-2017	10.4 Yrs.	$15.50	Net
Masco Headquarters 17450 College Parkway Livonia, MI	2017/NAP	91,220	100.0%	Masco Corporation	91,220	Sep-2017	15.0 Yrs.	$22.10	NNN

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

A-3-123

Office – Suburban	Loan #14	Cut-off Date Balance:	$26,650,000
3800 West Hamlin Road	3800 Hamlin	Cut-off Date LTV:	59.2%
Auburn Hills, MI 48326		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 3800 Hamlin Property:

Cash Flow Analysis

	2018	2019	2020	TTM 8/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$5,104,262	$4,893,892	$5,068,330	$5,166,512	$5,121,108	64.2%	$14.25
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$5,104,262	$4,893,892	$5,068,330	$5,166,512	$5,121,108	64.2%	$14.25
Total Recoveries	2,986,121	3,064,620	2,796,042	2,330,723	2,855,598	35.8	7.95
Net Rental Income	$8,090,383	$7,958,512	$7,864,372	$7,497,235	$7,976,706	100.0%	$22.20
(Vacancy & Credit Loss)	0	0	0	0	(512,111)(2)	(10.0)(2)	(1.43)
Effective Gross Income	$8,090,383	$7,958,512	$7,864,372	$7,497,235	$7,464,595	93.6%	$20.77

Real Estate Taxes	832,235	832,393	840,186	872,670	1,007,458	13.5	2.80
Insurance	8,528	7,614	8,935	11,570	11,570	0.2	0.03
Management Fee	134,749	134,749	134,749	134,750	223,938	3.0	0.62
Other Operating Expenses	1,898,082	1,951,595	1,356,165	1,210,966	1,929,921	25.9	5.37
Total Operating Expenses	$2,873,595	$2,926,352	$2,340,036	$2,229,956	$3,172,887	42.5%	$8.83

Net Operating Income	$5,216,788	$5,032,160	$5,524,336	$5,267,279	$4,291,709	57.5%	$11.94
Replacement Reserves	0	0	0	0	71,875	1.0	0.20
TI/LC	0	0	0	0	317,996	4.3	0.88
Net Cash Flow	$5,216,788	$5,032,160	$5,524,336	$5,267,279	$3,901,837	52.3%	$10.86

NOI DSCR	3.76x	3.63x	3.99x	3.80x	3.10x
NCF DSCR	3.76x	3.63x	3.99x	3.80x	2.81x
NOI Debt Yield	19.6%	18.9%	20.7%	19.8%	16.1%
NCF Debt Yield	19.6%	18.9%	20.7%	19.8%	14.6%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 10.0%. The 3800 Hamlin Property was 100.0% leased as of November 1, 2021.

A-3-124

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A-3-125

No. 15 – Arizona Mills

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Bank of America, National Association Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail - Anchored
	Original Principal Balance(1):	$25,000,000		Location:	Tempe, AZ
	Cut-off Date Balance(1):	$24,927,899		Size:	1,234,669 SF
	% of Initial Pool Balance:	1.9%		Cut-off Date Balance Per SF(1):	$80.76
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$73.39
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated:	1997/NAP
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.8020%		Property Manager:	Simon Management Associates II, LLC (affiliate of borrower)
	Note Date:	August 31, 2021		Current Occupancy (As of)(4):	84.4% (8/23/2021)
	Seasoning:	2 months		12/31/2020 Occupancy(4):	88%
	Maturity Date:	September 1, 2026		12/31/2019 Occupancy:	97%
	IO Period:	0 months		12/31/2018 Occupancy:	95%
	Loan Term (Original):	60 months		12/31/2017 Occupancy:	95%
	Amortization Term (Original):	360 months		As-Is Appraised Value(4):	$308,000,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(4):	$249.46
	Call Protection(2):	L(26),D(27),O(7)		As-Is Appraisal Valuation Date:	August 23, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		TTM 7/31/2021 NOI:	$23,498,242
	Additional Debt Type (Balance)(1):	Pari Passu ($74,783,698)		12/31/2020 NOI:	$19,076,941
				12/31/2019 NOI:	$26,629,811
				12/31/2018 NOI:	$27,711,367
				U/W Revenues:	$36,173,810
				U/W Expenses:	$10,646,356
				U/W NOI:	$25,527,454
Escrows and Reserves(3)				U/W NCF:	$23,885,344
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	4.56x / 4.27x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	25.6% / 24.0%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	28.2% / 26.4%
Replacement Reserve	$0	Springing	$814,882	Cut-off Date LTV Ratio(1):	32.4%
TI/LC Reserve	$0	Springing	$3,704,007	LTV Ratio at Maturity(1):	29.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$100,000,000	67.9%	Loan Payoff	$146,739,422	99.7%
Borrower Equity	47,212,167	32.1	Closing Costs	472,745	0.3
Total Sources	$147,212,167	100.0%	Total Uses	$147,212,167	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Arizona Mills Whole Loan (as defined below).

(2)	Partial defeasance is permitted in connection with a partial release in connection with Joe’s Crab Shack exercising its option to purchase its leased premises. See “Partial Release” below.

(3)	The Arizona Mills Borrower (as defined below) is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes, if a tax reserve guaranty is not in place. Unless the Arizona Mills Property is covered by a blanket policy, the Arizona Mills Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve. Monthly reserves for TI/LC and replacement reserves are springing during any of (i) the period commencing upon the occurrence of an event of default and continuing until cured, (ii) any time after any bankruptcy action by the Arizona Mills Borrower, (iii) the period commencing upon any bankruptcy action by the property manager if the property manager is an affiliate of the Arizona Mills Borrower. The Arizona Mills Borrower is permitted to provide a letter of credit or guaranty from the non-recourse carveout guarantor in lieu of monthly reserves (provided no event of default is continuing).

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Arizona Mills Whole Loan more severely than assumed in the underwriting of the Arizona Mills Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Arizona Mills Mortgage Loan”) is part of a whole loan (the “Arizona Mills Whole Loan”) that is evidenced by five pari passu senior promissory notes, with an aggregate original principal balance of $100,000,000 (together, the “Arizona Mills Whole Loan”). The Arizona Mills Whole Loan is secured by a first priority fee mortgage encumbering a 1,234,669 square feet retail development located in Tempe, Arizona (the “Arizona Mills Property”). The Arizona Mills Mortgage Loan is evidenced by the non-controlling Note A-3-1, being contributed by Bank of America, National Association, and Note A-4, being contributed by Wells Fargo Bank, National Association, with an aggregate original principal balance of $25,000,000. The remaining promissory notes

A-3-126

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

comprising the Arizona Mills Whole Loan are summarized in the below table. The Arizona Mills Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2021-BNK36 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Arizona Mills Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,500,000	$38,388,965	BANK 2021-BNK36	Yes
A-2	$31,500,000	$31,409,153	BANK 2021-BNK36	No
A-3-1	$11,500,000	$11,466,834	BANK 2021-BNK37	No
A-3-2	$5,000,000	$4,985,580	BANK 2021-BNK36	No
A-4	$13,500,000	$13,461,066	BANK 2021-BNK37	No
Total	$100,000,000	$99,711,597

The Borrower and Borrower Sponsor. The borrower is Arizona Mills Mall, LLC (the “Arizona Mills Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). Simon owns shopping, dining, entertainment and mixed-use destinations, with properties across North America, Europe and Asia. Simon is an S&P 100 company, publicly traded under the ticker “SPG”, and rated A3/A- by Moody’s/S&P. As of March 31, 2021, Simon owned or held an interest in 202 properties in 37 U.S. states and Puerto Rico, including 98 malls, 69 Premium Outlet branded centers, 14 Mills branded centers, 4 lifestyle centers and 17 other retail properties, along with 31 Premium Outlets and Designer Outlet branded properties primarily located in Asia, Europe and Canada. Simon also owns an 80% non-controlling interest in the Taubman Realty Group, LLC, which has an interest in 26 regional, super-regional, and outlet malls in the United States and Asia. Simon’s liability as the non-recourse carveout guarantor is limited to 20% ($20,000,000) of the original principal amount of the Arizona Mills Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

The Arizona Mills Property was originally developed in 1997 by a partnership with the Taubman Group and the Mills Corporation. Simon acquired The Mills Corporation in 2007, increased its ownership interest in the Arizona Mills Property in 2012 and, in 2014, became the 100% owner. Simon maintains a cost basis of approximately $361 million in the Arizona Mills Property including approximately $20.9 million spent in modernizing the interior and exterior and re-tenanting.

The Property. The Arizona Mills Property is a 1,234,669 square foot indoor outlet, value-retail and entertainment destination located in Tempe, Arizona. The Arizona Mills Property attracts over 12 million visitors a year with its unique array of entertainment concepts and value-oriented shopping options. The Arizona Mills Property is anchored by Burlington, Harkins Theatres/IMAX and LEGOLAND Discovery Center. Other major tenants include: Conn’s, Tilt, Overtime by Dick’s Sporting Goods, Marshalls, Forever 21 and Ross Dress for Less. The Arizona Mills Property includes 27 sit-down dining, food court and grab-and-go options, including Rainforest Café, Garcia’s Mexican Restaurant, Joe’s Crab Shack, Rocky Mountain Chocolate Factory, Auntie Annie, Johnny Rockets, Pretzel Wetzels, Starbucks Coffee and Dairy Queen. The Arizona Mills Property underwent an approximately $10 million redevelopment in 2016 and 2017 to create a family-friendly entertainment wing with several unique-to-Arizona tenants, including LEGOLAND Discovery Center, SEA LIFE Arizona Aquarium, Rainforest Cafe and Tilt.

Since business restrictions in Arizona were lifted in March 2021, sales production between March and May 2021 was 36% higher than it was for the same period in 2019. The Arizona Mills Property has a strong occupancy history, with a 10-year average occupancy of 94% (excluding temporary tenants). Including temporary tenants, the 10-year average historical occupancy is 97%. The Arizona Mills Property has a granular rent roll, with no tenant occupying more than 7.5% of total rentable square feet and no tenant contributing more than 8.0% of underwritten base rent. The top 10 tenants at the Arizona Mills Property represent only 38.1% of the rentable area and 24.6% of the gross potential rent. As of August 23, 2021, the Arizona Mills Property was 84.4% leased to 144 tenants.

A-3-127

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

The following table contains inline sales history for the Arizona Mills Property:

Inline Sales(1)

	2018	2019	2020(2)	7/31/2021 TTM	Avg. 3/21-7/21
Sales PSF (Inline < 10,000 SF)	$350	$361	$312	$423	$512
Occupancy Cost (Inline < 10,000 SF)	14.9%	13.6%	16.0%	13.0%	NAV

(1)	Information is as of July 31, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.

(2)	The Arizona Mills Property was closed between March 18 and May 16, 2020 due to COVID-19 restrictions.

The following table contains anchor and major tenant sales history for the Arizona Mills Property:

Major Tenant Sales History(1)

	SF	2018 Sales PSF	2019 Sales PSF	2020 Sales PSF(2)	7/31/2021 TTM Sales PSF
Burlington	80,426	$194	$205	$151	$223
Ross Dress For Less	29,734	$434	$417	$302	$349
Nike Clearance Store	13,222	$908	$870	$692	$950
Harkins Theaters/IMAX(3)	92,253	$631,679	$591,385	$39,359	$202,694
Victoria’s Secret	11,024	$570	$630	$398	$614
Marshalls	31,315	$206	$207	$153	$123
Vans Outlet	4,169	$1,305	$1,466	$786	$1,259
Forever 21	30,822	$220	$182	$107	$196
Foot Locker Outlet	7,391	$556	$581	$547	$707
LEGOLAND Discovery Center	65,013	$67	$65	$31	$66
H&M	17,968	$194	$215	$143	$198
Bath & Body Works	3,282	$1,022	$1,110	$983	$1,419
Levi’s/Dockers Outlet	6,005	$557	$596	$417	$661
Old Navy	15,388	$239	$229	$130	$180
Rainforest Cafe	20,057	$168	$154	$92	$131
Champs Sports	5,097	$562	$586	$600	$812
Animal Kingdom	3,056	$904	$959	$945	$1,595
Shoe Palace	4,113	$534	$667	$778	$909
Disney Store Outlet	5,761	$422	$456	$348	$648
The Finish Line	5,371	$356	$412	$439	$578
Tommy Hilfiger	5,533	$406	$387	$295	$334
Sea Life Centre	25,590	$85	$80	$40	$95
adidas Clearance	9,652	$0	$185	$319	$423

(1)	Information is as of July 31, 2021, as provided by the borrower sponsor, and only includes tenants reporting sales.

(2)	The Arizona Mills Property was closed between March 18 and May 16, 2020 due to COVID-19 restrictions.

(3)	Sales for Harkins Theaters/IMAX reflect Sales per screen (18 screens).

COVID-19 Update. On March 19, 2020, after extensive discussions with federal, state and local officials and in recognition of the need to address the spread of COVID-19, Simon closed all of its retail properties in the United States. The Arizona Mills Property re-opened on May 18, 2020. Rent collections from April through December 2020 were approximately 94%, while collections in 2021 have been over 96% and are back at typical pre-COVID-19 levels.

Major Tenants.

Harkins Theater/IMAX (92,253 square feet, 7.5% of net rentable area, 8.0% of underwritten base rent). Founded in 1933, Harkins Theaters is a chain of movie theaters that primarily operates in the southwestern United States. It is a private subsidiary of Harkins Enterprises, LLC and is headquartered in Scottsdale, Arizona. The company presently operates 34 theaters in five states and is the dominant movie exhibitor in Phoenix, Arizona. Harkins Theaters/IMAX has been a tenant since 2000 and operates 17 screens plus 1 IMAX screen at the Arizona Mills Property, on a lease that expires in July 2035, with three, five-year renewal options. In March 2021, the tenant completed a $10 million renovation and extended its lease for 15 years. Sales for Harkins Theaters/IMAX at the Arizona Mills Property were reported at $631,679 per screen, $591,385 per screen, $39,359 per screen and $202,694 for 2018, 2019, 2020 and 7/31/2021 TTM, respectively. The Harkins Theaters/IMAX lease is guaranteed by Harkins Amusement Enterprises, Inc.

Burlington (80,426 square feet, 6.5% of net rentable area, 2.3% of underwritten base rent). Burlington Coat Factory (NYSE: BURL) is a value priced department store chain. The clothing retailer, which made its name selling coats, operates 700-plus no-frills retail stores (averaging 65,000 Square feet) offering off-price current, brand-name clothing in 45 states plus Puerto Rico. Although it is one of the

A-3-128

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

nation’s largest coat sellers, the stores also sell a wide array of products, including children’s apparel, bath items, furniture, gifts jewelry, linens and shoes. Burlington has been a tenant at the Arizona Mills Property since November 1997. Burlington’s lease term extends through January 2023, with one, five-year renewal option. Burlington pays $6.00 per square foot of base rent plus overage rent equal to 1.5% of annual sales over $15,079,875. Sales for Burlington at the Arizona Mills Property were reported at $194 per square foot, $205 per square foot, $151 per square foot and $223 per square foot for 2018, 2019, 2020 and 7/31/2021 TTM, respectively. The Burlington lease is guaranteed by Burlington Coat Factory Warehouse Corporation.

LEGOLAND Discovery Center (65,013 square feet, 5.3% of net rentable area, 0.9% of underwritten base rent). Founded in 1999 and headquartered in Carlsbad, California, LEGOLAND Discovery Center is a chain of family amusement centers centered on the Lego construction toy system. Attractions include interactive exhibits, a Lego 4D cinema, themed rides, and creative workshops. Currently, LEGOLAND Discovery Center currently operates 20 locations in the United States. LEGOLAND Discovery Center has been a tenant at the Arizona Mills Property since April 2016 and occupies 65,013 Square feet on a lease that expires in December 2031, with three, five-year renewal options. Sales for LEGOLAND Discovery Center at the Arizona Mills Property were reported at $67 per square foot, $65 per square foot, $31 per square foot and $66 per square foot for 2018, 2019, 2020 and 7/31/2021 TTM, respectively.

Conn’s (40,057 square feet, 3.2% of net rentable area, 2.6% of underwritten base rent). Conn’s operates as a specialty retailer of durable consumer goods and related services in the United States. It operates through two segments, Retail and Credit. The company’s stores offer furniture and mattresses, including furniture and related accessories for the living room, dining room, and bedroom, as well as traditional and specialty mattresses; and home appliances, such as refrigerators, freezers, washers, dryers, dishwashers, and ranges. Conn’s currently operates more than 140 retail locations in 14 states. Conn’s has been a tenant at the Arizona Mills Property since July 2013 on a lease that extends through June 2023, with four, five-year renewal options. Conn’s is not required to report sales.

Tilt (37,348 square feet, 3.0% of net rentable area, 0.6% of underwritten base rent). Tilt features a dynamic roster of more than 150 classic and modern interactive video and redemption prize games for all skill levels. Tilt also offers an array of American and regional cuisine at the BYO Craft Kitchen & Bar, and offers beer, wine and specialty cocktails at the Taproom at Tilt Studio Bar. Tilt has been a tenant since August 2016 on a lease that extends through August 2026 with one, five-year renewal option.

A-3-129

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

The following table presents certain information relating to the tenancy at the Arizona Mills Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	7/31/2021 TTM Sales			Lease Exp. Date	Renewal Options
							Sales $	Sales PSF / Screen	Occ Cost %
Anchor Tenants
Harkins Theaters/IMAX	NR/NR/NR	92,253	7.5%	$20.24	$1,867,201	8.0%	$3,648,494	$202,694	51.4%	7/31/2035	3 x 5 yr
Burlington(3)	NR/NR/BB+	80,426	6.5%	$6.53	$525,407	2.3%	$17,936,607	$223	4.4%	1/31/2023	1 x 5 yr
LEGOLAND Discovery Center	NR/NR/CCC+	65,013	5.3%	$3.29	$213,600	0.9%	$4,272,004	$66	6.1%	12/31/2031	3 x 5 yr
Conn’s	NR/B1/B	40,057	3.2%	$15.00	$600,855	2.6%	NAV	NAV	NAV	6/30/2023	4 x 5 yr
Tilt	NR/NR/NR	37,348	3.0%	$3.83	$142,879	0.6%	NAV	NAV	NAV	8/31/2026	1 x 5 yr
Overtime by Dick’s Sporting Goods	NR/NR/NR	34,341	2.8%	$10.00	$343,410	1.5%	NAV	NAV	NAV	1/31/2026	3 x 5 yr
Marshalls	NR/A2/A	31,315	2.5%	$11.50	$360,123	1.5%	$3,842,977	$123	12.8%	12/31/2026	3 x 5 yr
Forever 21	NR/NR/NR	30,822	2.5%	$29.27	$902,076	3.9%	$6,042,037	$196	16.7%	1/31/2023	NAP
Subtotal/Wtd. Avg.		411,575	33.3%	$12.04	$4,955,550	21.3%

Junior Anchor Tenants
Ross Dress For Less	NR/A2/BBB+	29,734	2.4%	$14.00	$416,276	1.8%	$10,369,347	$348.74	5.3%	1/31/2023	NAP
American Freight	NR/NR/NR	29,390	2.4%	$11.50	$337,985	1.5%	NAV	NAV	NAV	9/16/2022	NAP
Sea Life Centre	NR/NR/CCC+	25,590	2.1%	$12.02	$307,468	1.3%	$2,434,633	$95.14	16.1%	12/31/2025	3 x 5 yr
Camille La Vie	NR/NR/NR	22,774	1.8%	$5.27	$120,000	0.5%	NAV	NAV	NAV	12/31/2028	NAP
dd’s(4)	NR/A2/BBB+	21,000	1.7%	$12.15	$255,150	1.1%	NAV	NAV	NAV	12/31/2031	NAP
Rainforest Cafe	NR/Caa2/NR	20,057	1.6%	$10.97	$220,000	0.9%	$2,626,274	$130.94	8.4%	12/31/2023	NAP
Subtotal/Wtd. Avg.		148,545	12.0%	$11.15	$1,656,879	7.1%

In-Line/Pad Tenants		481,456	39.0%	$34.54	$16,628,121	71.5%
Vacant		193,093	15.6%	$0.00	$0	0.0%
Total/Wtd. Avg.		1,234,669	100.0%	$22.31(5)	$23,240,551	100.0%

(1)	Information is based on the underwritten rent roll dated August 23, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent for Burlington includes 1.5% of gross sales in excess of $15,079,875, which equates to an additional $0.53 PSF based on 7/31/2021 TTM sales.

(4)	dd’s has an executed lease and is expected to open for operations in December 2021.

(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-130

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

The following table presents certain information relating to the lease rollover schedule at the Arizona Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM/2021	13	24,573	2.0%	24,573	2.0%	$1,310,608	5.6%	$53.34
2022	21	133,265	10.8%	157,838	12.8%	$3,563,348	15.3%	$26.74
2023	39	339,471	27.5%	497,309	40.3%	$7,467,153	32.1%	$22.00
2024	17	52,615	4.3%	549,924	44.5%	$1,998,132	8.6%	$37.98
2025	16	76,548	6.2%	626,472	50.7%	$2,112,523	9.1%	$27.60
2026	18	154,743	12.5%	781,215	63.3%	$2,416,955	10.4%	$15.62
2027	3	11,130	0.9%	792,345	64.2%	$264,491	1.1%	$23.76
2028	4	26,156	2.1%	818,501	66.3%	$289,190	1.2%	$11.06
2029	2	12,834	1.0%	831,335	67.3%	$392,179	1.7%	$30.56
2030	7	27,174	2.2%	858,509	69.5%	$908,834	3.9%	$33.44
2031	5	90,813	7.4%	949,322	76.9%	$649,937	2.8%	$7.16
Thereafter	4	92,254	7.5%	1,041,576	84.4%	$1,867,201	8.0%	$20.24
Vacant	0	193,093	15.6%	1,234,669	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	149	1,234,669	100.0%			$23,240,551	100.0%	$22.31(3)
(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the Arizona Mills Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	8/23/2021(2)
95%	95%	97%	88%	84.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

A-3-131

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Arizona Mills Property:

Cash Flow Analysis

	2018	2019	2020	TTM 7/31/2021	U/W	%(1)	U/W $ per SF
Base Rent(2)	$22,547,536	$21,299,749	$19,222,186	$18,776,078	$19,391,064	49.3%	$15.71
Contractual Rent Steps(3)	0	0	0	0	191,943	0.5	0.16
Income from Vacant Units	0	0	0	0	6,660,907	16.9	5.39
Overage Rent(4)	515,507	538,530	338,376	1,556,650	1,964,680	5.0	1.59
Percent In Lieu(4)	438,206	439,359	857,691	954,377	1,692,865	4.3	1.37
Expense Reimbursement	11,371,247	11,303,201	10,415,098	10,039,140	9,464,363	24.0	7.67
Net Rental Income	$34,872,496	$33,580,839	$30,833,351	$31,326,245	$39,365,821	100.0%	$31.88
Temp / Specialty Leasing Income	3,437,567	3,505,644	2,494,953	2,815,844	3,072,323	7.8	2.49
Other Income(5)	623,994	625,632	353,015	414,783	396,573	1.0	0.32
(Vacancy & Concessions)	(72,683)	(79,354)	(5,362,228)	(1,491,485)	(6,660,907)	(16.9)	(5.39)
Effective Gross Income	$38,861,374	$37,632,761	$28,319,091	$33,065,387	$36,173,810	91.9%	$29.30

Real Estate Taxes	2,813,372	2,751,446	2,808,093	2,575,788	2,939,737	8.1	2.38
Insurance	432,436	457,171	529,032	545,392	583,936	1.6	0.47
Other Operating Expenses	7,904,199	7,794,333	5,905,025	6,445,965	7,122,683	19.7	5.77
Total Operating Expenses	$11,150,007	$11,002,950	$9,242,150	$9,567,145	$10,646,356	29.4%	$8.62

Net Operating Income	$27,711,367	$26,629,811	$19,076,941	$23,498,242	$25,527,454	70.6%	$20.68
Replacement Reserves	0	0	0	0	407,441	1.1	0.33
TI/LC	0	0	0	0	1,234,669	3.4	1.00
Net Cash Flow	$27,711,367	$26,629,811	$19,076,941	$23,498,242	$23,885,344	66.0%	$19.35

NOI DSCR(6)	4.95x	4.76x	3.41x	4.20x	4.56x
NCF DSCR(6)	4.95x	4.76x	3.41x	4.20x	4.27x
NOI Debt Yield(6)	27.8%	26.7%	19.1%	23.6%	25.6%
NCF Debt Yield(6)	27.8%	26.7%	19.1%	23.6%	24.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Net Rental Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	UW Base Rent is based on the underwritten rent roll dated August 23, 2021, with adjustments made for executed leases and tenants that have given notice to vacate.

(3)	UW Contractual Rent Steps were taken through October 2022 ($191,943).

(4)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM July 2021 sales figures.

(5)	UW Other Income includes income from ATMs, rooftop cellular antenna income, stroller rentals, beverage case rentals, sponsorships, food court digital display income and other miscellaneous income.

(6)	Debt service coverage ratios and debt yields are based on the Arizona Mills Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Arizona Mills Property of $308,000,000 as of August 23, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated June 21, 2021, there was no evidence of any recognized environmental conditions at the Arizona Mills Property.

Market Overview and Competition. The Arizona Mills Property is located at the intersection of Interstate 10 (I-10) and US Route 60 (US 60), two of the major thoroughfares in the Phoenix metropolitan statistical area. Bordered by Mesa to the east, Scottsdale to the north and Guadalupe and Chandler to the south, the Arizona Mills Property is located approximately 4.5 miles south of Phoenix Sky Harbor Airport and approximately 3.5 miles from Arizona State University, which has an enrollment of over 70,000 students. The Arizona Mills Property is approximately 1.8 miles from the baseball spring training facility Tempe Diablo Stadium, and also benefits from an adjacent cluster of hotels including the Holiday Inn Express & Suites Tempe, Sonesta ES Suites Tempe, SpringHill Suites by Marriott Tempe at Arizona Mills Mall, Hotel Tempe/Phoenix Airport InnSuites Hotel & Suites, Sonesta Simply Suites Phoenix Tempe, Ramada by Wyndham Tempe/At Arizona Mills Mall, Tempe by the Mall Phoenix Airport Hotel and TownPlace Suites by Marriott Tempe at Arizona Mills.

The Arizona Mills Property serves the greater 2,000 square-mile Phoenix area, which includes the cities of Chandler, Glendale, Scottsdale and Tempe among others. The City of Tempe continues to grow, bringing in company headquarters such as Carvana and State Farm. The Arizona Mills Property is part of the greater Phoenix area retail market and the Tempe, AZ retail submarket. According to a third party market report, the Phoenix retail market average asking rents are $19.73 per square foot and market vacancy is 7.6%. According to a third party market report, the Tempe, AZ retail submarket average asking rents are $19.17 per square foot and vacancy

A-3-132

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

is 6.5%. The Arizona Mills Property benefits from strong demographics in terms of population density. The estimated 2021 population within a 1-, 3- and 5-mile radius of the Arizona Mills Property was 19,537, 119,619 and 294,558, respectively. The estimated 2021 average household income within the same radii was $63,802, $76,801 and $85,570, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arizona Mills Property:

Market Rent Summary

Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rent Increase Projection
Less than 1,000 SF	$65.00	7	3.0%
1,000-1,999 SF	$55.00	7	3.0%
2,000-2,999 SF	$42.50	7	3.0%
3,000-4,999 SF	$35.00	7	3.0%
5,000-9,999 SF	$30.00	7	3.0%
Over 10,000 SF	$25.00	7	3.0%
Jewelry	$100.00	7	3.0%
Food Court	$125.00	7	3.0%
Kiosk	$750.00	7	3.0%
Restaurant	$25.00	10	10% Mid-term
ATM	$250.00	7	Flat
Major	$11.50	10	10% Mid-term
Theater	$20.00	10	10% Mid-term
Anchor	$7.50	10	10% Mid-term

The following table presents information regarding certain competitive properties to the Arizona Mills Property:

Comparable Retail Leases

Property Address	Detailed Property Type	Year Built/ Renovated	Size (SF)	Occ%	Major Tenants	Dist. from property
Arizona Mills 5000 South Arizona Mills Circle Tempe, AZ	Anchored	1997 / NAP	1,234,669(1)	84.4%(1)	Harkins Theater/IMAX, Burlington, LEGOLAND Discovery Center, Conn’s HomePlus, Tilt Studio, Overtime by Dick’s Sporting Goods, Marshalls, Forever 21, Ross Dress for Less, American Freight, Sea Life Centre(1)	NAP
Arrowhead Towne Center 7700 West Arrowhead Towne Center Drive Glendale, AZ	Super Regional Mall	1993 / 2015	1,197,000	100.0%	Dick’s Sporting Goods, Dillard’s, JC Penney, Macy’s, H&M	35.7 mi
Biltmore Fashion Park 2502 East Camelback Road Phoenix, AZ	Regional Mall	1963 / 2006	622,000	100.0%	Macy’s, Saks Fifth Avenue, Arhaus, Life Time Fitness	12.4 mi
Scottsdale Fashion Square 6900 East Camelback Road Scottsdale, AZ	Super Regional Mall	1964 / 2018	1,845,000	99.9%	Dillard’s, Nordstrom, Crate & Barrel, Forever 21, H&M, Harkins Theater, Neiman Marcus	9.3 mi
Chandler Fashion Center 3101-3199 West Chandler Boulevard Chandler, AZ	Super Regional Mall	2001 / NAP	1,318,000	100.0%	Barnes & Noble, Dillard’s, Macy’s, Forever 21, Harkins Theater	9.7 mi
Kierland Commons 15220-15230 North Scottsdale Road Scottsdale, AZ	Lifestyle Center	1999 / 2005	367,075	87.7%	Arhaus, Crate & Barrel	24.3 mi
Desert Sky Mall 7535-7835 West Thomas Road Phoenix, AZ	Super Regional Mall	1980 / 2007	844,980	83.1%	Burlington, Curacao, Dillard’s, Mercado de los Cielos	21.3 mi
Village Square at Dana Park 1758 South Val Vista Drive Mesa, AZ	Community Center	2001 / 2009	366,262	82.5%	AJ’s Fine Foods, Barnes & Noble	12.6 mi

Source: Appraisal.

(1)	Information obtained from underwritten rent roll.

A-3-133

Retail – Anchored	Loan #15	Cut-off Date Balance:	$24,927,899
5000 South Arizona Mills Circle	Arizona Mills	Cut-off Date LTV:	32.4%
Tempe, AZ 85282		U/W NCF DSCR:	4.27x
		U/W NOI Debt Yield:	25.6%

Partial Release. In the event that the tenant Joe’s Crab Shack exercises its option to purchase its leased premises, the Arizona Mills Borrower may obtain the release of the related parcel upon the satisfaction of certain conditions, including (i) if the release occurs during the REMIC prohibition period, the Arizona Mills Borrower pays a release price of $1,000,000 and a yield maintenance premium or (ii) if the release occurs after the expiration of the REMIC prohibition period, the Arizona Mills Borrower partially defeases the Arizona Mills Whole Loan in the amount of $1,000,000.

A-3-134

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	A.J. Sfarra		cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor, | New York, NY 10001
Master Servicer	Wells Fargo Bank, N.A.
	Investor Relations		REAM_InvestorRelations@WellsFargo.com
1901 Harrison Street, | Oakland, CA 94612
Certificate Administrator	Computershare Trust Company, N.A. as agent for Wells Fargo Bank, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road, | Columbia, MD 21045
Special Servicer	CWCapital Asset Management LLC
	Attention: Brian Hanson		CWCAMContractNotices@cwcapital.com
900 19th Street NW, 8th Floor, | Washington, DC 20006
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	David Rodgers	(212) 310-9821
600 Third Avenue,40th Floor | New York, NY 10016
Trustee	Wilmington Trust, National Association
	General Contact	(302) 636-4140
1100 North Market St., | Wilmington, DE 19890

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Certificate Interest Reconciliation Detail

Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Exchangeable Certificate Detail

Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Interest
A-4 (Cert)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Cert)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Cert)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Cert)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Cert)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Regular Interest Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Exchangeable Certificate Details
A-4-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Exchangeable Certificate Detail

Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Penalties.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹
Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
(4)	Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

Note: Foreclosure and REO Totals are included in the delinquencies aging categories.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0
Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0
Sep-21	0	0	0	0	0	0
Aug-21	0	0	0	0	0	0
Jul-21	0	0	0	0	0	0
Jun-21	0	0	0	0	0	0
May-21	0	0	0	0	0	0
Apr-21	0	0	0	0	0	0
Mar-21	0	0	0	0	0	0
Feb-21	0	0	0	0	0	0
Jan-21	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.								Collateral Shortfall Total			0.00

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	12/17/21	BANK 2021-BNK37
Determination Date:	12/13/21
Next Distribution Date:	01/17/22	Commercial Mortgage Pass-Through Certificates
Record Date:	11/30/21	Series 2021-BNK37

Supplemental Notes

None

© Copyright 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2021 (the “Pooling and Servicing Agreement”).
Transaction: BANK 2021-BNK37,
Commercial Mortgage Pass-Through Certificates,
Series 2021-BNK37
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer as of December 31, [____]: [CWCapital Asset Management LLC][National Cooperative Bank, N.A.]
Directing Certificateholder: [BIG BNK37, LLC] or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)

Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

 1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.

Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.

Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculations, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.

During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.

The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)

The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.

As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review, or legal conclusion as part of that assessment.

2.

In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.

Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.

The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.

Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.

There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.

The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.

This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2. Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3. Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-5

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4. Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5. Intentionally Omitted.

6. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) to the knowledge of the Mortgage Loan Seller, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7. Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee

D-1-6

and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8. Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until

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the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9. Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing

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statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital

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improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency

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Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the

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applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are

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integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other

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affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the

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following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

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No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan

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documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the

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Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is

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the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination

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of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

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43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

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47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC	National Cooperative Bank, N.A.
One Soho Square (Loan No. 4)	None	Park Avenue Plaza (Loan No. 5)	None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC	National Cooperative Bank, N.A.
One SoHo Square (Loan No. 4) 3800 Hamlin (Loan No. 14) Allentown HQ (Loan No. 21)	None	Park Avenue Plaza (Loan No. 5) Ten West One (Loan No. 10)	None

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Wells Fargo Bank, National Association	Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC	National Cooperative Bank, N.A.
The Degnan (Loan No. 35) The Annex (Loan No. 48)	None	None	None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Wells Fargo Bank, National Association	Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC	National Cooperative Bank, N.A.
Walgreens in Cookeville (Loan No. 69) and Walgreens in Arlington (Loan No. 73)	None

Shepherd Mountain Plaza (Loan
No. 28)

and

Heritage Plaza (Loan No. 37)

Storage Sense Harden (Loan No. 32)

and

Storage Sense Mebane (Loan No. 54)

CitiCentre (Loan No. 46)

and

Greenview Courtyard Apartments (Loan No. 47)

None

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Arizona Mills (Loan No. 15)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. The loan documents permit the borrower to enter into a so-called PACE (“Property-Assessed Clean Energy”) loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

8	ExchangeRight 49 (Loan No. 8)

(i) Tenant Rights of First Refusal/ Rights of First Offer. With respect to the following properties, the related single tenant has a Right of First Refusal (“ROFR”) to purchase the mortgaged property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept: (A) CVS Pharmacy (Waukegan, IL); (B) Valspar (Massilon, OH); (C) Walgreens (Hesperia, CA); (D) Walgreens (Chicago, IL); (E) Walgreens (Galesburg, IL); and (F) Walgreens (St. Joseph, MO). With respect to the following property, the related single tenant has a Right of First Offer (“ROFO”) to purchase the mortgaged property if the borrower decides to market the related property for sale: Pick ‘n Save (Wauwatosa, WI). The ROFR/ROFOs are not extinguished by foreclosure; however, the ROFR/ROFOs do not apply to foreclosure or deed in lieu thereof. (ii) Environmental Use Restrictions. Phase I environmental site assessments obtained in connection with loan origination identified the following: (A) Dollar General (East Windsor, CT). The subject property was previously used for gas station/ automotive repair purposes, and contained underground storage tanks (“USTs”). While remediation activities, including soil excavation, has occurred on-site, residual contamination above remediation standards remains on-site. The property is subject to a Declaration of Environmental Land Use Restrictions, that, among other things, restricts exposure to inaccessible soils, imposes maintenance obligations as to existing paved surfaces, and prohibits demolition of the existing building. (B) Pick ‘n Save (Wauwatosa, WI). The subject property was previously used as an automobile dealership with service operations, and contained UST’s. Following conditional regulatory closure, the site was later redeveloped with contamination in-place subject to land use restrictions, and is considered a CREC. Land use restriction impose various ongoing obligations, including managing contaminated soils in connection with excavation or removal, maintaining pavement barriers over contaminated soil (and notifying the Wisconsin Department of Natural Resources of any changes), and ongoing operation and maintenance of a the existing sub-slab passive venting system. (C) Walgreens (Chicago, IL). The subject property is believed to have residual contamination above remediation standards as a result of releases from an adjacent gas station. The regulatory authority has issued a Groundwater Ordinance Notification and groundwater use restrictions for parcels in the vicinity of the gas station, including the subject property, which also prompts disclosure upon sale. The subject property is considered a CREC. (D) Walgreens (Galesburg, IL). The subject property was previously used as a gas station and auto repair facility, and on-site soil and groundwater contamination have previously been confirmed. Remediation activities have included soil and groundwater sampling, UST excavation and soil excavation removal. The Illinois EPA issued a no further action letter in 2002 that included engineering and institutional controls, including the property’s being used for commercial/ industrial uses only, an approved safety plan for any excavation or construction near known contaminated areas, continued maintenance of concrete and asphalt barriers over contaminated soils, and restrictions on groundwater use. The subject property is considered both a

D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
REC and a CREC. The loan documents contain borrower covenants to comply with related environmental restrictions affecting the various mortgaged properties. The Phase I ESA consultant provided a worst-case estimate with a statistical 90% confidence interval that the total cost for potential remediation had an upper-end range of $800,000. In lieu of obtaining a Phase II ESA, lender obtained a $4,000,000 pollution legal liability-type environmental insurance policy with $4,000,000 sublimit per claim from Sirius Specialty Insurance Corporation with an 8-year term (three years past the loan term) and having a $25,000 deductible per claim. Sirius Specialty Insurance Corporation has an S & P rating of “A-”. (E) Dollar General (Jackson, MI). The subject property was formerly used as a coal/ lumber storage yard and for auto repair operations. Residual onsite contamination has been addressed by provision of a Baseline Environmental Assessment (“BEA”) and Due Care Plan. Ongoing compliance with the Due Care Plan is required. The property is deemed a CREC.
8	Allentown HQ (Loan No. 21)

The Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (“CREC”) related to the presence of metals and polycyclic aromatic hydrocarbon (“PAH”) compounds in fill material used to level the structures during development of the subject property in 1973. A site remediation report reviewed by the Phase I ESA consultant identified the extent of historic fill material and related institutional controls, which included capping of the historic fill material by the building slabs, paved parking areas and vegetation, as well as the imposition of deed restrictions. The deed restrictions provide, among other things, that (i) soil contamination exists at the property and that uses are restricted; (ii) the property shall not be used for residences, child care or schools; (iii) engineering controls shall not be disturbed except in accordance with prescribed notice requirements; (iv) allows NJ Department of Environmental Protection ongoing access to the property to evaluate remedial efficacy, and (v) requires that leases and subleases reference the deed restrictions. Ongoing reporting and monitoring is required by the New Jersey Industrial Site Recovery Act (“NJ ISRA”), and is expected to cost $250,000. In connection with the borrower’s acquisition of the subject property, the seller escrowed $250,000 with the title company for the benefit of borrower. The borrower has collaterally assigned those funds to the lender. The loan documents include borrower covenants for ongoing compliance with NJ ISRA, as well as other required deed restrictions and engineering controls.

8	8515 Miramar Place (Loan No. 22)

(i) Tenant Right of First Offer. Best Cheer Stone (#1 tenant) has a Right of First Offer (“ROFO”) to purchase the mortgaged property if the borrower decides to market the related property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. (ii) Environmental Land Use Restrictions. The Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (“CREC”) related to the removal of two diesel fuel UST’s in 1998. Petroleum contaminants were identified during removal, and contaminated soils were removed. The San Diego County Department of Environmental Health and Quality issued a case closure with conditions on December 18, 1998. Because remediation was approved to non-residential clean-up levels, future land use is restricted to non-residential uses and property use changes may require further investigation or approvals.

8	Arizona Mills (Loan No. 15)

An outparcel tenant (Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack) has a fair market value-based purchase option (based on appraisal procedures set forth in its lease) to acquire its leased parcel upon expiration of its lease on August 31, 2025, exercisable with at least 6 months’ prior written notice. If the tenant exercises the purchase option

D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
prior to the expiration of the defeasance lockout period (2 years after the REMIC start-up for last component note to be securitized), the loan documents provide for prepayment of the loan in an amount equal to the “Landry’s Release Price”, together with the applicable yield maintenance premium. After the defeasance lockout, the loan shall be partially defeased in an amount equal to the Landry’s Release Price. The “Landry’s Release Price” means $1,000,000.
8	Hood River Center (Loan No. 27)

The Phase I environmental site assessment (“ESA”) obtained in connection with the loan identified a controlled recognized environmental condition (“CREC”) related to a prior service station use at the subject property. The related parcel is currently paved and used as a parking lot. The Oregon DEQ requires an approved Contaminated Media Management Plan in the event of any excavations at the area, and any land use change to residential or recreational uses could trigger further regulatory assessment. The loan documents include a covenant requiring the borrower to comply with all environmental restrictions including those relating to Oregon DEQ’s no further action determination and Contaminated Media Management Plan.

8	Storage Max – Holly Spring (Loan No. 40)

The Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (“CREC”) related to the subject property’s use as a landfill during the period between 1953-1973. The North Carolina Department of Environmental Quality (“NCDEQ”) has identified the property as a brownfields site, which allows for contamination to remain in-place so long as controls exist and human health is protected through restrictions. A limited site investigation in 2010 consisted of environmental engineers’ installing three groundwater monitoring wells in the vicinity and down-gradient of the landfill area. Based on the environmental assessment information, the NCDEQ’s Brownfields Program issued a Decision Memorandum on May 21, 2014 that imposed certain restrictions, including: (i) the property is restricted to commercial/ industrial uses only; (ii) any new construction must be approved by NCDEQ; (iii) using groundwater and surface water is restricted; and (iv) any changes to the property must be authorized by NCDEQ. The borrower submitted its annual Land Use Restrictions Update on January 21, 2021, confirming that the property’s compliance with the enumerated land use restrictions contained in the recorded Brownfields Agreement.

8	EZ Storage-Orchard Lake Road (Loan No. 45)

The Phase I environmental site assessments identified a controlled recognized environmental condition (“CREC”) related to potential soil contamination from prior on-site machining and salt bath operations. Subsurface investigation in 2015-2016 identified polychlorinated biphenyls in the soil in excess of state residential action levels. The borrower completed a Baseline Environmental Site Assessment (“BEA”) to establish a defense for related clean-up liability as provided by Michigan law. In connection with the due care plan established pursuant to the BEA, third parties are required to be notified prior to any on-site subsurface construction activities.

8	Walgreens in Cookeville (Loan No. 69)

Walgreens (single tenant) has Right of First Refusal (“ROFR”) to purchase the mortgaged property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

8	Walgreens in Arlington (Loan No. 73)

Walgreens (single tenant) has Right of First Refusal (“ROFR”) to purchase the mortgaged property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

D-2-3

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Claremont Village Square (Loan No. 20)

The subject property was included as part of the Claremont Village Expansion Project in 2006, which involved the Claremont Redevelopment Agency’s (“CRA”) dedicating land and constructing an adjacent town square with landscaped dining areas, and structured and surface parking. The subject property received a perpetual non-exclusive easement to the CRA-owned and maintained parking. In exchange for the CRA’s contribution, the borrower executed a $1,243,000 note payable to the CRA (the “CRA Note”) that is secured by a subordinate deed of trust. In lieu of principal and interest payments, the CRA Note is payable from operations and capital event distributions to members (the CRA receives 27.32% of excess cash flow after senior loan debt service). The current balance of the CRA Note is $752,810.11.

18	1201 Lake Robbins (Loan No. 2)

The mortgaged property is security for 4 pari passu notes aggregating $250,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.

18	1 Union Square South Retail (Loan No. 6)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.
18	3800 Hamlin (Loan No. 14)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 deductible.
18	Allentown HQ (Loan No. 21)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $50,000 deductible.
18	North Torrance (Loan No. 23)

The JP Morgan Chase out-parcel is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

18	Arizona Mills (Loan No. 15)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. (i) Property Insurance Required Deductible/ Additional Deductible. The loan documents permit a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (A) the retention amount is aggregated annually, (B) the retention amount remains pre-funded at all times during the term of the loan, and (C) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible. (ii) Liability Insurance Deductible. The loan documents permit a liability insurance deductible up to $750,000. (iii) Leased Fee Parcels. Various out-parcels (including Landry’s dba Joe’s Crab Shack) are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

18	Walgreens in Cookeville (Loan No. 69)

Borrower’s obligation, if any, to provide required property, rent loss and terrorism insurance (but expressly excluding liability coverage, which the borrower must obtain and maintain) is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including (i) if Walgreens self-insures, tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-“/ Moody’s “Baa3”, as applicable; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure, and third-party insurance with required coverages is currently in-place. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.
18	Walgreens in Arlington (Loan No. 73)

Borrower’s obligation, if any, to provide required property, rent loss and terrorism insurance (but expressly excluding liability coverage, which the borrower must obtain and maintain) is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related lease conditions, including (i) if Walgreens self-insures, tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB-”/ Fitch “BBB-“/ Moody’s “Baa3”, as applicable; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure, and third-party insurance with required coverages is currently in-place. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

28	All Wells Fargo Mortgage Loans (Loan Nos. 2, 4, 6, 8, 13, 14, 15, 18, 20, 21, 22, 23, 24, 26, 27, 30, 31, 35, 36, 40, 44, 45, 48, 52, 69 and 73)

With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.

28	One SoHo Square (Loan No. 4)

The mortgaged property is security for 20 pari passu senior notes aggregating $470,000,000, and 3 pari passu subordinate notes aggregating $315,000,000. The loan documents provide that the liability of the non-recourse carveout guarantor (The Gluck Family Trust) for certain single purpose entity and bankruptcy-related non-recourse carveouts is subject to a cap of 10% of the then outstanding principal balance of the Whole Loan.

28	Arizona Mills (Loan No. 15)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. (i) 20% Cap on Simon Property Group, L.P. Carveout Guaranty. The loan documents provide that, For so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to $20 million (20% of the original principal amount of the related whole loan), plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. (ii) Borrower-Only on Environmental Carveout. There is no separate environmental indemnitor with respect to the loan. The loan documents provide that the SPE borrower is personally liable for losses arising out of the breach of any representations, warranty or indemnification specifically concerning environmental laws, hazardous materials and lender indemnification contained in the loan agreement.

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
29	Arizona Mills (Loan No. 15)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. An outparcel tenant (Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack) has a fair market value-based purchase option (based on appraisal procedures set forth in its lease) to acquire its leased parcel upon expiration of its lease on August 31, 2025, exercisable with at least 6 months’ prior written notice. If the tenant exercises the purchase option prior to the expiration of the defeasance lockout period (2 years after the REMIC start-up for last component note to be securitized), the loan documents provide for prepayment of the loan in an amount equal to the “Landry’s Release Price”, together with the applicable yield maintenance premium. After the defeasance lockout, the loan shall be partially defeased in an amount equal to the Landry’s Release Price. The “Landry’s Release Price” means $1,000,000. The loan documents do not specify an allocated loan amount for the subject release parcel.

31	All Wells Fargo Mortgage Loans (Loan Nos. 2, 4, 6, 8, 13, 14, 15, 18, 20, 21, 22, 23, 24, 26, 27, 30, 31, 35, 36, 40, 44, 45, 48, 52, 69 and 73)

To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

32	Arizona Mills (Loan No. 15)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. The loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

33	Greenfield Place (Loan No. 26)

The borrower is a recycled SPE that previously owned property other than the mortgaged property. The prior owned property was a retail property located at 7425 W. Holmes Ave, Greenfield, WI (across the street from subject property) that was sold in March 2017 (the Prior Owned Property). A Phase I ESA obtained as to Prior Owned Property indicating no recognized environmental conditions. The loan documents provide for personal liability to the borrower and guarantor for losses related to the Prior Owned Property.

33	Los Osos Shopping Center (Loan No. 30)

The borrower is a recycled SPE that previously owned property other than the mortgaged property. The prior owned property was an adjacent undeveloped parcel that was out-conveyed to a borrower-affiliate in connection with loan origination (the Prior Owned Property). A Phase I environmental site assessment, prepared at or about the time of out-conveyance or in conjunction with subject financing, was provided with respect to the Prior Owned Property that indicated no recognized environmental conditions. The loan documents provide for personal liability to the borrower and guarantor for losses related to the Prior Owned Property.

34	Arizona Mills (Loan No. 15)

The mortgaged property is security for 5 pari passu notes aggregating $100,000,000. (i) Partial Defeasance without Allocated Loan Amount Percentage. An outparcel tenant (Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack) has a fair market value-based purchase option (based on appraisal procedures set forth in its lease) to acquire its leased parcel upon expiration of its lease on August 31, 2025, exercisable with at least 6 months’ prior written notice. If the tenant exercises the purchase option prior to the expiration of the defeasance lockout period (2 years after the REMIC start-up for last component note to be securitized), the loan documents provide for prepayment of the loan in an amount equal to the “Landry’s Release Price”, together with the applicable yield maintenance premium. After the defeasance lockout, the loan shall be partially defeased in an amount equal to the Landry’s Release Price. The “Landry’s Release Price” means $1,000,000. The loan documents do not specify an allocated loan amount for the subject release parcel. (ii) Defeasance-Related Fee Limitations. In connection with a defeasance, the borrower is not required

D-2-6

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
to pay servicing fees in excess of $10,000.
36	1 Union Square South Retail (Loan No. 6)

Leasehold/ Fee Not Subordinated. The entirety of the mortgaged property is comprised of a leasehold and/or sub-leasehold interest in 5 above-grade floors and one basement floor in a 21-story building. The latest expiration of the ground lease is 12.31.2095 (loan maturity is 10.6.2031). The loan documents provide for monthly deposits of ground rent into a reserve account during a trigger period. The loan documents provide for full recourse to the borrower and guarantor for losses if the ground lease is terminated for any reason other than the property's producing insufficient revenue to pay rent or other amounts due thereunder, or Lender’s failure to apply funds in the Ground Rent Reserve in violation of the Loan Documents. Variations: (I) Subleasing Restrictions. The ground lease contains requirements for subleases which are entered into directly by the borrower with sub-tenants at the property, including certain “Required Economic Conditions”: (i) the sublease base rent is at least 92.5% of the fair market rental value for the space, (ii) the sublease does not provide for any increases or rent step-ups unless within the range customary in the market for retail space in the Borough of Manhattan, (iii) the sublease cannot provide for any decrease in sublease base rent other than (x) abatement, concession, credit or offset or (y) a decrease upon renewal, but not less than 92.5% of then fair market rent, (iv) provisions for work letters, work allowances and the like are within the range of what is then customary in the market for retail space in the Borough of Manhattan and (v) the economic provisions are not intentionally structured to understate base rent under the ground lease. If the ground lessor disputes that the Required Economic Conditions have been satisfied, but the ground lessor’s dispute is based on clauses (iii) or (v) above, then the borrower may still enter into the sublease if the sublease would satisfy a certain coverage ratio test set forth in the related ground lease. (K) Application of Casualty/ Condemnation Proceeds. Proceeds will be applied to restoration (other than as a result of a substantial condemnation in which no restoration is required and proceeds are first paid to the ground lessor in the amount of the land value and then to the lender), provided that in the event of a partial condemnation the ground lessor will first receive the value of the land taken before any funds are applied to restoration. Proceeds will be held and disbursed by a depository. The loan documents prohibit Borrower for proposing or agreeing to a depository without Lender’s consent and, to the extent Borrower has the right to select, approve or consent to the depository, Borrower is required to make commercially reasonable efforts to appoint Lender (or its nominee) as the depository to hold the proceeds at Lender’s request. (L) Leasehold Mortgagee’s Rights to Enter Into New Lease with Ground Lessor. The ground lessor is required to enter into a new lease with the leasehold mortgagee if the ground lease is terminated in connection with the tenant’s bankruptcy or in the event the ground lessor overrides the leasehold mortgagee’s election to cure a non-monetary default.

D-2-7

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	London Terrace Towers Owners, Inc. (Loan No. 3)

The related Mortgage Loan agreement permits the Mortgagor to obtain additional subordinate financing (including, without limitation, a revolving or term line of credit) which may be secured by the related Mortgaged Property, or unsecured, in the amount of the lesser of (i) $10,000,000 or (ii) such amount so that at all times the aggregate loan-to-value ratio with respect to the existing Mortgage Loan debt and all existing and proposed additional financing does not exceed 35% and provided that, among other things: (a) no event of default has occurred and is continuing; (b) the debt yield, calculated including the existing debt and all existing and proposed subordinate debt is equal to or greater than 12.5%; (c) the subordinate lender is required to agree (i) that the subordinate debt will be subordinate in payment to the existing Mortgage Loan debt, (ii) that the Mortgagor will only be required to make payments under such additional financing to the extent the Mortgagor is current and will remain current in paying all amounts payable under the Mortgage note, the Mortgage Loan Agreement and the other Mortgage Loan documents and (iii) if the subordinate debt is secured by the Mortgaged Property, the subordinate lender is required to enter into a subordination and standstill agreement in form and substance reasonably acceptable to the Mortgagee pursuant to which the subordinate lender agrees to the foregoing with the Mortgagee; (d) the Mortgagor pays all of the Mortgagee’s actual out-of-pocket costs and expenses incurred by the Mortgagee’s in connection with such additional subordinate financing, including, without limitation reasonable legal fees; and (e) such additional subordinate financing is required to have a maturity date that is either co-terminous with or extends beyond the term of the Mortgage Loan.

7	Arizona Mills (Loan No. 15)

The related Whole Loan agreement permits the borrower to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Whole Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

7	Arizona Mills (Loan No. 15)

An outparcel tenant at the Mortgaged Property (Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack) has a fair market value-based purchase option (based on appraisal procedures set forth in its lease) to purchase its leased premises (the “Joe’s Release Parcel”) upon expiration of its lease on August 31, 2025, exercisable with at least six months’ prior written notice. If the tenant exercises the purchase option prior to the expiration of the REMIC prohibition period (2 years after the REMIC start-up for last component note to be securitized), the related Mortgage Loan documents provide for prepayment of the Whole Loan in an amount equal to the “Landry’s Release Price”, together with the applicable yield maintenance premium.

After the REMIC prohibition period, the related Mortgagor may obtain the release of the Joe’s Release Parcel in connection with a partial defeasance of the Whole Loan for a release price of $1,000,000. The loan documents do not specify an allocated loan amount for the Joe’s Release Parcel.

D-2-8

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	London Terrace Towers Owners, Inc. (Loan No. 3) Arizona Mills (Loan No. 15)	See exception to Representation 7.
18	All Bank of America Mortgage Loans (Loan Nos. 1, 3, 7, 11, 15, 16, 33, 53, 55, 57, 58, 67 and 70)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 17.
18	One North Wacker (Loan No. 1)

The related Whole Loan agreement permits no deductible for property insurance in excess of $1,500,000 (excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value).

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (A) if four or fewer insurance companies issue the policies, then (1) at least 75% of the insurance coverage represented by the policies must be issued by insurance companies who are qualified insurers, with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by Fitch if Fitch rates the insurance company or Moody’s if Moody’s rates the carrier) and (2) the primary insurance carriers must have a rating of “A:VIII” or better by A.M. Best and “A-” or better by S&P; or (B) if five or more insurance companies issue the Policies, then (1) at least 60% of the insurance coverage represented by the policies must be provided by insurance companies who are Qualified Insurers, with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by Fitch if Fitch rates the carrier and Moody’s if Moody’s rates the carrier) and (2) the primary insurance carriers must have a rating of “A:VIII” or better by A.M. Best and “A-” or better by S&P.

18	Raymour & Flanigan Campus (Loan No. 7)

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: if five or more insurance companies issue the policies under the total insurance program, the first layer primary coverage must all be rated "A-" by S&P, and at least 60% of the total limit of insurance of the property insurance program must be provided by insurance companies with a claims paying ability of "A-" or better by S&P (and the equivalent ratings for Moody's, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the Certificates). The remaining excess insurers are required to have an insurer rating of at least A/VIII by A.M. Best.

In addition, at loan closing, Homeland Insurance Company of Delaware (who is not rated by S&P) provides insurance representing 95% of $50,000,000 excess of $100,000,000 layer. The Whole Loan documents require the borrower to replace Homeland Insurance Company of Delaware with an insurer rated "A-" or better by S&P, on or before April 1, 2022.

18	Village at Jordan Creek Shopping Center (Loan No. 11)

The related Mortgage Loan agreement permits an insurance deductible not to exceed $250,000, with respect to the required comprehensive “special perils” insurance and an insurance deductible or self-insured retention not to exceed $500,000, with respect to the required commercial general liability insurance.

D-2-9

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Village at Jordan Creek Shopping Center (Loan No. 11)

With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 65% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the Policies, then at least 50% of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance company,

18	Village at Jordan Creek Shopping Center (Loan No. 11)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is 7.5% of the principal balance of the related Mortgage Loan.

18	Arizona Mills (Loan No. 15)

The related Whole Loan agreement permits a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”). In addition, the borrower is permitted to maintain a retention amount in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Whole Loan, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such pre-funded arrangement at the request of the lender or rating agency: $10,000,000 aggregate deductible, subject to a $5,000,000 per occurrence deductible.

18	Arizona Mills (Loan No. 15)

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (A) (i) if there is more than one, but less than five, insurance companies collectively issuing the policies, 75% or more of the insured amount must have a claims paying ability rating of “A-” or better with S&P and the remaining 25% (or lesser remaining amount) of which must have a claims paying ability rating of “BBB” or better with S&P or (iii) if there are five or more insurance companies collectively issuing the policies, 60% or more of the insured amount must have a claims paying ability rating of “A-” or better with S&P and the remaining 40% (or lesser remaining amount) a rating of “BBB” or better with S&P; and (B) “A-:X” by A.M. Best.

18	Arizona Mills (Loan No. 15)	The related Whole Loan agreement permits an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

D-2-10

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Various out-parcels (including Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack) are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

18	Victoria Gardens and Rocwood MHC (Loan No. 57)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is, with respect to each individual Mortgaged Property, an amount equal to the lesser of (i) 5% of the outstanding “Allocated Loan Amount” (as set forth in the related Mortgage Loan agreement) for the applicable individual Mortgaged Property or (ii) $500,000.

28	All Bank of America Mortgage Loans (Loan Nos. 1, 3, 7, 11, 15, 16, 33, 53, 55, 57, 58, 67 and 70)

The related loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

28	One North Wacker (Loan No. 1)

The losses carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards is limited to intentional misapplication by the borrower.

The borrowers and the non-recourse carveout guarantor will not have liability under non-recourse carveout provisions where the circumstance, event or condition that would otherwise give rise to such liability is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrower’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged Property cash flow or otherwise; (iii) insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrower’s debts and obligations as they become due and payable from sources other than revenues from the Mortgaged Property, subject to the full recourse carveout relating to substantive consolidation as a result of violation of separateness covenants; (v) failure to pay the Whole Loan or other obligations or debts of the borrower, as a result of (i), (ii) or (iii) above; and/or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as a result of (i), (ii) or (iii) above.

28	London Terrace Towers Owners, Inc. (Loan No. 3)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty was executed by the borrower.

28	Arizona Mills (Loan No. 15)

For so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

The borrowers and the non-recourse carveout guarantor will not have

D-2-11

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrowers’ lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the borrowers or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrowers’ debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the borrowers, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrowers through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

28	Arizona Mills (Loan No. 15)

There is no separate environmental indemnitor with respect to the Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Whole Loan agreement, no separate environmental indemnity agreement was executed by the borrower.

29	Arizona Mills (Loan No. 15)

In the event that the tenant Landry’s Seafood Restaurants, Inc. dba Joe’s Crab Shack exercises its option to purchase its leased premises (the “Joe’s Release Parcel”) after the expiration of the REMIC prohibition period, the borrower may obtain the release of the Joe’s Release Parcel in connection with a partial defeasance of the Whole Loan for a release price of $1,000,000. The loan documents do not specify an allocated loan amount for the subject release parcel.

29	Germantown Shopping Center (Loan No. 33)

The related Mortgage Loan documents do not specified allocated loan amount for the release (through partial defeasance) of the specified “Release Parcel” rather the related Mortgage Loan document require subject to various conditions including, but not limited to, payment of an “Adjusted Release Amount” equal to the greater of (a) the net proceeds from the sale of the Release Parcel and (b) the sum of (i) the Release Amount for the Release Parcel plus (ii) 10% of the Release Amount for the Release Parcel.

“Release Amount” is defined in the related Mortgage Loan agreement as an amount equal to the fair market value of the Release Parcel as established by a newly commissioned fully narrative MAI appraisal rather than by reference to a specified allocated loan amount for the Release Parcel.

30	One North Wacker (Loan No. 1)

In terms of annual financial statements, the related Whole Loan documents require the borrower to deliver annual unaudited operating statement of the Mortgaged Property prepared internally and certified by the borrower, detailing the revenues received and the expenses incurred for the period of calculation and containing appropriate year-to-date information.

31	One North Wacker (Loan No. 1)

The Mortgage Loan documents permit the borrower to satisfy

terrorism coverage requirements through the use of a licensed captive insurance company that is an affiliate of the borrower sponsor (The Irvine Company, LLC), subject to certain conditions, including (A) the policy limits are approved by the lender in its reasonable discretion, and the

D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

deductible is no greater than that calculated by TRIPRA, (B) other than the deductible, the portion of the insurance not reinsured by TRIPRA must be reinsured by an insurance carrier rated no less than S&P “A-” (or Moody’s/ Fitch equivalents, if applicable), (C) TRIPRA is in effect and requires that the federal government must reinsure that portion of any terrorism claim above the applicable deductible and other privately reinsured amounts as set forth above, and (D) the captive insurer is not the subject of a bankruptcy or similar proceeding.

31	Village at Jordan Creek Shopping Center (Loan No. 11)

If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of comprehensive “special perils” insurance and business interruption insurance required under the Mortgage loan documents (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

31	Arizona Mills (Loan No. 15)

If TRIPRA is not in effect, the borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the then-current annual insurance premiums payable by the borrower for the policies insuring only the Mortgaged Property (excluding the earthquake components of such premiums) on a stand-alone basis, and if the cost of terrorism insurance exceeds such amount, the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.

32	Arizona Mills (Loan No. 15)

The related Whole Loan documents permit the pledge of interest by a direct or indirect owner of the related borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Whole Loan documents permit transfers of equity interests that result in a change in control of the borrower as long as a “Qualified Transferee” satisfying certain requirements set forth in such Whole Loan documents controls the borrower following such transfer.

33	One North Wacker (Loan No. 1) London Terrace Towers Owners, Inc. (Loan No. 3) Village at Jordan Creek Shopping Center (Loan No. 11) Arizona Mills (Loan No. 15) Pack Rat Self Storage (Loan No. 55)

Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

33	One North Wacker (Loan No. 1)

The Whole Loan documents permit property revenue to be managed and accounted for pursuant to a centralized cash management system with certain other borrower affiliates. In the absence of a cash sweep period, funds are deposited into a concentration account owned and administered by The Irvine Company LLC, TIC Acquisition and Development LLC or Irvine Management Company. All funds in the concentration account are required to be tracked so that the cash attributable to borrower is ascertainable, and borrower obligations will not be paid by funds attributable to any borrower affiliates.

D-2-13

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	London Terrace Towers Owners, Inc. (Loan No. 3)	There is no nonconsolidation opinion with respect to such Mortgage Loan as the related Mortgagor is a cooperative housing corporation.
33	Village at Jordan Creek Shopping Center (Loan No. 11)

The related Mortgage Loan documents permit the Mortgagor to acquire a specified non-collateral parcel currently owned by Costco Wholesale Corporation in the event that Costco Wholesale Corporation requires such purchase pursuant to a put right held by Costco Wholesale Corporation (the “Acquired Expansion Parcel”), provided, that the related Mortgage Loan documents require that such an acquisition is subject to, among other things, no event of default by the borrower, upon such an acquisition the Acquired Expansion Parcel will be encumbered by the lien of the Mortgage on the related Mortgaged Property, delivery of an environmental report and a physical conditions report covering the Acquired Expansion Parcel, tax lot and title insurance updates and upon request of lender the delivery of a REMIC opinion. The related Mortgage Loan documents also include a carve-out for any losses resulting from such Acquired Expansion Parcel not being included in the related Mortgaged Property as of the related Mortgage Loan origination date.

33	Pack Rat Self Storage (Loan No. 55)

The related Mortgagor is a recycled single-purpose entity that previously owned a vacant parcel of land other than the Mortgaged Property that was conveyed to another entity in approximately 2002. With respect to such the prior owned vacant property related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties and such prior owned vacant property was reviewed by the environmental consultant.

34	Arizona Mills (Loan No. 15)	In connection with a defeasance, the borrower is not required to pay servicing fees in excess of $10,000.
34	Arizona Mills (Loan No. 15)

In the event that the tenant Joe’s Crab Shack exercises its option to purchase its leased premises (the “Joe’s Release Parcel”) after the expiration of the REMIC prohibition period, the borrower may obtain the release of the Joe’s Release Parcel in connection with a partial defeasance of the Whole Loan for a release price of $1,000,000. The loan documents do not specify an allocated loan amount for the subject release parcel.

34	Germantown Shopping Center (Loan No. 33)

The related Mortgage Loan documents do not specified allocated loan amount for the release (through partial defeasance) of the specified “Release Parcel” rather the related Mortgage Loan document require subject to various conditions including, but not limited to, payment of an “Adjusted Release Amount” equal to the greater of (a) the net proceeds from the sale of the Release Parcel and (b) the sum of (i) the Release Amount for the Release Parcel plus (ii) 10% of the Release Amount for the Release Parcel.

“Release Amount” is defined in the related Mortgage Loan agreement as an amount equal to the fair market value of the Release Parcel as established by a newly commissioned fully narrative MAI appraisal rather than by reference to a specified allocated loan amount for the Release Parcel.

43	Raymour & Flanigan Campus (Loan No. 7)

The Phase I environmental site assessment obtained in connection with the Mortgage Loan identified a REC related to the use of a portion of the property as a truck maintenance facility since at least the early 1990s. While such facility has never used in-ground automotive lifts, operations

D-2-14

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

include automotive maintenance, oil changes, tire changes and truck washing. The building is equipped with an oil/water separator (“OWS”) to filter waste liquid waste streams entering floor drains.

Reportedly, the OWS was formerly equipped with an underground, 300-gallon holding tank for capturing residual oil, which was reportedly closed in-place in 2005 because of its location beneath the building. The environmental consultant observed numerous 55-gallon drums of engine oil and grease being stored in the, along with a 500-gallon and a 250-gallon waste oil aboveground storage tank. Most of the observed drums of automotive oil and other products were noted to be stored upon secondary containment pallets. The property appears to utilize a waste oil burner system to dispose of waste oil when possible. A trench drain was observed beneath the pallet storing the waste oil collection drums. The environmental consultant found that the trench drain system and OWS have the potential to contribute to a release of hazardous substances to the site subsurface, should they become compromised. The lender obtained a remedial cost estimate of $454,245 to determine the worst case costs to assess the systems and their impact to soil and groundwater and to achieve regulatory closure. Additionally, little is known about the abandonment of the reported 300-gallon residual oil underground storage tank that formerly operated in connection with the OWS, and no records of subsurface sampling were available related to the OWS area. As such, the property’s approximately 30-year history of on-site truck maintenance, presence of an OWS and abandoned residual oil collection underground storage tank are considered to represent a recognized environmental condition.

D-2-15

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7, 8	ExchangeRight Net Leased Portfolio #51 (Loan No. 9)

The sole tenant at each of the Walgreens – Charlotte, NC, Walgreens -Virginia Beach, VA, Walgreens – Salem, OH, Walgreens – Southfield, MI, Family Dollar – Galena Park, TX and Citizen’s Bank -Bay Village, OH, has a right of first refusal or right of first offer to purchase the related Mortgaged Property.

7, 8	Ten West One (Loan No. 10)

The Mortgagor master leases the Mortgaged Property to a master tenant (the “Ten West One Master Tenant”).

The Ten West One Master Tenant has a purchase option to purchase the Mortgaged Property on and after the monthly payment date in May 2031, exercise of which purchase option is conditioned on payment of the unpaid Acquisition Cost (as defined in the related master lease), all unpaid rent due under the master lease, and a yield maintenance premium, if then due under the master lease. The Acquisition Cost is defined in the master lease as $40,260,000.

The Ten West One Master Tenant also has a purchase option to purchase the Mortgaged Property if the Mortgaged Property shall be damaged or destroyed in a casualty or condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium.

7, 8	Yucaipa Valley Commercial Center (Loan No. 17)

Each of the tenant McDonald’s and the tenant Beaver Medical Center has a right of first offer to purchase its own leased premises. Such right does not apply if the offer also relates to any other portion of the related shopping center.

7, 8	Walgreens – Rochester MN (Loan No. 38)	The sole tenant, Walgreen Co., has a right of first refusal to purchase the Mortgaged Property.
7, 8	230–250 North La Brea Avenue (Loan No. 43)	The largest tenant, Numero Uno Market, has a right of first offer to purchase its leased premises.
18	Walgreens – Rochester MN (Loan No. 38)

The Mortgagor is permitted to rely on the insurance provided by the sole tenant, Walgreens, as required under its lease. Such insurance may not satisfy the requirements of Representation 18. In particular, and without limitation, the Walgreens lease permits the tenant to self-insure if its net worth is at least $200,000,000, does not require the insurers to have any rating, and does not require coverage for terrorism, business interruption or contractual liability and permits the property insurance coverage to be obtained on an actual cash value basis from and after the 301st day of the lease term (which 301st day has already occurred).

18	Walgreens – Fort Worth TX (Loan No. 62)

The Mortgagor is permitted to rely on the insurance provided by the sole tenant, Walgreens, as required under its lease. Such insurance may not satisfy the requirements of Representation 18. In particular, and without limitation, the Walgreens lease permits the tenant to self-insure if its net worth is at least $100,000,000, does not require the insurers to have any rating, and does not require coverage for terrorism, business interruption or contractual liability and requires liability insurance for property damage to be $200,000 per incident.

18	All MSMCH Mortgage Loans (Loan Nos. 5, 9, 10, 12, 17, 19, 25, 28, 29, 32, 34, 37, 38, 39, 43, 46, 47, 50, 54 and 62)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer

D-2-16

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

26	Storage Sense Harden (Loan No. 32)

The Mortgaged Property is legal non-conforming with respect to use. Such nonconforming use may not be increased in any way, and in the event of casualty damage exceeding 51% of the current assessed value or square footage, such nonconforming use may not be restored. Further, the actual cash value insurable value of the Mortgaged Property is significantly lower than the principal amount of the Mortgage Loan, and is not expected to be sufficient to repay the Mortgage Loan, even if land value is taken into account.

26	230–250 North La Brea Avenue (Loan No. 43)

There are an outstanding fire code violation with respect to the sprinkler system and associated knox box. The Mortgagor is required within 30 days after origination to remedy such outstanding fire code violations, subject to extension for another 30 days.

28	Park Avenue Plaza (Loan No. 5)	There is no non-recourse carveout guarantor or separate environmental indemnitor.
28	Ten West One (Loan No. 10)	There is no non-recourse carveout guarantor or separate environmental indemnitor.
28	Shepherd Mountain Plaza (Loan No. 28)	There is no non-recourse carveout guarantor or separate environmental indemnitor.
28	Heritage Plaza (Loan No. 37)	There is no non-recourse carveout guarantor or separate environmental indemnitor.
28	All MSMCH Mortgage Loans (Loan Nos. 5, 9, 10, 12, 17, 19, 25, 28, 29, 32, 34, 37, 38, 39, 43, 46, 47, 50, 54 and 62)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties (or, if applicable, the indemnitors) have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

31	All MSMCH Mortgage Loans	The Mortgage Loan documents may allow terrorism insurance to be

D-2-17

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(Loan Nos. 5, 9, 10, 12, 17, 19, 25, 28, 29, 32, 34, 37, 38, 39, 43, 46, 47, 50, 54 and 62)

obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and which may also be rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

33	Park Avenue Plaza (Loan No. 5)

In addition to the office building located at 55 East 52nd Street and related land that comprise the Mortgaged Property, the Mortgaged Property also includes the leased fee interest in a ground lease on an adjacent 7-story building and related land (collectively, the “Additional Property”).

40	All MSMCH Mortgage Loans (Loan Nos. 5, 9, 10, 12, 17, 19, 25, 28, 29, 32, 34, 37, 38, 39, 43, 46, 47, 50, 54 and 62)

With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

43	Park Avenue Plaza (Loan No. 5)	The ESA does not cover the Additional Property.

D-2-18

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	242 West 104 Owners, Inc. (Loan No. 78)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $150,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9	9944 Forest Corp. (Loan No. 72) Concordia Apartments, Ltd. (Loan No. 77) Gramatan Owners Inc. (Loan No. 76) 140 West 74 Street Corporation (Loan No. 80)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, except with respect to the Concordia Apartments, Ltd. Mortgage Loan, no advances have been made under such subordinate credit line mortgages. With respect to the Concordia Apartments, Ltd. Mortgage Loan, an advance in the amount of $25,000 has been made under the subordinate credit line mortgage.

9	Dove Court Owners, Inc. (Loan No. 61)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9

950 Fifth Avenue Corporation (Loan No. 49)

Main Duane Owners Corp. (Loan No. 59)

Cambridge 41-42 Owners Corp. (Loan No. 63)

3000 Valentine Avenue Owners, Inc. (Loan No. 64)

520 W. 50th St., Inc.

(Loan No. 65)

243 Riverside Drive Corporation (Loan No. 71)

120-10-12 85th Ave. Owners Corp. (Loan No. 74)

249 Eldridge St. Owners Corp. (Loan No. 79)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

9	760 West End Avenue Owners, Inc. (Loan No. 56)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $700,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9	Hawthorne Owners Corp. (Loan No. 41) 69 West 9 Owners Corp. (Loan No. 42) 3701 Tenants Corp. (Loan No. 60)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-19

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	All National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 41, 42, 49, 51, 56, 59, 60, 61, 63, 64, 65, 66, 68, 71, 72, 74, 75, 76, 77, 78, 79 and 80)

The Mortgage Loan documents evidencing the Mortgage Loans sold to the trust by National Cooperative Bank, N.A. and secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.

28	All National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 41, 42, 49, 51, 56, 59, 60, 61, 63, 64, 65, 66, 68, 71, 72, 74, 75, 76, 77, 78, 79 and 80)

All of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A.

30	All National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 41, 42, 49, 51, 56, 59, 60, 61, 63, 64, 65, 66, 68, 71, 72, 74, 75, 76, 77, 78, 79 and 80)

The Mortgage Loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.

31	All National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 41, 42, 49, 51, 56, 59, 60, 61, 63, 64, 65, 66, 68, 71, 72, 74, 75, 76, 77, 78, 79 and 80)

The related Mortgage Loan documents evidencing the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32	All National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 41, 42, 49, 51, 56, 59, 60, 61, 63, 64, 65, 66, 68, 71, 72, 74, 75, 76, 77, 78, 79 and 80)

All of the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.

33	All National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 41, 42, 49, 51, 56, 59, 60, 61, 63, 64, 65, 66, 68, 71, 72, 74, 75, 76, 77, 78, 79 and 80)	The Mortgagors under the residential cooperative Mortgage Loans sold to the trust by National Cooperative Bank, N.A. are not Single-Purpose Entities.
47	Hawthorne Owners Corp. (Loan No. 41) 69 West 9 Owners Corp. (Loan No. 42) 3701 Tenants Corp. (Loan No.

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-20

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
60)
47

950 Fifth Avenue Corporation

(Loan No. 49)

Main Duane Owners Corp. (Loan No. 59)

Cambridge 41-42 Owners Corp. (Loan No. 63)

3000 Valentine Avenue Owners, Inc. (Loan No. 64)

520 W. 50th St., Inc. (Loan No. 65)

243 Riverside Drive Corporation (Loan No. 71)

120-10-12 85th Ave. Owners Corp. (Loan No. 74)

249 Eldridge St. Owners Corp. (Loan No. 79)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

47	760 West End Avenue Owners, Inc. (Loan No. 56)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $700,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47	Dove Court Owners, Inc. (Loan No. 61)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47	9944 Forest Corp. (Loan No. 72) Gramatan Owners Inc. (Loan No. 76) Concordia Apartments, Ltd. (Loan No. 77) 140 West 74 Street Corporation (Loan No. 80)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, except with respect to the Concordia Apartments, Ltd. Mortgage Loan, no advances have been made under such subordinate credit line mortgages. With respect to the Concordia Apartments, Ltd. Mortgage Loan, an advance in the amount of $25,000 has been made under the subordinate credit line mortgage.

47	242 West 104 Owners, Inc. (Loan No. 78)

The referenced Mortgaged Property encumbered by a subordinate credit line mortgage in the original principal amount of $150,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-21

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
December 2021	24,589,000.00
January 2022	24,589,000.00
February 2022	24,589,000.00
March 2022	24,589,000.00
April 2022	24,589,000.00
May 2022	24,589,000.00
June 2022	24,589,000.00
July 2022	24,589,000.00
August 2022	24,589,000.00
September 2022	24,589,000.00
October 2022	24,589,000.00
November 2022	24,589,000.00
December 2022	24,589,000.00
January 2023	24,589,000.00
February 2023	24,589,000.00
March 2023	24,589,000.00
April 2023	24,589,000.00
May 2023	24,589,000.00
June 2023	24,589,000.00
July 2023	24,589,000.00
August 2023	24,589,000.00
September 2023	24,589,000.00
October 2023	24,589,000.00
November 2023	24,589,000.00
December 2023	24,589,000.00
January 2024	24,589,000.00
February 2024	24,589,000.00
March 2024	24,589,000.00
April 2024	24,589,000.00
May 2024	24,589,000.00
June 2024	24,589,000.00
July 2024	24,589,000.00
August 2024	24,589,000.00
September 2024	24,589,000.00
October 2024	24,589,000.00
November 2024	24,589,000.00
December 2024	24,589,000.00
January 2025	24,589,000.00
February 2025	24,589,000.00
March 2025	24,589,000.00
April 2025	24,589,000.00
May 2025	24,589,000.00
June 2025	24,589,000.00
July 2025	24,589,000.00
August 2025	24,589,000.00
September 2025	24,589,000.00
October 2025	24,589,000.00
November 2025	24,589,000.00
December 2025	24,589,000.00
January 2026	24,589,000.00
February 2026	24,589,000.00
March 2026	24,589,000.00
April 2026	24,589,000.00
May 2026	24,589,000.00
June 2026	24,589,000.00
July 2026	24,589,000.00
August 2026	24,589,000.00
September 2026	24,589,000.00
October 2026	24,589,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
November 2026	24,588,309.49
December 2026	24,162,026.30
January 2027	23,755,414.20
February 2027	23,347,630.51
March 2027	22,876,316.42
April 2027	22,465,996.00
May 2027	22,033,790.07
June 2027	21,621,040.45
July 2027	21,186,476.79
August 2027	20,771,283.94
September 2027	20,354,894.37
October 2027	19,916,797.87
November 2027	19,497,944.06
December 2027	19,057,455.83
January 2028	18,636,123.56
February 2028	18,213,576.59
March 2028	17,749,196.36
April 2028	17,324,089.92
May 2028	16,877,533.01
June 2028	16,449,912.00
July 2028	16,000,914.52
August 2028	15,570,764.42
September 2028	15,139,373.77
October 2028	14,689,488.48
November 2028	14,261,938.18
December 2028	13,813,508.31
January 2029	13,383,433.26
February 2029	12,952,119.09
March 2029	12,460,983.97
April 2029	12,027,008.65
May 2029	11,572,342.82
June 2029	11,135,805.67
July 2029	10,678,653.38
August 2029	10,239,539.60
September 2029	9,799,160.24
October 2029	9,338,278.78
November 2029	8,895,300.62
December 2029	8,431,896.83
January 2030	7,986,304.86
February 2030	7,539,428.32
March 2030	7,034,195.68
April 2030	6,584,571.09
May 2030	6,114,716.43
June 2030	5,662,439.65
July 2030	5,190,010.83
August 2030	4,735,066.55
September 2030	4,278,810.28
October 2030	3,802,519.05
November 2030	3,343,572.29
December 2030	2,864,669.73
January 2031	2,403,016.94
February 2031	1,940,032.50
March 2031	1,420,208.14
April 2031	954,385.66
May 2031	468,809.66
June 2031	241.42
July 2031 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	172
Transaction Parties	275
Credit Risk Retention	349
Description of the Certificates	352
Description of the Mortgage Loan Purchase Agreements	404
Pooling and Servicing Agreement	417
Certain Legal Aspects of Mortgage Loans	545
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	564
Pending Legal Proceedings Involving Transaction Parties	567
Use of Proceeds	567
Yield and Maturity Considerations	567
Material Federal Income Tax Considerations	584
Certain State and Local Tax Considerations	600
Method of Distribution (Conflicts of Interest)	600
Incorporation of Certain Information by Reference	604
Where You Can Find More Information	604
Financial Information	604
Certain ERISA Considerations	605
Legal Investment	609
Legal Matters	610
Ratings	610
Index of Defined Terms	614

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$1,123,582,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK 2021-BNK37
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2021-BNK37

Class A-1	$19,414,000	Class A-S	$143,001,000
Class A-2	$147,337,000	Class A-S-1	$0
Class A-3	$74,150,000	Class A-S-2	$0
Class A-SB	$24,589,000	Class A-S-X1	$0
Class A-4	$0 – $250,000,000	Class A-S-X2	$0
Class A-4-1	$0	Class B	$47,143,000
Class A-4-2	$0	Class B-1	$0
Class A-4-X1	$0	Class B-2	$0
Class A-4-X2	$0	Class B-X1	$0
Class A-5	$364,518,000 – $614,518,000	Class B-X2	$0
Class A-5-1 Class A-5-2	$0 $0	Class C	$53,430,000
		Class C-1	$0
Class A-5-X1	$0	Class C-2	$0
Class A-5-X2	$0	Class C-X1	$0
Class X-A	$880,008,000	Class C-X2	$0
Class X-B	$243,574,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

November [_], 2021